     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                               CUMULUS MEDIA INC.
             (Exact name of Registrant as specified in its charter)

               ILLINOIS                                  4832                                 36-4159663
   (State or other jurisdiction of           (Primary standard industrial                   (IRS employer
    incorporation or organization)           classification code number)                identification number)

                          ----------------------------

                             330 EAST KILBOURN AVE.
                              MILWAUKEE, WI 53202
                                 (414) 283-4500
  (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive office)
                          ----------------------------

                               RICHARD W. WEENING
                               EXECUTIVE CHAIRMAN
                              LEWIS W. DICKEY, JR.
                            EXECUTIVE VICE CHAIRMAN
                               CUMULUS MEDIA INC.
                             330 EAST KILBOURN AVE.
                              MILWAUKEE, WI 53202
                                 (414) 283-4500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ----------------------------

                                   COPIES TO:

            WILLIAM F. SCHWITTER, ESQ.                           GEORGE R. KROUSE, JR., ESQ.
       PAUL, HASTINGS, JANOFSKY & WALKER LLP                     SIMPSON THACHER & BARTLETT
                  399 PARK AVENUE                                   425 LEXINGTON AVENUE
             NEW YORK, NEW YORK 10022                             NEW YORK, NEW YORK 10017
                  (212) 318-6000                                       (212) 455-2000

                          ----------------------------

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                          ----------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                          PROPOSED
                                                   AMOUNT         PROPOSED MAXIMUM        MAXIMUM
          TITLE OF EACH CLASS OF                   TO BE         OFFERING PRICE PER      AGGREGATE           AMOUNT OF
        SECURITIES TO BE REGISTERED              REGISTERED           SHARE(1)       OFFERING PRICE(1)    REGISTRATION FEE
Class A Common Stock, par value $.01 per
  share....................................      shares(2)               $              $115,000,000          $33,925
      % Series A Cumulative Exchangeable
  Redeemable Preferred Stock due 2009......      shares(3)               $              $133,000,000          $39,235
   % Subordinated Exchange Debentures due
  2009.....................................          $                   $              $133,000,000            (4)
      % Senior Subordinated Notes due
  2008.....................................          $                   $              $100,000,000          $29,500

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) Includes       shares issuable upon exercise of the Underwriters'
    over-allotment option.
(3) Includes $33,000,000 of    % Series A Cumulative Exchangeable Redeemable
    Preferred Stock due 2009 being issued in exchange for $33,000,000 of the Registrant's Class A Preferred Stock.
(4) In accordance with Rule 457 (i) the registration fee is calculated and based
    solely on the offering price of the    % Series A Cumulative Exchangeable
    Redeemable Preferred Stock due 2009 and no additional fee is payable on the
       % Subordinated Exchangeable Debentures.
                          ----------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Registration Statement contains four forms of prospectus: one to be used in connection with the offering of the Class A Common Stock in the United States and Canada (the "U.S. Common Stock Prospectus"), one to be used in connection with a concurrent offering of the Class A Common Stock outside the United States and Canada (the "International Common Stock Prospectus"), one to be used in connection with a concurrent offering of Senior Subordinated Notes (the "Notes Prospectus") and one to be used in connection with a concurrent offering of Series A Cumulative Exchangeable Redeemable Preferred Stock (the "Preferred Stock Prospectus"). The U.S. Common Stock Prospectus, the International Common Stock Prospectus, the Preferred Stock Prospectus and the Notes Prospectus will be identical in all respects except that they will contain different front and back cover pages, the Notes Prospectus (i) will not contain the sections entitled "Prospectus Summary -- The Stock Offering," "Dividend Policy," "Dilution," "Principal and Selling Stockholders," "Description of Credit Facility and Notes," "Shares Eligible for Future Sales," or "Certain United States Tax Consequences to Non-United States Holders of Class A Common Stock," (ii) will contain a different legend following the "Certain Definitions and Market and Industry Data" section, and a different "Prospectus Summary -- Risk Factors" section, "Risk Factors" section and "Underwriting" section and
(iii) will contain additional sections entitled "Prospectus Summary -- The Debt Offering," "Principal Stockholders," "Description of Credit Facility," "Description of Notes," and "Certain Federal Income Tax Considerations" and the Preferred Stock Prospectus (i) will not contain the sections entitled "Prospectus Summary -- The Stock Offerings," "Dilution," "Principal and Selling Stockholders," or "Certain United States Tax Consequences to Non-United States Holders of Class A Common Stock," (ii) will contain a different legend following the "Certain Definitions and Market and Industry Data" section, and a different "Prospectus Summary -- Risk Factors" section, "Risk Factors" section, "Shares Eligible for Future Sale" section and "Underwriting" section and (iii) will contain additional sections entitled "Prospectus Summary -- The Preferred Stock Offering," "Principal Stockholders," "Description of the Series A Preferred Stock and Exchange Debentures," and "Certain Federal Income Tax Considerations."

    The U.S. Common Stock Prospectus is included herein and is followed by (i) those pages to be used in the International Common Stock Prospectus which differ from those in the U.S. Common Stock Prospectus, (ii) those pages to be used in the Notes Prospectus which differ from those in the U.S. Common Stock Prospectus, and (iii) those pages to be used in the Preferred Stock Prospectus which differ from those in the U.S. Common Stock Prospectus. Each of the additional pages for the International Common Stock Prospectus included herein has been labeled "Alternate Page for International Common Stock Prospectus."

    If required pursuant to Rule 424(b) of the General Rules and the Regulations under the Securities Act of 1933, as amended, copies of each of the prospectuses in the forms in which they are used after the Registration Statement becomes effective will be filed with the Securities and Exchange Commission.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY PROSPECTUS
                  SUBJECT TO COMPLETION, DATED MARCH 30, 1998

[LOGO]                        SHARES
                        CUMULUS MEDIA INC.
                       CLASS A COMMON STOCK

                             ---------------------
    Of the shares of Class A Common Stock, par value $.01 per share (the "Class
A Common Stock"), offered hereby,       shares are being sold by Cumulus Media
Inc. (the "Company") and       shares are being sold by the Selling Stockholder
(as defined herein). Of the       shares of Class A Common Stock being offered,
      shares are being offered in the United States and Canada (the "U.S.
Offering") by the U.S. Underwriters and       shares are being offered in a
concurrent offering outside the United States and Canada (the "International Offering") by the International Managers (together with the U.S. Underwriters, the "Underwriters"). The U.S. Offering and the International Offering are collectively referred to as the "Stock Offerings." The offering price and underwriting discounts and commissions for each of the Stock Offerings will be identical.

    Upon consummation of the Reorganization (as defined herein), the Company's authorized capital stock will include Class A Common Stock and Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"). Except with respect to voting and conversion, the rights of holders of Class A Common Stock and Class B Common Stock are identical. Except upon the occurrence of certain events, holders of Class B Common Stock are not entitled to vote, whereas each share of Class A Common Stock entitles its holder to one vote. Under certain conditions and subject to prior governmental approval, shares of Class B Common Stock are convertible into shares of Class A Common Stock on a one-for-one basis at the option of the holder. Following the Stock Offerings, existing stockholders of the Company, including the officers and directors of the Company, will continue
to own approximately   % of the Common Stock (representing    % of the voting
stock) and will have the ability to control the Company. See "Description of Capital Stock."

    Concurrently with the Stock Offerings, the Company is offering $
million of    % Series A Cumulative Exchangeable Redeemable Preferred Stock Due
2009 (the "Series A Preferred Stock"), (the "Preferred Stock Offering"),
$         million of which are being offered directly by the Company, and not through the Underwriters, to The Northwestern Mutual Life Insurance Company, the sole owner of the NML Preferred Stock (as defined herein), which had an accreted value as of February 14, 1998 of $33,023,562, at a purchase price equal to the
price to public and $         million of   % Senior Subordinated Notes Due 2008
(the "Notes") (the "Debt Offering" and, together with the Stock Offerings and the Preferred Stock Offering, the "Offerings"). Consummation of each Offering is contingent upon consummation of each of the other Offerings. A portion of the proceeds of the Offerings will be used to repay the Credit Facility (as defined herein) for which affiliates of Lehman Brothers Inc. act as arranger and lender.

    Prior to the Stock Offerings, there has been no public market for the Class A Common Stock of the Company. It is anticipated that the initial public
offering price will be between $         and $         per share. See
"Underwriting" for a discussion of the factors considered in determining the initial public offering price.

    The Class A Common Stock of the Company is expected to be approved for inclusion in the Nasdaq National Market system under the symbol "CMLS." There can be no assurance that an active public market for the Class A Common Stock will develop or be maintained after the consummation of the Stock Offerings.
                             ---------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE CLASS A COMMON STOCK.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
             THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY
                    OR ADEQUACY OF THIS PROSPECTUS. ANY
                      REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                                    PRICE TO          UNDERWRITING DISCOUNTS         PROCEEDS TO
                                                     PUBLIC             AND COMMISSIONS(1)           COMPANY(2)
Per Share..................................      $                        $                        $
Total(3)...................................      $                        $                        $

(1) The Company has agreed to indemnify the U.S. Underwriters and the International Managers against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses of the Stock Offerings payable by the Company
    estimated to be $         .
(3) The Company has granted the U.S. Underwriters a 30-day option to purchase up
    to an additional       shares of Class A Common Stock on the same terms and
    conditions as set forth above solely to cover over-allotments, if any. The International Managers have been granted a similar option to purchase up to additional shares solely to cover over-allotments, if any. If both options are exercised in full, the total Price to Public, Underwriting
    Discounts and Commissions and Proceeds to the Company will be $         ,
    $         and $         , respectively. See "Underwriting."
                             ---------------------

    The shares of Class A Common Stock offered by this Prospectus are offered by the U.S. Underwriters subject to prior sale, to withdrawal, cancellation, or modification of the offer without notice, to delivery to and acceptance by the U.S. Underwriters and to certain further conditions. It is expected that delivery of the shares will be made at the offices of Lehman Brothers Inc., New
York, New York, on or about       , 1998.
                             ---------------------

LEHMAN BROTHERS
                             BEAR, STEARNS & CO. INC.
                                                          BT Alex. Brown

            , 1998

[ARTWORK]
2 page gate fold

    Cover page of gate fold--collage of logos of radio stations owned by the Company.

    Inside of gatefold--U.S. map and to the bottom right a Caribbean map showing the locations of the Company's radio stations.

                CERTAIN DEFINITIONS AND MARKET AND INDUSTRY DATA

    The terms "Broadcast Cash Flow" and "EBITDA" are referred to in various places in this Prospectus. Broadcast Cash Flow consists of operating income
(loss) before depreciation and amortization, non-cash stock compensation expense and corporate general and administrative expenses. EBITDA consists of operating income (loss) before depreciation and amortization and non-cash stock compensation expense. Although Broadcast Cash Flow and EBITDA are not measures of performance calculated in accordance with generally accepted accounting principles ("GAAP"), management believes that they are useful to an investor in evaluating the Company because they are measures widely used in the broadcast industry to evaluate a radio company's operating performance. However, Broadcast Cash Flow and EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of liquidity or profitability.

    The term "local marketing agreement" ("LMA") is referred to in various places in this Prospectus. A typical LMA is an agreement under which the Federal Communications Commission ("FCC") licensee of a radio station makes available, for a fee, air time on its station to a party which provides programming to be broadcast during such airtime and collects revenues from advertising it sells for broadcast during such programming. A station's or station group's "power ratio" is defined as such station's or station group's revenue market share divided by audience market share. "MSA" is defined as Metro Survey Area, as listed in the Arbitron Radio Metro and Television Market Population Estimates 1996-1997.

    Unless otherwise indicated herein, (i) market ranking by radio advertising revenue, radio market advertising revenue and radio market advertising data have been obtained from BIA'S MASTERACCESS ("BIA") compiled by BIA Research, Inc.,
(ii) total industry listener and revenue levels have been obtained from the Radio Advertising Bureau ("RAB"), (iii) all audience share data and audience rankings, including ranking by population, except where otherwise stated to the contrary, have been derived from surveys of people ages 12 and over ("Adults 12+"), listening Monday through Sunday, 6 a.m. to 12 midnight, and are based on the Fall 1997 Arbitron Market Report pertaining to each market, as reported by BIA, and (iv) revenue share data in each market presented have been obtained from BIA as adjusted for market information available to and known by the Company.

                            ------------------------

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CLASS A COMMON STOCK. SUCH TRANSACTIONS MAY INCLUDE THE PURCHASE OF SHARES OF CLASS A COMMON STOCK FOLLOWING THE PRICING OF THE STOCK OFFERINGS TO COVER A SYNDICATE SHORT POSITION IN THE CLASS A COMMON STOCK OR FOR THE PURPOSE OF MAINTAINING THE PRICE OF THE CLASS A COMMON STOCK, AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                            ------------------------

    THIS PROSPECTUS CONTAINS STATEMENTS WHICH CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS PROSPECTUS AND INCLUDE STATEMENTS (INCLUDING, WITHOUT LIMITATION, THE STATEMENTS CONTAINED UNDER THE CAPTION "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS") REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY, ITS DIRECTORS OR ITS OFFICERS PRIMARILY WITH RESPECT TO THE FUTURE OPERATING PERFORMANCE OF THE COMPANY. PROSPECTIVE PURCHASERS OF CLASS A COMMON STOCK ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND MAY INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER FROM THOSE IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS (INCLUDING, WITHOUT LIMITATION, RISKS AND UNCERTAINTIES RELATING TO LEVERAGE, THE NEED FOR ADDITIONAL FUNDS, CONSUMMATION OF THE PENDING ACQUISITIONS, INTEGRATION OF THE PENDING ACQUISITIONS, THE ABILITY OF THE COMPANY TO ELIMINATE CERTAIN COSTS, THE MANAGEMENT OF RAPID GROWTH, THE POPULARITY OF RADIO AS A BROADCASTING AND ADVERTISING MEDIUM AND CHANGING CONSUMER TASTES), MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. THE INFORMATION UNDER THE CAPTIONS "RISK FACTORS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" IDENTIFIES IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES. THE OCCURRENCE OF ANY SUCH FACTORS NOT CURRENTLY EXPECTED BY THE COMPANY WOULD SIGNIFICANTLY ALTER THE RESULTS SET FORTH IN THESE STATEMENTS.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED OR THE CONTEXT OTHERWISE REQUIRES, (I) THE INFORMATION CONTAINED IN THIS PROSPECTUS ASSUMES THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION IS NOT EXERCISED AND THE REORGANIZATION HAS BEEN CONSUMMATED; (II) REFERENCES TO THE "COMPANY" INCLUDE THE COMPANY AND ITS SUBSIDIARIES; AND (III) ALL PRO FORMA INFORMATION CONTAINED IN THIS PROSPECTUS GIVES EFFECT TO THE REORGANIZATION, BORROWINGS UNDER THE CREDIT FACILITY AND THE APPLICATION OF PROCEEDS THEREFROM, ACQUISITIONS COMPLETED AS OF THE DATE HEREOF (THE "COMPLETED ACQUISITIONS"), THE PENDING ACQUISITIONS (AS DEFINED HEREIN), AND THE OFFERINGS AND THE APPLICATIONS OF PROCEEDS THEREFROM (COLLECTIVELY, THE "TRANSACTIONS").

                                  THE COMPANY

    Cumulus Media Inc. ("Cumulus" or the "Company") is a radio broadcasting company focused on the acquisition, operation and development of radio stations in mid-size and smaller radio markets in the U.S. The Company currently owns and operates, or provides sales and marketing services under LMA agreements (pending FCC approval of acquisition) to, 94 stations in 19 markets. Upon consummation of the Pending Acquisitions, the Company will be one of the five largest radio broadcasting companies based on number of stations, and among the fifteen largest based on net revenues, in the U.S. and will own and operate 167 radio stations (119 FM and 48 AM) clustered in 32 markets. The Company has assembled market-leading clusters with stations comprising the first or second ranked radio group, in terms of revenue share and/or audience share, in all of its 32 U.S. markets. On a pro forma basis after giving effect to the Transactions, the Company would have generated net revenues of approximately $106.2 million and Broadcast Cash Flow of approximately $27.7 million for the year ended December 31, 1997.

    Cumulus operates and develops clusters of stations in demographically attractive and fast growing mid-size and smaller markets. Relative to the 100 largest markets in the U.S., the Company believes that the mid-size and smaller markets (MSA 100-267) represent attractive operating environments and generally are characterized by: (i) a greater reliance on radio advertising as evidenced by the greater percentage of total media revenues captured by radio than the national average; (ii) rising advertising revenues as the larger national and regional retailers expand into these markets; (iii) small independent operators, many of whom lack the capital to produce high quality locally-originated programming and/or to employ more sophisticated research, marketing, management and sales techniques; and (iv) lower overall susceptibility to economic downturns.

    The Company believes that the attractive operating characteristics of mid-size and smaller markets coupled with the relaxation of FCC ownership limits create significant opportunities to form clusters within markets and regions that will enable the Company to achieve revenue growth and cost efficiencies. As a result, management believes that the Company can grow revenues at rates equal to or better than larger market growth rates and generate Broadcast Cash Flow margins that are comparable to the higher margins that previously were generally achievable only in the top 100 markets. The Company believes that mid-size and smaller radio markets provide an excellent opportunity to acquire attractive properties at favorable purchase prices due to the size and fragmented nature of ownership in these markets and to the historically greater attention given to the larger markets by radio station acquirors. According to BIA, there are approximately 1,600 FM and 1,000 AM stations in the 168 U.S. radio markets ranked MSA 100-267. These 2,600 stations are owned by approximately 1,100 different operators. In addition, there are nearly 4,700 stations in unranked markets owned by approximately 2,700 operators.

    The Company's principal strategy is to establish its position as a leader in its markets and regions and to expand into additional mid-size and smaller markets and regions where it believes a leadership position can be achieved by assembling clusters. Cumulus seeks to enhance the quality of radio for listeners and the utility of the radio medium for advertisers in order to maximize the advertising revenues and Broadcast

Cash Flow of its radio stations. To that end, Cumulus utilizes extensive research to properly position the formats of stations in a given market and also significantly increases the amount of locally-originated programming. Upon consummation of the Pending Acquisitions, the Company's portfolio of stations will be diversified in terms of format, target audience, geographic location and stage of development. Because of the size and diversity of its portfolio and its individual radio station groups or "clusters", the Company believes it is not reliant upon the performance of any single station or any specific format.

MANAGEMENT TEAM

    Members of the Company's senior management team have an aggregate of over 70 years of experience in the media and radio broadcasting industry. To date, management has successfully negotiated 58 separate acquisition transactions on behalf of the Company. The Company's Executive Chairman and Treasurer, Richard
W. Weening, has over 20 years of operating experience in media and information companies including significant experience in corporate finance and mergers and acquisitions. Lewis W. Dickey, Jr., Executive Vice Chairman, has over 15 years of experience in the radio and television broadcasting industry and is a successful owner-operator of radio stations in larger and mid-size markets. Mr. Dickey is also a nationally regarded business strategy and marketing consultant to the radio and television broadcasting industry. William M. Bungeroth, the Company's President, has over 20 years of experience in the radio broadcasting industry and has developed an expertise in enhancing revenue at stations under his management. Mr. Bungeroth manages the broadcasting business along with the General Managers of each market, the Director of Programming and the regional Directors of Sales. The Company's Vice President and Chief Financial Officer, Richard J. Bonick, Jr., has 20 years of experience in the radio broadcasting industry. Mr. Bonick manages the financial reporting and control systems as well as the operational aspects of the Company's broadcasting business.

STATION PORTFOLIO

    The Company has four regions in the U.S. as its primary focus: the Midwest, Southeast, Southwest and Northeast. The following chart sets forth certain information with respect to the Company's stations in these regions, before and after giving effect to the Pending Acquisitions:

                                                                           PENDING ACQUISITIONS (1)                  NUMBER OF
                                       NUMBER OF STATIONS     ---------------------------------------------------    STATIONS
                                                                 NUMBER OF        NUMBER OF         NUMBER OF        FOLLOWING
                                           CURRENTLY             STATIONS        STATIONS TO     STATIONS TO BE       PENDING
                                             OWNED               CURRENTLY        BE PLACED         ACQUIRED       ACQUISITIONS
                          MARKET          -----------              UNDER            UNDER            WITHOUT       -------------
MARKET(2)                  RANK         FM           AM           LMA(3)             LMA               LMA              FM
-----------------------  ---------     -----        -----     ---------------  ---------------  -----------------  -------------
MIDWEST REGION
Ann Arbor, MI..........        146           2            2         --               --                --                    2
Appleton-Oshkosh/ Green
  Bay, WI..............    138/182           3            2              2           --                --                    5
Dubuque, IA............        217      --           --             --               --                     5                4
Marion Carbondale, IL..        209      --           --                  6           --                --                    4
Bismarck, ND...........        259      --           --             --               --                     4                3
Kalamazoo, MI..........        172      --           --             --               --                     3                2
Faribault-Owatonna-
  Waseca, MN...........         --      --           --             --               --                     8                4
Mankato, MN............         --      --           --             --               --                     3                2
Mason City, IA.........         --      --           --             --               --                     7                5
New Ulm-Springfield-
  Marshall, MN.........         --      --           --             --               --                     3                2
Rochester, MN..........         --      --           --             --               --                     4                2
Toledo, OH.............         76           4            2         --                    1            --                    5

SOUTHEAST REGION
Albany, GA.............        205      --           --             --                    4            --                    3
Augusta, GA............        109           3            1              2                2                 1                6
Chattanooga, TN........        102      --           --                  1           --                --                    1
Columbus, GA...........        166           3            2         --               --                --                    3
Florence, SC...........        198           1            1              5                1                 2                7
Montgomery, AL.........        143      --           --                  4           --                --                    2


                                           ADULTS
                                             12+          REVENUE
MARKET(2)                     AM          SHARE (%)       RANK(5)
-----------------------  -------------  -------------  -------------
MIDWEST REGION
Ann Arbor, MI..........            2            8.7              1
Appleton-Oshkosh/ Green
  Bay, WI..............            2           20.2(4)           2
Dubuque, IA............            1           34.8              1
Marion Carbondale, IL..            2           32.4              2
Bismarck, ND...........            1           37.7              1
Kalamazoo, MI..........            1           22.3              1
Faribault-Owatonna-
  Waseca, MN...........            4         --                  1
Mankato, MN............            1         --                  1
Mason City, IA.........            2         --                  1
New Ulm-Springfield-
  Marshall, MN.........            1         --                  1
Rochester, MN..........            2         --                  2
Toledo, OH.............            2           31.2              2
SOUTHEAST REGION
Albany, GA.............            1           23.2              2
Augusta, GA............            3           29.3              1
Chattanooga, TN........            0           22.3              1
Columbus, GA...........            2           32.5              1
Florence, SC...........            3           42.2              1
Montgomery, AL.........            2           34.4              1

                                                                           PENDING ACQUISITIONS (1)                  NUMBER OF
                                       NUMBER OF STATIONS     ---------------------------------------------------    STATIONS
                                                                 NUMBER OF        NUMBER OF         NUMBER OF        FOLLOWING
                                           CURRENTLY             STATIONS        STATIONS TO     STATIONS TO BE       PENDING
                                             OWNED               CURRENTLY        BE PLACED         ACQUIRED       ACQUISITIONS
                          MARKET          -----------              UNDER            UNDER            WITHOUT       -------------
MARKET(2)                  RANK         FM           AM           LMA(3)             LMA               LMA              FM
-----------------------  ---------     -----        -----     ---------------  ---------------  -----------------  -------------
Myrtle Beach, SC.......        175           3            1              2           --                --                    5
Salisbury-Ocean City,
  MD...................        153           4            2              2           --                --                    6
Savannah, GA...........        154      --           --                  5           --                     2                5
Tallahassee, FL........        165           3            1              1           --                --                    4
Wilmington, NC.........        178           4            1         --               --                --                    4

SOUTHWEST REGION
Abilene, TX............        224      --           --                  3                1            --                    4
Amarillo, TX...........        188      --           --                  6           --                --                    4
Beaumont-Port Arthur,
  TX...................        128      --           --                  1           --                     4                3
Grand Junction, CO.....        247      --           --             --               --                     6                4
Lake Charles, LA.......        203      --           --             --               --                     4                3
Odessa-Midland, TX.....        174      --           --                  5           --                --                    4
Wichita Falls, TX......        236           3       --                  1           --                --                    4

NORTHEAST REGION
Augusta-Waterville,
  ME...................        245      --           --             --               --                     6                5
Bangor, ME.............        263      --           --             --               --                     2                2
                                           ---          ---            ---              ---               ---              ---

TOTAL 32 MARKETS.......                     33           15             46                9                64              119


                                           ADULTS
                                             12+          REVENUE
MARKET(2)                     AM          SHARE (%)       RANK(5)
-----------------------  -------------  -------------  -------------
Myrtle Beach, SC.......            1           20.3              1
Salisbury-Ocean City,
  MD...................            2           31.2              1
Savannah, GA...........            2           36.0              2
Tallahassee, FL........            1           32.8              1
Wilmington, NC.........            1           17.3              2
SOUTHWEST REGION
Abilene, TX............            0           26.7              2
Amarillo, TX...........            2           30.6              2
Beaumont-Port Arthur,
  TX...................            2           29.4              2
Grand Junction, CO.....            2           42.7              1
Lake Charles, LA.......            1           49.7              1
Odessa-Midland, TX.....            1           39.7              1
Wichita Falls, TX......            0           28.6              2
NORTHEAST REGION
Augusta-Waterville,
  ME...................            1           25.6              1
Bangor, ME.............            0           30.4              1
                                  --

TOTAL 32 MARKETS.......           48

------------------------
(1) The Company expects to consummate most of the Pending Acquisitions during the second and third quarters of 1998, although there can be no assurance that the transactions will be consummated within that time frame. The pending acquisition of a Tallahassee FM station presently operated under an LMA is expected to close by the end of 1998. In two of the markets in which there are Pending Acquisitions (Augusta, GA and Dubuque, IA), petitions or informal objections have been filed against the Company's FCC assignment applications and a third objection is expected to be filed. All such petitions and objections must be resolved before FCC approval can be obtained and the acquisitions consummated.

(2) The listed markets correspond to station clusters of the Company, but may vary from the "markets" defined for purposes of the FCC's multiple-ownership rules, which are defined by reference to the signal coverages of the stations involved. Thus, in some instances (E.G., Augusta, GA, Florence, SC, and Salisbury-Ocean City, MD), the number of stations following the Pending Acquisitions as listed in the above table exceeds the number of radio stations specified in the FCC's rules that one person or entity may own, operate or control within a single market, but is still consistent with FCC requirements. In Augusta, GA, the Company may not be permitted to acquire more than five FM and three AM stations unless it succeeds in obtaining FCC approval to modify the facilities of one or more of its currently owned stations and/or obtains FCC consent to the use of an alternative engineering analysis.

(3) Includes radio stations to which the Company currently provides programming and on which the Company sells advertising pursuant to an LMA.

(4) Indicates Adults 12+ share of Appleton-Oshkosh market.

(5) Market revenue rankings for Faribault-Owatonna-Waseca, MN, Mankato, MN, Mason City, IA, Rochester, MN and New Ulm-Springfield-Marshall, MN are based on Company estimates.

    The Company also owns and operates five radio stations and one leased frequency in various locations throughout the English-speaking Eastern Caribbean, including among other places, Trinidad, St. Kitts and St. Lucia.

ACQUISITION STRATEGY

    Cumulus has focused its acquisition strategy on acquiring radio broadcasting stations in demographically attractive and fast growing mid-size to smaller markets that it believes offer substantial growth opportunities for the Company. In executing this strategy, the Company adheres to certain key acquisition criteria. Primary among these criteria are targeting markets with: (i) growing economies that are not dependent upon any single industry or employer; (ii) a regional fit with the Company's overall portfolio concentration in the Midwest, Southeast, Southwest and Northeast regions of the U.S.; (iii) close proximity to larger markets that may lead to increased economic expansion into the Company's markets; (iv) previously unconsolidated markets with fragmented individual ownership of stations; (v) the opportunity to assemble a cluster of stations diversified in format to provide a range of target demographic options for advertisers; and (vi) the opportunity to increase sales performance through greater coverage of potential advertisers with more sales people per station.

    In targeting specific stations, the Company seeks stations with a position of leadership in their market in terms of ratings and format, with the opportunity to significantly increase revenues and Broadcast Cash Flow. Additionally, Cumulus seeks high quality technical and operating facilities, capable local management and an FCC license which enables coverage of the entire market.

    The Company believes that its acquisition strategy will have a number of benefits, including: (i) growth and diversification of revenue and Broadcast Cash Flow across a greater number of stations and markets; (ii) improved Broadcast Cash Flow margins through the consolidation of facilities and the elimination of redundant expenses; (iii) enhanced utilization of certain corporate overhead functions, including its senior management team; (iv) improved leverage in various key vendor negotiations; (v) greater ability to recruit top industry management talent; and (vi) increased overall scale, which should facilitate the Company's future capital raising activities.

INTEGRATION OF ACQUIRED BUSINESSES

    The Company has developed, through its 58 Completed and Pending Acquisitions, an efficient process for the integration of newly acquired properties into the Cumulus portfolio and respective geographic cluster, as well as into the overall Cumulus culture and operating philosophy. The Company's station integration plan consists of six key elements: (i) employ sophisticated market research to refine station formats, enrich the listener experience and increase audience and revenue share relative to other stations in the market;
(ii) expand the size and the effectiveness of the sales organization through active recruitment and in-depth training to enhance demand for the station's spot inventory to increase both revenue and margin; (iii) add the station to the Cumulus in-market local area network and install the Company's proprietary system for real-time monitoring by management of station sales and inventory performance; (iv) install Cumulus's centralized networked accounting system for financial reporting, budget control, payables management and cash management;
(v) establish revenue and expense budgets consistent with the programming and sales strategy and make necessary cost adjustments; and (vi) implement necessary improvements in transmission facilities, audio processing and studio facilities. From time to time, in compliance with applicable law, the Company will enter into an LMA or consulting arrangement with a target property prior to FCC final approval and the consummation of the acquisition in order to gain a "head start" on the integration process.

OPERATING STRATEGY

    The Company's operating strategy has the following principal components:

        ASSEMBLE AND MANAGE MARKET CLUSTERS WITH REGIONAL CONCENTRATIONS. The Company has assembled the first or second ranked cluster of stations based on revenue share and/or audience share in all of its U.S. markets in four regional concentrations, the Midwest, Southeast, Southwest and Northeast. The Company believes that by offering a diversity of radio formats within a given market, Cumulus provides customized and efficient marketing solutions to meet advertisers' needs. By assembling market clusters with a regional concentration, the Company believes that it will be able to increase revenues by offering regional coverage of key demographic groups that were previously unavailable to national and regional advertisers. The Company also believes that its cluster approach will allow it to operate its stations with more highly skilled local management teams equipped with greater resources and to eliminate redundant operating and overhead expenses.

        MAXIMIZE EACH STATION'S POTENTIAL THROUGH POSITIONING AND BRANDING. The Company utilizes extensive market research to refine the programming of each of its stations and to position each as a separate brand within a particular cluster. The objective of this strategy is to optimize each station's potential in terms of audience ratings and revenue share while providing the widest possible range of choice to listeners and advertisers. Such stations can better capitalize on the operating leverage inherent in the radio industry because the costs of operating a radio station are generally fixed and, therefore, increased revenues generally result in disproportionately larger increases in Broadcast Cash Flow.

        FOCUS ON PROGRAMMING. A principal Company operating strategy is to enhance each station's programming appeal, including both the quality and quantity of local programming as a means of enriching the listener experience. The Company believes that adopting this commitment to high quality, locally originated programming will provide its stations with a competitive advantage and increase each station's audience share. Moreover, the Company believes that the efficiencies and scale afforded by the operation of multiple stations in the same market and region working together with information technology make it possible to substantially improve programming and the quality of the listener experience without a comparable increase in cost.

        EXPAND DEDICATED SALES FORCE AND OPTIMIZE INVENTORY
    MANAGEMENT. Underpinning the Company's strategy for optimizing the potential of each station within a cluster is the practice of dedicating a sales force for each of its stations. The Company believes that many of the acquired stations have dramatically underperformed in sales, due primarily to undersized sales staffs responsible for selling air time on multiple stations, thus diluting their ability to cover all of the potential advertisers with strong advocates for each station. The Company believes its practice of utilizing a dedicated sales force for each station will attract a larger number of advertisers thereby increasing the demand for each station's commercial spot inventory. Accordingly, the Company has significantly expanded the number of salespeople for each of its stations. Salespeople are typically compensated exclusively on a commission basis. Also, in each of its market clusters, the Company utilizes Internet-based sales reporting systems to monitor its sales activity and to formulate and implement rate structure and inventory management on a continual basis.

        INCREASE RADIO REVENUE SHARE. The Company believes that its strategy of larger and dedicated station sales staffs, brand development, regional concentration, and market clusters will help increase advertising volume and revenues from existing customers and increase the number and scope of new advertisers. This strategy enables the Company to compete more effectively with other local and regional media such as newspapers and cable and broadcast television stations, because it can now offer a competitively priced alternative to reach the target audience that advertisers desire. The Company's sales management team has substantial experience in the areas of generating new sources of revenues including promotional events, retailer co-op advertising and other sources including business-to-business advertising.

        IMPLEMENT STRICT COST CONTROLS. The Company's management imposes strict financial reporting requirements and expense budget limitations on each of its stations. In addition, management maintains a centralized accounting system which allows it to monitor the performance and operations of each of its stations. Management believes such centralization allows the Company to achieve expense savings in certain areas, including purchasing and administrative expenses. Management believes that the Company will also achieve expense savings through the elimination of certain duplicate costs within its markets and market clusters.

        IMPLEMENT INTERNET-BASED MANAGEMENT INFORMATION SYSTEMS. The Company has implemented a proprietary application using Internet software standards to support daily sales and inventory performance reporting by station, by market and by cluster. In addition, the Company employs the same system to network its centralized accounting and cash management. This allows the Company to compare each station's actual performance (including revenue and inventory management) to budget on a regular basis and deploy resources on a timely basis to those stations not achieving budgetary goals.

        RECRUIT AND RETAIN SKILLED MANAGERS. The Company believes that operating a top-ranked cluster of stations in a market will enable the Company to recruit and retain high caliber radio management personnel who might otherwise be attracted to larger markets. The Company believes that regional management and coordination will enable it to maximize the benefits of operating a growing number of stations in geographically diverse locations, while maintaining controls over local operations. Local management is also central to the Company's strategy and is primarily responsible for building and developing a sales team capable of converting the stations' audience rankings into revenues. The Company's general managers and sales managers are motivated through incentive compensation based primarily upon their station's cash flow performance and secondarily on their ability to convert their station's audience share into market revenue share.

REORGANIZATION AND CORPORATE STRUCTURE

    In March 1998, the Company amended its articles of incorporation to change its name from Cumulus Holdings, Inc. to Cumulus Media Inc. Until immediately prior to the closing of the Offerings, all of the outstanding common stock of the Company will have been held by Cumulus Media, LLC, a Wisconsin limited liability company ("Media LLC"), whose members include State of Wisconsin Investment Board, NationsBanc Capital Corp., Heller Equity Capital Corporation, The Northwestern Mutual Life Insurance Company ("NML") and certain members of the Company's management or affiliates of management. See "Principal and Selling Stockholders." Immediately prior to the closing of the Offerings, (i) all of the shares of the NML Preferred Stock will be exchanged for shares of Series A Preferred Stock as described below; and (ii) Media LLC will be liquidated and the shares of Class A Common Stock and Class B Common Stock held by Media LLC will be distributed by Media LLC to its members in liquidation (the "Reorganization").

    All shares of Class A Cumulative Preferred Stock (the "NML Preferred Stock") which were held by NML immediately prior to the Offerings plus all accrued and unpaid dividends thereon as of the exchange date will be exchanged for shares of Series A Preferred Stock having an equivalent aggregate liquidation value pursuant to the Preferred Stock Offering. As of February 14, 1998, the liquidation value of the NML Preferred Stock was approximately $33.0 million. Subject to certain conditions, the Series A Preferred Stock will be exchangeable
on any dividend payment date, at the Company's option, for the   % Subordinated
Exchange Debentures due 2009 (the "Exchange Debentures"). The terms of the Exchange Debentures will be substantially similar to those of the Series A Preferred Stock. See "Description of Capital Stock."

    Upon the consummation of the Reorganization, the capital stock of the Company will consist of the Class A Common Stock, the Class B Common Stock and the Series A Preferred Stock.

    The Company's U.S. radio operations are conducted through Cumulus Broadcasting, Inc., a Nevada corporation ("Broadcasting") and a wholly-owned subsidiary of the Company, which owns the radio stations acquired pursuant to asset purchase agreements. The Company will also own the stock of radio groups or stations acquired pursuant to stock purchase or merger agreements. Cumulus Licensing Corp., a Nevada corporation ("Licensing") and a wholly-owned subsidiary of Broadcasting, holds virtually all the FCC licenses for the Company's stations. Certain other FCC licenses are held by wholly-owned subsidiaries of the Company, and the Company intends to transfer those to Licensing or to a newly created subsidiary that holds only FCC licenses in the near future. Caribbean Communications Company Ltd., a corporation organized under the laws of Montserrat ("CCC") and a wholly-owned subsidiary of the Company, owns radio stations throughout the English-speaking Eastern Caribbean, including among other places, Trinidad, St. Kitts and St. Lucia. CCC is currently constructing an FM station in Barbados and Tortola, BVI. The Company will be the issuer of the Class A Common Stock, the Series A Preferred Stock and the Notes, and is the borrower under the Credit Facility. Broadcasting and Licensing are guarantors of the Company's obligations under the Credit Facility. See "Description of the Credit Facility and Notes."

PENDING ACQUISITIONS

    The Company has entered into definitive purchase agreements to acquire 119 stations in 29 markets for an aggregate purchase price of approximately $260.2 million in transactions which have not yet been consummated (the "Pending Acquisitions"). Aggregate net revenues and Broadcast Cash Flow for the Pending Acquisitions would have been $65.9 million and $16.7 million, respectively, on a pro forma basis for the year ended December 31, 1997. The Company expects to consummate most of the Pending Acquisitions during the second and third quarters of 1998, although there can be no assurance that the transactions will be consummated within that time frame. The pending acquisition of a Tallahassee FM station presently operated under an LMA is expected to close by the end of 1998. In two of the markets in which there are Pending Acquisitions (Augusta, GA and Dubuque, IA), petitions or informal objections have been filed against the Company's FCC assignment applications and a third objection is expected to be filed. All such petitions and objections must be resolved before FCC approval can be obtained and the acquisitions consummated. There can be no assurances that the Pending Acquisitions will be consummated. The Company believes that the proceeds of the Offerings will be sufficient to finance the consummation of the Pending Acquisitions.

    In addition, the Company has entered into letters of intent to purchase three stations in two markets. The letters of intent are non-binding and are subject to certain conditions, and there can be no assurance that the Company will enter into definitive purchase agreements with respect to such stations or will consummate such transactions.

FINANCING PLAN

    The Company intends to use the proceeds of the Offerings to finance the Pending Acquisitions and to repay certain indebtedness as follows:

                                                                              (DOLLARS IN
                                                                              THOUSANDS)
                                                                         ---------------------
SOURCES OF FUNDS:
  Stock Offerings......................................................       $
  Debt Offering........................................................
  Preferred Stock Offering.............................................
                                                                                 --------
      Total............................................................       $
                                                                                 --------
                                                                                 --------
USES OF FUNDS:
  Purchase price of the Pending Acquisitions...........................       $
  Repayment of Credit Facility (1).....................................
  Fees and expenses....................................................
                                                                                 --------
      Total............................................................
                                                                                 --------
                                                                                 --------

------------------------------

(1) Affiliates of Lehman Brothers Inc. act as arranger and lender under the Credit Facility.

    The Company is an Illinois corporation with its principal executive offices located at 330 East Kilbourn Ave., Milwaukee, Wisconsin 53202, telephone number
(414) 283-4500.

                              THE STOCK OFFERINGS

Class A Common Stock Offered by the Company
  U.S. Offering..............................  shares
  International Offering.....................  shares
    Total....................................  shares
Class A Common Stock offered
  by the Selling Stockholder.................  shares
Common Stock Outstanding after the
  Stock Offerings:
  Class A Common Stock(1)....................  shares
  Class B Common Stock.......................  shares

Voting Rights................................  Except with respect to voting and conversion, the rights of holders of Class A Common Stock
                                               and Class B Common Stock are identical. Each
                                               share of Class A Common Stock is entitled to
                                               one vote and, except upon the occurrence of
                                               certain events the Class B Common Stock is
                                               not entitled to vote. Under certain
                                               conditions and subject to prior governmental
                                               approval, each share of Class B Common Stock
                                               is convertible into one share of Class A
                                               Common Stock at the option of the holder. See
                                               "Description of Capital Stock."
Use of Proceeds..............................  Approximately $         million of the net
                                               proceeds of the Offerings will be used to
                                               finance the Pending Acquisitions. The balance
                                               of the net proceeds of the Offerings will be
                                               used to repay the principal amount of
                                               indebtedness currently outstanding under the
                                               Credit Facility for which affiliates of
                                               Lehman Brothers Inc. act as arranger and
                                               lender. See "Use of Proceeds" and
                                               "Description of Credit Facility and Notes."
Proposed Nasdaq National Market
  Symbol.....................................  CMLS

Concurrent Offerings.........................  Concurrently with the Stock Offerings, the
                                               Company is offering       shares of its    %
                                               Series A Cumulative Exchangeable Redeemable
                                               Preferred Stock due 2009 (with a liquidation
                                               preference of $1,000 per share) and $
                                               million aggregate principal amount of its
                                                  % Senior Subordinated Notes due 2008. Each
                                               Offering is conditioned upon consummation of
                                               each of the other Offerings. See "Risk
                                               Factors -- Significant Capital Requirements;
                                               Concurrent Offerings" and "Use of Proceeds."

------------------------

(1) If the Underwriters' over-allotment options were exercised in full, shares of Class A Common Stock would be outstanding after the Stock
    Offerings. See "Underwriting" and "Description of Capital Stock."

                                  RISK FACTORS

    An investment in the Class A Common Stock offered hereby involves a high degree of risk. Prospective purchasers of the Class A Common Stock offered hereby should carefully consider the factors set forth in "Risk Factors", as well as the other information set forth in this Prospectus, before making an investment in the Class A Common Stock.

                   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

    The following summary pro forma financial data are derived from the Unaudited Pro Forma Combined Financial Statements of the Company included elsewhere in this Prospectus. The pro forma combined statement of operations data give effect to the Transactions as if they had occurred on January 1, 1997. The pro forma combined balance sheet data give effect to the Transactions as if they had occurred on December 31, 1997 (except for Completed Acquisitions consummated prior to December 31, 1997, in which case the pro forma combined balance sheet data give effect to such transactions as of the date of their consummation). The unaudited pro forma information is presented for illustrative purposes only and is not indicative of the operating results or financial position that would have occurred if the Transactions had been consummated on the dates indicated, nor is it indicative of future operating results or financial positions if the aforementioned transactions are completed. The Summary Unaudited Pro Forma Financial Data are based on certain assumptions and adjustments described in the Notes to the Unaudited Pro Forma Combined Financial Statements and should be read in conjunction therewith. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Risk Factors -- Substantial Leverage", and the Consolidated Financial Statements of the Company included elsewhere in the Prospectus.

                                                                                         YEAR ENDED DECEMBER 31,
                                                                                                  1997
                                                                                       ---------------------------
                                                                                         (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net revenues.........................................................................          $   106,176
Station operating expenses excluding depreciation and amortization...................               78,427
Depreciation and amortization........................................................               19,844
Corporate general and administrative expenses........................................                2,742
Non-cash stock compensation expense..................................................                1,689
Operating income (loss)..............................................................                3,474
Interest expense.....................................................................               14,623
Net income (loss)....................................................................              (11,512)
Preferred stock dividends............................................................               16,175
Net income (loss) attributable to common stockholders................................              (27,687)
Basic and diluted earnings (loss) per share..........................................

OTHER FINANCIAL DATA(1):
Broadcast Cash Flow..................................................................          $    27,749
Broadcast Cash Flow margin...........................................................                 26.1%
EBITDA...............................................................................               25,007
EBITDA margin........................................................................                 23.6%

                                                                                              AS OF DECEMBER 31,
                                                                                                     1997
                                                                                            ----------------------
                                                                                            (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Total assets..............................................................................        $  458,963
Long-term debt, including current portion.................................................           157,658
Preferred stock subject to mandatory redemption...........................................           132,740
Total stockholders' equity................................................................           149,679

------------------------

(1) Broadcast Cash Flow consists of operating income (loss) before depreciation and amortization, non-cash stock compensation expense and corporate general and administrative expenses. EBITDA consists of operating income (loss) before depreciation and amortization and non-cash stock compensation expense. Broadcast Cash Flow margin is Broadcast Cash Flow as a percentage of net revenues. EBITDA margin is EBITDA as a percentage of net revenues. Although Broadcast Cash Flow, EBITDA, Broadcast Cash Flow margin and EBITDA margin are not measures of performance calculated in accordance with GAAP, management believes that they are useful to an investor in evaluating the Company because they are measures widely used in the broadcast industry to evaluate a radio company's operating performance. However, Broadcast Cash Flow and EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of liquidity or profitability.

                       SUMMARY HISTORICAL FINANCIAL DATA

    The following sets forth summary historical financial data for the Company for the period from inception on May 22, 1997 to December 31, 1997. The information presented below is qualified in its entirety by, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company included elsewhere in this Prospectus.

                                                                                            PERIOD FROM INCEPTION
                                                                                                     ON
                                                                                               MAY 22, 1997(1)
                                                                                            TO DECEMBER 31, 1997
                                                                                           -----------------------
                                                                                           (DOLLARS IN THOUSANDS,
                                                                                           EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenues.............................................................................        $     9,163
Station operating expenses excluding depreciation and amortization.......................              7,147
Depreciation and amortization............................................................              1,736
Corporate general and administrative expenses............................................              1,276
Non-cash stock compensation expense......................................................              1,689
Operating income (loss)..................................................................             (2,685)
Net interest expense.....................................................................                772
Net income (loss)........................................................................             (3,578)
Preferred stock dividends................................................................                274
Net income (loss) attributable to common stockholders....................................             (3,852)
Basic and diluted earnings (loss) per share..............................................

OTHER FINANCIAL DATA:
Broadcast Cash Flow(2)...................................................................        $     2,016
EBITDA(2)................................................................................                740
Net cash used in operating activities....................................................              1,887
Net cash used in investing activities....................................................             95,100
Net cash provided by financing activities................................................             98,560
Ratio of earnings to fixed charges and preferred stock dividend requirements(3)..........                 --

                                                                                              AS OF DECEMBER 31,
                                                                                                     1997
                                                                                            ----------------------
                                                                                            (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Total assets..............................................................................        $  110,441
Long-term debt, including current portion.................................................            42,801
Preferred stock subject to mandatory redemption...........................................            13,426
Total stockholders' equity................................................................            49,976

------------------------------

(1) The Company was incorporated on May 22, 1997. Between the date of incorporation of Media LLC, which was April 18, 1997, and May 22, 1997, Media LLC undertook certain activities on behalf of the Company pending its incorporation, including the incurrence of expenses and the funding of escrow deposits for acquisitions. Upon the incorporation of the Company, these activities and the related expenses were transferred to the Company.

(2) Broadcast Cash Flow consists of operating income (loss) before depreciation and amortization, non-cash stock compensation expense and corporate general and administrative expenses. EBITDA consists of operating income (loss) before depreciation and amortization and non-cash stock compensation expense. Although Broadcast Cash Flow and EBITDA are not measures of performance calculated in accordance with GAAP, management believes that they are useful to an investor in evaluating the Company because they are measures widely used in the broadcast industry to evaluate a radio company's operating performance. However, Broadcast Cash Flow and EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of liquidity or profitability.

(3) For purposes of computing the ratio of earnings to fixed charges and preferred stock dividend requirements, earnings consists of earnings before income taxes and fixed charges and preferred stock dividend requirements. "Fixed charges and preferred stock dividend requirements" consists of interest on all indebtedness, amortization of debt expense and preferred stock dividends. As a result of the net loss attributable to common stockholders, earnings were insufficient to cover fixed charges and preferred stock dividend requirements by $3,785.

                                  RISK FACTORS

    AN INVESTMENT IN THE SHARES OF CLASS A COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT IN THE CLASS A COMMON STOCK OFFERED HEREBY.

RISKS OF ACQUISITION STRATEGY

    The Company intends to pursue growth through internal expansion and the acquisition of radio broadcasting companies, radio station groups and individual radio stations in mid-size and smaller markets. The Company cannot predict whether it will be successful in pursuing such acquisition opportunities or what the consequences of any such acquisitions would be. The Company is currently evaluating certain acquisitions; however, other than as described in "Pending Acquisitions", the Company currently has no binding commitments to acquire any specific business or other material assets. Consummation of the Pending Acquisitions and any subsequent acquisitions is subject to various conditions, including FCC and other regulatory approvals including, in some cases, expiration or termination of applicable waiting periods and possible review by the U.S. Department of Justice ("DOJ") and the Federal Trade Commission ("FTC") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). There can be no assurance that any of these conditions will be satisfied. Consummation of the Pending Acquisitions and any subsequent acquisitions will also be subject to FCC limits on the number of stations a broadcaster may own in a given local market and other FCC rules or policies such as the cross-interest policy, which may limit the Company's ability to acquire stations in certain markets where one or more of the Company's shareholders has other media interests. In addition, in two markets in which there are Pending Acquisitions (Augusta, GA and Dubuque, IA), petitions or informal objections have been filed against the Company's FCC assignment applications and a third objection is expected to be filed. All such petitions and objections must be resolved before FCC approval can be obtained and the Pending Acquisitions can be consummated.

    The consummation of the Offerings is not conditioned on the consummation of any of the Pending Acquisitions. No assurances can be given that such transactions will be consummated or that, if completed, they will be successful. The Company's acquisition strategy involves numerous risks, including difficulties in identifying targets and negotiating definitive purchase agreements on satisfactory terms, the integration of operations and systems and the management of a large and geographically diverse group of stations, the diversion of management's attention from other business concerns and the potential loss of key employees at acquired stations. See "Business -- Integration of Acquired Businesses." There can be no assurance that the Company's management will be able to manage effectively the resulting business or that such acquisitions will benefit the Company. In addition, there can be no assurance that the Company will be able to acquire properties at valuations as favorable as previous acquisitions. Depending upon the nature, size and timing of future acquisitions, the Company may be required to raise financing in addition to the financing necessary to consummate the Pending Acquisitions. There can be no assurance that the Credit Facility, the Indenture (as defined herein), the Certificate of Designation (as defined herein) or the Exchange Debenture Indenture (as defined herein) or any other agreements to which the Company may become a party will permit such additional financing or that such additional financing will be available to the Company or, if available, that such financing would be on terms acceptable to its management. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

LIMITED OPERATING HISTORY; NET LOSS; MANAGEMENT OF RAPID GROWTH

    The Company began operations in May 1997 and, consequently, has a limited operating history and limited historical financial information upon which investors may base their evaluation of the Company's performance. The Company has grown very rapidly, through acquisitions, which will place significant demands on its administrative, operational and financial resources. Although the Company has been successful to date in completing the integration of many new properties, future performance and profitability, if any, will depend in part on the Company's continued ability to integrate successfully the operations and systems of acquired radio stations and radio groups, to hire additional personnel, and to implement necessary enhancements to its management systems to respond to changes in its business. The inability of the Company to do any of the foregoing could have a material adverse effect on the Company. See "Business." The Company had a net loss attributable to common stockholders of approximately $3.9 million for the period from inception on May 22, 1997 to December 31, 1997, and additional losses can be expected to continue while the Company pursues its strategy of acquiring and developing radio stations. Pro forma for the Transactions, net loss attributable to common stockholders was approximately $27.7 million for the year ended December 31, 1997. There can be no assurance that the Company will be profitable in the future.

SIGNIFICANT CAPITAL REQUIREMENTS; CONCURRENT OFFERINGS

    If consummated, the Pending Acquisitions and other acquisitions for which the Company has entered into letters of intent will require substantial capital. The Company estimates that it will have significant capital requirements for the remainder of 1998, including approximately $260.2 million for the consummation of the Pending Acquisitions. The Company expects that the net proceeds from the Offerings, together with internally generated cash flows and borrowings under the Credit Facility, will provide sufficient funds for the Company to complete the Pending Acquisitions. The amount of the Company's future capital requirements will depend upon many factors, however, including the volume of future acquisitions, as well as regulatory, technological and competitive developments in the radio broadcasting industry, and may differ materially from the Company's current estimates.

    The Company is currently offering Class A Common Stock, Series A Preferred Stock and the Notes pursuant to the Offerings. Consummation of each Offering is contingent upon consummation of each of the other Offerings and there can be no assurance that the Offerings will be consummated and, if so, on what terms.

SUBSTANTIAL LEVERAGE

    After giving effect to the Transactions, the Company will have consolidated indebtedness that is substantial in relation to its cash flow and stockholders' equity. As of December 31, 1997, on a pro forma basis after giving effect to the Transactions, the Company would have had outstanding, on a consolidated basis, long-term indebtedness (including current portion) of approximately $157.7 million, preferred stock subject to mandatory redemption of approximately $132.7 million and stockholders' equity of approximately $149.7 million. See "Capitalization." The Credit Facility, the Indenture, the Certificate of Designation and the Exchange Debenture Indenture limit the incurrence of additional indebtedness by the Company and its subsidiaries, in each case subject to certain significant exceptions.

    The level of the Company's indebtedness could have several important consequences to the holders of the Class A Common Stock, including, but not limited to, the following: (i) a substantial portion of the Company's cash flow from operations will be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate or other purposes may be impaired in the future; (iii) certain of the Company's borrowings will be at variable rates of interest (including any borrowings under the Credit Facility), which will expose the Company to the risk of increased interest rates; (iv) the Company's leveraged position and the covenants contained in the Credit Facility, the Indenture, the Certificate of Designation and the Exchange Debenture Indenture could limit the Company's ability to compete, expand and make capital improvements; (v) the Company's level of indebtedness could make it more vulnerable to economic downturns, limit its ability to withstand competitive pressures and reduce its flexibility in responding to changing business and economic conditions; and (vi) certain restrictive covenants contained in the Credit Facility, the Indenture, the Certificate of Designation and the Exchange Debenture Indenture limit the ability of Cumulus to pay dividends and make other distributions to its stockholders.

ABILITY TO SERVICE DEBT OBLIGATIONS

    The Company's ability to satisfy its debt service obligations will depend upon its future financial and operating performance, which, in turn, is subject to prevailing economic conditions and financial, business and other factors, certain of which are beyond its control. If the Company's cash flow and capital resources are insufficient to fund its debt service obligations, the Company may be forced to reduce or delay planned acquisitions, expansion and capital expenditures, sell assets, obtain additional equity capital or restructure its debt. There can be no assurance that the Company's operating results, cash flow and capital resources will be sufficient for payment of its debt service and other obligations in the future. In the absence of such operating results and resources, the Company could face substantial liquidity problems and might be required to sell material assets or operations to meet its debt service and other obligations, and there can be no assurance as to the timing of such sales or the proceeds that the Company could realize therefrom or that such sales could be effected on terms satisfactory to the Company or at all. As a result of the net loss attributable to common stockholders, earnings were insufficient to cover fixed charges and preferred stock dividend requirements by $3,785 for the period from inception on May 22, 1997 to December 31, 1997. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources."

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS AND PREFERRED STOCK

    The Credit Facility, the Indenture, the Certificate of Designation and the Exchange Debenture Indenture contain certain covenants that restrict, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends or make certain other restricted payments, enter into certain transactions with affiliates, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. In addition, the Credit Facility, the Indenture and the Exchange Debenture Indenture also restrict the ability of the Company to incur liens or to consummate certain asset sales. The Credit Facility also requires the Company to maintain specified financial ratios and to satisfy certain financial condition tests. The Company's ability to meet those financial ratios and financial condition tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. A breach of any of these covenants could result in a default under the Credit Facility, the Indenture, the Certificate of Designation and/or the Exchange Debenture Indenture. Upon the occurrence of an event of default under the Credit Facility, the lenders thereunder could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. If Cumulus were unable to repay those amounts, the lenders under the Credit Facility could proceed against the collateral granted to them to secure that indebtedness. If the Credit Facility indebtedness were to be accelerated, there can be no assurance that the assets of Cumulus would be sufficient to repay in full such indebtedness and the other indebtedness of the Company. The ability of the Company to comply with the restrictions and covenants in the Credit Facility, the Indenture, the Certificate of Designation and the Exchange Debenture Indenture will be dependent upon the Company's future performance and various other factors, including factors beyond its control. If the Company fails to comply with the restrictions and covenants in the Credit Facility, the Indenture, the Certificate of Designation or the Exchange Debenture Indenture, the Company's obligation to repay the Notes, the Exchange Debentures and its indebtedness under the Credit Facility may be accelerated.

BUSINESS RISKS

    Future operations of the Company are subject to many variables which could have a material adverse effect upon the Company's financial performance. These variables include economic conditions, both generally and relative to the radio broadcasting industry; shifts in population and other demographics; shifts in audience tastes; the level of competition for advertising dollars with other radio stations, television stations and other entertainment and communications media; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; and changes in laws and governmental regulations and policies and actions of federal regulatory bodies, including the DOJ, the FTC and the FCC. Although the Company believes that substantially all of its radio stations, now owned or to be acquired upon completion of the Pending Acquisitions, are positioned to compete effectively in their respective markets, there can be no assurance that any such station will be able to maintain or increase its current audience ratings and advertising revenues. See "Business -- Competition." Radio broadcasting is also subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems and the introduction of digital audio broadcasting ("DAB"). DAB may deliver by satellite to nationwide and regional audiences multi-channel, multi-format digital radio services with sound quality equivalent to compact discs and may sell advertising. The Company cannot predict the effect, if any, that any such new technologies may have on the radio broadcasting industry or the Company. See "Business -- Competition."

COMPETITION

    Radio broadcasting is a highly competitive business. The Company's radio stations, now owned or to be acquired upon completion of the Pending Acquisitions, compete for audiences and advertising revenues within their respective markets directly with other radio stations, as well as with other media such as newspapers, magazines, cable and broadcast television, outdoor advertising and direct mail. In addition, certain of the Company's stations compete, and in the future other of the Company's stations may compete, with groups of two or more stations operated by a single operator. Audience ratings and market shares are subject to change, and any adverse change in a particular market could have a material adverse effect on the revenue of stations located in that market. While the Company already competes with other stations with comparable programming formats in many of its markets, if another radio station in the market were to convert its programming format to a format similar to one of the Company's stations or launch aggressive promotional campaigns, or if a new station were to adopt a competitive format, or if an existing competitor were to strengthen its operations, the Company's stations could suffer a reduction in ratings and/or advertising revenue and could require increased promotional and other expenses, and consequently would have a lower Broadcast Cash Flow. The Telecommunications Act of 1996 (the "Telecom Act") facilitates the consolidation of ownership of other radio broadcasting stations in the markets in which the Company operates or may operate in the future. Some of such competing in-market consolidated owners may be larger and have substantially more financial and other resources than the Company. In addition, increased consolidation in mid-size and smaller markets may result in greater competition for acquisition properties and a corresponding increase in purchase prices for such properties paid by the Company. See "Business --Competition."

GOVERNMENTAL REGULATION OF BROADCASTING INDUSTRY

    The broadcasting industry is subject to extensive and changing federal regulation that, among other things, requires approval by the FCC for the issuance, renewal, modification, transfer of control, or assignment of broadcasting station operating licenses, limits the number of broadcasting properties that the Company may acquire in any market, and regulates certain operating practices of radio stations. Additionally, the Communications Act of 1934, as amended (the "Communications Act") and FCC rules impose limitations on alien ownership and voting of the capital stock of the Company. The Telecom Act creates significant new opportunities for broadcasting companies but also creates uncertainties as to how the FCC and the courts will enforce and interpret the Telecom Act.

    The number of radio stations the Company may acquire or operate pursuant to an LMA in any market, overall and in each service (i.e., AM or FM), is limited by the Telecom Act and FCC rules and may vary depending upon whether the interests in other radio stations or certain other media properties of certain individuals or entities affiliated with the Company are attributable to those individuals or entities under FCC rules. The FCC generally applies its ownership limits to "attributable" interests held by an individual, corporation, partnership or other association. The interests of the Company's officers, directors and 5% or greater voting stockholders are generally attributable to the Company. Certain of the Company's officers and directors, and at least one stockholder of the Company, have attributable broadcast interests outside of their involvement with the Company, which will limit the number of radio stations that the Company may acquire or own in any market in which such officers or directors (or stockholders) hold or acquire such outside attributable broadcast interests. Moreover, under the FCC's cross-interest policy, the FCC, in certain instances, may prohibit one party from acquiring an attributable interest in one media outlet and a substantial non-attributable interest in another media outlet in the same market, thereby prohibiting a particular acquisition by the Company. The markets in which the Company may be subject to restrictions on ownership include Atlanta, GA, Nashville, TN and Rochester, MN.

    The consummation of radio broadcasting acquisitions requires prior approval of the FCC with respect to the transfer of control or assignment of the broadcast licenses of the acquired stations. Certain of the Pending Acquisitions have not yet received FCC approval. Two Pending Acquisitions are being challenged before the FCC by a competitor, and another is expected to be challenged. There can be no assurance that the FCC will approve future acquisitions by the Company (including the Pending Acquisitions). The consummation of certain of the Pending Acquisitions is also subject to applicable waiting periods and possible review by the DOJ or the FTC under the HSR Act and acquisitions that are not required to be reported under the HSR Act may still be investigated by the FTC or the DOJ under the antitrust laws before or after consummation. The DOJ has been active in reviewing radio broadcasting acquisitions and has challenged a number of such transactions, some of which have resulted in consent decrees requiring divestitures of certain stations, terminations of LMAs and other relief. In general, the DOJ has more closely scrutinized radio mergers and acquisitions that result in local market shares in excess of 35% of radio advertising revenues, depending on format, signal strength and other factors, although there is no hard-and-fast numerical rule and certain transactions resulting in more than 35% market shares have not been challenged. The DOJ can be expected to continue to enforce the antitrust laws in this manner, and there can be no assurance that one or more of the Pending Acquisitions will not be the subject of an investigation or enforcement action by the DOJ or the FTC. If the DOJ or the FTC investigates or challenges one or more of the Pending Acquisitions or any subsequent acquisitions, the Company may need to restructure such transactions or divest other existing stations in a particular market. However, the Company believes that its operating and sales practices and demand-driven pricing policies serve to expand advertising volume and increase competition in a market while providing more choice to advertisers and to listeners.

    The Company's business will be dependent upon maintaining its broadcasting licenses issued by the FCC, which are ordinarily issued for a maximum term of eight years. Although it is rare for the FCC to deny a license renewal application, there can be no assurance that the future renewal applications of the Company will be approved or that such renewals will not include conditions or qualifications that could adversely affect the Company. Moreover, governmental regulations and policies may change over time and there can be no assurance that such changes would not have a material adverse impact upon the Company. See "Business -- Federal Regulation of Radio Broadcasting."

REGULATORY APPROVAL

    The Company believes that the consummation of the Reorganization and the Offerings will require the prior consent of the FCC. The process of obtaining such consent will involve the application therefore being placed on public notice, and the public may file objections to such application. In addition, the FCC itself may decline to grant the application based upon its own review. There can be no assurance that such consent ultimately will be granted. While the Company believes that it might be able to obtain the required FCC consent on a so-called "short-form" application, there is no assurance that the FCC will not require a "long-form" application. A "long-form" application, if required, will involve a longer processing period, will be subject to formal petitions to deny by other parties, and will involve a more detailed review by the FCC, all of which would increase the risk that FCC consent would be delayed or denied.

POTENTIAL CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES

    Mr. Weening and Mr. Dickey each have direct interests in entities that have entered into service agreements with the Company. These interests may give rise to certain conflicts of interest with respect to transactions between these entities and the Company.

    QUAESTUS, an entity controlled by Mr. Weening, and Stratford Research, an entity controlled by Mr. Dickey, have acted as the Company's financial and strategic advisor and market research and programming advisor, respectively, since the Company's inception. New advisory agreements between each of QUAESTUS and Stratford Research and the Company will be entered into immediately prior to the consummation of the Offerings. See "Certain Relationships and Related Transactions."

EFFECTS OF ECONOMIC RECESSION

    The Company derives substantially all of its revenue from the sale of advertising time on its radio stations. The Company's broadcasting revenue could be adversely affected by a future national recession, although in the most recent national recession, in 1991, radio revenues in small radio markets ranked below 100 were impacted less severely on average than those in the larger markets. In addition, because a substantial portion of the Company's revenue is derived from local advertisers, the Company's ability to generate advertising revenue in specific markets could be adversely affected by local or regional economic downturns. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Advertising Sales."

YEAR 2000 RISK

    The Company has implemented a Year 2000 program to ensure that the Company's computer systems and applications will function properly beyond 1999. The Company believes that it has allocated adequate resources for this purpose and expects its Year 2000 date conversion program to be successfully completed on a timely basis. There can, however, be no assurance that this will be the case. The Company does not expect to incur significant expenditures to address this issue. The ability of third parties with whom the Company transacts business to adequately address their Year 2000 issues is outside of the Company's control. There can be no assurance that the failure of the Company or such third parties to adequately address their respective Year 2000 issues will not have a material adverse effect on the Company's business, financial condition, cash flows and results of operations.

RELIANCE ON KEY PERSONNEL

    The Company's business is managed by a small number of key management and operating personnel, the loss of certain of whom could have a material adverse effect on the Company. The Company believes that its future success will depend in large part on its ability to attract and retain highly skilled and qualified personnel and to expand, train and manage its employee base. The Company has entered into employment agreements with Messrs. Weening, Dickey, Bungeroth and Bonick which include provisions restricting the ability of Messrs. Weening, Dickey, Bungeroth and Bonick to compete against the Company in certain circumstances. The Company intends to arrange for "key-man" insurance on the lives of Messrs. Weening, Dickey and Bungeroth. See "Management --Employment Agreements."

    The Company also employs several on-air personalities with large loyal audiences in their respective markets. The loss of one of these personalities could result in a short-term loss of audience share, but the Company does not believe that any such loss would have a material adverse effect on the Company's financial condition or results of operations, taken as a whole.

DILUTION

    Persons purchasing shares of Class A Common Stock in the Stock Offerings will incur immediate and substantial dilution in the net tangible book value per
share of Class A Common Stock of approximately $         per share. See
"Dilution."

SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of the Stock Offerings, the Company will have outstanding
      shares of Class A Common Stock and       shares of Class B Common Stock.
In addition, the Company will have outstanding options to purchase       shares
of Class A Common Stock. Of these shares, the       shares of Class A Common
Stock offered hereby will be freely transferable without restriction (subject to any FCC consent that might be required) under the Securities Act of 1933, as amended (the "Securities Act") or further registration under the Securities Act, except that shares purchased by "affiliates" of the Company, as that term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), may generally only be sold subject to certain restrictions as to timing, manner and volume.

    The Company, its directors, and certain officers of the Company, who will
directly or indirectly own       shares of Class A Common Stock and options to
purchase       shares of Class A Common Stock upon completion of the Stock
Offerings, have, subject to certain exceptions, agreed not to, directly or indirectly, offer for sale, sell or otherwise dispose of, or announce the offering of, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for shares of Class A Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of Lehman Brothers Inc. See "Shares Eligible for Future Sale" and "Underwriting."

    Future sales of substantial amounts of Common Stock, or the perception that such sales could occur, may affect the market price of the Common Stock prevailing from time to time. See "Shares Eligible for Future Sale" and "Underwriting."

NO PRIOR PUBLIC MARKET

    Prior to the Stock Offerings, there has been no public market for the Class A Common Stock and there can be no assurance that an active public market will develop or be sustained after the Offering or that the initial public offering price corresponds to the price at which the Class A Common Stock will trade in the public market subsequent to the Stock Offerings. The initial public offering price for the Class A Common Stock will be determined by negotiations among Cumulus and the representatives of the Underwriters based upon the consideration of certain factors set forth herein under "Underwriting." After completion of the Stock Offerings, the market price of the Class A Common Stock will be subject to fluctuations in response to various factors and events including, among other things, the liquidity of the market for the Class A Common Stock, variations in the Company's operating results, regulatory or other changes, both domestic and international, affecting the radio broadcasting industry generally or the Company specifically, announcements of business developments by the Company or its competitors, changes in operating results and changes in general market conditions.

DIVIDEND POLICY

    The Company does not anticipate paying any dividends except for the payment of scheduled dividends on the Series A Preferred Stock. The Company has never declared or paid any cash dividends on its common stock and does not anticipate paying cash dividends in the foreseeable future. In addition, the Credit Facility, the Indenture, the Certificate of Designation and the Exchange Debenture Indenture will restrict the ability of the Company to pay dividends. See "Dividend Policy."

                                USE OF PROCEEDS

    The net proceeds to the Company from the Stock Offerings are estimated to be
$92.0 million ($    million if the Underwriters' over-allotment options are
exercised in full) after deducting underwriting discounts and commissions and other offering expenses payable by the Company.

    The net proceeds to the Company from the Preferred Stock Offering are estimated to be approximately $95.8 million after deducting estimated underwriting discounts and commissions and other offering expenses payable by the Company.

    The net proceeds to the Company from the Debt Offering are estimated to be approximately $96.5 million, after deducting estimated underwriting discounts and commissions and other offering expenses payable by the Company.

    The Company intends to use a portion of the net proceeds from the Offerings to finance the Pending Acquisitions. See "Pending Acquisitions." The balance of
the net proceeds will be used to repay approximately $         million principal
amount of indebtedness currently outstanding under the Credit Facility for which
affiliates of Lehman Brothers Inc. act as arranger and lender. At           ,
1998 the blended interest rate on the outstanding borrowings under the Credit
Facility was      %. See "Description of Credit Facility and Notes."

    Consummation of each Offering is contingent upon consummation of each of the other Offerings.

    Pending the above uses, the net proceeds of the Offerings will be invested in U.S. government securities or other interest bearing short-term investment grade securities.

                                DIVIDEND POLICY

    The Company does not anticipate paying any dividends except for the payment of scheduled dividends on the Series A Preferred Stock. The Company has never declared or paid any cash dividends on its common stock and does not anticipate paying cash dividends in the foreseeable future. In addition, the Credit Facility, the Indenture, the Certificate of Designation and the Exchange Debenture Indenture will restrict the ability of the Company to pay dividends.

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company as of December 31, 1997 on a historical basis and as adjusted to give effect to the Completed Acquisitions consummated subsequent to December 31, 1997 (the "1998 Completed Acquisitions"), the Offerings and the Pending Acquisitions. This table should be read in conjunction with the Pro Forma Combined Financial Statements and the Consolidated Financial Statements of the Company included elsewhere in this Prospectus.

                                                                                 DECEMBER 31, 1997
                                                            -----------------------------------------------------------
                                                                              (DOLLARS IN THOUSANDS)

                                                                                                           PRO FORMA
                                                                                          PRO FORMA       AS ADJUSTED
                                                                                         AS ADJUSTED     FOR THE 1998
                                                                            PRO FORMA        FOR           COMPLETED
                                                                           AS ADJUSTED     THE 1998      ACQUISITIONS,
                                                                             FOR THE      COMPLETED      THE OFFERINGS
                                                                              1998       ACQUISITIONS         AND
                                                             THE COMPANY    COMPLETED        AND          THE PENDING
                                                             HISTORICAL    ACQUISITIONS THE OFFERINGS    ACQUISITIONS
                                                            -------------  -----------  --------------  ---------------
Cash and cash equivalents.................................   $     1,573    $   1,573     $  204,084      $     1,573
                                                            -------------  -----------  --------------  ---------------
                                                            -------------  -----------  --------------  ---------------
Long-term debt, including current maturities:
  Old Credit Facility.....................................        42,801       --             --              --
  Credit Facility(1)......................................            --       81,776             12           57,658
  Notes...................................................            --           --        100,000          100,000
                                                            -------------  -----------  --------------  ---------------
    Total long-term debt..................................        42,801       81,776        100,012          157,658
                                                            -------------  -----------  --------------  ---------------

Preferred stock subject to mandatory redemption:
  NML Preferred Stock.....................................        13,426       32,740             --               --
  Series A Preferred Stock................................            --           --        132,740          132,740
                                                            -------------  -----------  --------------  ---------------
    Total preferred stock.................................        13,426       32,740        132,740          132,740
                                                            -------------  -----------  --------------  ---------------

Stockholders' equity:
  Class A Common Stock, par value $.01 per share;
          shares authorized;       shares outstanding;
          shares as adjusted for the Stock Offerings......            --           --              1                1
  Class B Common Stock, par value $.01 per share;
          shares authorized;       shares outstanding;
          shares as adjusted for the Stock Offerings......            --            1              1                1
Additional paid-in capital................................        53,549       65,484        153,250          153,250
Accumulated deficit.......................................        (3,573)      (3,573)        (3,573)          (3,573)
                                                            -------------  -----------  --------------  ---------------
    Total stockholders' equity............................        49,976       61,912        149,679          149,679
                                                            -------------  -----------  --------------  ---------------

    Total capitalization..................................   $   106,203    $ 176,428     $  382,431      $   440,077
                                                            -------------  -----------  --------------  ---------------
                                                            -------------  -----------  --------------  ---------------

------------------------------

(1) Affiliates of Lehman Brothers Inc. act as arranger and lender under the Credit Facility.

                                    DILUTION

    Dilution is the amount by which the initial public offering price paid by the purchasers of the shares of Class A Common Stock will exceed the net tangible book value per share of Class A Common Stock after the Stock Offerings. The net tangible book value per share of Class A Common Stock is determined by subtracting the total liabilities of the Company from the total book value of the tangible assets of the Company and dividing the difference by the number of shares of Class A Common Stock deemed to be outstanding on the date of which such book value is determined.

    At December 31, 1997, on a pro forma basis after giving effect to the Transactions, the Company had a net tangible book value (deficit) of
approximately $         or $         per share. After giving effect to the sale
by the Company of       shares of       Class A Common Stock offered hereby, and
application of the estimated net proceeds therefrom, the pro forma net tangible book value (deficit) of the Company as of December 31, 1997 would have been
approximately $         , or $         per share. This represents an immediate
increase in such net tangible book value of $         per share to existing
stockholders and an immediate dilution to new investors of $         per share.
The following table illustrates this per share dilution:

Initial public offering price per share.................................             $
  Pro forma net tangible book value (deficit) before the Stock
    Offerings...........................................................  $
  Increase in net tangible book value (deficit) per share attributable to new investors....................................................
                                                                          ---------
Pro forma net tangible book value (deficit) per share after the Stock
  Offerings.............................................................
                                                                                     ---------
Dilution per share to new investors.....................................             $
                                                                                     ---------
                                                                                     ---------

    The following table sets forth, as of December 31, 1997, the number of shares of Class A Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share paid to the Company by existing stockholders and the investors purchasing shares of Class A Common Stock (before deducting underwriting discounts and commissions and offering expenses) in the Stock Offerings:

                                                                                                               AVERAGE
                                                               SHARES PURCHASED        TOTAL CONSIDERATION      PRICE
                                                            -----------------------  -----------------------     PER
                                                              NUMBER      PERCENT      AMOUNT      PERCENT      SHARE
                                                            ----------  -----------  ----------  -----------  ----------
Existing stockholders(1)..................................                        %  $                     %  $
New investors.............................................
                                                            ----------       -----   ----------       -----
    Total.................................................                   100.0%  $                100.0%
                                                            ----------       -----   ----------       -----
                                                            ----------       -----   ----------       -----

------------------------
(1)  If the Underwriters' over-allotment options were exercised in full, shares of Class A Common Stock would be outstanding after the Stock Offerings.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma combined financial statements reflect the results of operations for the year ended December 31, 1997 and the combined balance sheet as of December 31, 1997 of the Company after giving effect to the Transactions.

    For pro forma purposes, the Company's pro forma combined statement of operations for the year ended December 31, 1997 has been adjusted to give effect to the Transactions as if they had occurred on January 1, 1997. For pro forma purposes, the Company's combined balance sheet as of December 31, 1997 has been adjusted to give effect to the Transactions (except for Completed Acquisitions consummated prior to December 31, 1997, in which case the pro forma combined balance sheet gives effect to such transactions as of the date of their consummation) as if they had occurred on December 31, 1997.

    The pro forma combined financial statements are based on the historical consolidated financial statements of the Company and the financial statements of those entities acquired, or from which assets were acquired, in conjunction with the Completed Acquisitions and the Pending Acquisitions. The unaudited combined pro forma financial information reflects the use of the purchase method of accounting for all acquisitions. For purposes of the unaudited pro forma combined financial statements, the purchase prices of the stations acquired and to be acquired in the Completed Acquisitions and Pending Acquisitions have been allocated based primarily on information furnished by management of the acquired stations. The final allocation of the relative purchase prices of the stations acquired and to be acquired in the Completed Acquisitions and Pending Acquisitions are determined a reasonable time after consummation of such transactions and are based on complete evaluations of the assets acquired and liabilities assumed. Accordingly the information presented herein may differ from the final purchase price allocation; however, in the opinion of the Company's management, the final purchase price allocation will not differ significantly from the information presented herein. In the opinion of the Company's management, all adjustments have been made that are necessary to present fairly the pro forma data.

    The information set forth under the heading "The Company Historical" reflects acquisitions made by the Company and the LMAs entered into by the Company in 1997, which totaled 38 stations in eight U.S. markets. The information set forth under the heading "Pro Forma as Adjusted for the 1998 Completed Acquisitions" reflects all acquisitions made and consummated by the Company as of March 27, 1998. As of this date the Company owned and operated, or provided sales and marketing services to, 94 stations in 19 markets. Upon consummation of the Pending Acquisitions, the Company will be one of the five largest radio broadcasting companies based on number of stations, and among the fifteen largest based on net revenues in the U.S. and will own and operate 167 radio stations (119 FM and 48 AM) clustered in 32 markets.

    Broadcast Cash Flow consists of operating income (loss) before depreciation and amortization, non-cash stock compensation expense and corporate general and administrative expenses. EBITDA consists of operating income (loss) before depreciation and amortization and non-cash stock compensation expense. Broadcast Cash Flow margin is Broadcast Cash Flow as a percentage of net revenues. EBITDA margin is EBITDA as a percentage of net revenues. Although Broadcast Cash Flow, EBITDA, Broadcast Cash Flow margin and EBITDA margin are not measures of performance calculated in accordance with GAAP, management believes that they are useful to an investor in evaluating the Company because they are measures widely used in the broadcast industry to evaluate a radio company's operating performance. However, Broadcast Cash Flow and EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of liquidity or profitability.

    The unaudited pro forma information is presented for illustrative purposes only and is not indicative of the operating results or financial position that would have occurred if the Transactions had been consummated on the dates indicated, nor is it indicative of future operating results or financial positions if the aforementioned transactions are completed. The failure of the aforementioned transactions to be completed would significantly alter the unaudited pro forma information.

    All pro forma financial information should be read in conjunction with the Company's Consolidated Financial Statements and the financial statements of certain of the other acquired companies appearing elsewhere in this Prospectus. See also "Risk Factors--Substantial Leverage" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                               CUMULUS MEDIA INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                         (D)
                                                                                      PRO FORMA
                                                     (B)                         ADJUSTMENTS FOR THE      (A)+(B)+(C)+
                                                  PRO FORMA                            COMPANY               (D)=(E)
                                                 ADJUSTMENTS                         HISTORICAL           PRO FORMA AS
                                     (A)             FOR             (C)            AND THE 1998          ADJUSTED FOR
                                 THE COMPANY     THE COMPANY    1998 COMPLETED        COMPLETED        THE 1998 COMPLETED
                                  HISTORICAL    HISTORICAL(2)    ACQUISITIONS       ACQUISITIONS          ACQUISITIONS
                                --------------  -------------  ----------------  -------------------  ---------------------
STATEMENT OF OPERATIONS DATA:
Revenues......................    $   10,134      $  21,414       $   12,667          $  --                 $  44,215
Less: agency commissions......          (971)        (1,756)          (1,178)            --                    (3,905)
                                     -------    -------------        -------           --------              --------
Net revenues..................         9,163         19,658           11,489             --                    40,310

Station operating expenses
 excluding depreciation and
 amortization.................         7,147         14,217            9,032             (1,110)(3)            29,286
Depreciation and
 amortization.................         1,736          2,864            1,440              1,415(4)              7,455
Corporate general and
 administrative expenses......         1,276            430              526               (832)(5)             2,009
                                                                                            609(6)
Non-cash stock compensation
 expense......................         1,689(1)      --               --                 --                     1,689
                                     -------    -------------        -------           --------              --------
Operating income (loss).......        (2,685)         2,147              491                (82)                 (129)
                                     -------    -------------        -------           --------              --------
Interest expense..............           772          1,041              864              4,647(7)              7,324
Gain (loss) on sale of asset..        --             12,261           --                (12,261)(8)            --
Other (income) expense........            54              4               (8)            --                        50
                                     -------    -------------        -------           --------              --------
Income (loss) before income
 taxes........................        (3,511)        13,363             (365)           (16,990)               (7,503)
Income tax (expense)
 benefit......................           (67)           (84)             (44)            --                      (195)
                                     -------    -------------        -------           --------              --------
Net income (loss).............        (3,578)        13,279             (409)           (16,990)               (7,698)
Preferred stock dividends.....           274         --               --                  4,087(9)              4,361
                                     -------    -------------        -------           --------              --------
Net income (loss) attributable
 to common stockholders.......    $   (3,852)     $  13,279       $     (409)         $ (21,077)            $ (12,059)
                                     -------    -------------        -------           --------              --------
                                     -------    -------------        -------           --------              --------
Basic and diluted earnings
 (loss) per share.............    $                                                                         $

OTHER FINANCIAL DATA:
Broadcast Cash Flow...........    $    2,016      $   5,441       $    2,457          $   1,110             $  11,024
                                     -------    -------------        -------           --------              --------
                                     -------    -------------        -------           --------              --------
Broadcast Cash Flow margin....         22.0%          27.7%            21.4%             --                     27.4%
EBITDA........................    $      740      $   5,011       $    1,931          $   1,333             $   9,015
                                     -------    -------------        -------           --------              --------
                                     -------    -------------        -------           --------              --------
EBITDA margin.................          8.1%          25.5%            16.8%             --                     22.4%

                                               (E)+(F)=(G)
                                               PRO FORMA AS
                                               ADJUSTED FOR                      (I)
                                    (F)          THE 1998                     PRO FORMA
                                 PRO FORMA      COMPLETED                    ADJUSTMENTS    (G)+(H)+(I)
                                ADJUSTMENTS    ACQUISITIONS       (H)          FOR THE         =(J)
                                  FOR THE        AND THE        PENDING        PENDING       PRO FORMA
                                 OFFERINGS      OFFERINGS     ACQUISITIONS  ACQUISITIONS     COMBINED
                                ------------  --------------  ------------  -------------  -------------
STATEMENT OF OPERATIONS DATA:
Revenues......................   $   --         $   44,215     $   72,318     $  --          $ 116,533
Less: agency commissions......       --             (3,905)        (6,452)       --            (10,357)
                                ------------  --------------  ------------  -------------  -------------
Net revenues..................       --             40,310         65,866        --            106,176
Station operating expenses
 excluding depreciation and
 amortization.................       --             29,286         51,960        (2,819)(       78,427
Depreciation and
 amortization.................       --              7,455          6,751         5,638(4)      19,844
Corporate general and
 administrative expenses......       --              2,009          2,529        (2,092)(        2,742
                                                                                    296(6)
Non-cash stock compensation
 expense......................       --              1,689            278          (278)(14)       1,689
                                ------------  --------------  ------------  -------------  -------------
Operating income (loss).......       --               (129)         4,348          (745)         3,474
                                ------------  --------------  ------------  -------------  -------------
Interest expense..............        2,400 (10        9,724        4,820            79 (15      14,623
Gain (loss) on sale of asset..       --             --              1,462        (1,462)(       --
Other (income) expense........       --                 50            240          (122)(17)         168
                                ------------  --------------  ------------  -------------  -------------
Income (loss) before income
 taxes........................       (2,400)        (9,903)           750        (2,164)       (11,317)
Income tax (expense)
 benefit......................       --               (195)        --            --               (195)
                                ------------  --------------  ------------  -------------  -------------
Net income (loss).............       (2,400)       (10,098)           750        (2,164)       (11,512)
Preferred stock dividends.....       11,814 (11       16,175       --            --             16,175
                                ------------  --------------  ------------  -------------  -------------
Net income (loss) attributable
 to common stockholders.......   $  (14,214)    $  (26,273)    $      750     $  (2,164)     $ (27,687)
                                ------------  --------------  ------------  -------------  -------------
                                ------------  --------------  ------------  -------------  -------------
Basic and diluted earnings
 (loss) per share.............                  $                                            $
OTHER FINANCIAL DATA:
Broadcast Cash Flow...........   $   --         $   11,024     $   13,906     $   2,819      $  27,749
                                ------------  --------------  ------------  -------------  -------------
                                ------------  --------------  ------------  -------------  -------------
Broadcast Cash Flow margin....       --              27.4%          21.1%        --              26.1%
EBITDA........................   $   --         $    9,015     $   11,377     $   4,615      $  25,007
                                ------------  --------------  ------------  -------------  -------------
                                ------------  --------------  ------------  -------------  -------------
EBITDA margin.................       --              22.4%          17.3%        --              23.6%

See accompanying notes to Unaudited Pro Forma Combined Statement of Operations.

       NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

(1) Amount represents a non-recurring, non-cash stock compensation expense on common stock issued to certain employees and managers upon formation of the Company.

(2) Adjustments reflect historical revenues and expenses of stations acquired by the Company in 1997 for the period from January 1, 1997 through the date the stations were acquired by the Company.

(3) Includes adjustments to reflect ongoing expense eliminations which are directly attributable to the Completed Acquisitions and will have an ongoing impact on the Company. These include (i) $734 from the elimination of duplicate general and administrative, programming and technical personnel functions; (ii) $218 related to the consolidation of station facilities;
    (iii) $133 from a completed contractual change in the national sales representation contracts; and (iv) $25 from the cancellation of duplicate vendor contracts.

(4) Adjustments reflect (i) the change in depreciation and amortization expense resulting from conforming the estimated useful lives of the Completed and Pending Acquisitions' assets to the Company's policies and (ii)the additional depreciation and amortization expense resulting from the allocation of the purchase price to the estimated fair market value of the assets acquired. On a pro forma basis, depreciation expense is $3,778 and amortization expense is $16,066 after giving effect to the Completed and Pending Acquisitions. Depreciation expense has been calculated on a straight line basis using a weighted average life of ten years for property and equipment. Goodwill and other intangible assets amortization has been calculated on a straight line basis over 25 years.

(5) Reflects the elimination of duplicate corporate office and related expense including $541 of previous excess owner compensation and related expenses, $70 of expenses related to the elimination of non-recurring LMA fees, $163 of professional fees incurred by the acquired stations in connection with the completed sale of the stations to the Company and $58 of expense related to certain pension and profit sharing plans specific to previous owners of the acquired stations in connection with the consummation of the Completed Acquisitions.

(6) Adjustment reflects incremental corporate expenditures required to reflect the annualized costs of the Company's corporate office assuming formation of the Company on January 1, 1997 and certain additional corporate expenditures related to expansion through acquisitions. The incremental costs have been allocated to the Completed and Pending Acquisitions based upon the nature and timing of the costs incurred or committed to be incurred.

(7) Adjustment to reflect increased interest expense resulting from:

Sources of funds:
  Amount financed by the Credit Facility                            $  81,764
  NML Preferred Stock investment                                       16,250
  Private equity investment in common stock                            15,000
                                                                    ---------
  Total                                                             $ 113,014
                                                                    ---------
                                                                    ---------
Uses of funds:
  Purchase price of the 1998 Completed Acquisitions                 $  67,225
  Repayment of the Old Credit Facility                                 42,789
  Credit Facility transaction costs                                     3,000
                                                                    ---------
  Total                                                             $ 113,014
                                                                    ---------
                                                                    ---------

Interest on the Credit Facility assumed at 8.50%                    $   6,949
Amortization of $3,000 in debt issuance costs over 8 years                375
                                                                    ---------
  Total interest expense                                                7,324
  Less: Historical interest recorded by the Company and the
    Completed Acquisitions                                             (2,677)
                                                                    ---------
  Net adjustment                                                    $   4,647
                                                                    ---------
                                                                    ---------

(8) Adjustment recorded to eliminate a non-recurring gain of $12,261 recognized by HVS Partners on the 1997 sales of radio stations in Salisbury, MD and Wilmington, NC to the Company prior to the acquisition by the Company of the remainder of HVS Partners' stations.

(9) Reflects (i) the additional accretion of the NML Preferred Stock dividends and (ii) the amortization of the $3,098 discount to liquidation value on the NML Preferred Stock.

Accretion of NML Preferred Stock dividends (compounded quarterly
  at 12.00%)......................................................  $   4,079
Amortization of discount (over 11 years)..........................        282
                                                                    ---------
                                                                        4,361
Less: Historical dividends recorded by the Company................       (274)
                                                                    ---------
Net adjustment                                                      $   4,087
                                                                    ---------
                                                                    ---------

(10) Adjustment to reflect increased interest expense resulting from:

Interest on the Notes assumed at 9.00%                              $   9,000
Amortization of $3,492 debt issuance costs over 10 years                  349
Amortization of $3,000 Credit Facility transaction costs over 8
  years                                                                   375
                                                                    ---------
  Total interest expense                                                9,724
  Less: Interest expense recorded pro forma as adjusted for the
    Completed Acquisitions                                             (7,324)
                                                                    ---------
  Net adjustment                                                    $   2,400
                                                                    ---------
                                                                    ---------

(11) To reflect additional accretion related to Series A Preferred Stock dividend:

Accretion of Series A Preferred Stock dividend (compounded daily at 11.50%)......................................................  $  16,175
Less: Pro forma dividends on NML Preferred Stock exchanged into
  Series A Preferred Stock........................................     (4,361)
                                                                    ---------
Net adjustment....................................................  $  11,814
                                                                    ---------
                                                                    ---------

(12) Includes adjustments to reflect ongoing expense eliminations which are directly attributable to the Pending Acquisitions and will have an ongoing impact on the Company. These include (i) $1,876 from elimination of duplicate general and administrative, programming and technical personnel functions; (ii) $600 related to the consolidation of station facilities;
    (iii) $263 from a completed contractual change in the national sales representation contracts; and (iv) $80 from the cancellation of duplicate vendor contracts.

(13) Adjustment reflects the elimination of duplicate corporate office and related expense including $1,304 of previous excess owner compensation and related expenses, $235 of expense related to professional fees incurred by the acquired stations in connection with the sale of the stations to the Company, $271 of expenses related to the elimination of non-recurring LMA fees and $282 related to certain pension and profit sharing plans specific to previous owners of the acquired stations in connection with the Pending Acquisitions.

(14) Adjustment to eliminate non-cash stock compensation expense of $278 related to the previous owners of one of the stations included in the Pending Acquisitions.

(15) Adjustment to reflect increased interest expense resulting from:

Sources of funds:
  Amount financed by the Notes ($100,000 net of fees of $3,492)...  $  96,508
  Preferred Stock Offering to the public ($100,000 net of fees of
    $4,242).......................................................     95,758
  Stock Offerings ($100,000 to the Company net of fees of
    $7,991).......................................................     92,009
  Amount financed by the Credit Facility..........................     57,646
  NML Preferred Stock investment..................................     16,250
  Private equity investment in common stock.......................     15,000
                                                                    ---------
  Total...........................................................  $ 373,171
                                                                    ---------
                                                                    ---------
Uses of funds:
  Purchase price of the Completed Acquisitions and the Pending
    Acquisitions..................................................  $ 327,382
  Repayment of the Old Credit Facility............................     42,789
  Credit Facility transaction costs...............................      3,000
                                                                    ---------
  Total...........................................................  $ 373,171
                                                                    ---------
                                                                    ---------

Interest on the Notes assumed at 9.00%............................  $   9,000
Interest on the Credit Facility assumed at 8.50%..................      4,899
Amortization of $3,492 debt issuance costs over 10 years..........        349
Amortization of $3,000 Credit Facility transaction costs over 8
  years...........................................................        375
                                                                    ---------
  Total interest expense..........................................     14,623
  Less: Interest expense recorded pro forma as adjusted for the
    Pending Acquisitions and pro forma as adjusted for the
    Offerings.....................................................    (14,544)
                                                                    ---------
  Net adjustment..................................................  $      79
                                                                    ---------
                                                                    ---------

(16) Adjustment recorded to eliminate a non-recurring gain of $1,462 recognized by Communications Properties, Inc., a Pending Acquisition of the Company, on a sale by Communications Properties, Inc. of two radio stations not acquired by the Company.

(17) Elimination of interests of minority shareholders in connection with a Pending Acquisition.

    The Company will record an extraordinary loss of approximately $1,800 in the first quarter of 1998 related to the early extinguishment of the Old Credit Facility.

    Upon the consummation of the Offerings, the Company will record the accretion of the discount on the NML Preferred Stock of $3,064 when exchanged into Series A Preferred Stock.

                               CUMULUS MEDIA INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                                         (A)+(B)=(C)
                                                                                          (B)           PRO FORMA AS
                                                                                 PRO FORMA ADJUSTMENTS  ADJUSTED FOR
                                                                       (A)           FOR THE 1998         THE 1998
                                                                   THE COMPANY         COMPLETED          COMPLETED
                                                                   HISTORICAL       ACQUISITIONS(1)     ACQUISITIONS
                                                                  -------------  ---------------------  -------------
ASSETS:
Current assets:
Cash and cash equivalents.......................................    $   1,573          $  --              $   1,573
Accounts receivable.............................................        5,241             --                  5,241
Prepaid expenses and other current assets.......................          288                 60                348
                                                                  -------------         --------        -------------
    Total current assets........................................        7,102                 60              7,162

Property and equipment, net.....................................        8,120              5,005             13,125
Intangible assets, net..........................................       90,217             63,318            153,535
Other assets....................................................        5,002                 34              8,036
                                                                                           3,000(2)
                                                                  -------------         --------        -------------
    Total assets................................................    $ 110,441          $  71,417          $ 181,858
                                                                  -------------         --------        -------------
                                                                  -------------         --------        -------------
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other liabilities..........................    $   3,838          $                  $   3,838
Current portion of long-term debt...............................           12                                    12
                                                                  -------------         --------        -------------
    Total current liabilities...................................        3,850             --                  3,850

Long-term debt:
  Notes.........................................................       --                 --                 --
  Credit Facility...............................................                          81,764(2)          81,764
  Old Credit Facility...........................................       42,789            (42,789)(2)

Other long-term liabilities:
  Deferred tax liability........................................       --                  1,192              1,192
  Other long-term liabilities...................................          400             --                    400
                                                                  -------------         --------        -------------
    Total liabilities...........................................       47,039             40,167             87,206
                                                                  -------------         --------        -------------

Preferred stock subject to mandatory redemption.................       13,426             19,314(3)          32,740
                                                                  -------------         --------        -------------

Stockholders' equity:
  Class A Common Stock..........................................       --                 --                 --
  Class B Common Stock..........................................       --                      1(2)               1
  Additional paid in capital....................................       53,549             14,999(2)          65,484
                                                                                          (3,064)(3)
  Retained earnings (deficit)...................................       (3,573)            --                 (3,573)
                                                                  -------------         --------        -------------
    Total stockholders' equity..................................       49,976             11,936             61,912
                                                                  -------------         --------        -------------
    Total liabilities and stockholders' equity..................    $ 110,441          $  71,417          $ 181,858
                                                                  -------------         --------        -------------
                                                                  -------------         --------        -------------

                                                                                     (C)+(D)=(E)
                                                                                    PRO FORMA AS
                                                                                    ADJUSTED FOR
                                                                        (D)           THE 1998            (F)
                                                                     PRO FORMA        COMPLETED        PRO FORMA
                                                                    ADJUSTMENTS     ACQUISITIONS    ADJUSTMENTS FOR   (E)+(F)=(G)

                                                                      FOR THE          AND THE        THE PENDING      PRO FORMA

                                                                     OFFERINGS        OFFERINGS     ACQUISITIONS(10)   COMBINED

                                                                  ---------------  ---------------  ---------------  -------------

ASSETS:
Current assets:
Cash and cash equivalents.......................................     $ 202,511(4)     $ 204,084        $(202,511)(11)   $   1,573

Accounts receivable.............................................        --                5,241           --               5,241

Prepaid expenses and other current assets.......................        --                  348               37             385

                                                                  ---------------  ---------------  ---------------  -------------

    Total current assets........................................       202,511          209,673         (202,474)          7,199

Property and equipment, net.....................................        --               13,125           24,658          37,783

Intangible assets, net..........................................        --              153,535          248,119         401,654

Other assets....................................................         3,492(5)        11,528              799          12,327

                                                                  ---------------  ---------------  ---------------  -------------

    Total assets................................................     $ 206,003        $ 387,861        $  71,102       $ 458,963

                                                                  ---------------  ---------------  ---------------  -------------

                                                                  ---------------  ---------------  ---------------  -------------

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other liabilities..........................     $  --            $   3,838        $  --           $   3,838

Current portion of long-term debt...............................        --                   12                               12

                                                                  ---------------  ---------------  ---------------  -------------

    Total current liabilities...................................        --                3,850           --               3,850

Long-term debt:
  Notes.........................................................       100,000(6)       100,000           --             100,000

  Credit Facility...............................................       (81,764)(7)       --               57,646 (11      57,646

  Old Credit Facility...........................................        --               --               --              --

Other long-term liabilities:
  Deferred tax liability........................................        --                1,192           13,456          14,648

  Other long-term liabilities...................................        --                  400           --                 400

                                                                  ---------------  ---------------  ---------------  -------------

    Total liabilities...........................................        18,236          105,442           71,102         176,544

                                                                  ---------------  ---------------  ---------------  -------------

Preferred stock subject to mandatory redemption.................       100,000(8)       132,740           --             132,740

                                                                  ---------------  ---------------  ---------------  -------------

Stockholders' equity:
  Class A Common Stock..........................................             1(9)             1           --                   1

  Class B Common Stock..........................................        --                    1           --                   1

  Additional paid in capital....................................        92,008(9)       153,250           --             153,250

                                                                        (4,242)(9)
  Retained earnings (deficit)...................................        --               (3,573)          --              (3,573)

                                                                  ---------------  ---------------  ---------------  -------------

    Total stockholders' equity..................................        87,767          149,679           --             149,679

                                                                  ---------------  ---------------  ---------------  -------------

    Total liabilities and stockholders' equity..................     $ 206,003        $ 387,861        $  71,102       $ 458,963

                                                                  ---------------  ---------------  ---------------  -------------

                                                                  ---------------  ---------------  ---------------  -------------


    See accompanying notes to the unaudited combined pro forma balance sheet

                 NOTES TO THE UNAUDITED PRO FORMA BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

(1) To record the allocation of the $67,225 purchase price paid for transactions consummated subsequent to December 31, 1997 and the recording of related deferred tax of $1,192.

(2) Adjustment reflects the change in capital structure for the 1998 Completed Acquisitions as follows:

Sources of funds:
    Amount financed by the Credit Facility                          $  81,764
    NML Preferred Stock investment                                     16,250
    Private equity investment in common stock                          15,000
                                                                    ---------
    Total                                                           $ 113,014
                                                                    ---------
                                                                    ---------
Uses of funds:
    Purchase price of the 1998 Completed Acquisitions               $  67,225
    Repayment of the Old Credit Facility                               42,789
    Credit Facility transaction costs                                   3,000
                                                                    ---------
    Total                                                           $ 113,014
                                                                    ---------
                                                                    ---------

(3) In addition to the NML Preferred Stock investment of $16,250 in note 2 above, an amount of $3,064 has been recorded for the accretion of the discount on the NML Preferred Stock when exchanged into Series A Preferred Stock.

(4) To reflect the net cash proceeds, after repayment of the Credit Facility, from the Offerings. These net cash proceeds, plus additional monies available from the Credit Facility will be used to finance the Pending Acquisitions referred to in note 10 below.

(5) To reflect the capitalization of $3,492 in costs related to the issuance of the Notes.

(6) To reflect the issuance of $100,000 principal amount of Notes pursuant to the Debt Offering.

(7) To reflect the repayment of the Credit Facility with the proceeds from the Offerings.

(8) To reflect issuance of $100,000 principal amount of Series A Preferred Stock to the public.

(9) To reflect net proceeds of the Stock Offerings to the Company of $92,009 less preferred stock issuance costs of $4,242.

(10) To record the allocation of the $260,157 purchase price paid for transactions consummated subsequent to December 31, 1997 and the recording of the related deferred income taxes of $13,456.

(11) To reflect the financing of the $260,157 purchase price of the Pending Acquisitions through the use of $202,511 of the net proceeds from the Offerings plus borrowing on the Credit Facility of $57,646.

                       SELECTED HISTORICAL FINANCIAL DATA

    The following selected financial data are derived from the Consolidated Financial Statements of the Company. The data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company included elsewhere in this Prospectus.

                                                                                            PERIOD FROM INCEPTION
                                                                                                     ON
                                                                                               MAY 22, 1997(1)
                                                                                            TO DECEMBER 31, 1997
                                                                                           -----------------------
                                                                                           (DOLLARS IN THOUSANDS,
                                                                                           EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenues.............................................................................         $   9,163
Station operating expenses excluding depreciation and amortization ......................             7,147
Depreciation and amortization............................................................             1,736
Corporate general and administrative expenses............................................             1,276
Non-cash stock compensation expense......................................................             1,689
Operating income (loss)..................................................................            (2,685)
Net interest expense.....................................................................               772
Income (loss) before income taxes........................................................            (3,511)
Net income (loss)........................................................................            (3,578)
Preferred stock dividends................................................................               274
Net income (loss) attributable to common stockholders....................................            (3,852)
Basic and diluted earnings (loss) per share..............................................

OTHER FINANCIAL DATA:
Broadcast Cash Flow(2)...................................................................         $   2,016
EBITDA(2)................................................................................               740
Net cash used in operating activities....................................................             1,887
Net cash used in investing activities....................................................            95,100
Net cash provided by financing activities................................................            98,560
Ratio of earnings to fixed charges and
  preferred stock dividend requirements(3)...............................................                --

                                                                                              AS OF DECEMBER 31,
                                                                                                     1997
                                                                                            ----------------------
                                                                                            (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Total assets..............................................................................        $  110,441
Long-term debt, including current portion.................................................            42,801
Preferred stock subject to mandatory redemption...........................................            13,426
Total stockholders' equity................................................................            49,976

------------------------------
(1) The Company was incorporated on May 22, 1997. Between the date of incorporation of Media LLC, which was April 18, 1997, and May 22, 1997, Media LLC undertook certain activities on behalf of the Company pending its incorporation, including the incurrence of expenses and the funding of escrow deposits for acquisitions. Upon the incorporation of the Company, these activities and the related expenses were transferred to the Company.
(2) Broadcast Cash Flow consists of operating income (loss) before depreciation and amortization, non-cash stock compensation expense and corporate general and administrative expenses. EBITDA consists of operating income (loss) before depreciation and amortization and non-cash stock compensation expense. Although Broadcast Cash Flow and EBITDA are not measures of performance calculated in accordance with GAAP, management believes that they are useful to an investor in evaluating the Company because they are measures widely used in the broadcast industry to evaluate a radio company's operating performance. However, Broadcast Cash Flow and EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of liquidity or profitability.
(3) For purposes of computing the ratio of earnings to fixed charges and preferred stock dividend requirements, earnings consists of earnings before income taxes and fixed charges and preferred stock dividend requirements. "Fixed charges and preferred stock dividend requirements" consists of interest on all indebtedness, amortization of debt expense and preferred stock dividends. As a result of the net loss attributable to common stockholders, earnings were insufficient to cover fixed charges and preferred stock dividend requirements by $3,785.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the consolidated financial statements and related notes thereto included elsewhere in this Prospectus. The following discussion contains certain forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors," "Business" and elsewhere in this Prospectus, including, without limitation, risks and uncertainties relating to leverage, the need for additional funds, consummation of the Pending Acquisitions, integration of the Pending Acquisitions, the ability of the Company to eliminate certain costs, the management of growth, the popularity of radio as a broadcasting and advertising medium and changing consumer tastes.

GENERAL

    The Company commenced operations in May 1997. During 1997, the Company purchased, or entered into LMAs with, a total of 38 stations in 8 U.S. markets and 5 stations plus additional translators and 1 station under construction in the Caribbean market (the "Historical Acquisitions"). The following discussion of the Company's results of operations includes the results of these acquisitions and LMAs. As the Company has had only one accounting period, no period to period comparison can be made.

    The Company currently owns and operates, or provides sales and marketing services to, 94 stations in 19 markets. Upon consummation of the Pending Acquisitions, the Company will be one of the five largest radio broadcasting companies based on number of stations, and among the fifteen largest based on net revenues, in the U.S. and will own and operate 167 radio stations (119 FM and 48 AM) clustered in its 32 U.S. markets.

    The Company believes that the financial results for the historical period from inception at May 22, 1997 to December 31, 1997 are not indicative of the prospective financial performance of the Company due to the subsequent completion of the Completed Transactions and the pending completion of the Pending Transactions, as presented in the Unaudited Pro Forma Combined Financial Statements. Accordingly, the discussion of the Pending Acquisitions has been made on a pro forma basis in order to give a more representative view of the operations of the Company as if they owned the stations for the full year ended December 31, 1997.

    The unaudited pro forma information is presented for illustrative purposes only and is not indicative of the operating results or financial position that would have occurred if the Transactions had been consummated on the dates indicated, nor is it indicative of future operating results or financial positions if the aforementioned transactions are completed. The failure of the aforementioned transactions to be completed would significantly alter the unaudited pro forma information.

ADVERTISING AND BROADCAST CASH FLOW

    The primary source of the Company's revenues is the sale of advertising time on its radio stations. The Company's sales of advertising time are primarily affected by the demand for advertising time from local and national advertisers and the advertising rates charged by its radio stations. Advertising demand and rates are based in large part on a station's ability to attract audiences in the demographic groups targeted by its advertisers, as measured principally by Arbitron on a periodic basis, generally once, twice, or four times per year. Because audience ratings in local markets are crucial to a station's financial success, the Company endeavors to develop strong listener loyalty. The Company believes that the diversification of formats on its stations helps to insulate it from the effects of changes in the musical tastes of the public with respect to any particular format.

    The number of advertisements that can be broadcast without jeopardizing listening levels (and the resulting ratings) is limited in part by the format of a particular station. The Company's stations strive to maximize revenue by constantly managing the number of commercials available for sale and adjusting prices based upon local market conditions. In the broadcasting industry, radio stations sometimes utilize trade (or barter) agreements which exchange advertising time for goods or services (such as travel or lodging), instead of for cash. The Company seeks to minimize its use of trade agreements.

    The Company's advertising contracts are generally short-term. The Company generates most of its revenue from local advertising, which is sold primarily by a station's sales staff. In fiscal 1997, approximately 89% of the Company's revenues were from local advertising. To generate national advertising sales, the Company engages national representative companies.

    The Company's revenues vary throughout the year. As is typical in the radio broadcasting industry, the Company expects its first calendar quarter will produce the lowest revenues for the year, and the fourth calendar quarter will generally produce the highest revenues for the year, with the exception of certain stations such as those of the Company in Salisbury-Ocean City, Maryland, where the stations generally earn higher revenues in the second and third quarters of the year because of the higher seasonal population in those communities. The Company's operating results in any period may be affected by the incurrence of advertising and promotion expenses that typically do not have an effect on revenue generation until future periods, if at all.

    The Company's most significant station operating expenses are employee salaries and commissions, programming expenses, advertising and promotional expenditures, technical expenses, and general and administrative expenses. The Company strives to control these expenses by working closely with local station management.

    The performance of a radio station group, such as the Company's, is customarily measured by its ability to generate Broadcast Cash Flow. Broadcast Cash Flow consists of operating income (loss) before depreciation and amortization, non-cash stock compensation expense and corporate general and administrative expenses. EBITDA consists of operating income (loss) before depreciation and amortization and non-cash stock compensation expense. Although Broadcast Cash Flow and EBITDA are not measures of performance calculated in accordance with GAAP, management believes that they are useful to an investor in evaluating the Company because they are measures widely used in the broadcast industry to evaluate a radio company's operating performance. However, Broadcast Cash Flow and EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of liquidity or profitability.

RESULTS OF OPERATIONS

    HISTORICAL. Net revenue for the period from inception at May 22, 1997 through December 31, 1997 was $9,163. Station operating expenses excluding depreciation and amortization for this same period were $7,147 and depreciation and amortization for the period was $1,736. Corporate general and administrative expenses were $1,276 and the operating loss was $2,685 for the period. Interest expense net of interest income, other expense, and income tax expense were $772, $54 and $67, respectively, resulting in a net loss of $3,578 for the period. Net loss attributable to common stockholders and basic and diluted loss per share
for the period from inception through December 31, 1997 were $3,852 and $      ,
respectively. Broadcast Cash Flow and EBITDA for the period from inception through December 31, 1997 were $2,016 and $740, respectively.

    PRO FORMA. On a pro forma basis, after giving effect to the Completed Acquisitions, the Pending Acquisitions, associated cost eliminations (see "Certain Effects of the Acquisitions"), and the Offerings, net revenue would have been $106,176 for the full year from January 1, 1997 through December 31, 1997. Pro forma station operating expenses excluding depreciation and amortization for the year would have been $78,427 and pro forma depreciation and amortization for the year would have been $19,844. Pro forma corporate general and administrative expenses would have been $2,742 and pro forma operating income would have been $3,474 for the year. Pro forma interest expense, pro forma other expense, and pro forma income tax expense would have been $14,623, $168 and $195, respectively, resulting in a net loss of $11,512 for the period. Pro forma net loss attributable to common stockholders and pro forma basic and diluted loss per share for the year would
have been $27,687 and $      , respectively. Pro forma Broadcast Cash Flow and
pro forma EBITDA for the year would have been $27,749 and $25,007, respectively.

CERTAIN EFFECTS OF THE ACQUISITIONS

    CERTAIN COST ELIMINATIONS. The Company expects that operating a cluster of stations in each of its principal markets will allow the elimination of certain expenses, by eliminating duplicative functions, facilities, contracts, corporate office expenses and professional fees and certain non-recurring expenses. The Company expects that such eliminations will be partially offset by increased corporate overhead charges to be incurred as a result of the increased size of the Company. These estimated cost eliminations have been reflected as Pro Forma Adjustments in the Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1997.

    The Company believes that had such cost eliminations been implemented as of January 1, 1997, they would have approximated $1,942 in the aggregate with respect to the Completed Acquisitions during the year ended December 31, 1997. The Company believes these cost eliminations would have consisted of (i) $734 from elimination of duplicate personnel functions; (ii) $58 from elimination of duplicate corporate related expenses; (iii) $541 from elimination of expenses related to the previous owner including compensation and other expenses; (iv) $218 related to the consolidation of station facilities; (v) $133 from a completed contractual change in the national sales representation contract; (vi) $25 from the cancellation of duplicate vendor contracts; and (vii) $233 from elimination of expenses incurred by and for the benefit of the previous owner and unrelated to the ongoing business.

    With respect to the Pending Acquisitions, the Company believes that had such cost eliminations been implemented as of January 1, 1997, such eliminations would have approximated $4,911 in the aggregate with respect to the Pending Acquisitions during the year ended December 31, 1997. The Company believes these cost eliminations would have consisted of (i) $1,876 from elimination of duplicate personnel functions; (ii) $282 from elimination of duplicate corporate related expenses; (iii) $1,304 from elimination of expenses related to the previous owners including compensation and other expenses; (iv) $600 related to the consolidation of station facilities; (v) $263 from a completed contractual change in the national sales representation contract; (vi) $80 from the cancellation of duplicate vendor contracts; and (vii) $506 from elimination of one-time expenses incurred by and for the benefit of the previous owner and unrelated to the ongoing business.

    The Company believes that had the Completed and Pending Acquisitions been completed as of January 1, 1997, pro forma corporate general and administrative expenses for the year ending December 31, 1997 would have increased by $905, consisting primarily of increased corporate personnel and other corporate professional fees. Certain gains from the sales of assets of the previous owners of the stations in the amount of $13,723 have also been eliminated.

    CERTAIN CHARGES. The Company expects that the Pending Acquisitions will be accounted for using the purchase method of accounting and that the intangible assets created in the purchase transactions will be amortized against future earnings of the combined companies, that such amounts will be substantial and that they will continue to affect the Company's operating results in the future. These expenses, however, do not result in increased cash outflows by the Company and do not affect the Company's Broadcast Cash Flow.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's principal need for funds has been to fund the acquisition of radio stations, and to a lesser extent, interest and debt service payments and capital expenditures. The Company's principal sources of funds for these requirements have been equity financings and borrowings under credit agreements. Following consummation of the Pending Acquisitions, the Company's principal need for funds will be to fund future acquisitions, interest and debt service payments, working capital needs, and capital expenditures. The Company anticipates that its principal sources of funds will be proceeds from the Offerings, borrowings under the Credit Facility, and cash flows from operations.

    STATEMENT OF CASH FLOWS. Net cash used in operating activities was $1,887 for the period from inception at May 22, 1997 through December 31, 1997. Net cash used in investing activities was $95,100, and related primarily to the Historical Acquisitions. Net cash provided by financing activities was $98,560 for the same period.

    HISTORICAL ACQUISITIONS. During the period from inception at May 22, 1997 through December 31, 1997, the Company consummated the Historical Acquisitions for an aggregate purchase price of $91.9 million. Additional acquisitions have been subsequently completed in 1998 for an aggregate purchase price of $67.2 . The sources of funds for these acquisitions were primarily the proceeds of the Company's credit facilities and certain equity financings (see "Sources of Liquidity").

    PENDING ACQUISITIONS. The aggregate purchase price of the Pending Acquisitions is expected to be approximately $260.2 million, consisting almost entirely of cash. The Company intends to finance the Pending Acquisitions with the proceeds of the Credit Facility and the Offerings. See "Use of Proceeds." The Pending Acquisitions will be accounted for using the purchase method of accounting, and with respect to asset transactions, the intangible assets created in the purchase transactions will generally be amortized against future earnings over a twenty-five year period. The amount of such amortization will be substantial and will continue to affect the Company's operating results in the future. These expenses, however, do not result in outflows of cash by the Company and do not affect Broadcast Cash Flow or EBITDA.

    The Company expects to consummate most of the Pending Acquisitions during the second and third quarters of 1998, although there can be no assurance that the transactions will be consummated within that time frame. The pending acquisition of a Tallahassee FM station presently operated under an LMA is expected to close by the end of 1998. In two of the markets in which there are Pending Acquisitions (Augusta, GA and Dubuque, IA), petitions or informal objections have been filed against the Company's FCC assignment applications and a third objection is expected to be filed. All such petitions and objections must be resolved before FCC approval can be obtained and the acquisitions consummated. There can be no assurance that the Pending Acquisitions will be consummated. The Company believes that the proceeds of the Offerings will be sufficient to finance the consummation of the Pending Acquisitions.

    SOURCES OF LIQUIDITY. The Company financed the Completed Acquisitions primarily through equity financings and borrowings under a $57.0 million credit agreement dated as of July 7, 1997 (the "Old Credit Facility"), among the Company, NationsBanc of Texas, N.A. as Administrative Lender and the Lenders (as defined therein). The Old Credit Facility included a $32.0 million senior secured reducing revolver facility and a $25.0 million uncommitted senior secured acquisition facility. The Old Credit Facility allowed the Company to draw on its credit line by means of the issuance of letters of credit as well as cash drawdowns. During 1997, the limit on the committed portion of the Old Credit Facility was raised from $32.0 million to $70.0 million. At December 31, 1997, the Company had borrowed $42.8 million in cash draws under the senior secured reducing revolver and $5.5 million in outstanding letters of credit. In January 1998, the credit limit under the senior secured reducing revolver was increased to $75.0 million. The Company drew down a total of $42.8 million on the Old Credit Facility. The Company received from Media LLC equity contributions totaling $52.2 million for its Common Stock in 1997. These equity contributions consisted of (i) $45.0 million in cash, (ii) stock of CCC valued at $7.1 million, and (iii) other non-cash contributions of $0.1 million. The Company also received cash contributions totalling $15.0 million from Media LLC on

January 22, 1998. On November 11, 1997, the Company entered into a Securities Purchase Agreement with NML pursuant to which NML agreed to purchase 3,250 shares of the NML Preferred Stock for an aggregate consideration of $32.5 million. Of this amount, $16.2 million was received on November 17, 1997 and $16.3 million was received on February 5, 1998.

    In March 1998, the Company entered into a $190.0 million senior credit facility (the "Credit Facility") with Lehman Brothers Inc., as Arranger and Lehman Commercial Paper Inc., as Lender, Syndication Agent and Administrative Agent pursuant to which the Company has available a revolving line of credit of $110.0 million until March 2, 2006, and an eight-year term loan facility of $80.0 million. The proceeds of the borrowings under the Credit Facility have been used to finance acquisitions and to repay the Company's outstanding indebtedness under the Old Credit Facility, except for outstanding Letters of Credit in an aggregate amount equal to approximately $10.0 million. Except for certain provisions regarding the payment of such Letters of Credit, the Old Credit Facility has been terminated. In the first quarter of 1998, the Company will record an extraordinary loss related to the early extinguishment of the Old Credit Facility of $1.8 million. The Company's obligations under the Credit Facility are secured by substantially all of its assets in which a security interest may lawfully be granted (including, to the extent permitted by applicable law and the rules of the FCC, any FCC licenses held by the Company's subsidiaries), including, without limitation, intellectual property, real property, and all of the capital stock of the Company's direct and indirect domestic subsidiaries and 65% of the capital stock of any foreign subsidiaries and are guaranteed by each of the domestic subsidiaries of the Company. As of March 27, 1998, approximately $120.0 million was outstanding under the Credit Facility. See "Use of Proceeds" and "Description of Credit Facility and Notes."

    Both revolving credit and term loan borrowings under the Credit Facility bear interest, at the Company's option, at a rate equal to the Base Rate (as defined under the terms of the Credit Facility) plus a margin ranging between 0.50% to 1.75%, or the Eurodollar Rate (as defined under the terms of the Credit Facility) plus a margin ranging between 1.50% to 2.75% (in each case dependent upon the leverage ratio of the Company). The revolving credit and term loan borrowings are repayable in equal quarterly installments beginning in 2000. The scheduled annual amortization of the term loans is $10.0 million in each of the years 2000 through 2002, $15.0 million in each of the years 2003 through 2005, and $5.0 million at maturity. The scheduled annual reduction in availability under the revolving credit loans is $10.0 million in each of the years 2000 and 2001, $15.0 million in 2002, $20.0 million in year 2003, $25.0 million in each of the years 2004 and 2005, and $5.0 million at maturity in 2006.

    Pursuant to the Debt Offering, the Company will issue $100.0 million in
aggregate principal amount of    % Senior Subordinated Notes which have a
maturity date of       , 2008. The Notes are senior subordinated obligations of
the Company and are subordinated in right of payment to all existing and future Senior Debt of the Company (including obligations under the Credit Facility). The Notes will be general unsecured obligations of the Company and will be subordinated in right of payment to senior debt. Interest on the Notes will be payable semi-annually in arrears. See "Description of Credit Facility and Notes."

    Pursuant to the Preferred Stock Offering, the Company is offering
approximately $133.0 million of     % Series A Cumulative Exchangeable
Redeemable Preferred Stock Due 2009, $    million of which are being offered
directly by the Company, and not through the Underwriters, to NML, the sole owner of the NML Preferred Stock, which had an accreted value as of February 14, 1998 of approximately $33.0 million, at a purchase price equal to the price to public. The holders of the Series A Preferred Stock are entitled to receive
cumulative dividends at an annual rate equal to     % of the liquidation
preference per share of Series A Preferred Stock, payable quarterly, in arrears.
On or before          , 2003, the Company may, at its option, pay dividends in
cash or in additional fully paid and non-assessable shares of Series A Preferred
Stock. After          , 2003, dividends may only be paid in cash. The shares of
Series A Preferred Stock are subject to mandatory redemption in          , 2009
at a price equal to 100% of the liquidation preference thereof plus any and all accrued and unpaid cumulative dividends thereon. The Series A Preferred Stock may be redeemed by the Company prior to such date under certain circumstances. See "Description of Capital Stock--Series A Preferred Stock and Exchangeable Debentures."

    The degree to which the Company is leveraged following the Offerings will have material consequences to the Company. The Company's ability to obtain additional financing in the future for acquisitions, working capital, capital expenditures, general corporate or other purposes will be subject to the covenants contained in the Indenture, the Credit Facility, the Certificate of Designation and the Exchange Debenture Indenture. A substantial portion of the Company's cash flow from operations will be required to be used to pay principal and interest on its debt and will not be available for other purposes. The Company is subject to restrictive financial and operating covenants, and the failure by the Company to comply with those covenants would result in an event of default under the applicable instruments, which in turn would permit acceleration of debt under those instruments. Because of these restrictions, the Company is more vulnerable to economic downturns and is more limited in its ability to withstand competitive pressures and to react to changes in broadcast industry or general economic conditions.

    The Company's ability to make scheduled payments of principal on, to pay interest on, or to refinance its debt depends on its future financial performance, which to a certain extent is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control, as well as the success of the businesses acquired and to be acquired and the integration of those businesses into the Company. There can be no assurance that the Company's business will generate sufficient cash flow from operations, that anticipated improvements in operating results will be achieved or that future working capital borrowings will be available in an amount sufficient to enable the Company to service its debt, or to make necessary capital or other expenditures. The Company may be required to refinance a portion of the principal amount of the Notes prior to their maturity, or to redeem the Company's outstanding Series A Preferred Stock under certain conditions. There can be no assurance that the Company will be able to raise additional capital through the sale of securities, the disposition of radio stations or otherwise for any such refinancing or redemption.

    In addition, the Company may require additional financing for future acquisitions beyond the Pending Acquisitions, if any, and there can be no assurance that it would be able to obtain such financing or if available, such financing would be on terms considered favorable by management. Management evaluates potential acquisition opportunities on an on-going basis and has had, and continues to have, preliminary discussions concerning the purchase of additional stations. The Company expects that any additional acquisitions of radio stations will be financed through funds generated from operations, cash on hand, funds which may be available under the Credit Facility and additional debt and equity financing. The availability of additional acquisition financing cannot be assured, and, depending on the terms of the proposed acquisitions financing, could be restricted by the Credit Facility and/or the debt incurrence tests under the Indenture, the Certificate of Designation and the Exchange Debenture Indenture. The Company expects that it may consider disposing of certain stations in its markets, although the Company has no current plans or arrangements to dispose of any of its stations. See "Risk Factors."

    Based upon the Company's current level of operations and anticipated improvements, management believes that cash flow from operations, together with the net proceeds of the Offerings and available borrowings under the Credit Facility, will be adequate to meet the Company's anticipated future requirements for working capital, capital expenditures, and scheduled payments on its debt service for the foreseeable future.

SEASONALITY

    The Company expects that its operations and revenues will be largely seasonal in nature, with generally lower revenue generated in the first quarter of the year and generally higher revenue generated in the fourth quarter of the year, with the exception of certain stations such as those of the Company in Salisbury-Ocean City, Maryland, where the stations generally earn higher revenues in the second and third quarters of the year because of the higher seasonal population in those communities. The seasonality of the Company's business causes and will likely continue to cause a significant variation in the Company's quarterly operating results. Such variations could have a material adverse effect on the timing of the Company's cash flows and therefore on its ability to service its obligations with respect to its indebtedness, including the Indenture and the Credit Facility.

YEAR 2000 RISK

    The Company has implemented a Year 2000 program to ensure that the Company's computer systems and applications will function properly beyond 1999. The Company believes that it has allocated adequate resources for this purpose and expects its Year 2000 date conversion program to be successfully completed on a timely basis. There can, however, be no assurance that this will be the case. The Company does not expect to incur significant expenditures to address this issue. The ability of third parties with whom the Company transacts business to adequately address their Year 2000 issues is outside of the Company's control. There can be no assurance that the failure of the Company or such third parties to adequately address their respective Year 2000 issues will not have a material adverse effect on the Company's business, financial condition, cash flows and results of operations.

                                    BUSINESS

    The Company is a radio broadcasting company focused on the acquisition, operation and development of radio stations in mid-size and smaller radio markets in the U.S. The Company currently owns and operates, or provides sales and marketing services under LMA agreements (pending FCC approval of acquisition) to 94 stations in 19 markets. Upon consummation of the Pending Acquisitions, the Company will be one of the five largest radio broadcasting companies based on number of stations, and among the fifteen largest based on net revenues, in the U.S. and will own and operate 167 radio stations (119 FM and 48 AM) clustered in 32 markets. The Company has assembled market-leading clusters with stations comprising the first or second ranked radio group, in terms of revenue share and/or audience share, in all of its 32 U.S. markets. On a pro forma basis after giving effect to the Transactions, the Company would have generated net revenues of approximately $106.2 million and Broadcast Cash Flow of approximately $27.7 million during the period ended December 31, 1997.

    Cumulus operates and develops clusters of stations in demographically attractive and fast growing mid-size and smaller markets. Relative to the 100 largest markets in the U.S., the Company believes that the mid-size and smaller markets (MSA 100-267) represent attractive operating environments and generally are characterized by: (i) a greater reliance on radio advertising as evidenced by the greater percentage of total media revenues captured by radio than the national average; (ii) rising advertising revenues as the larger national and regional retailers expand into these markets; (iii) small independent operators, many of whom lack the capital to produce high quality locally-originated programming and/or to employ more sophisticated research, marketing, management and sales techniques; and (iv) lower overall susceptibility to economic downturns.

    The Company believes that the attractive operating characteristics of mid-size and smaller markets coupled with the relaxation of FCC ownership limits create significant opportunities to form clusters within markets and regions that will enable the Company to achieve revenue growth and cost efficiencies. As a result, management believes that the Company can grow revenues at rates equal to or better than larger market growth rates and generate Broadcast Cash Flow margins that are comparable to the higher margins that previously were generally achievable only in the top 100 markets. The Company believes that mid-size and smaller radio markets provide an excellent opportunity to acquire attractive properties at favorable purchase prices due to the size and fragmented nature of ownership in these markets and to the historically greater attention given to the larger markets by radio station acquirors. According to BIA, there are approximately 1,600 FM and 1,000 AM stations in the 168 U.S. radio markets ranked MSA 100-267. These 2,600 stations are owned by approximately 1,100 different operators. In addition, there are nearly 4,700 stations in unranked markets owned by approximately 2,700 operators.

    The Company's principal strategy is to establish its position as a leader in its markets and regions and to expand into additional mid-size and smaller markets and regions where it believes a leadership position can be achieved by assembling clusters. Cumulus seeks to enhance the quality of radio for listeners and the utility of the radio medium for advertisers in order to maximize the advertising revenues and Broadcast Cash Flow of its radio stations. To that end, Cumulus utilizes extensive research to properly position the formats of stations in a given market and also significantly increases the amount of locally-originated programming. Upon consummation of the Pending Acquisitions, the Company's portfolio of stations will be diversified in terms of format, target audience, geographic location and stage of development. Because of the size and diversity of its portfolio and its individual radio station groups or "clusters," the Company believes it is not reliant upon the performance of any single station or any specific format.

MANAGEMENT TEAM

    Members of the Company's senior management team have an aggregate of over 70 years of experience in the media and radio broadcasting industry. To date, management has successfully negotiated 58 separate acquisition transactions on behalf of the Company. The Company's Executive Chairman and

Treasurer, Richard W. Weening, has over 20 years of operating experience in media and information companies including significant experience in corporate finance and mergers and acquisitions. Lewis W. Dickey, Jr., Executive Vice Chairman, has over 15 years of experience in the radio and television broadcasting industry and is a successful owner-operator of radio stations in larger and mid-size markets. Mr. Dickey is also a nationally regarded business strategy and marketing consultant to the broadcasting industry. William M. Bungeroth, the Company's President, has over 20 years of experience in the radio and television broadcasting industry and has developed an expertise in enhancing revenue at stations under his management. Mr. Bungeroth is President and CEO of Cumulus Broadcasting Inc. and manages the broadcasting business along with the General Managers of each market, the Director of Programming and the regional Directors of Sales. The Company's Vice President and Chief Financial Officer, Richard J. Bonick, Jr., has 20 years of experience in the radio broadcasting industry. Mr. Bonick manages the financial reporting and control systems as well as the operational aspects of the Company's broadcasting business.

STATION PORTFOLIO

    The Company has four regions in the U.S. as its primary focus: the Midwest, Southeast, Southwest and Northeast. The following chart sets forth certain information with respect to the Company's stations in these regions, before and after giving effect to the Pending Acquisitions:

                                                                             PENDING ACQUISITIONS (1)
                                                                ---------------------------------------------------   NUMBER OF
                                                                                    NUMBER                            STATIONS
                                               NUMBER                                 OF                              FOLLOWING
                                            OF STATIONS            NUMBER OF       STATIONS                            PENDING
                                             CURRENTLY             STATIONS          TO BE           NUMBER OF       ACQUISITIONS
                                               OWNED               CURRENTLY        PLACED        STATIONS TO BE            (3)
                            MARKET    ------------------------       UNDER           UNDER           ACQUIRED        -----------
MARKET(2)                    RANK         FM           AM           LMA (2)           LMA           WITHOUT LMA          FM
-------------------------  ---------  -----------  -----------  ---------------  -------------  -------------------  -----------
MIDWEST REGION
Ann Arbor, MI............     146              2            2         --              --                --                    2
Appleton-Oshkosh/
  Green Bay, WI..........   138/182            3            2              2          --                --                    5
Dubuque, IA..............     217         --           --             --              --                     5                4
Marion Carbondale, IL....     209         --           --                  6          --                --                    4
Bismarck, ND.............     259         --           --             --              --                     4                3
Kalamazoo, MI............     172         --           --             --              --                     3                2
Faribault-Owatonna-
  Waseca, MN.............     --          --           --             --              --                     8                4
Mankato, MN..............     --          --           --             --              --                     3                2
Mason City, IA...........     --          --           --             --              --                     7                5
New Ulm-Springfield-
  Marshall, MN...........     --          --           --             --              --                     3                2
Rochester, MN............     --          --           --             --              --                     4                2
Toledo, OH...............     76               4            2         --                   1            --                    5

SOUTHEAST REGION
Albany, GA...............     205         --           --             --                   4            --                    3
Augusta, GA..............     109              3            1              2               2                 1                6
Chattanooga, TN..........     102         --           --                  1          --                --                    1
Columbus, GA.............     166              3            2         --              --                --                    3
Florence, SC.............     198              1            1              5               1                 2                7
Montgomery, AL...........     143         --           --                  4          --                --                    2
Myrtle Beach, SC.........     175              3            1              2          --                --                    5
Salisbury-Ocean City,
  MD.....................     153              4            2              2          --                --                    6
Savannah, GA.............     154         --           --                  5          --                     2                5
Tallahassee, FL..........     165              3            1              1          --                --                    4
Wilmington, NC...........     178              4            1         --              --                --                    4


                                            ADULTS 12+         REVENUE
MARKET(2)                       AM           SHARE(%)         RANK (5)
-------------------------  -------------  ---------------  ---------------
MIDWEST REGION
Ann Arbor, MI............            2             8.7                1
Appleton-Oshkosh/
  Green Bay, WI..........            2            20.2(4)             2
Dubuque, IA..............            1            34.8                1
Marion Carbondale, IL....            2            32.4                2
Bismarck, ND.............            1            37.7                1
Kalamazoo, MI............            1            22.3                1
Faribault-Owatonna-
  Waseca, MN.............            4          --                    1
Mankato, MN..............            1          --                    1
Mason City, IA...........            2          --                    1
New Ulm-Springfield-
  Marshall, MN...........            1          --                    1
Rochester, MN............            2          --                    2
Toledo, OH...............            2            31.2                2
SOUTHEAST REGION
Albany, GA...............            1            23.2                2
Augusta, GA..............            3            29.3                1
Chattanooga, TN..........            0            22.3                1
Columbus, GA.............            2            32.5                1
Florence, SC.............            3            42.2                1
Montgomery, AL...........            2            34.4                1
Myrtle Beach, SC.........            1            20.3                1
Salisbury-Ocean City,
  MD.....................            2            31.2                1
Savannah, GA.............            2            36.0                2
Tallahassee, FL..........            1            32.8                1
Wilmington, NC...........            1            17.3                2

                                                                             PENDING ACQUISITIONS (1)
                                                                ---------------------------------------------------   NUMBER OF
                                                                                    NUMBER                            STATIONS
                                               NUMBER                                 OF                              FOLLOWING
                                            OF STATIONS            NUMBER OF       STATIONS                            PENDING
                                             CURRENTLY             STATIONS          TO BE           NUMBER OF       ACQUISITIONS
                                               OWNED               CURRENTLY        PLACED        STATIONS TO BE            (3)
                            MARKET    ------------------------       UNDER           UNDER           ACQUIRED        -----------
MARKET(2)                    RANK         FM           AM           LMA (2)           LMA           WITHOUT LMA          FM
-------------------------  ---------  -----------  -----------  ---------------  -------------  -------------------  -----------
SOUTHWEST REGION
Abilene, TX..............     224         --           --                  3               1            --                    4
Amarillo, TX.............     188         --           --                  6          --                --                    4
Beaumont-Port Arthur,
  TX.....................     128         --           --                  1          --                     4                3
Grand Junction, CO.......     247         --           --             --              --                     6                4
Lake Charles, LA.........     203         --           --             --              --                     4                3
Odessa-Midland, TX.......     174         --           --                  5          --                --                    4
Wichita Falls, TX........     236              3           --              1          --                --                    4

NORTHEAST REGION
Augusta-Waterville, ME...     245         --           --             --              --                     6                5
Bangor, ME...............     263         --           --             --              --                     2                2
                                              --           --             --              --                --
                                                                                                                            ---

TOTAL 32 MARKETS.........                     33           15             46               9                64              119


                                            ADULTS 12+         REVENUE
MARKET(2)                       AM           SHARE(%)         RANK (5)
-------------------------  -------------  ---------------  ---------------
SOUTHWEST REGION
Abilene, TX..............            0            26.7                2
Amarillo, TX.............            2            30.6                2
Beaumont-Port Arthur,
  TX.....................            2            29.4                2
Grand Junction, CO.......            2            42.7                1
Lake Charles, LA.........            1            49.7                1
Odessa-Midland, TX.......            1            39.7                1
Wichita Falls, TX........            0            28.6                2
NORTHEAST REGION
Augusta-Waterville, ME...            1            25.6                1
Bangor, ME...............            0            30.4                1
                                    --

TOTAL 32 MARKETS.........           48

------------------------------

(1) The Company expects to consummate most of the Pending Acquisitions during the second and third quarters of 1998, although there can be no assurance that the transactions will be consummated within that time frame. The pending acquisition of a Tallahassee FM station presently operated under an LMA is expected to close by the end of 1998. In two of the markets in which there are Pending Acquisitions (Augusta, GA and Dubuque, IA), petitions or informal objections have been filed against the Company's FCC assignment applications and a third objection is expected to be filed. All such petitions and objections must be resolved before FCC approval can be obtained and the acquisitions consummated.

(2) The listed markets correspond to station clusters of the Company, but may vary from the "markets" defined for purposes of the FCC's multiple-ownership rules, which are defined by reference to the signal coverages of the stations involved. Thus, in some instances (E.G., Augusta, GA, Florence, SC, and Salisbury-Ocean City, MD), the number of stations following the Pending Acquisitions as listed in the above table exceeds the number of radio stations specified in the FCC's rules that one person or entity may own, operate or control within a single market, but is still consistent with FCC requirements. In Augusta, GA, the Company may not be permitted to acquire more than five FM and three AM stations unless it succeeds in obtaining FCC approval to modify the facilities of one or more of its currently owned stations and/or obtain FCC consent to the use of an alternative engineering analysis.

(3) Includes radio stations to which the Company currently provides programming and on which the Company sells advertising pursuant to an LMA.

(4) Indicates Adult 12+ share of Appleton-Oshkosh market.

(5) Market revenue rankings for Faribault-Owatonna-Waseca, MN, Mankato, MN, Mason City, IA, Rochester, MN and New Ulm-Springfield-Marshall, MN are based on Company estimates.

    The Company also owns and operates five radio stations and one leased frequency in various locations throughout the English-speaking Eastern Caribbean, including among other places, Trinidad, St. Kitts and St. Lucia.

ACQUISITION STRATEGY

    Cumulus has focused its acquisition strategy on acquiring radio broadcasting stations in demographically attractive and fast growing mid-size to smaller markets that it believes offer substantial growth opportunities for the Company. In executing this strategy, the Company adheres to certain key acquisition criteria. Primary among these criteria are targeting markets with: (i) growing economies that are not dependent upon any single industry or employer; (ii) a regional fit with the Company's overall portfolio concentration in the Midwest, Southeast, Southwest and Northeast regions of the U.S.; (iii) close proximity to larger markets that may lead to increased economic expansion into the Company's markets; (iv) previously unconsolidated markets with fragmented individual ownership of stations; (v) the opportunity to assemble a cluster of stations diversified in format to provide a range of target demographic options for advertisers; and (vi) the opportunity to increase sales performance through greater coverage of potential advertisers with more sales people per station.

    In targeting specific stations, the Company seeks stations with a position of leadership in their market in terms of ratings and format, with the opportunity to significantly increase revenues and Broadcast Cash Flow. Additionally, Cumulus seeks high quality technical and operating facilities, capable local management and an FCC license which enables coverage of the entire market.

    The Company believes that its acquisition strategy will have a number of benefits, including: (i) growth and diversification of revenue and Broadcast Cash Flow across a greater number of stations and markets; (ii) improved Broadcast Cash Flow margins through the consolidation of facilities and the elimination of redundant expenses; (iii) enhanced utilization of certain corporate overhead functions including its senior management team; (iv) improved leverage in various key vendor negotiations; (v) greater ability to recruit top industry management talent; and (vi) increased overall scale, which should facilitate the Company's future capital raising activities.

INTEGRATION OF ACQUIRED BUSINESSES

    The Company has developed, through its 58 Completed and Pending Acquisitions, an efficient process for the integration of newly acquired properties into the Cumulus portfolio and respective geographic cluster, as well as into the overall Cumulus culture and operating philosophy. The Company's station integration plan consists of six key elements: (i) employ sophisticated market research to refine station formats, enrich the listener experience and increase audience and revenue share relative to other stations in the market;
(ii) expand the size and the effectiveness of the sales organization through active recruitment and in-depth training to enhance demand for the station's spot inventory to increase both revenue and margin; (iii) add the station to the Cumulus in-market local area network and install the Company's proprietary system for real-time monitoring by management of station sales and inventory performance; (iv) install Cumulus's centralized networked accounting system for financial reporting, budget control, payables management and cash management;
(v) establish revenue and expense budgets consistent with the programming and sales strategy and make necessary cost adjustments; and (vi) implement necessary improvements in transmission facilities, audio processing and studio facilities. From time to time, in compliance with applicable law, the Company will enter into an LMA or consulting arrangement with a target property prior to FCC final approval and the consummation of the acquisition in order to gain a "head start" on the integration process.

OPERATING STRATEGY

    The Company's operating strategy has the following principal components:

        ASSEMBLE AND MANAGE MARKET CLUSTERS WITH REGIONAL CONCENTRATIONS. The Company has assembled the first or second ranked cluster of stations based on revenue share and/or audience share in all of its U.S. markets in four regional concentrations, the Midwest, Southeast, Southwest and Northeast. The Company believes that by offering a diversity of radio formats within a given market, Cumulus provides customized and efficient marketing solutions to meet advertisers' needs. By assembling market clusters with a regional concentration, the Company believes that it will be able to increase revenues by offering regional coverage of key demographic groups that were previously unavailable to national and regional advertisers. The Company also believes that its cluster approach will allow it to operate its stations with more highly skilled local management teams equipped with greater resources and to eliminate redundant operating and overhead expenses.

        MAXIMIZE EACH STATION'S POTENTIAL THROUGH POSITIONING AND BRANDING. The Company utilizes extensive market research to refine the programming of each of its stations and to position each as a separate brand within a particular cluster. The objective of this strategy is to optimize each station's potential in terms of audience ratings and revenue share while providing the widest possible range of choice to listeners and advertisers. Such stations can better capitalize on the operating leverage inherent in the radio industry because the costs of operating a radio station are generally fixed and, therefore, increased revenues generally result in disproportionately larger increases in Broadcast Cash Flow.

        FOCUS ON PROGRAMMING. A principal Company operating strategy is to enhance each station's programming appeal, including both the quality and quantity of local programming as a means of enriching the listener experience. The Company believes that adopting this commitment to high quality, locally originated programming will provide its stations with a competitive advantage and increase each station's audience share. Moreover, the Company believes that the efficiencies and scale afforded by the operation of multiple stations in the same market and region working together with information technology make it possible to substantially improve programming and the quality of the listener experience without a comparable increase in cost.

        EXPAND DEDICATED SALES FORCE AND OPTIMIZE INVENTORY MANAGEMENT. Underpinning the Company's strategy for optimizing the potential of each station within a cluster is the practice of dedicating a sales force for each of its stations. The Company believes that many of the acquired stations have dramatically underperformed in sales, due primarily to undersized sales staffs responsible for selling air time on multiple stations, thus diluting their ability to cover all of the potential advertisers with strong advocates for each station. The Company believes its pratice of utilizing a dedicated sales force for each station will attract a larger number of advertisers thereby increasing the demand for each station's commercial spot inventory. Accordingly, the Company has significantly expanded the number of salespeople for each of its stations. Salespeople are typically compensated exclusively on a commission basis. Also, in each of its market clusters, the Company utilizes Internet-based sales reporting systems to monitor its sales activity and to formulate and implement rate structure and inventory management on a continual basis.

        INCREASE RADIO REVENUE SHARE. The Company believes that its strategy of larger and dedicated station sales staffs, brand development, regional concentration, and market clusters will help increase advertising volume and revenues from existing customers and increase the number and scope of new advertisers. This strategy enables the Company to compete more effectively with other local and regional media such as newspapers and cable and broadcast television stations, because it can now offer a competitively priced alternative to reach the target audience that advertisers desire. The Company's sales management team has substantial experience in the areas of generating new sources of revenues including promotional events, retailer co-op advertising and other sources including business-to-business advertising.

        IMPLEMENT STRICT COST CONTROLS. The Company's management imposes strict financial reporting requirements and expense budget limitations on each of its stations. In addition, management maintains a centralized accounting system which allows it to monitor the performance and operations of each of its stations. Management believes such centralization allows the Company to achieve expense savings in certain areas, including purchasing and administrative expenses. Management believes that the Company will also achieve expense savings through the elimination of certain duplicate costs within its markets and market clusters.

        IMPLEMENT INTERNET-BASED MANAGEMENT INFORMATION SYSTEMS. The Company has implemented a proprietary application using Internet software standards to support daily sales and inventory performance reporting by station, by market and by cluster. In addition, the Company employs the same system to network its centralized accounting and cash management. This allows the Company to compare each station's actual performance (including revenue and inventory management) to budget on a regular basis and deploy resources on a timely basis to those stations not achieving budgetary goals.

        RECRUIT AND RETAIN SKILLED MANAGERS. The Company believes that operating a top-ranked cluster of stations in a market will enable the Company to recruit and retain high caliber radio management personnel who might otherwise be attracted to larger markets. The Company believes that regional management and coordination will enable it to maximize the benefits of operating a growing number of stations in geographically diverse locations, while maintaining controls over local operations. Local management is also central to the Company's strategy and is primarily responsible for building and developing a sales team capable of converting the stations' audience rankings into revenues. The Company's general managers and sales managers are motivated through incentive compensation based primarily upon their station's cash flow performance and secondarily on their ability to convert their station's audience share into market revenue share.

INDUSTRY OVERVIEW

    The primary source of revenues for radio stations is generated from the sale of advertising time to local and national spot advertisers and national network advertisers. During the past decade, local advertising revenue as a percentage of total radio advertising revenue in a given market has ranged from approximately 72% to 87%. The growth in total radio advertising revenue tends to be fairly stable and has generally grown at a rate faster than the Gross National Product ("GNP"). With the exception of 1991, when total radio advertising revenue fell by approximately 3.1% compared to the prior year, advertising revenue has risen in each of the past 15 years more rapidly than both inflation and the GNP.

    According to the RAB's Radio Marketing Guide and Fact Book for Advertisers 1997, each week, radio reaches approximately 96% of all Americans over the age of 12. More than one-half of all radio listening is done outside the home which reaches three out of four adults by car radio each week. The average listener spends approximately three hours and 20 minutes per day listening to radio. The highest portion of radio listenership occurs during the morning, particularly between the time a listener wakes up and the time the listener reaches work. This "morning drive time" period reaches more than 80% of people over 12 years of age, and as a result, radio advertising sold during this period achieves premium advertising rates.

    Radio is considered an efficient, cost-effective means of reaching specifically identified demographic groups. Stations are typically classified by their on-air format, such as country, adult contemporary, oldies and news/talk. A station's format and style of presentation enables it to target certain demographics. By capturing a specific share of a market's radio listening audience, with particular concentration in a targeted demographic, a station is able to market its broadcasting time to advertisers seeking to reach a specific audience. Advertisers and stations utilize data published by audience measuring services, such as Arbitron, to estimate how many people within particular geographical markets and demographics listen to specific stations.

    The number of advertisements that can be broadcast without jeopardizing listening levels (and the resulting ratings) is limited in part by the format of a particular station and the local competitive environment. Although the number of advertisements broadcast during a given time period may vary, the total number of advertisements broadcast on a particular station generally does not vary significantly from year to year.

    A station's local sales staff generates the majority of its local and regional advertising sales through direct solicitations of local advertising agencies and businesses. To generate national advertising sales, a station usually will engage a firm that specializes in soliciting radio advertising sales on a national level. National sales representatives obtain advertising principally from advertising agencies located outside the station's market and receive commissions based on the revenue from the advertising obtained.

ADVERTISING SALES

    Virtually all of the Company's revenue is generated from the sale of local, regional and national advertising for broadcast on its radio stations. In 1997, approximately 89% of the Company's net broadcasting revenue was generated from the sale of local and regional advertising. Additional broadcasting revenue is generated from the sale of national advertising. The major categories of the Company's advertisers include: Automotive, Retail, Healthcare, Telecommunications, Fast Food, Beverage, Movies, Entertainment, and Services. Each station's local sales staff solicits advertising either directly from the local advertiser or indirectly through an advertising agency. The Company employs a tiered commission structure to focus its individual sales staffs on new business development. The Company has also, consistent with its operating strategy of dedicated sales forces for each of its stations, significantly increased the number of sales persons per station. The Company believes that it can outperform the traditional growth rates of its markets by expanding its base of advertisers and providing a higher level of service to its existing base. This requires larger sales staffs than most of the stations currently employ at the time they are acquired by the Company. The Company supports its strategy of building local direct accounts by employing personnel in each of its markets to produce custom commercials that respond to the needs of, and in turn help sell product for, its advertisers. In addition, in-house production provides advertisers greater flexibility in changing their commercial messages with minimal lead time.

    National sales are made by two firms specializing in radio advertising sales on the national level in exchange for a commission from the Company that is based on the Company's net revenue from the advertising obtained. Regional sales, which the Company defines as sales in regions surrounding the Company's markets to buyers that advertise in the Company's markets, are generally made by the Company's local sales staff. The Company believes that both national and regional sales represent an attractive growth opportunity for the Company. Whereas the Company seeks to grow its local sales through larger and more customer-focused sales staffs, it seeks to grow its national and regional sales by offering clusters within specific markets and regions which will make the Company's stations more attractive to key national and regional advertisers. Many of these large accounts have previously been reluctant to advertise in these markets because of the logistics involved in buying advertising from individual stations. Certain of the Company's stations had no national representation before being acquired by the Company.

    Depending on the programming format of a particular station, the Company estimates the optimum number of advertisements available for sale. The number of advertisements that can be broadcast without jeopardizing listening levels (and the resulting ratings) is limited in part by the format of a particular station. The Company's stations strive to maximize revenue by managing their on-air inventory of advertising time and adjusting prices up or down based on supply and demand. The Company seeks to broaden its base of advertisers in each of its markets by providing a wide array of audience demographic segments across its cluster of stations, thereby providing each of its potential advertisers with an effective means of reaching a targeted demographic group. Each of the Company's stations has a general target level of on-air inventory that it makes available for advertising. This target level of inventory for sale may be different at different times of the day but tends to remain stable over time. The Company's selling and pricing activity is based on demand for its radio stations' on-air inventory and, in general, the Company responds to this demand by varying prices rather than by varying its target inventory level for a particular station. Therefore, most changes in revenue are explained by demand-driven pricing changes rather than by changes in the available inventory. Advertising rates charged by radio stations are based primarily on (i) a station's share of audiences in the demographic groups targeted by advertisers (as measured by ratings surveys), (ii) the supply of and demand for radio advertising time generally and for time targeted at particular demographic groups and (iii) certain qualitative factors. Rates are generally highest during morning and afternoon commuting hours.

    A station's listenership is reflected in ratings surveys that estimate the number of listeners tuned to the station and the time they spend listening. Each station's ratings are used by its advertisers and advertising representatives to consider advertising with the station and are used by the Company to chart audience growth, set advertising rates and adjust programming. The radio broadcast industry's principal ratings service is Arbitron, which publishes periodic ratings surveys for significant domestic radio markets. These surveys are the Company's primary source of ratings data.

COMPETITION

    The radio broadcasting industry is highly competitive. The success of each of the Company's stations depends largely upon its audience ratings and its share of the overall advertising revenue within its market. The Company's audience ratings and advertising revenue are subject to change, and any adverse change in a particular market affecting advertising expenditures or an adverse change in the relative market positions of the stations located in a particular market could have a material adverse effect on the revenue of the Company's radio stations located in that market. There can be no assurance that any one or all of the Company's radio stations will be able to maintain or increase current audience ratings or advertising revenue market share.

    The Company's stations compete for listeners and advertising revenue directly with other radio stations within their respective markets. Radio stations compete for listeners primarily on the basis of program content that appeals to a particular demographic group. By building a strong listener base consisting of specific demographic groups in each of its markets, the Company is able to attract advertisers seeking to reach those listeners. Companies that operate radio stations must be alert to the possibility of another station changing its format to compete directly for listeners and advertisers. Another station's decision to convert to a format similar to that of one of the Company's radio stations in the same geographic area or launch an aggressive promotional campaign may result in lower ratings and advertising revenue, increased promotion and other expenses and, consequently, lower Broadcast Cash Flow for the Company.

    Factors that are material to a radio station's competitive position include management experience, the station's local audience rank in its market, transmitter power, assigned frequency, audience characteristics, local program acceptance and the number and characteristics of other radio stations in the market area. The Company attempts to improve its competitive position in each market by extensively researching its stations' programming, by implementing advertising campaigns aimed at the demographic groups for which its stations program and by managing its sales efforts to attract a larger share of advertising dollars for each station individually. However, the Company competes with some organizations that have substantially greater financial or other resources than the Company.

    Recent changes in the Communications Act and the FCC's rules and policies permit increased ownership and operation of multiple local radio stations. Management believes that radio stations that elect to take advantage of joint arrangements such as LMAs may in certain circumstances have lower operating costs and may be able to offer advertisers more attractive rates and services. Although the Company currently operates multiple stations in each of its markets and intends to pursue the creation of additional multiple station groups, the Company's competitors in certain markets include operators of multiple stations or operators who already have entered into LMAs. The Company also competes with other radio station groups to purchase additional stations. Some of these groups are owned or operated by companies that have substantially greater financial and other resources than the Company.

    Although the radio broadcasting industry is highly competitive, and competition is enhanced to some extent by changes in existing radio station formats and upgrades of power, among other actions, certain regulatory limitations on entry exist. The operation of a radio broadcast station requires a license from the FCC, and the number of radio stations that an entity can operate in a given market is limited by the availability of FM and AM radio frequencies allotted by the FCC to communities in that market, as well as by the FCC's multiple ownership rules regulating the number of stations that may be owned and controlled by a single entity. The FCC's multiple ownership rules have changed significantly as a result of the Telecom Act. For a discussion of FCC regulation and the provisions of the Telecom Act, see " -- Federal Regulation of Radio Broadcasting."

    The Company's stations also compete for advertising revenue with other media, including newspapers, broadcast television, cable television, magazines, direct mail, coupons and outdoor advertising. In addition, the radio broadcasting industry is subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems, by satellite and by digital audio broadcasting ("DAB"). DAB may deliver by satellite to nationwide and regional audiences, multi-channel, multi-format, digital radio services with sound quality equivalent to compact discs. The delivery of information through the presently unregulated Internet also could create a new form of competition. The radio broadcasting industry historically has grown despite the introduction of new technologies for the delivery of entertainment and information, such as television broadcasting, cable television, audio tapes and compact disks. A growing population and greater availability of radios, particularly car and portable radios, have contributed to this growth. There can be no assurance, however, that the development or introduction in the future of any new media technology will not have an adverse effect on the radio broadcasting industry.

    The FCC has recently authorized spectrum for the use of a new technology, satellite digital audio radio services ("DARS"), to deliver audio programming. The FCC has also authorized two companies to provide DARS service. DARS may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats to local and national audiences. It is not known at this time whether this digital technology also may be used in the future by existing radio broadcast stations either on existing or alternate broadcasting frequencies.

    The Company cannot predict what other matters might be considered in the future by the FCC, nor can it assess in advance what impact, if any, the implementation of any of these proposals or changes might have on its business. See "-- Federal Regulation of Radio Broadcasting."

FEDERAL REGULATION OF RADIO BROADCASTING

    INTRODUCTION. The ownership, operation and sale of broadcast stations, including those licensed to the Company, are subject to the jurisdiction of the FCC, which acts under authority derived from the Communications Act. The Communications Act was amended in 1996 by the Telecom Act to make changes in several broadcast laws. Among other things, the FCC grants permits and licenses to construct and operate radio stations; assigns frequency bands for broadcasting; determines whether to approve changes in ownership or control of station licenses; regulates equipment used by stations and the operating power and other technical parameters of stations; adopts and implements regulations and policies that directly or indirectly affect the ownership, operation and employment practices of stations; regulates the content of some forms of radio broadcasting programming; and has the power to impose penalties for violations of its rules under the Communications Act.

    The following is a brief summary of certain provisions of the Communications Act and of specific FCC regulations and policies. Failure to observe these or other rules and policies can result in the imposition of various sanctions, including monetary forfeitures, the grant of "short-term" (less than the maximum term) license renewal or, for particularly egregious violations, the denial of a license renewal application, the revocation of a license or the denial of FCC consent to acquire additional broadcast properties. Reference should be made to the Communications Act, FCC rules and the public notices and rulings of the FCC for further information concerning the nature and extent of federal regulation of broadcast stations.

    LICENSE GRANT AND RENEWAL. Radio broadcast licenses are granted and renewed for maximum terms of eight years. Licenses may be renewed through an application to the FCC. The Communications Act requires that the FCC grant the renewal of a station's license if the FCC finds that, during the preceding term of the license, the station has served the public interest, convenience and necessity, that there have been no serious violations by the licensee of the Communications Act or the rules and regulations of the FCC, and that there have been no other violations by the licensee of the Communications Act or the rules and regulations of the FCC that, when taken together, would constitute a pattern of abuse.

    Petitions to deny license renewal applications can be filed by interested parties, including members of the public. Such petitions may raise various issues before the FCC. The FCC is required to hold hearings on renewal applications if the FCC is unable to determine that renewal of a license would serve the public interest, convenience and necessity, or if a petition to deny raises a "substantial and material question of fact" as to whether the grant of the renewal application would be prima facie inconsistent with the public interest, convenience and necessity. Also, during certain periods when a renewal application is pending, the transferability of the applicant's license is restricted. The Company is not currently aware of any facts that would prevent the timely renewal of its licenses to operate its radio stations, although there can be no assurance that the Company's licenses will be renewed.

    The FCC classifies each AM and FM station. An AM station operates on a clear channel, a regional channel or a local channel. A clear channel is one on which certain dominant AM stations are assigned to serve wide areas. Clear channel AM stations are classified as one of the following: Class A stations, which operate on an unlimited time basis and are designated to render primary and secondary service over an extended area; Class B stations, which operate on an unlimited time basis and are designed to render service only over a primary service area; and Class D stations, which operate either during daytime hours only, during limited times only or on an unlimited time basis with low nighttime power. A regional channel is one on which Class B and Class D AM stations may operate and serve primarily a principal center of population and the rural areas contiguous to it. A local channel is one on which AM stations operate on an unlimited time basis and serve primarily a community and the suburban and rural areas immediately contiguous thereto. Class C AM stations operate on a local channel and are designed to render service only over a primary service area that may be reduced as a consequence of interference.

    The area served by AM stations is determined by a combination of frequency, transmitter power and antenna orientation. Directional antenna arrays are often employed to avoid or reduce interference to stations in certain locations. AM stations are often required to reduce power or change directional pattern at night in order to avoid interference to other licensees. To determine the effective service area of an AM station, its power, its operating frequency, its antenna patterns and its day/night operating modes are required.

    The area served by FM stations is determined by a combination of transmitter power and antenna height, with stations divided into classes according to their anticipated service area. Antenna systems are typically non-directional and power is the same, day and night.

    Class C FM stations operate at 100 kilowatts of power with up to 1,968 feet of antenna elevation above average terrain ("HAAT"). They are the most powerful FM stations, providing service to a large area, typically a substantial portion of a state. Class B FM stations operate at up to 50 kilowatts of power with up to 500 feet of antenna elevation. These stations typically serve large metropolitan areas as well as their associated suburbs. Class A FM stations operate at 6 kilowatts with up to 328 feet of antenna elevation, and serve smaller cities and towns or suburbs of larger cities.

    The minimum and maximum facilities requirements for an FM station are determined by its class. FM class designations depend upon the geographic zone in which the transmitter of the FM station is located. In general, commercial FM stations are classified as follows, in order of increasing power and antenna height: Class A, B1, C3, B, C2, C1 and C.

    The following table sets forth the market, call letters, FCC license classification, antenna height above average terrain ("HAAT") (for FM stations only), power and frequency of each of the stations owned or operated by the Company, assuming the consummation of the Pending Acquisitions, and the date on which each station's FCC license expires. License renewal applications have been filed for the listed stations showing a license expiration date of August 1, 1997 and April 1, 1998, and the expiration of the licenses is stayed during the pendency of such applications.

                                                                                                                   HEIGHT
                                                                                                                    ABOVE
                                                                    FREQUENCY                                      AVERAGE
                                                                    (FM-MHZ)        EXPIRATION          FCC        TERRAIN
MARKET                STATIONS                CITY OF LICENSE       (AM-KHZ)      DATE OF LICENSE      CLASS      (IN FEET)
--------------------  ---------             --------------------  -------------  -----------------     -----     -----------
MIDWEST REGION
Ann Arbor, MI         WIQB       FM         Ann Arbor, MI               102.9      October 1, 2004           B          499
                      WQKL       FM         Ann Arbor, MI               107.1      October 1, 2004           A          289
                      WTKA       AM         Ann Arbor, MI                1050      October 1, 2004          II         N.A.
                      WDEO       AM         Saline, MI                   1290      October 1, 2004         III         N.A.
Appleton Oshkosh/
  Green Bay, WI       WUSW       FM         Oshkosh, WI                  96.7     December 1, 2004           A          328
                      WVBO       FM         Oshkosh, WI                 103.9     December 1, 2004          C3          318
                      WOGB       FM         Kaukauna, WI                103.1     December 1, 2004          C3          879
                      WNAM       AM         Neenah-Menasha, WI           1280     December 1, 2004         III         N.A.
                      WOSH       AM         Oshkosh, WI                  1490     December 1, 2004          IV         N.A.
                      WJLW       FM         Allouez, WI                 106.7     December 1, 2004          C3          509
                      WEZR       FM         Brillion, WI                107.5     December 1, 2004           A          328
Dubuque, IA           KLYV       FM         Dubuque, IA                 105.3     February 1, 2005          C2          331
                      KXGE       FM         Dubuque, IA                 102.3     February 1, 2005           A          410
                      WJOD       FM         Galena, IL                  107.5     February 1, 2005           A          328
                      WDBQ       AM         Dubuque, IA                  1490     February 1, 2005          IV         N.A.
                      KIKR       FM         Asbury, IA                  103.3     February 1, 2005          C3          643
Bismarck, ND          KBYZ       FM         Bismarck, ND                 96.5        April 1, 2005           C         1001
                      KACL       FM         Bismarck, ND                 98.7        April 1, 2005           C         1093
                      KKCT       FM         Bismarck, ND                 97.5        April 1, 2005          C1          830
                      KLXX       AM         Bismarck, ND                 1270        April 1, 2005         III         N.A.
Kalamazoo, MI         WKFR       FM         Battle Creek, MI            103.3      October 1, 2004           B          482
                      WRKR       FM         Portage, MI                 107.7      October 1, 2004           B          489
                      WKMI       AM         Kalamazoo, MI                1360      October 1, 2004         III         N.A.
Owatonna-Waseca, MN   KDHL       AM         Faribault, MN                 920        April 1, 2005         III         N.A.
                      KQCL       FM         Faribault, MN                95.9        April 1, 2005           A          328
                      KQPR       FM         Albert Lea, MN               96.1        April 1, 2005           A          328
                      KNFX       AM         Austin, MN                    970        April 1, 2005         III         N.A.
                      KRFO       FM         Owatonna, MN                 1390        April 1, 2005         III         N.A.
                      KRFO       FM         Owatonna, MN                104.9        April 1, 2005           A          174
                      KOWO       AM         Waseca, MN                   1170        April 1, 2005          II         N.A.
                      KRUE       FM         Waseca, MN                   92.1        April 1, 2005          C3          285
Mankato, MN           KXLP       FM         New Ulm, MN                  93.1        April 1, 2005          C1          489
                      KYSM       AM         Mankato, MN                  1230        April 1, 2005          IV         N.A.
                      KYSM       FM         Mankato, MN                 103.5        April 1, 2005          C1          541
Marion- Carbondale,
  IL                  WDDD       FM         Marion, IL                  107.3     December 1, 2004           B          492
                      WDDD       AM         Johnston City, IL             810     December 1, 2004          II         N.A.
                      WFRX       AM         West Frankfort, IL           1300     December 1, 2004         III         N.A.
                      WTAO       FM         Murphysboro, IL             105.1     December 1, 2004          B1          308
                      WVZA       FM         Herrin, IL                   92.7     December 1, 2004          B1          328
                      WQUL       FM         West Frankfort, IL           97.7     December 1, 2004           A          433
Mason City, IA        KCHA       FM         Charles City, IA             95.9     February 1, 2005           A          299
                      KGLO       AM         Mason City, IA               1300     February 1, 2005         III         N.A.
                      KIAI       FM         Mason City, IA               93.9     February 1, 2005          C1          791
                      KLKK       FM         Clear Lake, IA              103.1     February 1, 2005           A          308

                             POWER
                              (IN
                           KILOWATTS)
                      --------------------
MARKET                   DAY       NIGHT
--------------------  ---------  ---------
MIDWEST REGION
Ann Arbor, MI              49.0       49.0
                            3.0        3.0
                           10.0        0.5
                            0.5        0.0
Appleton Oshkosh/
  Green Bay, WI             6.0        6.0
                           25.0       25.0
                           25.0       25.0
                           20.0        5.0
                            1.0        1.0
                           25.0       25.0
                            6.0        6.0
Dubuque, IA                50.0       50.0
                            1.7        1.7
                            3.0        3.0
                            1.0        1.0
                            6.6        6.6
Bismarck, ND              100.0      100.0
                          100.0      100.0
                          100.0      100.0
                            1.0        0.3
Kalamazoo, MI              50.0       50.0
                           50.0       50.0
                            5.0        1.0
Owatonna-Waseca, MN         5.0        5.0
                            3.0        3.0
                            6.0        6.0
                            5.0        5.0
                            0.5        0.1
                            4.7        4.7
                            1.0        0.0
                           25.0       25.0
Mankato, MN               100.0      100.0
                            1.0        1.0
                          100.0      100.0
Marion- Carbondale,
  IL                       50.0       50.0
                            0.3        0.3
                            1.0        0.1
                           25.0       25.0
                           25.0       25.0
                            3.5        3.5
Mason City, IA              3.0        3.0
                            5.0        5.0
                          100.0      100.0
                            6.0        6.0

                                                                                                                   HEIGHT
                                                                                                                    ABOVE
                                                                    FREQUENCY                                      AVERAGE
                                                                    (FM-MHZ)        EXPIRATION          FCC        TERRAIN
MARKET                STATIONS                CITY OF LICENSE       (AM-KHZ)      DATE OF LICENSE      CLASS      (IN FEET)
--------------------  ---------             --------------------  -------------  -----------------     -----     -----------
                      KCHA       AM         Charles City, IA             1580     February 1, 2005          II         N.A.
                      KCZE       FM         New Hampton, IA              95.1     February 1, 2005           A          338
                      KCZX       FM         Osage, IA                   103.7     February 1, 2005           A          154
New Ulm-Springfield-
  Marshall, MN        KNUJ       AM         New Ulm, MN                   860        April 1, 2005          II         N.A.
                      KNUJ       FM         Sleepy Eye, MN              107.3        April 1, 2005           A          400
                      KNSG       FM         Springfield, MN              94.7        April 1, 2005          C2          472
Rochester, MN         KRCH       FM         Rochester, MN               101.7        April 1, 2005          C2          554
                      KWEB       AM         Rochester, MN                1270        April 1, 2005         III         N.A.
                      KMFX       FM         Lake City, MN               102.5        April 1, 2005          C3          528
                      KMFX       AM         Wabasha, MN                  1190        April 1, 2005          II         N.A.
Toledo, OH            WKKO       FM         Toledo, OH                   99.9      October 1, 2003           B          499
                      WRQN       FM         Bowling Green, OH            93.5      October 1, 2003           A          397
                      WTOD       AM         Toledo, OH                   1560      October 1, 2003         III         N.A.
                      WWWM       FM         Sylvania, OH                105.5      October 1, 2003           A          390
                      WLQR       AM         Toledo, OH                   1470      October 1, 2003         III         N.A.
                      WXKR       FM         Port Clinton, OH             94.5      October 1, 2003           B          630
                      WTWR       FM         Monroe, MI                   98.3      October 1, 2004           A          466
SOUTHEAST REGION
Albany, GA            WKAK       FM         Albany, GA                  101.7        April 1, 2004           A          299
                      WEGC       FM         Sasser, GA                  107.7        April 1, 2004          C3          328
                      WALG       AM         Albany, GA                   1590        April 1, 2004         III         N.A.
                      WJAD       FM         Leesburg, GA                103.5        April 1, 2004          C3          463
Augusta, GA           WEKL       FM         Augusta, GA                 102.3        April 1, 2004           A          666
                      WRXR       FM         Aiken, SC                    96.3        April 1, 2004          C2          889
                      WUUS       FM         Martinez, GA                107.7        April 1, 2004          C2          577
                      WGUS       AM         N. Augusta, SC               1380        April 1, 2004         III         N.A.
                      WBBQ       FM         Augusta, GA                 104.3        April 1, 2004           C         1001
                      WBBQ       AM         Augusta, GA                  1340        April 1, 2004          IV         N.A.
                      WLOV       FM         Washington, GA              100.1        April 1, 2004           A          322
                      WLOV       AM         Washington, GA               1370        April 1, 2004         III         N.A.
                      WZNY       FM         Augusta, GA                 105.7        April 1, 2004           C         1168
Chattanooga, TN       WUSY       FM         Cleveland, TN               100.7        April 1, 2005           C         1191
Columbus, GA          WVRK       FM         Columbus, GA                102.9        April 1, 2004           C         1519
                      WGSY       FM         Phenix City, GA             100.1        April 1, 2004           A          328
                      WMLF       AM         Columbus, GA                 1270        April 1, 2004         III         N.A.
                      WPNX       AM         Phenix City, GA              1460        April 1, 2004         III         N.A.
                      WAGH       FM         Ft. Mitchell, GA             98.3        April 1, 2004           A          328
Florence, SC          WYNN       FM         Florence, SC                106.3     December 1, 2003           A          325
                      WYNN       AM         Florence, SC                  540     December 1, 2003          II         N.A.
                      WHLZ       FM         Manning, SC                  92.5     December 1, 2003           C         1171
                      WYMB       AM         Manning, SC                   920     December 1, 2003         III         N.A.
                      WCMG       FM         Latta, SC                    94.3     December 1, 2003          C3          502
                      WHSC       AM         Hartsville, SC               1450     December 1, 2003          IV         N.A.
                      WHSC       FM         Hartsville, SC               98.5     December 1, 2003           A          328
                      WBZF       FM         Marion, SC                  100.5     December 1, 2003          C3          354
                      WMXT       FM         Pamplico, SC                102.1     December 1, 2003          C2          479
                      WWFN       FM         Lake City, SC               100.1     December 1, 2003           A          433
Montgomery, AL        WMSP       AM         Montgomery, AL                740        April 1, 2004          II         N.A.
                      WNZZ       AM         Montgomery, AL                950        April 1, 2004         III         N.A.
                      WMXS       FM         Montgomery, AL              103.3        April 1, 2004           C         1096
                      WLWI       FM         Montgomery, AL               92.3        April 1, 2004           C         1096
Myrtle Beach, SC      WSYN       FM         Georgetown, SC              106.5     December 1, 2003          C2          492
                      WDAI       FM         Pawley's Island, SC          98.5     December 1, 2003           A          328
                      WJXY       FM         Conway, SC                   93.9     December 1, 2003           A          420
                      WXJY       FM         Georgetown, SC               93.7     December 1, 2003           A          328
                      WJXY       AM         Conway, SC                   1050     December 1, 2003          II         N.A.

                             POWER
                              (IN
                           KILOWATTS)
                      --------------------
MARKET                   DAY       NIGHT
--------------------  ---------  ---------
                            0.5        0.0
                            5.5        5.5
                            6.0        6.0
New Ulm-Springfield-
  Marshall, MN              1.0        0.1
                            1.9        1.9
                           50.0       50.0
Rochester, MN              39.0       39.0
                            5.0        1.0
                            9.4        9.4
                            1.0        0.0
Toledo, OH                 50.0       50.0
                            4.1        4.1
                            5.0        0.0
                            4.3        4.3
                            1.0        1.0
                           30.0       30.0
                            1.4        1.4
SOUTHEAST REGION
Albany, GA                  3.0        3.0
                           25.0       25.0
                            5.0        1.0
                           12.5       12.5
Augusta, GA                 1.5        1.5
                           15.0       15.0
                           24.5       24.5
                            4.0        0.1
                          100.0      100.0
                            1.0        1.0
                            2.4        2.4
                            1.0        0.0
                          100.0      100.0
Chattanooga, TN           100.0      100.0
Columbus, GA              100.0      100.0
                            6.0        6.0
                            5.0        0.2
                            4.0        0.1
                            6.0        6.0
Florence, SC                6.0        6.0
                            0.3        0.2
                           98.0       98.0
                            2.3        1.0
                           10.5       10.5
                            1.0        1.0
                            3.0        3.0
                           21.5       21.5
                           50.0       50.0
                            3.3        3.3
Montgomery, AL             10.0        0.0
                            1.0        0.4
                          100.0      100.0
                          100.0      100.0
Myrtle Beach, SC           50.0       50.0
                            6.0        6.0
                            3.7        3.7
                            6.0        6.0
                            5.0        0.5

                                                                                                                   HEIGHT
                                                                                                                    ABOVE
                                                                    FREQUENCY                                      AVERAGE
                                                                    (FM-MHZ)        EXPIRATION          FCC        TERRAIN
MARKET                STATIONS                CITY OF LICENSE       (AM-KHZ)      DATE OF LICENSE      CLASS      (IN FEET)
--------------------  ---------             --------------------  -------------  -----------------     -----     -----------
                      WSEA       FM         Atlantic Beach, SC          100.3     December 1, 2003           A          476
Salisbury--Ocean
  City, MD            WLVW       FM         Salisbury, MD               105.5      October 1, 2003           A          384
                      WLBW       FM         Fenwick Island, DE           92.1       August 1, 1998           A          308
                      WQHQ       FM         Salisbury, MD               104.7      October 1, 2003           B          610
                      WTGM       AM         Salisbury, MD                 960      October 1, 2003         III         N.A.
                      WOSC       FM         Bethany Beach, DE            95.9      October 1, 2003          B1          377
                      WWFG       FM         Ocean City, MD               99.9      October 1, 2003           B          315
                      WSBY       FM         Salisbury, MD                98.9      October 1, 2003           A          325
                      WJDY       AM         Salisbury, MD                1470      October 1, 2003         III         N.A.
Savannah, GA          WJCL       FM         Savannah, GA                 96.5        April 1, 2004           C         1161
                      WIXV       FM         Savannah, GA                 95.5        April 1, 2004          C1          856
                      WSGF       FM         Springfield, GA             103.9        April 1, 2004           A          328
                      WBMQ       AM         Savannah, GA                  630        April 1, 2004         III         N.A.
                      WEAS       FM         Savannah, GA                 93.1        April 1, 2004          C1          981
                      WEAS       AM         Savannah, GA                  900        April 1, 2004          II         N.A.
                      WZAT       FM         Savannah, GA                102.1        April 1, 2004           C         1306
Tallahassee, FL       WHBX       FM         Tallahassee, FL              96.1     February 1, 2004          C2          479
                      WBZE       FM         Tallahassee, FL              98.9     February 1, 2004          C1          604
                      WHBT       AM         Tallahassee, FL              1410     February 1, 2004         III         N.A.
                      WWLD       FM         Tallahassee, FL             106.1     February 1, 2004           A          328
                      WGLF       FM         Tallahassee, FL             104.1     February 1, 2004           C         1394
Wilmington, NC        WWQQ       FM         Wilmington, NC              101.3     December 1, 2003          C2          545
                      WQSL       FM         Jacksonville, NC             92.3     December 1, 2003          C2          725
                      WXQR       FM         Jacksonville, NC            105.5     December 1, 2003          C2          794
                      WAAV       FM         Leland, NC                   94.1     December 1, 2003           A          148
                      WAAV       AM         Leland, NC                    980     December 1, 2003         III         N.A.
SOUTHWEST REGION
Abilene, TX           KCDD       FM         Hamlin, TX                  103.7       August 1, 2005          C1          745
                      KBCY       FM         Tye, TX                      99.7       August 1, 2005           C          984
                      KHXS       FM         Abilene, TX                 106.3       August 1, 2005          C2          492
                      KFQX       FM         Merkel, TX                  102.7       August 1, 2005          C1         1148
Amarillo, TX          KZRK       FM         Canyon, TX                  107.9       August 1, 2005          C1          476
                      KZRK       AM         Canyon, TX                   1550       August 1, 2005          II         N.A.
                      KARX       FM         Claude, TX                   95.7       August 1, 2005          C1          390
                      KPUR       AM         Amarillo, TX                 1440       August 1, 1997         III         N.A.
                      KPUR       FM         Canyon, TX                  107.1       August 1, 1997           A          315
                      KQIZ       FM         Amarillo, TX                 93.1       August 1, 2005          C1          699
Beaumont--Port
  Arthur, TX          KAYD       FM         Beaumont, TX                 97.5       August 1, 2005           C         1200
                      KQXY       FM         Beaumont, TX                 94.1       August 1, 2005           C         1099
                      KQHN       AM         Nederland, TX                1510       August 1, 2005          II         N.A.
                      KAYD       AM         Beaumont, TX                 1450       August 1, 2005          IV         N.A.
                      KTCX       FM         Beaumont, TX                102.5       August 1, 1997          C2          492
Grand Junction, CO    KBKL       FM         Grand Junction, CO          107.9        April 1, 2005           C         1460
                      KEKB       FM         Fruita, CO                   99.9        April 1, 2005           C         1542
                      KMXY       FM         Grand Junction, CO          104.3        April 1, 2005           C         1460
                      KKNN       FM         Delta, CO                    95.1        April 1, 2005           C         1424
                      KEXO       AM         Grand Junction, CO           1230        April 1, 2005          IV         N.A.
                      KQIL       AM         Grand Junction, CO           1340        April 1, 2005          IV         N.A.
Lake Charles, LA      KKGB       FM         Sulphur, LA                 101.3         June 1, 2004          C3          289
                      KBIU       FM         Lake Charles, LA            103.7         June 1, 2004          C1          469
                      KYKZ       FM         Lake Charles, LA             96.1         June 1, 2004           C         1204
                      KXZZ       AM         Lake Charles, LA             1580         June 1, 2004          II         N.A.
Odessa--Midland, TX   KBAT       FM         Midland, TX                  93.3       August 1, 2005          C1          440

                             POWER
                              (IN
                           KILOWATTS)
                      --------------------
MARKET                   DAY       NIGHT
--------------------  ---------  ---------
                           2.75       2.75
Salisbury--Ocean
  City, MD                  2.1        2.1
                            6.0        6.0
                           33.0       33.0
                            5.0        5.0
                           18.8       18.8
                           50.0       50.0
                            6.0        6.0
                            5.0        0.0
Savannah, GA              100.0      100.0
                          100.0      100.0
                            6.0        6.0
                            5.0        5.0
                           97.0       97.0
                            4.4        0.2
                          100.0      100.0
Tallahassee, FL            37.0       37.0
                          100.0      100.0
                            5.0        0.0
                            6.0        6.0
                           90.0       90.0
Wilmington, NC             40.0       40.0
                           22.7       22.7
                           19.0       19.0
                            5.0        5.0
                            5.0        5.0
SOUTHWEST REGION
Abilene, TX               100.0      100.0
                           98.0       98.0
                           50.0       50.0
                           66.0       66.0
Amarillo, TX              100.0      100.0
                            1.0        0.2
                          100.0      100.0
                            5.0        1.0
                            6.0        6.0
                          100.0      100.0
Beaumont--Port
  Arthur, TX              100.0      100.0
                          100.0      100.0
                            5.0        0.0
                            1.0        1.0
                           50.0       50.0
Grand Junction, CO        100.0        1.0
                           79.0       79.0
                          100.0      100.0
                          100.0      100.0
                            1.0        1.0
                            1.0        1.0
Lake Charles, LA           25.0       25.0
                          100.0      100.0
                           97.0       97.0
                            1.0        1.0
Odessa--Midland, TX       100.0      100.0

                                                                                                                   HEIGHT
                                                                                                                    ABOVE
                                                                    FREQUENCY                                      AVERAGE
                                                                    (FM-MHZ)        EXPIRATION          FCC        TERRAIN
MARKET                STATIONS                CITY OF LICENSE       (AM-KHZ)      DATE OF LICENSE      CLASS      (IN FEET)
--------------------  ---------             --------------------  -------------  -----------------     -----     -----------
                      KODM       FM         Odessa, TX                   97.9       August 1, 2005          C1         1000
                      KNFM       FM         Midland, TX                  92.3       August 1, 2005           C          984
                      KGEE       FM         Monahans, TX                 99.9       August 1, 2005          C1          574
                      KMND       AM         Midland, TX                  1510       August 1, 2005          II         N.A.
Wichita Falls, TX     KLUR       FM         Wichita Falls, TX            99.9       August 1, 2005          C1          830
                      KQXC       FM         Wichita Falls, TX           102.5       August 1, 2005           A          312
                      KYYI       FM         Burkburnett, TX             104.7       August 1, 2005           C         1017
                      KOLI       FM         Electra, TX                  94.9                   (1)         C2          492
NORTHEAST REGION
Augusta-Waterville,
  ME                  WABK       FM         Gardiner, ME                104.3        April 1, 1998           B          371
                      WKCG       FM         Augusta, ME                 101.3        April 1, 1998           B          322
                      WIGY       FM         Madison, ME                  97.5        April 1, 1998           A          328
                      WCME       FM         Boothbay Harbor, ME          96.7        April 1, 1998          B1          417
                      WFAU       AM         Gardiner, ME                 1280        April 1, 2006         III         N.A.
                      WTOS       FM         Skowhegan, ME               105.1        April 1, 1998           C         2431
Bangor, ME            WQCB       FM         Brewer, ME                  106.5        April 1, 1998           C         1079
                      WBZN       FM         Old Town, ME                107.3        April 1, 1998          C2          436

                             POWER
                              (IN
                           KILOWATTS)
                      --------------------
MARKET                   DAY       NIGHT
--------------------  ---------  ---------
                          100.0        0.0
                          100.0      100.0
                           98.0       98.0
                            2.4        2.4
Wichita Falls, TX         100.0      100.0
                            4.5        4.5
                          100.0      100.0
                           50.0       50.0
NORTHEAST REGION
Augusta-Waterville,
  ME                       50.0       50.0
                           50.0       50.0
                            6.0        6.0
                           15.5       15.5
                            5.0        5.0
                           50.0       50.0
Bangor, ME                 98.0       98.0
                           50.0       50.0

------------------------

(1) Station has been granted a construction permit and is currently operating under program test authority. An application for a license is pending before the FCC.

    OWNERSHIP MATTERS. The Communications Act prohibits the assignment of a broadcast license or the transfer of control of a broadcast license without the prior approval of the FCC. In determining whether to assign, transfer, grant or renew a broadcast license, the FCC considers a number of factors pertaining to the licensee, including compliance with various rules limiting common ownership of media properties, financial qualifications of the licensee, the "character" of the licensee and those persons holding "attributable" interests therein, and compliance with the Communications Act's limitation on alien ownership, as well as compliance with other FCC rules and policies, including programming and filing requirements and equal employment opportunity requirements.

    Once a station purchase agreement has been signed, an application for FCC consent to assignment of license or transfer of control (depending upon whether the underlying transaction is an asset purchase or stock acquisition) is filed with the FCC. Approximately 10 to 15 days after this filing, the FCC publishes a notice assigning a file number to the application and advising the public that the application has been "accepted for filing." This notice begins a 30-day statutory waiting period, which provides the opportunity for third parties to file formal petitions to deny the transaction; informal objections may be filed any time prior to grant of an application. The FCC staff will normally review the application in this period and seek further information and amendments to the application, if the staff has questions.

    Once the 30-day public notice period ends, the staff will complete its processing, assuming that no petitions or informal objections were received and that the application is otherwise consistent with FCC rules and acceptable to the staff. The staff often grants the application by delegated authority approximately 10 to 15 days after the public notice period ends. At this point, the parties are legally authorized to close the purchase, although the FCC action is not legally a "final order," as explained below.

    Public notice of the FCC staff grant is usually issued about a week after the grant is made, stating that the grant was effective when the staff made the grant. On the date of this latter notice, another 30-day period begins, within which interested parties can file petitions seeking either staff reconsideration or full FCC review of the staff action. During this time the grant can still be modified, set aside or stayed, and is not a "final order." In the absence of a stay, however, the seller and buyer are not prevented from closing despite the absence of a final order. Also, for a period of 40 days after the public notice of the grant, the full FCC can review and reconsider the staff's grant on its own motion. Thus, during the additional 10 days beyond the 30-day period available to third parties, the grant is still not "final." In the event that review by the full FCC is requested and the FCC subsequently affirms the staff's grant of the application, interested parties may thereafter seek judicial review in the U.S. Court of Appeals for the District of Columbia Circuit within 30 days of public notice of the full FCC's action. In the event the Court affirms the FCC's action, further judicial review may be sought by seeking rehearing en banc from the Court of Appeals or by certiorari from the U.S. Supreme Court.

    In the absence of the submission of a timely request for reconsideration, administrative review or judicial review, the FCC staff's grant of an application becomes final by operation of law and generally is no longer subject to administrative or judicial review, although such action can nevertheless be set aside in rare circumstances.

    The pendency of a license renewal application will alter the aforementioned timetables, because the FCC will not issue an unconditional assignment grant if the station's license renewal is pending.

    Under the Communications Act, a broadcast license may not be granted to or held by a corporation that has more than one-fifth of its capital stock owned or voted by aliens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations. Under the Communications Act, a broadcast license also may not be granted to or held by any corporation that is controlled, directly or indirectly, by any other corporation more than one-fourth of whose capital stock is owned or voted by aliens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations. These restrictions apply in modified form to other forms of business organizations, including partnerships. The Company therefore will be restricted to having no more than one-fourth of its stock owned or voted by aliens, foreign governments or non-U.S. corporations. The Company will be required to take appropriate steps to monitor the citizenship of its shareholders, such as through representative samplings on a periodic basis, to provide a reasonable basis for certifying compliance with the foreign ownership restrictions of the Communications Act.

    The Communications Act and FCC rules also generally restrict the common ownership, operation or control of radio broadcast stations serving the same local market, of a radio broadcast station and a television broadcast station serving the same local market, and of a radio broadcast station and a daily newspaper serving the same local market. Under these "cross-ownership" rules, absent waivers, the Company would not be permitted to acquire any daily newspaper or television broadcast station (other than low power television) in a local market where it then owned any radio broadcast station. The FCC's rules provide for the liberal grant of a waiver of the rule prohibiting common ownership of radio and television stations in the same geographic market in the top 25 television markets if certain conditions are satisfied. The Telecom Act directed the FCC to extend this waiver policy to stations in the top 50 television markets, although the FCC has not yet implemented this change. For purposes of these rules, a "market" is defined by reference to the signal coverage(s) of the station(s) involved.

    The Telecom Act and the FCC's broadcast multiple ownership rules restrict the number of radio stations one person or entity may own, operate or control on a local level. These limits are:

        (i) in a market with 45 or more commercial radio signals, an entity may own up to eight commercial radio stations, not more than five of which are in the same service (FM or AM);

        (ii) in a market with between 30 and 44 (inclusive) commercial radio signals, an entity may own up to seven commercial radio stations, not more than four of which are in the same service;

       (iii) in a market with between 15 and 29 (inclusive) commercial radio signals, an entity may own up to six commercial radio stations, not more than four of which are in the same service; and

        (iv) in a market with 14 or fewer commercial radio signals, an entity may own up to five commercial radio stations, not more than three of which are in the same service, except that an entity may not own more than 50% of the stations in such market.

None of these multiple ownership rules requires any change in the Company's current ownership of radio broadcast stations or precludes consummation of the Pending Acquisitions, except that the acquisition of one station in the Augusta, GA market has been challenged before the FCC on multiple ownership grounds and an informal objection has been filed against the acquisition of four stations in the Dubuque, IA market alleging that such acquisition would result in undue market concentration. However, these rules and policies will limit the number of additional stations which the Company may acquire in the future in certain of its markets.

    Because of these multiple and cross-ownership rules, a purchaser of voting stock of the Company which acquires an "attributable" interest in the Company may violate the FCC's rules if it also has an attributable or a non-attributable interest in other television or radio stations, or in daily newspapers, depending on the number and location of those radio or television stations or daily newspapers. Such a purchaser also may be restricted in the companies in which it may invest, to the extent that these investments give rise to an attributable interest. If an attributable shareholder of the Company violates any of these ownership rules, the Company may be unable to obtain from the FCC one or more authorizations needed to conduct its radio station business and may be unable to obtain FCC consents for certain future acquisitions.

    The FCC generally applies its television/radio/newspaper cross-ownership rules and its broadcast multiple ownership rules by considering the "attributable," or cognizable interests held by a person or entity. A person or entity can have an interest in a radio station, television station or daily newspaper by being an officer, director, partner or shareholder of a company that owns that station or newspaper. Whether that interest is cognizable under the FCC's ownership rules is determined by the FCC's attribution rules. If an interest is attributable, the FCC treats the person or entity who holds that interest as the "owner" of the radio station, television station or daily newspaper in question, and therefore subject to the FCC's ownership rules.

    With respect to a corporation, officers, directors and persons or entities that directly or indirectly can vote 5% or more of the corporation's stock (10% or more of such stock in the case of insurance companies, investment companies, bank trust departments and certain other "passive investors" that hold such stock for investment purposes only) generally are attributed with ownership of the radio stations, television stations and daily newspapers the corporation owns.

    With respect to a partnership, the interest of a general partner is attributable, as is the interest of any limited partner who is "materially involved" in the media-related activities of the partnership. Debt instruments, nonvoting stock, options and warrants for voting stock that have not yet been exercised, limited partnership interests where the limited partner is not "materially involved" in the media-related activities of the partnership and where the limited partnership agreement expressly "insulates" the limited partner from such material involvement, and minority (under 5%) voting stock, generally do not subject their holders to attribution. However, the FCC is currently reviewing its rules on attribution of broadcast interests, and it may adopt stricter criteria. See "--Proposed Changes" below.

    In addition, the FCC has a "cross-interest" policy that under certain circumstances could prohibit a person or entity with an attributable interest in a broadcast station or daily newspaper from having a "meaningful" nonattributable interest in another broadcast station or daily newspaper in the same local market. Among other things, "meaningful" interests could include significant equity interests (including non-voting stock, and otherwise "insulated" limited partnership interests) and significant employment positions. This policy may limit the permissible investments a purchaser of the Company's voting stock may make or hold.

    PROGRAMMING AND OPERATION. The Communications Act requires broadcasters to serve the "public interest." Since 1981, the FCC gradually has relaxed or eliminated many of the more formalized procedures it developed to promote the broadcast of certain types of programming responsive to the needs of a station's community of license. However, licensees continue to be required to present programming that is responsive to community problems, needs and interests and to maintain certain records demonstrating such responsiveness. Complaints from listeners concerning a station's programming will be considered by the FCC when it evaluates the licensee's renewal application, but such complaints may be filed and considered at any time.

    Stations also must pay regulatory and application fees to the FCC and follow various FCC rules that regulate, among other things, political advertising, the broadcast of obscene or indecent programming, sponsorship identification and technical operations (including limits on radio frequency radiation). In addition, licensees must develop and implement programs designed to promote equal employment opportunities and must submit reports to the FCC on these matters annually and in connection with a renewal application. The broadcast of contests and lotteries is regulated by FCC rules.

    Failure to observe these or other rules and policies can result in the imposition of various sanctions, including monetary forfeitures, the grant of "short-term" (less than the maximum term) renewal or, for particularly egregious violations, the denial of a license renewal application or the revocation of a license.

    In 1985, the FCC adopted rules regarding human exposures to levels of radio frequency ("RF") radiation. These rules require applicants for new broadcast stations, renewals of broadcast licenses or modifications of existing licenses to inform the FCC at the time of filing such applications whether a new or existing broadcast facility would expose people to RF radiation in excess of certain guidelines. In August 1996, the FCC adopted more restrictive radiation limits. These limits became effective on September 1, 1997 and govern applications filed after that date. The Company anticipates that such regulations will not have a material effect on its business.

    LOCAL MARKETING AGREEMENTS. Over the past six years, a number of radio stations, including certain of the Company's stations, have entered into what commonly are referred to as "local marketing agreements" or "time brokerage agreements." In a typical LMA, the licensee of a station makes available, for a fee, airtime on its station to a party which supplies programming to be broadcast during that airtime, and collects revenues from advertising aired during such programming. LMAs are subject to compliance with the antitrust laws and the FCC's rules and policies, including the requirement that the licensee of each station maintain independent control over the programming and other operations of its own station. The FCC has held that such agreements do not violate the Communications Act as long as the licensee of the station that is being substantially programmed by another entity maintains complete responsibility for, and control over, operations of its broadcast stations and otherwise ensures compliance with applicable FCC rules and policies.

    A station that brokers substantial time on another station in its market or engages in an LMA with a station in the same market will be considered to have an attributable ownership interest in the brokered station for purposes of the FCC's ownership rules, discussed above. As a result, a broadcast station may not enter into an LMA that allows it to program more than 15% of the broadcast time, on a weekly basis, of another local station that it could not own under the FCC's local multiple ownership rules. FCC rules also prohibit a station from simulcasting more than 25% of its programming on another station in the same broadcast service (i.e., AM-AM or FM-FM) where the two stations serve substantially the same geographic area, whether the licensee owns the stations or owns one and programs the other through an LMA arrangement.

    PROPOSED CHANGES. In December 1994, the FCC initiated a proceeding to solicit comment on whether it should revise its radio and television ownership "attribution" rules by, among other proposals: (i) raising the basic benchmark for attributing ownership in a corporate licensee from 5% to 10% of the licensee's voting stock, (ii) increasing from 10% to 20% of the licensee's voting stock the attribution benchmark for "passive investors" in corporate licensees, (iii) restricting the availability of the attribution exemption when a single party controls more than 50% of the voting stock of a corporate license; and (iv) considering joint sales agreements ("JSA"), debt and non-voting stock interests to be attributable under certain circumstances. The FCC has made no decision in these matters. At this time, no determination can be made as to what effect, if any, this proposed rulemaking will have on the Company.

    From time to time Congress and the FCC have under consideration, and may in the future consider and adopt, new laws, regulations and policies regarding a wide variety of matters that could, directly or indirectly, affect the operation, ownership and profitability of the Company's radio stations, result in the loss of audience share and advertising revenues for the Company's radio stations, and affect the ability of the Company to acquire additional radio stations or finance such acquisitions. Such matters include: proposals to impose spectrum use or other fees on FCC licensees; the FCC's equal employment opportunity rules and regulations relating to political broadcasting; technical and frequency allocation matters; proposals to restrict or prohibit the advertising of beer, wine and other alcoholic beverages on radio; changes in the FCC's cross-interest, multiple ownership and cross-ownership policies; changes to broadcast technical requirements; proposals to allow telephone or cable television companies to deliver audio and video programming to the home through existing phone lines; proposals to limit the tax deductibility of advertising expenses by certain types of advertisers; and proposals to auction the right to use the radio broadcast spectrum to the highest bidder, instead of granting FCC licenses and subsequent license renewals without such bidding.

    The FCC, on April 2, 1997, awarded two licenses for the provision of DARS. Under rules adopted for this service, licensees must begin construction of their space stations within one year, begin operating within four years, and be operating their entire system within six years. The Company cannot predict whether the service will be subscription-based or advertiser-supported. Digital technology also may be used in the future by terrestrial radio broadcast stations either on existing or alternate broadcasting frequencies, and the FCC has stated that it will consider making changes to its rules to permit AM and FM radio stations to offer digital sound following industry analysis of technical standards. In addition, the FCC has authorized an additional 100 kHz of bandwidth for the AM band and on March 17, 1997, adopted an allotment plan for the expanded band which identified the 88 AM radio stations selected to move into the band. At the end of a five-year transition period, those licensees will be required to return to the FCC either the license for their existing AM band station or the license for the expanded AM band station.

    The Company cannot predict whether any of the foregoing proposed changes will be adopted or what other matters might be considered in the future, nor can it judge in advance what impact, if any, the implementation of any of these proposals or changes might have on its business.

    The foregoing is a brief summary of certain provisions of the Communications Act, the Telecom Act and of specific FCC rules and policies. This description does not purport to be comprehensive and reference should be made to the Communications Act, the FCC's rules and the public notices and rulings of the FCC for further information concerning the nature and extent of federal regulation of radio broadcast stations.

    REGULATORY APPROVAL. The Company believes that the consummation of the Reorganization and the Offerings will require the prior consent of the FCC. The process of obtaining such consent will involve the application therefor being placed on public notice, and the public may file objections to such application. In addition, the FCC itself may decline to grant the application based upon its own review. There can be no assurance that such consent ultimately will be granted. While the Company believes that it might be able to obtain the required FCC consent on a so-called "short-form" application, there is no assurance that the FCC will not require a "long-form" application. A "long-form" application, if required, will involve a longer processing period, will be subject to formal petitions to deny by other parties, and will involve a more detailed review by the FCC, all of which would increase the risk that FCC consent would be delayed or denied.

    FEDERAL ANTITRUST CONSIDERATIONS. The Company is aware that the DOJ, which evaluates transactions to determine whether those transactions should be challenged under the federal antitrust laws, has been active recently in its review of radio station acquisitions, particularly where an operator proposes to acquire additional stations in its existing markets or multiple stations in new markets.

    For an acquisition meeting certain size thresholds, the HSR Act and the rules promulgated thereunder require the parties to file Notification and Report Forms with the FTC and the DOJ and to observe specified waiting period requirements before consummating the transaction. If the agencies determine that the transaction does not raise significant antitrust issues, then they will either terminate the waiting period or allow it to expire after the initial 30 days. On the other hand, if either of the agencies determine that the transaction requires a more detailed investigation, then at the conclusion of the initial 30 day period, it will issue a formal request for additional information ("Second Request"). During the initial 30 day period after the filing, the agencies decide which of them will investigate the acquisition, which in the case of radio broadcasting has generally been the DOJ. The issuance of a Second Request extends the waiting period until the twentieth calendar day after the date of substantial compliance by all parties to the acquisition. Thereafter, such waiting period may only be extended by court order or with the consent of the parties. In practice, complying with a Second Request can take a significant amount of time. In addition, if the investigating agency raises substantive issues in connection with a proposed transaction, then the parties frequently engage in lengthy discussions or negotiations with the investigating agency concerning possible means of addressing those issues, including but not limited to persuading the agency that the proposed acquisition would not violate the antitrust laws, restructuring the proposed acquisition, divestiture of other assets of one or more parties, or abandonment of the transaction. Such discussions and negotiations can be time-consuming, and the parties may agree to delay consummation of the acquisition during their pendency.

    At any time before or after the consummation of a proposed acquisition, the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the acquisition or seeking divestiture of the business acquired or other assets of the Company. Acquisitions that are not required to be reported under the HSR Act also may be investigated by the DOJ or the FTC under the antitrust laws before or after consummation. In addition, private parties may under certain circumstances bring legal action to challenge an acquisition under the antitrust laws.

    As part of its increased scrutiny of radio station acquisitions, the DOJ has stated publicly that it believes that commencement of operations under LMAs, JSAs and other similar agreements customarily entered into in connection with radio station ownership transfers prior to the expiration of the waiting period under the HSR Act could violate the HSR Act. In connection with acquisitions subject to the waiting period under the HSR Act, the Company will not commence operation of any affected station to be acquired under an LMA or similar agreement until the waiting period has expired or been terminated.

SEASONALITY

    The Company expects that its operations and revenues will be largely seasonal in nature, with generally lower revenue generated in the first quarter of the year and generally higher revenue generated in the fourth quarter of the year, with the exception of certain stations such as those of the Company in Salisbury-Ocean City, Maryland, where the stations generally earn higher revenues in the second and third quarters of the year because of the higher seasonal population in those communities. The seasonality of the Company's business causes and will likely continue to cause a significant variation in the Company's quarterly operating results. Such variations could have a material adverse effect on the timing of the Company's cash flows and therefore on its ability to service its obligations with respect to its indebtedness, including the Indenture and the Credit Facility.

EMPLOYEES

    At December 31, 1997, the Company employed approximately 660 persons. None of such employees are covered by collective bargaining agreements, and the Company considers its relations with its employees to be satisfactory.

    The Company also employs several on-air personalities with large loyal audiences in their respective markets. On occasion, the Company enters into employment agreements with these personalities to protect their interests in those relationships that it believes to be valuable. The loss of one of these personalities could result in a short-term loss of audience share, but the Company does not believe that any such loss would have a material adverse effect on the Company's financial condition or results of operations, taken as a whole.

PROPERTIES AND FACILITIES

    The types of properties required to support each of the Company's radio stations include offices, studios, transmitter sites and antenna sites. A station's studios are generally housed with its offices in business districts of the station's community of license or largest nearby community. The transmitter sites and antenna sites are generally located so as to provide maximum market coverage.

    On December 31, 1997, the Company owned its studio facilities in four markets and it owned transmitter and antenna sites in six markets. The Company leases its remaining studio and office facilities and transmitter and antenna sites. The Company does not anticipate any difficulties in renewing any facility leases or in leasing alternative or additional space, if required. The Company owns substantially all of its other equipment, consisting principally of transmitting antennae, transmitters, studio equipment and general office equipment.

    No one property is material to the Company's operations. The Company believes that its properties are generally in good condition and suitable for its operations; however, the Company continually looks for opportunities to upgrade its properties and intends to upgrade studios, office space and transmission facilities in certain markets.

LEGAL PROCEEDINGS

    The Company currently and from time to time is involved in litigation incidental to the conduct of its business, but the Company is not a party to any lawsuit or proceeding which, in the opinion of the Company, is likely to have a material adverse effect on the Company.

REORGANIZATION AND CORPORATE STRUCTURE

    In March 1998, the Company amended its articles of incorporation to change its name from Cumulus Holdings, Inc. to Cumulus Media Inc. Until immediately prior to the closing of the Offerings, all of the outstanding common stock of the Company will have been held by Media LLC, whose members include State of Wisconsin Investment Board, NationsBanc Capital Corp., Heller Equity Capital Corporation, NML, and certain members of the Company's management or affiliates of management. See "Principal and Selling Stockholders." Immediately prior to the closing of the Offerings, (i) all of the shares of NML Preferred Stock will be exchanged for shares of Series A Preferred Stock as described below; and (ii) Media LLC will be liquidated and the shares of Class A Common Stock and Class B Common Stock held by Media LLC will be distributed by Media LLC to its members in liquidation.

    All shares of Class A Cumulative Preferred Stock which were held by NML immediately prior to the Offerings plus all accrued and unpaid dividends thereon as of the exchange date will be exchanged for shares of Series A Preferred Stock having an equivalent aggregate liquidation value pursuant to the Preferred Stock Offering. As of February 14, 1998, the liquidation value of the NML Preferred Stock was approximately $33.0 million. Subject to certain conditions, the Series A Preferred Stock will be exchangeable on any dividend payment date, at the Company's option, for the Exchange Debentures. The terms of the Exchange Debentures will be substantially similar to those of the Series A Preferred Stock. See "Description of Capital Stock."

    The Company's U.S. radio operations are conducted through Broadcasting, which owns the radio stations acquired pursuant to asset purchase agreements. The Company will also own the stock of radio groups or stations acquired pursuant to stock purchase or merger agreements. Licensing holds virtually all the FCC licenses for the Company's stations. Certain other FCC licenses are held by wholly-owned subsidiaries of the Company, and the Company intends to transfer those to Licensing or to a newly created subsidiary that holds only FCC licenses in the near future. CCC owns radio stations throughout the English-speaking Eastern Caribbean, including among other places, Trinidad, St. Kitts and St. Lucia. CCC is currently constructing an FM station in Barbados and Tortola, BVI. The Company will be the issuer of the Class A Common Stock, the Series A Preferred Stock and the Notes, and is the borrower under the Credit Facility. Broadcasting and Licensing are guarantors of the Company's obligations under the Credit Facility. See "Description of the Credit Facility and Notes."

    Upon the consummation of the Reorganization, the capital stock of the Company will consist of the Class A Common Stock, the Class B Common Stock and the Series A Preferred Stock.

                              PENDING ACQUISITIONS

    The Company has entered into definitive purchase agreements to acquire 119 stations in 29 markets for an aggregate purchase price of approximately $260.2 million in Pending Acquisitions. Aggregate net revenues and Broadcast Cash Flow for the Pending Acquisitions would have been $65.9 million and $16.7 million, respectively, on a pro forma basis for the year ended December 31, 1997. The Company expects to consummate most of the Pending Acquisitions during the second and third quarters of 1998, although there can be no assurance that the transactions will be consummated within that time frame. The pending acquisition of a Tallahassee FM station presently operated under an LMA is expected to close by the end of 1998. In two of the markets in which there are Pending Acquisitions (Augusta, GA and Dubuque, IA), petitions or informal objections have been filed against the Company's FCC assignment applications and a third objection is expected to be filed. All such petitions and objections must be resolved before FCC approval can be obtained and the acquisitions consummated. There can be no assurance that the Pending Acquisitions will be consummated. The Company believes that the proceeds of the Offerings will be sufficient to finance the consummation of the Pending Acquisitions.

    In addition, the Company has entered into letters of intent to purchase three stations in two markets. The letters of intent are non-binding and are subject to certain conditions, and there can be no assurance that the Company will enter into definitive purchase agreements with respect to such stations or will consummate such transactions.

                                   MANAGEMENT

    The following table sets forth certain information with respect to the directors and executive officers and managers of the Company:

NAME                                      AGE      POSITION(S)
------------------------------------      ---      ---------------------------------------------------------------------

Richard W. Weening(1)                         52   Executive Chairman, Treasurer and Director

Lewis W. Dickey, Jr.(1)                       36   Executive Vice Chairman and Director

William M. Bungeroth(1)                       52   President and Director

Richard J. Bonick, Jr.                        47   Vice President and Chief Financial Officer

Terrence Baun                                 50   Director of Engineering

John Dickey                                   31   Director of Programming

Terrence Leahy                                43   Secretary and General Counsel

Daniel O'Donnell                              38   Director of Corporate Finance

Mini Srivathsa                                29   Director of Technology

Robert H. Sheridan, III(2)(3)                 35   Director

Ralph B. Everett(2)(3)                        46   Director

------------------------

(1) Member of the Executive Committee.

(2) Member of the Compensation Committee.

(3) Member of the Audit Committee.

    RICHARD W. WEENING has served as Executive Chairman, Treasurer and Director of the Company since March 1998. Mr. Weening served as Chairman of Cumulus from its inception on May 22, 1997 until March 1998. Mr. Weening was a founder and an initial investor in Media LLC through his ownership interest in CML Holdings LLC ("CML"), an investment fund managed by QUAESTUS Management Corporation ("QUAESTUS"), a private equity investment and advisory firm specializing in information services and media and new media companies. QUAESTUS is also a Managing Member of Media LLC. Mr. Weening served as Chairman and Chief Executive Officer of Media LLC from its inception in April 1997 until the Reorganization. Mr. Weening founded QUAESTUS in 1989 and served as Chairman and Chief Executive Officer until March 1998. Mr. Weening has over 20 years experience as a chief executive officer and investor in the information and media industry including text and reference book publishing and business magazine publishing, radio broadcasting, interactive information services and electronic commerce software and services. In 1985, Mr. Weening founded Caribbean Communications Company Ltd., a radio broadcasting company acquired by the Company in May 1997. He currently serves as a director of QUAESTUS and ARI Network Services, Inc. He holds a Bachelor of Arts degree from St. Johns University.

    LEWIS W. DICKEY, JR. has served as Executive Vice Chairman and Director of the Company since March 1998. Mr. Dickey was a founder and an initial investor in Media LLC through his interest in CML and owns 75% of the outstanding capital stock of DBBC of Georgia, LLC ("DBBC"), a Managing Member in Media LLC. He served as Executive Vice Chairman and a Director of Media LLC from its inception in April 1997 until the Reorganization. Mr. Dickey is the founder and was President of Stratford Research from September 1985 to March 1998 and owns 25% of the outstanding capital stock of Stratford Research. Stratford Research is a strategy consulting and market research firm advising radio and television broadcasters as well as other media related industries. Mr. Dickey is a nationally regarded consultant on radio strategy and the author of THE FRANCHISE--BUILDING RADIO BRANDS, published by the

National Association of Broadcasters ("NAB"), one of the industry's leading texts on competition and strategy. From January 1988 until March 1998, Mr. Dickey served as President and Chief Operating Officer of Midwestern Broadcasting, which operated two stations in Toledo, Ohio that were acquired by the Company in November 1997. He also has an ownership interest (along with members of his family and Mr. Weening) in three stations in Nashville: WQQK-FM, WNPL-FM and WVOL-AM. He holds Bachelor of Arts and Master of Arts degrees in English Literature from Stanford University and a Master of Business Administration degree from Harvard University. Mr. Dickey is the brother of John Dickey.

    WILLIAM M. BUNGEROTH has served as President and Director of Cumulus and President and Chief Executive Officer of Cumulus Broadcasting Inc. since the companies began operations in May 1997. Mr. Bungeroth joined Cumulus from WPNT Radio in Chicago where he was Vice President and General Manager of this flagship property of Century Broadcasting Corp. Prior to joining Century in 1992, he was President of Consulting Partners, which specialized in improving the operations of radio stations in mid-size and smaller markets. From August 1989 to July 1990, Mr. Bungeroth was Vice President of Major Market Affiliations at Unistar Radio Networks. From August 1987 to August 1989, he was President and Chief Executive Officer of Sunbelt Communications. From 1982 to 1987, he was Vice President of Sales and Operations at Century Broadcasting. He holds a Bachelor of Arts degree from Lafayette College.

    RICHARD J. BONICK, JR. has served as Vice President and Chief Financial Officer of Cumulus since May 1997. Prior to joining Cumulus, Mr. Bonick had a successful 20 year career with Century Broadcasting where he held various financial and operating positions, most recently as Executive Vice President and Chief Financial Officer. He began his career with Price Waterhouse. Mr. Bonick is a Certified Public Accountant and holds a Bachelor of Arts degree from the University of Dayton and a Master of Management degree in finance from the Kellogg School at Northwestern University.

    TERRENCE M. BAUN has served as Director of Engineering of the Company and Vice President of Cumulus Broadcasting Inc. since January 1998. Prior to joining Cumulus, Mr. Baun was President of Criterion Broadcast Services, a broadcast engineering technical support company serving clients in Wisconsin and Illinois. He was previously Technical Director of Multimedia Broadcasting's Radio Division, and a Chief Engineer at several Milwaukee stations. Mr. Baun is certified by the Society of Broadcast Engineers ("SBE") as a Professional Broadcast Engineer and recently concluded two years of service as SBE President. He is a twenty year member of the Audio Engineering Society, and holds a Bachelor of Sciences degree from Marquette University.

    JOHN DICKEY has served as Director of Programming of the Company and Vice President of Cumulus Broadcasting Inc. since March 1998. Mr. Dickey was Executive Vice President of Stratford Research from June 1988 until the Reorganization. He has served as Director of Programming for Midwestern Broadcasting from January 1990 until March 1998 and is a partner in both Stratford Research as well as the Nashville stations. Mr. Dickey also owns 25% of the outstanding capital stock of Stratford Research and 25% of the outstanding capital stock of DBBC. Mr. Dickey holds a Bachelors of Arts degree in American History from Stanford University. Mr. Dickey is the brother of Lewis
W. Dickey, Jr.

    TERRENCE J. LEAHY has served as Secretary and General Counsel of the Company and Vice President of Cumulus Broadcasting, Inc. since March 1998. Prior to the Reorganization Mr. Leahy was serving Cumulus in the same capacity as a Managing Director of QUAESTUS and Vice President of the Company. Mr. Leahy began his career practicing media, telecommunications and corporate law and litigation in Washington, D.C. with the law firms of Wilmer, Cutler & Pickering and Mintz, Levin, Cohn, Ferris, Glovsky & Popeo. He joined QUAESTUS in April 1992 and played a key role in the founding of Media LLC. He is an honors graduate of Princeton University, Harvard Law School, and the Executive MBA program at The Wharton School at the University of Pennsylvania.

    DANIEL O'DONNELL has served as Director of Corporate Finance of the Company and Vice President of Cumulus Broadcasting Inc. since March 1998. Prior to joining Cumulus in March, 1998, Mr. O'Donnell was a Senior Vice President in the Corporate Finance Group of Heller Financial, Inc. Prior to joining

Heller's Corporate Finance Group in 1992, Mr. O'Donnell held a number of offices within Heller Financial, Inc., including Vice President, Portfolio Manager for the Corporate Finance Group's media portfolio, Vice President of Heller's Corporate Asset Quality Group, and Vice President, Finance for Heller International Corporation. Prior to joining Heller Financial, Inc., Mr. O'Donnell was a manager and audit supervisor for Arthur Young & Company in the Chicago office, which he joined in 1982. Mr. O'Donnell has a Bachelor of Arts degree in Accounting from Loyola University in Chicago, and is a Certified Public Accountant.

    MINI SRIVATHSA has served as Director of Technology of the Company and Vice President of Cumulus Broadcasting, Inc. since March 1998. Prior to joining Cumulus in November 1997, Ms. Srivathsa was a computer consultant for Keane, Inc. and prior to that she served as a Systems Architect for ARI Network Services where she served as the lead architect for an object-oriented, distributed nation-wide ordering system and WWW-based search engine. Ms. Srivathsa has extensive experience in Internet-based applications, object-oriented technologies and electronic commerce. She was Vice President of the Wisconsin Java User Group and is a voting committee member of the Internet Developers Association. She has also published several articles on Internet technology. She holds a Bachelor of Science degree in Computer Science from Bangalore University and a Masters of Science degree in Computer Science from the University of Wisconsin.

    ROBERT H. SHERIDAN, III will be elected to serve as a Director of the Company upon the consummation of the Offerings. Mr. Sheridan served as a member of the Investment Committee of Media LLC from April 1997 until the Reorganization. Mr. Sheridan is a Managing Director of NationsBank Capital Investors, the principal investment group within NationsBank Corporation, and a Senior Vice President of NationsBanc Capital Corp., NationsBanc Investment Corporation and NationsBank, N.A. NationsBanc Capital Corp. is a stockholder of the Company. Prior to joining NationsBank Capital Investors in January 1994, Mr. Sheridan worked in the corporate bank division of NationsBank Corporation and its predecessor from June 1989 to January 1994. Prior to joining NationsBank Corporation, Mr. Sheridan worked in investment bank and capital markets positions at PaineWebber, Inc. from 1986 to 1988. Mr. Sheridan holds a Bachelor of Arts degree from Vanderbilt University and a Master of Business Administration from Columbia University. See "Principal and Selling Stockholders."

    RALPH B. EVERETT will be elected to serve as a Director of the Company upon the consummation of the Offerings. Since 1989, Mr. Everett has been a partner with the Washington, D.C. office of the law firm of Paul, Hastings, Janofsky & Walker LLP, where he heads the Firm's Federal Legislative Practice Group. Prior to 1989, he was the Chief Counsel and Staff Director of the United States Senate Committee on Commerce, Science and Transportation. He is a Director and a member of the Investment Committee of Shenandoah Life Insurance Company. He is also a member of the Board of Visitors of Duke University Law School and the Norfolk Southern Corporation Advisory Board. Mr. Everett graduated with a Bachelor of Arts degree from Morehouse College and received a Juris Doctor degree from Duke University.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

    COMPENSATION OF NAMED EXECUTIVE OFFICERS. The following table provides certain summary information for the nine months ended December 31, 1997 concerning compensation paid or accrued by the Company to or on behalf of the persons functioning effectively as executive officers of the Company whose combined salary and bonus on an annualized basis exceeded $100,000 during such period (the "Named Executive Officers"):

                                                                         ANNUAL COMPENSATION
                                                                 ------------------------------------
                                                                                            OTHER        ALL OTHER
                                                                                           ANNUAL      COMPENSATION
NAME AND PRINCIPAL POSITION                             YEAR       SALARY      BONUS    COMPENSATION        (2)
----------------------------------------------------  ---------  ----------  ---------  -------------  -------------
Richard W. Weening(1)...............................       1997      --         --           --             --

Lewis W. Dickey, Jr.(1).............................       1997      --         --           --             --

William M. Bungeroth................................       1997  $  169,000  $  50,000    $   8,000     $   205,000

Richard J. Bonick, Jr...............................       1997  $  169,000  $  25,000    $   8,000     $   205,000

    For the period from inception on May 22, 1997 to December 31, 1997, the Company did not grant any options to any party.

------------------------

(1) During 1997, Messrs. Weening and Dickey did not receive any compensation directly from the Company. However, the Company paid fees to QUAESTUS and Stratford, entities controlled by Mr. Weening and Mr. Dickey, respectively, for services rendered to the Company.

    The Company also paid to Media LLC (i) a non-recurring organizational fee (with QUAESTUS and DBBC of Georgia, LLC each receiving a portion of such fee), and (ii) a management fee (with QUAESTUS and DBBC of Georgia, LLC each receiving a portion of such fee). See "Certain Relationships and Related Transactions."

(2) During the period from inception on May 22, 1997 to December 31, 1997 Cumulus Media, LLC issued common stock to the following affiliates and employees of the Company: QUAESTUS Management Corporation, DBBC of Georgia, LLC, William M. Bungeroth and Richard J. Bonick, Jr. Shares issued to Mr. Bungeroth and Mr. Bonick were issued in connection with a one-time grant of shares issued to them upon formation of the Company. The Company has recognized a non-recurring, non-cash stock compensation expense related to the issuance of such common stock.

1998 STOCK INCENTIVE PLAN

    The Company's Board of Directors intends to adopt the 1998 Stock Incentive Plan (the "1998 Plan") to provide officers, other key employees and non-employee directors (other than participants in the Executive Plan (as defined herein)) of the Company, as well as consultants to the Company, with additional incentives by increasing their proprietary interest in the Company. An aggregate of shares of Class A Common Stock will be subject to the 1998 Plan, of
which a maximum of         shares of Class A Common Stock will be subject to
incentive stock options and a maximum of         shares of Class A Common Stock
are available to be awarded as restricted stock. In addition, no one person will
be eligible to receive options for more than        shares in any one calendar
year and the maximum amount of restricted stock which will be awarded to any one
person during any calendar year is $         .

    The 1998 Plan will permit the Company to grant awards in the form of stock options (including both incentive stock options that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options) and restricted shares of the Class A Common Stock

(individually, an "Award" and collectively, "Awards"). All stock options awarded under the 1998 Plan will be granted at an exercise price of no less than fair market value of the Class A Common Stock on the date of grant. No Award will be
granted under the 1998 Plan after        , 2008.

    The 1998 Plan will be administered by the Compensation Committee of the Board, which will have exclusive authority to grant Awards under the 1998 Plan and to make all interpretations and determinations affecting the 1998 Plan. The Compensation Committee will have discretion to determine the individuals to whom Awards are granted, the amount of such Award, any applicable vesting schedule, whether Awards vest upon the occurrence of a Change of Control (as defined in the Plan) and other terms of any Award. In the event of any changes in the capital structure of the Company, the Compensation Committee will make equitable adjustments to outstanding Awards so that the net value of the Award is not changed.

    Prior to completion of the Offering, the Company will have outstanding
options to purchase a total of     shares of Class A Common Stock exercisable at
the initial public offering price.

EXECUTIVE STOCK INCENTIVE PLAN

    The Company's Board of Directors also intends to adopt the Executive Stock Incentive Plan (the "Executive Plan") to provide certain key executives of the Company with additional incentives by increasing their proprietary interest in
the Company. An aggregate of          shares of Class A Common Stock will be
subject to the Executive Plan. In addition, no one person will be eligible to
receive options for more than         shares in any one calendar year and the
maximum amount of restricted stock which will be awarded to any one person
during any calendar year is $         . It is currently anticipated that Messrs.
Weening and Dickey will be the sole participants in the Executive Plan.

    The Executive Plan permits the Company to grant awards in the form of stock options (including both incentive stock options that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options) and restricted shares of the Class A (individually, an "Executive Award" and collectively, "Executive Awards").

    Stock options under the Executive Plan will be granted upon the consummation of the Offerings and will be divided into three tranches. Tranche 1 will consist of options (the "Time Vested Options") with an exercise price equal to the initial public offering price (the "IPO Price") and will vest quarterly in equal installments over a four-year period (subject to accelerated vesting in certain circumstances as described under Employment Agreements), provided the plan participant is employed by the Company on each of such dates. Tranche 2 and Tranche 3 will consist of performance based options (the "Performance Options") which will vest in four equal annual installments on each of the first four anniversaries of the closing of the Stock Offerings (subject to accelerated vesting in certain circumstances as described under "Employment Agreements"). The first installment of both the Tranche 2 options and Tranche 3 options will be exercisable at the IPO Price upon the first anniversary of the closing of the Offerings and the succeeding installments will be exercisable at a price 15% (or 20% in the case of Tranche 3 options) greater than the prior year's exercise price for each of the next three years. Vesting of Tranche 2 and Tranche 3 options is conditioned on the employment of the plan participant by the Company on the vesting date.

    The Executive Plan will be administered by the Compensation Committee of the Board, which will have exclusive authority to grant Executive Awards under the Executive Plan and to make all interpretations and determinations affecting the Executive Plan. In the event of any changes in the capital structure of the Company, the Compensation Committee will make equitable adjustments to outstanding Executive Awards so that the net value of the Executive Award is not changed.

EMPLOYEE STOCK PURCHASE PLAN

    A total of       shares of the Company's Class A Common Stock will be
reserved for issuance under the Company's proposed 1998 Employee Stock Purchase Plan (the "Purchase Plan"). None of such shares have been issued. The Purchase Plan will permit an eligible employee of the Company to purchase common stock at a discount through payroll deductions not to exceed 10% of the compensation received by such employee during such pay period ("Employee Purchases"). Employee Purchases will not exceed $25,000 in any plan year. The price at which the Class A Common Stock is purchased under the Purchase Plan will be set by the Board of Directors but will not be less than 95% of the fair market value of the Class A Common Stock on the date of purchase.

DEFINED CONTRIBUTION PLAN

    The Company has established a profit sharing plan under Section 401(k) of the Internal Revenue Code (the "401(k) Plan") for all eligible employees. Under the 401(k) Plan, all eligible employees are permitted to defer compensation up to a maximum of the lesser of (a) $10,000 and (b) 15% of their income. The 401(k) Plan provides for a matching contribution by the Company equal to 25% of the amount contributed by the employee, up to 6% of the employee's total compensation. The employee's contribution is immediately vested and 20% of the Company's matching contribution vests every year after the first year of the employee's participation in the plan. Accordingly, the matching contribution is fully vested five years after such contribution.

EMPLOYMENT AGREEMENTS

    As discussed more particulary below, the Company intends to enter into employment agreements with certain of the Named Executive Officers. Subject to certain exceptions, such employment agreements prohibit each of the Named Executive Officers from competing with the Company for a specified period after termination of employment (18 months for Messrs. Weening and Dickey and 12 months for Messrs. Bungeroth and Bonick).

    Upon the consummation of the Offerings, Mr. Weening will enter into an employment agreement with the Company pursuant to which he will serve as Executive Chairman and Treasurer of the Company. Under the terms of Mr. Weening's employment agreement, he will be entitled to receive an annual base salary of $300,000. Such base salary will increase by at least 5.0% during each year of the term of the employment agreement. The agreement will provide that Mr. Weening may receive a bonus of up to 50% of the base salary, with bonus targets to be determined by the Compensation Committee. Mr. Weening's employment agreement will have a three year term with an automatic renewal provision of one year, subject to non-renewal. The terms of the agreement will also provide that upon the death or disability of Mr. Weening, the Company shall continue to pay Mr. Weening's base salary for the twelve month period immediately following such event. In addition, Time Vested Options will vest and be retained and, subject to the satisfaction of certain conditions, certain Performance Options will vest and be retained. The agreement will also provide that in the event Mr. Weening is terminated by the Company without cause or terminates his employment for good reason, the Company will pay to Mr. Weening a payment in an amount equal to the greater of (i) base salary owed to Mr. Weening for the remainder of the term of the agreement and (ii) one times annual base salary plus last bonus received by Mr. Weening and all unvested Time Vested Options shall vest. In addition, subject to the satisfaction of certain conditions and subject to certain limitations, certain additional options will vest. If, within the one year period following a change of control, the Company terminates Mr. Weening's employment for any reason other than death or disability or for cause or Mr. Weening terminates his employment for good reason, Mr. Weening will be paid the same amount as if he were terminated without cause if no change of control had occurred except all options not vested will vest.

    Upon the consummation of the Offerings, Mr. Dickey will enter into an employment agreement with the Company pursuant to which he will serve as Executive Vice Chairman of the Company. Under the terms of Mr. Dickey's employment agreement he will be entitled to receive an annual base salary of $300,000. Such base salary will increase by at least 5.0% during each year of the term of the employment agreement. The agreement provides that Mr. Dickey may receive a bonus of up to 50% of the base salary, with bonus targets to be determined by the Compensation Committee. Mr. Dickey's employment agreement and will have a three year term with an automatic renewal provision of one year, subject to non-renewal. The terms of the agreement will also provide that upon the death or disability of Mr. Dickey, the Company shall continue to pay Mr. Dickey's base salary for the twelve month period immediately following such event. In addition, Time Vested Options will vest and be retained and, subject to the satisfaction of certain conditions, certain Performance Options will vest and be retained. The agreement also provides that in the event Mr. Dickey is terminated by the Company without cause or terminates his employment for good reason, the Company will pay to Mr. Dickey a payment in an amount equal to the greater of (i) base salary owed to Mr. Dickey for the remainder of the term of the agreement and (ii) one times annual base salary plus last bonus received by Mr. Dickey and all unvested Time Vested Options shall vest. In addition, subject to the satisfaction of certain conditions and subject to certain limitations, certain additional options will vest. If, within the one year period following a change of control, the Company terminates Mr. Dickey's employment for any reason other than death or disability or for cause or Mr. Dickey terminates his employment for good reason, Mr. Dickey will be paid the same amount as if he were terminated without cause if no change of control had occurred except all options not vested will vest.

    Mr. Bungeroth is a party to an employment agreement with Media LLC pursuant to which he serves as President and Chief Executive Officer of the Company and President and Chief Executive Officer of Broadcasting. Under the terms of Mr. Bungeroth's employment agreement, he is entitled to receive an annual base salary of $250,000 and is eligible to receive a bonus of up to 50% of his annual base salary based on goals agreed upon by Mr. Bungeroth and QUAESTUS. Mr. Bungeroth's employment agreement is terminable by either party. Upon the consummation of the Offerings, Mr. Bungeroth will enter into an employment agreement with the Company with terms comparable to his existing employment agreement.

    Mr. Bonick is a party to an employment agreement with Media LLC pursuant to which he serves as Vice President and Chief Financial Officer of the Company and Broadcasting. Under the terms of Mr. Bonick's employment agreement, he is entitled to receive an annual base salary of $250,000 and is eligible to receive a bonus of up to 50% of his annual base salary based on goals agreed upon by Mr. Bonick and QUAESTUS. Mr. Bonick's employment agreement is terminable by either party. Upon consummation of the Offerings, Mr. Bonick will enter into an employment agreement with the Company with terms comparable to his existing employment agreement.

BOARD OF DIRECTORS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Sheridan and Everett will comprise the Company's Compensation Committee. Prior to the Stock Offerings, the Company did not have a Compensation Committee and compensation decisions were made primarily by the Board and the Investment Committee including representatives of NationsBanc Capital Corp., Heller Equity Capital Corporation and State of Wisconsin Investment Board.

    AUDIT COMMITTEE

    Messrs. Sheridan and Everett will serve as the Company's Audit Committee.

    NON-EMPLOYEE DIRECTOR COMPENSATION

    Each member of the Board of Directors who is not an officer or an owner, or the representative of an owner, of more than 5% of the outstanding Class A
Common Stock of the Company receives compensation of $         per meeting for
serving on the Board of Directors. The Company also reimburses Directors for any expenses incurred in attending meetings of the Board of Directors and the committees thereof. Upon their election to the Board of Directors or the closing of the Offering (whichever is later), each non-employee Board member will be
granted options to purchase       shares of the Company's Class A Common Stock.
Such options will be exercisable at the fair market value of the common stock at the date of grant. These options will become vested and exercisable for up to 33% of the total optioned shares upon the first anniversary of the grant of the options and for an additional 33% of the total optioned shares upon each succeeding anniversary until the option is fully exercisable at the end of the third year.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In November 1997, the Company acquired two radio stations (one AM and one FM station) in Toledo, Ohio from Midwestern Broadcasting, Inc. ("Midwestern"), an entity controlled by Lewis Dickey, Sr., the father of the Company's Executive Vice Chairman, Lewis W. Dickey, Jr., and Vice President and Director of Programming, John Dickey. Lewis W. Dickey, Jr., was Midwestern's President and Chief Operating Officer. John Dickey served as Director of Programming of Midwestern from January 1990 until March 1998. The total purchase price of the stations purchased from Midwestern was $10.0 million.

    Richard W. Weening, Lewis W. Dickey, Jr., John Dickey and other members of the Dickey family have ownership interests in three radio stations (two FM stations and one AM station) in Nashville, Tennessee which are not affiliates of the Company.

    Lewis W. Dickey, Jr. and John Dickey each have a 25% ownership interest in Stratford Research, an entity that provides programming and marketing consulting and market research services to the Company. Historically, Stratford Research has received a one-time $25,000 per market fee to evaluate programming at target radio stations prior to acquisition. Annual strategic studies of each market have been provided at a cost of $25,000 per year, per market. Program consulting services for acquired stations have been provided on an as needed basis. Total fees earned by Stratford Research during 1997 totaled $424,000. Under the new agreement with Stratford Research which takes effect immediately prior to the consummation of the Offerings, Stratford Research will continue to receive $25,000 to evaluate programming at target radio stations. The strategic studies will cost the Company a minimum of $25,000, negotiable depending on competitive market conditions. Additionally, Stratford Research will provide program consulting services for $900 per month, per FM station, increasing to $1,100 per month per FM station over the three years of the agreement.

    QUAESTUS, an entity controlled by Mr Weening, provides industry research, market support and due diligence support services, and transaction management for the Company's acquisitions and provides certain corporate finance and related services in support of the Company's treasury function. Prior to March 1998, QUAESTUS received $25,000 for each FM station acquired, from which was paid additional out-of-pocket expenses for legal, due diligence, and engineering expenses in connection with each acquisition. During 1997, the Company paid QUAESTUS $297,000 for acquisition and corporate finance services. Under the new agreement with QUAESTUS which takes effect immediately prior to the consummation of the Offerings, QUAESTUS will receive a specified rate per transaction between $15,000 and $60,000, depending on the number of FM stations acquired in the transaction, and conditioned on consummation of those transactions. In addition, the Company is obligated to reimburse QUAESTUS for all of its expenses incurred in connection with the performance of services under such agreement.

    The Company also paid to Media LLC fees in 1997 consisting of (i) a non-recurring organizational fee of $300,000 (with QUAESTUS receiving $180,000 of such fee and DBBC, receiving $120,000 of such fee) and (ii) a management fee of $206,000 (with QUAESTUS receiving $123,600 of such fee from Media LLC and DBBC receiving $82,400 of such fee from Media LLC). Upon the consummation of the Offerings, the fee paid to Media LLC shall terminate. Lewis W. Dickey, Jr. and John Dickey have a 75% and 25% ownership interest in DBBC, respectively.

                       PRINCIPAL AND SELLING STOCKHOLDERS

    The following table sets forth as of             , 1998 and as adjusted to
give effect to the sale of Class A Common Stock offered hereby, certain information regarding beneficial ownership of the Company's Common Stock by (i) State of Wisconsin Investment Board ("the Selling Stockholder"), (ii) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (iii) each director, (iv) each of the Named Executive Officers and (v) all directors and executive officers as a group. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                                                            CLASS A COMMON STOCK
                                                   -----------------------------------------------------------------------
                                                         PRIOR TO STOCK                           AFTER STOCK OFFERINGS
                                                           OFFERINGS
                                                   --------------------------   SHARES BEING    --------------------------
NAME                                                 NUMBER      PERCENTAGE        OFFERED        NUMBER      PERCENTAGE
-------------------------------------------------  -----------  -------------  ---------------  -----------  -------------
State of Wisconsin Investment Board
NationsBanc Capital Corp.
Heller Equity Capital Corporation
The Northwestern Mutual Life Insurance Company
CML Holdings, LLC
QUAESTUS Management Corporation
DBBC of Georgia, LLC
Richard W. Weening
Lewis W. Dickey, Jr.
William M. Bungeroth
Richard J. Bonick, Jr.
Robert H. Sheridan, III
Ralph B. Everett

                                                                  CLASS B COMMON STOCK(1)
                                                   ------------------------------------------------------
                                                         PRIOR TO STOCK          AFTER STOCK OFFERINGS
                                                           OFFERINGS
                                                   --------------------------  --------------------------
NAME                                                 NUMBER      PERCENTAGE      NUMBER      PERCENTAGE
-------------------------------------------------  -----------  -------------  -----------  -------------
State of Wisconsin Investment Board
NationsBanc Capital Corp.
Heller Equity Capital Corporation
The Northwestern Mutual Life Insurance Company
CML Holdings, LLC
QUAESTUS Management Corporation
DBBC of Georgia, LLC
Richard W. Weening
Lewis W. Dickey, Jr.
William M. Bungeroth
Richard J. Bonick, Jr.
Robert H. Sheridan, III
Ralph B. Everett

------------------------------

(1) Except upon the occurrence of certain events, holders of Class B Common Stock are not entitled to vote, whereas each share of Class A Common Stock entitles its holders to one vote. Under certain conditions and subject to prior governmental approval, shares of Class B Common Stock are convertible into shares of Class A Common Stock.

(2) Less than 1%.

                          DESCRIPTION OF CAPITAL STOCK

    The following summary description of the capital stock of the Company is qualified by reference to the Company's Amended and Restated Articles of Incorporation and Bylaws, which are filed as exhibits to the Registration Statement of which this Prospectus is a part and are incorporated herein by reference.

    The Company's authorized capital stock consists of: (i)       shares of
Class A Common Stock, $.01 par value per share; (ii)       shares of Class B
Common stock, $.01 par value per share and (iii)       shares of preferred
stock.

COMMON STOCK

    GENERAL. Except with respect to voting and conversion, shares of Class A Common Stock and Class B Common Stock are identical in all respects. Holders of shares of Class A Common Stock are entitled to one vote per share, and, except as provided as below, holders of shares of Class B Common Stock are not entitled to vote.

    VOTING. All actions submitted to a vote of the Company's stockholders are voted on by holders of Class A Common Stock. Holders of Class A Common Stock are entitled to one vote per share. Holders of Class B Common Stock are not entitled to vote, except in the following circumstances: (i) approval of any amendments to the Company's certificate of incorporation or by-laws; (ii) approval of the merger, consolidation or other business combination, or the sale, transfer or other disposition of all or substantially all of the assets of the Company;
(iii) approval of the voluntary liquidation, dissolution or termination of the Company; and (iv) approval to enter into any transaction resulting in a change of control. The affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock (each voting separately as a class) is required to approve the above; provided that such voting rights will cease, with respect to holders of Class B Common Stock and the shares of Class B Common Stock held by such holder shall not be included in determining the aggregate number of shares outstanding for voting purposes, upon the failure of any such holder to beneficially own at least 50% of the shares held by such holder immediately prior to the consummation of the Offerings.

    Upon consummation of the Offerings, the Company's Articles of Incorporation will be amended to provide that the Company may not take any of the following actions without the affirmative vote of a majority of the Board of Directors, including in all cases (so long as NationsBanc Capital Corp. continues to own not less than 50% of the shares of the Company's common stock held by NationsBanc Capital Corp. immediately prior to the consummation of the Offerings) the affirmative vote of the director designated by NationsBanc Capital Corp.: (i) enter into any transaction with any affiliate of the Company or amend or modify any existing agreement with any affiliate of the Company;
(ii) issue any Class B Common Stock of the Company; (iii) acquire (by purchase or otherwise) or sell, transfer or otherwise dispose of assets having a fair market value in excess of 10% of the stockholders' equity of the Company; or
(iv) amend, terminate or otherwise modify any of the foregoing clauses (i) through (iii) or any provisions governing the voting rights of Class B Common Stock.

    Notwithstanding the foregoing, in the event that it is determined by the FCC that any or all of the foregoing rights including the right of NationsBanc Capital Corp. to designate a director will result in State of Wisconsin Investment Board's, NationsBanc Capital Corp.'s, Heller Equity Capital Corporation's or NML's interest being attributable, then the Company will be obligated to and will immediately effect an amendment to the Articles of Incorporation (or other appropriate corporate documents) removing (or, if appropriate, limiting) any such right such that the interest will no longer be attributable.

    The Articles of Incorporation will further provide that the Board of Directors will be required to consider in good faith any bona fide offer from any third party to acquire any stock or assets of the Company and to pursue diligently any transaction determined in good faith to be in the best interests of the Company's stockholders.

    DIVIDENDS AND OTHER DISTRIBUTIONS (INCLUDING DISTRIBUTIONS UPON LIQUIDATION OR SALE OF THE COMPANY). Each share of Class A Common Stock and Class B Common Stock is equal in respect of dividends and other distributions in cash, stock or property (including distributions upon liquidation of the Company and consideration to be received upon a sale or conveyance of all or substantially all of the Company's assets); except that in the case of dividends or other distributions payable on the Class A Common Stock or Class B Common Stock in shares of such stock, including distributions pursuant to stock splits or dividends, only Class A Common Stock will be distributed with respect to Class A Common Stock and only Class B Common Stock will be distributed with respect to Class B Common Stock. In no event will any of the Class A Common Stock or Class B Common Stock be split, divided or combined unless each other class is proportionately split, divided or combined.

    CONVERTIBILITY OF CLASS B COMMON STOCK INTO CLASS A COMMON STOCK. The Class B Common Stock is convertible at any time, or from time to time, at the option of the holder of such Class B Common Stock, provided that the prior consent of any governmental authority required to make such conversion lawful shall have been obtained and without cost to such holder (except any transfer taxes that may be payable, as in the case of any transfer of Class A Common Stock, if certificates are to be issued in a name other than that in which the certificate surrendered is registered), into Class A Common Stock on a share-for-share basis.

    In addition to conversions into Class A Common Stock as described above, a record or beneficial owner of shares of Class B Common Stock may transfer such shares of Class B Common Stock (whether by sale, assignment, gift, bequest, appointment or otherwise) to any transferee.

    REGISTRATION RIGHTS OF CERTAIN HOLDERS. Pursuant to an agreement among the Company and NationsBanc Capital Corp., State of Wisconsin Investment Board and certain other holders (collectively, the "Holders of Registrable Stock") of
approximately       shares of Class B Common Stock and       shares of Class A
Common Stock issuable upon the exercise of conversion rights with respect to the Class B Common Stock, the Holders of Registrable Stock are entitled to certain demand and piggyback registration rights with respect to such shares. Pursuant to this agreement, at any time after the date 180 days after the date of this Prospectus, persons holding more than 25% of the Registrable Stock may request that the Company file a registration statement under the Securities Act and, upon such request and subject to certain conditions, the Company generally will be required to use its best efforts to effect any such registration. The Company is not required to effect more than three such demand registrations (subject to one additional demand registration if all Registrable Stock requested to be included in prior demand registrations are not so included). In addition, if the Company proposes to register any of its securities, either for its own account or for the account of other stockholders (including any Holder of Registrable Securities), the Company is required, with certain exceptions, to notify all Holders of Registrable Stock and, subject to certain limitations, to include in such registration all of the shares of Common Stock requested to be included by the Holders of Registrable Stock. The Company is generally obligated to bear the expenses, other than underwriting discounts and sales commissions, of all of these registrations. The piggyback registration rights expire at such time as a Holder of Registrable Stock would be able to dispose of all of its registrable securities in any six-month period under Rule 144 of the Securities Act.

    PREEMPTIVE RIGHTS. Neither the Class A Common Stock nor the Class B Common Stock carry any preemptive rights enabling a holder to subscribe for or receive shares of stock of the Company of any class or any other securities convertible into shares of stock of the Company. The Cumulus Board possesses the power to issue shares of authorized but unissued Class A Common Stock without further stockholder action.

    LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of Cumulus, whether voluntarily or involuntarily, after payment or provision for payment of the debts and other liabilities of Cumulus and the preferential amounts to which the holders of any stock ranking prior to the Class A Common Stock and the Class B Common Stock in the distribution of assets shall be entitled upon liquidation, the holders of the Class A Common Stock and the Class B Common Stock shall be entitled to share pro rata in the remaining assets of Cumulus according to their respective interests.

PREFERRED STOCK

    Preferred stock may be issued from time to time by the Company's Board of Directors, without stockholder approval, in one or more classes or series. Subject to the provisions of the Amended and Restated Articles of Incorporation and the limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares of preferred stock, to fix the number of shares and to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms or redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of preferred stock, in each case without any further action or vote by the stockholders.

    One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the preferred stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, preferred stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the Common Stock at a premium or may otherwise adversely affect the market price of the Common Stock.

SERIES A PREFERRED STOCK AND EXCHANGEABLE DEBENTURES

    GENERAL.  Concurrently with the Stock Offerings, the Company is offering
      shares of    % Series A Cumulative Exchangeable Redeemable Preferred Stock
due 2009, with a liquidation preference of $1,000 per share.

    DIVIDENDS.  The holders of the Series A Preferred Stock are entitled to
receive cumulative dividends at an annual rate equal to    % of the liquidation
preference per share of the Series A Preferred Stock, payable quarterly, in
arrears.  On or before            , 2003, the Company may, at its option, pay
dividends in cash or in additional fully paid and non-assessable shares of Series A Preferred Stock having a liquidation preference equal to the amount of such dividends. It is not expected that the Company will pay any dividends in
cash prior to            , 2003. After            , 2003, dividends may be paid
only in cash. The terms of the Credit Facility and the Indenture restrict, and future indebtedness of the Company may restrict, the payment of cash dividends by the Company.

    REDEMPTION.  The shares of Series A Preferred Stock are subject to mandatory
redemption in             , 2009, at a price equal to 100% of the liquidation
preference thereof plus any and all accrued and unpaid cumulative dividends thereon. Except as provided herein, the Company may not redeem the Series A
Preferred Stock prior to            , 2003. On or after such date, the Company
may redeem the Series A Preferred Stock at the redemption prices set forth under the terms of the Certificate of Designation pursuant to which the Series A Preferred Stock will be issued together with accumulated and unpaid dividends,
if any, to the date of redemption.  Prior to            , 2001, the Company may
redeem up to 35% of the original aggregate liquidation preference of the Series A Preferred Stock with the proceeds of one or more Equity Offerings (as defined
in the Certificate of Designation) at a redemption price equal to    % of the
liquidation preference thereof plus accumulated and unpaid dividends thereon.
 In the event of a change of control, the Company must offer to redeem the outstanding shares of the Series A Preferred Stock for cash at a purchase price of 101% of the liquidation preference thereof, together with all accumulated and unpaid dividends.

    VOTING. The holders of the shares of the Series A Preferred Stock will have no voting rights with respect to general corporate matters except that the holders of a majority of the then outstanding Series A Preferred Stock, voting as a class, may elect two directors to the Board of Directors of the Company in the event of (i) a failure to pay dividends on the Series A Preferred Stock for four consecutive quarters, (ii) a failure to discharge a redemption obligation with respect to the Series A Preferred Stock, (iii) a failure to offer to purchase the outstanding shares of Series A Preferred Stock following a change of control, (iv) a violation of certain covenants after the expiration of applicable grace periods, all as set forth in the Certificate of Designation or
(v) a default in the payment of principal, premium or interest in indebtedness of the Company or certain of its subsidiaries or any other default which results in the acceleration of such indebtedness prior to its maturity, in each case if the aggregate principal amount of all such indebtedness exceeds $5.0 million.

    The approval of holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, will be required for (i) any merger, consolidation or sale of all or substantially all of the assets of the Company not specifically permitted by the Certificate of Designation and (ii) any modification to the Certificate of Designation or the Exchange Debenture Indenture.

    LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock are entitled to be paid for each share thereof out of the assets of the Company before any distribution is made to any shares of junior stock.

    EXCHANGE The Company may at its option exchange all, but not less than all, of the then outstanding shares of Series A Preferred Stock into the Exchange Debentures on any dividend payment date, subject to certain restrictions contained in the Certificate of Designation.

    EXCHANGE DEBENTURES  The Exchange Debentures, if issued, will be issued
under an indenture between the Company and       , as trustee. The Exchange
Debentures will be issued in fully registered form only in denominations of $1,000 and integral multiples thereof. Interest on the Exchange Debentures will be payable semi-annually in arrears in cash (or on or prior to 2003, in additional Exchange Debentures, at the option of the Company). The Exchange Debentures will be unsecured and will be subordinated in right of payment to all Exchange Debenture Senior Debt (as defined in the Exchange Debenture Indenture), including debt in respect of the Credit Facility and the Notes and will contain covenants and events of default and remedies with respect thereto which are substantially similar to the covenants contained in the Notes. See "Description of Credit Facility and Notes--The Notes."

    The Exchange Debentures are subject to mandatory redemption in
           2009, at a price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, to the date of redemption.
 Except as provided herein, the Company may not redeem the Exchange Debentures
prior to            2003. On or after such date, the Company may redeem the
Exchange Debentures at the redemption prices set forth in the indenture governing the Exchange Debentures (the "Exchange Debenture Indenture") together with accrued and unpaid interest, if any, to the date of redemption. Prior to
           2001, the Company may redeem up to 35% of the original aggregate principal amount of the Exchange Debentures with the proceeds of one or more Equity Offerings (as defined in the Exchange Debenture Indenture) at a
redemption price equal to    % of the principal amount thereof plus accrued and
unpaid interest thereon. In the event of a change of control, the Company must offer to redeem the outstanding shares of the Exchange Debentures for cash at a purchase price of 101% of the principal amount thereof, together with all accrued and unpaid interest.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Class A Common Stock is       .

                    DESCRIPTION OF CREDIT FACILITY AND NOTES

THE CREDIT FACILITY

    GENERAL. In March 1998, the Company entered into a $190.0 million senior credit facility with Lehman Brothers Inc., as Arranger and Lehman Commercial Paper Inc., as Lender, Syndication Agent and Administrative Agent pursuant to which the Company has available a revolving credit line of $110.0 million until March 2, 2006, and an eight-year term loan facility of $80.0 million. The proceeds of the borrowings under the Credit Facility have been used to finance acquisitions and repay the Company's outstanding indebtedness under the Old Credit Facility, and to secure outstanding Letters of Credit issued under the Old Credit Facility in an aggregate amount equal to approximately $10.0 million. As of March 27, 1998, approximately $120.0 million was outstanding under the Credit Facility. See "Use of Proceeds."

    SECURITY; GUARANTEES. The Company's obligations under the Credit Facility are secured by substantially all of its assets in which a security interest may lawfully be granted (including FCC licenses held by the Company's subsidiaries) including, without limitation, intellectual property, real property, and all of the capital stock of the Company's direct and indirect domestic subsidiaries and 65% of the capital stock of any foreign subsidiaries. The obligations under the Credit Facility are also guaranteed by each of the domestic subsidiaries of the Company and is required to be guaranteed by any additional subsidiaries acquired by the Company.

    INTEREST RATES; FEES; REPAYMENTS. Both revolving credit and term loan borrowings under the Credit Facility bear interest, at the Company's option, at a rate equal to the Base Rate (as defined under the terms of the Credit Facility) plus a margin ranging between 0.50% to 1.75%, or the Eurodollar Rate (as defined under the terms of the Credit Facility) plus a margin ranging between 1.50% to 2.75% (in each case dependent upon the leverage ratio of the Company). A commitment fee calculated at a rate ranging from 0.375% to 0.50% per annum (depending upon the Company's leverage ratio) of the average daily amount available under the revolving line of credit and the amount available under the term loan facility is payable quarterly in arrears and fees in respect of letters of credit issued under the Credit Facility equal to the lesser of (i) the interest rate margin then applicable to Eurodollar Rate loans and (ii) 2.50% is also payable quarterly in arrears. In addition, a fronting fee to be agreed to by the Company and the issuing bank of such letter of credit calculated at a rate not to exceed 0.0125% per annum on the maximum amount of each letter of credit is payable quarterly to the issuing bank.

    The revolving credit and term loan borrowings are repayable in equal quarterly installments beginning in 2000. The scheduled annual amortization of the term loans is $10.0 million in each of the years 2000 through 2002, $15.0 million in each of the years 2003 through 2005, and $5.0 million at maturity. The scheduled annual reduction in availability under the revolving credit loans is $10.0 million in each of the years 2000 and 2001, $15.0 million in 2002, $20.0 million in year 2003, $25.0 million in each of the years 2004 and 2005, and $5.0 million at maturity in 2006. Certain mandatory prepayments of the term loan facility and the revolving credit line and reductions in the availability of the revolving credit line is required to be made including: (i) subject to certain exceptions (including the issuance of capital stock or the incurrence of senior subordinated indebtedness prior to September 2, 1998) 100% of the net proceeds from any issuance of capital stock in connection with an initial public offering or incurrence of indebtedness; (ii) 100% of the net proceeds from certain asset sales; and (iii) between 50% and 75% (dependent on the leverage ratio of the Company) of the excess cash flow of the Company.

    COVENANTS. The terms of the Credit Facility contain operating and financial covenants, including, without limitation, requirements to maintain minimum ratios of cash flow to debt service and maximum ratios of total debt to cash flow and senior debt to cash flow. In addition, the terms of the Credit Facility restrict, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company.

    EVENTS OF DEFAULT. The terms of the Credit Facility contain events of default after expiration of applicable grace periods, including failure to make payments on the Credit Facility, breach of covenants, breach of representations and warranties, invalidity of the agreement governing the Credit Facility and related documents, cross default under other agreements or conditions relating to indebtedness of the Company or its subsidiaries, certain events of liquidation, moratorium, insolvency, bankruptcy or similar events, enforcement of security, certain litigation or other proceedings, and certain events relating to changes in control.

    Upon the occurrence of an event of default under the terms of the Credit Facility, the majority of the banks may declare all amounts under the Credit Facility to be due and payable and take certain other actions, including enforcement of rights in respect of the collateral. The majority of the banks extending credit under the term loan facility and the majority of the banks under the revolving credit line may terminate the term loan facility and the revolving credit line, respectively.

THE NOTES

    GENERAL.  Concurrently with the Common Stock Offerings, the Company is
offering $         of    % Senior Subordinated Notes due 2008.

    INTEREST.  The Notes bear interest at the rate of    % per annum, payable
semi-annually in arrears.

    REDEMPTION.  The Notes mature on            , 2008, at a price equal to 100%
of the principal amount thereof together with accrued and unpaid interest, if any, to the date of redemption. Except as provided herein, the Company may not
redeem the Notes prior to            , 2003.  On or after such date, the Company
may redeem the Notes at the redemption prices set forth in the indenture pursuant to which the Notes will be issued (the "Indenture") together with accrued and unpaid interest, if any, to the date of redemption. Prior to
           , 2001, the Company may redeem up to 35% of the original aggregate principal amount of the Notes with the proceeds of one or more Equity Offerings
(as defined in the Indenture) at a redemption price equal to    % of the
principal amount thereof plus accrued and unpaid interest thereon; provided, however, that at least 65% of the original aggregate principal amount of the Notes remain outstanding following each such redemption. In the event of a change of control, the Company must offer to redeem the outstanding shares of the Notes for cash at a purchase price of 101% of the principal amount thereof, together with all accrued and unpaid interest.

    RANKING. The Notes will be general unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Debt (as defined in the Indenture), including all obligations of the Company under the Credit Facility. On a pro forma basis, after giving effect to the Transactions as if they had occurred on December 31, 1997, the Company would have had
outstanding $         million of Senior Debt.

    CERTAIN COVENANTS. The Indenture will contain certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries (as defined in the Indenture) to incur additional debt, pay dividends or make other distributions, repurchase any capital stock or subordinated debt, make certain investments, create certain liens, enter into certain transactions with affiliates, sell assets or enter into certain mergers and consolidations. In addition, the Indenture will contain a covenant limiting the lines of business of certain Unrestricted Subsidiaries (as defined in the Indenture).

    EVENTS OF DEFAULT. The terms of the Indenture contain events of defaults, including failure to make payments on the Notes, breach of covenants, breach of representations and warranties, cross default under other agreements or conditions relating to indebtedness of the Company or its restricted subsidiaries, certain events of liquidation, moratorium, insolvency, bankruptcy or similar events and certain litigation or other proceedings.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of the Stock Offerings, the Company will have outstanding
      shares of Class A Common Stock and       shares of Class B Common Stock.
In addition, the Company will have outstanding options to purchase       shares
of Class A Common Stock. Of these shares, the       shares of Class A Common
Stock offered hereby will be freely transferable without restriction (subject to any FCC consent that might be required) or further registration under the Securities Act, except that any shares purchased by "affiliates" of the Company, as that term is defined in Rule 144 may generally only be sold subject to certain restrictions as to timing, manner and volume.

    The Company, its directors, and certain officers of the Company, who will
directly or indirectly own       shares of Class A Common Stock and options to
purchase       shares of Class A Common Stock upon completion of the Stock
Offerings, have, subject to certain exceptions, agreed not to, directly or indirectly, offer for sale, sell or otherwise dispose of, or announce the offering of, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for shares of Class A Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of Lehman Brothers Inc.

    In general, under Rule 144 as currently in effect, a shareholder, including an Affiliate, who has beneficially owned his or her restricted securities (as that term is defined in Rule 144) for at least one year from the later of the date such securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of 1% of the then outstanding shares of Class A Common Stock or the average weekly trading volume in the Class A Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144, provided certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate of the Company, a stockholder who is not an Affiliate of the Company at the time of sale and has not been an Affiliate of the Company for at least three months prior to the sale is entitled to sell the shares immediately without compliance with the foregoing requirements under Rule 144.

    The Company intends to file registration statements on Form S-8 under the Securities Act immediately following the consummation of the Offering to register all shares of Class A Common Stock issuable under the Cumulus employee benefit plans. The registration statements are expected to be filed on or shortly after the closing date of the Offering and will be effective upon filing. Shares issued upon the exercise of stock options after the effective date of the Form S-8 registration statements will be eligible for resale in the public market without restriction (subject to any FCC consent that might be required), and subject to Rule 144 limitations applicable to Affiliates and the lock-up agreements noted above.

    Prior to the Offering, there has been no public market for the Class A Common Stock. No prediction can be made as to the effect, if any, that market sales of shares of Class A Common Stock or the availability of shares for sale will have on the market price of the Class A Common Stock prevailing from time to time. Nevertheless, sales of significant numbers of shares of Class A Common Stock in the public market could adversely affect the market price of the Class A Common Stock and could impair the Company's ability to raise capital through an offering of its equity securities. See "Underwriting."

                                  UNDERWRITING

    Under the terms of and subject to the conditions contained in the underwriting agreement relating to the offering of shares of Class A Common Stock in the U.S. and Canada (the "U.S. Underwriting Agreement"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, between the Company and each of the underwriters named below (the "U.S. Underwriters"), for whom Lehman Brothers Inc., Bear, Stearns & Co. Inc. and BT Alex. Brown Incorporated are acting as representatives (the "Representatives"), the U.S. Underwriters have severally agreed to purchase from the Company, and the Company has agreed to sell to each U.S. Underwriter, the aggregate number of shares of the Class A Common Stock set forth opposite the name of such U.S. Underwriter below:

                                                                                     NUMBER OF
U.S. UNDERWRITERS                                                                     SHARES
----------------------------------------------------------------------------------  -----------
Lehman Brothers Inc...............................................................
Bear, Stearns & Co. Inc...........................................................
BT Alex. Brown Incorporated.......................................................
                                                                                    -----------

  Total...........................................................................
                                                                                    -----------
                                                                                    -----------

    Under the terms of and subject to the conditions contained in the underwriting agreement relating to the offering of shares of Class A Common Stock outside of the U.S. and Canada (the "International Underwriting Agreement" and together with the U.S. Underwriting Agreement, the "Underwriting Agreements"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, between the Company and each of the international managers named below (the "International Managers" and together with the U.S. Underwriters, the "Underwriters"), for whom Lehman Brothers International (Europe), Bear, Stearns International Limited, BT Alex. Brown International, division of Bankers Trust International PLC and Credit Lyonnais Securities are acting as lead managers (the "Lead Managers"), the International Managers have severally agreed to purchase from the Company, and the Company has agreed to sell to each International Manager, the aggregate number of shares of Class A Common Stock set forth opposite the name of such International Manager below:

                                                                                     NUMBER OF
INTERNATIONAL MANAGERS                                                                SHARES
----------------------------------------------------------------------------------  -----------
Lehman Brothers International (Europe)............................................
Bear, Stearns International Limited...............................................
BT Alex. Brown International......................................................
Credit Lyonnais Securities........................................................

                                                                                    -----------
Total.............................................................................
                                                                                    -----------
                                                                                    -----------

    The Company has been advised by the Representatives and the Lead Managers that the U.S. Underwriters and the International Managers propose to offer part of the shares to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a concession
not in excess of $         per share under the public offering price (the
"selling concession"). The Underwriters may allow, and such dealers may reallow,
a concession not in excess of $         per
share to certain other Underwriters, or to certain other brokers or dealers. After the initial offering to the public, the offering price and other selling terms may be changed by the Representatives and the Lead Managers.

    The Underwriting Agreements provide that the obligations of the several U.S. Underwriters and the International Managers, respectively, to pay for and accept delivery of the shares of Class A Common Stock offered hereby are subject to the approval of certain legal matters by counsel and to certain other conditions and that, if any of the shares of Class A Common Stock are purchased by the U.S. Underwriters pursuant to the U.S. Underwriting Agreement or by the International Managers pursuant to the International Underwriting Agreement, all the shares of Class A Common Stock agreed to be purchased by either the U.S. Underwriters or the International Managers, as the case may be, pursuant to their respective Underwriting Agreements, must be so purchased. The initial public offering price and underwriting discounts and commissions for each of the U.S. Offering and the International Offering are identical. The closing of each Offering is conditioned upon the closing of each of the other Offerings.

    The Company has agreed in the Underwriting Agreements to indemnify the U.S. Underwriters and the International Managers against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the U.S. Underwriters and the International Managers may be required to make in respect thereof.

    The Company has granted to the U.S. Underwriters and the International
Managers options to purchase up to an additional       shares and       shares
of Class A Common Stock, respectively, exercisable solely to cover over-allotments, at the initial offering price to the public, less the underwriting discounts and commissions, shown on the cover page of this Prospectus. Any or all of such options may be exercised at any time until 30 days after the date of the U.S. Underwriting Agreement and the International Underwriting Agreement, as the case may be. To the extent that an option is exercised, each U.S. Underwriter or International Manager, as the case may be, will be committed, subject to certain conditions, to purchase a number of the additional shares of Class A Common Stock proportionate to such Underwriter's initial commitment as indicated in the preceding tables.

    The U.S. Underwriters and the International Managers have entered into an Agreement Between U.S. Underwriters and International Managers (the "Agreement Between") pursuant to which each U.S. Underwriter has agreed that, as part of the distribution of the shares of Class A Common Stock offered in the U.S. and Canada (plus any of the shares of Class A Common Stock to cover over-allotments), (a) it is not purchasing any of such shares for the account of anyone other than a U.S. or Canadian Person (as defined below) and (b) it has not offered or sold, and will not offer, sell, resell or deliver, directly or indirectly, any of such shares or distribute any prospectus relating to such shares to anyone other than a U.S. or Canadian Person. In addition, pursuant to the Agreement Between, each International Manager has agreed that, as part of the distribution of the shares of Class A Common Stock offered outside the U.S. and Canada (plus any of the shares of Class A Common Stock to cover over-allotments), (a) it is not purchasing any of such shares for the account of any U.S. or Canadian Person and (b) it has not offered or sold, and will not offer, sell, resell or deliver, directly or indirectly, any of such shares or distribute any prospectus relating to such shares to any U.S. or Canadian Person. Each International Manager also has agreed that it will offer to sell shares of Class A Common Stock only in compliance with all relevant requirements of any applicable laws.

    The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Underwriting Agreements and the Agreement Between, including (i) certain purchases and sales between the U.S. Underwriters and the International Managers; (ii) certain offers, sales, resales, deliveries or distributions to or through investment advisors or other persons exercising investment discretion; (iii) purchases, offers or sales by a U.S. Underwriter who is also acting as an International Manager for the account of a Person other than a U.S. or Canadian Person and by an International Manager who is also acting as a U.S. Underwriter for the account of a U.S. or Canadian Person; and (iv) other transactions specifically approved by the U.S. Underwriters and International Managers. As used herein, (a) the term "U.S." means the U.S. of America (including the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction, (b) the term "Canada" means Canada, its provinces, territories and possessions and other areas subject to its jurisdiction and (c) the term "U.S. or Canadian Person" means any resident or citizen of the U.S. or Canada, any corporation, partnership or other entity created or organized in or under the laws of the U.S. or Canada or any political subdivision thereof or any estate or trust, the income of which is subject to U.S. federal income taxation or Canadian income taxation regardless of the source (other than the foreign branch of any U.S. or Canadian Person), and includes any U.S. or Canadian branch of a person other than a U.S. or Canadian Person.

    Pursuant to the Agreement Between, sales may be made between the U.S. Underwriters and the International Managers of such number of shares of Class A Common Stock as may be mutually agreed. Unless otherwise agreed, the price of any shares so sold shall be the public offering price as then in effect for Class A Common Stock being sold by the U.S. Underwriters and International Managers, less the selling concession allocable to such shares of Class A Common Stock. To the extent that there are sales pursuant to the Agreement Between, the number of shares of Class A Common Stock initially available for sale by the U.S. Underwriters or by the International Managers may be more or less than the amount appearing on the cover page of this Prospectus.

    This Prospectus is not, and under no circumstances is to be construed as, an advertisement or a public offering of the Class A Common Stock in Canada or any province or territory thereof. Any offer or sale of the shares of Class A Common Stock in Canada may only be made pursuant to an exemption from the prospectus and registration statement requirements in the province or territory of Canada in which such offer or sale is made.

    Each International Manager has represented and agreed that (i) it has not offered or sold and prior to the date six months after the latest closing date will not offer or sell any shares of Class A Common Stock to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 (the "1986 Act") with respect to anything done by it in relation to the shares of Class A Common Stock in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on, and will only issue and pass on to any person in the United Kingdom, any investment advertisement (within the meaning of the 1986 Act) relating to the shares of Class A Common Stock if that person falls within Article II(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

    No action has been taken or will be taken in any jurisdiction by the Company or the Underwriters that would permit a public offering of the shares of Class A Common Stock in any jurisdiction where action for that purpose is required, other than the U.S. Persons into whose possession this Prospectus comes are required by the Company and the Underwriters to inform themselves about, and to observe any restrictions as to, the offering of the shares of Class A Common Stock and the distribution of this Prospectus.

    Purchasers of the shares of Class A Common Stock offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offering price set forth on the cover page hereof.

    The Representatives and the Lead Managers have informed the Company that the Underwriters do not intend to confirm sales to accounts over which they exercise discretionary authority.

    The Company and the directors, officers and stockholders of the Company have generally agreed not to offer, sell, contract to sell or otherwise issue any Class A Common stock or other capital stock prior to the expiration of 180 days from the date of this Prospectus without the prior written consent of Lehman Brothers Inc. on behalf of the Representatives and the Lead Managers.

    Until the distribution of the Class A Common Stock is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase shares of Class A Common stock. As an exception to these rules, the Representatives and the Lead Managers are permitted to engage in certain transactions that stabilize the price of the Class A Common Stock. Such transactions may consist of bids or purchases for the purpose pegging, fixing or maintaining the price of the Class A Common Stock.

    If the Underwriters create a short position in the Class A Common Stock in connection with the Stock Offerings (i.e., if they sell more shares of Class A Common Stock than are set forth on the cover page of this Prospectus), the Representatives and the Lead Managers may reduce that short position by purchasing Class A Common Stock in the open market. The Representatives and the Lead Managers also may elect to reduce any short position by exercising all or part of the over-allotment options described herein.

    In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could also cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in this Offering.

    Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A Common stock. In addition, neither the Company nor any of the Underwriters makes any representation that the Representatives or Lead Managers will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Application has been made for the inclusion of the Class A Common Stock on the Nasdaq National Market. In order to meet one of the requirements for listing of the Class A Common Stock on the Nasdaq National market, the Underwriters have
agreed to sell lots of 100 or more shares to a minimum of       beneficial
holders.

    Lehman Brothers Inc. and Lehman Brothers Commercial Paper Inc., an affiliate of Lehman Brothers Inc., act as Arranger, and Syndication Agent and Administrative Agent, respectively, in connection with the Credit Facility and will receive any repayment by the Company of amounts outstanding under the Credit Facility from the proceeds of the Offerings. Lehman Brothers Inc. and Bear, Stearns & Co. Inc. will act as representatives of the underwriters in the concurrent Debt Offering and the concurrent Preferred Stock Offering. Each of the Representatives has engaged from time to time and may in the future engage in general financing and banking transactions with the Company or affiliates thereof.

    The Stock Offerings are being made pursuant to the provisions of Section 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc. Bear, Stearns & Co. Inc. ("Bear Stearns") has agreed to act as Qualified Independent Underwriter for the Stock Offerings, and as such has assumed responsibilities of conducting due diligence and has reviewed and participated in the preparation of the Registration Statement. The public offering price of the Class A Common Stock will not be higher than the price recommended by Bear Stearns.

DETERMINATION OF THE OFFERING PRICE

    Prior to the Stock Offerings, there has been no public market for the Class A Common Stock. The initial public offering price for the Class A Common Stock was determined by negotiations between the Company and the Representatives. Among the factors considered in such negotiations were prevailing market conditions, the market values of publicly traded companies that the Underwriters believed to be somewhat comparable to the Company, the demand for the Class A Common Stock and for similar securities of companies comparable to the Company, the current state of the Company's development and other factors deemed relevant. There can, however, be no assurance that the prices at which the Class A Common Stock will sell in the public market after the Stock Offerings will not be lower than the price at which it will be sold in the Stock Offerings.

                   CERTAIN UNITED STATES TAX CONSEQUENCES TO
               NON-UNITED STATES HOLDERS OF CLASS A COMMON STOCK

    The following is a general discussion of certain U.S. federal income and estate and gift tax consequences of the ownership and sale or other disposition of Class A Common Stock by a holder that, for U.S. federal income tax purposes, is not a "U.S. person" (a "Non-U.S. Holder"). For purposes of this discussion, a "U.S. person" means a citizen or resident (as determined for U.S. federal income tax purposes) of the U.S.; a corporation created or organized in the U.S. or under the laws of the U.S. or of any political subdivision thereof; an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if both (i) a U.S. court is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust. Resident alien individuals will be subject to U.S. federal income tax with respect to the Class A Common Stock as if they were U.S. citizens.

    The Company does not intend to treat the Class A Common Stock, the Notes and the Series A Preferred Stock, all of which are being offered concurrently, as an investment unit for United States federal income tax purposes.

    THIS DISCUSSION IS BASED ON THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND THE ADMINISTRATIVE INTERPRETATIONS AS OF THE DATE HEREOF, ALL OF WHICH MAY BE CHANGED EITHER RETROACTIVELY OR PROSPECTIVELY. THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY, DOES NOT CONSIDER ANY SPECIFIC FACTS OR CIRCUMSTANCES THAT MAY APPLY TO A PARTICULAR NON-UNITED STATES HOLDER AND DOES NOT ADDRESS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, MUNICIPALITY, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL TAX CONSEQUENCES OF OWNING AND DISPOSING OF CLASS A COMMON STOCK (INCLUDING THE INVESTOR'S STATUS AS A UNITED STATES PERSON OR NON-UNITED STATES HOLDER), AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY STATE, MUNICIPALITY, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

DIVIDENDS

    Dividends paid to a Non-U.S. Holder will generally be subject to withholding tax at the rate of 30%, unless the dividend is effectively connected with the conduct of a trade or business (or, if an income tax treaty applies, is attributable to a "permanent establishment", as defined therein) within the U.S. of the Non-U.S. Holder, in which case the dividend will be subject to the rules described in the next paragraph. Non-U.S. Holders should consult any applicable income tax treaties, which may provide for a reduced withholding rate or other rules different from those described above. For purposes of determining whether tax is to be withheld at a 30% rate or a reduced rate as specified by an income tax treaty, current law permits the Company to presume that dividends paid to an address in a foreign country are paid to a resident of such country absent definite knowledge that such presumption is not warranted. However, under recently finalized U.S. Treasury regulations, in the case of dividends paid after December 31, 1999, a Non-U.S. Holder generally would be subject to U.S. backup withholding tax at a 31% rate under the backup withholding rules described below, rather than at a 30% rate or a reduced rate under an income tax treaty, unless certain certification procedures (or, in the case of payments made outside the U.S. with respect to an offshore account, certain documentary evidence procedures) are satisfied, directly or through an intermediary. Further, in order to claim the benefit of an applicable tax treaty rate for dividends paid after December 31, 1999, a Non-U.S. Holder must comply with IRS certification requirements. Certain IRS certification and disclosure requirements must be complied with in order to be exempt from withholding under the effectively connected income exemption. The new regulations also provide special rules for dividend payments made to foreign intermediaries, U.S. or foreign wholly owned entities that are disregarded for U.S. federal income tax purposes and entities that are treated as fiscally transparent in the

U.S., the applicable income tax treaty jurisdiction, or both. Prospective investors should consult with their own tax advisers concerning the effect, if any, of the adoption of these new Treasury regulations on an investment in the Class A Common Stock. A Non-U.S. Holder who is eligible for a reduced withholding rate may obtain a refund of any excess amounts withheld by filing a tax return with the Internal Revenue Service (the "IRS").

    U.S. withholding tax will not apply to dividends paid to a Non-U.S. Holder if the company receives the appropriate IRS form (currently Form 4224) from that Non-U.S. Holder, establishing that such income is effectively connected with the conduct of a trade or business (or, if an income tax treaty applies, is attributable to a "permanent establishment", as defined therein) of the Non-U.S. Holder within the U.S., unless the Company has knowledge to the contrary. Dividends paid to a Non-U.S. Holder that are effectively connected with the conduct of a trade or business (or, if an income tax treaty applies, are attributable to a "permanent establishment", as defined therein) of the Non-U.S. Holder within the U.S. are generally taxed on a net income basis (that is, after allowance for applicable deductions) at the graduated rates that are applicable to U.S. persons. In the case of a Non-U.S. Holder that is a corporation, such income may also be subject to a branch profits tax (which is generally imposed on a foreign corporation upon the deemed repatriation from the U.S. of effectively connected earnings and profits) at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty and the Non-U.S. Holder is a qualified resident of the treaty country.

GAIN ON SALE OR OTHER DISPOSITION

    Subject to special rules applicable to individuals as described below, a Non-U.S. Holder will generally not be subject to regular U.S. federal income or withholding tax on gain recognized on a sale or other disposition of Class A Common Stock, unless (i) the gain is effectively connected with the conduct of a trade or business (or, if an income tax treaty applies, is attributable to a "permanent establishment", as defined therein) of the Non-U.S. Holder within the U.S. or of a partnership, trust or estate in which the Non-U.S. Holder is a partner or beneficiary within the U.S., or (ii) the Company has been, is or becomes a "U.S. real property holding corporation" within the meaning of Section 897(c) (2) of the Code at any time within the shorter of the five-year period preceding such sale or other disposition or such Non-U.S. Holder's holding period for the Class A Common Stock.

    A corporation is generally considered to be a U.S. real property holding corporation if the fair market value of its "U.S. real property interests" within the meaning of Section 897(c)(1) of the Code equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus the fair market value of any other of its assets used or held for use in a trade or business. The Company believes that it has not been, is not currently and is not likely to become a U.S. real property holding corporation. Further, even if the Company were to become a U.S. real property holding corporation, any gain recognized by a Non-U.S. Holder still would not be subject to U.S. federal income tax if the Class A Common Stock were considered to be "regularly traded" (within the meaning of applicable U.S. Treasury regulations) on an established securities market (e.g., the New York Stock Exchange, on which the Class A Common Stock will be listed), and the Non-U.S. Holder did not own, directly or indirectly, at any time during the five-year period ending on the date of the sale or other disposition, more than 5% of the Class A Common Stock.

    Gains realized by a Non-U.S. Holder of Class A Common Stock that are effectively connected with the conduct of a trade or business (or, if an income tax treaty applies, are attributable to a "permanent establishment", as defined therein) within the U.S. of the Non-U.S. Holder are generally taxed on a net income basis (that is, after allowance for applicable deductions) at the graduated rates that are applicable to U.S. persons. In the case of a Non-U.S. Holder that is a corporation, such income may also be subject to a branch profits tax (which is generally imposed on a foreign corporation upon the deemed repatriation from the U.S. of effectively connected earnings and profits) at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty and the Non-U.S. Holder is a qualified resident of the treaty country.

    In addition to being subject to the rules described above, an individual Non-U.S. Holder who holds Class A Common Stock as a capital asset will generally be subject to tax at a 30% rate on any gain recognized on the sale or other disposition of such stock if (i) such gain is not effectively connected with the conduct of a trade or business (or, if an income tax treaty applies, is not attributable to a "permanent establishment", as defined therein) of the Non-U.S. Holder within the U.S., and (ii) such individual is present in the U.S. for 183 days or more in the taxable year of the sale or other disposition and either (A) has a "tax home" in the U.S. (as specially defined for purposes of the U.S. federal income tax), or (B) maintains an office or other fixed place of business in the U.S. and the income from the sale of the stock is attributable to such office or other fixed place of business. Individual Non-U.S. Holders may also be subject to tax pursuant to provisions of U.S. federal income tax law applicable to certain U.S. expatriates.

FEDERAL ESTATE AND GIFT TAXES

    Class A Common Stock owned or treated as owned by an individual (regardless of whether such an individual is a citizen or a resident of the U.S.) on the date of death will be included in such individual's estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. A Non-U.S. Holder will not be subject to U.S. federal gift tax on a transfer of Class A Common Stock, unless such person is a domiciliary of the U.S., or such person is an individual subject to provisions of U.S. federal gift tax law applicable to certain U.S. expatriates.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    The Company must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to, and the tax withheld with respect to, such Non-U.S. Holder, regardless of whether tax was actually withheld and whether withholding was reduced or eliminated by an applicable income tax treaty. Pursuant to certain income tax treaties and other agreements, that information may also be made available to the tax authorities of the country in which the Non-U.S. Holder resides.

    U.S. federal backup withholding (which generally is withholding imposed at the rate of 31% on certain payments to persons not otherwise exempt who fail to furnish certain identifying information) will generally not apply to (i) dividends paid to a Non-U.S. Holder that is subject to withholding at the 30% rate (or that is subject to withholding at a reduced rate under an applicable income tax treaty), or (ii) before January 1, 2000, dividends paid to a Non-U.S. Holder at an address outside of the U.S. (unless the payor has knowledge that the payee is a U.S. person). However, under recently finalized U.S. Treasury regulations, in the case of dividends paid after December 31, 1999, a Non-U.S. Holder generally would be subject to U.S. withholding tax at a 31% rate, unless certain certification procedures (or, in the case of payments made outside the U.S. with respect to an offshore account, certain documentary evidence procedures) are satisfied, directly or through an intermediary.

    Backup withholding and information reporting generally will apply to dividends paid to addresses inside the U.S. on shares of Class A Common Stock to beneficial owners that are not "exempt recipients" and that fail to provide in the manner required certain identifying information.

    The backup withholding and information reporting requirements also apply to the gross proceeds paid to a Non-U.S. Holder upon the sale or other disposition of Class A Common Stock by or through a U.S. office of a U.S. or foreign broker, unless the Non-U.S. Holder certifies to the broker under penalties of perjury as to, among other things, its name, address and status as a Non-U.S. Holder by filing the Service's Form W-8 with the broker, or unless the Non-U.S. Holder otherwise establishes an exemption. In general, backup withholding and information reporting will not apply to a payment of the proceeds of a sale or other disposition of Class A Common Stock effected at a foreign office of a broker. Before January 1, 1999, however, information reporting requirements (but not backup withholding) will apply to a payment of the proceeds of a sale or other disposition of Class A Common Stock effected at a foreign office of (i) a U.S. broker; (ii) a foreign broker 50% or more of whose gross income for certain periods is effectively connected with the conduct of a trade or business within the U.S.; or (iii) a foreign broker that is a "controlled foreign corporation" for U.S. federal income tax purposes, unless the broker has documentary evidence in its records that the Non-U.S. Holder is a Non-U.S. Holder (and the broker has no knowledge to the contrary) and certain other conditions are met, or unless the Non-U.S. Holder otherwise establishes an exemption. Further, after December 31, 1999, under the newly issued Treasury regulations referred to above, information reporting and backup withholding may apply to payments of the gross proceeds from the sale or redemption of Class A Common Stock effected through foreign offices of brokers having any of a broader class of connections with the U.S. unless certain IRS certification requirements are complied with. Prospective investors should consult with their own tax advisers regarding these Treasury regulations, and in particular with respect to whether the use of a particular broker would subject the investor to these rules.

    Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the Non-U.S. Holder's U.S. federal income tax liability, provided that the Non-U.S. Holder files a tax return with the IRS.

                                 LEGAL MATTERS

    Certain legal matters with respect to the shares of Class A Common Stock offered hereby will be passed upon for the Company by Paul, Hastings, Janofsky & Walker LLP, New York, New York. Ralph B. Everett, who will be elected to serve as a Director of the Company upon the consummation of the Offerings, is a partner in the Washington, D.C. office of Paul, Hastings, Janofsky & Walker, LLP. Simpson Thacher & Bartlett, New York, New York, has acted as counsel to the Underwriters in connection with the Offerings.

                                    EXPERTS

    The financial statements included in this Prospectus have been audited by various independent accountants. The companies and periods covered by these audits are indicated in the individual accountants' reports. Such financial statements have been so included in reliance on the reports of the various independent accountants given on the authority of such firms as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

    The Company has filed with the Commission a Registration Statement (which terms shall include any amendment thereto) on Form S-1 under the Securities Act with respect to the Class A Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission thereunder. The Registration Statement, including exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, Room 1024, N.W., Washington, D.C. 20549 and copies may be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C., and may be electronically accessed at the Commission's site on the World Wide Web at http://www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                         INDEX TO FINANCIAL STATEMENTS

CUMULUS MEDIA INC.
Report of Independent Accountants...................................................        F-7
Consolidated Balance Sheet as of December 31, 1997..................................        F-8
Consolidated Statement of Operations for the period from inception on May 22, 1997
  to December 31, 1997..............................................................        F-9
Consolidated Statement of Stockholder's Equity for the period from inception on May
  22, 1997 to December 31, 1997.....................................................       F-10
Consolidated Statement of Cash Flows for the period from inception on May 22, 1997
  to December 31, 1997..............................................................       F-11
Notes to Consolidated Financial Statements..........................................       F-12
ARBOR RADIO LP
Report of Independent Accountants...................................................       F-23
Balance Sheets as of December 31, 1997 and 1996.....................................       F-24
Statements of Operations and Partners' Capital for the years ended December 31,
  1997, 1996 and 1995...............................................................       F-25
Statements of Cash Flows for the years ended December 31 1997, 1996 and 1995........       F-26
Notes to Financial Statements.......................................................       F-27
BEAUMONT SKYWAVE, INC. (A WHOLLY-OWNED SUBSIDIARY OF PACIFIC BROADCASTING OF
  BEAUMONT, INC.)
Report of Independent Accountants...................................................       F-32
Balance Sheet as of December 31, 1997...............................................       F-33
Statement of Operations for the year ended December 31, 1997........................       F-34
Statement of Changes in Stockholder's Equity for the year ended December 31,
  1997..............................................................................       F-35
Statement of Cash Flows for the year ended December 31, 1997........................       F-36
Notes to Financial Statements.......................................................       F-37
CARIBBEAN COMMUNICATIONS COMPANY LIMITED
Report of Independent Accountants...................................................       F-41
Consolidated Balance Sheet as of April 30, 1997.....................................       F-42
Consolidated Statement of Operations for the four month period ended April 30,
  1997..............................................................................       F-43
Consolidated Statement of Changes in Stockholder's Equity (Deficit) for the four
  month period ended April 30, 1997.................................................       F-44
Consolidated Statement of Cash Flows for the four month period ended April 30,
  1997..............................................................................       F-45
Notes to Consolidated Financial Statements..........................................       F-46
CAROLINA BROADCASTING, INC. AND GEORGETOWN RADIO, INC.
Report of Independent Accountants...................................................       F-50
Combined Balance Sheet as of December 31, 1997......................................       F-51
Combined Statement of Operations for the year ended December 31, 1997...............       F-52
Combined Statement of Changes in Stockholders' Deficit for the year ended December
  31, 1997..........................................................................       F-53
Combined Statement of Cash Flows for the year ended December 31, 1997...............       F-54
Notes to Combined Financial Statements..............................................       F-55
CASTLE BROADCASTING LIMITED PARTNERSHIP
Report of Independent Accountants...................................................       F-59
Balance Sheets as of December 31, 1997 and 1996.....................................       F-60
Statements of Operations for the years ended December 31, 1997 and 1996.............       F-61
Statements of Changes in Partners' Deficit for the years ended December 31, 1997 and
  1996..............................................................................       F-62
Statements of Cash Flows for the years ended December 31, 1997 and 1996.............       F-63
Notes to Financial Statements.......................................................       F-64

CLEARLY SUPERIOR RADIO PROPERTIES
Report of Independent Accountants...................................................       F-68
Combined Balance Sheets as of December 31, 1997 and 1996............................       F-69
Combined Statements of Operations for the years ended December 31, 1997 and 1996....       F-70
Combined Statement of Changes in Owner's Equity in Stations for the years ended
  December 31, 1997 and 1996........................................................       F-71
Combined Statements of Cash Flows for the years ended December 31, 1997 and 1996....       F-72
Notes to Combined Financial Statements..............................................       F-73
COMMUNICATIONS PROPERTIES, INC.
Report of Independent Accountants...................................................       F-78
Balance Sheets as of August 31, 1997 and 1996.......................................       F-79
Statements of Operations for the years ended August 31, 1997 and 1996...............       F-80
Statements of Changes in Stockholders' Equity (Deficit) for the years ended August
  31, 1997 and 1996.................................................................       F-81
Statements of Cash Flows for the years ended August 31, 1997 and 1996...............       F-82
Notes to Financial Statements.......................................................       F-83
CRYSTAL RADIO GROUP, INC.
Report of Independent Accountants...................................................       F-89
Balance Sheets as of December 31, 1997 and 1996.....................................       F-90
Statements of Operations for the years ended December 31, 1997, 1996, and 1995......       F-91
Statements of Changes in Stockholders' Equity (Deficit) for the years ended December
  31, 1997, 1996 and 1995...........................................................       F-92
Statements of Cash Flows for the years ended December 31, 1997, 1996, and 1995......       F-93
Notes to Financial Statements.......................................................       F-94
FORJAY BROADCASTING CORPORATION
Report of Independent Accountants...................................................       F-97
Balance Sheet as of December 31, 1997...............................................       F-98
Statement of Operations for the year ended December 31, 1997........................       F-99
Statement of Changes in Shareholder's Equity for the year ended December 31, 1997...      F-100
Statement of Cash Flows for the year ended December 31, 1997........................      F-101
Notes to Financial Statements.......................................................      F-102
FRITZ BROADCASTING, INC. TOLEDO DIVISION
Independent Auditor's Report........................................................      F-105
Divisional Balance Sheet as of December 29, 1996 and December 31, 1995..............      F-106
Statements of Divisional Income for the years ended December 29, 1996 and December
  31, 1995..........................................................................      F-107
Statements of Changes in Divisional Equity for the years ended December 29, 1996 and
  December 31, 1995.................................................................      F-108
Statements of Divisional Cash Flows for the years ended December 29, 1996 and
  December 31, 1995.................................................................      F-109
Notes to Financial Statements.......................................................      F-110
HVS PARTNERS
Report of Independent Accountants...................................................      F-114
Balance Sheets as of December 31, 1997 and 1996.....................................      F-115
Statements of Operations for the years ended December 31, 1997, 1996 and 1995.......      F-116
Statements of Changes in Partners' Equity for the years ended December 31, 1997,
  1996 and 1995.....................................................................      F-117
Statements of Cash Flows for the years ended December 31, 1997, 1996 and 1995.......      F-118
Notes to Financial Statements.......................................................      F-119

JKJ BROADCASTING, INC., MISSOURI RIVER BROADCASTING, INC., INGSTAD MANKATO, INC.,
  JAMES INGSTAD BROADCASTING, INC., AND HOMETOWN WIRELESS, INC.
Independent Auditor's Report........................................................      F-124
Combined Balance Sheets as of December 31, 1997 and 1996............................      F-125
Combined Statements of Income for the years ended December 31, 1997, 1996 and
  1995..............................................................................      F-127
Combined Statements of Stockholders' Equity for the years ended December 31, 1997,
  1996 and 1995.....................................................................      F-128
Combined Statements of Cash Flows for the years ended December 31, 1997, 1996 and
  1995..............................................................................      F-129
Notes to Combined Financial Statements..............................................      F-130
JAN-DI BROADCASTING, INC.
Report of Independent Accountants...................................................      F-138
Balance Sheets as of June 30, 1997 and 1996.........................................      F-139
Statements of Operations for the years ended June 30, 1997 and 1996.................      F-140
Statements of Changes in Shareholders' Equity for the years ended June 30, 1997 and
  1996..............................................................................      F-141
Statements of Cash Flows for the years ended June 30, 1997 and 1996.................      F-142
Notes to Financial Statements.......................................................      F-143
K--COUNTRY, INC.
Report of Independent Accountants...................................................      F-147
Combined Balance Sheet as of June 30, 1997..........................................      F-148
Combined Statement of Income and Retained Earnings for the year ended June 30,
  1997..............................................................................      F-149
Combined Statement of Cash Flows for the year ended June 30, 1997...................      F-150
Notes to Combined Financial Statements..............................................      F-151
LESNICK COMMUNICATIONS, INC.
Report of Independent Accountants...................................................      F-155
Balance Sheets as of December 31, 1997 and 1996.....................................      F-156
Statements of Operations for the years ended December 31, 1997 and 1996.............      F-157
Statements of Changes in Stockholders' Equity (Deficit) for the years ended December
  31, 1997 and 1996.................................................................      F-158
Statements of Cash Flows for the years ended December 31, 1997 and 1996.............      F-159
Notes to Financial Statements.......................................................      F-160
LOUISIANA MEDIA INTERESTS, INC. AND SUBSIDIARIES
Report of Independent Accountants...................................................      F-163
Consolidated Balance Sheets as of December 31, 1997 and 1996........................      F-164
Consolidated Statements of Operations for the years ended December 31, 1997, 1996
  and 1995..........................................................................      F-165
Consolidated Statements of Stockholders' Equity (Deficit) for the years ended
  December 31, 1997, 1996 and 1995..................................................      F-166
Consolidated Statements of Cash Flows for the years ended December 31, 1997, 1996
  and 1995..........................................................................      F-167
Notes to Consolidated Financial Statements..........................................      F-168
M&M PARTNERS
Report of Independent Accountants...................................................      F-174
Balance Sheets as of November 30, 1997 and December 31, 1996........................      F-175
Statements of Operations for the eleven months ended November 30, 1997 and the years
  ended December 31, 1996 and 1995..................................................      F-176
Statements of Changes in Partners' Capital for the eleven months ended November 30,
  1997 and the years ended December 31, 1996 and 1995...............................      F-177
Statements of Cash Flows for the eleven months ended November 30, 1997 and the years
  ended December 31, 1996 and 1995..................................................      F-178
Notes to Financial Statements.......................................................      F-179

THE MIDWESTERN BROADCASTING COMPANY, RADIO STATIONS WWWM-FM AND WLQR-AM
Report of Independent Accountants...................................................      F-184
Combined Balance Sheets as of October 31, 1997 and December 31, 1996................      F-185
Combined Statements of Income and Retained Earnings for the period January 1, 1997
  to October 31, 1997 and the years ended December 31, 1996 and 1995................      F-187
Combined Statements of Cash Flows for the period January 1, to October 31, 1997 and
  the years ended December 31, 1996 and 1995........................................      F-188
Notes to Combined Financial Statements..............................................      F-189
MUSTANG BROADCASTING COMPANY
Report of Independent Accountants...................................................      F-192
Balance Sheet as of December 31, 1997...............................................      F-193
Statement of Operations for the year ended December 31, 1997........................      F-194
Statement of Changes in Stockholder's Equity for the year ended December 31, 1997...      F-195
Statement of Cash Flows for the year ended December 31, 1997........................      F-196
Notes to Financial Statements.......................................................      F-197

NEW FRONTIER COMMUNICATIONS, INC.
Report of Independent Certified Public Accountants...................................      F-200
Balance Sheets as of December 31, 1997 and 1996......................................      F-201
Statements of Operations for the years ended December 31, 1997, 1996 and 1995........      F-202
Statements of Stockholders' Deficit for the years ended December 31, 1997, 1996 and
  1995...............................................................................      F-203
Statements of Cash Flows for the years ended December 31, 1997, 1996 and 1995........      F-204
Notes to Financial Statements........................................................      F-205
NINETY FOUR POINT ONE, INC. (A SUBSIDIARY OF PETRACOM BROADCASTING, INC.) AND KAYD
  AM/FM (A DIVISION OF PETRACOM BROADCASTING OF ROCKFORD, INC.)
Report of Independent Accountants....................................................      F-214
Combined Balance Sheet as of December 31, 1997 and 1996..............................      F-215
Combined Statement of Operations for the years ended December 31, 1997, 1996 and
  1995...............................................................................      F-216
Combined Statement of Changes in Net Investment of Parent for the years ended
  December 31, 1997, 1996 and 1995...................................................      F-217
Combined Statement of Cash Flows for the years ended December 31, 1997, 1996 and
  1995...............................................................................      F-218
Notes to Financial Statements........................................................      F-219
PAMPLICO BROADCASTING, L.P.
Report of Independent Accountants....................................................      F-222
Balance Sheet as of December 31, 1997................................................      F-223
Statement of Operations for the year ended December 31, 1997.........................      F-224
Statement of Cash Flows for the year ended December 31, 1997.........................      F-225
Notes to Financial Statements........................................................      F-226
PHOENIX BROADCAST PARTNERS, INC.
Report of Independent Accountants....................................................      F-229
Balance Sheets as of December 31, 1997 and 1996......................................      F-230
Statements of Operations and Accumulated Deficit for the years ended December 31,
  1997 and 1996......................................................................      F-231
Statements of Cash Flows for the years ended December 31, 1997 and 1996..............      F-232
Notes to Financial Statements........................................................      F-233
REPUBLIC CORPORATION (RADIO BROADCASTING OPERATIONS ONLY)
Report of Independent Accountants....................................................      F-240
Consolidated Balance Sheets as of December 31, 1997 and 1996.........................      F-241
Consolidated Statements of Income for the years ended December 31, 1997, 1996 and
  1995...............................................................................      F-242
Consolidated Statements of Changes in Stockholder's Equity for the years ended
  December 31, 1997, 1996 and 1995...................................................      F-243

Consolidated Statements of Cash Flows for the years ended December 31, 1997, 1996 and
  1995...............................................................................      F-244
Notes to Consolidated Financial Statements...........................................      F-245
SAVANNAH COMMUNICATIONS, L.P.
Report of Independent Accountants....................................................      F-251
Balance Sheets as of December 31, 1997 and 1996......................................      F-252
Statements of Operations for the years ended December 31, 1997 and 1996..............      F-253
Statements of Partners' Capital for the years ended December 31, 1997 and 1996.......      F-254
Statements of Cash Flows for the years ended December 31, 1997 and 1996..............      F-255
Notes to Financial Statements........................................................      F-256
SAVANNAH VALLEY BROADCASTING RADIO PROPERTIES
Report of Independent Accountants....................................................      F-260
Combined Balance Sheets as of December 31, 1997 and 1996.............................      F-261
Combined Statements of Operations for the years ended December 31, 1997, 1996 and
  1995...............................................................................      F-262
Combined Statements of Changes in Owner's Equity (Deficit) in Stations for the years
  ended December 31, 1997, 1996 and 1995.............................................      F-263
Combined Statements of Cash Flows for the years ended December 31, 1997, 1996 and
  1995...............................................................................      F-264
Notes to Combined Financial Statements...............................................      F-265
SEACOAST RADIO COMPANY, LLC
Report of Independent Accountants....................................................      F-269
Balance Sheets as of December 31, 1997 and 1996......................................      F-270
Statements of Operations for the years ended December 31, 1997 and 1996..............      F-271
Statements of Changes in Members' Equity for the years ended December 31, 1997 and
  1996...............................................................................      F-272
Statements of Cash Flows for the years ended December 31, 1997 and 1996..............      F-273
Notes to Financial Statements........................................................      F-274
SUNNY BROADCASTERS, INC.
Report of Independent Accountants....................................................      F-278
Balance Sheets as of December 31, 1997 and 1996......................................      F-279
Statements of Operations for the years ended December 31, 1997 and 1996..............      F-280
Statements of Changes in Stockholders' Equity for the years ended December 31, 1997
  and 1996...........................................................................      F-281
Statements of Cash Flows for the years ended December 31, 1997 and 1996..............      F-282
Notes to Financial Statements........................................................      F-283
TALLAHASSEE BROADCASTING, INC.
Report of Independent Accountants....................................................      F-288
Balance Sheet as of December 31, 1997................................................      F-289
Statement of Operations for the year ended December 31, 1997.........................      F-290
Statement of Changes in Stockholders' Equity (Deficit) for the year ended December
  31, 1997...........................................................................      F-291
Statement of Cash Flows for the year ended December 31, 1997.........................      F-292
Notes to Financial Statements........................................................      F-293
TRYON-SEACOAST COMMUNICATIONS, INC.
Report of Independent Accountants....................................................      F-297
Balance Sheets as of December 31, 1997 and 1996......................................      F-298
Statements of Operations for the years ended December 31, 1997 and 1996..............      F-299
Statements of Changes in Stockholders' Deficit for the years ended December 31, 1997
  and 1996...........................................................................      F-300
Statements of Cash Flow for the years ended December 31, 1997 and 1996...............      F-301
Notes to Financial Statements........................................................      F-302

VALUE RADIO CORPORATION
Report of Independent Accountants....................................................      F-307
Balance Sheets as of August 30, 1997 and August 31, 1996.............................      F-308
Statements of Operations for the years ended August 30, 1997 and August 31, 1996 and
  1995...............................................................................      F-309
Statements of Changes in Stockholders' Equity for the years ended August 30, 1997,
  and August 31, 1996 and 1995.......................................................      F-310
Statements of Cash Flows for the years ended August 30, 1997, and August 31, 1996 and
  1995...............................................................................      F-311
Notes to Financial Statements........................................................      F-312
WILKS BROADCAST ACQUISITIONS, INC.
Report of Independent Accountants....................................................      F-317
Balance Sheets as of August 31, 1997 and December 31, 1996...........................      F-318
Statements of Operations for the eight months ended August 31, 1997 and for the years
  ended December 31, 1996 and 1995...................................................      F-319
Statements of Changes in Stockholders' Equity (Deficit) for the eight months ended
  August 31, 1997 and for the years ended December 31, 1996 and 1995.................      F-320
Statements of Cash Flows for the eight months ended August 31, 1997 and for the years
  ended December 31, 1996 and 1995...................................................      F-321
Notes to Financial Statements........................................................      F-322
WJCL-FM (A DIVISION OF LEWIS BROADCASTING CORPORATION)
Report of Independent Accountants....................................................      F-326
Balance Sheets as of December 31, 1997 and 1996......................................      F-327
Statements of Income for the years ended December 31, 1997 and 1996..................      F-328
Statements of Cash Flows for the years ended December 31, 1997 and 1996..............      F-329
Statements of Changes in Owners' Net Investment for the years ended December 31, 1997
  and 1996...........................................................................      F-330
Notes to Financial Statements........................................................      F-331
WKKO-FM, WRQN-FM, WTOD-AM AND WIMX-FM (A WHOLLY OWNED ENTITY OF 62ND STREET
  BROADCASTING LLC)
Report of Independent Accountants....................................................      F-333
Combined Balance Sheet as of November 9, 1997........................................      F-335
Combined Statements of Income for the period June 30, 1997 to November 9, 1997 and
  for the period January 1, 1997 to June 29, 1997....................................      F-336
Combined Statements of Changes in Owner's Equity for the period June 30, 1997 to
  November 9, 1997 and for the period January 1, 1997 to June 29, 1997...............      F-337
Combined Statements of Cash Flows for the period June 30, 1997 to November 9, 1997
  and for the period January 1, 1997 to June 29, 1997................................      F-338
Notes to Combined Financial Statements...............................................      F-339

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors

of Cumulus Media Inc.

    In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Cumulus Media Inc. (formerly, Cumulus Holdings, Inc.) at December 31, 1997, and the results of their operations and their cash flows for the period from inception on May 22, 1997 to December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Chicago, Illinois

March 18, 1998

                               CUMULUS MEDIA INC.

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997

                 (DOLLARS IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                      ASSETS
Current assets:
  Cash and cash equivalents.......................................................  $   1,573
  Accounts receivable, less allowance for doubtful accounts of $106...............      5,241
  Prepaid expenses and other current assets.......................................        288
                                                                                    ---------
    Total current assets..........................................................      7,102

Property and equipment, net.......................................................      8,120
Intangible assets, net............................................................     90,217
Other assets......................................................................      5,002
                                                                                    ---------
    Total assets..................................................................  $ 110,441
                                                                                    ---------
                                                                                    ---------
                       LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable and accrued expenses...........................................  $   3,643
  Current portion of long-term debt...............................................         12
  Other current liabilities.......................................................        195
                                                                                    ---------
    Total current liabilities.....................................................      3,850

Long-term debt, excluding current portion.........................................     42,789
Other liabilities.................................................................        400
                                                                                    ---------
    Total liabilities.............................................................     47,039
                                                                                    ---------
Preferred stock subject to mandatory redemption, stated value $10,000 per share,
  12,000 shares authorized, 1,625 shares outstanding..............................     13,426
                                                                                    ---------
Commitments and contingencies (Note 10)

Stockholder's equity:
  Common stock, $.01 par value; authorized 10,000 shares; issued 1,000 shares          --
  Additional paid-in-capital......................................................     53,549
  Accumulated other comprehensive income..........................................          5
  Accumulated deficit.............................................................     (3,578)
                                                                                    ---------
    Total stockholder's equity....................................................     49,976
                                                                                    ---------
    Total liabilities and stockholder's equity....................................  $ 110,441
                                                                                    ---------
                                                                                    ---------

                 See Notes to Consolidated Financial Statements

                               CUMULUS MEDIA INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                        FOR THE PERIOD FROM INCEPTION ON
                       MAY 22, 1997 TO DECEMBER 31, 1997

                 (DOLLARS IN THOUSANDS, EXCEPT FOR SHARE DATA)

Revenues...........................................................................  $  10,134
Less: agency commissions...........................................................       (971)
                                                                                     ---------
     Net revenues..................................................................      9,163
Operating expenses:
  Station operating expenses, excluding depreciation and amortization..............      7,147
  Depreciation and amortization....................................................      1,736
  Corporate general and administrative.............................................      1,276
  Non-cash stock compensation......................................................      1,689
                                                                                     ---------
   Operating expenses..............................................................     11,848
                                                                                     ---------
     Operating loss................................................................     (2,685)
                                                                                     ---------
Nonoperating income (expense):
  Interest expense.................................................................       (927)
  Interest income..................................................................        155
  Other income (expense), net......................................................        (54)
                                                                                     ---------
    Nonoperating expenses, net.....................................................       (826)
                                                                                     ---------
    Loss before income taxes.......................................................     (3,511)
Income tax expense.................................................................         67
                                                                                     ---------
    Net loss.......................................................................     (3,578)
Preferred stock dividend...........................................................        274
                                                                                     ---------
    Net loss attributable to common stockholders...................................  $  (3,852)
                                                                                     ---------
                                                                                     ---------
Basic and diluted loss per share...................................................  $  (3,852)
                                                                                     ---------
                                                                                     ---------
Average shares outstanding.........................................................      1,000
                                                                                     ---------
                                                                                     ---------

                See Notes to Consolidated Financial Statements.

                               CUMULUS MEDIA INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY

                             (DOLLARS IN THOUSANDS)

                                                                              ACCUMULATED
                                                             ADDITIONAL          OTHER
                                                   COMMON      PAID-IN       COMPREHENSIVE     ACCUMULATED   COMPREHENSIVE
                                       SHARES       STOCK      CAPITAL          INCOME           DEFICIT          LOSS
                                     -----------  ---------  -----------  -------------------  ------------  --------------
Issuance of common stock...........       1,000               $  52,134
Comprehensive income
(cumulative translation                                                        $       5                       $        5
  adjustment)......................
Preferred stock dividend and                                       (274)
  accretion of discount............
Non-cash stock compensation........                               1,689
Net loss...........................                                                                 (3,578)        (3,578)
                                          -----   ---------  -----------              --       ------------       -------
Balance at December 31, 1997.......       1,000   $           $  53,549        $       5        $   (3,578)    $   (3,573)
                                          -----   ---------  -----------              --       ------------       -------
                                          -----   ---------  -----------              --       ------------       -------

                See Notes to Consolidated Financial Statements.

                               CUMULUS MEDIA INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                        FOR THE PERIOD FROM INCEPTION ON
                       MAY 22, 1997 TO DECEMBER 31, 1997

                             (DOLLARS IN THOUSANDS)

Cash flows from operating activities:
  Net loss........................................................................  $  (3,578)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation..................................................................        391
    Amortization of goodwill, intangible assets and other assets..................      1,064
    Provision for doubtful accounts...............................................         76
    Non-cash stock compensation...................................................      1,689
  Changes in assets and liabilities, net of effects of acquisitions:
    Accounts receivable...........................................................     (4,622)
    Prepaid expenses and other current assets.....................................       (235)
    Accounts payable and accrued expenses.........................................      3,401
    Other assets..................................................................       (166)
    Other liabilities.............................................................         93
                                                                                    ---------
Net cash used in operating activities.............................................     (1,887)
                                                                                    ---------
Cash flows from investing activities:
  Acquisitions....................................................................    (91,289)
  Escrow deposits on pending acquisitions.........................................     (1,999)
  Capital expenditures............................................................       (869)
  Other...........................................................................       (943)
                                                                                    ---------
Net cash used by investing activities.............................................    (95,100)
                                                                                    ---------
Cash flows from financing activities:
  Net proceeds from revolving line of credit......................................     74,525
  Payments on revolving line of credit............................................    (31,990)
  Payments on promissory notes....................................................         (4)
  Proceeds from issuance of common stock..........................................     44,631
  Proceeds from issuance of preferred stock.......................................     13,152
  Payments for debt issuance costs................................................     (1,754)
                                                                                    ---------
Net cash provided by financing activities.........................................     98,560
                                                                                    ---------
Increase in cash and cash equivalents.............................................      1,573
Cash and cash equivalents at beginning of year....................................     --
                                                                                    ---------
Cash and cash equivalents at end of year..........................................  $   1,573
                                                                                    ---------
                                                                                    ---------
Supplemental disclosures of cash information:
  Interest paid...................................................................  $      25
                                                                                    ---------
                                                                                    ---------
Non-cash operating and financing activities:
  Trade revenue...................................................................  $     757
                                                                                    ---------
                                                                                    ---------
  Trade expense...................................................................  $     712
                                                                                    ---------
                                                                                    ---------
  Assets acquired through notes payable...........................................  $     520
                                                                                    ---------
                                                                                    ---------
  Capital contribution from Cumulus Media, LLC....................................  $   7,503
                                                                                    ---------
                                                                                    ---------

                See Notes to Consolidated Financial Statements.

                               CUMULUS MEDIA INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

DESCRIPTION OF BUSINESS

    Cumulus Media Inc., formerly known as Cumulus Holdings, Inc., ("Cumulus" or the "Company") is a radio broadcasting corporation incorporated in the state of Illinois on May 22, 1997 to own and operate commercial radio stations in mid-size and smaller radio markets in the United States and the Eastern Caribbean. The Company has four regions as its primary focus in the United
States: the Midwest, Southeast, Southwest and Northeast. Cumulus is controlled by Cumulus Media, LLC (a Wisconsin limited liability company) through the ownership of all of its outstanding common stock. Between the date of incorporation of Cumulus Media, LLC, which was April 18, 1997, and May 22, 1997, Cumulus Media, LLC undertook certain activities upon behalf of the Company pending its incorporation, including the incurrence of expenses and the funding of escrow deposits for acquisitions. Upon the incorporation of the Company, these activities were transferred to the Company.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of Cumulus and its wholly-owned subsidiaries. Significant intercompany balances and transactions have been eliminated in consolidation.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Repair and maintenance costs are charged to expense when incurred.

ORGANIZATION COSTS

    Costs related to organizing the Company including incorporation and recording fees and legal fees are capitalized and amortized to expense over a three year period. During the period ended December 31, 1997, the Company recognized amortization expense of organization costs of approximately $22.

INTANGIBLE ASSETS

    Intangible assets consist primarily of broadcast licenses, goodwill and other identifiable intangible assets. The Company amortizes such intangible assets using the straight-line method over their estimated useful lives. The Company evaluates the carrying value of broadcast licenses, goodwill and other intangible assets in relation to the projected future undiscounted net cash flows, in order to determine if an impairment has occurred.

DEBT ISSUANCE COSTS

    The costs related to the issuance of debt are capitalized and amortized to interest expense over the life of the related debt. During the period ended December 31, 1997, the Company recognized amortization expense of debt issuance costs of approximately $65.

                               CUMULUS MEDIA INC.

               (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
TRADE AGREEMENTS

    The Company trades commercial air time for goods and services used principally for promotional, sales and other business activities. An asset and liability is recorded at the fair market value of the goods or services received. Trade revenue is recorded and the liability relieved when commercials are broadcast and trade expense is recorded and the asset relieved when goods or services are received or used.

INCOME TAXES

    Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized.

REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

LOCAL MARKETING AGREEMENTS

    In certain circumstances, the Company enters into a local marketing agreement ("LMA") or time brokerage agreement with a Federal Communications Commission licensee of a radio station. In a typical LMA, the licensee of the station makes available, for a fee, airtime on its station to a party which supplies programming to be broadcast on that airtime, and collects revenues from advertising aired during such programming.

    Fees paid pursuant to a LMA are amortized to expense over the term of the agreement using the straight-line method. LMA fees of $281 are included in amortization expense in the statement of operations.

CASH AND CASH EQUIVALENTS

    The Company considers all cash balances and highly liquid investments with original maturities of three months or less to be cash equivalents.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISKS

    In the opinion of management, credit risk with respect to accounts receivable is limited due to the large number of diversified customers and the geographic diversification of the Company's customer base.

                               CUMULUS MEDIA INC.

               (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
The Company performs ongoing credit evaluations of its customers and believes that adequate allowances for any uncollectible accounts receivable are maintained.

    The change in the allowance for doubtful accounts for the period ended December 31, 1997 consists of the following:

Balance at inception..............................................  $  --
Provision for doubtful accounts...................................         76
Acquired stations.................................................         30
Write-offs........................................................     --
                                                                    ---------
Balance at December 31, 1997......................................  $     106
                                                                    ---------
                                                                    ---------

STOCK-BASED COMPENSATION

    The Company applies Accounting Principles Board (APB) Opinion 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for stock issued to employees as defined by APB No. 25. In addition, the Company applies Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock Based Compensation", for stock issued to individuals or groups other than employees.

EARNINGS PER SHARE

    Basic and diluted earnings per share has been calculated by dividing net loss adjusted for preferred stock dividends and accretion of discount by average shares outstanding.

2. ACQUISITIONS AND DISPOSITION:

    The Company completed the following acquisitions of radio stations for cash during 1997:

                                                                                                ASSET PURCHASE
MARKETS AND STATIONS                                                   ACQUISITION DATE            PRICE(1)
------------------------------------------------------------------  ----------------------  ----------------------

WILMINGTON, NC
  WWQQ-FM, WQSL-FM and WXQR-FM....................................  August 28, 1997               $    6,186

  WAAV-FM and WAAV-AM.............................................  September 2, 1997             $    1,590

AUGUSTA, GEORGIA
  WEKL-FM, WRXR-FM, WUUS-FM and WGUS-AM...........................  August 31, 1997               $   15,525

APPLETON/OSHKOSH/GREEN BAY, WISCONSIN
  WOSH-AM, WVBO-FM and WOGB-FM....................................  August 31, 1997               $    7,347

  WUSW-FM and WNAM-AM.............................................  August 31, 1997               $    5,515

TOLEDO, OHIO
  WKKO-FM, WRQN-FM, WIMX-FM and WTOD-AM...........................  November 10, 1997             $   30,113

  WWWM-FM and WLQR-AM.............................................  November 12, 1997             $   10,000

                               CUMULUS MEDIA INC.

               (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

2. ACQUISITIONS AND DISPOSITION: (CONTINUED)

                                                                                                ASSET PURCHASE
MARKETS AND STATIONS                                                   ACQUISITION DATE            PRICE(1)
------------------------------------------------------------------  ----------------------  ----------------------
WICHITA FALLS, TEXAS
  KLUR-FM, KQXC-FM and KYYI-FM....................................  December 1, 1997              $    6,341

SALISBURY-OCEAN CITY, MARYLAND
  WLVW-FM, WQHQ-FM, WTGM-AM, and WLBW-FM..........................  December 18, 1997             $    9,283
                                                                                                     -------

                                                                                                  $   91,900
                                                                                                     -------
                                                                                                     -------

------------------------
(1) Includes acquisition related costs

    As a part of the above transactions, the Company sold WIMX-FM for a note receivable in the amount of $1,500 in early 1998.

    The aforementioned acquisitions were accounted for by the purchase method of accounting. As such, the accompanying consolidated balance sheet includes the acquired assets and liabilities and the statement of operations includes the results of operations of the acquired entities from their respective dates of acquisition.

    An allocation of the purchase prices to the estimated fair values of the assets acquired and liabilities assumed is presented below.

Current assets, other than cash....................................  $     629
Property and equipment.............................................      6,733
Intangible assets..................................................     84,638
Other liabilities..................................................       (100)
                                                                     ---------
                                                                     $  91,900
                                                                     ---------
                                                                     ---------

    The unaudited consolidated condensed pro forma results of operations data as if the acquisitions had occurred on May 22, 1997 follows:

                                                                   (UNAUDITED)
                                                                   -----------
Net revenues.....................................................   $  16,051
                                                                   -----------
                                                                   -----------
Operating loss...................................................   $  (4,454)
                                                                   -----------
                                                                   -----------
Net loss.........................................................   $  (6,922)
                                                                   -----------
                                                                   -----------
Net loss attributable to common stockholders.....................   $  (7,196)
                                                                   -----------
                                                                   -----------
Basic loss per common share......................................   $  (7,196)
                                                                   -----------
                                                                   -----------

    Escrow funds of approximately $2,000 paid in 1997 by the Company in connection with transactions completed subsequent to year end and the pending transactions have been classified as other assets at December 31, 1997 in the accompanying consolidated balance sheet.

                               CUMULUS MEDIA INC.

               (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

2. ACQUISITIONS AND DISPOSITION: (CONTINUED)
    During 1997, the Company operated the following stations under a LMA:

August 18, 1997..........  WHBX-FM, WBZE-FM, WWLD-FM
                           and WHBT-AM

August 25, 1997..........  WLVW-FM, WQHQ-FM,
                           WTGM-AM, and WLBW-FM

September 3, 1997........  WZNY-FM, WBBQ-FM and WBBQ-AM

October 1, 1997..........  KLUR-FM, KQXC-FM and KYYI-FM

November 1, 1997.........  KBCY-FM, KCDD-FM and KHXS-FM

November 3, 1997.........  WGLF-FM

    The consolidated statement of operations includes the revenue and broadcast operating expenses of these entities from the date of the LMA and any related fees associated with the LMA.

3. PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following at December 31, 1997:

                                                                 ESTIMATED USEFUL
                                                                       LIFE
                                                               --------------------
Broadcasting and other equipment.............................         3-7 years      $   4,377
Furniture and fixtures.......................................           5 years          2,679
Buildings and improvements...................................          20 years            879
Construction in process......................................                              169
                                                                                     ---------
                                                                                         8,104
Less accumulated depreciation................................                             (391)
Land.........................................................                              407
                                                                                     ---------
                                                                                     $   8,120
                                                                                     ---------
                                                                                     ---------

4. INTANGIBLE ASSETS

    Intangible assets consist of the following at December 31, 1997:

                                                                 ESTIMATED USEFUL
                                                                       LIFE
                                                               --------------------
Broadcasting licenses and goodwill...........................          25 years      $  89,472
Other intangibles............................................         3-5 years          1,649
                                                                                     ---------
                                                                                        91,121
Less accumulated amortization................................                             (904)
                                                                                     ---------
                                                                                     $  90,217
                                                                                     ---------
                                                                                     ---------

                               CUMULUS MEDIA INC.

               (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

5. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

    Accounts payable and accrued expenses consist of the following at December 31, 1997:

Accounts payable....................................................  $   2,124
Accrued expenses....................................................        551
Accrued interest....................................................        901
Accrued state income taxes..........................................         67
                                                                      ---------
                                                                      $   3,643
                                                                      ---------
                                                                      ---------

6. LONG-TERM DEBT

    Long-term debt consists of the following at December 31, 1997:

  Revolving line of credit of $70,000 at 9%........................  $  42,535
  Promissory note--interest and principal payable monthly at an
    interest rate of 11%...........................................        266
                                                                     ---------
                                                                        42,801
  Less: Current portion of long-term debt..........................        (12)
                                                                     ---------
                                                                     $  42,789
                                                                     ---------
                                                                     ---------

    The revolving line of credit provides for commitments of $70,000 under a senior secured reducing revolver and $25,000 under an uncommitted senior secured acquisition facility. At December 31, 1997, the Company had borrowed $42,535 under the revolver and the acquisition facility had not been activated. At December 31, 1997, the Company has issued letters of credit related to pending acquisitions in the amount of $5,574, which is also included under the $70,000 revolver limit. Annual facility fees on unused commitments were .50% for the revolver and, once activated, for the acquisition facilities. Borrowing rates were based upon (i) LIBOR plus a margin ranging from 1.5% to 2.75% or, (ii) a base rate plus a margin ranging from 0.5% to 1.75%. The commitments of the lenders for the revolver were scheduled to mandatorily reduce in June 1999. The Company's obligations under the facility were secured by substantially all of its assets. The facilities contained general covenants related to the operation of the Company, information covenants to provide periodic reporting of information and various financial covenants consisting of financial ratios.

    A summary of the future maturities of long-term debt follows:

1998...............................................................  $      12
1999...............................................................         12
2000...............................................................         12
2001...............................................................         12
2002...............................................................         12
Thereafter.........................................................     42,741
                                                                     ---------
                                                                     $  42,801
                                                                     ---------
                                                                     ---------

                               CUMULUS MEDIA INC.

               (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

6. LONG-TERM DEBT (CONTINUED)
    In March 1998, the Company entered into a $190 million senior credit facility pursuant to which the Company has available a revolving line of credit of $110 million and a term loan commitment of $80 million. Commitments reduce beginning in March 2000. The senior credit facility contains certain covenants that restrict, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends or make certain other restricted payments, enter into certain transactions with affiliates, merge or consolidate with any other person or sell, assign, transfer, lease convey or otherwise dispose of all or substantially all of the assets of the Company. In addition, the senior credit facility restricts the ability of the Company to incur liens or to consummate certain asset sales. The senior credit facility also requires the Company to maintain specified financial ratios and to satisfy certain financial condition tests.

7. COMMON STOCK AND MANDATORILY REDEEMABLE CUMULATIVE PREFERRED STOCK

    The Company is authorized to issue 10,000 shares of common stock. In 1997, the Company issued 1,000 shares of common stock to Cumulus Media, LLC in exchange for $45,245 and the fair value of contributed net assets of $7,204. In January 1998, the Company received an additional $15,000 as an equity contribution from Cumulus Media, LLC. The holder of common stock is entitled to one vote per share. Dividends are payable subject to the rights and preferences of preferred stock.

    During 1997, the Company was authorized to issue 12,000 shares of Mandatorily Redeemable 12% Class A Cumulative Preferred Stock ("Preferred Stock"), $.01 par value, stated value $10,000. In November 1997, the Company issued 1,625 shares for net proceeds of $12,837. In February 1998, the Company issued an additional 1,625 shares of the Preferred Stock in exchange for $16,250. Dividends on the outstanding Preferred Stock accrue at an annual rate of 12% of the stated value per share compounded quarterly, and accrue and are payable quarterly, subject to the Company's right to pay dividends by issuing Payment in Kind (PIK) shares, which are shares of Preferred Stock. At December 31, 1997, the Company had accrued the value of preferred stock dividends and accretion of discount in the amount of $274. The Company declared a PIK dividend of 52.36 shares in February 1998. On the mandatory redemption date, November 14, 2007, the Company will redeem any outstanding Preferred Stock at the stated value plus any accrued and unpaid cumulative dividends. Under the agreement with the holder of Preferred Stock, the Company is subject to various covenants related to various financial ratios and measures and has restrictions related to the payment of dividends, asset sales and debt issuances.

                               CUMULUS MEDIA INC.

               (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

8. INCOME TAXES

    Income tax expense for 1997 consisted of the following components:

Current tax expense:
  Federal.............................................................  $  --
  State...............................................................         67
                                                                              ---
      Total current expense...........................................         67
                                                                              ---
Deferred tax expense (benefit):
  Federal.............................................................       (356)
  State...............................................................         21
                                                                              ---
                                                                             (335)
                                                                              ---
Less: Change in valuation allowance...................................        335
                                                                              ---
    Total deferred expense............................................     --
                                                                              ---
Total income tax expense..............................................  $      67
                                                                              ---
                                                                              ---

    Total income tax expense differed from the amount computed by applying the federal standard tax rate of 34% for the period ended December 31, 1997 due to the following:

Pretax loss at federal statutory rate..............................  $  (1,194)
State income tax expense, net of federal benefit...................         58
Nondeductible stock compensation...................................        574
Other..............................................................        394
Change in valuation allowance......................................        335
                                                                     ---------
Net income tax expense.............................................  $      67
                                                                     ---------
                                                                     ---------

                               CUMULUS MEDIA INC.

               (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

8. INCOME TAXES (CONTINUED)
    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1997 are presented below:

Deferred tax assets:
  Net operating loss carryforwards....................................  $     468
  Accounts receivable.................................................         41
  Property, plant and equipment.......................................          4
                                                                              ---
    Total deferred tax assets.........................................        513
  Less: Valuation allowance...........................................       (335)
                                                                              ---
  Net deferred tax assets.............................................        178
                                                                              ---

Deferred tax liabilities:
  Intangible assets...................................................        178
                                                                              ---
    Total deferred tax liabilities....................................        178
                                                                              ---
    Net deferred tax liability........................................  $  --
                                                                              ---
                                                                              ---

    Deferred tax assets and liabilities are computed by applying the U.S. federal income tax rate in effect to the gross amounts of temporary differences and other tax attributes, such as net operating loss carryforwards. The Company has established a valuation allowance against its net deferred tax asset following an assessment of the likelihood of realizing such amounts. In arriving at the determination as to the amount of the valuation allowance required, the Company considered its operating history as well as significant acquisitions made in 1997 and pending acquisitions, statutory restrictions on the use of operating losses, tax planning strategies and its expectation of the level and timing of future taxable income.

    The foreign operations of the Company have incurred operating losses, the benefit of which remains unlikely. Accordingly, the Company has not recognized a tax benefit for these loss carryforwards since it is not assured it could utilize the loss carryforward in the future.

    At December 31, 1997, the Company has a federal net operating loss carryforward available to offset future income of approximately $1,303 which will expire after 2012.

9. LEASES

    The Company has noncancelable operating leases, primarily for office space and various capital leases primarily for equipment and vehicles. The operating leases generally contain renewal options for periods ranging from one to ten years and require the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases (excluding those with lease terms of one month or less that were not renewed) was approximately $201 for the period ended December 31, 1997.

                               CUMULUS MEDIA INC.

               (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

9. LEASES (CONTINUED)
    Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1997 are as follows:

YEAR ENDING DECEMBER 31:
-------------------------------------------------------------------------------------
1998.................................................................................  $     469
1999.................................................................................        407
2000.................................................................................        332
2001.................................................................................        258
2002.................................................................................        186
Thereafter...........................................................................        232
                                                                                       ---------
                                                                                       $   1,884
                                                                                       ---------
                                                                                       ---------

10. COMMITMENTS AND CONTINGENCIES

    The Company is a defendant from time to time in various lawsuits which are generally incidental to its business. The Company is vigorously contesting all such matters and believes that their ultimate resolution will not have a material adverse effect on its consolidated financial position, results of operations or cash flows.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying value of receivables, payables, and accrued expenses approximate fair value due to the short maturity of these instruments. The estimated fair value of long term debt and preferred stock subject to mandatory redemption are estimated based on current market rates and approximate the carrying value.

12. RELATED PARTY TRANSACTIONS

    On November 12, 1997, the Company purchased substantially all of the assets of The Midwestern Broadcasting Company, including WWWM-FM and WLQR-AM, for approximately $10,000. The President of Midwestern Broadcasting Company is the Vice Chairman and a Director of the Company.

    Substantially all of the Company's broadcast strategy consulting services and programming research are contracted with Stratford Research the co-owner of which is the Vice Chairman and a Director of the Company. Total fees paid to Stratford Research during fiscal 1997 were approximately $184 and fees owed at December 31, 1997 were approximately $240.

    During 1997, the Company remitted $206 to Cumulus Media, LLC representing fees for management services. These fees are included in corporate general and administrative expenses. The Company has also paid Cumulus Media, LLC $300 for organizational costs, which have been included in other assets.

    During 1997, the Company paid $297 to Quaestus Management Corporation for services rendered in connection with the acquisition of stations and corporate finance services. The Chairman and Chief Executive of Quaestus Management Corporation is also the Chairman and a Director of the Company.

                               CUMULUS MEDIA INC.

               (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

13. NON-CASH STOCK COMPENSATION

    Cumulus Media, LLC issued 1,630 shares of common stock to two key employees of the Company. In addition, Cumulus Media, LLC issued 1,564 shares and 2,346 shares of common stock to DBBC of Georgia, LLC, the co-owner of which is the Vice Chairman and a Director of the Company, and Quaestus Management Corporation (consulting service organizations), respectively. During the period ended December 31, 1997, the Company has recognized compensation expense of $1,689 for the shares issued based on an independent valuation of the fair value of the shares issued as of the date of grant (the measurement date).

14. DEFINED CONTRIBUTION PLAN

    Effective January 1, 1998, the Company adopted a qualified profit sharing plan under Section 401(k) of the Internal Revenue Code. All employees meeting eligibility requirements are qualified for participation in the plan. Participants in the plan may contribute 1% to 15% of their annual compensation through payroll deductions. Under the plan, the Company will provide a matching contribution of 25% of the first 6% of each participant's contribution. Matching contributions are to be remitted to the plan by the Company quarterly.

15. EVENT (UNAUDITED) SUBSEQUENT TO DATE OF ACCOUNTANTS' REPORT

    Subsequent to December 31, 1997, the Company completed acquisitions of twenty two radio stations in seven separate markets for an aggregate purchase price of approximately $67,200. These transactions will be accounted for by the purchase method of accounting.

    The Company has also entered into various agreements to acquire 119 stations in 29 markets for an aggregate purchase price of approximately $260,200.

    The Company plans to complete a reorganization whereby (i) all of the shares of Preferred Stock will be exchanged for shares of a new Series A Preferred Stock and (ii) Cumulus Media, LLC will be liquidated and shares of common stock of the Company will be distributed by Cumulus Media, LLC to its members in liquidation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Cumulus Media Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations and partners' capital and of cash flows present fairly, in all material respects, the financial position of Arbor Radio LP at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP
Chicago, Illinois
February 19, 1998

                                 ARBOR RADIO LP

                                 BALANCE SHEETS

                                                                                              DECEMBER 31,
                                                                                      ----------------------------
                                                                                          1997           1996
                                                                                      -------------  -------------
                                                      ASSETS
Current assets:
  Cash and cash equivalents.........................................................  $     117,000  $     137,000
  Accounts receivable, less allowance for doubtful accounts of $22,000 and $14,000,
    respectively....................................................................        640,000        520,000
  Prepaid expenses and other current assets.........................................         10,000         18,000
                                                                                      -------------  -------------
      Total current assets..........................................................        767,000        675,000
Property and equipment, net.........................................................        997,000      1,259,000
Intangible assets, net..............................................................      2,140,000      2,334,000
                                                                                      -------------  -------------
      Total assets..................................................................  $   3,904,000  $   4,268,000
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                                        LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Notes payable, current portion....................................................  $     517,000  $     450,000
  Accounts payable..................................................................         45,000         84,000
  Accrued payroll and commissions...................................................        112,000         82,000
  Accrued and other current liabilities.............................................         32,000         11,000
                                                                                      -------------  -------------
      Total current liabilities.....................................................        706,000        627,000
                                                                                      -------------  -------------
Long-term liabilities:
  Notes payable, less current portion...............................................      2,533,000      3,050,000
  Related party notes payable.......................................................       --              135,000
                                                                                      -------------  -------------
      Total long-term liabilities...................................................      2,533,000      3,185,000
                                                                                      -------------  -------------
Commitments and contingencies

Partners' capital:
  Partners' capital.................................................................      1,800,000      1,800,000
  Accumulated deficit...............................................................     (1,135,000)    (1,344,000)
                                                                                      -------------  -------------
      Total partners' capital.......................................................        665,000        456,000
                                                                                      -------------  -------------
      Total liabilities and partners' capital.......................................  $   3,904,000  $   4,268,000
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                       See Notes to Financial Statements.

                                 ARBOR RADIO LP

                 STATEMENTS OF OPERATIONS AND PARTNERS' CAPITAL

                                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                                          ----------------------------------------
                                                                              1997          1996          1995
                                                                          ------------  ------------  ------------
Revenues:...............................................................  $  3,723,000  $  3,304,000  $  2,993,000
  Less: agency commissions..............................................      (289,000)     (286,000)     (287,000)
                                                                          ------------  ------------  ------------
      Net revenues......................................................     3,434,000     3,018,000     2,706,000
Operating expenses:
  Programming...........................................................       623,000       575,000       596,000
  Sales and promotions..................................................       737,000       591,000       621,000
  Advertising...........................................................       165,000       231,000       106,000
  Technical.............................................................       152,000       164,000       193,000
  General and administrative............................................       717,000       739,000       737,000
  Depreciation and amortization.........................................       502,000       666,000       926,000
                                                                          ------------  ------------  ------------
      Total operating expenses..........................................     2,896,000     2,966,000     3,179,000
                                                                          ------------  ------------  ------------
Income (loss) from operations...........................................       538,000        52,000      (473,000)
Other income (expense):
  Interest expense, net.................................................      (329,000)     (358,000)     (383,000)
  Other.................................................................       --            (14,000)        3,000
                                                                          ------------  ------------  ------------
Net income (loss).......................................................       209,000      (320,000)     (853,000)
Partners' capital at the beginning of the year..........................       456,000       776,000     1,629,000
                                                                          ------------  ------------  ------------
Partners' capital at the end of the year................................  $    665,000  $    456,000  $    776,000
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                       See Notes to Financial Statements.

                                 ARBOR RADIO LP

                            STATEMENTS OF CASH FLOWS

                                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                                             ------------------------------------
                                                                                1997        1996         1995
                                                                             ----------  -----------  -----------
Cash flows from operating activities:
  Net income (loss)........................................................  $  209,000  ($  320,000) ($  853,000)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Loss on sale of fixed asset............................................       3,000       14,000      --
    Depreciation and amortization..........................................     502,000      666,000      926,000
    Provision for doubtful accounts........................................       8,000        8,000        9,000
    Decrease (increase) in accounts receivable.............................    (128,000)      36,000     (242,000)
    Decrease (increase) in prepaid expenses and other current assets.......       8,000        1,000       (1,000)
    (Decrease) increase in accounts payable................................     (39,000)     (14,000)     (45,000)
    Increase (decrease) in accrued and other liabilities...................      51,000     (221,000)     238,000
                                                                             ----------  -----------  -----------
    Net cash provided by operating activities..............................     614,000      170,000       32,000
                                                                             ----------  -----------  -----------
Cash flows from investing activities:
  Purchases of property and equipment......................................     (49,000)     (35,000)    (121,000)
  Proceeds from sale of assets.............................................      --            3,000      --
  Acquisition cost.........................................................      --          --          (109,000)
                                                                             ----------  -----------  -----------
  Net cash used for investing activities...................................     (49,000)     (32,000)    (230,000)
                                                                             ----------  -----------  -----------
Cash flows from financing activities:
  Payments on bank borrowings..............................................    (585,000)    (300,000)     --
  Proceeds from borrowings of notes payable................................      --          135,000      --
                                                                             ----------  -----------  -----------
  Net cash used in financing activities....................................    (585,000)    (165,000)     --
                                                                             ----------  -----------  -----------
Net decrease in cash.......................................................     (20,000)     (27,000)    (198,000)
Cash at beginning of year..................................................     137,000      164,000      362,000
                                                                             ----------  -----------  -----------
Cash at end of year........................................................  $  117,000  $   137,000  $   164,000
                                                                             ----------  -----------  -----------
                                                                             ----------  -----------  -----------
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest...................................  $  341,000  $   446,000  $   298,000
                                                                             ----------  -----------  -----------
                                                                             ----------  -----------  -----------

                       See Notes to Financial Statements.

                                 ARBOR RADIO LP

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    DESCRIPTION OF BUSINESS

    Arbor Radio LP, a limited partnership, (the "Partnership") was incorporated in the State of Delaware on October 6, 1994 and started operations on December 20, 1994. The general partner is American Media Management, Inc. The Partnership owns and operates radio stations WQKL-FM, WTKA-AM, WIQB-FM and WDEO-AM, Ann Arbor and Saline, Michigan.

    In October 1997, the Partnership entered into an agreement with Cumulus Broadcasting, Inc. (a wholly-owned subsidiary of Cumulus Media Inc.) ("Cumulus") to sell the assets of the Partnership, subject to approval of the Federal Communications Commission ("FCC"), to Cumulus.

    The significant accounting principles followed by the Partnership and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

    REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

    TRADE AGREEMENTS

    The Partnership enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Trade revenue and trade expense are recognized in equal amounts at the fair market value of products or services received as advertising air time is broadcast or as services are received. Trade revenues and trade expenses for the years ended December 31, 1997, 1996 and 1995 was $245,000, $262,000 and $251,000,
respectively. The difference between this method of accounting and the recognition of trade sales as advertising air time as broadcast, and the recognition of trade expense as services are received is not material.

    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Partnership to concentrations of credit risk consist principally of cash and accounts receivable. The Partnership holds deposits in money market accounts. The Partnership performs ongoing credit evaluations of its customers and generally does not require collateral

                                 ARBOR RADIO LP

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) for its accounts receivable. The Partnership maintains reserves for potential credit losses based upon the expected collectibility of all accounts receivable.

    PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using accelerated methods over the estimated useful lives of the respective assets, generally five to fifteen years. Leasehold improvements are amortized on the straight-line basis over their estimated useful lives of thirty-nine years.

    Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

    INTANGIBLE ASSETS

    Intangible assets include FCC licenses and acquisition and organizational costs. Intangible assets are recorded at cost and amortized over their respective estimated useful lives. Amortization is calculated using the straight-line method over a 15-year life for FCC licenses and call letters and a five-year life for acquisition and organizational costs. The Partnership evaluates the carrying value of intangibles periodically in relation to the projected future undiscounted net cash flows of the related businesses.

    FEDERAL INCOME TAXES

    The Partnership is not a taxpaying entity for Federal income tax purposes, and thus no income tax expense has been recorded in the financial statements. Income from the Partnership is taxed to the partners in their individual returns.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of the Partnership's financial instruments, including cash, accounts receivable, accounts payable and long-term debt, approximate fair value.

2. PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following:

                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1997          1996
                                                                   ------------  ------------
Broadcasting towers and equipment................................   $1,932,000    $1,903,000
Buildings........................................................      194,000       194,000
Office furniture and equipment...................................      226,000       224,000
Leasehold improvements...........................................       95,000        95,000
                                                                   ------------  ------------
                                                                     2,447,000     2,416,000
Accumulated depreciation.........................................   (1,580,000)   (1,287,000)
                                                                   ------------  ------------
                                                                       867,000     1,129,000
Land.............................................................      130,000       130,000
                                                                   ------------  ------------
Property and equipment, net......................................   $  997,000    $1,259,000
                                                                   ------------  ------------
                                                                   ------------  ------------

                                 ARBOR RADIO LP

2. PROPERTY AND EQUIPMENT: (CONTINUED)
    Depreciation expense for 1997, 1996 and 1995 was $308,000 and $478,000 and $726,000, respectively.

3. INTANGIBLE ASSETS:

    Intangible assets consist of the following:

                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1997          1996
                                                                   ------------  ------------
FCC licenses and call letters....................................   $2,555,000    $2,555,000
Acquisition and organizational costs.............................      168,000       168,000
                                                                   ------------  ------------
                                                                     2,723,000     2,723,000
Accumulated amortization.........................................     (583,000)     (389,000)
                                                                   ------------  ------------
Intangible assets, net...........................................   $2,140,000    $2,334,000
                                                                   ------------  ------------
                                                                   ------------  ------------

    Amortization expense for 1997, 1996 and 1995 was $194,000, $188,000, and $200,000, respectively.

4. NOTES PAYABLE:

    At December 31, 1997, the Partnership owes $2,250,000 to Michigan National Bank which is secured by accounts receivable; call letters; property, fixtures, and equipment; and other assets. Interest payments are due quarterly beginning January 1, 1995 with the principal portion due in equal quarterly payments beginning March 31, 1996. The entire amount of unpaid principal and interest is due December 31, 2002. Interest is calculated at Michigan National Prime Interest Rate plus 1.25% (9.75% at December 31, 1997).

    Maturities of debt are as follows:

YEAR ENDING DECEMBER 31                                                              AMOUNT
--------------------------------------------------------------------------------  ------------
1998............................................................................  $    450,000
1999............................................................................       450,000
2000............................................................................       450,000
2001............................................................................       450,000
2002............................................................................       450,000
                                                                                  ------------
                                                                                     2,250,000
Less current portion                                                                  (450,000)
                                                                                  ------------
                                                                                  $  1,800,000
                                                                                  ------------
                                                                                  ------------

    The loan agreement relating to the note payable to the bank contains various covenants pertaining to the maintenance of debt service and acquisition of property, plant and equipment. At December 31, 1997, the debt service coverage ratio, senior debt to broadcast cash flow ratio, and all other covenants were in compliance.

    Under a Promissory Note with the prior station owners, MW Blue Partnership, the Partnership owes $800,000. Interest payments are due on the first business day after each quarter end beginning April 3, 1995. The repayment of the principal portion begins September 30, 1998 as presented below. Interest is calculated at Michigan National Prime Interest Rate plus 1.5%. The interest rate was 10% at December 31, 1997.

                                 ARBOR RADIO LP

4. NOTES PAYABLE: (CONTINUED)
    Maturities of debt are as follows:

YEAR ENDING DECEMBER 31,                                                              AMOUNT
----------------------------------------------------------------------------------  ----------
1998..............................................................................  $   67,000
1999..............................................................................     133,000
2000..............................................................................     133,000
2001..............................................................................     133,000
2002..............................................................................     133,000
Thereafter........................................................................     201,000
                                                                                    ----------
                                                                                       800,000
Less current portion                                                                   (67,000)
                                                                                    ----------
                                                                                    $  733,000
                                                                                    ----------
                                                                                    ----------

    Total interest expense related to notes payable for 1997, 1996 and 1995 was $322,000, $351,000, and $384,000, respectively.

5. RELATED PARTY NOTES PAYABLE:

    During the year ended December 31, 1996, three notes payable from the partners were established. Each unsecured note bears interest at Michigan National Prime Interest rate plus 1%. These notes were paid in full in November 1997.

    Interest expense for 1997 and 1996 was $12,000 and $6,000, respectively.

6. COMMITMENTS AND CONTINGENCIES:

    OPERATING LEASES

    The Partnership leases its station studios, and certain equipment under various operating leases. Rent expense under operating leases for 1997, 1996 and 1995 was $107,000, $106,000 and $99,000, respectively. Future minimum annual payments under these non-cancelable operating leases and agreements as of December 31, 1997, are as follows:

                                                                                     PAYMENT
                                                                                    ----------
1998..............................................................................  $  102,000
1999..............................................................................      97,000
2000..............................................................................      97,000
2001..............................................................................     100,000
2002..............................................................................      83,000
Thereafter........................................................................     198,000
                                                                                    ----------
                                                                                    $  677,000
                                                                                    ----------
                                                                                    ----------

                                 ARBOR RADIO LP

7. MANAGEMENT FEE:

    The Partnership is under agreement with the general partner to pay an annual management fee over the life of the Partnership. Payments are to commence with the year 1998 as follows:

YEAR                                                                                      AMOUNT
--------------------------------------------------------------------------------------  ----------
1998..................................................................................  $   25,000
1999..................................................................................      50,000
2000..................................................................................      50,000
2001..................................................................................      50,000
2002..................................................................................      50,000
2003..................................................................................     200,000
2004..................................................................................     200,000
2005..................................................................................     250,000
2006..................................................................................     250,000
Thereafter............................................................................     100,000

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Cumulus Media Inc.

    In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Beaumont Skywave, Inc., (the "Company") at December 31, 1997, and the results of its operations for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP
Chicago, Illinois
February 10, 1998

                             BEAUMONT SKYWAVE, INC.
                           (A WHOLLY-OWNED SUBSIDIARY
                   OF PACIFIC BROADCASTING OF BEAUMONT, INC.)

                                 BALANCE SHEET

                                                                                                      DECEMBER 31,
                                                                                                          1997
                                                                                                      ------------
                                                      ASSETS
Current assets:
  Cash..............................................................................................   $   14,699
  Accounts receivable, net of allowance for doubtful accounts of $11,143............................      120,734
  Employee receivables..............................................................................        2,891
  Other current assets..............................................................................        3,604
                                                                                                      ------------
      Total current assets..........................................................................      141,928

Property and equipment, net.........................................................................      168,311
Intangible assets, net..............................................................................      811,051
                                                                                                      ------------
      Total assets..................................................................................   $1,121,290
                                                                                                      ------------
                                                                                                      ------------
                                       LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current maturities of long-term debt..............................................................   $   41,208
  Accrued interest payable..........................................................................       14,896
  Accrued compensation..............................................................................       20,088
  Accrued legal expense.............................................................................       26,147
  Other accrued liabilities.........................................................................        3,737
  Advances payable to Parent........................................................................      107,869
  Note payable to related party.....................................................................      125,000
                                                                                                      ------------
      Total current liabilities.....................................................................      338,945
Long-term debt......................................................................................      480,358
                                                                                                      ------------
      Total liabilities.............................................................................      819,303
                                                                                                      ------------
Commitments and contingencies

Stockholder's equity:
  Common stock, no par value, 400 shares
    authorized, 1 share issued and outstanding......................................................      400,000
  Accumulated deficit...............................................................................      (98,013)
                                                                                                      ------------
      Total stockholder's equity....................................................................      301,987
                                                                                                      ------------
      Total liabilities and stockholder's equity....................................................   $1,121,290
                                                                                                      ------------
                                                                                                      ------------

                       See Notes to Financial Statements.

                             BEAUMONT SKYWAVE, INC.
                           (A WHOLLY-OWNED SUBSIDIARY
                   OF PACIFIC BROADCASTING OF BEAUMONT, INC.)

                            STATEMENT OF OPERATIONS

                                                                                                FOR THE YEAR ENDED
                                                                                                   DECEMBER 31,
                                                                                                       1997
                                                                                                ------------------
Revenues......................................................................................     $    703,524
  Less: agency commissions....................................................................          (57,320)
                                                                                                     ----------
       Net revenues...........................................................................          646,204

Operating expenses:
  Programming.................................................................................          109,475
  Sales and promotions........................................................................          173,042
  General and administrative..................................................................          240,709
  Trade.......................................................................................           49,711
  Depreciation and amortization...............................................................          122,826
                                                                                                     ----------
      Total operating expenses................................................................          695,763
                                                                                                     ----------
Loss from operations..........................................................................          (49,559)
Interest expense..............................................................................           71,500
                                                                                                     ----------
Net loss......................................................................................     $   (121,059)
                                                                                                     ----------
                                                                                                     ----------

                       See Notes to Financial Statements.

                             BEAUMONT SKYWAVE, INC.
                           (A WHOLLY-OWNED SUBSIDIARY
                   OF PACIFIC BROADCASTING OF BEAUMONT, INC.)

                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

                                                                                         ACCUMULATED
                                                                               COMMON      SURPLUS
                                                                               STOCK      (DEFICIT)       TOTAL
                                                                             ----------  ------------  -----------
Balance at January 1, 1997.................................................  $  400,000   $   25,546   $   425,546

Net loss...................................................................                 (121,059)     (121,059)
Distribution to stockholder................................................                   (2,500)       (2,500)
                                                                             ----------  ------------  -----------
Balance at December 31, 1997...............................................  $  400,000   $  (98,013)  $   301,987
                                                                             ----------  ------------  -----------
                                                                             ----------  ------------  -----------

                       See Notes to Financial Statements.

                             BEAUMONT SKYWAVE, INC.
                           (A WHOLLY-OWNED SUBSIDIARY
                   OF PACIFIC BROADCASTING OF BEAUMONT, INC.)

                            STATEMENT OF CASH FLOWS

                                                                                                FOR THE YEAR ENDED
                                                                                                DECEMBER 31, 1997
                                                                                                ------------------
Cash flows from operating activities:
  Net loss....................................................................................     $   (121,059)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization.............................................................          122,826
    Provision for doubtful accounts...........................................................            9,068
    Increase in accounts receivable...........................................................         (103,539)
    Increase in employee receivables..........................................................             (870)
    Increase in other current assets..........................................................           (2,134)
    Increase in intangibles...................................................................          (15,823)
    Increase in accrued interest payable......................................................           13,750
    Increase in accrued compensation..........................................................            5,848
    Increase in accrued legal expense.........................................................           26,147
    Increase in other accrued liabilities.....................................................              332
                                                                                                     ----------
      Net cash used in operating activities...................................................          (65,454)
                                                                                                     ----------
Cash flows used in investing activities:
  Purchases of property and equipment.........................................................          (11,290)
                                                                                                     ----------
      Cash used in investing activities.......................................................          (11,290)
                                                                                                     ----------
Cash flows provided by financing activities:
  Advances from Parent, net...................................................................           88,170
  Distribution to shareholder.................................................................           (2,500)
  Payment of long-term debt...................................................................           (3,434)
                                                                                                     ----------
      Cash provided by financing activities...................................................           82,236
                                                                                                     ----------
Increase in cash..............................................................................            5,492
Cash at beginning of year.....................................................................            9,207
                                                                                                     ----------
Cash at end of year...........................................................................     $     14,699
                                                                                                     ----------
                                                                                                     ----------
Non-cash operating activities:
  Trade revenue...............................................................................     $     52,085
                                                                                                     ----------
                                                                                                     ----------
  Trade expense...............................................................................     $     49,711
                                                                                                     ----------
                                                                                                     ----------
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest......................................................     $     57,750
                                                                                                     ----------
                                                                                                     ----------

                       See Notes to Financial Statements.

                             BEAUMONT SKYWAVE, INC.

     (A WHOLLY-OWNED SUBSIDIARY OF PACIFIC BROADCASTING OF BEAUMONT, INC.)

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

DESCRIPTION OF BUSINESS

    Beaumont Skywave, Inc. (the "Company") is a wholly-owned subsidiary of Pacific Broadcasting of Beaumont, Inc. (the "Parent"). The Company owns and operates the radio station KTCX-FM (the "Station") located in Beaumont, Texas. The Company is dependent on the Parent to fund certain of its activities, primarily the Company's debt service requirements.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

    Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated using an accelerated method over estimated useful lives of 5 and 7 years.

INTANGIBLE ASSETS

    Intangible assets include goodwill (see Note 2), Federal Communications Commission ("FCC") license and other acquisition costs. Intangible assets are stated at cost and are being amortized using the straight-line method over the estimated useful life or contract term for periods not exceeding 15 years. The Company evaluates the carrying value of intangibles periodically in relation to the projected future undiscounted net cash flows of the related businesses.

REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

TRADE AGREEMENTS

    The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Company uses exchanged products or services before advertising air time is provided, a trade liability is recognized.

INCOME TAXES

    Effective January 1, 1997, the Company has elected to be treated as a qualified subchapter S subsidiary of the Parent for federal and state income tax purposes, in accordance with Section 1361b3 of

                             BEAUMONT SKYWAVE, INC.

     (A WHOLLY-OWNED SUBSIDIARY OF PACIFIC BROADCASTING OF BEAUMONT, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) the Internal Revenue Code. Accordingly, no provision for federal or state income taxes has been recorded in the financial statements as the earnings of the Company are included in the personal income tax returns of the Parent's shareholders.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash, accounts receivable and accounts payable approximates fair value because of the short maturity of these instruments. The carrying value of outstanding notes payable approximates fair value based on current market rates.

2. ACQUISITIONS:

    In June 1996, the Parent acquired 33% of the issued and outstanding common and preferred stock of the Company from Alice Ramsey and Skywave Communications Corporation (collectively referred to as the "Sellers") for $400,000. In July 1996, the Parent entered into a stock purchase option agreement with the Sellers whereby the Parent was granted an option to purchase the remaining 67% of the issued and outstanding common and preferred stock of the Company. In November 1996, the Parent exercised its option and acquired the remaining 67% of the Company's outstanding stock for $650,000, which was financed through the execution of a $525,000 note payable to the Seller and a $125,000 note payable to a shareholder of the Parent.

    The above transactions were accounted for as a step acquisition using the purchase method of accounting, and, accordingly, the purchase price of each acquisition was allocated to the net assets acquired based on the estimated fair value as of the acquisition date. As a result, the Company recorded goodwill aggregating $755,000, which represents the excess of the purchase price over the fair value of the net tangible assets acquired.

3. PROPERTY AND EQUIPMENT:

    Property and equipment at December 31, 1997 consists of the following:

Broadcasting towers and equipment.................................  $ 186,190
Studio equipment..................................................     35,173
Furniture, fixtures and leasehold improvements....................     17,486
                                                                    ---------
                                                                      238,849
Accumulated depreciation..........................................    (70,538)
                                                                    ---------
Property and equipment, net.......................................  $ 168,311
                                                                    ---------
                                                                    ---------

    Depreciation expense for the year ended December 31, 1997 was $62,506.

                             BEAUMONT SKYWAVE, INC.

     (A WHOLLY-OWNED SUBSIDIARY OF PACIFIC BROADCASTING OF BEAUMONT, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. INTANGIBLE ASSETS:

    Intangible assets at December 31, 1997 consist of the following:

Broadcast license.................................................  $ 100,000
Organization costs................................................     32,423
Goodwill..........................................................    755,000
                                                                    ---------
                                                                      887,423
Accumulated amortization..........................................    (76,372)
                                                                    ---------
Intangible assets, net............................................  $ 811,051
                                                                    ---------
                                                                    ---------

    Amortization expense for the year ended December 31, 1997 was $60,320.

5. LONG-TERM DEBT:

    In connection with the acquisition of the Company's stock in November 1996, the Parent issued a $525,000 promissory note payable to the Sellers. This promissory note has been recorded in the Company's financial statements. The promissory note accrues interest at 11% and required interest only payments of $4,813 per month during the first twelve months. Beginning December 1997, the promissory note requires monthly principal and interest payments of $8,247 through October 2002, and the outstanding balance is due in its entirety at November 30, 2002. During 1997, the Company recorded interest expense of $57,750 and made principal payments totaling $3,434.

    Following represents a summary of the future maturities of the Company's long-term debt as of December 31, 1997:

1998..............................................................  $  41,208
1999..............................................................     41,208
2000..............................................................     41,208
2001..............................................................     41,208
2002..............................................................    356,734
                                                                    ---------
                                                                    $ 521,566
                                                                    ---------
                                                                    ---------

    The note payable to Sellers is secured by a pledge of $525,000 of the Company's stock, as well as by personal guarantees of the Parent's shareholders.

6. RELATED PARTY TRANSACTIONS:

    In connection with the acquisition of the Company's stock in November 1996, the Parent also executed a $125,000 promissory note payable to a shareholder of the Parent. This promissory note has been recorded in the Company's financial statements. Such note is due on demand and accrues interest at 11%. During 1997, the Company recorded interest expense of $13,750 and made no principal payments.

    At December 31, 1997, the Company had net advances due to the Parent totaling $107,869. Such advances relate to various operating activities of the Station, as well as interest payments made by the Parent on behalf of the Company. The advances are due on demand and do not accrue interest.

                             BEAUMONT SKYWAVE, INC.

     (A WHOLLY-OWNED SUBSIDIARY OF PACIFIC BROADCASTING OF BEAUMONT, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. RELATED PARTY TRANSACTIONS: (CONTINUED)
    At December 31, 1997, the Company had outstanding loan receivable balances due from the Station's General Manager and a certain employee totaling $2,691 and $200, respectively. Such loans are due on demand and do not accrue interest.

7. OPERATING LEASE COMMITMENTS:

    The Company has entered into lease agreements for building and property used in the operations of the Station. Rent expense under such leases totalled $30,600 in 1997. Future minimum rentals under these leases at December 31, 1997 are as follows:

1998...............................................................  $  20,100
1999...............................................................      5,400
2000...............................................................      5,400
2001...............................................................      6,000
2002...............................................................      6,600
Thereafter.........................................................     23,100
                                                                     ---------
                                                                     $  66,600
                                                                     ---------
                                                                     ---------

8. SUBSEQUENT EVENT:

    On January 30, 1998, the Parent and the Company entered into an asset purchase agreement with Cumulus Broadcasting, Inc. (a wholly-owned subsidiary of Cumulus Media Inc.) ("Cumulus") to sell substantially all of the assets and liabilities of the Station to Cumulus. The closing of the sale is subject to certain events that must occur which include, among other things, obtaining the approval of the FCC. In conjunction with the sale, the Parent and the Company entered into a local marketing agreement with Cumulus effective February 15, 1998.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Cumulus Media Inc.

    In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in stockholder's equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Caribbean Communications Company Limited and its subsidiaries, a wholly-owned subsidiary of Cumulus Media, LLC, at April 30, 1997, and the results of their operations and their cash flows for the four month period ended April 30, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP
Chicago, Illinois
March 9, 1998

                    CARIBBEAN COMMUNICATIONS COMPANY LIMITED

                           CONSOLIDATED BALANCE SHEET

                                                                                                       APRIL 30,
                                                                                                         1997
                                                                                                     -------------
                                                      ASSETS

Current assets:
  Cash and cash equivalents........................................................................  $      86,674
  Accounts receivable, less allowance for doubtful accounts of $30,688.............................        128,115
  Prepaid expenses and other receivables...........................................................         24,242
                                                                                                     -------------
      Total current assets.........................................................................        239,031
Property and equipment, net........................................................................      1,105,787
Intangible assets, net.............................................................................        217,437
                                                                                                     -------------
      Total assets.................................................................................  $   1,562,255
                                                                                                     -------------
                                                                                                     -------------

                                  LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current liabilities:
  Accounts payable.................................................................................  $     138,498
  Accrued interest.................................................................................         44,578
  Capital lease obligation.........................................................................         16,029
  Accrued professional fees........................................................................         40,137
  Due to related parties...........................................................................      2,496,950
  Other accrued expenses...........................................................................          7,642
                                                                                                     -------------
      Total current liabilities....................................................................      2,743,834
                                                                                                     -------------
Non-current liabilities:
  Deferred compensation............................................................................        145,000
                                                                                                     -------------
Commitments and contingencies

Stockholder's equity (deficit):
  Common stock ($0.37 par value, 50,000 shares authorized, 46,057 shares issued, 46,057
    outstanding)...................................................................................         17,058
  Capital in excess of par value...................................................................      2,267,699
  Accumulated deficit..............................................................................     (3,606,486)
                                                                                                     -------------
                                                                                                        (1,321,729)
  Less treasury stock, at cost (50 shares).........................................................         (4,850)
                                                                                                     -------------
      Total stockholder's equity (deficit).........................................................     (1,326,579)
                                                                                                     -------------
Total liabilities and stockholder's equity (deficit)...............................................  $   1,562,255
                                                                                                     -------------
                                                                                                     -------------

                See Notes to Consolidated Financial Statements.

                    CARIBBEAN COMMUNICATIONS COMPANY LIMITED

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                                                        FOR THE
                                                                                                       FOUR MONTH
                                                                                                      PERIOD ENDED
                                                                                                       APRIL 30,
                                                                                                          1997
                                                                                                      ------------
Revenues............................................................................................   $  191,112
Less: agency commissions............................................................................      (13,554)
                                                                                                      ------------
       Net revenues.................................................................................      177,558
                                                                                                      ------------
Operating expenses:
  Sales and promotions..............................................................................      120,733
  Technical.........................................................................................      126,319
  Programming.......................................................................................       75,985
  General and administrative........................................................................      200,538
  Depreciation and amortization.....................................................................       55,628
                                                                                                      ------------
      Total operating expenses......................................................................      579,203
                                                                                                      ------------
Loss from operations................................................................................     (401,645)
Other income (expense):
  Interest income...................................................................................          210
  Interest expense..................................................................................      (62,248)
  Other income......................................................................................        1,227
                                                                                                      ------------
Net loss............................................................................................   ($ 462,456)
                                                                                                      ------------
                                                                                                      ------------

                See Notes to Consolidated Financial Statements.

                    CARIBBEAN COMMUNICATIONS COMPANY LIMITED

      CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)

                                                                         CAPITAL IN
                                                   COMMON    TREASURY    EXCESS OF     ACCUMULATED
                                                    STOCK      STOCK     PAR VALUE       DEFICIT         TOTAL
                                                  ---------  ---------  ------------  -------------  -------------
Balance at January 1, 1997......................  $  17,058  $  --      $  2,267,699  $  (3,144,030) $    (859,273)
Purchase of treasury stock......................                (4,850)                                     (4,850)
Net loss........................................     --         --           --            (462,456)      (462,456)
                                                  ---------  ---------  ------------  -------------  -------------
Balance at April 30, 1997.......................  $  17,058  $  (4,850) $  2,267,699  $  (3,606,486) $  (1,326,579)
                                                  ---------  ---------  ------------  -------------  -------------
                                                  ---------  ---------  ------------  -------------  -------------

                See Notes to Consolidated Financial Statements.

                    CARIBBEAN COMMUNICATIONS COMPANY LIMITED

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                                        FOR THE
                                                                                                       FOUR MONTH
                                                                                                      PERIOD ENDED
                                                                                                       APRIL 30,
                                                                                                          1997
                                                                                                      ------------
Cash flows from operating activities:
  Net loss..........................................................................................   $ (462,456)
  Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization.................................................................       55,628
      Decrease in receivables.......................................................................       15,917
      Increase in prepaid expenses and other assets.................................................       (3,657)
      Increase in accounts payable..................................................................       40,346
      Decrease in accrued expenses and other current liabilities....................................      (49,760)
                                                                                                      ------------
Net cash used in operating activities...............................................................     (403,982)
                                                                                                      ------------
Cash flows from investing activities:
  Purchases of property and equipment...............................................................      (20,345)
                                                                                                      ------------
Net cash used in investing activities...............................................................      (20,345)
                                                                                                      ------------
Cash flows from financing activities:
  Proceeds from borrowings..........................................................................      983,725
  Repayments of borrowings..........................................................................     (396,235)
  Payments of capital lease obligation..............................................................       (2,381)
  Payments of deferred compensation.................................................................      (80,000)
  Purchase of treasury stock........................................................................       (4,850)
                                                                                                      ------------
Net cash provided by financing activities...........................................................      500,259
                                                                                                      ------------
Increase in cash and cash equivalents...............................................................       75,932
Cash and cash equivalents at beginning of period....................................................       10,742
                                                                                                      ------------
Cash and cash equivalents at end of period..........................................................   $   86,674
                                                                                                      ------------
                                                                                                      ------------
Supplemental disclosure of cash flow information:
  Cash paid for interest............................................................................   $   91,773
                                                                                                      ------------
                                                                                                      ------------
Non-cash operating activities:
  Trade revenue.....................................................................................   $   63,808
                                                                                                      ------------
                                                                                                      ------------
  Trade expense.....................................................................................   $   45,919
                                                                                                      ------------
                                                                                                      ------------

                See Notes to Consolidated Financial Statements.

                    CARIBBEAN COMMUNICATIONS COMPANY LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

DESCRIPTION OF BUSINESS

    Caribbean Communications Company Limited (the "Company"), a wholly-owned subsidiary of Cumulus Media, LLC, is a corporation incorporated in the Crown Colony of Montserrat, which operates the GEM Radio Network, a multi-market FM radio broadcasting network serving the area extending from the British Virgin Islands south to Trinidad in the Eastern Caribbean.

    Before April 24, 1997, the Company was wholly-owned by CML Holdings, LLC. On April 24, 1997, CML Holdings, LLC transferred the capital stock and assets of the Company to Cumulus Media, LLC in exchange for shares of preferred stock of Cumulus Media, LLC.

    The Company is dependent on the continued financial support of Cumulus Media, LLC to meet its obligations as they come due.

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, GEM Radio Five Limited. All intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, and other accrued expenses approximates fair value due to their short term nature.

CASH FLOWS

    For purposes of the consolidated statement of cash flows, cash consists of bank deposits and money market funds.

REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to advertisers. Revenue is recognized as commercials are broadcast.

TRADE AGREEMENTS

    The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Company uses exchanged products or services before advertising air time is provided, a trade liability is recognized.

                    CARIBBEAN COMMUNICATIONS COMPANY LIMITED

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are depreciated over their estimated useful lives, or in the case of leasehold improvements, over the terms of the leases, if shorter. The estimated useful lives used in determining depreciation range from 3 to 20 years. For financial reporting purposes, depreciation is computed using the straight-line method.

    Depreciation expense includes the amortization of capital lease assets.

INTANGIBLE ASSETS

    Intangible assets include goodwill and broadcast licenses. Intangible assets are stated at cost and are being amortized using the straight-line method over the estimated useful life not exceeding 15 years. The Company evaluates the carrying value of intangibles periodically in relation to the projected future undiscounted net cash flows of the related businesses.

INCOME TAXES

    The Company accounts for income tax expense and liabilities under the liability method. As the Company has not realized taxable profits, no income tax liability has been recorded as of April 30, 1997.

FOREIGN CURRENCY

    Assets, liabilities and all profit and loss items of the Company are stated in U.S. dollars for reporting purposes. The Company uses a conversion rate of one U.S. dollar to 2.7 Eastern Caribbean dollars, and one U.S. dollar to 6.0 Trinidad and Tobago dollars for book purposes, which approximate the actual exchange rates at April 30, 1997. The functional currencies are the Trinidad and Tobago dollar for the Trinidad location, the Eastern Caribbean dollar for other island locations, and the U.S. dollar for corporate-related functions. Transactions for the various locations are recorded locally in the functional currency. Foreign currency transaction gains and losses are included in the determination of income.

2. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                                   APRIL 30,
                                                                                      1997
                                                                                  ------------
Broadcast equipment.............................................................  $  1,003,527
Towers, masts and transmitter buildings.........................................       228,458
Leasehold improvements and site preparation.....................................        67,314
Furniture and fixtures..........................................................       352,107
Vehicles........................................................................        63,095
Network infrastructure..........................................................       218,673
                                                                                  ------------
                                                                                     1,933,174
Accumulated depreciation........................................................      (836,290)
Land............................................................................         8,903
                                                                                  ------------
Property and equipment, net.....................................................  $  1,105,787
                                                                                  ------------
                                                                                  ------------

    Depreciation expense for the four months ended April 30, 1997 was $49,792.

                    CARIBBEAN COMMUNICATIONS COMPANY LIMITED

3. INTANGIBLE ASSETS

    Intangible assets consist of the following:

                                                                                    APRIL 30,
                                                                                       1997
                                                                                    ----------
Broadcast licenses................................................................  $  262,674
Accumulated amortization..........................................................     (45,237)
                                                                                    ----------
Intangible assets, net............................................................  $  217,437
                                                                                    ----------
                                                                                    ----------

    Amortization expense for the four months ended April 30, 1997 was $5,836.

4. DUE TO RELATED PARTIES:

    Amounts due to related parties consist of the following:

                                                                                   APRIL 30,
                                                                                      1997
                                                                                  ------------
Advances--CML Holdings, LLC.....................................................  $  2,286,189
Advances--Cumulus Media, LLC....................................................       210,761
                                                                                  ------------
                                                                                  $  2,496,950
                                                                                  ------------
                                                                                  ------------

    ADVANCES--CML HOLDINGS, LLC

        The Company has advances from CML Holdings, LLC, a related party, in the amount of $2,286,189, bearing interest at prime plus 2% (10.5% at April 30, 1997) and payable on demand.

    ADVANCES--CUMULUS MEDIA, LLC

        The Company has an advance from Cumulus Media, LLC, a related party, in the amount of $210,761, which does not bear interest and is payable on demand.

5. LEASES

    Certain of the Company's buildings and equipment are leased under noncancelable operating leases. Total rent expense for the four month period ended April 30, 1997 was approximately $22,300.

    Future minimum lease payments required under operating leases in effect at April 30, 1997 for the twelve month periods ended April 30 are as follows:

1998..............................................................  $  33,884
1999..............................................................     32,384
2000..............................................................     21,628
2001..............................................................     20,000
2002..............................................................     20,000
Thereafter........................................................      1,667
                                                                    ---------
                                                                    $ 129,563
                                                                    ---------
                                                                    ---------

                    CARIBBEAN COMMUNICATIONS COMPANY LIMITED

6. COMMITMENTS AND CONTINGENCIES

    The Company has entered into several agreements whereby the Company has been granted licenses to broadcast under preassigned frequencies in Trinidad and Tobago, Montserrat, Saint Lucia and the British Virgin Islands. The Company also has an affiliation agreement with a broadcast licensee in St. Maarten. Under the terms of the agreements, the Company pays royalties to the government of Trinidad of 2% of gross annual revenue, and pays fixed annual royalties for all other licenses. Royalty expense under these agreements was approximately $5,400 for the four month period ended April 30, 1997. Pursuant to the various licensing agreements, the future minimum guaranteed royalty payments are $17,000 in 1998, and $12,000 per year from 1999 through 2005.

    The Company has entered into a broadcast service agreement with a telecommunications company for unlimited usage of its satellite equipment for the purpose of uplinking GEM Radio Network broadcasts to its satellite equipment and downlinking the transmission of these broadcasts to various receiver sites. The agreement expires January 15, 2001 and requires 84 monthly payments of $2,820, subject to escalation.

    The Company also has a vehicle under a capital lease with a cost of $44,700 and accumulated depreciation of $16,729 as of April 30, 1997.

7. RELATED PARTY TRANSACTIONS

    During 1997, the Company reimbursed Quaestus Management Corporation (Quaestus), a related party, for general and administrative expenses paid by Quaestus on behalf of the Company. At April 30, 1997, the Company had a payable to Quaestus of $20,296.

    During 1997, the Company paid $80,000 in settlement of notes payable to shareholders of the Company. At April 30, 1997, the balance of the notes payable was $0.

8. SUBSEQUENT EVENT

    Effective May 22, 1997, the capital stock and assets of the Company were contributed to Cumulus Media Inc.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Cumulus Media Inc.

    In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the combined financial position of Carolina Broadcasting, Inc. and Georgetown Radio, Inc. at December 31, 1997, and the combined results of their operations and their cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Chicago, Illinois

March 4, 1998

             CAROLINA BROADCASTING, INC. AND GEORGETOWN RADIO, INC.
                             COMBINED BALANCE SHEET

                                                                                                      DECEMBER 31,
                                                                                                          1997
                                                                                                      ------------
                                                      ASSETS
Current assets:
  Cash..............................................................................................   $    1,325
  Accounts receivable, less allowance for doubtful accounts of $10,000..............................       33,291
                                                                                                      ------------
      Total current assets..........................................................................       34,616
Property and equipment, net.........................................................................      397,170
Intangible assets, net of accumulated amortization of $78,897.......................................    1,104,537
                                                                                                      ------------
      Total assets..................................................................................   $1,536,323
                                                                                                      ------------
                                                                                                      ------------

                                      LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable..................................................................................   $   59,839
  Note payable......................................................................................       50,800
  Accrued interest..................................................................................      131,573
                                                                                                      ------------
      Total current liabilities.....................................................................      242,212
Notes payable from stockholders.....................................................................    1,154,000
Seller note payable.................................................................................      500,000

Commitments and contingencies

Stockholders' deficit:
  Common stock......................................................................................        4,448
  Additional paid-in-capital........................................................................      255,552
  Accumulated deficit...............................................................................     (619,889)
                                                                                                      ------------
      Total stockholders' deficit...................................................................     (359,889)
                                                                                                      ------------
      Total liabilities and stockholders' deficit...................................................   $1,536,323
                                                                                                      ------------
                                                                                                      ------------

                       See Notes to Financial Statements.

             CAROLINA BROADCASTING, INC. AND GEORGETOWN RADIO, INC.
                        COMBINED STATEMENT OF OPERATIONS

                                                                                                FOR THE YEAR ENDED
                                                                                                DECEMBER 31, 1997
                                                                                                ------------------
Revenues......................................................................................     $    267,770
                                                                                                     ----------

Operating expenses:
  Sales and promotions........................................................................          103,586
  Technical and programming...................................................................          223,236
  General and administrative..................................................................          252,234
  Depreciation and amortization...............................................................          105,910
                                                                                                     ----------
    Total operating expenses..................................................................          684,966
                                                                                                     ----------

Loss from operations..........................................................................         (417,196)

Other income (expense):
  Interest income.............................................................................              853
  Interest expense............................................................................         (168,240)
                                                                                                     ----------

Net loss......................................................................................     $   (584,583)
                                                                                                     ----------
                                                                                                     ----------

                       See Notes to Financial Statements.

             CAROLINA BROADCASTING, INC. AND GEORGETOWN RADIO, INC. COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                                               ADDITIONAL
                                                                    COMMON      PAID-IN-   ACCUMULATED
                                                                     STOCK      CAPITAL      DEFICIT        TOTAL
                                                                  -----------  ----------  ------------  -----------
Balance at January 1, 1997......................................   $       7   $  154,993   $  (35,306)  $   119,694
Net loss........................................................      --           --         (584,583)     (584,583)
Issuance of common stock........................................       4,441      100,559       --           105,000
                                                                  -----------  ----------  ------------  -----------
Balance at December 31, 1997....................................   $   4,448   $  255,552   $ (619,889)  $  (359,889)
                                                                  -----------  ----------  ------------  -----------
                                                                  -----------  ----------  ------------  -----------

                       See Notes to Financial Statements.

             CAROLINA BROADCASTING, INC. AND GEORGETOWN RADIO, INC.
                        COMBINED STATEMENT OF CASH FLOWS

                                                                                                FOR THE YEAR ENDED
                                                                                                DECEMBER 31, 1997
                                                                                                ------------------
Cash flows from operating activities:
  Net loss....................................................................................    $     (584,583)
  Adjustments to reconcile net loss to cash used in operating activities:
      Depreciation............................................................................            27,013
      Amortization............................................................................            78,897
    Changes in assets and liabilities:
      Accounts receivable, net................................................................            28,984
      Other current assets....................................................................            25,000
      Accounts payable........................................................................            59,839
      Accrued interest........................................................................           131,573
                                                                                                ------------------
        Net cash used in operating activities.................................................          (233,277)
                                                                                                ------------------

Cash flows from investing activities:
  Capital expenditures........................................................................           (46,777)
  Payments for businesses acquired............................................................        (1,060,000)
                                                                                                ------------------
        Net cash used for investing activities................................................        (1,106,777)
                                                                                                ------------------

Cash flows from financing activities:
  Issuance of common stock....................................................................           105,000
  Net proceeds from shareholders' loans.......................................................           484,000
  Proceeds from borrowings....................................................................            50,800
                                                                                                ------------------
        Net cash provided by financing activities.............................................           639,800
                                                                                                ------------------
Net decrease in cash and cash equivalents.....................................................          (700,254)
Cash and cash equivalents, beginning of period................................................           701,579
                                                                                                ------------------
Cash and cash equivalents, end of period......................................................    $        1,325
                                                                                                ------------------
                                                                                                ------------------

Supplemental disclosure:
  Interest paid...............................................................................    $       36,667
                                                                                                ------------------
                                                                                                ------------------

Non-cash operating, investing and financing activities:
  Trade revenue...............................................................................    $       40,942
                                                                                                ------------------
                                                                                                ------------------
  Trade expense...............................................................................    $       40,942
                                                                                                ------------------
                                                                                                ------------------
  Acquisition of assets in exchange for note payable..........................................    $      500,000
                                                                                                ------------------
                                                                                                ------------------

                       See Notes to Financial Statements.

             CAROLINA BROADCASTING, INC. AND GEORGETOWN RADIO, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

DESCRIPTION OF BUSINESS

    On January 6, 1997, Carolina Broadcasting, Inc. (Carolina) acquired two radio stations located in Conway, South Carolina (WJXY-FM and WJXY-AM) for $800,000 in cash plus a $500,000 promissory note payable to the seller, Downs Satellite Broadcasting of South Carolina, Inc. Pursuant to a time brokerage agreement, Carolina has operated these stations since October 1, 1996. On February 6, 1997, Georgetown Radio, Inc. (Georgetown) acquired a radio station located in Georgetown, South Carolina (WXJY-FM) for $260,000. The acquisitions were accounted for as purchases. Accordingly, the accompanying combined financial statements include the results of operations of the acquired entities from the dates of acquisition.

    The significant accounting principles followed by Carolina and Georgetown and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

BASIS OF PRESENTATION

    Carolina and Georgetown (collectively, the Companies) share common owners and common management. Thus, the Companies' financial position and results of operations have been combined in the attached financial statements. All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

TRADE AGREEMENTS

    The Companies enter into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Companies use exchanged products or services before advertising air time is provided, a trade liability is recognized.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Companies to concentrations of credit risk consist principally of cash and accounts receivable. The Companies perform ongoing credit evaluations of their customers and generally do not require collateral for their accounts receivable.

             CAROLINA BROADCASTING, INC. AND GEORGETOWN RADIO, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    The Companies reserve for potential credit losses based upon the expected collectibility of all accounts receivable.

CASH AND CASH EQUIVALENTS

    The Companies consider all highly liquid investments with original maturities of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

Buildings.........................................................  15 years
Broadcasting equipment............................................  15 years
Office furniture and equipment....................................  5-7 years

    Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

INTANGIBLE ASSETS

    Intangible assets primarily represent the excess of cost over the fair market value of tangible net assets acquired. Intangible assets are stated at cost and are being amortized using the straight-line method over fifteen years. The Companies evaluate the carrying value of intangibles periodically in relation to the projected future undiscounted cash flows of the related businesses.

FEDERAL INCOME TAXES

    The Companies have elected to be treated as Subchapter S corporations for federal and state income tax purposes. As a result, the Companies' shareholders include a pro-rata share of the Companies' taxable income in their respective personal income tax returns. Accordingly, no federal and state income tax expense or benefit has been included in the accompanying financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of the Companies financial instruments, including cash and cash equivalents, accounts receivable and payable and long-term debt approximate fair value.

             CAROLINA BROADCASTING, INC. AND GEORGETOWN RADIO, INC.

2. PROPERTY AND EQUIPMENT:

    Property and equipment at December 31, 1997 consists of the following:

Buildings.........................................................  $  46,473
Equipment.........................................................    212,529
Furniture and fixtures............................................     17,041
                                                                    ---------
                                                                      276,043
Accumulated depreciation..........................................    (27,073)
                                                                    ---------
                                                                      248,970
Land..............................................................    148,200
                                                                    ---------
Property and equipment, net.......................................  $ 397,170
                                                                    ---------
                                                                    ---------

3. DEBT:

    Debt at December 31, 1997 consists of the following:

Seller note payable at 8%, payable in 24 monthly installments beginning January 2000 and $450,000 due January 2002..........  $ 500,000
Bank note payable at 9.5%, due April 1998.......................     50,800
Stockholder notes payable at 12%, due January 2007..............  1,040,000
Stockholder notes payable at 12%, due June 1999.................    114,000
                                                                  ---------
                                                                  $1,704,800
                                                                  ---------
                                                                  ---------

    In connection with the acquisition of radio stations in January 1997, Carolina entered into a $500,000 promissory note payable to the seller. In October 1997, Carolina borrowed $50,800 from a bank to fund operations. In addition, throughout 1997 certain shareholders made advances to Carolina to fund operations. Such advances were evidenced by promissory notes payable.

    The maturities of long-term debt outstanding at December 31, 1997 are as follows:

1998.............................................................  $  50,800
1999.............................................................    114,000
2000.............................................................     25,000
2001.............................................................     25,000
2002.............................................................    450,000
Thereafter.......................................................  1,040,000

4. COMMON STOCK:

    Carolina has authorized 5,000 shares of common stock, $1 par value, of which 2,226 shares were outstanding at December 31, 1997. Georgetown has authorized 5,000 shares of common stock, $1 par value, of which 2,222 shares were outstanding at December 31, 1997.

             CAROLINA BROADCASTING, INC. AND GEORGETOWN RADIO, INC.

5. COMMITMENTS AND CONTINGENCIES:

    The Company incurred expenses of approximately $47,726 for the year ended December 31, 1997 under operating leases for radio broadcasting facilities. Future minimum annual payments under these non-cancelable operating leases and agreements as of December 31, 1997 are as follows:

1998...............................................................  $  41,572
1999...............................................................     37,176
2000...............................................................     37,176
2001...............................................................        600
Thereafter.........................................................     --

6. SALE OF ASSETS:

    In October 1997, the Companies entered into an asset purchase agreement to sell the Companies' assets to Cumulus Broadcasting, Inc., a wholly owned subsidiary of Cumulus Media Inc., for approximately $2.3 million.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Cumulus Media Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations, of changes in partners' deficit, and of cash flows present fairly, in all material respects, the financial position of Castle Broadcasting Limited Partnership at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Chicago, Illinois
March 18, 1998

                    CASTLE BROADCASTING LIMITED PARTNERSHIP
                                 BALANCE SHEETS

                                                                                              DECEMBER 31,
                                                                                      ----------------------------
                                                                                          1997           1996
                                                                                      -------------  -------------
                                                      ASSETS

Current assets:
  Cash..............................................................................  $      22,925  $     106,242
  Accounts receivable, less allowance for
    doubtful accounts of $10,500 for both years.....................................        209,118        184,482
  Prepaid expenses and other current assets.........................................         16,539         19,219
                                                                                      -------------  -------------
      Total current assets..........................................................        248,582        309,943

Other assets........................................................................         45,593       --
Property and equipment, net.........................................................        242,680        104,051
Intangible assets, net..............................................................        495,731         47,762
                                                                                      -------------  -------------
      Total assets..................................................................  $   1,032,586  $     461,756
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                                        LIABILITIES AND PARTNERS' DEFICIT

Current liabilities:
  Note payable to bank..............................................................  $      70,000  $    --
  Accounts payable..................................................................         55,318         22,161
  Accrued and other current liabilities.............................................         39,146         39,319
  Note payable on demand to a limited partner.......................................      1,990,190      1,445,190
  Accrued interest to a limited partner.............................................        439,367        515,919
                                                                                      -------------  -------------
      Total current liabilities.....................................................      2,594,021      2,022,589
                                                                                      -------------  -------------
Commitments and contingencies

Partners' deficit...................................................................     (1,561,435)    (1,560,833)
                                                                                      -------------  -------------
      Total liabilities and partners' deficit.......................................  $   1,032,586  $     461,756
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                       See Notes to Financial Statements.

                    CASTLE BROADCASTING LIMITED PARTNERSHIP
                            STATEMENTS OF OPERATIONS

                                                                                           FOR THE YEAR ENDED
                                                                                              DECEMBER 31,
                                                                                      ----------------------------
                                                                                          1997           1996
                                                                                      -------------  -------------
Revenues:...........................................................................  $   1,778,115  $   1,689,508
  Less:  agency commissions.........................................................       (142,134)      (122,773)
                                                                                      -------------  -------------
        Net revenues................................................................      1,635,981      1,566,735
                                                                                      -------------  -------------
Operating expenses:
  Programming and technical.........................................................        370,072        257,933
  Sales.............................................................................        443,533        373,409
  Engineering.......................................................................          9,778          9,907
  News..............................................................................        109,446        103,087
  General and administrative........................................................        330,666        337,769
  Promotions........................................................................        106,055        127,692
  Trade.............................................................................         28,365         26,510
  Depreciation and amortization.....................................................         47,908         31,275
  National sales....................................................................         40,900         67,171
                                                                                      -------------  -------------
      Total operating expenses......................................................      1,486,723      1,334,753
                                                                                      -------------  -------------
Income from operations..............................................................        149,258        231,982
                                                                                      -------------  -------------
Other income (expense):
  Gain on sale of equipment.........................................................       --                   75
  Interest income...................................................................          1,340          1,100
  Interest expense..................................................................       (151,200)      (133,680)
                                                                                      -------------  -------------
      Other income (expense) net....................................................       (149,860)      (132,505)
                                                                                      -------------  -------------
Net income (loss)...................................................................  $        (602) $      99,477
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                       See Notes to Financial Statements.

                    CASTLE BROADCASTING LIMITED PARTNERSHIP
                   STATEMENT OF CHANGES IN PARTNERS' DEFICIT

Balance at January 1, 1996......................................................  $(1,660,310)

Net income......................................................................      99,477
                                                                                  ----------
Balance at December 31, 1996....................................................  (1,560,833)

Net loss........................................................................        (602)
                                                                                  ----------
Balance at December 31, 1997....................................................  $(1,561,435)
                                                                                  ----------
                                                                                  ----------

                       See Notes to Financial Statements.

                    CASTLE BROADCASTING LIMITED PARTNERSHIP
                            STATEMENTS OF CASH FLOWS

                                                                                             FOR THE YEAR ENDED
                                                                                                DECEMBER 31,
                                                                                          ------------------------
                                                                                             1997         1996
                                                                                          -----------  -----------
Cash flows from operating activities:
  Net income (loss).....................................................................  $      (602) $    99,477
  Adjustments to reconcile net income(loss) to net cash provided by operating activities:
      Depreciation and amortization.....................................................       47,908       31,275
      Loss on sale of equipment.........................................................      --               (75)
      (Increase) in accounts receivable.................................................      (24,636)      (5,249)
      Decrease in prepaid expenses and other current assets.............................        2,680       11,238
      Increase (decrease) in accounts payable...........................................       33,157         (132)
      Decrease in accrued and other current liabilities.................................         (173)        (417)
      Decrease in accrued interest to a limited partner.................................      (76,552)    (125,320)
                                                                                          -----------  -----------
Net cash (used in) provided by operating activities.....................................      (18,218)      10,797
                                                                                          -----------  -----------
Cash flows from investing activities:
  Proceeds from sale of equipment.......................................................      --                75
  Purchases of property and equipment...................................................      (66,991)     (13,056)
  Acquisition of WBZN--FM...............................................................     (567,515)     --
  Deferred costs incurred with sale of the Partnership..................................      (45,593)     --
                                                                                          -----------  -----------
Net cash used for investing activities..................................................     (680,099)     (12,981)
                                                                                          -----------  -----------
Cash flows from financing activities:
  Proceeds from issuance of debt........................................................      615,000      --
                                                                                          -----------  -----------
Net cash provided by financing activities...............................................      615,000      --
                                                                                          -----------  -----------
Net decrease in cash....................................................................      (83,317)      (2,184)
Cash at beginning of year...............................................................      106,242      108,426
                                                                                          -----------  -----------
Cash at end of year.....................................................................  $    22,925  $   106,242
                                                                                          -----------  -----------
                                                                                          -----------  -----------
Supplemental cash flow information:
  Cash payments for interest............................................................  $   238,257  $   259,000
                                                                                          -----------  -----------
                                                                                          -----------  -----------

Non-cash operating activities:
  Trade revenue.........................................................................  $    28,200  $    23,938
                                                                                          -----------  -----------
                                                                                          -----------  -----------
  Trade expense.........................................................................  $    28,365  $    26,510
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                       See Notes to Financial Statements.

                    CASTLE BROADCASTING LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

DESCRIPTION OF BUSINESS

    Castle Broadcasting Limited Partnership (the "Partnership") owns and operates radio stations WQCB-FM and WBZN-FM (the "Stations") located in Brewer, Maine. The general partner of the Partnership is 200 Danforth Street, a company controlled by a limited partner of the Partnership. During 1997, this limited partner acquired the ownership interests of the three other limited partners of the Partnership.

    The significant accounting principles followed by the Partnership and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

    Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated using accelerated methods over their estimated useful lives as follows:

Transmitter.......................................................  25 years
Broadcasting towers and equipment.................................  15 years
Office furniture and equipment....................................  5 years
Leasehold improvement.............................................  5 years
Vehicles..........................................................  5 years

    Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

INTANGIBLE ASSETS

    Intangible assets represent the excess of cost over the fair market value of tangible net assets acquired and consist primarily of Federal Communications Commission ("FCC") licenses and goodwill. Intangible assets are stated at cost and are being amortized using the straight-line method over 15 years. The Partnership evaluates the carrying value of intangibles periodically in relation to the projected future undiscounted net cash flows of the related businesses.

INCOME TAXES

    The Partnership operates as a Limited Partnership under the provisions of the Internal Revenue Code. Accordingly, no provision for income taxes has been made since income or losses of the Partnership are allocated to the partners.

                    CASTLE BROADCASTING LIMITED PARTNERSHIP

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

TRADE AGREEMENTS

    The Partnership enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Partnership uses exchanged products or services before advertising air time is provided, a trade liability is recognized.

2. ACQUISITIONS

    On October 1, 1997, the Partnership acquired WBZN-FM in Brewer, Maine for $500,000 in cash plus various other direct acquisition costs totaling $67,515. The purchase price was allocated to property and equipment ($99,810) and intangibles ($467,705). Results of operations of WBZN-FM for the 1997 period prior to acquisition are not available. The net loss of WBZN-FM for the 1996 year, based on unaudited financial information, approximated $110,000.

    The acquisition was accounted for as a purchase. Accordingly, the accompanying financial statements include the results of operations of the acquired entity from the date of acquisition.

3. OTHER ASSETS

    Other assets represents deferred costs incurred in connection with the sale of the Partnership.

4. PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1997        1996
                                                                        ----------  ----------
Transmitter...........................................................  $  115,883  $  108,583
Broadcasting towers and equipment.....................................     723,141     593,169
Office furniture and equipment........................................     108,510      89,038
Leasehold improvements................................................      23,816      16,518
Vehicles..............................................................      11,630       8,870
                                                                        ----------  ----------
Total property and equipment..........................................     982,980     816,178
Accumulated depreciation..............................................    (757,220)   (729,047)
                                                                        ----------  ----------
                                                                           225,760      87,131
Land..................................................................      16,920      16,920
                                                                        ----------  ----------
Property and equipment, net...........................................  $  242,680  $  104,051
                                                                        ----------  ----------
                                                                        ----------  ----------

    Depreciation expense for the years ended December 31, 1997 and 1996 was $28,173 and $19,335 respectively.

                    CASTLE BROADCASTING LIMITED PARTNERSHIP

5. INTANGIBLE ASSETS:

    Intangible assets consist of the following:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1997        1996
                                                                        ----------  ----------
Goodwill, FCC license and other.......................................  $  646,810  $  179,105
Accumulated amortization..............................................    (151,079)   (131,343)
                                                                        ----------  ----------
Intangible assets, net................................................  $  495,731  $   47,762
                                                                        ----------  ----------
                                                                        ----------  ----------

    Amortization expense for the years ended December 31, 1997 and 1996 was $19,735 and $11,940, respectively.

6. DEBT:

    The Partnership has significant transactions with a limited partner and is dependent upon the limited partner for continued support. The Partnership has debt of $1,990,190 and $1,445,190 at December 31, 1997 and 1996, respectively, payable to the limited partner on demand. The note is collaterialized by a mortgage on real property in Garland, Maine and a security agreement on all equipment, accounts receivable and contract rights of the Partnership. Interest is due quarterly at 1% above Bank of Boston Base Rate. At December 31, 1997 and 1996, the Partnership owed accrued interest of $439,367 and $515,919, respectively, to the limited partner.

    The Partnership obtained a $100,000 secured demand line of credit during 1997. At December 31, 1997, $70,000 is outstanding. The borrowing rate is based on the Bank of Boston's prime rate of interest. The Partnership's obligations under the facility are secured by various marketable securities held by the limited partner.

7. COMMITMENTS AND CONTINGENCIES:

    The Partnership incurred expenses of approximately $52,632 and $46,498 for the period ended December 31, 1997 and 1996, respectively, under operating leases for radio broadcasting facilities. Future minimum annual payments at December 31, 1997 are:

1998...................................................................  $   9,525
1999...................................................................      6,000
2000...................................................................      6,000
2001...................................................................      6,000
2002...................................................................      6,000

    Also, at December 31, 1997, the Partnership has vehicles under capital lease with a cost of $11,630 ($8,870 at December 31, 1996) with accumulated depreciation of $9,008 ($8,870 at December 31, 1996).

8. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash, accounts receivable, and accounts payable approximates fair value because of the short maturity of these instruments.

                    CASTLE BROADCASTING LIMITED PARTNERSHIP

9. SUBSEQUENT EVENT:

    In February 1998, the Partnership entered into an agreement to sell, subject to approval of the FCC, certain assets of the Partnership to Cumulus Broadcasting, Inc., a wholly owned subsidiary of Cumulus Media Inc., for $6,400,000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Cumulus Media Inc.

    In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of owner's equity in stations and of cash flows present fairly, in all material respects, the financial position of Clearly Superior Radio Properties (the "Company") at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These combined financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Chicago, Illinois
February 24, 1998

                       CLEARLY SUPERIOR RADIO PROPERTIES

                            COMBINED BALANCE SHEETS

                                                                                       DECEMBER 31,  DECEMBER 31,
                                                                                           1997          1996
                                                                                       ------------  ------------
                                       ASSETS
Current assets:
  Cash and cash equivalents..........................................................   $   10,604    $  637,035
  Accounts receivable, less allowance for doubtful accounts of $44,427 and $25,039,
    respectively.....................................................................      438,020       253,204
  Prepaid and other current assets...................................................       23,654        --
                                                                                       ------------  ------------
    Total current assets.............................................................      472,278       890,239

Property and equipment, net..........................................................      556,394       115,849
Intangible assets, net...............................................................    2,759,096       220,816
                                                                                       ------------  ------------
    Total assets.....................................................................   $3,787,768    $1,226,904
                                                                                       ------------  ------------
                                                                                       ------------  ------------
                     LIABILITIES AND OWNER'S EQUITY IN STATIONS
Current liabilities:
  Accounts payable and accrued liabilities...........................................   $    6,231    $   12,593
  Current portion of long-term debt..................................................       27,072        47,038
                                                                                       ------------  ------------
    Total current liabilities........................................................       33,303        59,631
Long term debt.......................................................................    3,170,307        73,962
                                                                                       ------------  ------------
    Total liabilities................................................................    3,203,610       133,593
                                                                                       ------------  ------------
Commitment and contingencies

Owner's equity in stations...........................................................      584,158     1,093,311
                                                                                       ------------  ------------
    Total liabilities and owner's equity in stations.................................   $3,787,768    $1,226,904
                                                                                       ------------  ------------
                                                                                       ------------  ------------

                  See Notes to Combined Financial Statements.

                       CLEARLY SUPERIOR RADIO PROPERTIES

                       COMBINED STATEMENTS OF OPERATIONS

                                                                                            FOR THE YEAR ENDED
                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1997          1996
                                                                                        ------------  ------------
Revenues..............................................................................  $  2,661,954  $  1,568,752
  Less: agency commissions............................................................      (104,140)      (56,402)
                                                                                        ------------  ------------
    Net revenues......................................................................     2,557,814     1,512,350
                                                                                        ------------  ------------
Operating expenses:
  Programming.........................................................................       530,285       301,997
  Sales and promotions................................................................       636,030       360,239
  Technical...........................................................................        90,536        33,221
  General and administrative..........................................................       470,661       333,076
  Depreciation and amortization.......................................................       211,192        81,105
                                                                                        ------------  ------------
    Total operating expenses..........................................................     1,938,704     1,109,638
                                                                                        ------------  ------------
Income from operations................................................................       619,110       402,712

Other income (expense), net...........................................................       (75,235)       36,965
Interest income (expense), net........................................................      (261,602)       15,707
                                                                                        ------------  ------------
Net income............................................................................  $    282,273  $    455,384
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                  See Notes to Combined Financial Statements.

                       CLEARLY SUPERIOR RADIO PROPERTIES

                COMBINED STATEMENT OF OWNER'S EQUITY IN STATIONS

Balance at January 1, 1996......................................................  $ 972,927
Owner contributions.............................................................     50,000
Owner distributions.............................................................   (385,000)
Net income......................................................................    455,384
                                                                                  ---------
Balance at December 31, 1996....................................................  1,093,311
Owner distributions.............................................................   (791,426)
Net income......................................................................    282,273
                                                                                  ---------
Balance at December 31, 1997....................................................  $ 584,158
                                                                                  ---------
                                                                                  ---------

                  See Notes to Combined Financial Statements.

                       CLEARLY SUPERIOR RADIO PROPERTIES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                            FOR THE YEAR ENDED
                                                                                               DECEMBER 31,
                                                                                          -----------------------
                                                                                             1997         1996
                                                                                          -----------  ----------
Cash flows from operating activities:
  Net income............................................................................  $   282,273  $  455,384
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.......................................................      211,192      81,105
    Provision for doubtful accounts.....................................................       19,388      10,192
    Gain on sale of equipment...........................................................      --            1,000
    Increase in accounts receivable.....................................................     (204,204)    (54,649)
    Increase in prepaid and other current assets........................................      (23,654)    (14,835)
    (Decrease) increase in accounts payable & accrued liabilities.......................       (6,362)      4,639
                                                                                          -----------  ----------
    Net cash provided by operating activities...........................................      278,633     482,836
                                                                                          -----------  ----------
Cash flows from investing activities:
  Purchases of property and equipment...................................................      (32,171)   (110,696)
  Purchase of radio station assets......................................................   (3,157,844)     --
                                                                                          -----------  ----------
  Cash used for investing activities....................................................   (3,190,015)   (110,696)
                                                                                          -----------  ----------
Cash flows from financing activities:
  Repayment of debt.....................................................................   (1,221,000)     --
  Distributions to owner................................................................     (791,426)   (385,000)
  Contributions from owner..............................................................      --           50,000
  Proceeds from debt....................................................................    4,297,377      --
                                                                                          -----------  ----------
  Cash provided by (used in) financing activities.......................................    2,284,951    (335,000)
                                                                                          -----------  ----------
(Decrease) increase in cash and cash equivalents........................................     (626,431)     37,140
Cash and cash equivalents at beginning of year..........................................      637,035     599,895
                                                                                          -----------  ----------
Cash and cash equivalents at end of year................................................  $    10,604  $  637,035
                                                                                          -----------  ----------
                                                                                          -----------  ----------
Supplemental disclosures of cash flow information:
  Cash paid for interest................................................................  $   270,907  $   --
                                                                                          -----------  ----------
                                                                                          -----------  ----------
Non-cash operating activities:
  Trade revenue.........................................................................  $   195,801  $   43,665
                                                                                          -----------  ----------
                                                                                          -----------  ----------
  Trade expense.........................................................................  $   194,954  $   34,537
                                                                                          -----------  ----------
                                                                                          -----------  ----------

                  See Notes to Combined Financial Statements.

                       CLEARLY SUPERIOR RADIO PROPERTIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    ORGANIZATION

    Clearly Superior Radio Properties ("the Company") represents six radio stations under the common control of the sole owner. The stations are held in pass-through entities which are controlled by the owner. The Company has stations licensed in Marion, Illinois (WDDD-FM), Johnston City, Illinois (WDDD-
AM), Herrin, Illinois (WVZA-FM), West Frankfort, Illinois (WQUL-FM) & (WFRX-AM), and Carbondale, IL (WTAO-FM).

    The significant accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

INCOME TAXES

    The stations are held in pass-through entities which are controlled by the owner. Income or loss of the Company is included in the tax return of the sole owner. Accordingly, federal income taxes are not recognized by the Company.

    PROPERTY AND EQUIPMENT

    Purchases of property and equipment, including additions and improvements and expenditures for repair and maintenance, that significantly add to productivity or extend the economic lives of the assets are capitalized at cost and depreciated on an accelerated method as follows.

Building....................................................  15 years
Broadcasting towers and equipment...........................  6 years
Office furniture and equipment..............................  6 years
Leasehold improvements......................................  Term of lease
Automobiles.................................................  6 years

    Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

    INTANGIBLE ASSETS

    Intangible assets represent FCC licenses and organizational costs. Fee licenses and organizational costs are stated at cost and are being amortized using the straight-line method over the estimated useful

                       CLEARLY SUPERIOR RADIO PROPERTIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) life of 15 and 5 years, respectively. The Company evaluates the carrying value of intangibles periodically in relation to the projected future undiscounted net cash flows of the related businesses.

    REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast

    TRADE AGREEMENTS

    The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Company uses recharged products or services before advertising air time is provided, a trade liability is recognized.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximates fair value due to the short maturity of these instruments. The fair value of notes payable are estimated based on current market rates and approximates the carrying value.

2. ACQUISITION

    In March 1997, the Company acquired WTAO-FM in Carbondale, IL for approximately $3 million. The acquisition was accounted for as a purchase. Accordingly, the accompanying combined financial statements include the results of operations of the acquired entity from the date of acquisition.

    The following pro forma financial information represents the unaudited pro forma results of operations as if the aforementioned acquisition had been completed on January 1, 1996, after giving effect to certain adjustments including increased depreciation and amortization of property and equipment and intangible assets. These unaudited pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which would have been achieved had this acquisition been completed as of January 1, 1996, nor are the results indicative of future results of operations.

                                                                     PRO FORMA FOR THE YEARS
                                                                        ENDED DECEMBER 31,
                                                                    --------------------------
                                                                        1997          1996
                                                                    ------------  ------------
                                                                           (UNAUDITED)
Revenues..........................................................  $  2,690,889  $  2,541,006
                                                                    ------------  ------------
                                                                    ------------  ------------
Income from operations............................................  $    657,271  $    670,135
                                                                    ------------  ------------
                                                                    ------------  ------------
Net income........................................................  $    317,619  $    733,136
                                                                    ------------  ------------
                                                                    ------------  ------------

                       CLEARLY SUPERIOR RADIO PROPERTIES

3. PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following:

                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1997          1996
                                                                   ------------  ------------
Building.........................................................   $  303,542    $   --
Broadcasting towers and equipment................................      368,118       208,270
Office furniture and equipment...................................       71,485        62,674
Leasehold improvements...........................................       12,750        12,750
Automobile.......................................................       43,390        35,477
                                                                   ------------  ------------
                                                                       799,285       319,171
Accumulated depreciation.........................................     (313,882)     (203,322)
Land.............................................................       70,991        --
                                                                   ------------  ------------
Property and equipment, net......................................   $  556,394    $  115,849
                                                                   ------------  ------------
                                                                   ------------  ------------

    Depreciation expense for the years ended December 31, 1997 and 1996 was $110,560 and $50,829, respectively.

4. INTANGIBLE ASSETS:

    Intangible assets consist of the following:

                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1997          1996
                                                                   ------------  ------------
FCC license......................................................   $3,147,990    $  518,330
Organizational costs.............................................       55,214        45,962
                                                                   ------------  ------------
                                                                     3,203,204       564,292
Accumulated amortization.........................................     (444,108)     (343,476)
                                                                   ------------  ------------
Intangible assets, net...........................................   $2,759,096    $  220,816
                                                                   ------------  ------------
                                                                   ------------  ------------

    Amortization expense for the years ended December 31, 1997 and 1996 was $100,632 and $30,276, respectively.

5. RELATED PARTY TRANSACTIONS:

    The Company rents property from its owner for use in the broadcasting operations. Payments of $4,000 per month are made on a building lease with an initial term of ten years, with two five-year extensions available at the option of the lessee. Payments of $1,100 per month are made on a tower lease with an initial term of fifteen years, with two five-year extensions available at the option of the lessee. Additional payments of $500 per month were made during 1996 on an additional tower lease which expired December 31, 1996. The total rental payments included in the Company's expense for 1996 under these leases total $67,200.

    During 1997, payments of $4,000 per month continued to be made on the building lease. Payment of $2,380 per month are made to the sole stockholder on various tower leases. In September 1997, the Company sold the WTAO transmitter tower to the sole stockholder which then leased to the Company for

                       CLEARLY SUPERIOR RADIO PROPERTIES

5. RELATED PARTY TRANSACTIONS: (CONTINUED)
$500 per month. Total rental payments included in the Company's expense for 1997 under these leases total $78,560. All lease agreements are subject to annual escalations based on inflation.

    Future minimum annual payments in current year dollars, under these non-cancelable operating leases & agreement as of December 31, 1997, are as follows:

1998............................................................  $  82,560
1999............................................................     82,560
2000............................................................     82,560
2001............................................................     82,560
2002............................................................     82,560
Thereafter......................................................    825,000
                                                                  ---------
                                                                  $1,237,800
                                                                  ---------
                                                                  ---------

6. LONG-TERM DEBT:

    Following is a summary of long-term debt at December 31, 1997 and 1996:

                                                                                                DECEMBER 31,
                                                                                          ------------------------
                                                                                              1997         1996
                                                                                          ------------  ----------
Note payable to financial institution, due May 31, 1998, including interest at 12%,
  interest payable monthly..............................................................  $    --       $   47,000
Note payable to financial institution, due in annual installments payable
  May 31, 1997 and 1998, including interest at 12%, interest payable monthly............       --           74,000
Note payable to bank, variable interest rate (8.75% on December 31, 1997), interest
  payable monthly.......................................................................     3,030,000      --
Note payable to bank payable in monthly installments of $2,256, including interest at
  7.75%, interest payable monthly.......................................................       167,379      --
                                                                                          ------------  ----------
                                                                                             3,197,379     121,000
Less: Current maturities of long-term debt..............................................       (27,072)    (47,038)
                                                                                          ------------  ----------
                                                                                          $  3,170,307  $   73,962
                                                                                          ------------  ----------
                                                                                          ------------  ----------

                       CLEARLY SUPERIOR RADIO PROPERTIES

6. LONG-TERM DEBT: (CONTINUED)
    Payment obligation as of December 31, 1997 by year are as follows:

                                                                                     AMOUNT
                                                                                  ------------
1998............................................................................  $     27,072
1999............................................................................        27,072
2000............................................................................        27,072
2001............................................................................        27,072
2002............................................................................        27,072
Thereafter......................................................................     3,062,019
                                                                                  ------------
                                                                                  $  3,197,379
                                                                                  ------------
                                                                                  ------------

7. OTHER TRANSACTIONS:

    As of December 18, 1997, the Company entered into an asset purchase agreement to sell all of the assets of the Company to Cumulus Broadcasting, Inc. (a wholly-owned subsidiary Cumulus Media Inc.) for $12.5 million.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Cumulus Media, Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Communications Properties, Inc. at August 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP
Chicago, Illinois
January 10, 1998

                        COMMUNICATIONS PROPERTIES, INC.

                                 BALANCE SHEETS

                                                                                               AUGUST 31,
                                                                                       ---------------------------
                                                                                           1997          1996
                                                                                       ------------  -------------
                                                      ASSETS
Current assets:
  Cash and cash equivalents..........................................................  $     47,812  $      16,994
  Accounts receivable, less allowance for doubtful accounts of $9,060 and $16,340,
    respectively.....................................................................       314,164        282,551
  Prepaid expenses and other current assets..........................................        12,910         18,326
  Deferred income taxes..............................................................        24,000       --
                                                                                       ------------  -------------
      Total current assets...........................................................       398,886        317,871
Property and equipment, net..........................................................     1,873,040        174,966
Cash surrender value of life insurance...............................................       120,560        108,339
Long-term receivables from affiliates................................................        15,352         33,112
Intangible assets, net...............................................................       731,000        198,314
                                                                                       ------------  -------------
      Total assets...................................................................  $  3,138,838  $     832,602
                                                                                       ------------  -------------
                                                                                       ------------  -------------

                                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current maturities of long-term debt...............................................  $     36,373  $    --
  Notes payable......................................................................     2,718,202      1,577,084
  Accounts payable...................................................................        88,189         47,055
  Accrued and other current liabilities..............................................       219,669        153,157
                                                                                       ------------  -------------
      Total current liabilities......................................................     3,062,433      1,777,296
Long-term debt, less current maturities..............................................       126,280       --
Deferred income taxes................................................................       190,000       --

Stockholders' equity (deficit):
  Common stock, $0.01 par value:
    Class A Voting, authorized 1,250,000 shares; issued 62,150 and 70,988 shares.....           622            710
    Class B Nonvoting, authorized 1,250,000 shares; issued 37,850 and 46,688
      shares.........................................................................           379            467
  Additional paid-in capital.........................................................       837,944      1,137,591
  Accumulated deficit................................................................      (469,622)    (1,542,102)
  Less--Cost of treasury shares:
    Class A--41,017.5 shares.........................................................      (508,605)      (508,605)
    Class B--18,738.5 and 17,738.5 shares............................................      (100,593)       (32,755)
                                                                                       ------------  -------------
      Total stockholders' equity (deficit)...........................................      (239,875)      (944,694)
                                                                                       ------------  -------------
      Total liabilities and stockholders' equity (deficit)...........................  $  3,138,838  $     832,602
                                                                                       ------------  -------------
                                                                                       ------------  -------------

                       See Notes to Financial Statements.

                        COMMUNICATIONS PROPERTIES, INC.

                            STATEMENTS OF OPERATIONS

                                                                                       FOR THE YEAR ENDED AUGUST
                                                                                                  31,
                                                                                      ---------------------------
                                                                                          1997          1996
                                                                                      ------------  -------------
Revenues............................................................................  $  2,527,771  $   1,849,712
  Less: agency commissions..........................................................      (150,876)      (104,880)
                                                                                      ------------  -------------
      Net revenues..................................................................     2,376,895      1,744,832

Operating expenses:
  Programming.......................................................................       767,710        595,159
  Sales and promotions..............................................................       516,833        434,666
  Technical.........................................................................       104,923         96,649
  General and administrative........................................................       900,768        577,270
  Depreciation and amortization.....................................................        67,190         55,271
                                                                                      ------------  -------------
      Total operating expenses......................................................     2,357,424      1,759,015
                                                                                      ------------  -------------
Income (loss) from operations.......................................................        19,471        (14,183)
Other income (expense):
  Gain on sale of stations..........................................................     1,462,261       --
  Interest expense..................................................................      (172,802)      (139,260)
  Other.............................................................................        37,200         30,898
                                                                                      ------------  -------------
                                                                                         1,326,659       (108,362)
                                                                                      ------------  -------------
Income (loss) before income taxes...................................................     1,346,130       (122,545)
Provision for income taxes..........................................................       167,598       --
                                                                                      ------------  -------------
Net income (loss)...................................................................  $  1,178,532  $    (122,545)
                                                                                      ------------  -------------
                                                                                      ------------  -------------

                       See Notes to Financial Statements.

                        COMMUNICATIONS PROPERTIES, INC.

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                          COMMON STOCK         ADDITIONAL                       TREASURY STOCK
                                    ------------------------    PAID-IN      ACCUMULATED   ------------------------
                                      CLASS A      CLASS B      CAPITAL        DEFICIT       CLASS A      CLASS B        TOTAL
                                    -----------  -----------  ------------  -------------  -----------  -----------  -------------
Balance at August 31, 1995........   $     710    $     467   $  1,137,591  $  (1,419,557) $  (508,605) $   (32,755) $    (822,149)
Net loss..........................                                               (122,545)                                (122,545)
                                         -----        -----   ------------  -------------  -----------  -----------  -------------
Balance at August 31, 1996........         710          467      1,137,591     (1,542,102)    (508,605)     (32,755)      (944,694)
Redemption of 8,838 Class A shares
  and 8,838 Class B shares........         (88)         (88)      (299,647)      (106,052)                                (405,875)
Purchase of 1,000 Class B shares
  for the treasury................                                                                          (67,838)       (67,838)
Net income........................                                              1,178,532                                1,178,532
                                         -----        -----   ------------  -------------  -----------  -----------  -------------
Balance at August 31, 1997........   $     622    $     379   $    837,944  $    (469,622) $  (508,605) $  (100,593) $    (239,875)
                                         -----        -----   ------------  -------------  -----------  -----------  -------------
                                         -----        -----   ------------  -------------  -----------  -----------  -------------

                       See Notes to Financial Statements.

                        COMMUNICATIONS PROPERTIES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                      FOR THE YEAR ENDED AUGUST
                                                                                                 31,
                                                                                      -------------------------
                                                                                          1997         1996
                                                                                      ------------  -----------
Cash flows from operating activities:
  Net income (loss).................................................................  $  1,178,532  ($  122,545)
  Adjustments to reconcile net income (loss) to net cash used in operating activities:
      (Gain) loss on sale of stations/equipment.....................................    (1,462,261)          37
      Provision for deferred income taxes...........................................       166,000      --
      Depreciation and amortization.................................................        67,190       55,271
      Provision for doubtful accounts...............................................        (7,280)     --
      Increase in accounts receivable...............................................      (167,442)     (10,616)
      Decrease (increase) in prepaid expenses and other current
        assets......................................................................         5,416         (164)
      Increase in accounts payable..................................................        41,134       22,910
      Increase in accrued and other liabilities.....................................        66,512       25,612
                                                                                      ------------  -----------
          Net cash used in operating activities.....................................      (112,199)     (29,495)
                                                                                      ------------  -----------

Cash flows from investing activities:
  Purchases of property and equipment...............................................       (18,189)     (21,580)
  Purchase of stations..............................................................    (2,290,855)     --
  Proceeds from sale of stations....................................................     1,825,609      --
  Other.............................................................................         5,539       (6,974)
                                                                                      ------------  -----------
          Net cash used for investing activities....................................      (477,896)     (28,554)
                                                                                      ------------  -----------

Cash flows from financing activities:
  Proceeds from long-term borrowings................................................       --            53,350
  Increase (decrease) in notes payable..............................................     1,026,788      (80,720)
  Redemption of common stock........................................................      (405,875)     --
                                                                                      ------------  -----------
          Net cash provided by (used in) financing activities.......................       620,913      (27,370)
                                                                                      ------------  -----------

Increase (decrease) in cash and cash equivalents....................................        30,818      (85,419)
Cash and cash equivalents at beginning of year......................................        16,994      102,413
                                                                                      ------------  -----------

Cash and cash equivalents at end of year............................................  $     47,812  $    16,994
                                                                                      ------------  -----------
                                                                                      ------------  -----------
Cash paid for interest..............................................................  $    122,639  $   119,836
                                                                                      ------------  -----------
                                                                                      ------------  -----------
Non-cash activities:
  Trade revenue.....................................................................  $    180,617  $    90,028
                                                                                      ------------  -----------
                                                                                      ------------  -----------
  Trade expense.....................................................................  $    174,639  $    90,028
                                                                                      ------------  -----------
                                                                                      ------------  -----------
  Acquisition of treasury shares by issuance of a note payable......................  $     67,838  $   --
                                                                                      ------------  -----------
                                                                                      ------------  -----------
  Assumption of bank borrowings in connection with purchase of stations.............  $    209,145  $   --
                                                                                      ------------  -----------
                                                                                      ------------  -----------

                       See Notes to Financial Statements.

                        COMMUNICATIONS PROPERTIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    DESCRIPTION OF BUSINESS

    At August 31, 1997, the Company owns and operates radio stations WDBQ-AM, KXGE-FM and KLYV-FM located in Dubuque, Iowa and WJOD-FM located in Galena, Illinois (the "Stations").

    The significant accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expense during the reporting period. Actual results could differ from these estimates and assumptions.

    PROPERTY AND EQUIPMENT

    Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

Building and building improvements..............................  15-25 years
Broadcasting equipment..........................................  5-20 years
Office and other equipment......................................  10 years
Vehicles........................................................  3-5 years

Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

    INTANGIBLE ASSETS

    Intangible assets represent the excess of cost over the fair market value of tangible net assets acquired. Intangible assets are stated at cost and are being amortized using the straight-line method over estimated useful lives of 15 to 40 years. The Company evaluates the carrying value of intangibles periodically in relation to the projected future undiscounted net cash flows of the related businesses.

    REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

    Fees paid pursuant to a local marketing agreement ("LMA") are amortized to expense over the term of the agreement using the straight-line method.

    TRADE AGREEMENTS

    The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products

                        COMMUNICATIONS PROPERTIES, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Company uses exchanged products or services before advertising air time is provided, a trade liability is recognized.

2. ACQUISITIONS AND DISPOSITIONS

    On August 1, 1997, the Company acquired WJOD-FM (Galena, Illinois) and KGGY-FM (now KXGE-FM) (Dubuque, Iowa) for $2,500,000. The acquisition also included a wireless paging business operated in Galena. The purchase price comprised cash of $2,290,855 and assumption of liabilities for bank borrowings aggregating $209,145. The stations that were acquired were operated under an LMA from February 1, 1997 through date of acquisition.

    The acquisition discussed above was accounted for as a purchase. Accordingly, the accompanying financial statements include the results of operations of the acquired entities from the date of acquisition. The purchase price was allocated $1,860,000 to property and equipment and $640,000 to intangible assets.

    On July 31, 1997, the Company sold KATE-AM and KCPI-FM located in Albert Lea, Minnesota, for $1,825,609.

    Because of the comparability of the stations purchased and sold, no pro forma results of operations have been presented.

3. PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following:

                                                                           AUGUST 31,
                                                                  ----------------------------
                                                                      1997           1996
                                                                  -------------  -------------
Building and improvements.......................................  $      74,892  $     153,324
Broadcasting equipment..........................................      2,623,574      1,805,348
Office and other equipment......................................        245,535        335,339
Vehicles........................................................         20,060         23,971
                                                                  -------------  -------------
                                                                      2,964,061      2,317,982
Accumulated depreciation........................................     (1,126,021)    (2,180,396)
                                                                  -------------  -------------
                                                                      1,838,040        137,586
Land............................................................         35,000         37,380
                                                                  -------------  -------------
Property and equipment, net.....................................  $   1,873,040  $     174,966
                                                                  -------------  -------------
                                                                  -------------  -------------

    Depreciation expense for the years ended August 31, 1997 and 1996 was $54,646 and $46,283, respectively.

                        COMMUNICATIONS PROPERTIES, INC.

4. INTANGIBLE ASSETS:

    Intangible assets consist of the following:

                                                                             AUGUST 31,
                                                                       -----------------------
                                                                          1997        1996
                                                                       ----------  -----------
Goodwill.............................................................  $  821,163  $   359,523
Accumulated amortization.............................................     (90,163)    (161,209)
                                                                       ----------  -----------
Intangible assets, net...............................................  $  731,000  $   198,314
                                                                       ----------  -----------
                                                                       ----------  -----------

    Amortization expense for the year ended August 31, 1997 and 1996 was $12,544 and $8,988, respectively.

5. NOTES PAYABLE:

    Notes payable consist of the following:

                                                                                      AUGUST 31,
                                                                              --------------------------
                                                                                  1997          1996
                                                                              ------------  ------------

Note payable, bank, due in monthly installments of $17,652, including interest at a variable rate of .5% above The First National Bank of
  Chicago Prime Rate (8.75% at August 31, 1997), due January 1, 1997. The
  note was collateralized by substantially all Company assets and the assets of a related party. The note was also guaranteed by the cash surrender value of an officer-stockholder life insurance policy and by personal
  guarantees of an officer-stockholder......................................  $    --       $  1,319,070

Note payable, under a line of credit agreement with a bank which allows the
  Company to borrow up to $100,000. The line of credit bears interest at 1%
  over The First National Bank of Chicago Prime Rate. Unpaid principal and
  interest are due June 4, 1998.............................................        43,647       --

Note payable, bank, interest only payments, due at a variable rate of 1.5%
  over The First National Bank of Chicago Prime Rate (9.75% at August 31,
  1997). Unpaid principal and interest is due January 8, 1998 but has been extended to February 28, 1998. The note is collateralized by substantially
  all assets of the Company.................................................     1,249,939       --

Notes payable, stockholder. These notes bear interest at 7% and, in accordance with the loan agreement, are subordinate to existing bank debt.
  The notes are due on demand...............................................     1,171,026       258,014

Note payable, individual, bearing interest at 7%, due on demand.............       253,590       --
                                                                              ------------  ------------

                                                                              $  2,718,202  $  1,577,084
                                                                              ------------  ------------
                                                                              ------------  ------------

                        COMMUNICATIONS PROPERTIES, INC.

6. LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                              AUGUST 31,
                                                                        ----------------------
                                                                           1997        1996
                                                                        ----------  ----------
Note payable, bank, due in monthly installments of $4,189, including interest at 9.5%. The note matures June 4, 2001, and is
  collateralized by a Security Agreement dated June 4, 1996, and a
  real estate mortgage................................................  $  162,653  $   --
Less: current maturities..............................................      36,373      --
                                                                        ----------  ----------
Total long-term debt..................................................  $  126,280  $   --
                                                                        ----------  ----------
                                                                        ----------  ----------

    Aggregate maturities required on long-term debt for years following August 31, 1997 are as follows:

1998..............................................................  $  36,373
1999..............................................................     39,983
2000..............................................................     43,951
2001..............................................................     42,346
                                                                    ---------
                                                                    $ 162,653
                                                                    ---------
                                                                    ---------

7. INCOME TAXES

    The provision for income taxes consists of the following for years ended August 31, 1997 and 1996:

                                                                                     1997        1996
                                                                                  ----------  ----------
Current income taxes:
  Federal.......................................................................  $   --      $   --
  State.........................................................................       1,598      --
Deferred income taxes...........................................................     166,000      --
                                                                                  ----------  ----------
                                                                                  $  167,598  $   --
                                                                                  ----------  ----------
                                                                                  ----------  ----------

    Income tax expense (benefit) differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income for the years ended August 31, 1997 and 1996, due to the following:

                                                                 1997        1996
                                                              ----------  ----------
Computed "expected" tax expense (benefit) at 34%............  $  457,700  ($  41,600)
Increase (decrease) in income taxes resulting from:
  Effect of graduated rates lower than 34%..................    (167,802)     10,600
  State income taxes........................................       1,600      --
  Increase (reduction) in valuation allowance...............    (133,000)     15,000
  Expiration of general business tax credits................       3,000       8,400
  Reduction in contribution carryforward....................       2,000      --
  Permanently nondeductible expenses........................       4,100       7,600
                                                              ----------  ----------
    Total income tax expense................................  $  167,598  $   --
                                                              ----------  ----------
                                                              ----------  ----------

                        COMMUNICATIONS PROPERTIES, INC.

7. INCOME TAXES (CONTINUED)
    Deferred tax assets and liabilities consisted of the following at August 31:

                                                                         1997         1996
                                                                      -----------  -----------
Deferred tax assets:
  General business tax credits......................................  $    43,000  $    46,000
  Net operating loss carryforwards..................................       49,000       66,000
  Contribution carryforward.........................................        3,000        5,000
  Allowance for doubtful accounts...................................        2,000        3,000
  Accrued expenses..................................................       22,000       16,000
                                                                      -----------  -----------
                                                                          119,000      136,000
  Less deferred tax valuation allowance.............................      --          (133,000)
                                                                      -----------  -----------
                                                                          119,000        3,000
Deferred tax liability relating to property and equipment...........     (285,000)      (3,000)
                                                                      -----------  -----------
  Net deferred tax liabilities......................................  ($  166,000) $   --
                                                                      -----------  -----------
                                                                      -----------  -----------

8. RELATED PARTY TRANSACTIONS:

    The long-term receivables from affiliates of $15,352 and $33,112 at August 31, 1997 and 1996, respectively, are due from radio stations owned by the principal stockholder of the Company and are personally guaranteed by him.

    The Company also leases land and buildings from the principal stockholder. The lease is on a yearly basis and provides that the lessee pay general maintenance plus a monthly rental. Rent expense related to this lease was $77,230 and $80,040 for the years ended August 31, 1997 and 1996, respectively. Unpaid rentals under the lease included in accounts payable were $42,020 and $20,813 at August 31, 1997 and 1996, respectively.

9. COMMITMENTS AND CONTINGENCIES:

    Commencing in 1997, the Company leases building space from an unrelated party. This operating lease expires March 31, 2001, and requires monthly payments of $2,430. Total rent expense recognized on this lease for the year ended August 31, 1997 was $19,440.

    Total minimum future lease commitments under this lease for the years ending August 31 are as follows:

1998..............................................................    $29,160
1999..............................................................     29,160
2000..............................................................     29,160
2001..............................................................     17,010
                                                                    ---------
                                                                     $104,490
                                                                    ---------
                                                                    ---------

                        COMMUNICATIONS PROPERTIES, INC.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximates fair value because of the short maturity of these instruments. The carrying amount of long-term debt approximates its fair value.

11. SUBSEQUENT EVENTS:

    In October 1997, the Company entered into an agreement with Cumulus Broadcasting, Inc. (a wholly owned subsidiary of Cumulus Media, Inc.) ("Cumulus") to sell the outstanding capital stock of the Company, subject to approval of the Federal Communications Commission, for $4,881,263.

    Subsequent to August 31, 1997, but prior to the sale to Cumulus, the insurance policy on the life of the sole shareholder (carried at a cash surrender value of $120,560 in the balance sheet at August 31, 1997) was transferred to a related company and notes payable owing to the stockholder were reduced by the same amount.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Cumulus Media Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Crystal Radio Group, Inc. at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP
Chicago, Illinois
March 13, 1998

                           CRYSTAL RADIO GROUP, INC.

                                 BALANCE SHEETS

                                                                                              DECEMBER 31,
                                                                                       ---------------------------
                                                                                           1997           1996
                                                                                       -------------  ------------
                                                      ASSETS

Current assets:
  Cash and cash equivalents..........................................................  $     320,622  $     93,459
  Accounts receivable, less allowance for
    doubtful accounts of $9,000 and $9,000, respectively.............................        784,716       667,819
  Receivable from shareholder........................................................       --              41,289
  Prepaid expenses and other current assets..........................................          8,538         7,116
                                                                                       -------------  ------------
      Total current assets...........................................................      1,113,876       809,683

Property and equipment, net..........................................................        637,162       693,866
Intangible assets, net of accumulated amortization
  of $463,255 and $406,025, respectively.............................................        417,488       474,718
Deposits and other...................................................................          2,438         3,888
                                                                                       -------------  ------------
      Total assets...................................................................  $   2,170,964  $  1,982,155
                                                                                       -------------  ------------
                                                                                       -------------  ------------

                                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Short-term borrowings..............................................................  $     326,530       --
  Current portion of long-term debt..................................................      1,326,250  $    457,747
  Accounts payable...................................................................         21,391        60,717
  Notes payable--stockholders........................................................        250,000       250,000
  Current portion of payable to former stockholder...................................        579,978       --
  Dividends payable..................................................................       --             131,537
  Accrued wages and commissions......................................................         69,735        65,761
  Accrued and other current liabilities..............................................         25,853        28,589
                                                                                       -------------  ------------
      Total current liabilities......................................................      2,599,737       994,351
                                                                                       -------------  ------------
Long-term debt.......................................................................       --           1,363,360
Long term payable to former stockholder..............................................      1,106,374       --
                                                                                       -------------  ------------
      Total liabilities..............................................................      3,706,111     2,357,711

Commitments and contingent liabilities...............................................       --             --

Stockholders' equity (deficit):
  Common stock, $1 par value, 100,000 shares authorized,
    93,094 issued and outstanding....................................................         93,094        93,094
  Additional paid-in capital.........................................................        303,036       290,664
  Accumulated deficit................................................................       (612,256)     (759,314)
  Less--treasury stock at cost, 26,264 shares........................................     (1,319,021)      --
                                                                                       -------------  ------------
      Total stockholders' equity (deficit)...........................................     (1,535,147)     (375,556)
                                                                                       -------------  ------------
      Total liabilities and stockholders' equity (deficit)...........................  $   2,170,964  $  1,982,155
                                                                                       -------------  ------------
                                                                                       -------------  ------------

                       See Notes to Financial Statements.

                           CRYSTAL RADIO GROUP, INC.

                            STATEMENTS OF OPERATIONS

                                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                                          ----------------------------------------
                                                                              1997          1996          1995
                                                                          ------------  ------------  ------------
Revenues:...............................................................  $  4,579,576  $  4,125,962  $  3,774,516
  Less: agency commissions..............................................      (601,172)     (530,197)     (472,154)
                                                                          ------------  ------------  ------------
      Net revenues......................................................     3,978,404     3,595,765     3,302,362
Operating expenses:
  Programming...........................................................     1,037,483       973,259       900,929
  Sales and promotions..................................................       733,875       682,557       673,289
  Technical.............................................................       116,504        60,741        56,750
  General and administrative............................................       802,006       866,620       804,973
  Non-compete provision.................................................       700,000       --            --
  Depreciation and amortization.........................................       139,886       141,769       122,189
                                                                          ------------  ------------  ------------
      Total operating expenses..........................................     3,529,754     2,724,946     2,558,130
                                                                          ------------  ------------  ------------
Income from operations..................................................       448,650       870,819       744,232

Interest expense........................................................       221,735       217,674       269,374
Interest income.........................................................        (9,430)       (4,752)       (6,899)
                                                                          ------------  ------------  ------------
Net income..............................................................  $    236,345  $    657,897  $    481,757
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                       See Notes to Financial Statements.

                           CRYSTAL RADIO GROUP, INC.

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                                          ADDITIONAL
                                                COMMON     PAID-IN     ACCUMULATED     TREASURY
                                                 STOCK     CAPITAL       DEFICIT         STOCK          TOTAL
                                               ---------  ----------  -------------  -------------  -------------

Balance at January 1, 1995...................  $  93,094  $  290,664  $  (1,490,815)                $   1,107,057
Net income...................................                               481,757                       481,757
Dividends....................................                              (149,145)                     (149,145)
                                               ---------  ----------  -------------  -------------  -------------
Balance at December 31, 1995.................     93,094     290,664     (1,158,203)                     (774,445)

Net income...................................                               657,897                       657,897
Dividends....................................                              (259,008)                     (259,008)
                                               ---------  ----------  -------------  -------------  -------------
Balance at December 31, 1996.................     93,094     290,664       (759,314)                     (375,556)

Net income...................................                               236,345                       236,345
Dividends....................................                               (89,287)                      (89,287)
Purchase of treasury stock...................                                        $  (1,506,649)    (1,506,649)
Sale of treasury stock.......................                 12,372                       187,628        200,000
                                               ---------  ----------  -------------  -------------  -------------
Balance at December 31, 1997.................  $  93,094  $  303,036  $    (612,256) $  (1,319,021) $  (1,535,147)
                                               ---------  ----------  -------------  -------------  -------------
                                               ---------  ----------  -------------  -------------  -------------

                       See Notes to Financial Statements.

                           CRYSTAL RADIO GROUP, INC.

                            STATEMENTS OF CASH FLOWS

                                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                                            --------------------------------------
                                                                                1997         1996         1995
                                                                            ------------  -----------  -----------
Cash flows from operating activities:
  Net income..............................................................  $    236,345  $   657,897  $   481,757
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.........................................       139,886      141,769      122,189
    Increase in accounts receivable.......................................      (116,897)     (18,495)    (114,574)
    Increase in shareholder receivable....................................       --           --           (11,961)
    Non-compete provision.................................................       700,000      --           --
    Non-compete payment...................................................      (175,000)     --           --
    Decrease (increase) in prepaid expenses and other assets..............            28         (295)      (5,757)
    (Decrease) increase in accounts payable...............................       (39,326)     (58,888)     100,394
    Increase (decrease) in accrued and other liabilities..................        28,030      (37,358)      16,014
                                                                            ------------  -----------  -----------
  Net cash provided by operating activities...............................       773,066      684,630      588,062
                                                                            ------------  -----------  -----------
Cash flows from investing activities:
  Purchases of property and equipment.....................................       (25,952)    (139,478)    (279,629)
  Proceeds from life insurance policy.....................................       --           --            10,000
  Cash payments for other assets..........................................       --           --           (56,032)
  Proceeds from other assets..............................................       --            75,854      --
                                                                            ------------  -----------  -----------
  Cash used for investing activities......................................       (25,952)     (63,624)    (325,661)
                                                                            ------------  -----------  -----------
Cash flows from financing activities:
  Proceeds from short-term borrowings.....................................       326,530      --           250,000
  Repayment of long-term obligations......................................      (494,857)    (456,238)    (471,596)
  Dividends paid..........................................................      (220,824)    (175,533)    (101,083)
  Purchase of treasury stock..............................................      (330,800)     --           --
  Sale of treasury stock..................................................       200,000      --           --
                                                                            ------------  -----------  -----------
  Cash used for financing activities......................................      (519,951)    (631,771)    (322,679)
                                                                            ------------  -----------  -----------
Increase (decrease) in cash and cash equivalents..........................       227,163      (10,765)     (60,278)
Cash and cash equivalents at beginning of year............................        93,459      104,224      164,502
                                                                            ------------  -----------  -----------
Cash and cash equivalents at end of year..................................  $    320,622  $    93,459  $   104,224
                                                                            ------------  -----------  -----------
                                                                            ------------  -----------  -----------
Supplemental disclosure of cash flow information:
  Cash paid for interest..................................................  $    194,943  $   217,674  $   269,374
                                                                            ------------  -----------  -----------
                                                                            ------------  -----------  -----------
Non-cash operating and financing activities:
  Trade revenue...........................................................  $    179,578  $   138,410  $    96,813
                                                                            ------------  -----------  -----------
                                                                            ------------  -----------  -----------
  Trade expense...........................................................  $    101,539  $   131,719  $   106,567
                                                                            ------------  -----------  -----------
                                                                            ------------  -----------  -----------
  Purchase of treasury stock..............................................  $  1,175,849  $   --       $   --
                                                                            ------------  -----------  -----------
                                                                            ------------  -----------  -----------

                       See Notes to Financial Statements.

                           CRYSTAL RADIO GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

DESCRIPTION OF BUSINESS

    Crystal Radio Group, Inc. (the "Company") owns and operates radio stations WKFR-FM, WKMI-AM and WRKR-FM located in Kalamazoo, Michigan.

    The significant accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

TRADE AGREEMENTS

    The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Company uses exchanged products or services before advertising air time is provided, a trade liability is recognized.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company performs ongoing credit evaluations of its customers and generally does not require collateral for its accounts receivable.

    The Company reserves for potential credit losses based upon the expected collectibility of all accounts receivable.

PROPERTY AND EQUIPMENT

    Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

Broadcasting towers and equipment.................            5-15 years
Buildings.........................................         19-31.5 years
Office furniture and equipment....................             5-7 years

    Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

                           CRYSTAL RADIO GROUP, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
INTANGIBLE ASSETS

    Intangible assets primarily include goodwill and Federal Communications Commission ("FCC") license. Intangible assets are stated at cost and are being amortized using the straight-line method over estimated useful lives of 5 to 40 years. Amortization expense was $57,230 in each of 1997, 1996 and 1995. The Company evaluates the carrying value of intangibles periodically in relation to the projected future undiscounted net cash flows of the related businesses.

INCOME TAXES

    The Company's shareholders elected S Corporation status in 1986. In lieu of corporate income taxes, the Company's taxable income or loss is reported by its shareholders.

2. PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following:

                                                               DECEMBER 31,  DECEMBER 31,
                                                                   1997          1996
                                                               ------------  ------------
Broadcasting towers and equipment............................   $1,865,697    $1,849,793
Buildings....................................................      562,412       562,412
Office furniture and equipment...............................      275,119       265,073
                                                               ------------  ------------
                                                                 2,703,228     2,677,278
Accumulated depreciation.....................................   (2,142,322)   (2,059,668)
                                                               ------------  ------------
                                                                   560,906       617,610
Land.........................................................       76,256        76,256
                                                               ------------  ------------
Property and equipment, net..................................   $  637,162    $  693,866
                                                               ------------  ------------
                                                               ------------  ------------

    Depreciation expense for 1997, 1996 and 1995 was $82,656, $84,539 and $64,959, respectively.

3. RELATED PARTY TRANSACTIONS:

    Notes payable--stockholders in the amount of $250,000 at December 31, 1997 consist of promissory notes, which require monthly payments of interest at 8% per annum. The notes are unsecured and are due December 31, 1998.

    In August 1997, the Company entered into a Settlement and Purchase Agreement with a stockholder (the "Former Stockholder"). Under this agreement, the Company purchased the 30,000 shares of the Company owned by the Former Stockholder and settled various matters in dispute with the Former Stockholder. The Former Stockholder also entered into a three year non-compete agreement. As consideration for the shares, the Former Stockholder received $330,800 in cash and a note for $1,134,560. The note bears interest at 6.07% and is due in three installments on each of August 7, 1998, 1999 and 2000. The shares purchased have been classified as treasury stock. Under the non-compete agreement the Former Stockholder received $175,000 in cash and will receive three additional payments of $175,000 each on August 8, 1998, 1999 and 2000.

    As part of the agreement, the Company paid the Former Stockholder $144,000 which represented his portion of dividends which had been held in arrears and forgave a receivable of $41,289 due to the

                           CRYSTAL RADIO GROUP, INC.

3. RELATED PARTY TRANSACTIONS: (CONTINUED)
Company from the Former Stockholder. The forgiveness of this receivable has been recorded as additional cost of the shares purchased from the Former Stockholder. In addition, a pending lawsuit brought by the Former Stockholder against the Company was set aside and dismissed.

    Subsequently, during 1997, certain stockholders of the Company purchased an aggregate 3,736 shares of the treasury stock for $200,000.

4. LONG-TERM DEBT:

    Long-term debt consists of the following:

                                                                       DECEMBER 31,
                                                                    1997          1996
                                                                ------------  ------------
Michigan National Bank........................................  $  1,326,250  $  1,821,107
Less: current maturities......................................     1,326,250       457,747
                                                                ------------  ------------
                                                                $    --       $  1,363,360
                                                                ------------  ------------
                                                                ------------  ------------

    The note with Michigan National Bank calls for monthly payments of $50,256 (includes both principal and interest) with a balloon payment of $1,074,250 due September 1, 1998. Interest is calculated at prime plus .75%. The prime rate at December 31, 1997 and 1996 was 8.0% and 8.25%, respectively. The note is secured by mortgages on all real estate, a security agreement and a life insurance policy on a shareholder.

    The Company also has a line of credit for $750,000 with Michigan National Bank available for its use as of December 31, 1997. The line bears interest at
 .75% over the bank's prime rate and is due July 1, 1998. There was $326,530 due on the line at December 31, 1997.

5. BENEFITS PLAN:

    The Company has a 401(k) plan that covers eligible employees. Employees may contribute up to the maximum amount allowed by the Internal Revenue Code. The Company does not match employee contributions.

6. FAIR VALUE OF FINANCIAL INSTRUMENTS:

    The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximates fair value because of the short maturity of these instruments. The carrying amount of notes payable approximates fair value based on current market rates.

7. EVENT (UNAUDITED) SUBSEQUENT TO DATE OF ACCOUNTANTS' REPORT:

    In March 1998, the Company entered into an agreement with Cumulus Broadcasting, Inc. (a wholly owned subsidiary of Cumulus Media Inc.) to sell the assets of the Company, subject to approval of the Federal Communications Commission, for approximately $14,000,000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
of Cumulus Media Inc.

    In our opinion, the accompanying balance sheet and the related statements of operations, of changes in shareholder's equity and of cash flows present fairly, in all material respects, the financial position of Forjay Broadcasting Corporation (the "Company") at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Chicago, Illinois
January 23, 1998

                        FORJAY BROADCASTING CORPORATION

                                 BALANCE SHEET

                                                                                                      DECEMBER 31,
                                                                                                          1997
                                                                                                      ------------
                                                      ASSETS
Current assets:
  Cash..............................................................................................   $  217,000
  Accounts receivable, less allowance for doubtful accounts of $13,000..............................      228,000
                                                                                                      ------------
    Total current assets............................................................................      445,000
Property and equipment, net.........................................................................      203,000
Intangible assets, net..............................................................................      145,000
Other assets, net...................................................................................       32,000
                                                                                                      ------------
    Total assets....................................................................................   $  825,000
                                                                                                      ------------
                                                                                                      ------------

                                       LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Current maturities of note payable to related party...............................................   $   17,000
  Accounts payable..................................................................................       35,000
  Accrued and other current liabilities.............................................................      137,000
  Deferred compensation.............................................................................      191,000
                                                                                                      ------------
    Total current liabilities.......................................................................      380,000
                                                                                                      ------------
Note payable to related party.......................................................................       42,000
Long-term debt......................................................................................      384,000
                                                                                                      ------------
    Total long-term liabilities.....................................................................      426,000
                                                                                                      ------------
    Total liabilities...............................................................................      806,000
                                                                                                      ------------
Commitments and contingencies

Shareholder's equity:
  Common stock, $100 par value, 200 shares authorized,
    40 shares issued and outstanding................................................................       20,000
  Retained earnings.................................................................................      390,000
  Less: treasury stock at cost, 160 shares..........................................................     (391,000)
                                                                                                      ------------
    Total shareholder's equity......................................................................       19,000
                                                                                                      ------------
    Total liabilities and shareholder's equity......................................................   $  825,000
                                                                                                      ------------
                                                                                                      ------------

                       See Notes to Financial Statements.

                        FORJAY BROADCASTING CORPORATION

                            STATEMENT OF OPERATIONS

                                                                            FOR THE YEAR ENDED
                                                                               DECEMBER 31,
                                                                                   1997
                                                                            ------------------
Revenues..................................................................    $    1,667,000
  Less: agency commissions................................................          (178,000)
                                                                            ------------------
    Net revenues..........................................................         1,489,000
                                                                            ------------------
Operating expenses:
  Programming.............................................................           305,000
  Sales and promotions....................................................           465,000
  Technical...............................................................            23,000
  General and administrative..............................................           485,000
  Depreciation and amortization...........................................            29,000
                                                                            ------------------
    Total operating expenses..............................................         1,307,000
                                                                            ------------------
Income from operations....................................................           182,000
Interest expense..........................................................           (48,000)
                                                                            ------------------

Income before income tax..................................................           134,000
Income tax expense........................................................           (44,000)
                                                                            ------------------
Net income................................................................    $       90,000
                                                                            ------------------
                                                                            ------------------

                       See Notes to Financial Statements.

                        FORJAY BROADCASTING CORPORATION

                  STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY

                                                                               RETAINED    TREASURY
                                                               COMMON STOCK    EARNINGS      STOCK       TOTAL
                                                              --------------  ----------  -----------  ----------
Balance at January 1, 1997..................................    $   20,000    $  300,000  ($  391,000) ($  71,000)

Net income..................................................        --            90,000      --           90,000
                                                                   -------    ----------  -----------  ----------
Balance at December 31, 1997................................    $   20,000    $  390,000  ($  391,000) $   19,000
                                                                   -------    ----------  -----------  ----------
                                                                   -------    ----------  -----------  ----------

                       See Notes to Financial Statements.

                        FORJAY BROADCASTING CORPORATION

                            STATEMENT OF CASH FLOWS

                                                                                                      DECEMBER 31,
                                                                                                          1997
                                                                                                      ------------
Cash flows from operating activities:
  Net income........................................................................................   $   90,000
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization...................................................................       29,000
    Increase in accounts receivable.................................................................      (37,000)
    Decrease in other assets........................................................................       40,000
    Increase in accounts payable....................................................................       11,000
    Increase in accrued and other liabilities.......................................................       64,000
    Increase in deferred compensation...............................................................       77,000
                                                                                                      ------------
    Net cash provided by operating activities.......................................................      274,000
                                                                                                      ------------
Cash flows from investing activities:
  Purchases of property and equipment...............................................................       (5,000)
                                                                                                      ------------
    Cash used for investing activities..............................................................       (5,000)
                                                                                                      ------------
Cash flows from financing activities:
  Payments on bank notes payable....................................................................     (135,000)
  Payments on borrowings from related party.........................................................      (16,000)
                                                                                                      ------------
    Cash used for financing activities..............................................................     (151,000)
                                                                                                      ------------
Increase in cash....................................................................................      118,000
Cash at beginning of year...........................................................................       99,000
                                                                                                      ------------
Cash at end of year.................................................................................   $  217,000
                                                                                                      ------------
                                                                                                      ------------
Supplemental disclosures of cash flow information:
    Cash paid for interest..........................................................................   $   48,000
                                                                                                      ------------
                                                                                                      ------------
    Cash paid for income taxes......................................................................   $   22,000
                                                                                                      ------------
                                                                                                      ------------
Non-cash operating and financing activities:
  Trade revenue.....................................................................................   $  104,000
                                                                                                      ------------
                                                                                                      ------------

  Trade expense.....................................................................................   $   91,000
                                                                                                      ------------
                                                                                                      ------------

                       See Notes to Financial Statements.

                        FORJAY BROADCASTING CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    DESCRIPTION OF BUSINESS

    Forjay Broadcasting Corporation ("the Company") owns and operates the radio stations WYNN-FM and WYNN-AM (the "Stations") located in Florence, South Carolina.

    USE OF ESTIMATES

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH

    Cash includes deposits in demand deposit accounts.

    PROPERTY AND EQUIPMENT

    Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a declining balance method for equipment and furniture, and by the straight-line method for buildings over the estimated useful lives of the related assets as follows:

Buildings.......................................................  25 years
Tower and ground system.........................................  20 years
Technical and studio equipment..................................  5-10 years
Office furniture, fixtures, and equipment.......................  6-10 years

    INTANGIBLE ASSETS

    Intangible assets are comprised of an FCC license and are stated at cost and amortized using the straight-line method over the estimated useful life of 40 years. The Company evaluates the carrying value of intangibles periodically in relation to the projected future undiscounted net cash flows for the related businesses.

    REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

    TRADE AGREEMENTS

    The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Company provides advertising air time before products and services are exchanged, a trade asset is recognized.

                        FORJAY BROADCASTING CORPORATION

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts cash, accounts receivable and accounts payable approximates fair value due to their short-term maturities. The fair value of notes payable and long-term debt are estimated based on currents market rates and approximate the carrying value.

2. PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following:

                                                                                  DECEMBER 31,
                                                                                      1997
                                                                                  ------------
Office furniture and equipment..................................................   $  229,000
Buildings.......................................................................       69,000
Broadcasting towers and equipment...............................................      194,000
                                                                                  ------------
                                                                                      492,000
Accumulated depreciation........................................................     (379,000)
Land............................................................................       90,000
                                                                                  ------------
Property and equipment, net.....................................................   $  203,000
                                                                                  ------------
                                                                                  ------------

    Depreciation expense for the year ended December 31, 1997 was $23,000.

3. INTANGIBLE ASSETS:

    Intangible assets consist of the following:

                                                                                  DECEMBER 31,
                                                                                      1997
                                                                                  ------------
FCC license.....................................................................   $  182,000
Accumulated amortization........................................................      (37,000)
                                                                                  ------------
Intangible assets, net..........................................................   $  145,000
                                                                                  ------------
                                                                                  ------------

    Amortization expense for the year ended December 31, 1997 was $6,000.

4. RELATED PARTY TRANSACTIONS:

    As of December 31, 1996, the Company had a payable to the sole shareholder of $114,000 related to deferred compensation. During 1997, the deferred compensation was paid with cash of $97,000 and the forgiveness of a $17,000 receivable due from this shareholder.

    During 1997, the sole shareholder earned a bonus of $300,000. The bonus was unpaid as of December 31, 1997 and $191,000, representing the liability for the bonus less applicable taxes, is recorded as deferred compensation.

    The Station has a note payable to the sole shareholder's mother, relating to the Company's buyout of Forjay Broadcasting Corporation stock held by her. This note bears interest at 6% per annum and is payable in equal monthly installments of $2,000, including principal and interest, until repaid in March 2001. The balance of this note at December 31, 1997 is $59,000. As of December 31, 1997, future maturities on this note are as follows: 1998--$17,000; 1999--$18,000; 2000--$20,000; 2001--$4,000.

                        FORJAY BROADCASTING CORPORATION

5. LONG-TERM DEBT:

    In March 1995 the Company entered into a loan agreement with a bank which provided for a term note payable of $750,000. The term note is payable in fifty-nine monthly payments of principal and interest of $13,000, continuing through February, 2000, with a final payment of $292,000 due March, 2000. Payments remaining under the agreement for 1998 reflect advance payments made by the Company. The term note bears interest at the prime rate plus 1% (9.5%) at December 31, 1997, is secured by substantially all of the Company's assets, and is guaranteed by the sole shareholder of the Company.

    The agreement contains certain restrictive covenants, which, among other things, require the maintenance of a debt service ratio and limitations on debt and compensation. The Company did not calculate compliance with these covenants as of December 31, 1997, and was in violation of the covenant related to compensation. However, the bank has waived all financial covenants related to the debt as of December 31, 1997.

    As of December 31, 1997, future maturities of long-term debt are as follows:
1998--$0; 1999-- $72,000; 2000--$312,000.

6. INCOME TAXES:

    The components of the provision for income taxes consists of the following for the year ended December 31, 1997 are as follows:

Current income taxes:
  Federal..........................................................  $  38,000
  State & Local....................................................      7,000
                                                                     ---------
    Total..........................................................     45,000
Deferred income taxes:
  Federal..........................................................     (1,000)
                                                                     ---------
    Total..........................................................  $  44,000
                                                                     ---------
                                                                     ---------

    During 1997, the effective tax rate differs from the federal statutory tax rate of 34% as a result of the following:

Federal income tax expense at U.S. statutory rate..................  $  45,000
State income tax expense, net of U.S. benefit......................      5,000
Impact of U.S. surtax exemption....................................     (9,000)
Nondeductible items................................................      3,000
                                                                     ---------
                                                                     $  44,000
                                                                     ---------
                                                                     ---------

    Temporary differences giving rise to deferred tax assets relate to the FCC license.

7. TREASURY STOCK:

    Treasury stock relates to the buyout of the Company stock from family members.

8. SUBSEQUENT EVENTS:

    In 1997, the Company entered into an agreement with Cumulus Broadcasting, Inc. ("Cumulus") (a wholly owned subsidiary of Cumulus Media Inc.) to sell the stock of the Company to Cumulus, subject to approval of the Federal Communications Commission ("FCC"), to Cumulus for approximately $4,100,000.

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders
Fritz Broadcasting, Inc. Toledo Division

    We have audited the accompanying divisional balance sheet of Fritz Broadcasting, Inc. Toledo Division as of December 29, 1996 and December 31, 1995 and the related statements of divisional income, changes in divisional equity and divisional cash flows for the years then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also incudes assessing the accounting principles used and significant estimates made by management, we well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fritz Broadcasting, Inc. Toledo Division as of December 29, 1996 and December 31, 1995 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/ Plante & Moran, LLP

Troy, Michigan

February 11, 1997

                    FRITZ BROADCASTING, INC. TOLEDO DIVISION

                            DIVISIONAL BALANCE SHEET

                                                                                       DECEMBER 29,  DECEMBER 31,
                                                                                           1996          1995
                                                                                       ------------  ------------
                                                     ASSETS
CURRENT ASSETS
  Cash and cash equivalents..........................................................   $   61,813    $  110,732
  Accounts receivable--Less allowance for doubtful accounts of $30,957
    for 1996 and $35,400 for 1995....................................................    1,430,977     1,002,035
  Prepaid expenses and deposits......................................................       18,223        18,446
                                                                                       ------------  ------------
      Total current assets...........................................................    1,511,013     1,131,213
PROPERTY, PLANT AND EQUIPMENT (Note 2)...............................................      868,736       861,566
INTANGIBLE ASSETS (Note 1)...........................................................    5,935,825     5,007,725
                                                                                       ------------  ------------
      Total assets...................................................................   $8,315,574    $7,000,504
                                                                                       ------------  ------------
                                                                                       ------------  ------------

                                        LIABILITIES AND DIVISIONAL EQUITY
CURRENT LIABILITIES
  Current portion of long-term obligations:
    Notes payable (Note 3)...........................................................   $  479,000    $   12,000
    Capital lease obligations (Note 4)...............................................       15,885        --
  Accounts payable...................................................................       69,025        99,493
  Accrued corporate charges..........................................................    1,353,123       786,561
  Accrued expenses...................................................................      650,172       470,773
                                                                                       ------------  ------------
      Total current liabilities......................................................    2,567,205     1,368,837
LONG-TERM LIABILITIES
  Notes payable--Long-term portion (Note 3)..........................................    2,836,000     2,238,000
  Capital lease obligations (Note 4).................................................        9,964        --
                                                                                       ------------  ------------
      Total liabilities..............................................................    5,413,169     3,606,827
DIVISIONAL EQUITY....................................................................    2,902,405     3,393,677
                                                                                       ------------  ------------
      Total liabilities and divisional equity........................................   $8,315,574    $7,000,504
                                                                                       ------------  ------------
                                                                                       ------------  ------------

                       See Notes to Financial Statements.

                    FRITZ BROADCASTING, INC. TOLEDO DIVISION

                         STATEMENT OF DIVISIONAL INCOME

                                                                                               YEAR ENDED
                                                                                       --------------------------
                                                                                       DECEMBER 29,  DECEMBER 31,
                                                                                           1996          1995
                                                                                       ------------  ------------
BROADCASTING REVENUE--Net
  Local..............................................................................   $4,488,610    $3,878,911
  National...........................................................................      535,614       610,446
  Network............................................................................        6,724        50,740
  Other..............................................................................      115,098       118,861
                                                                                       ------------  ------------
      Total broadcasting revenue--Net................................................    5,146,046     4,658,958

BROADCASTING EXPENSES
  Programming........................................................................    1,206,076     1,327,977
  Technical..........................................................................      124,413       115,967
  News...............................................................................       49,761        44,172
  Sales..............................................................................      791,369       711,510
  Promotions.........................................................................      182,723       303,354
  General and administrative.........................................................      836,209       695,031
  Depreciation.......................................................................      161,175       199,282
                                                                                       ------------  ------------
      Total broadcasting expenses....................................................    3,351,726     3,397,293
                                                                                       ------------  ------------

OPERATING INCOME.....................................................................    1,794,320     1,261,665

OTHER EXPENSES
  Interest expense...................................................................      260,459       224,188
  Amortization of intangible assets..................................................      193,648       129,746
  Corporate charges..................................................................      566,562       544,914
  Loss on sale of assets.............................................................        2,868        --
                                                                                       ------------  ------------
      Total other expense............................................................    1,023,537       898,848
                                                                                       ------------  ------------

INCOME--Before income taxes..........................................................      770,783       362,817
STATE AND LOCAL INCOME TAXES.........................................................       66,485        52,277
                                                                                       ------------  ------------
NET INCOME...........................................................................   $  704,298    $  310,540
                                                                                       ------------  ------------
                                                                                       ------------  ------------

                       See Notes to Financial Statements.

                    FRITZ BROADCASTING, INC. TOLEDO DIVISION

                   STATEMENT OF CHANGES IN DIVISIONAL EQUITY

DIVISIONAL EQUITY--January 1, 1995..............................................  $4,289,689
Net income......................................................................    310,540
Distribution of corporate division..............................................  (1,206,552)
                                                                                  ---------
DIVISIONAL EQUITY--December 31, 1995............................................  3,393,677
Net income......................................................................    704,298
Distribution of corporate division..............................................  (1,195,570)
                                                                                  ---------
DIVISIONAL EQUITY--December 29, 1996............................................  $2,902,405
                                                                                  ---------
                                                                                  ---------

                       See Notes to Financial Statements.

                    FRITZ BROADCASTING, INC. TOLEDO DIVISION

                       STATEMENT OF DIVISIONAL CASH FLOWS

                                                                                               YEAR ENDED
                                                                                       --------------------------
                                                                                       DECEMBER 29,  DECEMBER 31,
                                                                                           1996          1995
                                                                                       ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.........................................................................   $  704,298    $  310,540
  Adjustments to reconcile net income to net cash from operating activities:
    Depreciation.....................................................................      161,175       199,282
    Loss on sale of assets...........................................................        2,868        --
    Bad debt expense.................................................................       --            20,400
    Amortization of intangible assets................................................      193,648       129,746
    Changes in assets and liabilities:
      Accounts receivable............................................................     (428,942)        3,040
      Prepaid expenses and deposits..................................................          223        (6,432)
      Accounts payable...............................................................      (30,468)      (24,077)
      Accrued expenses...............................................................      745,961       766,069
                                                                                       ------------  ------------
        Net cash provided by operating activities....................................    1,348,763     1,398,568

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of intangible assets......................................................   (1,121,748)       (2,572)
  Purchase of fixed assets...........................................................     (171,213)     (166,921)
                                                                                       ------------  ------------
        Net cash used in investing activities........................................   (1,292,961)     (169,493)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from long-term obligations................................................    3,355,667        --
  Payments of stockholder notes payable..............................................   (2,250,000)       --
  Principal payments under long-term obligations.....................................      (14,818)       --
  Distributions to corporate division, net of advances...............................   (1,195,570)   (1,206,552)
                                                                                       ------------  ------------
        Net cash used in financing activities........................................     (104,721)   (1,206,552)
                                                                                       ------------  ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.................................      (48,919)       22,523
CASH AND CASH EQUIVALENTS--Beginning of year.........................................      110,732        88,209
                                                                                       ------------  ------------
CASH AND CASH EQUIVALENTS--End of year...............................................   $   61,813    $  110,732
                                                                                       ------------  ------------
                                                                                       ------------  ------------

    The Division paid approximately $280,000 in 1996 and $224,000 in 1995 for interest expense.

                       See Notes to Financial Statements.

                    FRITZ BROADCASTING, INC. TOLEDO DIVISION

                         NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 29, 1996 AND DECEMBER 31, 1995

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Fritz Broadcasting, Inc. (the "Company") owns and operates radio stations within the Saginaw, Michigan and Toledo, Ohio markets. The station's advertisers consist of a broad spectrum of services and industries, located primarily within those markets. These financial statements present the operations of the Fritz Broadcasting, Inc. Toledo Division (the "Division") only.

    During 1996, the Division acquired a new station, WIMX. The 1995 financial statements include the operations of the stations WTOD-AM, WKKO-FM and WRQN-FM. The 1996 financial statements include the operations of the original stations plus the newly acquired station. The new station was accounted for under the purchase method.

    Significant accounting policies are as follows:

    BROADCAST REPORTING--The Division reports operations on a broadcast year as opposed to a calendar year. The broadcast year ends on the last Sunday in December.

    CASH AND CASH EQUIVALENTS--For purposes of reporting cash flows, cash and cash equivalents include checking and savings account balances and money market funds.

    PROPERTY, PLANT AND EQUIPMENT--Property, plant and equipment are recorded at cost. The Division uses predominantly accelerated methods of depreciation. Costs of maintenance and repairs are charged to expense when incurred.

    NOTES PAYABLE--The divisional balance sheet reflects long-term debt that has been allocated to the Toledo division by the corporate division.

    RECOGNITION OF BROADCASTING REVENUE--The Division recognizes broadcasting revenue as the air time is produced. The fair value of barter and trade-out transactions is included in broadcasting revenue and broadcasting expenses. These transactions represent advertising time exchanged for program material, merchandise or services.

    DIVISIONAL EQUITY--Divisional equity represents the cumulative results of operations of the Toledo division stations since their acquisition by Fritz Broadcasting, Inc., the initial capitalization of the Division, cumulative contributions of cash to the Division from Fritz Broadcasting, Inc., less distributions paid back to the corporate division.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    INTANGIBLE ASSETS--Broadcasting licenses and goodwill represent the excess of consideration paid for the purchase of radio stations over the amounts assigned to the net identifiable assets acquired. They are being amortized by the straight-line method over 40 years. Noncompete agreements are amortized straight-line over the lives of the agreements.

                    FRITZ BROADCASTING, INC. TOLEDO DIVISION

                    DECEMBER 29, 1996 AND DECEMBER 31, 1995

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Organization costs are recorded at cost and are amortized over 69 months.

                                                                        1996          1995
                                                                    ------------  ------------
Organization costs................................................  $     67,336  $    --
Broadcasting licenses, goodwill and noncompete agreements.........     6,244,256     5,189,844
                                                                    ------------  ------------
      Total cost..................................................     6,311,592     5,189,844
Less accumulated amortization.....................................       375,767       182,119
                                                                    ------------  ------------
      Net carrying amount.........................................  $  5,935,825  $  5,007,725
                                                                    ------------  ------------
                                                                    ------------  ------------

NOTE 2--PROPERTY, PLANT AND EQUIPMENT

                                                                                     ESTIMATED
                                                                                      USEFUL
                                                                                       LIVES
                                                              1996        1995        (YEARS)
                                                           ----------  ----------  -------------
Land.....................................................  $  217,369  $  198,229       --
Buildings................................................     217,614     183,914       40
Vehicles.................................................      62,082       1,000        5
Furniture, fixtures and equipment........................     666,389     625,701      5-20
Leasehold improvements...................................     162,041      19,514       20
Construction.............................................      --         126,878       --
                                                           ----------  ----------
      Total cost.........................................   1,325,495   1,155,236
Less accumulated depreciation............................     456,759     293,670
                                                           ----------  ----------
      Net carrying amount................................  $  868,736  $  861,566
                                                           ----------  ----------
                                                           ----------  ----------

                    FRITZ BROADCASTING, INC. TOLEDO DIVISION

                    DECEMBER 29, 1996 AND DECEMBER 31, 1995

NOTE 3--NOTES PAYABLE

    Notes payable consists of the following:

                                                                                            1996          1995
                                                                                        ------------  ------------
Bank note payable with one-half of the principal outstanding bearing interest at prime
(8.25 percent at December 29, 1996), and the remaining half bearing interest at the swap rate as determined by the bank (9.20 percent at December 29, 1996). This note is payable in quarterly principal installments of $103,500 to $212,750, plus interest, from March 31, 1997 through December 31, 2001. The note is collateralized by all
Company assets and is guaranteed by the Company's stockholders and subject to
restrictive covenants relating to the Company's cash flow and liquidity...............  $  3,250,000  $    --

Notes payable issued for covenant not to compete with former owner of an acquired
station. The note bears no interest and is due on January 14, 1997....................        65,000       --

Notes payable--stockholders bearing interest at 1 percent over prime (9.5 percent at
December 31, 1995). The notes were paid during 1996 with the proceeds of the bank note
described above.......................................................................       --          2,250,000
                                                                                        ------------  ------------
      Total...........................................................................     3,315,000     2,250,000
      Less current portion............................................................       479,000        12,000
                                                                                        ------------  ------------
      Long-term portion...............................................................  $  2,836,000  $  2,238,000
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    The following is a schedule by year of approximate future maturities on the above notes:

YEARS ENDING                                                                         AMOUNT
--------------------------------------------------------------------------------  ------------
1997............................................................................  $    479,000
1998............................................................................       552,000
1999............................................................................       690,000
2000............................................................................       690,000
2001............................................................................       904,000
                                                                                  ------------
    Total                                                                         $  3,315,000
                                                                                  ------------
                                                                                  ------------

    The notes payable were repaid in full in 1997 in connection with the sale of the Division (see Note 8).

    The Division has recorded $79,629 and $224,188 of interest expense on the stockholder notes for 1996 and 1995, respectively.

NOTE 4--LEASE COMMITMENTS

    The Division owns vehicles under capital leases with a cost of $61,082 and accumulated depreciation of $43,490.

                    FRITZ BROADCASTING, INC. TOLEDO DIVISION

                    DECEMBER 29, 1996 AND DECEMBER 31, 1995

NOTE 4--LEASE COMMITMENTS (CONTINUED)
    Future minimum capital lease payments are as follows:

1997...............................................................  $  18,143
1998...............................................................     12,892
                                                                     ---------
      Total minimum lease payments.................................     31,035
      Less interest................................................      5,186
                                                                     ---------
      Net minimum lease payments...................................  $  25,849
                                                                     ---------
                                                                     ---------

NOTE 5--INCOME TAXES

    Fritz Broadcasting, Inc. operates as an S Corporation under the provisions of the Internal Revenue Code. Accordingly, no provision for income taxes has been made since income or losses of the Company are allocated to the stockholders. Additionally, the Company uses the modified cash basis method of accounting for income tax reporting purposes.

NOTE 6--EMPLOYEE BENEFIT PLAN

    Effective October 1995, Fritz Broadcasting, Inc. sponsors a defined contribution 401(k) plan that covers all employees meeting a one-year eligibility period. Contributions to the plan include employee contributions and an employer amount determined on a yearly basis by management.

    The Division's employer contributions to the plan for 1996 and 1995 amounted to approximately $25,000 and $8,000, respectively.

NOTE 7--RELATED PARTY TRANSACTIONS

    The corporate division of Fritz Broadcasting, Inc. incurs expenses for executive management, compensation, professional services and other administrative costs. These expenses have been allocated to the Company's operating divisions as a corporate charge. The corporate charge for 1996 and 1995 was $566,562 and $544,914, respectively.

NOTE 8--SUBSEQUENT EVENT

    In June 1997, Fritz Broadcasting, Inc. sold the assets of its Toledo division to an unrelated company. The stations were resold to a third owner in 1997. All assets were sold for amounts in excess of their carrying amounts at December 29, 1996.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Cumulus Media Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations, of changes in partners' equity and of cash flows present fairly, in all material respects, the financial position of HVS Partners at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Chicago, Illinois
February 25, 1998

                                  HVS PARTNERS

                                 BALANCE SHEETS

                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1997          1996
                                                                                        ------------  ------------
                                        ASSETS
Current assets:
  Cash and cash equivalents...........................................................  $    149,465  $     56,980
  Accounts receivable, less allowance for doubtful accounts of $60,000 and $60,000,
    respectively......................................................................       242,176     1,461,429
  Receivable from related party.......................................................       429,827       211,823
  Prepaid expenses and other current assets...........................................       289,570        88,845
                                                                                        ------------  ------------
      Total current assets............................................................     1,111,038     1,819,077
Property and equipment, net...........................................................     1,686,276     2,257,829
Intangible assets, net................................................................     2,357,006     4,947,887
                                                                                        ------------  ------------
      Total assets....................................................................  $  5,154,320  $  9,024,793
                                                                                        ------------  ------------
                                                                                        ------------  ------------
                           LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
  Accounts payable....................................................................  $    517,461  $    844,833
  Accrued and other current liabilities...............................................       235,889       314,229
  Notes payable due within one year...................................................        63,726        43,405
  Capital lease obligations due within one year.......................................         4,575        51,072
                                                                                        ------------  ------------
      Total current liabilities.......................................................       821,651     1,253,539
Long-term liabilities:
  Note payable........................................................................       676,177       374,809
  Capital lease obligations...........................................................        12,312        76,804

Commitments and contingencies

Partners' equity:.....................................................................     3,644,180     7,319,641
                                                                                        ------------  ------------
      Total liabilities and partners' equity..........................................  $  5,154,320  $  9,024,793
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                       See Notes to Financial Statements

                                  HVS PARTNERS

                            STATEMENTS OF OPERATIONS

                                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                                         -----------------------------------------
                                                                             1997           1996          1995
                                                                         -------------  ------------  ------------
Revenues...............................................................  $   5,714,682  $  7,733,057  $  6,520,289
  Less: agency commissions.............................................       (383,862)     (655,900)     (363,666)
                                                                         -------------  ------------  ------------
    Net revenues.......................................................      5,330,820     7,077,157     6,156,623
                                                                         -------------  ------------  ------------
Operating expenses:
  Programming..........................................................      1,178,362     1,625,755     1,432,463
  Sales and promotions.................................................      1,548,549     1,777,075     1,646,461
  Technical............................................................        246,142       335,545       300,296
  General and administrative...........................................      1,364,685     1,532,663     1,492,444
  News.................................................................         82,208       117,098        87,687
  Trade................................................................        527,803       762,912       594,699
  Depreciation and amortization........................................        638,098       661,683       631,379
                                                                         -------------  ------------  ------------
      Total operating expenses.........................................      5,585,847     6,812,731     6,185,429
                                                                         -------------  ------------  ------------
Income (loss) from operations..........................................       (255,027)      264,426       (28,806)
                                                                         -------------  ------------  ------------
Other income (expense):
  Gain on sales of assets..............................................     12,261,305       --            --
  Interest income......................................................            451           768           679
  Interest expense.....................................................        (68,740)      (26,297)      (14,061)
                                                                         -------------  ------------  ------------
      Total other income...............................................     12,193,016       (25,529)      (13,382)
                                                                         -------------  ------------  ------------
Net income (loss)......................................................  $  11,937,989  $    238,897  $    (42,188)
                                                                         -------------  ------------  ------------
                                                                         -------------  ------------  ------------

                       See Notes to Financial Statements.

                                  HVS PARTNERS

                   STATEMENTS OF CHANGES IN PARTNERS' EQUITY

                                                                                                         TOTAL
                                                                                                     -------------
Balance at January 1, 1995.........................................................................  $   8,346,275

Net loss...........................................................................................        (42,188)
Partner distributions..............................................................................       (735,603)
                                                                                                     -------------
Balance at December 31, 1995.......................................................................      7,568,484

Net income.........................................................................................        238,897
Partner distributions..............................................................................       (487,740)
                                                                                                     -------------
Balance at December 31, 1996.......................................................................      7,319,641

Net income.........................................................................................     11,937,989
Partner distributions..............................................................................    (15,613,450)
                                                                                                     -------------
Balance at December 31, 1997.......................................................................  $   3,644,180
                                                                                                     -------------
                                                                                                     -------------

                       See Notes to Financial Statements.

                                  HVS PARTNERS

                            STATEMENTS OF CASH FLOWS

                                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                                            -------------------------------------
                                                                                1997          1996        1995
                                                                            -------------  ----------  ----------
Cash flows from operating activities:
  Net income (loss).......................................................  $  11,937,989  $  238,897  $  (42,188)
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Gain on sale of assets................................................    (12,261,305)     --          --
    Depreciation and amortization.........................................        638,098     661,683     631,379
    Changes in current assets and liabilities:
      Decrease (increase) in accounts receivable..........................      1,219,253    (463,094)    621,514
      Increase in receivable from related party...........................       (218,004)
      Decrease (increase) in prepaid expenses and other current assets....       (200,725)        949      14,632
      (Decrease) increase in accounts payable.............................       (327,372)     85,180     148,593
      Increase (decrease) in accrued and other liabilities................        (78,340)    104,554    (124,522)
      Other...............................................................        (67,422)     (4,038)     (8,963)
                                                                            -------------  ----------  ----------
      Net cash provided by operating activities...........................        642,172     624,131   1,240,445
                                                                            -------------  ----------  ----------
Cash flows from investing activities:
  Proceeds from sale of assets............................................     15,200,000      --          --
  Purchases of property and equipment.....................................        (88,490)   (562,879)   (329,009)
                                                                            -------------  ----------  ----------
      Net cash provide by (used in) investing activities..................     15,111,510    (562,879)   (329,009)
                                                                            -------------  ----------  ----------
Cash flows from financing activities:
  Distributions to partners...............................................    (15,613,450)   (487,740)   (735,603)
  Proceeds from issuance of notes payable.................................         37,773     436,066     115,572
  Principal payments on notes payable and capital lease obligations.......        (85,520)    (74,273)   (215,667)
                                                                            -------------  ----------  ----------
      Net cash used in financing activities...............................    (15,661,197)   (125,947)   (835,698)
                                                                            -------------  ----------  ----------
Increase (decrease) in cash and cash equivalents..........................         92,485     (64,695)     75,738
Cash and cash equivalents at beginning of year............................         56,980     121,675      45,937
                                                                            -------------  ----------  ----------
Cash and cash equivalents at end of year..................................  $     149,465  $   56,980  $  121,675
                                                                            -------------  ----------  ----------
                                                                            -------------  ----------  ----------
Supplemental disclosures of cash flow information
  Cash paid for interest..................................................  $      68,000  $   26,000  $   14,000
                                                                            -------------  ----------  ----------
                                                                            -------------  ----------  ----------
Non-cash operating activities:
  Trade revenue...........................................................  $     516,083  $  696,540  $  633,398
                                                                            -------------  ----------  ----------
                                                                            -------------  ----------  ----------
  Trade expense...........................................................  $     527,803  $  762,912  $  594,699
                                                                            -------------  ----------  ----------
                                                                            -------------  ----------  ----------

                       See Notes to Financial Statements.

                                  HVS PARTNERS

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    DESCRIPTION OF BUSINESS

    HVS Partners (Partnership) was organized under the laws of the State of Florida on June 1, 1985 as a general partnership for the purpose of acquiring and operating the following radio stations:

WQHQ-FM..........................................  Salisbury, Maryland
WLVW-FM..........................................  Salisbury, Maryland
WRXS-FM..........................................  Salisbury, Maryland
WLBW-FM..........................................  Fenwick Island, Delaware
WTGM-AM..........................................  Salisbury, Maryland
WBZE-FM..........................................  Tallahassee, Florida
WHBT-AM..........................................  Tallahassee, Florida
WHBX-FM..........................................  Tallahassee, Florida
                                                   Wilmington, North
WWQQ-FM..........................................  Carolina
                                                   Jacksonville, North
WQSL-FM..........................................  Carolina
                                                   Jacksonville, North
WXQR-FM..........................................  Carolina

    In January 1997, the Partnership entered into a Local Management Agreement
(LMA) to operate WRXS-FM, Salisbury, Maryland. The Partnership acquired this station in April 1997. In August 1997, the Partnership completed the sale of substantially all of the property and equipment and Federal Communications Commission ("FCC") licenses related to WWQQ-FM, WQSL-FM and WSQR-FM to Cumulus Broadcasting, Inc. (a wholly-owned subsidiary of Cumulus Media Inc.) ("Cumulus") for $6,000,000 in cash. In August 1997, the Partnership entered into a LMA granting Cumulus the right to operate all remaining stations. In December 1997, the Partnership completed the sale of substantially all of the property and equipment and FCC licenses related to WQHQ-FM, WLVW-FM, WTGM-AM to Cumulus for $9,200,000 in cash. The remaining stations were sold to Cumulus in January 1998.

    The significant accounting principles followed by the Partnership and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

    RECEIVABLE FROM RELATED PARTY

    Receivable from related party represents transactions in the ordinary course of business with other radio stations owned by certain partners of the Partnership.

                                  HVS PARTNERS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    PROPERTY AND EQUIPMENT

    Purchases of property and equipment, including additions, improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

Building.....................................................  39 years
Broadcasting towers and equipment............................  15 years
Office and studio furniture and equipment....................  5-6 years
Leasehold improvement........................................  Term of lease
Station vehicles.............................................  5 years

    Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

    INTANGIBLE ASSETS

    Intangible assets include goodwill and FCC licenses. Intangible assets are stated at cost and are being amortized using the straight-line method over the estimated useful life term for periods not exceeding 25 years. The Company evaluates the carrying value of intangibles periodically in relation to the projected future undiscounted net cash flows of the related businesses.

    INCOME TAXES

    The Partnership operated as a general partnership under the provisions of the Internal Revenue Code during its ownership by HVS Partners. Accordingly, no provision for income taxes has been made since income or losses of the Partnership are allocated to the partners.

    REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

    TRADE AGREEMENTS

    The Partnership enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Partnership uses exchanged products or services before advertising air time is provided, a trade liability is recognized.

2. ACQUISITIONS:

    On April 4, 1997, the Partnership acquired WXRS-FM in Salisbury, Maryland for $360,000 in the form of a note payable to the former owner, plus various other direct acquisition costs.

    The acquisition was accounted for as a purchase. Accordingly, the accompanying financial statements include the results of operations of the acquired stations from the date of acquisition. Pro forma results assuming the acquisition had occurred on January 1, 1997 are not significantly different from reported results.

                                  HVS PARTNERS

3. PREPAID EXPENSES AND OTHER CURRENT ASSETS:

    Prepaid expenses and other current assets consists of the following:

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                            1997       1996
                                                                         ----------  ---------
Prepaid assets.........................................................  $  103,894  $   5,581
Deposits refundable....................................................      70,398     27,398
Prepaid insurance......................................................      58,025     51,412
Prepaid property taxes.................................................      17,887     --
Other assets...........................................................      39,366      4,454
                                                                         ----------  ---------
Total..................................................................  $  289,570  $  88,845
                                                                         ----------  ---------
                                                                         ----------  ---------

4. PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following:

                                                                           DECEMBER 31,
                                                                    --------------------------
                                                                            1997          1996
                                                                    ------------  ------------
Office and studio furniture and equipment.........................  $    862,056  $  1,736,690
Broadcasting towers and equipment.................................       786,185     1,690,130
Building..........................................................       460,425       429,618
Station vehicles..................................................        28,212       154,110
Leasehold improvements............................................         5,225        99,015
                                                                    ------------  ------------
Total property and equipment......................................     2,142,103     4,109,563
Accumulated depreciation..........................................      (996,850)   (2,392,757)
                                                                    ------------  ------------
                                                                       1,145,253     1,716,806
Land and land improvements........................................       541,023       541,023
                                                                    ------------  ------------
Property and equipment, net.......................................  $  1,686,276  $  2,257,829
                                                                    ------------  ------------
                                                                    ------------  ------------

    Depreciation expense for the years ended December 31, 1997, 1996 and 1995 was $359,244, $392,486 and $362,323, respectively.

5. INTANGIBLE ASSETS:

    Intangible assets consist of the following:

                                                                           DECEMBER 31,
                                                                    --------------------------
                                                                        1997          1996
                                                                    ------------  ------------
Goodwill and FCC licenses.........................................  $  2,987,203  $  6,314,593
Other.............................................................         9,082        44,001
                                                                    ------------  ------------
Total intangible assets...........................................     2,996,285     6,358,594
Accumulated amortization..........................................      (639,279)   (1,410,707)
                                                                    ------------  ------------
Intangible assets, net............................................  $  2,357,006  $  4,947,887
                                                                    ------------  ------------
                                                                    ------------  ------------

                                  HVS PARTNERS

5. INTANGIBLE ASSETS: (CONTINUED)
    Amortization expense for the year ended December 31, 1997, 1996 and 1995 was $278,854, $269,197 and $269,056, respectively.

6. NOTES PAYABLE:

    Notes payable consists of the following at December 31, 1997:

Promissory note--interest and principal
  payable monthly at an interest rate of 8%.......................  $ 343,885
Promissory Note--interest and principal
  payable monthly at an interest rate of 8.5%.....................    332,673
Promissory Note--interest and principal
  payable monthly at an interest rate of 9%.......................     63,345
                                                                    ---------
                                                                    $ 739,903
                                                                    ---------
                                                                    ---------

    A summary of the future maturities of long-term debt follows:

1998..............................................................  $  63,726
1999..............................................................     47,764
2000..............................................................     51,381
2001..............................................................     55,310
2002..............................................................     42,985
Thereafter........................................................    478,737
                                                                    ---------
Total.............................................................    739,903
Less current portion..............................................    (63,726)
                                                                    ---------
Total long term debt..............................................  $ 676,177
                                                                    ---------
                                                                    ---------

7. ACCRUED AND OTHER CURRENT LIABILITIES:

    Accrued and other current liabilities consist of the following:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1997        1996
                                                                        ----------  ----------
Federal withholding tax payable.......................................  $   55,019  $   18,391
FICA tax payable......................................................      63,254      22,008
State withholding tax liabilities.....................................       8,719      12,176
Vacation and commission accrual.......................................      44,971     170,856
Bonus accrual.........................................................      33,100      59,400
Other.................................................................      30,826      31,398
                                                                        ----------  ----------
                                                                        $  235,889  $  314,229
                                                                        ----------  ----------
                                                                        ----------  ----------

                                  HVS PARTNERS

8. COMMITMENTS AND CONTINGENCIES:

    The Partnership incurred expenses of approximately $29,000, $25,000 and $13,000 for the years ended December 31, 1997, 1996 and 1995, respectively, under capital leases for radio broadcasting facilities and vehicles.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS:

    The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximates fair value due to their short-term nature. The carrying amount of notes payable approximates fair value.

                          INDEPENDENT AUDITOR'S REPORT

To the Boards of Directors
JKJ Broadcasting, Inc.
Missouri River Broadcasting, Inc.
Ingstad Mankato, Inc.
James Ingstad Broadcasting, Inc.
Hometown Wireless, Inc.
Fargo, North Dakota

    We have audited the accompanying combined balance sheets of JKJ Broadcasting, Inc., Missouri River Broadcasting, Inc., Ingstad Mankato, Inc., James Ingstad Broadcasting, Inc. and Hometown Wireless, Inc. (the Companies) as of December 31, 1997 and 1996 and the related combined statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the representation of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Companies as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

/s/ McGladrey & Pullen, LLP

Pierre, South Dakota
February 11, 1998, except for Note 12 as to which the date is February 19, 1998

                             JKJ BROADCASTING, INC.
                       MISSOURI RIVER BROADCASTING, INC.
                             INGSTAD MANKATO, INC.
                        JAMES INGSTAD BROADCASTING, INC.
                            HOMETOWN WIRELESS, INC.

                            COMBINED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                                                                         1997           1996
                                                                                     -------------  -------------
                                                 ASSETS (NOTE 4)
Current Assets
  Cash.............................................................................  $     143,691  $     300,883
  Accounts receivable, less allowance for doubtful accounts of $111,200 and
    $116,046 as of December 31, 1997 and 1996, respectively........................      1,783,164      1,374,013
  Prepaid expenses.................................................................        140,369         98,500
  Salary advances..................................................................         57,441         21,354
                                                                                     -------------  -------------
      Total current assets.........................................................      2,124,665      1,794,750
                                                                                     -------------  -------------
Notes receivable, related parties (Note 7).........................................      2,063,806      1,519,309
Property and Equipment, at cost
  Land.............................................................................        481,123        180,502
  Buildings........................................................................      1,024,175        920,127
  Equipment........................................................................      5,921,283      5,660,785
                                                                                     -------------  -------------
                                                                                         7,426,581      6,761,414
  Less accumulated depreciation....................................................      3,322,623      2,815,231
                                                                                     -------------  -------------
                                                                                         4,103,958      3,946,183
                                                                                     -------------  -------------
Other Assets (Note 3)
  Cost in excess of net assets of businesses acquired, net of amortization.........        378,553        433,673
  Organization costs, net of amortization..........................................        220,062        240,699
  Loan fees, net of amortization...................................................         57,520         61,834
  Noncompete agreement, net of amortization........................................        217,375        264,693
  Broadcast licenses, net of amortization..........................................      1,670,455      1,841,348
                                                                                     -------------  -------------
                                                                                         2,543,965      2,842,247
                                                                                     -------------  -------------
                                                                                     $  10,836,394  $  10,102,489
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                                                                                         1997           1996
                                                                                     -------------  -------------
                                      LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
  Current maturities of long-term debt (Note 4)....................................  $     500,642  $     605,238
  Accounts payable.................................................................        277,202        198,568
  Accrued compensation.............................................................        159,535        144,435
  Accrued interest.................................................................         54,544         64,217
  Other accrued expenses...........................................................         82,676         59,824
                                                                                     -------------  -------------
      Total current liabilities....................................................      1,074,599      1,072,282
Notes Payable, related parties (Note 7)............................................        396,284        358,302
Long-Term Debt, less current maturities (Note 4)...................................      8,463,493      8,055,824
Commitments (Note 5)

Stockholder's Equity (Note 6)
  Common stock.....................................................................        121,000        121,000
  Additional paid-in capital.......................................................        109,917        109,917
  Retained earnings................................................................        671,101        385,164
                                                                                     -------------  -------------
                                                                                           902,018        616,081
                                                                                     -------------  -------------
                                                                                     $  10,836,394  $  10,102,489
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                  See Notes to Combined Financial Statements.

                             JKJ BROADCASTING, INC.
                       MISSOURI RIVER BROADCASTING, INC.
                             INGSTAD MANKATO, INC.
                        JAMES INGSTAD BROADCASTING, INC.
                            HOMETOWN WIRELESS, INC.

                         COMBINED STATEMENTS OF INCOME

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                            1997           1996          1995
                                                                        -------------  ------------  ------------
Revenues..............................................................  $  10,362,585  $  9,679,658  $  8,017,046
Less--agency commissions..............................................        448,417       396,165       285,161
                                                                        -------------  ------------  ------------
                                                                            9,914,168     9,283,493     7,731,885
                                                                        -------------  ------------  ------------
Operating expenses:
  Direct programming..................................................      1,778,786     1,723,535     1,510,232
  Studio..............................................................        124,206       127,816        89,338
  Sales...............................................................      3,240,346     2,810,494     2,270,613
  Administrative......................................................      3,293,360     3,131,579     2,570,160
                                                                        -------------  ------------  ------------
    Total expenses....................................................      8,436,698     7,793,424     6,440,343
                                                                        -------------  ------------  ------------
    Operating income..................................................      1,477,470     1,490,069     1,291,542
Interest income, including related party interest of $88,141, $51,323
  and $18,679, respectively...........................................         88,141        52,557        22,138
Interest expense, including related party interest of $22,748, $7,630
  and $7,326, respectively............................................       (937,244)     (853,907)     (630,267)
Gain from antenna agreement (Note 10).................................       --             100,000        50,000
                                                                        -------------  ------------  ------------
    Net income........................................................  $     628,367  $    788,719  $    733,413
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------
Pro forma data (unaudited):
  Net income before income taxes, as reported.........................  $     628,367  $    788,719  $    733,413
  Pro forma provision for income taxes................................        244,500       306,600       286,700
                                                                        -------------  ------------  ------------
    Pro forma net income..............................................  $     383,867  $    482,119  $    446,713
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------

                  See Notes to Combined Financial Statements.

                             JKJ BROADCASTING, INC.
                       MISSOURI RIVER BROADCASTING, INC.
                             INGSTAD MANKATO, INC.
                        JAMES INGSTAD BROADCASTING, INC.
                            HOMETOWN WIRELESS, INC.
                  COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                             ADDITIONAL   RETAINED
                                                                   COMMON     PAID-IN     EARNINGS
                                                                   STOCK      CAPITAL     (DEFICIT)      TOTAL
                                                                 ----------  ----------  -----------  -----------
Balance, December 31, 1994.....................................  $   61,000  $   94,602  $  (266,775) $  (111,173)
Net income.....................................................      --          --          733,413      733,413
Shareholder distributions......................................      --          --         (281,399)    (281,399)
Issuance of 10,000 shares of Ingstad Mankato common stock......      10,000      --          --            10,000
                                                                 ----------  ----------  -----------  -----------
Balance, December 31, 1995.....................................      71,000      94,602      185,239      350,841
Net income.....................................................      --          --          788,719      788,719
Shareholder distributions......................................      --          --         (588,794)    (588,794)
Issuance of 50,000 shares of Hometown Wireless, Inc. common
  stock........................................................      50,000      15,315      --            65,315
                                                                 ----------  ----------  -----------  -----------
Balance, December 31, 1996.....................................     121,000     109,917      385,164      616,081
Net income.....................................................      --          --          628,367      628,367
Shareholder distributions......................................      --          --         (342,430)    (342,430)
                                                                 ----------  ----------  -----------  -----------
Balance, December 31, 1997.....................................  $  121,000  $  109,917  $   671,101  $   902,018
                                                                 ----------  ----------  -----------  -----------
                                                                 ----------  ----------  -----------  -----------

                  See Notes to Combined Financial Statements.

                             JKJ BROADCASTING, INC.
                       MISSOURI RIVER BROADCASTING, INC.
                             INGSTAD MANKATO, INC.
                        JAMES INGSTAD BROADCASTING, INC.
                            HOMETOWN WIRELESS, INC.
                       COMBINED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                             1997          1996         1995
                                                                         -------------  -----------  -----------
Cash Flows From Operating Activities
  Net income...........................................................  $     628,367  $   788,719  $   733,413
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation...........................................................        506,980      472,930      441,859
Amortization...........................................................        298,282      310,302      230,639
Provision for doubtful accounts........................................        231,777      227,481      104,194
Imputed interest accrued and added to notes receivable, related
  parties..............................................................        (88,141)     (51,323)     (18,679)
Imputed interest accrued and added to notes payable, related parties...         22,748      --           --
Change in assets and liabilities:
(Increase) in accounts receivable......................................       (640,928)    (399,199)    (304,587)
(Increase) in prepaid expenses and salary advances.....................        (77,956)     (32,198)     (57,370)
Decrease in accrued interest receivable................................       --              2,234      --
Increase (decrease) in accounts payable and accrued expenses...........        106,913      (41,197)     178,254
(Decrease) in excess of outstanding checks over bank balances..........       --            --           (37,902)
                                                                         -------------  -----------  -----------
Net cash provided by operating activities..............................        988,042    1,277,749    1,269,821
                                                                         -------------  -----------  -----------
Cash Flows From Investing Activities
Change in related party notes receivable, net..........................       (456,356)  (2,320,601)     (69,850)
Payment of organizational costs........................................       --           (233,271)     --
Purchase of property and equipment.....................................       (664,755)    (515,309)    (580,157)
Purchase of radio stations.............................................       --         (1,111,630)    (413,370)
Purchase of license for station construction...........................       --            (56,885)     (10,000)
                                                                         -------------  -----------  -----------
Net cash (used in) investing activities................................     (1,121,111)  (4,237,696)  (1,073,377)
                                                                         -------------  -----------  -----------
Cash Flows From Financing Activities
Principal payments made on notes payable, stockholder..................  $    --        $   --       $  (106,001)
Proceeds from related party notes payable..............................         15,234      --           --
Payment of loan fees...................................................       --            (64,709)     (22,114)
Proceeds from long-term borrowings.....................................        987,080    6,610,735      896,666
Principal payments on long-term borrowings.............................       (684,007)  (3,103,068)    (604,739)
Proceeds from issuance of common stock.................................       --             65,315       10,000
Distributions to stockholder...........................................       (342,430)    (588,794)    (281,399)
                                                                         -------------  -----------  -----------
Net cash provided by (used in) financing activities....................        (24,123)   2,919,479     (107,587)
                                                                         -------------  -----------  -----------
Increase (decrease) in cash............................................       (157,192)     (40,468)      88,857
Beginning cash.........................................................        300,883      341,351      252,494
                                                                         -------------  -----------  -----------
Ending cash............................................................  $     143,691  $   300,883  $   341,351
                                                                         -------------  -----------  -----------
                                                                         -------------  -----------  -----------
Supplemental Disclosures of Cash Flow Information
Cash payments for interest.............................................  $     924,169  $   839,539  $   583,027

                  See Notes to Combined Financial Statements.

                             JKJ BROADCASTING, INC.
                       MISSOURI RIVER BROADCASTING, INC.
                             INGSTAD MANKATO, INC.
                        JAMES INGSTAD BROADCASTING, INC.
                            HOMETOWN WIRELESS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS: The Companies' operations are in the radio broadcasting industry. The Companies own and operate radio stations in Mankato, New Ulm, Owatonna, Sleepy Eye, Springfield and Waseca, Minnesota and Mason City, Charles City, New Hampton, Osage, Iowa and Bismarck, North Dakota. The Companies grant credit to customers primarily in the immediate vicinity of each station.

    A summary of the Companies' significant accounting policies is as follows:

    PRINCIPLES OF COMBINATION: The combined financial statements include the accounts of JKJ Broadcasting, Inc., Missouri River Broadcasting, Inc., Ingstad Mankato, Inc. (IMI), James Ingstad Broadcasting, Inc. (JIB) and Hometown Wireless, Inc. (HW), which are under common ownership, control and financing. All material related party balances and transactions have been eliminated in the combination. Combined financial statements for 1995 include the accounts of James Ingstad Broadcasting of Iowa, Inc. This entity was merged with James Ingstad Broadcasting, Inc. during 1996 and operates under this corporate name.

    USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from those estimates.

    REVENUE RECOGNITION: Revenues are earned primarily by selling advertising air time on the radio. The Companies recognize revenue when the customer is billed which typically occurs when the time sold is aired.

    CONCENTRATIONS OF CREDIT RISK: Financial instruments, which potentially subject the Companies to concentration of credit risk, consist principally of uncollateralized trade receivables. The Companies perform ongoing credit evaluations of their customers' financial conditions but do not require collateral to support customer receivables. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

    TRADE-OUTS: The Companies permit the stations to trade advertising air time for certain goods or services which is commonly known as "trade-outs". The amount of trade-outs included in revenue and expense was approximately $773,000, $705,000 and $487,000 as of December 31, 1997, 1996 and 1995, respectively.

    DEPRECIATION: It is the policy of the Companies to provide depreciation using either the straight-line method or accelerated methods based on the estimated useful life of individual units. The estimated useful lives are as follows:

                                                                                                              YEARS
                                                                                                            ---------
Buildings.................................................................................................      19-20
Equipment.................................................................................................       5-10

                             JKJ BROADCASTING, INC.
                       MISSOURI RIVER BROADCASTING, INC.
                             INGSTAD MANKATO, INC.
                        JAMES INGSTAD BROADCASTING, INC.
                            HOMETOWN WIRELESS, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    AMORTIZATION: The cost in excess of net assets of businesses acquired is being amortized by the straight-line method over fifteen to twenty years. Broadcast licenses and noncompete agreement are being amortized by the straight-line method over ten to fifteen years. The Companies assess long-lived assets for impairment under FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". Intangible assets are therefore included in impairment evaluations when events or circumstances exist that indicate the carrying amount of the assets may not be recoverable. Organization costs are being amortized by the straight-line method over ten years. Loan fees are being amortized by the straight line method over the term of the loan. Amortization of assets acquired under capital leases is included in depreciation expense.

    PRO FORMA INCOME TAXES (UNAUDITED): The unaudited pro forma adjustment to reflect income taxes in the accompanying statement of income is for informational purposes only and has been calculated based on the estimated effective tax rate in each year, assuming the Companies had been subject to corporate federal and state income taxes in each year presented.

    INCOME TAX STATUS: Each of the Companies, with the consent of their stockholder, have elected to be taxed under sections of the federal and state income tax laws, which provide that in lieu of corporation income taxes, the stockholder separately accounts for the Companies' items of income, deductions, losses and credits. Therefore, these statements do not include any provision for corporation income taxes (refunds). As of December 31, 1997, the Company's reported net assets exceed their tax basis by approximately $1,270,000. Accordingly, if the elections were terminated on that date, net deferred tax liabilities totaling approximately $432,000 would be recognized by charges to income tax expense. Also, no provision has been made for any amounts which may be advanced or paid as dividends to the stockholder to assist the stockholder in paying personal income taxes on the income of the Companies.

NOTE 2. STATION PURCHASES

    The Companies have acquired several operating radio stations during 1996 and 1995 as described in the following paragraphs. All acquisitions were accounted for as purchases and the results of operations from the dates of purchase are included in the accompanying combined financial statements.

    Hometown Wireless, Inc. was formed in 1995 and purchased two Minnesota radio stations in June 1996. Both are operated in connection with a third nearby Minnesota radio station. The purchase price of $1,000,000 was allocated to the assets acquired and consisted of a $250,000 cash down payment with the remaining $750,000 financed by the seller.

    Ingstad Northern Iowa Broadcasting, Inc. (INIBI), a related entity, entered into an agreement to purchase four Iowa radio stations. INIBI assigned all rights under this agreement to JIB in 1996. The purchase in the amount of $875,000, less a cash down payment of $13,370 paid in 1995, occurred in April 1996 and was financed from the loan with a commercial finance corporation described in Note 4.

    Ingstad Mankato, Inc. purchased a Minnesota radio station in January 1995. The station had previously been and continues to be operated under a Local Marketing Agreement (LMA) by James Ingstad Broadcasting, Inc. Under the LMA, JIB operates the radio station which is licensed to the owner,

                             JKJ BROADCASTING, INC.
                       MISSOURI RIVER BROADCASTING, INC.
                             INGSTAD MANKATO, INC.
                        JAMES INGSTAD BROADCASTING, INC.
                            HOMETOWN WIRELESS, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2. STATION PURCHASES (CONTINUED)
now IMI, and pays a monthly fee to the owner. All revenues and expenses relating to the station while operated under a LMA are recognized by JIB. The purchase price of $1,741,169, $1,341,169 of which was financed by the seller, was allocated to the assets acquired.

    The purchase price of business acquisitions was allocated as follows:

                                                                                         YEAR ENDED DECEMBER 31,
                                                                                       ---------------------------
                                                                                           1996          1995
                                                                                       ------------  -------------
Accounts receivable..................................................................  $     25,000  $    --
Property and equipment...............................................................     1,040,000        550,000
Costs in excess of fair value of net assets acquired.................................       --             366,169
Other intangibles....................................................................       810,000        825,000
Issuance of notes payable............................................................      (750,000)    (1,341,169)
                                                                                       ------------  -------------
Total cash purchase price............................................................     1,125,000        400,000
Change in acquisition deposits.......................................................       (13,370)        13,370
                                                                                       ------------  -------------
                                                                                       $  1,111,630  $     413,370
                                                                                       ------------  -------------
                                                                                       ------------  -------------

NOTE 3. OTHER ASSETS

    Accumulated amortization for other assets as of December 31, 1997 and 1996 is as follows:

                                                                                              1997         1996
                                                                                          ------------  ----------
Cost in excess of net assets of businesses acquired.....................................  $    284,804  $  229,684
Organization costs......................................................................        38,004      17,367
Loan fees...............................................................................         7,190       2,876
Noncompete agreement....................................................................       278,506     231,188
Broadcast licenses......................................................................       448,706     277,813
                                                                                          ------------  ----------
                                                                                          $  1,057,210  $  758,928
                                                                                          ------------  ----------
                                                                                          ------------  ----------

                             JKJ BROADCASTING, INC.
                       MISSOURI RIVER BROADCASTING, INC.
                             INGSTAD MANKATO, INC.
                        JAMES INGSTAD BROADCASTING, INC.
                            HOMETOWN WIRELESS, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4. LONG-TERM DEBT

                                                                                            1997          1996
                                                                                        ------------  ------------
Term note payable to a commercial finance corporation, interest rate at 4.5 percent above the 30 day Commercial Paper rate, paid monthly. Principal payments monthly in amounts ranging from $30,500 in 1996 to $47,000 in 2001. (1) (2) (3)................  $  6,037,000  $  6,006,000
9% Seller financed term note payable, due in monthly payments of $12,021, including interest to January 2000, followed by payments of $19,468, including interest to
  January 2007, at which time all remaining principal and accrued interest will be payable in full, secured by the assets and stock of Ingstad Mankato, Inc. and the
  personal guarantee of stockholder...................................................     1,262,973     1,292,718
8% Seller financed term note payable, due in monthly payments of $7,167, including interest to June 2011, at which time all remaining principal and accrued interest will be payable in full, secured by blanket security interest on all assets purchased, a first mortgage on real estate, and the personal guarantee of the
  stockholder (Note 6)................................................................       708,696       736,777
Term note payable to a bank, variable interest rate of 1% below prior months prime rate, due in monthly payments of $8,172, including interest, through April 2004, at which time all remaining principal and accrued interest will be payable in full, secured by the assets and stock of Missouri River Broadcasting, Inc. and the
  personal guarantee of the stockholder...............................................       475,005       262,920
9% Seller financed term note payable, due in monthly payments of $4,424, including interest, beginning June 1998 through May 2005, secured by personal guarantee of
  stockholder.........................................................................       275,000       --
Other bank loans at 10% to 10.5% interest rate, payable in monthly payments ending at
  various dates through July 1999, secured by technical equipment.....................       120,203       208,179
Other debt obligations................................................................        85,258       154,468
                                                                                        ------------  ------------
                                                                                           8,964,135     8,661,062
Less current maturities...............................................................       500,642       605,238
                                                                                        ------------  ------------
                                                                                        $  8,463,493  $  8,055,824
                                                                                        ------------  ------------
                                                                                        ------------  ------------

------------------------

(1) The term note payable to a commercial finance corporation is secured by all James Ingstad Broadcasting, Inc. equipment, accounts receivable, the stock of JIB, the personal guarantee of the stockholder, and is also secured by a collateral assignment of life insurance on the life of the stockholder in an amount not less than $1,500,000. The loan agreement also provides for a penalty for early payment of the note and restrictive debt covenants.

    The amounts loaned to affiliates exceeded the amount permitted in the loan covenants during 1996; however, the Companies received a waiver of the covenant from the lender.

                             JKJ BROADCASTING, INC.
                       MISSOURI RIVER BROADCASTING, INC.
                             INGSTAD MANKATO, INC.
                        JAMES INGSTAD BROADCASTING, INC.
                            HOMETOWN WIRELESS, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4. LONG-TERM DEBT (CONTINUED)
    Subsequent to December 31, 1997, the terms of this note were renegotiated. The interest rate will be reduced to 4.25% above the 30 day commercial paper rate and monthly payments will be reduced to $14,500 beginning in February 1998 increasing to $21,350 in February 2002 with final payment in January 2003.

(2) Subsequent to December 31, 1997, James Ingstad Broadcasting, Inc. negotiated additional financing with the commercial finance corporation in the amount of $2,672,000 with interest at 4.25% above the 30 day commercial paper rate for high-grade unsecured notes sold through dealers by major corporations. This agreement provides for JIB to make loans to certain affiliates and to enable such affiliates to acquire certain radio broadcast properties as well as fund working capital needs of JIB and its affiliates. This loan is payable in monthly principal payments ranging from $6,950 in 1998 to $10,250 in 2002, plus interest. The security for this loan is the same as (1) above.

(3) Also subsequent to December 31, 1997, James Ingstad Broadcasting, Inc. negotiated a line of credit with the commercial finance corporation in the amount of $1,450,000 with interest at 4.25% above the 30 day commercial paper rate for high-grade unsecured notes sold through dealers by major corporations. Each advance shall be payable in monthly installments based on a percentage of the outstanding principal balance from the date of the advance continuing until January 2003 when all remaining outstanding principal and accrued interest will be due and payable in full. The security for this loan is the same as (1) above.

    Maturities of long-term debt are as follows:

1998............................................................................  $ 500,642
1999............................................................................    519,898
2000............................................................................    583,736
2001............................................................................    630,233
2002............................................................................    693,546
Thereafter......................................................................  6,036,080
                                                                                  ---------
                                                                                  $8,964,135
                                                                                  ---------
                                                                                  ---------

                             JKJ BROADCASTING, INC.
                       MISSOURI RIVER BROADCASTING, INC.
                             INGSTAD MANKATO, INC.
                        JAMES INGSTAD BROADCASTING, INC.
                            HOMETOWN WIRELESS, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5. COMMITMENTS

    The following is a schedule by year of the minimum future rentals under noncancelable operating leases and minimum future payments under noncompetition and consulting agreements as of December 31, 1997:

YEAR                                                                              LEASES    AGREEMENTS     TOTAL
-------------------------------------------------------------------------------  ---------  -----------  ---------
1998...........................................................................  $  22,032   $  21,292   $  43,324
1999...........................................................................     15,364      21,296      36,660
2000...........................................................................        700      --             700
2001...........................................................................        700      --             700
2002...........................................................................        700      --             700
Thereafter.....................................................................     10,500      --          10,500
                                                                                 ---------  -----------  ---------
                                                                                 $  49,996   $  42,588   $  92,584
                                                                                 ---------  -----------  ---------
                                                                                 ---------  -----------  ---------

    Total rental expense under all operating leases was $73,756, $83,356 and $80,374 for the years ended December 31, 1997, 1996 and 1995, respectively.

NOTE 6. STOCKHOLDER'S EQUITY

    Common stock, all of which is owned by the same individual, consists of the following at December 31, 1997 and 1996:

                                                                                                 AMOUNT OUTSTANDING
                                                              PAR       SHARES       SHARES    ----------------------
                                                             VALUE    AUTHORIZED     ISSUED       1997        1996
                                                           ---------  -----------  ----------  ----------  ----------
JKJ Broadcasting, Inc. ..................................  $       1     100,000        1,000  $    1,000  $    1,000
Missouri River Broadcasting, Inc. .......................  $       1     200,000       25,000      25,000      25,000
Ingstad Mankato, Inc. ...................................  $       1     250,000       10,000      10,000      10,000
James Ingstad Broadcasting, Inc. ........................  $       1     100,000       35,000      35,000      35,000
Hometown Wireless, Inc. .................................  $       1     100,000       50,000      50,000      50,000
                                                                      -----------  ----------  ----------  ----------
                                                                         750,000      121,000  $  121,000  $  121,000
                                                                      -----------  ----------  ----------  ----------
                                                                      -----------  ----------  ----------  ----------

                             JKJ BROADCASTING, INC.
                       MISSOURI RIVER BROADCASTING, INC.
                             INGSTAD MANKATO, INC.
                        JAMES INGSTAD BROADCASTING, INC.
                            HOMETOWN WIRELESS, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6. STOCKHOLDER'S EQUITY (CONTINUED)
    Additional paid-in capital and retained earnings by Company follows:

                                                                    ADDITIONAL PAID-IN       RETAINED EARNINGS
                                                                         CAPITAL                 (DEFICIT)
                                                                  ----------------------  -----------------------
                                                                     1997        1996        1997         1996
                                                                  ----------  ----------  -----------  ----------
JKJ Broadcasting, Inc. .........................................  $   --      $   --      $    38,618  $   11,272
Missouri River Broadcasting, Inc. ..............................      --          --          278,215     231,429
Ingstad Mankato, Inc. ..........................................      --          --           80,605      50,210
James Ingstad Broadcasting, Inc. ...............................      94,602      94,602      381,678      90,704
Hometown Wireless, Inc. ........................................      15,315      15,315     (108,015)      1,549
                                                                  ----------  ----------  -----------  ----------
                                                                  $  109,917  $  109,917  $   671,101  $  385,164
                                                                  ----------  ----------  -----------  ----------
                                                                  ----------  ----------  -----------  ----------

NOTE 7. RELATED PARTY TRANSACTIONS NOT DISCLOSED ELSEWHERE

    Notes receivable from parties related through common ownership as of December 31, 1997 and 1996 consist of the following unsecured loans which bear interest at the annual applicable federal rate. None of the loans include structured repayment terms.

                                                                                            1997          1996
                                                                                        ------------  ------------
Radio Ingstad of Iowa, Inc. ..........................................................  $    258,509  $    298,785
Ingstad Broadcasting, Inc. ...........................................................       993,075     1,008,501
Radio Iowa Broadcasting, Inc. ........................................................       618,413       109,184
Stockholder...........................................................................       193,809       102,839
                                                                                        ------------  ------------
                                                                                        $  2,063,806  $  1,519,309
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    Notes payable to parties related through common ownership at December 31, 1997 and 1996 consist of the following unsecured loans which bear interest at the annual applicable federal rate. None of the loans include structured repayment terms.

                                                                                               1997        1996
                                                                                            ----------  ----------
Stockholder...............................................................................  $  383,089  $  319,707
Ingstad Broadcasting, Inc. ...............................................................      13,195      38,595
                                                                                            ----------  ----------
                                                                                            $  396,284  $  358,302
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    The Companies use the management services of their stockholder. The amount of charges by the stockholder included in corporate office expense for travel, postage, rent, staff salaries and other business expenses was $85,253, $98,572 and $89,616 for the years ended December 31, 1997, 1996 and 1995, respectively.

                             JKJ BROADCASTING, INC.
                       MISSOURI RIVER BROADCASTING, INC.
                             INGSTAD MANKATO, INC.
                        JAMES INGSTAD BROADCASTING, INC.
                            HOMETOWN WIRELESS, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8. DEFINED CONTRIBUTION RETIREMENT PLAN

    The Companies have a 401(k) plan covering substantially all their employees, which allows eligible employees to contribute a portion of their compensation to the plan. The employer companies may make an additional contribution subject to the terms of the plan. The Companies did not make any contribution to the plan in 1997, 1996 and 1995.

NOTE 9. SELF INSURED HEALTH COVERAGE

    The Company is self insured for health care up to predetermined amounts above which third party insurance applies.

NOTE 10. GAIN FROM ANTENNA AGREEMENT

    James Ingstad Broadcasting, Inc. entered into an antenna agreement in December 1995 with another independent radio station owner whereby JIB agreed to elect to have one of its Minnesota FM towers modified from directional to nondirectional pending FCC approval. The agreement provided for JIB to receive a nonrefundable $50,000 initial deposit and $100,000 upon final approval from the FCC. The initial $50,000 was reported as gain from antenna agreement for the year ended December 31, 1995. The remaining $100,000 was reported in 1996 when the FCC approved the agreement terms.

NOTE 11. FAIR VALUE OF FINANCIAL INSTRUMENTS

    FASB Statement No. 107, "Disclosures of Fair Value of Financial Instruments", requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Statement No. 107 provides exclusions for certain trade receivables, trade payables and accruals and all nonfinancial assets and liabilities from its disclosure requirements.

    Cash approximates fair value because of its highly liquid and short term nature. The aggregate fair values of the notes receivable from and notes payable to related parties approximates their carrying amounts as there are no structured repayment terms and interest is adjusted annually. The carrying amounts reported for the variable rate note payable to a commercial finance corporation and notes payable to banks and sellers approximates their fair values.

NOTE 12. SUBSEQUENT SALE OF BUSINESS

    On February 19, 1998, the Companies and their shareholder and Radio Iowa Broadcasting, Inc. agreed to sell all radio station assets and liabilities, as defined in the agreements, to an outside party for approximately $49,500,000, of which $39,200,000 is allocated to these Companies. Approval of the sale must be received from the Federal Communications Commission ("FCC"). Closing on the sale will occur on the last day of the month in which the FCC approves the assignment application.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors of
Cumulus Media Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Jan-Di Broadcasting, Inc. (the "Company") at June 30, 1997 and 1996, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Chicago, Illinois
February 24, 1998

                           JAN-DI BROADCASTING, INC.
                                 BALANCE SHEETS
                               (DOLLARS IN 000'S)

                                                                                                       JUNE 30,
                                                                                                 --------------------
                                                                                                   1997       1996
                                                                                                 ---------  ---------
                                            ASSETS
Current assets:
  Cash and cash equivalents....................................................................  $     181  $     195
  Accounts receivable, less allowance for doubtful accounts of $20.............................        292        346
  Note receivable from KMXY-FM.................................................................     --            213
  Prepaid and other current assets.............................................................         11          9
                                                                                                 ---------  ---------
    Total current assets.......................................................................        484        763
Property and equipment, net....................................................................        496        277
Intangible assets, net.........................................................................        215        166
                                                                                                 ---------  ---------
    Total assets...............................................................................  $   1,195  $   1,206
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                             LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable.............................................................................  $      14  $      12
  Current portion of notes payable.............................................................         60         34
  Commissions payable..........................................................................         63         20
  Accrued and other current liabilities........................................................         36         19
                                                                                                 ---------  ---------
    Total current liabilities..................................................................        173         85
Long-term liabilities:
  Notes payable................................................................................        505        515
                                                                                                 ---------  ---------
    Total liabilities..........................................................................        678        600
                                                                                                 ---------  ---------
Commitments and contingencies

Shareholders' equity:
  Common stock, $2.60 par value, 50,000 shares authorized, 20,000 issued and outstanding.......         52         52
  Retained earnings............................................................................        465        554
                                                                                                 ---------  ---------
    Total shareholders' equity.................................................................        517        606
                                                                                                 ---------  ---------
    Total liabilities and shareholders' equity.................................................  $   1,195  $   1,206
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                       See Notes to Financial Statements.

                           JAN-DI BROADCASTING, INC.
                            STATEMENTS OF OPERATIONS
                               (DOLLARS IN 000'S)

                                                                                             FOR THE YEAR ENDED
                                                                                                  JUNE 30,
                                                                                            --------------------
                                                                                              1997       1996
                                                                                            ---------  ---------
Revenues..................................................................................  $   2,087  $   1,939
Less: agency commissions..................................................................       (116)      (111)
                                                                                            ---------  ---------
    Net revenues..........................................................................      1,971      1,828
Operating expenses:
  Programming.............................................................................        391        304
  Sales and promotions....................................................................        570        419
  Technical...............................................................................        145        105
  General and administrative..............................................................        627        524
  Trade...................................................................................         13         20
  Depreciation and amortization...........................................................        112         53
                                                                                            ---------  ---------
    Total operating expenses..............................................................      1,858      1,425
                                                                                            ---------  ---------
Income from operations....................................................................        113        403

Interest expense..........................................................................        (50)       (43)
Other income, net.........................................................................         27         13
                                                                                            ---------  ---------
Net income................................................................................  $      90  $     373
                                                                                            ---------  ---------
                                                                                            ---------  ---------

                       See Notes to Financial Statements.

                           JAN-DI BROADCASTING, INC.
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                               (DOLLARS IN 000'S)

                                                                                        COMMON        RETAINED
                                                                                         STOCK        EARNINGS       TOTAL
                                                                                     -------------  -------------  ---------
Balance at June 30, 1995...........................................................    $      52      $     426    $     478

Net income.........................................................................       --                373          373
Dividends..........................................................................       --               (245)        (245)
                                                                                             ---          -----    ---------
Balance at June 30, 1996...........................................................           52            554          606

Net income.........................................................................       --                 90           90
Dividends..........................................................................       --               (179)        (179)
                                                                                             ---          -----    ---------
Balance at June 30, 1997...........................................................    $      52      $     465    $     517
                                                                                             ---          -----    ---------
                                                                                             ---          -----    ---------

                       See Notes to Financial Statements.

                           JAN-DI BROADCASTING, INC.
                            STATEMENTS OF CASH FLOWS
                               (DOLLARS IN 000'S)

                                                                                                 FOR THE YEAR ENDED
                                                                                                      JUNE 30,
                                                                                                --------------------
                                                                                                  1997       1996
                                                                                                ---------  ---------
Cash flows from operating activities:
  Net income..................................................................................  $      90  $     373
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.............................................................        112         53
    Decrease (increase) in accounts receivable................................................         54       (111)
    Decrease (increase) in prepaid expenses and other current assets..........................         (2)        54
    Increase in accounts payable..............................................................          2          3
    Increase (decrease) in accrued and other liabilities......................................         60        (18)
                                                                                                      ---  ---------
  Net cash provided by operating activities...................................................        316        354
                                                                                                      ---  ---------
Cash flows from investing activities:
  Purchases of property and equipment.........................................................        (92)      (434)
  Acquisition of KMXY-FM......................................................................        (52)    --
                                                                                                      ---  ---------
  Cash used in investing activities...........................................................       (144)      (434)
                                                                                                      ---  ---------
Cash flows from financing activities:
  Proceeds from notes payable.................................................................         27        305
  Repayments of notes payable.................................................................        (34)       (29)
  Dividends paid to shareholders..............................................................       (179)      (245)
                                                                                                      ---  ---------
  Net cash (used in) provided by financing activities.........................................       (186)        31
                                                                                                      ---  ---------
Decrease in cash and cash equivalents.........................................................        (14)       (49)
Cash and cash equivalents at beginning of year................................................        195        244
                                                                                                      ---  ---------
Cash and cash equivalents at end of year......................................................  $     181  $     195
                                                                                                      ---  ---------
                                                                                                      ---  ---------
Supplemental disclosures of cash flow information:
Cash paid for interest........................................................................  $      54  $      43
                                                                                                      ---  ---------
                                                                                                      ---  ---------
Non-cash operating activities:
    Trade revenue.............................................................................  $      20  $      16
                                                                                                      ---  ---------
                                                                                                      ---  ---------
    Trade expense.............................................................................  $      13  $      20
                                                                                                      ---  ---------
                                                                                                      ---  ---------

                       See Notes to Financial Statements.

                           JAN-DI BROADCASTING, INC.

                NOTES TO FINANCIAL STATEMENTS (DOLLARS IN 000'S)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    Jan-Di Broadcasting, Inc. (the "Company") is a broadcasting company formed in 1980 to own and operate radio stations in Western Colorado. As of June 30, 1997, the Company owned and operated three FM stations, KEKB-FM, KBKL-FM and KMXY-FM.

    The significant accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flow are summarized below.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

PROPERTY AND EQUIPMENT

    Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

Broadcasting towers and equipment............................  7 years
Office furniture and equipment...............................  6 years
Leasehold improvement........................................  Term of lease

    Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

INTANGIBLE ASSETS

    Intangible assets include FCC licenses and non-compete agreements. Intangible assets are stated at cost and are being amortized using the straight-line method over the estimated useful life or contract term for periods not exceeding 15 years. The Company evaluates the carrying value of intangibles periodically in relation to the projected future undiscounted net cash flows of the related businesses.

INCOME TAXES

    The Company has elected to be treated as an S-Corporation for federal income tax purposes. Under this election the income or loss of the S-Corporation is included in the tax returns of the individual shareholders. Accordingly, federal income taxes are not included in the accompanying financial statements.

                           JAN-DI BROADCASTING, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
REVENUE RECOGNITION

    Revenue is recognized as advertising air time is broadcast.

TRADE AGREEMENTS

    The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Company uses exchanged products or services before advertising air time is provided, a trade liability is recognized.

2. ACQUISITION

    On July 23, 1996, the Company acquired the intangible assets of Station KMXY-FM in Grand Junction, Colorado for total consideration of $77 including a non-compete agreement for $25. The acquisition was accounted for using the purchase method of accounting.

    The Company's results of operations for the year ended June 30, 1997 and 1996 include the results of operations of the KMXY-FM from the date of acquisition. The following unaudited pro forma statement of operations data give effect to the acquisition as if it had occurred on July 1, 1995. In addition, depreciation and amortization has been increased for each period to reflect initial purchase price allocations as if the acquisition had occurred as of July 1, 1995.

                                                                      PRO FORMA FOR THE YEARS
                                                                           ENDED JUNE 30,
                                                                      ------------------------
                                                                         1997         1996
                                                                      -----------  -----------

                                                                            (UNAUDITED)
Net revenues........................................................   $   1,987    $   2,084
                                                                      -----------  -----------
                                                                      -----------  -----------
Income from operations..............................................   $     116    $     449
                                                                      -----------  -----------
                                                                      -----------  -----------
Net income..........................................................   $     103    $     419
                                                                      -----------  -----------
                                                                      -----------  -----------

3. PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following:

                                                                                      JUNE 30,
                                                                                --------------------
                                                                                  1997       1996
                                                                                ---------  ---------
Broadcasting towers and equipment.............................................  $     857  $     593
Office furniture and equipment................................................         57         35
Leasehold improvements........................................................         67         50
                                                                                ---------  ---------
                                                                                      981        678
Less accumulated depreciation.................................................       (485)      (401)
                                                                                ---------  ---------
Property and equipment, net...................................................  $     496  $     277
                                                                                ---------  ---------
                                                                                ---------  ---------

    Depreciation expense for the years ended June 30, 1997 and 1996 was $84 and $43, respectively.

                           JAN-DI BROADCASTING, INC.

4. INTANGIBLE ASSETS:

    Intangible assets consist of the following:

                                                                                      JUNE 30,
                                                                                --------------------
                                                                                  1997       1996
                                                                                ---------  ---------
FCC licenses..................................................................  $     260  $     208
Non-compete agreement.........................................................         25     --
                                                                                ---------  ---------
                                                                                      285        208
Less accumulated amortization.................................................        (70)       (42)
                                                                                ---------  ---------
Intangible assets, net........................................................  $     215  $     166
                                                                                ---------  ---------
                                                                                ---------  ---------

    Amortization expense for the years ended June 30, 1997 and 1996 was $28 and $10, respectively.

5. RELATED PARTY TRANSACTIONS:

    The Company leases business offices and studio space from the shareholders. Monthly rental paid by the Company is $2.5 under a month to month agreement, whereby the Company is responsible for all insurance, maintenance and utilities.

6. COMMITMENTS AND CONTINGENCIES:

    The Company incurred expenses of approximately $42 and $40, respectively, for the years ended June 30, 1997 and 1996, under operating leases for equipment and broadcasting facilities. Future minimum annual payments under the non-cancelable operating equipment leases and agreements as of June 30, 1997, are as follows:

JUNE 30,                                                                                PAYMENT
------------------------------------------------------------------------------------  -----------
1998................................................................................   $       8
1999................................................................................           4
                                                                                           -----
                                                                                       $      12
                                                                                           -----
                                                                                           -----

                           JAN-DI BROADCASTING, INC.

7. NOTES PAYABLE:

    Outstanding amounts under the Company's long-term debt arrangements consist of the following:

                                                                                      JUNE 30,
                                                                                --------------------
                                                                                  1997       1996
                                                                                ---------  ---------
Note payable to Norwest Bank of Colorado, $538 principal, interest at prime rate plus 1.5% (9.5% and 9.25% at June 30, 1997 and 1996, respectively) due
  June 14, 2006, secured by accounts receivable, inventory, and equipment.....  $     505  $     493
Note payable to Norwest Bank of Colorado with interest at 8.5%, due January
  14, 2001, secured by Jeep Cherokee..........................................         13     --
Note payable with interest at 8.0%, due March 1, 1998, secured by
  equipment...................................................................         22         56
Note payable with interest imputed at average funds rate, due December,
  1998........................................................................         25     --
                                                                                ---------  ---------
                                                                                      565        549
Less current maturities.......................................................        (60)       (34)
                                                                                ---------  ---------
Long-term debt................................................................  $     505  $     515
                                                                                ---------  ---------
                                                                                ---------  ---------

    A summary of the future maturities of long-term debt follows:

JUNE 30,
--------------------------------------------------------------------------------------
1998..................................................................................  $      60
1999..................................................................................         48
2000..................................................................................         51
2001..................................................................................         54
2002..................................................................................         56
Thereafter............................................................................        296
                                                                                        ---------
                                                                                        $     565
                                                                                        ---------
                                                                                        ---------

    The Company also has a revolving line of credit with Norwest Bank of Colorado which provides short-term borrowings up to $100. Interest on advances is payable monthly at one percent above the prime rate. The line of credit is reviewed annually by the bank, contains no fee for the unused balance and expires November 1, 1998. There were no outstanding balances on this line of credit as of June 30, 1997 and 1996.

8. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximates fair value due to their short-term nature. The fair value of note payable are estimated based on current market rates and approximates the carrying value.

9. SUBSEQUENT EVENTS

    On January 5, 1998, the Company entered into an asset purchase agreement to sell substantially all of the assets of the Company to Cumulus Media Inc. (a wholly-owned subsidiary of Cumulus Holdings, Inc.) for $5 million.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Cumulus Media Inc.

In our opinion, the accompanying combined balance sheet and the related combined statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of K-- Country, Inc. at June 30, 1997, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP
Chicago, Illinois
February 27, 1998

                                K-COUNTRY, INC.

                             COMBINED BALANCE SHEET

                                                                                                        JUNE 30,
                                                                                                          1997
                                                                                                      ------------
                                                      ASSETS
Current assets:
  Cash and cash equivalents.........................................................................  $     76,153
  Accounts receivable, less allowance for doubtful accounts of $11,880..............................       271,236
  Prepaid expenses..................................................................................         4,973
                                                                                                      ------------
      Total current assets..........................................................................       352,362

Property and equipment, net.........................................................................       706,711
Intangible assets, net of accumulated amortization of $94,215.......................................       562,774
                                                                                                      ------------
      Total asset...................................................................................  $  1,621,847
                                                                                                      ------------
                                                                                                      ------------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable on demand to stockholder.............................................................  $  1,296,156
  Accounts payable..................................................................................        41,862
  Accrued salaries and commissions payable..........................................................        22,342
  Other accrued expenses............................................................................        14,204
                                                                                                      ------------
      Total current liabilities.....................................................................     1,374,564
                                                                                                      ------------

Commitment and contingencies

Stockholders' equity:
  Common stock, $1 par value, 5,000 shares authorized, 500 issued and outstanding...................           500
  Retained earnings.................................................................................       246,783
                                                                                                      ------------
      Total stockholders' equity....................................................................       247,283
                                                                                                      ------------
      Total liabilities and stockholders' equity....................................................  $  1,621,847
                                                                                                      ------------
                                                                                                      ------------

                  See Notes to Combined Financial Statements.

                                K-COUNTRY, INC.

               COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS

                                                                                                      YEAR ENDED
                                                                                                     JUNE 30, 1997
                                                                                                     -------------
Revenues:..........................................................................................   $ 2,205,817
  Less: agency commissions.........................................................................       383,739
                                                                                                     -------------
      Net revenues.................................................................................     1,822,078
Operating expenses:
  Programming......................................................................................       423,610
  Magazine expenses................................................................................       261,650
  Selling expenses.................................................................................       587,768
  General and administrative.......................................................................       308,426
  Depreciation and amortization....................................................................       159,649
                                                                                                     -------------
      Total operating expenses.....................................................................     1,741,103
                                                                                                     -------------
Income before income taxes.........................................................................        80,975
Income taxes.......................................................................................        24,777
                                                                                                     -------------
Net income.........................................................................................        56,198
Beginning retained earnings........................................................................       190,585
                                                                                                     -------------
Ending retained earnings...........................................................................   $   246,783
                                                                                                     -------------
                                                                                                     -------------

                  See Notes to Combined Financial Statements.

                                K-COUNTRY, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                                                                                                      YEAR ENDED
                                                                                                     JUNE 30, 1997
                                                                                                     -------------
Cash flows from operating activities:
  Net income.......................................................................................   $    56,198
  Adjustments to reconcile net income to net cash (used in) provided by operating activities:
      Depreciation and amortization................................................................       159,649
      Increase in accounts receivable..............................................................        (5,435)
      Decrease in prepaid insurance................................................................         5,311
      Decrease in accounts payable.................................................................       (80,790)
      Decrease in accrued liabilities..............................................................       (10,677)
      Increase in income taxes payable.............................................................         1,095
                                                                                                     -------------
        Net cash provided by operating activities..................................................       125,351
                                                                                                     -------------
Cash flows from investing activities:
  Acquisition of radio station.....................................................................      (804,000)
  Purchases of property and equipment..............................................................       (65,757)
                                                                                                     -------------
  Cash used for investing activities...............................................................      (869,757)
                                                                                                     -------------
Cash flows from financing activities:
  Repayment of note payable to stockholder.........................................................      (165,000)
  Proceeds from borrowings from stockholder........................................................       895,538
                                                                                                     -------------
  Cash provided by financing activities............................................................       730,538
                                                                                                     -------------
Decrease in cash and cash equivalents..............................................................       (13,868)
Cash and cash equivalents at beginning of year.....................................................        90,021
                                                                                                     -------------
Cash and cash equivalents at end of year...........................................................   $    76,153
                                                                                                     -------------
                                                                                                     -------------
Supplemental disclosures of cash flow information:
  Cash paid for interest...........................................................................   $   --
                                                                                                     -------------
                                                                                                     -------------
  Cash paid for income taxes.......................................................................   $    24,777
                                                                                                     -------------
                                                                                                     -------------
Non-cash operating activities:
  Trade revenue....................................................................................   $   125,080
                                                                                                     -------------
                                                                                                     -------------
  Trade expense....................................................................................   $   159,890
                                                                                                     -------------
                                                                                                     -------------

                  See Notes to Combined Financial Statements.

                                K--COUNTRY, INC.

                         COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

DESCRIPTION OF BUSINESS

    The combined financial statements of K--Country, Inc. include the operations of radio stations WEGC-FM, WJAD-FM, WKAK-FM and WALG-FM located in Albany, GA and the operations of Albany Magazine. K--Country, Inc. owns radio stations WKAK-FM and WALG-AM. WEGC-FM, WJAD-FM and the Albany Magazine are wholly owned by the 89% owner of K--Country, Inc. All significant intercompany transactions are eliminated. The combined operations are hereinafter referred to as the "Company".

    The significant accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

PROPERTY AND EQUIPMENT

    Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

Building.........................................................   27 years
Vehicles.........................................................    5 years
                                                                        7-15
Studio and broadcasting equipment................................      years
Office furniture and fixtures....................................   10 years
Program library..................................................    7 years

    Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

INTANGIBLE ASSETS

    Intangible assets primarily represent the excess of cost over the fair market value of tangible net assets acquired. Intangible assets are stated at cost and are being amortized using the straight-line method over the estimated useful life of 15 years. The Company evaluates the carrying value of intangibles periodically in relation to the projected future undiscounted net cash flows of the related businesses.

                                K--COUNTRY, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
INCOME TAXES

    Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amount at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. Income tax expense is the total of tax payable for the period and the change during the period in deferred tax assets and liabilities.

REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

ORGANIZATION COSTS

    Organization costs are amortized using the straight-line method over a useful life of 5 years.

TRADE AGREEMENTS

    The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Company uses exchanged products or services before advertising air time is provided, a trade liability is recognized.

2. ACQUISITIONS

    On July 23, 1996, the Company acquired the assets of WEGC-FM and WJAD-FM for $804,000 of cash. The acquisition was accounted for as a purchase. Accordingly, the accompanying combined financial statements include the results of operations of the acquired stations from the date of acquisition. The purchase price was allocated $267,850 to property and equipment and $536,150 to intangible assets. The Company operated the WEGC-FM and WJAD-FM under a local marketing agreement from May 1, 1996 to July 23, 1996.

                                K--COUNTRY, INC.

3. PROPERTY AND EQUIPMENT:

    Property and equipment at June 30, 1997 consists of the following:

                                                                                    JUNE 30,
                                                                                      1997
                                                                                   -----------
Building.........................................................................  $    96,209
Vehicles.........................................................................       93,783
Studio and broadcasting equipment................................................      665,965
Office furniture and fixtures....................................................       31,103
Program library..................................................................       47,387
                                                                                   -----------
                                                                                       934,447
Accumulated depreciation.........................................................     (257,736)
                                                                                   -----------
                                                                                       676,711
Land.............................................................................       30,000
                                                                                   -----------
Property and equipment, net......................................................  $   706,711
                                                                                   -----------
                                                                                   -----------

    Depreciation expense for the year ended June 30, 1997 was $114,873.

4. NOTE PAYABLE TO STOCKHOLDER

    The Company is dependent on the controlling stockholder for financing. Note payable to stockholder is payable on demand and is non-interest bearing.

5. EMPLOYEE 401-K PLAN

    The Company has an elective contribution program for employees, where contributions are withheld from employee salaries and remitted to the plan administrator each month. The Company makes no contributions and only gives to employees the service of withholding and remitting for their convenience.

6. INCOME TAXES

    The Company's effective income tax rate differs from the statutory federal income tax rate of 34% for the year ended June 30, 1997 as follows:

Income tax benefit at federal statutory rate.......................  $  27,531
State income taxes (net of federal benefit)........................      3,616
Other..............................................................     (6,370)
                                                                     ---------
                                                                     $  24,777
                                                                     ---------
                                                                     ---------

    Temporary differences are insignificant.

                                K--COUNTRY, INC.

7. COMMITMENTS AND CONTINGENCIES:

    The Company incurred expenses of approximately $7,500 for the year ended June 30, 1997 under operating leases for radio broadcasting facilities. Future minimum annual payments under these non-cancelable operating leases and agreements as of June 30, 1997 are as follows:

1998...............................................................  $   7,500
1999...............................................................      7,625
2000...............................................................      7,650
2001...............................................................      7,650
Thereafter.........................................................     45,663
                                                                     ---------
                                                                     $  76,088
                                                                     ---------
                                                                     ---------

8. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and note payable to stockholder approximates fair value due to their short-term nature.

9. SUBSEQUENT EVENT:

    In February 1998, the Company entered into a letter of intent with Cumulus Broadcasting, Inc. (a wholly owned subsidiary of Cumulus Media Inc.) to sell the assets of the Company, subject to approval of the Federal Communications Commission, for $3,300,000. The Company expects to enter into an asset purchase agreement with Cumulus Broadcasting, Inc. in March 1998.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Cumulus Media Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Lesnick Communications, Inc. at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP
Chicago, Illinois
February 20, 1998

                          LESNICK COMMUNICATIONS, INC.

                                 BALANCE SHEETS

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1997        1996
                                                                                            ----------  ----------
                                                      ASSETS

Current assets:
  Cash....................................................................................  $    7,678  $    8,524
  Accounts receivable, less allowance for doubtful accounts of $8,000 in both 1997 and
    1996..................................................................................      77,560      63,332
  Income tax receivable...................................................................       2,025      25,000
  Prepaid expenses and other current assets...............................................       3,300       3,099
                                                                                            ----------  ----------
      Total current assets................................................................      90,563      99,955

Property and equipment, net...............................................................      16,595      17,844
Intangible assets, net....................................................................     182,000     204,750
                                                                                            ----------  ----------
      Total assets........................................................................  $  289,158  $  322,549
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable........................................................................  $   54,219  $   50,710
  Accrued expenses and other current liabilities..........................................      22,748      12,304
  Current portion of settlements payable..................................................      14,400      38,400
  Loan from shareholder...................................................................     170,530      27,000
                                                                                            ----------  ----------
      Total current liabilities...........................................................     261,897     128,414

Long-term settlements payable.............................................................      17,200      31,600
                                                                                            ----------  ----------
      Total liabilities...................................................................     279,097     160,014
                                                                                            ----------  ----------
Commitments and contingencies

Stockholders' equity:
  Common stock, $1 par value, 75,000 shares authorized, issued and outstanding............      75,000      75,000
  Retained earnings (deficit).............................................................     (64,939)     87,535
                                                                                            ----------  ----------
      Total stockholders' equity..........................................................      10,061     162,535
                                                                                            ----------  ----------
      Total liabilities and stockholders' equity..........................................  $  289,158  $  322,549
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                       See Notes to Financial Statements.

                          LESNICK COMMUNICATIONS, INC.

                            STATEMENTS OF OPERATIONS

                                                                                       FOR THE YEAR ENDED
                                                                                          DECEMBER 31,
                                                                                    ------------------------
                                                                                       1997         1996
                                                                                    -----------  -----------
Revenues..........................................................................  $   438,062  $   482,946
Less: agency commissions..........................................................      (12,947)     (22,129)
                                                                                    -----------  -----------
      Net revenues................................................................      425,115      460,817
                                                                                    -----------  -----------
Operating expenses:
  Programming.....................................................................      126,953      135,012
  Sales and promotions............................................................      147,619      155,647
  Technical.......................................................................       23,082       21,474
  General and administrative......................................................      242,874      267,561
  Depreciation and amortization...................................................       29,882       22,383
                                                                                    -----------  -----------
      Total operating expenses....................................................      570,410      602,077
                                                                                    -----------  -----------
Loss from operations..............................................................     (145,295)    (141,260)

Interest income...................................................................           91        1,194
Interest expense..................................................................       (5,645)      (3,056)
Other expense.....................................................................      --           (70,000)
                                                                                    -----------  -----------
Loss before income taxes..........................................................     (150,849)    (213,122)
Income tax expense (benefit)......................................................       (1,625)      24,613
                                                                                    -----------  -----------
Net loss..........................................................................  $  (152,474) $  (188,509)
                                                                                    -----------  -----------
                                                                                    -----------  -----------

                       See Notes to Financial Statements.

                          LESNICK COMMUNICATIONS, INC.

             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                            RETAINED
                                                                                 COMMON     EARNINGS
                                                                                 STOCK     (DEFICIT)     TOTAL
                                                                               ----------  ----------  ----------
Balance at January 1, 1996...................................................  $   75,000  $  276,044  $  351,044
Net loss.....................................................................                (188,509)   (188,509)
                                                                               ----------  ----------  ----------
Balance at December 31, 1996.................................................      75,000      87,535     162,535

Net loss.....................................................................                (152,474)   (152,474)
                                                                               ----------  ----------  ----------
Balance at December 31, 1997.................................................  $   75,000  $  (64,939) $   10,061
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

                       See Notes to Financial Statements.

                          LESNICK COMMUNICATIONS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                       FOR THE YEAR ENDED
                                                                                          DECEMBER 31,
                                                                                    ------------------------
                                                                                       1997         1996
                                                                                    -----------  -----------
Cash flows from operating activities:
  Net loss........................................................................  $  (152,474) $  (188,509)
  Adjustments to reconcile net income to net cash
    used in operating activities:
    Depreciation and amortization.................................................       29,882       22,383
    Decrease (increase) in accounts receivable....................................      (14,228)      12,671
    Decrease in income tax receivable.............................................       22,975      --
    Decrease (increase) in prepaid expenses and other current assets..............         (201)      19,601
    Increase in accounts payable..................................................        3,509        7,509
    Increase (decrease) in accrued settlement payments............................      (38,400)      70,000
    Increase in accrued expenses and other liabilities............................       10,444        6,446
                                                                                    -----------  -----------
      Net cash used in operating activities.......................................     (138,493)     (49,899)
Cash flows from investing activities:
  Purchases of property and equipment.............................................       (5,883)      (2,153)
                                                                                    -----------  -----------
      Cash used for investing activities..........................................       (5,883)      (2,153)
                                                                                    -----------  -----------
Cash flows from financing activities:
  Repayment of borrowings.........................................................      --            (4,324)
  Proceeds from borrowings........................................................      143,530       27,000
                                                                                    -----------  -----------
      Cash provided by financing activities.......................................      143,530       22,676
                                                                                    -----------  -----------
Decrease in cash..................................................................         (846)     (29,376)
Cash at beginning of year.........................................................        8,524       37,900
                                                                                    -----------  -----------
Cash at end of year...............................................................  $     7,678  $     8,524
                                                                                    -----------  -----------
                                                                                    -----------  -----------
Non-cash operating activities:
  Trade revenue...................................................................  $    97,096  $    80,795
                                                                                    -----------  -----------
                                                                                    -----------  -----------
  Trade expense...................................................................  $    90,405  $    74,481
                                                                                    -----------  -----------
                                                                                    -----------  -----------

                       See Notes to Financial Statements.

                          LESNICK COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

    Lesnick Communications, Inc. owns and operates radio station WTWR-FM (the "Station" or the "Company") located in Monroe, Michigan.

    The significant accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

PROPERTY AND EQUIPMENT

    Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

Vehicles........................................................  5 years
                                                                  10-12
Broadcasting towers and equipment...............................  years
Office furniture and equipment..................................  7-12 years

    Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

INTANGIBLE ASSETS

    Intangible assets include goodwill, Federal Communications Commission ("FCC") license and favorable lease contracts. Intangible assets are stated at cost and are being amortized using the straight-line method over the estimated useful life or contract term for periods not exceeding 40 years. The Company evaluates the carrying value of intangibles periodically in relation to the projected future undiscounted net cash flows of the related businesses.

REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

    Fees paid pursuant to various time brokerage agreements are amortized to expense, respectively, over the term of the agreement using the straight-line method.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

TRADE AGREEMENTS

    The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products

                          LESNICK COMMUNICATIONS, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Company uses exchanged products or services before advertising air time is provided, a trade liability is recognized.

2. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1997          1996
                                                                   ------------  ------------
Vehicles.........................................................   $   31,047    $   31,047
Broadcasting towers and equipment................................      141,962       141,962
Office furniture and equipment...................................       97,357        91,474
                                                                   ------------  ------------
                                                                       270,366       264,483
Accumulated depreciation.........................................      253,771       246,639
                                                                   ------------  ------------
Property and equipment, net......................................   $   16,595    $   17,844
                                                                   ------------  ------------
                                                                   ------------  ------------

    Depreciation expense for the year ended December 31, 1997 and 1996 was $7,132 and $4,183, respectively.

3. INTANGIBLE ASSETS

    Intangible assets consist of the following:

                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1997          1996
                                                                   ------------  ------------
Goodwill, FCC license and others.................................   $  455,000    $  455,000
Accumulated amortization.........................................     (273,000)     (250,250)
                                                                   ------------  ------------
Intangible assets, net...........................................   $  182,000    $  204,750
                                                                   ------------  ------------
                                                                   ------------  ------------

    Amortization expense for the year ended December 31, 1997 and 1996 was $22,750 and $18,200, respectively.

4. RELATED PARTY TRANSACTIONS

    A stockholder of the Company provides cash for operations to the Station as needed. At December 31, 1997 and 1996, the Company had a balance payable to the stockholder of $170,530 and $27,000, respectively. The balance is payable on demand of the stockholder. The interest rate applicable to the payable balance was 8.5% for the two years ended December 31, 1997.

    The Company leases the land on which the tower transmitter is located from a stockholder of the Company. The Company was not required to pay monthly rent payments during 1997 and 1996; however, rent expense was accrued for that period. Rent expense for the tower site was $6,000 for each of the years ended December 31, 1997 and 1996. Future rent expense will be $6,000 for each of the next five years.

                          LESNICK COMMUNICATIONS, INC.

5. INCOME TAXES

    In 1996, the Company recorded an income tax benefit for alternative minimum taxes paid in prior years due to the carryforward of a portion of the 1996 income tax loss. The Company has established a valuation allowance against all of its operating loss carryforwards following an assessment of the likelihood of realizing such amounts. In arriving at the determination as to the amount of the valuation allowance required, the Company considered its past operating history, tax planning strategies and its expectation of the level and timing of future taxable income. At December 31, 1997, the Company had net operating loss carryforwards for income tax purposes of approximately $350,000.

6. COMMITMENTS AND CONTINGENCIES

    During 1997, the Company settled two lawsuits which were filed during 1996. The first lawsuit was settled in January 1997 for $20,000. The second lawsuit was settled in May 1997 for $50,000. The Company paid $38,400 in relation to these settlements in 1997. Future payments will be $14,400 in 1998 and 1999 and $2,800 in 2000.

    The Company incurred expenses of approximately $12,675 for the year ended December 31, 1997 and $12,375 for the year ended December 31, 1996, under operating leases for radio broadcasting facilities. Future minimum annual payments under these non-cancelable operating leases and agreements as of December 31, 1997 include payments of $9,675 in 1998.

7. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash accounts receivables and accounts payable, and long term settlements payable approximates fair value because of the short maturity of these instruments.

8. SUBSEQUENT EVENT

    In January 1998, the Company entered into an agreement with Cumulus Broadcasting, Inc. (a wholly owned subsidiary of Cumulus Media Inc.) ("Cumulus") to sell substantially all the assets of the Company to Cumulus, subject to approval of the FCC.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Cumulus Media Inc.

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Louisiana Media Interests, Inc. and subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Chicago, Illinois
March 9, 1998

               LOUSISIANA MEDIA INTERESTS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1997          1996
                                                                                        ------------  ------------
                                                      ASSETS
Current assets:
  Cash and cash equivalents...........................................................  $     98,568  $     15,528
  Accounts receivable, less allowance for doubtful accounts of $15,000 and $15,000,
    respectively......................................................................       631,741       472,755
  Prepaid expenses and other current assets...........................................        23,997        12,212
                                                                                        ------------  ------------
      Total current assets............................................................       754,306       500,495
Property and equipment, net...........................................................     1,056,060       370,276
Intangible assets, net................................................................     6,076,587     4,364,569
Other assets..........................................................................         7,093         7,093
                                                                                        ------------  ------------
      Total assets....................................................................  $  7,894,046  $  5,242,433
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable....................................................................  $     72,980  $        403
  Accrued expenses and other current liabilities......................................       329,782       272,621
  Current portion of long-term debt...................................................     1,266,429       245,174
                                                                                        ------------  ------------
      Total current liabilities.......................................................     1,669,191       518,198
                                                                                        ------------  ------------
Long-term debt, less current portion..................................................     6,195,594     4,482,717
Preferred stock of subsidiary.........................................................       748,000       694,000

Commitments and contingencies

Stockholders' equity:
  8% Convertible preferred stock, no par value, 100,000 shares authorized, 10,000
    issued and 10,000 outstanding (liquidation value of $15.91 per share).............       --            175,000
  Common stock, no par value, 100,000 shares authorized, 91,000 issued and outstanding
    at December 31, 1997; 75,500 issued and outstanding at December 31, 1996..........       598,040       125,000
  Treasury stock at cost..............................................................       (79,063)      (79,063)
  Accumulated deficit.................................................................    (1,237,716)     (673,419)
                                                                                        ------------  ------------
      Total stockholders' equity (deficit)............................................      (718,739)     (452,482)
                                                                                        ------------  ------------
      Total liabilities and stockholders' equity (deficit)............................  $  7,894,046  $  5,242,433
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                       See Notes to Financial Statements

                LOUISIANA MEDIA INTERESTS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                                          ----------------------------------------
                                                                              1997          1996          1995
                                                                          ------------  ------------  ------------
Revenues................................................................  $  3,362,885  $  2,738,549  $  1,937,337
Less: agency commissions................................................      (298,763)     (216,756)     (147,038)
                                                                          ------------  ------------  ------------
      Net revenues......................................................     3,064,122     2,521,793     1,790,299
Operating expenses:
  Programming...........................................................       613,462       470,544       262,524
  Sales and promotions..................................................       696,540       532,788       360,018
  Technical.............................................................       141,063       135,832        73,839
  News..................................................................        93,736       109,446        96,436
  General and administrative............................................     1,008,404       727,272       441,223
  Depreciation and amortization.........................................       393,817       368,640       436,066
                                                                          ------------  ------------  ------------
      Total operating expenses..........................................     2,947,022     2,344,522     1,670,106
                                                                          ------------  ------------  ------------
Income from operations..................................................       117,100       177,271       120,193
Interest expense........................................................      (543,717)     (390,350)     (363,944)
                                                                          ------------  ------------  ------------
Loss before income taxes and minority interest..........................      (426,617)     (213,079)     (243,751)
Income taxes............................................................       --            --            --
Minority interest.......................................................      (121,680)      (54,431)      --
                                                                          ------------  ------------  ------------
Net loss................................................................      (548,297)     (267,510)     (243,751)
Preferred dividends.....................................................        16,000        16,000        16,000
                                                                          ------------  ------------  ------------
Net loss attributable to common shares..................................  $   (564,297) $   (283,510) $   (259,751)
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                       See Notes to Financial Statements.

                LOUISIANA MEDIA INTERESTS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                  CONVERTIBLE
                                                   PREFERRED     COMMON     TREASURY    ACCUMULATED
                                                     STOCK       STOCK       STOCK        DEFICIT        TOTAL
                                                  -----------  ----------  ----------  -------------  -----------
Balance at January 1, 1995......................  $   175,000  $  125,000      --      $    (130,158) $   169,842

Repurchased 5,000 shares of common stock........      --           --      $  (39,062)      --            (39,062)
Net loss........................................      --           --          --           (243,751)    (243,751)
Preferred stock dividends.......................      --           --          --            (16,000)     (16,000)
                                                  -----------  ----------  ----------  -------------  -----------
Balance at December 31, 1995....................      175,000     125,000     (39,062)      (389,909)    (128,971)

Repurchased 5,000 shares of common stock........      --           --         (40,001)      --            (40,001)
Net loss........................................      --           --          --           (267,510)    (267,510)
Preferred stock dividends.......................      --           --          --            (16,000)     (16,000)
                                                  -----------  ----------  ----------  -------------  -----------
Balance at December 31, 1996....................      175,000     125,000     (79,063)      (673,419)    (452,482)

Conversion of preferred stock to common stock...     (175,000)    175,000      --           --            --
Issuance of 4,500 shares of common stock........      --          298,040      --           --            298,040
Net loss........................................      --           --          --           (548,297)    (548,297)
Preferred stock dividends.......................      --           --          --            (16,000)     (16,000)
                                                  -----------  ----------  ----------  -------------  -----------
Balance at December 31, 1997....................  $   --       $  598,040  $  (79,063) $  (1,237,716) $  (718,739)
                                                  -----------  ----------  ----------  -------------  -----------
                                                  -----------  ----------  ----------  -------------  -----------

                       See Notes to Financial Statements.

                LOUISIANA MEDIA INTERESTS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                                           ---------------------------------------
                                                                               1997          1996         1995
                                                                           -------------  -----------  -----------
Cash flows from operating activities:
  Net loss...............................................................  $    (548,297) $  (267,510) $  (243,751)
Adjustments to reconcile net loss to net cash provided by operating activities:
  Depreciation and amortization..........................................        393,817      368,640      436,066
  Minority interest......................................................        121,680       54,431      --
  Stock-based compensation expense.......................................        278,040       20,000      --
  Increase in accounts receivable........................................       (158,986)    (152,432)     (41,783)
  Increase in other long-term assets.....................................       --             (8,000)      (7,082)
  Increase in other current assets.......................................        (11,785)      (4,969)      (7,243)
  Increase (decrease) in accounts payable................................         72,577          403      (58,250)
  Increase (decrease) in other accrued liabilities.......................         65,831       82,794      119,964
                                                                           -------------  -----------  -----------
      Net cash provided by operating activities..........................        212,877       93,357      197,921
                                                                           -------------  -----------  -----------
Cash flows from investing activities:
  Purchases of property and equipment....................................       (616,619)    (127,625)     (14,337)
  Acquisition of radio stations..........................................       (550,000)    (500,000)     --
                                                                           -------------  -----------  -----------
      Net cash used in investing activities..............................     (1,166,619)    (627,625)     (14,337)
                                                                           -------------  -----------  -----------
Cash flows from financing activities:
  Proceeds from borrowings of notes payable, net.........................      1,109,132     (194,439)     (26,480)
  Issuance of preferred stock of subsidiary..............................       --            676,000      --
  Repurchase of treasury stock...........................................       --            (40,001)     (39,062)
  Dividends paid on preferred stock of subsidiary........................        (56,350)     (36,431)     --
  Cash dividends paid....................................................        (16,000)     (16,000)     (16,000)
                                                                           -------------  -----------  -----------
      Net cash (used in) provided by financing activities................      1,036,782      389,129      (81,542)
                                                                           -------------  -----------  -----------

Net increase (decrease) in cash..........................................         83,040     (145,139)     102,042
Cash at beginning of year................................................         15,528      160,667       58,625
                                                                           -------------  -----------  -----------
Cash at end of year......................................................  $      98,568  $    15,528  $   160,667
                                                                           -------------  -----------  -----------
                                                                           -------------  -----------  -----------
Supplemental disclosure of cash flow information:
  Cash paid for interest.................................................  $     496,035  $   363,077  $   251,599
                                                                           -------------  -----------  -----------
                                                                           -------------  -----------  -----------

                       See Notes to Financial Statements.

                LOUISIANA MEDIA INTERESTS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

DESCRIPTION OF BUSINESS

    Louisiana Media Interests, Inc. and subsidiaries (the "Company") owns and operates radio stations KKGB-FM, KBIU-FM, KYKZ-FM and KXZZ-AM in Lake Charles, Louisiana.

    The consolidated financial statements include the accounts of Louisiana Media Interests, Inc. and all wholly owned subsidiaries. All significant intercompany transactions are eliminated. The significant accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

TRADE AGREEMENTS

    The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Company uses exchanged products or services before advertising air time is provided, a trade liability is recognized. Revenues and expenses under these agreements were insignificant during 1997; such revenues and expenses totaled $35,877 and $36,945, respectively during 1996 and $29,807 and $32,926, respectively during 1995.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company performs ongoing credit evaluations of its customers and generally does not require collateral for its accounts receivable. The Company maintains reserves for potential credit losses based upon the expected collectibility of all accounts receivable.

                LOUISIANA MEDIA INTERESTS, INC. AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using an accelerated method over the estimated useful lives of the property and equipment, ranging from 3 to 39 years.

    Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

INTANGIBLE ASSETS

    Intangible assets include FCC licenses, non-compete agreements, organizational costs and goodwill. Intangible assets are recorded at cost and amortized over their respective estimated useful lives. Amortization is calculated using the straight-line method over a 15-year life. The Company evaluates the carrying value of intangibles periodically in relation to the projected future undiscounted net cash flows of the related businesses.

INCOME TAXES

    Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amount at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. Income tax expense is the total of taxes payable for the period and the change during the period in deferred tax assets and liabilities.

    The Company files separate federal and state income tax returns.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of the Company's financial instruments, including cash, accounts receivable, accounts payable and long-term debt, approximate fair value.

2. ACQUISITIONS:

    On July 15, 1997, the Company acquired KKGB-FM for $2,175,000 consisting of cash of $550,000 and the issuance of a note payable of $1,625,000. The purchase price was allocated to property and equipment ($115,798), intangibles ($1,959,202) and a covenant not to compete ($100,000).

    The unaudited 1997 and 1996 pro forma results of operations are shown below. The pro forma information was prepared as if the acquisition occurred at the beginning of each year. The pro forma results may not be indicative of the results that would have been reported if the transaction had actually occurred at the beginning of each year presented, or of results that may be attained in the future.

                                                                        1997          1996
                                                                    ------------  ------------
Net revenues......................................................  $  3,311,427  $  3,039,657
Income from operations............................................       106,778       139,551
Net loss..........................................................      (692,283)     (531,341)

                LOUISIANA MEDIA INTERESTS, INC. AND SUBSIDIARIES

2. ACQUISITIONS: (CONTINUED)
    On August 21, 1996, the Company acquired KBIU-FM and KXZZ-AM for $1,500,000 consisting of cash of $500,000 and the issuance of a note payable of $1,000,000. The purchase price was allocated to property and equipment ($59,411) and intangibles ($1,440,589). The Company operated these stations under a local marketing agreement from February 1, 1996 to the acquisition date.

    The acquisitions discussed above were accounted for as purchases. Accordingly, the accompanying consolidated financial statements include the results of operations of the acquired entities from the dates of acquisition.

3. PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following:

                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1997          1996
                                                                   ------------  ------------
Broadcasting towers and equipment................................   $  356,802    $  221,290
Buildings........................................................      678,118       106,000
Office furniture and equipment...................................       42,525        33,524
                                                                   ------------  ------------
                                                                     1,077,445       360,814
Accumulated depreciation.........................................     (153,669)     (107,036)
                                                                   ------------  ------------
                                                                       923,776       253,778
Land.............................................................      132,284       116,498
                                                                   ------------  ------------
Property and equipment, net......................................   $1,056,060    $  370,276
                                                                   ------------  ------------
                                                                   ------------  ------------

    Depreciation expense for 1997, 1996 and 1995 was $46,633, $57,307 and $36,713, respectively.

4. INTANGIBLE ASSETS:

    Intangible assets consist of the following:

                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1997          1996
                                                                   ------------  ------------
FCC licenses and goodwill........................................   $6,982,791    $5,023,589
Noncompete and organizational costs..............................      179,193        79,193
                                                                   ------------  ------------
                                                                     7,161,984     5,102,782
Accumulated amortization.........................................   (1,085,397)     (738,213)
                                                                   ------------  ------------
Intangible assets, net...........................................   $6,076,587    $4,364,569
                                                                   ------------  ------------
                                                                   ------------  ------------

    Amortization expense for 1997, 1996 and 1995 was $347,184, $311,333 and $399,353, respectively.

                LOUISIANA MEDIA INTERESTS, INC. AND SUBSIDIARIES

5. INCOME TAXES

    The Company's effective income tax rate differs from the statutory federal income tax rate as a follows:

                                                         % OF                     % OF                     % OF
                                            1997        PRE-TAX       1996       PRE-TAX       1995       PRE-TAX
                                           AMOUNT       INCOME       AMOUNT      INCOME       AMOUNT      INCOME
                                         -----------  -----------  ----------  -----------  ----------  -----------
Income tax benefit at federal statutory
  rate.................................  $  (186,421)      (34.0)  $  (90,953)      (34.0)  $  (82,875)      (34.0)
State income taxes (net of federal
  benefit).............................      (14,475)       (2.6)      (6,955)       (2.6)      (6,435)       (2.6)
Other nondeductible items..............        1,428         0.3        1,400         0.5        1,962         0.8
Minority interest expense..............       41,371         7.5       18,507         6.9       --          --
Change in valuation allowance..........      158,097        28.8       78,001        29.2       87,348        35.8
                                         -----------       -----   ----------       -----   ----------       -----
                                         $   --           --       $   --          --       $   --          --
                                         -----------       -----   ----------       -----   ----------       -----
                                         -----------       -----   ----------       -----   ----------       -----

    Significant components of the deferred tax asset (liabilities) are as follows:

                                                                           1997        1996
                                                                        ----------  ----------
Deferred tax assets (liabilities):
  Net operating loss carryforwards....................................  $  329,316  $  185,694
  Allowance for doubtful accounts.....................................       5,100       5,100
  Other items.........................................................      27,865      13,390
                                                                        ----------  ----------
  Net deferred tax asset..............................................     362,281     204,184
                                                                        ----------  ----------
  Less valuation allowance............................................    (362,281)   (204,184)
                                                                        ----------  ----------
  Total net deferred tax asset........................................  $   --      $   --
                                                                        ----------  ----------
                                                                        ----------  ----------

    The net deferred tax asset at December 31, 1997 and 1996 is fully offset by a valuation allowance. The amount of the valuation allowance is reviewed periodically by management and is determined based on management's assessment of the Company's ability to generate future taxable income and realize the tax benefits associated with the deferred tax assets.

    Net operating losses expire as follows:

2009..............................................................  $ 114,158
2010..............................................................    238,040
2011..............................................................    193,962
2012..............................................................    422,417
                                                                    ---------
                                                                    $ 968,577
                                                                    ---------
                                                                    ---------

                LOUISIANA MEDIA INTERESTS, INC. AND SUBSIDIARIES

6. LONG-TERM DEBT:

    Debt consists of the following:

                                                                        1997          1996
                                                                    ------------  ------------
Note payable to former owner of KYKZ at 9.4%, payable in monthly installments through February 2011..............................  $  3,616,798  $  3,748,468
Note payable to former owner under non-compete agreement; payable
  in monthly installments of $1,110 through 2010..................       100,000       --
Note payable at 9.55%, due December 1998..........................        71,144        27,847
Note payable at 8.625%, secured by certain assets of the Company,
  due December 2001...............................................       546,617        50,263
Note payable to former owner of KBIU and KXZZ at 8%, due August
  2001............................................................       787,656       848,313
Note payable to former owner of KKGB at 8.5%, due September
  2009............................................................     1,598,609       --
Notes payable upon demand to stockholders at rates ranging from
  12% to 18%......................................................       725,000        53,000
Capital lease obligation, due in monthly installments of $476
  through November 2000...........................................        16,199       --
                                                                    ------------  ------------
                                                                       7,462,023     4,727,891
Less: Current portion of long-term debt...........................    (1,266,429)     (245,174)
                                                                    ------------  ------------
                                                                    $  6,195,594  $  4,482,717
                                                                    ------------  ------------
                                                                    ------------  ------------

    Maturities of debt are as follows:

YEAR ENDING DECEMBER 31                                                              AMOUNT
--------------------------------------------------------------------------------  ------------
1998............................................................................  $  1,266,429
1999............................................................................       490,071
2000............................................................................       510,765
2001............................................................................     1,020,178
2002............................................................................       465,281
Thereafter......................................................................     3,709,299
                                                                                  ------------
                                                                                  $  7,462,023
                                                                                  ------------
                                                                                  ------------

7. RELATED PARTY TRANSACTIONS:

    The Company paid management fees to a related party of $120,711 and $127,290 during 1997 and 1996, respectively.

8. CONVERTIBLE PREFERRED STOCK:

    On December 3, 1997, the 10,000 issued and outstanding voting shares of convertible preferred stock were converted to 11,000 shares of the Company's common stock at a conversion price $15.91 per share.

                LOUISIANA MEDIA INTERESTS, INC. AND SUBSIDIARIES

9. PREFERRED STOCK OF SUBSIDIARY:

    In July 1996, KBIU Acquisition, Inc., a subsidiary of the Company, issued 96,572 shares of preferred stock for $676,000 in cash in connection with the acquisition of KBIU-FM. Dividends on the preferred stock are payable by the Company at an annual rate of 10% on a quarterly basis plus 8% cumulative at redemption and are reported as minority interest in the statements of operations. The preferred stock has a stated redemption value equal to the original par value of the stock plus accrued but unpaid dividends. Unpaid dividends payable upon redemption of the stock were $72,000 and $18,000 at December 31, 1997 and 1996, respectively. The Company has the right to repurchase the stock at any time after July 18, 1999 but prior to July 18, 2001 at which time the stated redemption value plus accrued dividends must be paid.

10. LEASES:

    The Company leases certain equipment under various operating leases. Rent expense under operating leases for 1997, 1996 and 1995 was $78,058, $34,447 and $29,832, respectively. Future minimum annual payments under these non-cancelable operating leases and agreements as of December 31, 1997, are as follows:

                                                                                      PAYMENT
                                                                                     ---------
1998...............................................................................  $  77,660
1999...............................................................................     77,660
2000...............................................................................     77,660
2001...............................................................................     61,570
2002...............................................................................     32,863

11. STOCK COMPENSATION:

    During 1997 and 1996, the Company awarded common stock to a stockholder and an employee for services rendered. Participants are fully vested in the shares issued at date of grant which totaled 4,500 during 1997, 1,000 of which were issued in both January and December 1997 and 2,500 shares were issued in October 1997. The Company recognized compensation expense of $278,040 and $20,000, for the years ended December 31, 1997 and 1996, respectively, representing the estimated fair value of the shares awarded at the date of grant.

12. SALE OF STOCK:

    In February 1998, the Company and its stockholders entered into an agreement with Cumulus Media Inc. ("Cumulus") to sell all of the issued and outstanding stock of the Company, subject to approval of the Federal Communications Commission, to Cumulus for $14,848,000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
of Cumulus Media Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations, of changes in partners' capital and of cash flows present fairly, in all material respects, the financial position of M&M Partners (the "Partnership") at November 30, 1997 and December 31, 1996, and the results of its operations and its cash flows for the eleven months ended November 30, 1997, and for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Chicago, Illinois
February 24, 1998

                                  M&M PARTNERS

                                 BALANCE SHEETS

                               (DOLLARS IN 000'S)

                                                                                       NOVEMBER 30,   DECEMBER 31,
                                                                                           1997           1996
                                                                                       -------------  -------------
                                                      ASSETS
Current assets:
  Cash and cash equivalents..........................................................    $     171      $     144
  Accounts receivable, less allowance
    for doubtful accounts of $25.....................................................          689            386
  Deposit on broadcast property......................................................          100         --
  Prepaid and other current assets...................................................           11              3
                                                                                            ------         ------
      Total current assets...........................................................          971            533
                                                                                            ------         ------
Property and equipment, net..........................................................          573            589
Intangible assets, net...............................................................        2,336          2,641
                                                                                            ------         ------
      Total assets...................................................................    $   3,880      $   3,763
                                                                                            ------         ------
                                                                                            ------         ------
                                         LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Accounts payable and accrued liabilities...........................................    $     111      $      45
  Related party notes payable........................................................       --              1,245
  Current portion of notes payable...................................................          100          1,432
                                                                                            ------         ------
      Total current liabilities......................................................          211          2,722

Commitments and contingencies

Notes payable........................................................................       --                100
                                                                                            ------         ------
      Total liabilities..............................................................          211          2,822
                                                                                            ------         ------
Partners' capital....................................................................        3,669            941
                                                                                            ------         ------
      Total liabilities and partners' capital........................................    $   3,880      $   3,763
                                                                                            ------         ------
                                                                                            ------         ------

                       See Notes to Financial Statements.

                                  M&M PARTNERS

                            STATEMENTS OF OPERATIONS

                               (DOLLARS IN 000'S)

                                                                     FOR THE ELEVEN   FOR THE YEAR   FOR THE YEAR
                                                                      MONTHS ENDED        ENDED          ENDED
                                                                      NOVEMBER 30,    DECEMBER 31,   DECEMBER 31,
                                                                          1997            1996           1995
                                                                     ---------------  -------------  -------------
Revenues...........................................................     $   3,295       $   2,332      $   1,531
Less: agency commissions...........................................          (354)           (264)          (177)
                                                                           ------          ------         ------
      Net revenues.................................................         2,941           2,068          1,354

Operating expenses:
  Programming......................................................           554             401            238
  Sales and promotions.............................................           375             247            152
  Technical........................................................            21              21             16
  General and administrative.......................................           789             702            429
  Trade............................................................           526             238            108
  Time brokerage fees..............................................            70              48         --
  Depreciation and amortization....................................           485             335            222
                                                                           ------          ------         ------
      Total operating expenses.....................................         2,820           1,992          1,165
                                                                           ------          ------         ------
Income from operations.............................................           121              76            189

Interest expense, net..............................................          (114)           (118)          (152)
Other income.......................................................             2               2              8
                                                                           ------          ------         ------
      Net income (loss)............................................     $       9       $     (40)     $      45
                                                                           ------          ------         ------
                                                                           ------          ------         ------

                       See Notes to Financial Statements.

                                  M&M PARTNERS

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

                               (DOLLARS IN 000'S)

Balance at December 31, 1994........................................................  $      71

Partner contribution................................................................        478
Net income..........................................................................         45
                                                                                      ---------
Balance at December 31, 1995........................................................        594

Partner contribution................................................................        672
Partner withdrawal..................................................................       (285)
Net loss............................................................................        (40)
                                                                                      ---------
Balance at December 31, 1996........................................................        941

Partner contribution................................................................      2,898
Partner withdrawal..................................................................       (179)
Net income..........................................................................          9
                                                                                      ---------
Balance at November 30, 1997........................................................  $   3,669
                                                                                      ---------
                                                                                      ---------

                       See Notes to Financial Statements.

                                  M&M PARTNERS

                            STATEMENTS OF CASH FLOWS

                               (DOLLARS IN 000'S)

                                                                     FOR THE ELEVEN   FOR THE YEAR   FOR THE YEAR
                                                                      MONTHS ENDED        ENDED          ENDED
                                                                      NOVEMBER 30,    DECEMBER 31,   DECEMBER 31,
                                                                          1997            1996           1995
                                                                     ---------------  -------------  -------------
Cash flows from operating activities:
  Net income (loss)................................................     $       9       $     (40)     $      45
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
      Depreciation and amortization................................           485             335            222
      Increase in accounts receivable..............................          (303)            (93)           (58)
      Increase in prepaid and other current assets.................            (8)         --             --
      Increase in accounts payable and accrued liabilities.........            66               8             26
                                                                           ------          ------         ------
        Net cash provided by operating activities..................           249             210            235
                                                                           ------          ------         ------
Cash flows from investing activities:
  Acquisitions of broadcast properties.............................           (35)         (2,000)        --
  Deposit on broadcast property....................................          (100)         --             --
  Purchases of property and equipment..............................          (129)             (3)           (73)
                                                                           ------          ------         ------
        Net cash used in investing activities......................          (264)         (2,003)           (73)
                                                                           ------          ------         ------
Cash flows from financing activities:
  Proceeds from related party note payable.........................        --               1,245             68
  Payments of related party note payable...........................        (1,245)            (56)        --
  Proceeds from notes payable......................................        --                 254         --
  Payments of notes payable........................................        (1,432)         --               (603)
  Partner contributions............................................         2,898             672            478
  Partner withdrawal...............................................          (179)           (285)        --
                                                                           ------          ------         ------
        Net cash provided by (used in) investing activities........            42           1,830            (57)
                                                                           ------          ------         ------
Net increase in cash and cash equivalents..........................            27              37            105
Cash and cash equivalents at beginning of year.....................           144             107              2
                                                                           ------          ------         ------
Cash and cash equivalents at end of year...........................     $     171       $     144      $     107
                                                                           ------          ------         ------
                                                                           ------          ------         ------
Supplemental disclosures of cash flow information:
  Cash paid for interest...........................................     $     114       $     118      $     152
                                                                           ------          ------         ------
                                                                           ------          ------         ------
Non-cash operating activities:
  Trade revenue....................................................     $     523       $     238      $     108
                                                                           ------          ------         ------
  Trade expense....................................................     $     526       $     238      $     108
                                                                           ------          ------         ------
                                                                           ------          ------         ------

                       See Notes to Financial Statements.

                                  M&M PARTNERS

                         NOTES TO FINANCIAL STATEMENTS

                               (DOLLARS IN 000'S)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    M&M Partners (The "Partnership") was organized for the purpose of owning and operating radio broadcasting stations in and around Columbus, Georgia. The Partnership consists of two general partner interests whose ownership interests are allocated 99% and 1%, respectively.

    Until January 6, 1998, the Partnership owned and operated four stations WVRK-FM, WPNX-AM, WMLF-AM and WGSY-FM (the "Stations") and operated one station, WAGH-FM, under a time brokerage agreement ("TBA"). The Partnership has placed $100 on deposit with the licensor of WAGH-FM pending completion of a stock purchase agreement between the parties.

    The significant accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

PROPERTY AND EQUIPMENT

    Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated using accelerated methods over their estimated useful lives as follows:

Buildings....................................................  31.5 years
Broadcasting towers and equipment............................  5-6 years
Office furniture and equipment...............................  5-10 years
Leasehold improvement........................................  Term of lease

    Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

INTANGIBLE ASSETS

    Intangible assets consist of FCC licenses which are stated at cost and amortized using the straight-line method over 15 years. The Partnership evaluates the carrying value of intangibles periodically in relation to the projected future undiscounted net cash flows of the related businesses.

                                  M&M PARTNERS

                               (DOLLARS IN 000'S)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
INCOME TAXES

    Income or loss of the Partnership is included in the tax returns of the individual partners. Accordingly, federal income taxes are not recognized by the Partnership.

REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

TIME BROKERAGE

    The Partnership operates station WAGH-FM under a TBA whereby the stations' operating revenues and expenses are controlled by the Partnership and, accordingly, are reflected in the Partnership's financial statements over the term of the TBA. A TBA fee is paid to the licensee of the station on a monthly basis.

TRADE AGREEMENTS

    The Partnership enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Partnership uses exchanged products or services before advertising air time is provided, a trade liability is recognized.

2. ACQUISITIONS:

    In March 1997, the Partnership acquired station WMLF-AM licensed to Columbus, Georgia for approximately $35 in total consideration. In July 1996, the Partnership acquired station WGSY-FM licensed to Phoenix City, Alabama for $1,950 in total consideration. The acquisitions were accounted for using the purchase method of accounting.

    The Partnership's results of operations for the eleven months ended November 30, 1997 and for the year ended December 31, 1996 include the results of operations of WGSY-FM and WMLF-AM from their respective dates of acquisition. The following unaudited pro forma statement of operations data give effect to the acquisitions as if they had occurred on January 1, 1996. In addition, depreciation and amortization

                                  M&M PARTNERS

                               (DOLLARS IN 000'S)

2. ACQUISITIONS: (CONTINUED)
has been increased each period to reflect initial purchase price allocations as if the acquisitions had occurred on January 1, 1996.

                                                                            PRO FORMA
                                                                  ------------------------------
                                                                      FOR THE
                                                                   ELEVEN MONTHS      FOR THE
                                                                       ENDED        YEAR ENDED
                                                                   NOVEMBER 30,    DECEMBER 31,
                                                                       1997            1996
                                                                  ---------------  -------------

                                                                           (UNAUDITED)
Net revenues....................................................     $   2,946       $   2,486
                                                                        ------          ------
                                                                        ------          ------
Income from operations..........................................     $     121       $     181
                                                                        ------          ------
                                                                        ------          ------
Net income......................................................     $       9       $      32
                                                                        ------          ------
                                                                        ------          ------

3. PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following:

                                                                    NOVEMBER 30,     DECEMBER 31,
                                                                        1997             1996
                                                                   ---------------  ---------------
Buildings........................................................     $     241        $     241
Broadcasting towers and equipment................................           659              616
Office furniture and equipment...................................           307              189
Leasehold improvements...........................................            70               70
                                                                          -----            -----
                                                                          1,277            1,116
Accumulated depreciation.........................................          (731)            (554)
Land.............................................................            27               27
                                                                          -----            -----
Property and equipment, net......................................     $     573        $     589
                                                                          -----            -----
                                                                          -----            -----

    Depreciation expense for the periods ended November 30, 1997 and December 31, 1996 and 1995 was $177, $91 and $25, respectively.

4. INTANGIBLE ASSETS:

    Intangible assets consist of the following:

                                                                   NOVEMBER 30,   DECEMBER 31,
                                                                       1997           1996
                                                                   -------------  -------------
FCC licenses.....................................................    $   4,623      $   4,620
Accumulated amortization.........................................       (2,287)        (1,979)
                                                                        ------         ------
Intangible assets, net...........................................    $   2,336      $   2,641
                                                                        ------         ------
                                                                        ------         ------

    Amortization expense for the periods ended November 30, 1997 and December 31, 1996 and 1995 was $308, $244 and $197, respectively.

                                  M&M PARTNERS

                               (DOLLARS IN 000'S)

5. RELATED PARTY TRANSACTIONS:

    JTM, Inc., which is under common ownership, provides accounting and payroll services to the Partnership in exchange for advertising time for other businesses operated by JTM, Inc. The value of these transactions, which are recorded as trade revenue and trade expense, were approximately $16.5 for the eleven months ended November 30, 1997 and $18 for the years ended December 31, 1996 and 1995.

    The majority partner provides space for radio broadcasting facilities for which rent expense is allocated based on the estimated fair value of rental expense for similar facilities. Rent allocations included in expense were $73, $51 and $46 for the eleven months ended November 30, 1997 and the two years ended December 31, 1996 and 1995.

                                                                   NOVEMBER 30,   DECEMBER 31,
                                                                       1997           1996
                                                                   -------------  -------------
Related party note payable, interest accrues at the applicable short-term federal rate prescribed by the Internal Revenue
  Service with the balance of principal and interest due upon
  demand.........................................................    $  --          $   1,245
                                                                        ------         ------
                                                                        ------         ------

6. NOTES PAYABLE

    Notes payable consist of the following:

                                                                   NOVEMBER 30,   DECEMBER 31,
                                                                       1997           1996
                                                                   -------------  -------------
Line of credit loan, interest at prime
  (8.5% at November 30, 1997), principal
  and interest payments due monthly..............................    $      50      $     804
Line of credit loan, interest at prime
  (8.5% at November 30, 1997), principal
  and interest payments due monthly..............................           50            728
                                                                        ------         ------
Less current maturities..........................................          100          1,532
                                                                          (100)        (1,432)
                                                                        ------         ------
                                                                     $   -          $     100
                                                                        ------         ------
                                                                        ------         ------

7. COMMITMENTS AND CONTINGENCIES

    The Partnership is involved from time to time in various other claims and lawsuits which arise in the ordinary course of business. The Partnership is vigorously contesting all such matters and believes that their ultimate resolution will not have a material adverse effect on its financial position, results of operations or cash flows.

    The Partnership incurred expenses of approximately $28, $20 and $15, respectively for the eleven months ended November 30, 1997 and the two years ended December 31, 1996 and 1995 under operating leases for equipment and broadcast towers and a time brokerage arrangement. Future minimum annual

                                  M&M PARTNERS

                               (DOLLARS IN 000'S)

7. COMMITMENTS AND CONTINGENCIES (CONTINUED) payments under these non-cancelable operating leases and agreements as of November 30, 1997, are as follows:

1998..................................................................  $      30
1999..................................................................          5
                                                                              ---
                                                                        $      35
                                                                              ---
                                                                              ---

8. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximates fair value due to their short term nature. The fair value of notes payable are estimated based on current market rates and approximate the carrying value.

9. SUBSEQUENT EVENTS

    On January 6, 1998, the assets of the Partnership were sold to Cumulus Broadcasting, Inc. (a wholly-owned subsidiary of Cumulus Media Inc.) for $12.75 million.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Cumulus Media Inc.

    In our opinion, the accompanying combined balance sheets and the related combined statements of income and retained earnings and of cash flows present fairly, in all material respects, the combined financial position of The Midwestern Broadcasting Company's radio stations, WWWM-FM and WLQR-AM at October 31, 1997 and December 31, 1996, and the results of their operations and their cash flows for the period January 1, 1997 to October 31, 1997 and for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Toledo, Ohio
February 11, 1998

                      THE MIDWESTERN BROADCASTING COMPANY

                       RADIO STATIONS WWWM-FM AND WLQR-AM

                            COMBINED BALANCE SHEETS

                                                                                       OCTOBER 31,   DECEMBER 31,
                                                                                           1997          1996
                                                                                       ------------  ------------
                                                     ASSETS

Current assets:
  Cash and cash equivalents..........................................................  $    310,134   $   95,279
  Marketable securities, at fair value...............................................       303,546      544,510
  Trade accounts receivable, less allowance of $10,000 in 1997 and $10,000 in 1996...       593,249      397,661
  Amounts due from related parties...................................................        63,431      170,722
  Amount due from shareholders.......................................................        79,500       37,620
  Prepaid expenses...................................................................        10,431       25,615
  Income tax receivable..............................................................         7,177        7,750
  Interest receivable................................................................                      5,018
                                                                                       ------------  ------------
      Total current assets...........................................................     1,367,468    1,284,175

Property and equipment:
  Land and land improvements.........................................................        85,040       85,040
  Buildings and leasehold improvements...............................................       168,510      153,028
  Transmitter, towers, antenna system, and other equipment...........................       307,821      313,751
  Furniture and fixtures.............................................................       160,409      159,418
  Automobiles and other vehicles.....................................................        54,858       54,858
                                                                                       ------------  ------------
                                                                                            776,638      766,095
  Less accumulated depreciation......................................................       550,705      522,117
                                                                                       ------------  ------------
                                                                                            225,933      243,978
                                                                                       ------------  ------------
                                                                                       $  1,593,401   $1,528,153
                                                                                       ------------  ------------
                                                                                       ------------  ------------

     The accompanying notes are an integral part of the combined financial statements.

                      THE MIDWESTERN BROADCASTING COMPANY

                       RADIO STATIONS WWWM-FM AND WLQR-AM

                            COMBINED BALANCE SHEETS

                                                                                       OCTOBER 31,   DECEMBER 31,
                                                                                           1997          1996
                                                                                       ------------  ------------
                                        LIABILITIES AND STATIONS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses..............................................  $     15,860   $   71,084
  Amounts due to affiliates..........................................................       470,951      426,566
  Employees' compensation, payroll taxes, and commissions............................        83,761       83,292
  Income taxes.......................................................................         9,800          418
  Current maturities of long-term liabilities........................................         4,539        4,389
  Deferred barter revenue............................................................        89,055       86,882
                                                                                       ------------  ------------
      Total current liabilities......................................................       673,966      672,631

Long-term liabilities:
  Notes payable to bank..............................................................        36,863       38,003
  Capital lease obligations..........................................................        12,355       15,349
                                                                                       ------------  ------------
                                                                                             49,218       53,352
  Less current maturities............................................................         4,539        4,389
                                                                                       ------------  ------------
                                                                                             44,679       48,963

Stations' equity:
  Contributed equity.................................................................       105,702      105,702
  Retained earnings..................................................................       769,054      700,857
                                                                                       ------------  ------------
                                                                                            874,756      806,559
                                                                                       ------------  ------------
                                                                                       $  1,593,401   $1,528,153
                                                                                       ------------  ------------
                                                                                       ------------  ------------

     The accompanying notes are an integral part of the combined financial statements.

                      THE MIDWESTERN BROADCASTING COMPANY

                       RADIO STATIONS WWWM-FM AND WLQR-AM

              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                      FOR THE PERIOD           YEAR ENDED
                                                                       JANUARY 1, TO          DECEMBER 31,
                                                                        OCTOBER 31,    --------------------------
                                                                           1997            1996          1995
                                                                      ---------------  ------------  ------------
Operating revenues:
  Local announcements...............................................   $   1,234,931   $  1,561,720  $  1,893,321
  Regional announcements............................................         618,134        545,996       797,467
  Barter revenue....................................................         172,656        239,395       333,300
  National announcements............................................         454,405        342,953       403,487
  Remotes...........................................................          37,111         39,779       105,195
  Political announcements...........................................                          4,206
  Other.............................................................                            446         6,957
                                                                      ---------------  ------------  ------------
                                                                           2,517,237      2,734,495     3,539,727
  Less: agency and national representative commissions..............         279,227        317,038       408,451
                                                                      ---------------  ------------  ------------
                                                                           2,238,010      2,417,457     3,131,276
                                                                      ---------------  ------------  ------------
Operating costs and expenses:
  Engineering.......................................................         110,848        117,195        91,620
  Production........................................................         443,054        647,557       717,461
  Selling...........................................................         560,613        619,285       781,565
  General and administrative........................................         626,268        825,500       825,606
                                                                      ---------------  ------------  ------------
                                                                           1,740,783      2,209,537     2,416,252
                                                                      ---------------  ------------  ------------

Other income (expense):
  Investment income.................................................          13,070         31,556        27,938
  Interest expense..................................................          (4,573)        (5,992)       (4,180)
  Miscellaneous.....................................................         (18,788)        (7,941)         (877)
                                                                      ---------------  ------------  ------------
                                                                             (10,291)        17,623        22,881
                                                                      ---------------  ------------  ------------
Income before local income taxes....................................         486,936        225,543       737,905
Provision for local income taxes....................................           9,800          6,000        16,000
                                                                      ---------------  ------------  ------------
Net income..........................................................         477,136        219,543       721,905

Retained earnings at beginning of year..............................         700,857        716,705       347,768
Dividends and distributions.........................................        (408,939)      (235,391)     (352,968)
                                                                      ---------------  ------------  ------------
Retained earnings at end of year....................................   $     769,054   $    700,857  $    716,705
                                                                      ---------------  ------------  ------------
                                                                      ---------------  ------------  ------------

     The accompanying notes are an integral part of the combined financial statements.

                      THE MIDWESTERN BROADCASTING COMPANY

                       RADIO STATIONS WWWM-FM AND WLQR-AM

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                          FOR THE PERIOD         YEAR ENDED
                                                                           JANUARY 1, TO        DECEMBER 31,
                                                                            OCTOBER 31,    ----------------------
                                                                               1997           1996        1995
                                                                          ---------------  ----------  ----------
Cash flows from operating activities
Net income..............................................................    $   477,136    $  219,543  $  721,905
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization.........................................         49,678        53,510      37,326
  Provision for losses on accounts receivable...........................                                   20,084
  Interest income from marketable securities............................           (906)
  Loss on disposal of property, plant and equipment.....................            995
  Barter revenue........................................................       (172,656)     (239,395)   (333,300)
  Barter expense........................................................        174,829       187,317     277,828
Changes in operating assets and liabilities:
  Trade accounts and other receivables..................................       (189,997)      233,534     (74,890)
  Amounts due related parties and shareholders..........................        (36,917)     (121,408)    (26,683)
  Intercompany payable/receivable.......................................        146,713       (71,876)      5,287
  Prepaid expenses......................................................         15,184        (6,304)     (5,259)
  Other assets..........................................................                        3,250         873
  Accounts payable and accrued expenses.................................        (45,373)      (28,516)    (12,556)
                                                                          ---------------  ----------  ----------
Net cash provided by operating activities...............................        418,686       229,655     610,615
                                                                          ---------------  ----------  ----------

Cash flows from investing activities
  Purchases of property and equipment...................................        (32,628)      (51,176)   (111,503)
  Sales (purchases) of marketable securities, net.......................        241,870      (544,510)
                                                                          ---------------  ----------  ----------
Net cash provided by (used in) investing activities.....................        209,242      (595,686)   (111,503)
                                                                          ---------------  ----------  ----------

Cash flows from financing activities
Principal payments on note payable to bank and capital lease
  obligations...........................................................         (4,134)       (1,366)       (631)
Proceeds from issuance of debt..........................................                                   40,000
Dividends and distributions.............................................       (408,939)     (235,391)   (352,968)
                                                                          ---------------  ----------  ----------
Net cash used in financing activities...................................       (413,073)     (236,757)   (313,599)
                                                                          ---------------  ----------  ----------
Increase (decrease) in cash and cash equivalents........................        214,855      (602,788)    185,513
Cash and cash equivalents at beginning of year..........................         95,279       698,067     512,554
                                                                          ---------------  ----------  ----------
Cash and cash equivalents at end of year................................    $   310,134    $   95,279  $  698,067
                                                                          ---------------  ----------  ----------
                                                                          ---------------  ----------  ----------

Supplemental schedule of non-cash activities
Equipment acquired under capital leases.................................    $   --         $   15,349  $   --
                                                                          ---------------  ----------  ----------
                                                                          ---------------  ----------  ----------

     The accompanying notes are an integral part of the combined financial statements.

                      THE MIDWESTERN BROADCASTING COMPANY
                       RADIO STATIONS WWWM-FM AND WLQR-AM

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES

    The Midwestern Broadcasting Company (the "Company") owns and operates radio stations WWWM-FM and WLQR-AM (the "Stations") located in Toledo, Ohio. At the close of business on November 12, 1997, the stations were sold to Cumulus Broadcasting, Inc., a wholly owned subsidiary of Cumulus Media Inc. For accounting purposes, the acquisition date has been designated as of the close of business on October 31, 1997. The combined financial statements present the operations of the Stations on a "carved out" basis.

    The significant accounting principles followed by the Stations and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

BASIS OF PRESENTATION

    The combined financial statements include the assets and liabilities of the Stations and the results of their operations.

CASH EQUIVALENTS

    The Stations consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.

MARKETABLE SECURITIES

    Marketable securities consist of U.S. Government debt securities and have original maturities of six months. Management considers all marketable securities to be "available for sale" as defined by Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Such securities are carried at market value.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Expenditures for additions and improvements that add materially to productive capacity or extend the useful life of an asset are capitalized, and expenditures for maintenance and repairs are charged to operations. When property is retired or otherwise disposed of, the related accounts for cost and depreciation are relieved, and any gain or loss resulting from the disposal is included in results of operations. Depreciation is computed by accelerated and straight-line methods. Useful lives ranged from 5 to 20 years for land improvements; 5 to 45 years for buildings and leasehold improvements; 5 to 10 years for transmitting equipment, towers, antennas, and furniture; and 5 to 12 years for automobiles and other vehicles.

BARTER TRANSACTIONS

    Goods and services received in exchange for commercial broadcasts are recorded at fair value when received, and the related revenue is recorded when the advertisement is broadcast. The Stations recorded $10,000, $1,700 and $7,000 of fixed assets obtained through various barter transactions during 1997, 1996 and 1995, respectively.

                      THE MIDWESTERN BROADCASTING COMPANY
                       RADIO STATIONS WWWM-FM AND WLQR-AM

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

    Midwestern Broadcasting is a Subchapter S corporation for federal and state income tax purposes. As a result, the shareholders of Midwestern include their pro-rata share of Midwestern's taxable income in their respective personal income tax returns. Therefore, federal and state income tax provisions have not been recorded for the Stations. See Note 3 for pro forma federal and state income tax provisions.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during that period. Actual results could differ from those estimates.

2. LONG-TERM LIABILITIES

    During 1995, the Stations borrowed $40,000 from a bank under a term note. The note bears interest at a fixed interest rate of 10.75% per annum and is payable in equal monthly installments of principal and interest of $448 over fifteen years. At October 31, 1996 the balance is $36,863.

    The Stations entered into a capital lease for certain equipment during 1996. The liability under the lease was $12,355 and $15,349 at October 31, 1997 and December 31, 1996, respectively. The equipment is included in furniture and fixtures and has a net book value of $11,831 and $15,028 at October 31, 1997 and December 31, 1996, respectively. Amortization of the capital lease asset is included in depreciation expense.

    Future minimum payments for all long-term obligations as of October 31, 1997 are as follows:

                                                                           NOTES    CAPITALIZED
                                                                          PAYABLE     LEASES
                                                                         ---------  -----------
1998...................................................................  $   1,239   $   4,680
1999...................................................................      1,524       4,680
2000...................................................................      1,696       4,680
2001...................................................................      1,888         390
2002...................................................................      2,101
Future Years...........................................................     28,415
                                                                         ---------  -----------
                                                                         $  36,863      14,430
                                                                         ---------  -----------
Amount representing interest...........................................                  2,075
                                                                                    -----------
Present value of minimum lease payments................................              $  12,355
                                                                                    -----------
                                                                                    -----------

    Total interest payments were $4,573, $5,992 and $4,180 in 1997, 1996 and 1995, respectively.

                      THE MIDWESTERN BROADCASTING COMPANY
                       RADIO STATIONS WWWM-FM AND WLQR-AM

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

3. RELATED PARTIES

    Stratford Research, a company affiliated through common ownership and management, provides market research and consulting services to the Stations. Consulting fees charged during 1997, 1996 and 1995 to the Stations totaled $43,000, $71,000 and $98,000, respectively, and are included in general and administrative expenses. Certain expenditures are incurred by the Stations and charged to Stratford. At October 31, 1997 and December 31, 1996 and 1995, the Stations had a receivable from Stratford totaling $6,611, $3,438 and $10,388, respectively, which is included in amounts due from related parties.

    During 1997 and 1996, the shareholders of the Company incurred travel and other personal expenses in excess of dividends paid, resulting in a net $31,864 and $38,000 receivable due from shareholders as of October 31, 1997 and December 31, 1996, respectively.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Cumulus Media Inc.

    In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Mustang Broadcasting Company at December 31, 1997, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Chicago, Illinois
March 5, 1998

                          MUSTANG BROADCASTING COMPANY

                                 BALANCE SHEET

                                                                                                      DECEMBER 31,
                                                                                                          1997
                                                                                                      ------------
                                                      ASSETS
Current assets:
  Cash and cash equivalents.........................................................................   $   51,353
  Accounts receivable, less allowance for doubtful accounts of $5,000...............................      160,167
  Prepaid expenses..................................................................................          227
                                                                                                      ------------
      Total current assets..........................................................................      211,747
                                                                                                      ------------
Property and equipment, net.........................................................................      295,303

Intangible assets, net..............................................................................      362,606
                                                                                                      ------------
      Total asset...................................................................................   $  869,656
                                                                                                      ------------
                                                                                                      ------------
                                       LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable..................................................................................   $    4,067
  Accrued expenses..................................................................................       40,793
  Current portion of debt...........................................................................       21,540
  Current portion of stockholder advances...........................................................      429,483
                                                                                                      ------------
      Total current liabilities.....................................................................      495,883
                                                                                                      ------------
Long-term debt......................................................................................       31,134
Stockholder advances................................................................................      299,280

Commitments and contingencies

Stockholder's equity:
  Common stock, $.01 par value, 100,000 shares authorized, 68,500 issued and outstanding............          685
  Additional paid-in-capital........................................................................      684,315
  Accumulated deficit...............................................................................     (641,641)
                                                                                                      ------------
      Total stockholder's equity....................................................................       43,359
                                                                                                      ------------
      Total liabilities and stockholder's equity....................................................   $  869,656
                                                                                                      ------------
                                                                                                      ------------

                       See Notes to Financial Statements.

                          MUSTANG BROADCASTING COMPANY

                            STATEMENT OF OPERATIONS

                                                                                                FOR THE YEAR ENDED
                                                                                                DECEMBER 31, 1997
                                                                                                ------------------
Revenues......................................................................................    $    1,139,924
  Less: agency commissions....................................................................           (46,753)
                                                                                                ------------------
      Net revenues............................................................................         1,093,171
Operating expenses:
  Programming.................................................................................           334,345
  Sales and promotions........................................................................           436,741
  Technical...................................................................................            68,058
  General and administrative..................................................................           238,628
  Depreciation and amortization...............................................................            96,673
                                                                                                ------------------
      Total operating expenses................................................................         1,174,445
                                                                                                ------------------
Loss from operations..........................................................................           (81,274)

Interest expense..............................................................................           (36,096)
                                                                                                ------------------
Net loss......................................................................................    $     (117,370)
                                                                                                ------------------
                                                                                                ------------------

                       See Notes to Financial Statements.

                          MUSTANG BROADCASTING COMPANY

                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

                                                                               ADDITIONAL
                                                                    COMMON      PAID-IN    ACCUMULATED
                                                                     STOCK      CAPITAL      DEFICIT        TOTAL
                                                                  -----------  ----------  ------------  -----------
Balance at January 1, 1997......................................   $     520   $  519,480   $ (524,271)  $    (4,271)

Issuance of common stock........................................         165      164,835       --           165,000

Net loss........................................................      --           --         (117,370)     (117,370)
                                                                       -----   ----------  ------------  -----------
Balance at December 31, 1997....................................   $     685   $  684,315   $ (641,641)  $    43,359
                                                                       -----   ----------  ------------  -----------
                                                                       -----   ----------  ------------  -----------

                       See Notes to Financial Statements.

                          MUSTANG BROADCASTING COMPANY

                            STATEMENT OF CASH FLOWS

                                                                                                FOR THE YEAR ENDED
                                                                                                DECEMBER 31, 1997
                                                                                                ------------------
Cash flows from operating activities:
  Net loss....................................................................................     $   (117,370)
  Adjustments to reconcile net loss to cash provided by operating activities:
    Depreciation and amortization.............................................................           96,673
    Loss on disposal of assets................................................................           21,616
  Changes in assets and liabilities:
    Accounts receivable.......................................................................           19,984
    Prepaid expenses and other current assets.................................................           13,203
    Accounts payable..........................................................................           (8,837)
    Accrued and other liabilities.............................................................          (11,252)
                                                                                                     ----------
  Net cash provided by operating activities...................................................          131,387
                                                                                                     ----------
Cash flows from investing activities:
  Capital expenditures........................................................................          (23,769)
                                                                                                     ----------
  Net cash used for investing activities......................................................          (23,769)
                                                                                                     ----------
Cash flows from financing activities:
  Net repayment of borrowings.................................................................           (4,625)
  Proceeds from issuance of stock.............................................................          165,000
  Net repayment of advances from stockholder..................................................         (182,888)
                                                                                                     ----------
  Net cash used for financing activities......................................................          (22,513)
                                                                                                     ----------
Net decrease in cash and cash equivalents.....................................................          (32,265)

Cash and cash equivalents at beginning of year................................................           83,618
                                                                                                     ----------
Cash and cash equivalents at end of year......................................................     $     51,353
                                                                                                     ----------
                                                                                                     ----------
Supplemental disclosure of cash flow information:
Interest paid.................................................................................     $     36,096
                                                                                                     ----------
                                                                                                     ----------
Non-cash operating activities:
  Trade revenue...............................................................................     $     93,878
                                                                                                     ----------
                                                                                                     ----------
  Trade expense...............................................................................     $     93,878
                                                                                                     ----------
                                                                                                     ----------

                       See Notes to Financial Statements.

                          MUSTANG BROADCASTING COMPANY

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

DESCRIPTION OF BUSINESS

    Mustang Broadcasting Company (the "Company") owns and operates radio stations KEXO-AM, KKNN-FM, KQIX-FM, KQIL AM/FM located in Grand Junction, CO.

    The significant accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

PROPERTY AND EQUIPMENT

    Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

                                                                   5-15
Office furniture and equipment...................................  years
Leasehold improvement............................................  39 years

    Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

INTANGIBLE ASSETS

    Intangible assets include organizational costs, goodwill and Federal Communications Commission ("FCC") licenses. Intangible assets are stated at cost and are being amortized using the straight-line method over the estimated useful life or contract term for periods not exceeding 15 years. The Company evaluates the carrying value of intangibles periodically in relation to the projected future undiscounted cash flows of the related businesses.

INCOME TAXES

    The Company has elected to be treated as a Subchapter S Corporation for federal and state income tax purposes. Under this election, the income or loss of the Company is included in the tax return of the stockholder. Accordingly, federal and state income taxes are not included in the accompanying financial statements.

                          MUSTANG BROADCASTING COMPANY

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    Pro forma results reflecting the treatment of the Company as a tax paying entity are not included since the Company incurred a net loss for the year ended December 31, 1997.

REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

TRADE AGREEMENTS

    The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Company uses exchanged products or services before advertising air time is provided, a trade liability is recognized.

FAIR VALUE OF FINANCIAL STATEMENTS

    The carrying amounts of the Company's financial instruments, including cash, accounts receivable accounts payable, short-term and long-term debt, approximate fair value.

2. PROPERTY AND EQUIPMENT:

    Property and equipment at December 31, 1997 consists of the following:

Equipment.........................................................  $ 272,476
Office Furniture and Leasehold improvements.......................     30,340
                                                                    ---------
                                                                      302,816
Accumulated depreciation..........................................   (132,789)
                                                                    ---------
                                                                      170,027
Land..............................................................    125,276
                                                                    ---------
Property and equipment, net.......................................  $ 295,303
                                                                    ---------
                                                                    ---------

    Depreciation expense for the year ended December 31, 1997 was $46,412.

3. INTANGIBLE ASSETS:

    Intangible assets at December 31, 1997 consist of the following:

Organization costs................................................  $ 105,263
Goodwill and FCC license..........................................    438,124
                                                                    ---------
                                                                      543,387
Accumulated amortization..........................................   (180,781)
                                                                    ---------
Intangible assets, net............................................  $ 362,606
                                                                    ---------
                                                                    ---------

    Amortization expense for the year ended December 31, 1997 was $50,261.

                          MUSTANG BROADCASTING COMPANY

4. LONG-TERM DEBT:

    At December 31, 1997, the Company had a note payable for $52,674 with Alpine Bank related to equipment purchases. The note bears interest at 9.25% and the final payment is due on October 2, 2000.

    The Company also receives advances from its sole stockholder to be used in business operations. At December 31, 1997, net advances were $728,763. Of this amount, $343,763 is due on demand and has been classified as a current liability. The remaining $385,000 is outstanding pursuant to a promissory note payable and is due in quarterly installments with the balance due April 15, 1999. No interest is paid or accrued related to the stockholder advances.

    A summary of the future maturities of long-term debt follows:

1998..............................................................  $ 451,023
1999..............................................................    320,820
2000..............................................................      9,594

5. COMMITMENTS AND CONTINGENCIES:

    The Company incurred expenses of approximately $32,836 for the year ended December 31, 1997 under operating leases for radio broadcasting facilities. Future minimum annual payments under these non-cancelable operating leases and agreements as of December 31, 1997 are as follows:

1998...............................................................  $  26,309
1999...............................................................      3,278
2000...............................................................      3,278
2001...............................................................      3,278
Thereafter.........................................................     42,616

6. SUBSEQUENT EVENT:

    In February 1998, the Company entered into an agreement to sell certain assets, subject to approval of the Federal Communications Commission, to Cumulus Media Inc. for approximately $2,800,000.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
New Frontier Communications, Inc.

    We have audited the balance sheets of New Frontier Communications, Inc. as of December 31, 1997 and 1996, and the related statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Frontier Communications, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.

/s/ JOHNSON, MILLER & CO.
Odessa, Texas
February 24, 1998

                       NEW FRONTIER COMMUNICATIONS, INC.

                                 BALANCE SHEET

                                  DECEMBER 31,

                                                                                            1997          1996
                                                                                        ------------  ------------
                                                      ASSETS

CURRENT ASSETS
  Cash................................................................................  $    388,925       118,189
  Receivables
    Trade (note B)....................................................................       686,003       689,987
    Current maturities of notes receivable (note C)...................................         5,108         4,023
    Affiliates........................................................................        67,693       --
  Prepaid expenses....................................................................       113,107        52,728
                                                                                        ------------  ------------
      Total current assets............................................................     1,260,836       864,927

PROPERTY AND EQUIPMENT (notes A3 and D)...............................................     1,505,691     1,281,154

GOODWILL, LICENSES AND OPERATING RIGHTS
  (net of accumulated amortization of $507,041 in 1997 and $295,942 in 1996) (notes A4
  and E)..............................................................................     2,244,784     1,826,981

NOTES RECEIVABLE--less current maturities (note C)....................................        28,475        14,077
                                                                                        ------------  ------------
                                                                                        $  5,039,786     3,987,139
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

  Current maturities of long-term debt (note G).......................................  $    369,995       246,504
  Accounts payable (note F)...........................................................       183,735       206,641
  Accrued liabilities
    Interest..........................................................................       123,376       --
    Wages.............................................................................        87,170        67,625
    Other.............................................................................        19,321        29,612
  Advance from affiliates.............................................................       116,675       --
                                                                                        ------------  ------------
      Total current liabilities.......................................................       900,272       550,382

LONG-TERM DEBT, less current maturities (note G)......................................     4,646,346     3,922,241
DEFERRED INCOME TAX LIABILITY (note J)................................................        71,919        26,651
                                                                                        ------------  ------------
                                                                                           5,618,537     4,499,274
                                                                                        ------------  ------------
STOCKHOLDERS' DEFICIT
  Common stock, no par value;
    1,000,000 shares authorized,
    560,000 shares issued and outstanding.............................................       315,000       315,000
  Accumulated deficit.................................................................      (893,751)     (827,135)
                                                                                        ------------  ------------
                                                                                            (578,751)     (512,135)
                                                                                        ------------  ------------
                                                                                        $  5,039,786     3,987,139
                                                                                        ------------  ------------
                                                                                        ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                       NEW FRONTIER COMMUNICATIONS, INC.

                            STATEMENT OF OPERATIONS

                            YEARS ENDED DECEMBER 31,

                                                                              1997          1996          1995
                                                                          ------------  ------------  ------------

Broadcast revenue.......................................................  $  4,642,280     3,539,479     2,245,326

Costs and expenses
  Direct expenses.......................................................       410,290       351,210       211,335
  Engineering...........................................................       192,044       111,213        75,959
  Programming (note H)..................................................       801,943       496,046       326,620
  Marketing.............................................................     1,315,784       951,446       752,828
  Administrative........................................................       968,263       802,281       544,409
  Depreciation and amortization.........................................       485,883       298,303       108,211
                                                                          ------------  ------------  ------------
      Total operating expenses..........................................     4,174,207     3,010.499     2,019,362
                                                                          ------------  ------------  ------------
      Operating profit..................................................       468,073       528,980       225,964
                                                                          ------------  ------------  ------------

Other (income) expenses
  Loss on disposal of assets............................................        33,850       --             13,076
  Interest and financing................................................       497,234       363,733       167,363
  Other.................................................................        (1,926)       (1,724)       10,209
                                                                          ------------  ------------  ------------
                                                                               529,158       362,009       190,648
                                                                          ------------  ------------  ------------

(Loss) earnings before income tax.......................................       (61,085)      166,971        35,316

Income tax benefit (expense)
  Current...............................................................        39,737       (32,824)       (7,207)
  Deferred..............................................................       (45,268)      (26,651)      --
                                                                          ------------  ------------  ------------
                                                                                (5,531)      (59,475)       (7,207)
                                                                          ------------  ------------  ------------
      NET (LOSS) EARNINGS...............................................  $    (66,616)      107,496        28,109
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
(Loss) earnings per share...............................................  $       (.12)          .19           .05
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                       NEW FRONTIER COMMUNICATIONS, INC.

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                     NUMBER
                                                                    OF SHARES     COMMON    ACCUMULATED
                                                                     ISSUED       STOCK       DEFICIT       TOTAL
                                                                   -----------  ----------  ------------  ----------
Balances at December 31, 1994....................................     560,000   $  315,000     (962,740)    (647,740)
Net earnings.....................................................      --           --           28,109       28,109
                                                                   -----------  ----------  ------------  ----------
Balances at December 31, 1995....................................     560,000      315,000     (934,631)    (619,631)
Net earnings.....................................................      --           --          107,496      107,496
                                                                   -----------  ----------  ------------  ----------
Balances at December 31, 1996....................................     560,000      315,000     (827,135)    (512,135)
Net loss.........................................................      --           --          (66,616)     (66,616)
                                                                   -----------  ----------  ------------  ----------
Balances at December 31, 1997....................................     560,000   $  315,000     (893,751)    (578,751)
                                                                   -----------  ----------  ------------  ----------
                                                                   -----------  ----------  ------------  ----------

   The accompanying notes are an integral part of these financial statements.

                       NEW FRONTIER COMMUNICATIONS, INC.

                            STATEMENT OF CASH FLOWS

                            YEARS ENDED DECEMBER 31,

                                                                                    1997        1996       1995
                                                                                  ---------  ----------  ---------
Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities:
  Net (loss) earnings...........................................................  $ (66,616)    107,496     28,109
  Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
      Depreciation and amortization.............................................    485,883     298,303    108,211
      Decrease (increase) in accounts receivable................................      3,984    (307,645)   (55,008)
      Increase in prepaid expense...............................................    (60,379)    (28,337)    (1,719)
      (Decrease) increase in accounts payable...................................    (22,906)    (41,974)    55,616
      Increase in accrued interest payable......................................    123,376      --         --
      Increase in wages payable.................................................     19,545      42,736      2,926
      Loss on disposal of assets................................................     33,850      --         13,076
      (Decrease) increase in other accrued liabilities..........................    (10,291)     22,405      7,207
      Increase in deferred income tax liability.................................     45,268      26,651     --
      Donation of fixed assets to charity.......................................     22,041      --         --
                                                                                  ---------  ----------  ---------
        Net cash provided by operating activities...............................    573,755     119,635    158,418
                                                                                  ---------  ----------  ---------

Cash flows from investing activities:
  Acquisition of property and equipment.........................................    (31,972)    (24,452)   (55,562)
  Acquisition of radio stations.................................................    (28,013)     --         --
  Loan made to employees........................................................    (33,583)     --        (21,752)
  Principal payments received on employee loan..................................     18,100       3,652     --
                                                                                  ---------  ----------  ---------
        Net cash used in investing activities...................................    (75,468)    (20,800)   (77,314)
                                                                                  ---------  ----------  ---------

Cash flows from financing activities:
  Loan proceeds.................................................................     94,438   1,607,301    125,505
  Principal payments under note obligations.....................................   (280,588) (1,526,499)  (195,949)
  Payment of loan fees..........................................................    (90,383)   (107,341)    --
  Advance from affiliates, net..................................................     48,982      --         --
                                                                                  ---------  ----------  ---------
        Net cash provided by financing activities...............................   (227,551)    (26,539)   (70,444)
                                                                                  ---------  ----------  ---------
Net increase in cash and cash equivalents.......................................    270,736      72,296     10,660
Cash and cash equivalents at beginning of year..................................    118,189      45,893     35,233
                                                                                  ---------  ----------  ---------
Cash and cash equivalents at end of year........................................  $ 388,925     118,189     45,893
                                                                                  ---------  ----------  ---------
                                                                                  ---------  ----------  ---------
Cash paid during the year for:
  Interest......................................................................  $ 373,858     363,733    167,363

Noncash investing and financing activities:

  Detail of radio station purchases
    Assets acquired
      Property, plant and equipment.............................................  $ 517,676   1,084,500     --
      Goodwill, licenses and operating rights...................................    588,527   1,557,035     --
                                                                                  ---------  ----------  ---------
        Total consideration.....................................................  1,106,203   2,641,535     --
  Less: Issuance of long-term debt..............................................  1,033,746   2,641,535     --
      Cancellation of noncompete agreement......................................     44,444      --         --
                                                                                  ---------  ----------  ---------
      Cash paid.................................................................  $  28,013      --         --
                                                                                  ---------  ----------  ---------
                                                                                  ---------  ----------  ---------

   The accompanying notes are an integral part of these financial statements.

                       NEW FRONTIER COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

1. GENERAL

    New Frontier Communications, Inc. (the Company) is an Arizona Corporation organized in 1989. Its principal business is the operation of five radio stations, KGEE, KODM, KMND, KNFM and KBAT, in Midland/Odessa, Texas.

2. CASH AND CASH EQUIVALENTS

    For the purposes of the statement of cash flows, the Company considers cash on hand and cash on deposit in banks to be cash and cash equivalents.

3. ACCOUNTS RECEIVABLE

    The Company has set up an allowance for specific accounts deemed uncollectible at year end.

4. PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost and depreciated principally on the straight-line method over the estimated useful lives of the assets. Major additions and betterments are capitalized while replacements, maintenance and repairs that do not improve or extend the life of the respective assets are expensed. When the assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is charged or credited to operations.

5. GOODWILL, LICENSES AND OPERATING RIGHTS

    The Company's intangible assets result from station acquisitions and are being amortized on the straight-line basis over estimated useful lives of 2 to 40 years.

6. BARTER TRANSACTIONS

    Revenue from such transactions is recorded at the time the commercials are broadcast, and barter expense is recorded at the time the services are used. If the services or products have not been received at the date the commercial is aired, a receivable is reported. On the other hand, if services or products are received before the date the commercial is aired, a liability is reported. Revenue from barter transactions totaled approximately $669,000 in 1997, $481,000 in 1996, and $380,000 in 1995. Expenses from barter transactions totaled approximately $635,000 in 1997, $490,000 in 1996, and $420,000 in 1995.

7. INCOME TAXES

    The Company has elected C Corporation status under the Internal Revenue Code. Provisions for income taxes are based on amounts reported in the statements of earnings and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes.

                       NEW FRONTIER COMMUNICATIONS, INC.

                           DECEMBER 31, 1997 AND 1996

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Deferred taxes are computed using the asset and liability approach as prescribed in Financial Accounting Standards Board Statement No. 109, ACCOUNTING FOR INCOME TAXES.

8. USE OF ESTIMATES

    In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

9. EARNINGS PER SHARE

    Net loss/earnings per share is determined by dividing net loss/earnings by the weighted average number of common shares outstanding for the period. The computation of fully diluted net loss/earnings per share was antidilutive in each of the periods presented; therefore, the amounts reported as primary and fully diluted are the same.

10. RECLASSIFICATIONS, NOT MATERIAL

    Certain reclassifications have been made to conform to the 1997 presentation.

NOTE B--ACCOUNTS RECEIVABLE

    Receivables consist of the following at December 31:

                                                                            1997       1996
                                                                         ----------  ---------
Regular trade..........................................................  $  686,003    689,987
Barter trade...........................................................      --         --
                                                                         ----------  ---------
  Net receivables......................................................  $  686,003    689,987
                                                                         ----------  ---------
                                                                         ----------  ---------

NOTE C--NOTE RECEIVABLE

    In November 1995, the Company purchased two vehicles through a finance company for the personal use of two employees. The payments, including interest, are being made by the two employees. The amounts of the notes receivable are for the same amounts as the notes payable. The balance on the notes receivable is $23,998 and $9,585 respectively at December 31, 1997.

    Schedule of long-term notes receivable for the years following December 31, 1997:

1998...............................................................  $   5,108
1999...............................................................      5,981
2000...............................................................     20,157
2001...............................................................      2,337
                                                                     ---------
                                                                     $  33,583
                                                                     ---------
                                                                     ---------

                       NEW FRONTIER COMMUNICATIONS, INC.

                           DECEMBER 31, 1997 AND 1996

NOTE D--PROPERTY AND EQUIPMENT

    The classification of the Company's property and equipment, and their estimated useful lives, are as follows:

                                                                                  ESTIMATED
                                                           1997         1996     USEFUL LIFE
                                                       ------------  ----------  -----------
Land.................................................  $     10,000      10,000
Buildings............................................        30,000      65,010  31.5 years
Transmitter equipment................................       946,301     752,558  5-20 years
Studio equipment.....................................       760,247     511,880  5-20 years
Office furniture and equipment.......................       430,535     387,537  3-10 years
Antenna..............................................       110,913     110,913  6-15 years
Vehicles.............................................        60,566      28,066  3-5 years
                                                       ------------  ----------
                                                          2,348,562   1,865,964
    Less accumulated depreciation....................       842,871     584,810
                                                       ------------  ----------
                                                       $  1,505,691   1,281,154
                                                       ------------  ----------
                                                       ------------  ----------

    Depreciation expense was $269,220 in 1997, $181,938 in 1996 and $75,360 in
1995.

NOTE E--GOODWILL, LICENSES AND OPERATING RIGHTS

    Intangible assets consist of the following at December 31:

                                                                                            1997          1996
                                                                                        ------------  ------------
License agreements, less accumulated amortization of $278,369 and $201,200............  $    988,678       777,847
Goodwill, less accumulated amortization of $135,771 and $78,214.......................       926,291       908,321
Non-compete agreements and deferred charges, less accumulated amortization of $92,901
  and $16,528.........................................................................       329,815       140,813
                                                                                        ------------  ------------
                                                                                        $  2,244,784     1,826,981
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    Amortization expense charged to operations in 1997 was $216,663, in 1996 was $116,365, and in 1995 was $32,851.

NOTE F--ACCOUNTS PAYABLE

    Payables consist of the following at December 31:

                                                                            1997       1996
                                                                         ----------  ---------
Regular trade..........................................................  $  121,751    101,581
Barter trade...........................................................      40,048     70,979
Agencies and royalties.................................................      21,936     34,081
                                                                         ----------  ---------
                                                                         $  183,735    206,641
                                                                         ----------  ---------
                                                                         ----------  ---------

                       NEW FRONTIER COMMUNICATIONS, INC.

                           DECEMBER 31, 1997 AND 1996

NOTE G--LONG-TERM OBLIGATIONS

    Long-term debt at December 31 consists of the following:

                                                                                  1997          1996
                                                                              ------------  ------------
Note payable to FINOVA Capital Corporation at Citibank Prime plus 2.5%, payable in quarterly installments with final payment of $2,692,650 due on
5/1/01. Interest is payable monthly. Payment schedule is as follows:

1/1/98 - 4/1/98                                     $75,000
7/1/98                                             81,250
10/1/98 - 7/1/99                                    100,000
10/1/99 - 7/1/00                                    112,500
10/1/00 - 4/1/01                                    166,700
5/1/01 Remaining balance                          2,629,650

All existing and after-acquired property of Borrower, including accountings, equipment, inventory, and all proceeds of the foregoing have been pledged as
collateral for all three FINOVA notes.                                        $  4,211,000       --

Note payable to FINOVA Capital Corporation at Citibank Prime plus 2.5%, payable in seventeen consecutive quarterly installments on the first business day of each quarter commencing with the first business day of the fourth quarter following the closing with final payment of $1,902,895 due on 5/1/01. Monthly interest payment commences 5/1/96. Payment schedule is as follows:

4/1/97                                            $50,000
7/1/97 - 4/1/98                                      75,000
7/1/98 - 4/1/99                                      81,250
7/1/99 - 4/1/00                                      93,750
7/1/00 - 4/1/01                                     112,500
5/1/01 Remaining balance                          1,902,895

All existing and after-acquired property of Borrower, including accountings, equipment, inventory, and all proceeds of the foregoing have been pledged as
collateral for all three FINOVA notes.                                             --          3,386,000

Note payable to FINOVA Capital Corporation at Citibank Prime plus 2.5%, payable in full on May 1, 2001. Interest is payable monthly. Collateral as
stated in above note.                                                              614,000       614,000

Revolving note payable to FINOVA Capital Corporation at Citibank Prime plus
2.5%, payable in full on May 1, 2001 with interest payable monthly.
Collateral as stated in above note. ........................................       124,121       100,000

                       NEW FRONTIER COMMUNICATIONS, INC.

                           DECEMBER 31, 1997 AND 1996

NOTE G--LONG-TERM OBLIGATIONS (CONTINUED)

                                                                                  1997          1996
                                                                              ------------  ------------
Note payable to finance company at 12.00%, due in monthly principal and
interest installment of $514. The note is unsecured. .......................  $      2,981       --


Note payable to finance company at 11%, due in monthly principal and
interest installments of $4,000. The note is unsecured. ....................        19,469       --

Note payable to bank at 11.50%, due in monthly principal and interest installments of $1,157. The note is secured by accounts receivable,
equipment and fixtures. ....................................................         2,631        15,443

Note payable to finance company at 8.75%, due in monthly principal and interest installments of $439. The note is secured by a vehicle. (See Note
C)..........................................................................        23,998       --

Note payable to finance company at 14% due in monthly principal and interest
installments of $275. The note is secured by a vehicle. (See Note C). ......         9,585       --

Note payable to finance company at 13.75%, due in monthly principal and
interest installments of $526. The note is unsecured........................         3,032       --

Note payable to a finance company at 12.6%, due in monthly principal and
interest installments of $943. The note is secured by equipment.............         5,524        15,384

Other.......................................................................       --             37,914
                                                                              ------------  ------------
                                                                                 5,016,341     4,168,745
    Less current maturities.................................................       369,995       246,504
                                                                              ------------  ------------
                                                                              $  4,646,346     3,922,241
                                                                              ------------  ------------
                                                                              ------------  ------------

    Aggregate maturities of long-term debt for the five years following December 31, 1997 are as follows:

1998............................................................  $ 369,995
1999............................................................    418,482
2000............................................................    524,357
2001............................................................  3,703,507
                                                                  ---------
                                                                  $5,016,341
                                                                  ---------
                                                                  ---------

As part of the FINOVA debt agreements, the Company must comply with certain restrictive covenants, including restrictions on capital expenditures, operating leases, involvement in mergers or acquisitions and must comply with certain financial ratios. At December 31, 1997, the Company was in compliance with these various covenants.

                       NEW FRONTIER COMMUNICATIONS, INC.

                           DECEMBER 31, 1997 AND 1996

                                                                                  1997          1996
                                                                              ------------  ------------

NOTE H--RELATED PARTY TRANSACTIONS

    The Company's majority stockholder also operates a radio station in Arizona. This station provides programming research and consulting to the Company at cost. Such consulting charges totalled approximately $32,000 in 1997 and $15,000 in 1996, and have been included in the Company's operating expenses.

    Another employee of this related party, also a stockholder of the Company, provides programming consulting to the Company at no charge. The consulting services provided have an estimated market value between approximately $4,800 and $3,600 for the years ended December 31, 1997 and 1996.

    The Company's current trade payables include balances owed the Arizona station of approximately $19,210 at December 31, 1996.

NOTE I--OPERATING LEASES AND COMMITMENTS

    The Company conducts its operations utilizing leased facilities and equipment consisting of a sales and production office, antenna space, computer and software. The operating lease covering the office space provides that the Company pay taxes and a portion of the annual increments to operating expenses applicable to the leased premises. The leases provide for renewals for various periods at stipulated rates. Total rental expenses were approximately $124,000, $99,000, and $46,000 for the years ended December 31, 1997, 1996 and 1995, respectively, of which a substantial portion was provided by advertising services rendered in both years.

    The minimum rental commitments under noncancelable operating leases are as follows:


YEAR ENDED DECEMBER 31,
----------------------------------------------------------------------------

1998..............................................................................  $   82,459
1999..............................................................................      65,228
2000..............................................................................      24,795
2001..............................................................................       9,500
                                                                                    ----------
                                                                                    $  181,982
                                                                                    ----------
                                                                                    ----------

    The Company renewed a license agreement to use a rating service's market share information for advertising sales through March, 1999. The noncancelable agreement requires the following minimum annual payments:

1998...............................................................  $  22,314
1999...............................................................      5,672
                                                                     ---------
                                                                     $  27,986
                                                                     ---------
                                                                     ---------

                       NEW FRONTIER COMMUNICATIONS, INC.

                           DECEMBER 31, 1997 AND 1996

                                                                                  1997          1996
                                                                              ------------  ------------

NOTE J--TAXES

    The income tax provision reconciled to the tax computed at the Company's effective statutory rate was as follows:

                                                                                  1997          1996
                                                                              ------------  ------------
Tax at statutory rate (34%).............................................  $  (20,769)    56,770
Non-deductible portion of meals--entertainment..........................       3,035      3,583
Other...................................................................      (6,056)      (878)
Limitation of net operating loss carryback..............................      29,321     --
                                                                          ----------  ---------
                                                                          $    5,531     59,475
                                                                          ----------  ---------
                                                                          ----------  ---------

    Deferred tax liabilities consist of the following at December 31:

                                                                             1997       1996
Deferred tax assets
  Excess tax basis over book basis of intangibles.......................  $   10,982     36,905
  Net operating loss carryforward.......................................      21,560     --
                                                                          ----------  ---------
                                                                              32,542     36,905
      Less allowance....................................................      21,560     --
                                                                          ----------  ---------
                                                                              10,982     36,905
Deferred tax liability
  Excess book basis over tax basis of property and equipment............     (82,901)   (63,556)
                                                                          ----------  ---------
  Net deferred tax liability............................................  $  (71,919)   (26,651)
                                                                          ----------  ---------
                                                                          ----------  ---------

NOTE K--ACQUISITIONS

    On May 1, 1997, the Company entered into negotiations to purchase KBAT, a privately owned radio station. Between May 1, 1997 and the date of closing, the Company operated the radio station under a local marketing agreement. On August 1, 1997, the Company purchased substantially all the assets of KBAT. The aggregate purchase price was approximately $1,106,000, including related acquisition costs. The aggregate purchase price, which was financed by substantially long-term debt, has been allocated to the assets of the company based on their respective market values. The excess of the purchase price over the underlying assets acquired, approximately $75,000, was allocated to goodwill and is being amortized over 15 years.

    For financial statement purposes, the acquisition was accounted for as a purchase. Accordingly, the assets of the acquired business are included in the financial statement since the date of acquisition. The

                       NEW FRONTIER COMMUNICATIONS, INC.

                           DECEMBER 31, 1997 AND 1996

NOTE K--ACQUISITIONS (CONTINUED)
unaudited proforma results below assume the acquisition occurred at the beginning of the fiscal years ending December 31, 1997 and 1996.

                                                                         1997         1996
                                                                     ------------  ----------
Net sales..........................................................  $  4,762,507   3,900,159
Operating income...................................................       473,319     544,717
Net earnings.......................................................       (75,191)     81,768
Net (loss) earnings per share
  Primary..........................................................          (.13)        .18

    Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at the beginning of the periods presented and is not intended to be a projection of future results under the ownership and management of the Company.

NOTE L--STOCK SALE AGREEMENT

    Effective December 17, 1997, the Company's stockholders entered into a Stock Sale Agreement (the Agreement) with Cumulus Holdings, Inc., an Illinois corporation. The Agreement provides for the sale of 100% of the outstanding capital stock of the Company to Cumulus. In consideration for 100% of the Company's stock, Cumulus will pay the stockholders a purchase price as follows:

    -- on December 17, 1997, Cumulus deposited with an earnest money escrow agent, the amount of $750,000 in the form of an irrevocable letter of credit,

    -- on the closing date, Cumulus will deposit with a retainage agent, in cash, the amount of $500,000. The retainage deposit shall be placed in an interest-bearing account and will be released to the Company's stockholders on the first anniversary of the closing date if Cumulus has not submitted an indemnification claim,

    -- on the closing date, Cumulus will pay to the Company's stockholders the amount of $13,000,000 less an amount equal to the total of the Company's long-term debt and other liabilities (except certain lease obligations),

    -- on the closing date, Cumulus will pay to the Company's stockholders an amount equal to the Company's cash at closing plus adjusted accounts receivable and prepaid expenses and deposits.

    The closing date will occur no later than the tenth business day after the FCC approval. If closing does not occur because of a breach by Cumulus, the earnest money deposit will be paid to the Company's stockholders; and, if the closing does not occur because of a breach by the Company's stockholders, the earnest money deposit will be returned to Cumulus.

    Concurrent with the execution of the Agreement, the Company's stockholders and Cumulus entered into a Local Marketing Agreement (the LMA) in which Cumulus will purchase airtime on the Company's stations effective January 1, 1998. The agreement will expire on the earliest of December 31, 1998 or the closing of the sale. In consideration for the airtime, Cumulus will pay monthly amounts ranging from $73,000 to $81,334. In addition, Cumulus will reimburse the Company certain station expenses, estimated to be $43,675 monthly. At December 31, 1997, the Company had received advances on these payments from Cumulus of $116,675.

                       NEW FRONTIER COMMUNICATIONS, INC.

                           DECEMBER 31, 1997 AND 1996

NOTE L--STOCK SALE AGREEMENT (CONTINUED)
    Concurrent with the closing date, the Company's President (and one of it's stockholders), will execute a noncompete agreement whereby he will agree not to compete with Cumulus in the markets served by the stations. In consideration for the noncompete agreement, in addition to his portion of the purchase price, he will receive $500,000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of the Radio Stations

    In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of changes in net investment of parent and of cash flows present fairly, in all material respects, the financial position of Ninety Four Point One, Inc. (a subsidiary of Petracom Broadcasting, Inc.) and KAYD AM/FM (a division of Petracom Broadcasting of Rockford, Inc.) (the "Radio Stations") at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Radio Stations' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP
Atlanta, Georgia
February 20, 1998, except as
to Note 7, which is as of
March 6, 1998

                          NINETY FOUR POINT ONE, INC.
                 (A SUBSIDIARY OF PETRACOM BROADCASTING, INC.)

                                 AND KAYD AM/FM
            (A DIVISION OF PETRACOM BROADCASTING OF ROCKFORD, INC.)

                             COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                                                     DECEMBER 31,
                                                                                                 --------------------
                                                                                                   1997       1996
                                                                                                 ---------  ---------
                                                       ASSETS

Current assets:                                                                                  $      91  $      81
  Cash.........................................................................................
  Accounts receivable, less allowance for doubtful accounts of $101 and $108, respectively.....        641        634
  Trade receivables............................................................................         40         23
  Prepaid expenses and other current assets....................................................         13         18
                                                                                                 ---------  ---------
      Total current assets.....................................................................        785        756
Property and equipment, net....................................................................        733        685
Intangible assets, net.........................................................................        136        189
                                                                                                 ---------  ---------
      Total assets.............................................................................  $   1,654  $   1,630
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
                                      LIABILITIES AND NET INVESTMENT OF PARENT
Current liabilities:
  Accounts payable.............................................................................  $      76  $      90
  Trade payables...............................................................................         74         71
  Accrued expenses and other current liabilities...............................................         25          7
                                                                                                 ---------  ---------
      Total current liabilities................................................................        175        168
Net investment of parent.......................................................................      1,479      1,462
Commitments and contingencies (Note 6).........................................................     --         --
                                                                                                 ---------  ---------
      Total liabilities and net investment of parent...........................................  $   1,654  $   1,630
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                       See Notes to Financial Statements.

                          NINETY FOUR POINT ONE, INC.
                 (A SUBSIDIARY OF PETRACOM BROADCASTING, INC.)

                                 AND KAYD AM/FM
            (A DIVISION OF PETRACOM BROADCASTING OF ROCKFORD, INC.)

                        COMBINED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                    FOR THE YEAR ENDED DECEMBER 31,
                                                                                   ---------------------------------
                                                                                     1997        1996        1995
                                                                                   ---------  -----------  ---------
Revenues.........................................................................  $   3,821   $   3,840   $   2,934
  Less: commissions..............................................................        396         506         309
                                                                                   ---------  -----------  ---------
                                                                                       3,425       3,334       2,625
Barter and trade revenues........................................................        351         345         404
                                                                                   ---------  -----------  ---------
      Total net revenues.........................................................      3,776       3,679       3,029
                                                                                   ---------  -----------  ---------
Operating expenses:
  Operating......................................................................         98          57          96
  Selling, general and administrative............................................      2,439       2,391       2,145
  Programming....................................................................        763         650         602
  Depreciation and amortization..................................................        185         186         264
                                                                                   ---------  -----------  ---------
      Total operating expenses...................................................      3,485       3,284       3,107
                                                                                   ---------  -----------  ---------
Income (loss) from operations....................................................        291         395         (78)
Other (expense) income:
  Interest expense...............................................................       (380)       (336)       (239)
  Other..........................................................................        (22)        (12)         24
                                                                                   ---------  -----------  ---------
      Net (loss) income..........................................................  $    (111)  $      47   $    (293)
                                                                                   ---------  -----------  ---------
                                                                                   ---------  -----------  ---------
Pro forma adjustments:
  Net loss before pro forma provision for income taxes (Note 2)..................  $    (111)
  Pro forma provision for income taxes...........................................        (49)
                                                                                   ---------
      Pro forma net loss.........................................................  $    (160)
                                                                                   ---------
                                                                                   ---------

                       See Notes to Financial Statements.

                          NINETY FOUR POINT ONE, INC.
                 (A SUBSIDIARY OF PETRACOM BROADCASTING, INC.)

                                 AND KAYD AM/FM
            (A DIVISION OF PETRACOM BROADCASTING OF ROCKFORD, INC.)

           COMBINED STATEMENT OF CHANGES IN NET INVESTMENT OF PARENT
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                 (IN THOUSANDS)

Balance at January 1, 1995..........................................................  $     836
Net loss............................................................................       (293)
Net transfers from Parent...........................................................      1,109
                                                                                      ---------
Balance at December 31, 1995........................................................      1,652
Net income..........................................................................         47
Net transfers to Parent.............................................................       (237)
                                                                                      ---------
Balance at December 31, 1996........................................................      1,462
Net loss............................................................................       (111)
Net transfers from Parent...........................................................        128
                                                                                      ---------
Balance at December 31, 1997........................................................  $   1,479
                                                                                      ---------
                                                                                      ---------

                       See Notes to Financial Statements.

                          NINETY FOUR POINT ONE, INC.
                 (A SUBSIDIARY OF PETRACOM BROADCASTING, INC.)

                                 AND KAYD AM/FM
            (A DIVISION OF PETRACOM BROADCASTING OF ROCKFORD, INC.)

                        COMBINED STATEMENT OF CASH FLOWS
                          INCREASE (DECREASE) IN CASH
                                 (IN THOUSANDS)

                                                                                         FOR THE YEAR ENDED DECEMBER 31,
                                                                                         -------------------------------
                                                                                           1997       1996       1995
                                                                                         ---------  ---------  ---------
Cash flows from operating activities:
Net (loss) income......................................................................  $    (111) $      47  $    (293)
  Adjustments to reconcile net (loss) income to net cash provided by (used for)
    operating activities:
      Depreciation.....................................................................        132        141        168
      Amortization.....................................................................         53         45         96
      Net trade (revenue) expense......................................................        (14)        91         41
      Gain on sale of fixed assets.....................................................         (2)    --         --
      Minority interest share of net loss..............................................     --         --             22
      Forgiveness of debt..............................................................     --         --            (44)
      Changes in assets and liabilities:
        Decrease (increase) in net investment of parent................................        128       (237)     1,109
        Increase in accounts receivable................................................         (7)      (110)       (79)
        Decrease (increase) in prepaid expenses and other current assets...............          5          9         (7)
        Decrease in accounts payable...................................................        (14)       (16)      (101)
        Increase (decrease) in accrued expenses and other current liabilities..........         18        (38)        45
                                                                                         ---------  ---------  ---------
          Net cash provided by (used for) operating activities.........................        188        (68)       957
                                                                                         ---------  ---------  ---------
Cash flows from investing activities:
  Purchases of property and equipment..................................................       (187)       (65)      (253)
  Proceeds from sale of fixed assets...................................................          9     --         --
                                                                                         ---------  ---------  ---------
          Net cash used for investing activities.......................................       (178)       (65)      (253)
                                                                                         ---------  ---------  ---------
Cash flows from financing activities:
  Payments on long-term debt...........................................................     --             (9)      (516)
                                                                                         ---------  ---------  ---------
          Cash used for financing activities...........................................     --             (9)      (516)
                                                                                         ---------  ---------  ---------
Increase (decrease) in cash and cash equivalents.......................................         10       (142)       188
Cash at beginning of year..............................................................         81        223         35
                                                                                         ---------  ---------  ---------
Cash at end of year....................................................................  $      91  $      81  $     223
                                                                                         ---------  ---------  ---------
                                                                                         ---------  ---------  ---------

                       See Notes to Financial Statements.

                          NINETY FOUR POINT ONE, INC.
                 (A SUBSIDIARY OF PETRACOM BROADCASTING, INC.)

                                 AND KAYD AM/FM
             (A DIVISION OF PETRACOM BROADCSTING OF ROCKFORD, INC.)

                         NOTES TO FINANCIAL STATEMENTS

                                 (IN THOUSANDS)

1. BASIS OF PRESENTATION

    The accompanying combined financial statements present the financial position, results of operations, changes of net investment of parent and cash flows of Ninety Four One, Inc. and KAYD AM/FM. Ninety Four Point One, Inc. owns and operates the KQXY and KQHN radio stations in Beaumont, Texas. Petracom Broadcasting of Rockford, Inc. owns and operates the KAYD AM/FM radio stations in Beaumont, Texas (collectively the "Radio Stations").

    Throughout the periods presented, the Radio Stations' operations were conducted and accounted for as subsidiaries or divisions of Petracom Holdings, Inc. ("Holdings"). These financial statements have been derived from the historical accounting records of the Radio Stations and include all revenues and expenses directly attributable to the Radio Station, including allocations for the costs of general and administrative expenses performed on behalf of the Radio Stations by Holdings. As more fully described in Note 2, a pro forma provision for income taxes for the year ended December 31, 1997 was made to reflect the provision for income taxes of the Radio Stations if they were a separate taxpayer. See Note 5 for a description of the allocation methodology.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

    Advertising revenue is recognized in the period during which the spots are aired. Revenues from other sources are recognized in the period when the services are provided.

PROPERTY AND EQUIPMENT

    Property and equipment, is recorded at cost. Depreciation is computed over the estimated useful lives of the assets which range from 5 to 20 years on a straight line basis.

INTANGIBLE ASSETS

    Intangible assets are stated at cost and are being amortized using the straight-line method over the estimated useful life. The Radio Stations evaluate the recoverability of goodwill annually to determine if the expected undiscounted future cash flows from goodwill is inadequate to exceed the carrying value. In those instances, the carrying value would be reduced and an impairment loss would be recognized. The Radio Stations did not recognize any impairment loss during the years ended December 31, 1997, 1996 and 1995.

                          NINETY FOUR POINT ONE, INC.
                 (A SUBSIDIARY OF PETRACOM BROADCASTING, INC.)

                                 AND KAYD AM/FM
             (A DIVISION OF PETRACOM BROADCSTING OF ROCKFORD, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                 (IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

    The Radio Stations' operating results have been included in the consolidated tax returns filed by Holdings and no effect for income taxes has been recorded in the historical results of operations. A pro forma adjustment for income taxes has been made for the year ended December 31, 1997 as if the Radio Stations were a separate taxpayer.

TRADE TRANSACTIONS

    The Radio Stations trade certain advertising time in exchange for various goods and services. These transactions are recorded at the estimated fair value of the goods or services received. The related revenue is recognized when the advertisements are broadcast while expenses are recognized when the goods or services are received or used.

FINANCIAL INSTRUMENTS

    Management estimates that the fair value of all financial instruments approximates their carrying value at December 31, 1997.

EARNINGS PER SHARE

    Due to the historical organization and capital structure of the Radio Stations, earning per share information is not considered relevant.

3. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                                 ESTIMATED         DECEMBER 31,
                                                                USEFUL LIFE    --------------------
                                                                  (YEARS)        1997       1996
                                                              ---------------  ---------  ---------
Land........................................................            20     $     194  $     153
Building and improvements...................................            20           155        150
Broadcasting towers and equipment...........................            10           541        499
Office furniture and equipment..............................             5           725        632
Motor vehicles..............................................             5            74         70
Construction in progress....................................        --                 7         21
                                                                               ---------  ---------
                                                                                   1,696      1,525
Accumulated depreciation and amortization...................                        (963)      (840)
                                                                               ---------  ---------
                                                                               $     733  $     685
                                                                               ---------  ---------
                                                                               ---------  ---------

                          NINETY FOUR POINT ONE, INC.
                 (A SUBSIDIARY OF PETRACOM BROADCASTING, INC.)

                                 AND KAYD AM/FM
             (A DIVISION OF PETRACOM BROADCSTING OF ROCKFORD, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                 (IN THOUSANDS)

4. INTANGIBLE ASSETS

    Intangible assets consist of the following:

                                                                AMORTIZATION         DECEMBER 31,
                                                                   PERIOD        --------------------
                                                                   (YEARS)         1997       1996
                                                              -----------------  ---------  ---------
Deferred financing costs....................................            7-8      $     143  $     143
Customer list...............................................              5            125        125
Goodwill....................................................              5             25         25
Organizational costs........................................              5             12         12
                                                                                 ---------  ---------
                                                                                       305        305
Accumulated amortization....................................                          (169)      (116)
                                                                                 ---------  ---------
                                                                                 $     136  $     189
                                                                                 ---------  ---------
                                                                                 ---------  ---------

    The amortization of deferred financing costs is recorded as interest expense in the statement of operations.

5. RELATED PARTY TRANSACTIONS

    The financial statements include significant transactions with Holdings involving functions and services that were provided to or for the Radio Stations. The costs of these functions and services have been directly charged or allocated to the Radio Stations using methods that management believes are reasonable. Such charges and allocations are not necessarily indicative of costs which may have been incurred if the Radio Stations had been a separate entity. Allocated costs for the years ended December 31, 1997, 1996 and 1995 were $137, $117 and $128, respectively.

6. COMMITMENTS AND CONTINGENCIES

    The Radio Stations have operating lease agreements for broadcasting facilities and equipment. Rental expense for the years ended December 31, 1997, 1996 and 1995 was $93, $59 and $26, respectively. Future minimum annual payments under these noncancelable operating leases as of December 31, 1997, are as follows:

1998...............................................................  $      23
1999...............................................................          3
                                                                           ---
                                                                     $      26
                                                                           ---
                                                                           ---

7. SUBSEQUENT EVENT

    On March 6, 1998, Holdings entered into an asset purchase agreement (the "Agreement") to sell substantially all of the assets of the Radio Stations. The sale is expected to close in the second quarter 1998.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Cumulus Media Inc.

    In our opinion, the accompanying balance sheet and the related statements of operations and of cash flows present fairly, in all material respects, the financial position of Pamplico Broadcasting, L.P. (the "Partnership") at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Chicago, Illinois
February 13, 1998

                          PAMPLICO BROADCASTING, L.P.

                                 BALANCE SHEET

                                                                                                   DECEMBER 31,
                                                                                                       1997
                                                                                                ------------------
                                                      ASSETS
Current assets:
  Cash........................................................................................     $    --
  Accounts receivable, less allowance for doubtful accounts of $53,127........................           91,915
  Other current assets........................................................................            1,000
                                                                                                     ----------
      Total current assets....................................................................           92,915

Property and equipment, net...................................................................          413,197
Intangible assets, net........................................................................          473,888
                                                                                                     ----------
      Total assets............................................................................     $    980,000
                                                                                                     ----------
                                                                                                     ----------

                                   LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
Current liabilities:
  Accounts payable............................................................................     $     89,051
  Accrued and other current liabilities.......................................................           73,653
  Deferred liabilities........................................................................           50,000
  Demand notes................................................................................        3,476,993
  Due to affiliate............................................................................           63,700
                                                                                                     ----------
      Total current liabilities...............................................................        3,753,397
                                                                                                     ----------
Commitments and contingencies

Partners' capital (deficit):
  Beginning capital (deficit).................................................................       (2,229,399)
  Partner contributions.......................................................................           31,974
  Current year loss...........................................................................         (575,972)
                                                                                                     ----------
      Total partners' capital (deficit).......................................................       (2,773,397)
                                                                                                     ----------
      Total liabilities and partners' capital.................................................     $    980,000
                                                                                                     ----------
                                                                                                     ----------

                       See Notes to Financial Statements.

                          PAMPLICO BROADCASTING, L.P.

                            STATEMENT OF OPERATIONS

                                                                                                FOR THE YEAR ENDED
                                                                                                   DECEMBER 31,
                                                                                                       1997
                                                                                                ------------------
Revenues......................................................................................    $    1,046,516
  Less: agency commissions....................................................................           (51,325)
                                                                                                ------------------
      Net revenues............................................................................           995,191
Operating expenses:
  Sales and promotions........................................................................           132,143
  Technical...................................................................................           293,412
  General and administrative..................................................................           416,506
  Trade.......................................................................................           440,082
                                                                                                ------------------
      Total operating expenses................................................................         1,282,143
                                                                                                ------------------
Loss from operations..........................................................................          (286,952)

Other income (expense):
  Interest expense............................................................................          (270,944)
  Other.......................................................................................           (18,076)
                                                                                                ------------------
Net loss......................................................................................    $     (575,972)
                                                                                                ------------------
                                                                                                ------------------

                       See Notes to Financial Statements.

                          PAMPLICO BROADCASTING, L.P.

                            STATEMENT OF CASH FLOWS

                                                                                                FOR THE YEAR ENDED
                                                                                                   DECEMBER 31,
                                                                                                       1997
                                                                                                ------------------
Cash flows used in operating activities:
  Net loss....................................................................................     $   (575,972)
  Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization...........................................................           68,419
      Decrease in accounts receivable.........................................................           16,092
      Increase in other current assets........................................................           (1,000)
      Decrease in accounts payable............................................................          (33,165)
      Increase in accrued liabilities.........................................................           73,653
      Decrease in payable to affiliate........................................................          (36,158)
                                                                                                     ----------
        Net cash used in operating activities.................................................         (488,131)
                                                                                                     ----------
Cash flows used in investing activities--
  Purchases of property and equipment.........................................................         (291,554)
                                                                                                     ----------
Cash flows from financing activities:
  Proceeds of borrowings of notes payable, net................................................          747,711
  Proceeds from partner contributions.........................................................           31,974
                                                                                                     ----------
        Net cash provided by financing activities.............................................          779,685
                                                                                                     ----------
Increase (decrease) in cash...................................................................          --
Cash at beginning of year.....................................................................          --
                                                                                                     ----------
Cash at end of year...........................................................................     $    --
                                                                                                     ----------
                                                                                                     ----------
Supplemental disclosures of cash flow information:
  Interest paid...............................................................................     $    197,291
                                                                                                     ----------
                                                                                                     ----------
Non-cash operating activities:
  Trade revenue...............................................................................     $    440,082
                                                                                                     ----------
                                                                                                     ----------
  Trade expense...............................................................................     $    440,082
                                                                                                     ----------
                                                                                                     ----------

                       See Notes to Financial Statements.

                          PAMPLICO BROADCASTING, L.P.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

DESCRIPTION OF BUSINESS

    Pamplico Broadcasting, L.P. (the "Partnership") is a limited partnership whose partners include a general partner and two limited partners. The Partnership owns and operates radio stations WMXT-FM, WBZF-FM, WYNA-FM and maintains a management operating lease for WWFN (the "Stations") located in Florence, SC.

    The significant accounting principles followed by the Partnership and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

    The Partnership is entirely dependent on the continued financial support of its partners to meet its obligations as they come due.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

TRADE AGREEMENTS

    The Partnership enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Partnership uses exchanged products or services before advertising air time is provided, a trade liability is recognized.

PROPERTY AND EQUIPMENT

    Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

Broadcasting towers and equipment............................  7 years
Office furniture and equipment...............................  5 years
                                                               Term of
Leasehold improvement........................................  lease

    Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

                          PAMPLICO BROADCASTING, L.P.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
INTANGIBLE ASSETS

    Intangible assets include Federal Communications Commission ("FCC") licenses. Intangible assets are stated at cost and are being amortized using the straight-line method over a fifteen year period. The Partnership evaluates the carrying value of intangibles periodically in relation to the projected future undiscounted net cash flows of the related businesses.

FEDERAL INCOME TAXES

    The Partnership is not a taxpaying entity for Federal income tax purposes, and thus no income tax expense or benefit have been recorded.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash, accounts receivable, accounts payable, and demand notes approximates fair value due to their short-term nature.

2. PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following:

                                                                                  DECEMBER 31,
                                                                                      1997
                                                                                  ------------
Broadcasting towers and equipment...............................................   $  631,341
Office furniture and equipment..................................................       26,016
Leasehold improvements..........................................................       12,317
                                                                                  ------------
                                                                                      669,674
Accumulated depreciation........................................................     (256,477)
                                                                                  ------------
Property and equipment, net.....................................................   $  413,197
                                                                                  ------------
                                                                                  ------------

    Depreciation expense for the year ended December 31, 1997 was $36,753.

3. INTANGIBLE ASSETS:

    Intangible assets consist of the following:

                                                                                  DECEMBER 31,
                                                                                      1997
                                                                                  ------------
FCC licenses....................................................................   $  550,000
Accumulated amortization........................................................      (76,112)
                                                                                  ------------
Intangible assets, net..........................................................   $  473,888
                                                                                  ------------
                                                                                  ------------

    Amortization expense for the year ended December 31, 1997 was $31,666.

                          PAMPLICO BROADCASTING, L.P.

4. DEMAND NOTES:

    Demand notes consists of the following:

                                                                             DECEMBER 31, 1997
                                                                             -----------------
Note payable at prime rate minus 1%, due February 1998, and secured by substantially all assets of the Partnership and the personal stock of a
  certain partner..........................................................    $   1,900,000
Note payable at 9.25%, total payment due January, 1998.....................          190,143
Note payable on demand to partners at prime rate plus 1%...................        1,386,850
                                                                             -----------------
                                                                               $   3,476,993
                                                                             -----------------
                                                                             -----------------

5. RELATED PARTIES:

    The Partnership entered into several transactions with an affiliate owned by two of the same partners as the Partnership. At December 31, 1997, $63,700 was owed to the affiliate.

    Of the $1,386,850 note payable to partners, $715,000 was loaned to the Partnership during 1997 to be used in the daily operations of the Partnership. The loans are payable on demand at prime plus 1%.

6. COMMITMENTS AND CONTINGENCIES:

    The Partnership incurred expenses of approximately $57,042 for the year ended December 31, 1997 under operating leases for radio broadcasting facilities. Future minimum annual payments under these non-cancelable operating leases and agreements as of December 31, 1997, are as follows:

                                                                                     PAYMENTS
                                                                                    ----------
1998..............................................................................  $   57,000
1999..............................................................................      55,800
2000..............................................................................      55,800
2001..............................................................................      --
Thereafter........................................................................      --
                                                                                    ----------
                                                                                    $  168,600
                                                                                    ----------
                                                                                    ----------

7. SUBSEQUENT EVENT:

    In February 1998, the Partnership entered into an agreement with Cumulus Broadcasting, Inc. (a wholly-owned subsidiary of Cumulus Media Inc.) ("Cumulus") to sell all of the assets of the Partnership to Cumulus, subject to approval of the FCC.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Cumulus Media Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations and accumulated deficit and of cash flows present fairly, in all material respects, the financial position of Phoenix Broadcast Partners, Inc. at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP
Chicago, Illinois
March 16, 1998

                        PHOENIX BROADCAST PARTNERS, INC.

                                 BALANCE SHEETS

                                                                                               DECEMBER 31,
                                                                                         ------------------------
                                                                                            1997         1996
                                                                                         -----------  -----------
                                        ASSETS
Current assets:
  Cash and cash equivalents............................................................  $       543  $   --
  Accounts receivable, less allowance for
    doubtful accounts of $35,300 and $25,413...........................................      100,704       75,057
                                                                                         -----------  -----------

      Total current assets.............................................................      101,247       75,057

Property and equipment, net............................................................      163,410      181,643
Intangible assets, net.................................................................      586,054      637,271
Due from related party.................................................................       14,950       14,250
Other assets...........................................................................        3,274        3,274
                                                                                         -----------  -----------
      Total assets.....................................................................  $   868,935  $   911,495
                                                                                         -----------  -----------
                                                                                         -----------  -----------
                         LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Note payable.........................................................................  $   661,000  $   661,000
  Due to related party.................................................................      604,728      423,917
  Accounts payable.....................................................................       59,475       48,757
  Accrued interest.....................................................................      313,547      243,267
  Other current liabilities............................................................      134,293      155,564
                                                                                         -----------  -----------
      Total current liabilities........................................................    1,773,043    1,532,505

Long-term liabilities..................................................................       96,625      104,239
                                                                                         -----------  -----------
      Total liabilities................................................................    1,869,668    1,636,744
                                                                                         -----------  -----------
Commitments and contingencies

Stockholders' deficit:
  Common stock, $1 par value; 7,500 shares
    authorized; 7,500 issued and outstanding; 1,000 fully paid.........................        1,000        1,000
  Paid-in capital......................................................................      320,668      320,668
  Accumulated deficit..................................................................   (1,322,401)  (1,046,917)
                                                                                         -----------  -----------
      Total stockholders' deficit......................................................   (1,000,733)    (725,249)
                                                                                         -----------  -----------
      Total liabilities and stockholders' deficit......................................  $   868,935  $   911,495
                                                                                         -----------  -----------
                                                                                         -----------  -----------

                       See Notes to Financial Statements

                        PHOENIX BROADCAST PARTNERS, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                                                          FOR THE YEARS ENDED
                                                                                              DECEMBER 31,
                                                                                      ----------------------------
                                                                                          1997           1996
                                                                                      -------------  -------------
Revenues............................................................................  $     777,905  $     636,638
Less: agency commissions............................................................        (46,633)       (27,060)
                                                                                      -------------  -------------
        Net revenues................................................................        731,272        609,578
                                                                                      -------------  -------------
Operating expenses:
  Programming.......................................................................        267,448        205,132
  Sales and promotions..............................................................        222,603        141,430
  Technical and engineering.........................................................         81,492         81,182
  General and administrative........................................................        171,130        175,805
  Bad debt expense..................................................................         47,059         41,727
  Depreciation and amortization.....................................................         94,069         90,697
                                                                                      -------------  -------------
        Total operating expenses....................................................        883,801        735,973
                                                                                      -------------  -------------
Loss from operations................................................................       (152,529)      (126,395)
Other income........................................................................          7,645       --
  Interest expense..................................................................       (130,600)      (102,580)
                                                                                      -------------  -------------
  Loss before income taxes..........................................................       (275,484)      (228,975)
  Income taxes......................................................................       --             --
                                                                                      -------------  -------------
Net loss............................................................................       (275,484)      (228,975)
Accumulated deficit at beginning of year............................................     (1,046,917)      (817,942)
                                                                                      -------------  -------------
Accumulated deficit at end of year..................................................  ($  1,322,401) ($  1,046,917)
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                       See Notes to Financial Statements.

                        PHOENIX BROADCAST PARTNERS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                            FOR THE YEARS ENDED
                                                                                                DECEMBER 31,
                                                                                          ------------------------
                                                                                             1997         1996
                                                                                          -----------  -----------
Cash flows from operating activities:
  Net loss..............................................................................  $  (275,484) $  (228,975)
  Adjustments to reconcile net loss to net cash provided by operating activities:
      Depreciation and amortization.....................................................       94,069       90,697
      Increase in accounts receivable...................................................      (25,647)     (18,905)
      Increase in accounts payable......................................................       10,718       21,412
      Increase in accrued interest......................................................       70,280       59,095
      Decrease in long term liabilities.................................................       (7,614)      (7,614)
      Increase in due to related parties, net...........................................      180,111       53,624
      Increase (decrease) in accrued expenses and other.................................      (21,271)      44,298
                                                                                          -----------  -----------
Net cash provided by operating activities...............................................       25,162       13,632
                                                                                          -----------  -----------
Cash flows from investing activities:
  Purchase of intangible assets.........................................................      --            (1,500)
  Purchases of property and equipment...................................................      (24,619)     (12,904)
                                                                                          -----------  -----------
Net cash used for investing activities..................................................      (24,619)     (14,404)
                                                                                          -----------  -----------
Net increase (decrease) in cash.........................................................          543         (772)
Cash at beginning of year...............................................................      --               772
                                                                                          -----------  -----------
Cash at end of year.....................................................................  $       543  $   --
                                                                                          -----------  -----------
                                                                                          -----------  -----------
Supplemental disclosures of cash flow information:
  Cash paid for taxes...................................................................  $   --       $   --
                                                                                          -----------  -----------
                                                                                          -----------  -----------
  Cash paid for interest................................................................  $    30,496  $    14,070
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                       See Notes to Financial Statements.

                        PHOENIX BROADCAST PARTNERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

DESCRIPTION OF BUSINESS

    Phoenix Broadcast Partners, Inc. (the "Company"), a C corporation, owns and operates radio stations WZAT-FM and WSGA-AM in Savannah, Georgia.

    The Company shares common owners and officers with WGUL-FM, Inc. (WGUL), a radio station operating in Palm Harbor, Florida, which provides certain services to the Company. As more fully described in Note 2, the Company has significant transactions with WGUL, its owners and other related parties and is dependent upon its owners and the related parties for continued financial support.

    The significant accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

TRADE AGREEMENTS

    The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Company uses exchanged products or services before advertising air time is provided, a trade liability is recognized. Trade activities were not significant during 1997 and 1996.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The Company performs ongoing credit evaluations of its customers and generally does not require collateral for its accounts receivable. The Company maintains reserves for potential credit losses based upon the expected collectibility of all accounts receivable.

                        PHOENIX BROADCAST PARTNERS, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using accelerated methods over the estimated useful lives of the respective assets, generally 5 to 7 years. Leasehold improvements are amortized on the straight-line basis over the shorter of their estimated useful life or the lease term.

    Maintenance, repairs and minor replacements of these items are charged to expense as incurred.

INTANGIBLE ASSETS

    Intangible assets are amortized on a straight line basis over their respective estimated useful lives of 15 years. The Company evaluates the carrying value of intangibles periodically in relation to the projected future undiscounted net cash flows of the related businesses.

INCOME TAXES

    The Company files separate federal and state income tax returns on the cash basis of accounting.

    Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amount at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of the Company's financial instruments, including cash, accounts receivable, accounts payable and notes payable, approximate fair value due to their short term nature.

2. RELATED PARTY TRANSACTIONS:

    The due to/(from) related parties at December 31, 1997 and 1996 consist of the following:

                                                                         1997         1996
                                                                      -----------  -----------
Advances due from shareholder.......................................  $   (14,950) $   (14,250)
                                                                      -----------  -----------
                                                                      -----------  -----------
Advances due to shareholders........................................  $    40,710  $    40,710
Note payable to shareholders........................................      293,700      293,700
Accrued interest on note payable....................................       64,205       39,417
Balance due to WGUL.................................................      206,113       50,090
                                                                      -----------  -----------
                                                                      $   604,728  $   423,917
                                                                      -----------  -----------
                                                                      -----------  -----------

    The Company shares its owners and officers with WGUL which has from time to time paid for certain expenses on behalf of the Company. During 1997, WGUL advanced $156,023 of working capital to the Company. During 1996, WGUL advanced $29,335 of working capital to the Company.

                        PHOENIX BROADCAST PARTNERS, INC.

2. RELATED PARTY TRANSACTIONS: (CONTINUED)
    Advances due from shareholder present an amount advanced to an employee/shareholder of the Company for investment in an unrelated business entity. The advance is unsecured and does not accrue interest.

    Advances due to shareholders represent amounts received from certain shareholders in 1996 and 1995. The amounts received were used primarily to fund the operating activities of the Company and its capital expenditures. The advances are due on demand and do not accrue interest.

    Note payable to shareholders represents a promissory note entered into on June 20, 1995 between the Company and its principal shareholders. The note is secured on all equipment, accounts receivable and intangible assets of the Company, subordinate to Lewis Broadcasting Corporation's security interest. The note is payable on demand and accrues simple interest at Prime. The weighted average interest rate on this note for the year ended December 31, 1997 and 1996 was 8.27% and 8.44% respectively.

    Interest expense on the note payable was $24,788 and $24,289 in 1997 and 1996 respectively.

3. PROPERTY AND EQUIPMENT:

    Property and equipment at December 31, 1997 and 1996 consists of the following:

                                                                          1997         1996
                                                                       -----------  ----------
Leasehold improvements...............................................  $    36,113  $   24,113
Broadcasting equipment...............................................      227,993     215,374
Office furniture and equipment.......................................       36,500      36,500
                                                                       -----------  ----------
                                                                           300,606     275,987
Accumulated depreciation.............................................     (137,196)    (94,344)
                                                                       -----------  ----------
Property and equipment, net..........................................  $   163,410  $  181,643
                                                                       -----------  ----------
                                                                       -----------  ----------

    Depreciation expense for 1997 and 1996 was $42,852 and $39,305, respectively.

4. INTANGIBLE ASSETS:

    Intangible assets at December 31, 1997 and 1996 consist of the following:

                                                                         1997         1996
                                                                      -----------  -----------
FCC licenses........................................................  $   635,000  $   635,000
Other...............................................................      134,757      134,757
                                                                      -----------  -----------
                                                                          769,757      769,757
Accumulated amortization............................................     (183,703)    (132,486)
                                                                      -----------  -----------
Intangible assets, net..............................................  $   586,054  $   637,271
                                                                      -----------  -----------
                                                                      -----------  -----------

    Amortization expense for 1997 and 1996 was $51,217 and $51,392, respectively.

                        PHOENIX BROADCAST PARTNERS, INC.

5. NOTE PAYABLE:

    The Note Payable balance at December 31. 1997 and 1996 is represented by the following:

                                                                           1997        1996
                                                                        ----------  ----------
Lewis Broadcasting Corporation Note, matured on
  June 10, 1995; fixed interest rate of 10%;
  secured by accounts receivable, tangible assets
  and intangible assets of the Company................................  $  661,000  $  661,000
                                                                        ----------  ----------
                                                                        ----------  ----------

    The Lewis Broadcasting Corporation (Lewis) note matured on June 10, 1995, however the Company defaulted on the loan repayment. Consequently, Lewis notified the Company and its shareholders on July 15, 1995 of the default and tendered the requisite notice to pursue remedy under the terms of the note. In connection with the default, Lewis filed a suit against the Company and its shareholders seeking specific performance of the default remedies under the note. (See Note 9 Commitments and Contingencies)

    As a consequence of the default, interest at a rate of 10% per annum is still accruing on the outstanding note and interest with a late charge of 5% of the outstanding principal at the date of default and attorneys' fees at the rate of 15% on the foregoing outstanding principal and interest. Interest, late charges and attorneys' fees amounted to $70,889 and $76,015 in 1997 and 1996, respectively.

6. LONG TERM LIABILITIES:

    Long term liabilities consist of obligations due, under an employment contract, to a former employee and consist of the following:

    - $93,757 under the employment contract payable in semi-annual installments of $3,825 for principal and 6% simple interest commencing January 1994 and maturing January 2014, and

    - $50,000 bonus payable in ten equal annual installments of $5,000 commencing May 1994.

    The Company has not been making payments in accordance with the terms set out in the contract and consequently has recorded a liability of $127,932 and $129,432 at December 31, 1997 and 1996 respectively, of which $31,307 and $25,193, representing the portion currently payable, has been recorded in accrued liabilities as of December 31, 1997 and 1996, respectively.

    Interest expense on the employment contract obligation amounted to $5,036 and $5,126 for the years ended December 31, 1997 and 1996, respectively.

                        PHOENIX BROADCAST PARTNERS, INC.

7. INCOME TAXES:

    The Company's effective income tax rate differs from the statutory federal income tax rate as follows:

                                                                  1997        1996
                                                               -----------  ---------
Income tax benefit at federal statutory rate.................  $   (93,665)     (34.0%) $  (77,852)     (34.0%)
State income taxes (net of federal benefit)..................      (10,902)      (4.0%)     (9,060)      (4.0%)
Non-deductible items.........................................           60     --              60     --
Change in valuation allowance................................      104,507     --          86,852     --
                                                               -----------  ---------  ----------  ---------
                                                               $   --              --% $   --             --%
                                                               -----------  ---------  ----------  ---------
                                                               -----------  ---------  ----------  ---------

    Significant items giving rise to deferred taxes as of December 31, 1997 and 1996 are as follows:

                                                                         1997         1996
                                                                      -----------  -----------
Deferred tax assets (liabilities):
Net operating loss carryforwards....................................  $   176,340  $   112,204
Accounts receivable.................................................      (38,227)     (27,526)
Depreciation and amortization.......................................       26,643       27,252
Accounts payable and accrued liabilities............................      216,949      170,370
Other...............................................................      --            (5,102)
                                                                      -----------  -----------
Net deferred tax asset..............................................      381,705      277,198
Less valuation allowance............................................     (381,705)    (277,198)
                                                                      -----------  -----------
Total net deferred tax asset........................................  $   --       $   --
                                                                      -----------  -----------
                                                                      -----------  -----------

    The net deferred tax asset at December 31, 1997 and 1996 is fully offset by the valuation allowance. The amount of the valuation allowance is reviewed periodically by management and is determined based on management's assessment of the Company's ability to generate future taxable income and realize the tax benefits associated with the deferred tax assets.

    Net operating losses expire as follows:

2009.....  $  69,955
2010.....     97,291
2011.....    129,536
2012.....    168,639
           ---------
           $ 465,421
           ---------
           ---------

    If certain substantial changes in the Company's ownership should occur, there would be an annual limitation on the amount of the operating loss carryforwards which can be utilized.

8. DEFINED CONTRIBUTION PLAN:

    Effective August 1997, the Company in conjunction with WGUL adopted a qualified profit sharing plan under Section 401(k) of the Internal Revenue Code. All employees meeting eligibility requirements are qualified for participation in the plan. Participants of the plan may contribute 1% to 15% of their annual compensation, up to $10,000 for the year, through payroll deductions. The Company has the option

                        PHOENIX BROADCAST PARTNERS, INC.

8. DEFINED CONTRIBUTION PLAN: (CONTINUED) to provide a matching and discretionary contribution each year. For fiscal 1997, the total matching contribution was $2,214. No discretionary contributions were made in 1997.

9. COMMITMENTS AND CONTINGENCIES:

OPERATING LEASES AND LICENSING AGREEMENTS

    The Company leases its station studios and certain equipment under various operating leases and enters into licensing agreements to obtain the rights to broadcast shows. Rent expense under operating leases and payments under the licensing agreements for the years ended December 31, 1997 and 1996 amounted to $48,250 and $34,009 respectively. Future minimum annual payments under these non-cancelable operating leases and agreements as of December 31, 1997 are as follows:

1998...............................................................  $  51,300
1999...............................................................     36,000
2000...............................................................     12,000
Thereafter.........................................................     --
                                                                     ---------
                                                                     $  99,300
                                                                     ---------
                                                                     ---------

CONTINGENCIES

    The Company is party to a lawsuit relating to the default on the note payable to Lewis. The Lewis note was originally executed by Gulf Atlantic, the previous owners of the radio stations, and as security for the note, Gulf Atlantic executed a security agreement conveying to Lewis a first priority interest in all of the operating assets of WZAT-FM and WSGA-AM. In conjunction with the execution of the promissory note and the security agreement, Gulf Atlantic and the Company's shareholders executed an option agreement granting Lewis an irrevocable right to purchase both radio stations for $650,000, less any amounts remaining to be paid on the note plus a $100,000 non-compete fee as well as the right of first refusal on the sale of the stations' operational assets and business. Upon the Company's default on the note, Lewis notified the Company and its shareholders of the default and tendered requisite notice of its intention to exercise its rights under the option agreement. Lewis also filed a suit against the Company and its shareholders to seek specific performance of exercising the option under the option agreement and collection of all amounts due under the note. Through a counterclaim for declaratory judgment, the Company obtained a court ruling concluding that the option agreement is void as a matter of law. The court ruling, however, upheld Lewis' claim that the Company and its shareholders are indebted to Lewis for the principal and interest due under the promissory note together with reasonable attorneys' fees of 15% of all outstanding principal and interest amounts owed. Lewis has appealed the court's decision with respect to the option agreement being void and is awaiting a decision from the appellate court. Management expects to prevail in the appellate court decision.

10. SUBSEQUENT EVENTS

    On March 16, 1998, the Company entered into a 1 year Local Marketing Agreement (LMA) with Cumulus Broadcasting, Inc., a wholly owned subsidiary of Cumulus Media Inc., in return for a monthly license fee.

                        PHOENIX BROADCAST PARTNERS, INC.

10. SUBSEQUENT EVENTS (CONTINUED)
    The Company has also commenced negotiations with Cumulus Broadcasting, Inc., to sell certain assets of WZAT-FM and WSGA-AM, subject to approval of the Federal Communications Commission, in return for consideration of approximately $3.5 million.

    The Company has also commenced negotiation with Lewis regarding a proposed settlement agreement for $1,700,000. The proposed settlement agreement will satisfy the Company's obligations with respect to the following: (1) all principal, interest, late fees, origination fees and attorneys' fees related to the Lewis note referred to in Note 9 above; (2) rent and late fees related to the lease of the Company's antenna and tower from Lewis for the period up through the date of the proposed settlement agreement and through May, 1998; (3) all obligations of the Company and its shareholders to pay Lewis some proceeds from the proposed sale of the Company to Cumulus Broadcasting, Inc. under the option agreement as discussed in Note 9 above; and (4) any and all remaining obligations of the Company with respect to the note and option agreement with Lewis.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Republic Corporation
Montgomery, Alabama

    We have audited the consolidated balance sheets of Republic Corporation and subsidiary (radio broadcasting operations only) as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Republic Corporation and subsidiary (radio broadcasting operations only) as of December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

/s/ Coopers & Lybrand L.L.P.

Montgomery, Alabama
March 2, 1998

           REPUBLIC CORPORATION (RADIO BROADCASTING OPERATIONS ONLY)

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                             (DOLLARS IN THOUSANDS)

                                                                                                1997       1996
                                                                                              ---------  ---------
                                                      ASSETS
Current assets:
  Cash and cash equivalents.................................................................  $     247  $     257
  Accounts receivable, net of allowance for doubtful accounts of $521 in 1997 and $479 in
    1996....................................................................................      1,515      1,449
  Other current assets......................................................................        246        172
  State income taxes receivable.............................................................         44         47
                                                                                              ---------  ---------
      Total current assets..................................................................      2,052      1,925

Other assets:
  Land, building and equipment, net.........................................................      2,397      2,167
  Investment in equity investee.............................................................        628        633
  Intangible assets and other...............................................................     12,152     13,103
                                                                                              ---------  ---------
      Total assets..........................................................................  $  17,229  $  17,828
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                                       LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................................................  $     131  $     263
  Accrued expenses..........................................................................        693        484
                                                                                              ---------  ---------
      Total current liabilities.............................................................        824        747

Deferred tax liability......................................................................        272      4,123
                                                                                              ---------  ---------
      Total liabilities.....................................................................      1,096      4,870
                                                                                              ---------  ---------

Stockholder's Equity:
  Common stock, $0.01 par; 500,000 shares authorized,
    50,000 shares issued and outstanding....................................................          1          1
  Contributed capital.......................................................................      8,003      8,003
  Retained earnings.........................................................................      8,129      4,954
                                                                                              ---------  ---------
      Total stockholder's equity............................................................     16,133     12,958
                                                                                              ---------  ---------
Total liabilities and stockholder's equity..................................................  $  17,229  $  17,828
                                                                                              ---------  ---------
                                                                                              ---------  ---------

   The accompanying notes are an integral part of these financial statements.

           REPUBLIC CORPORATION (RADIO BROADCASTING OPERATIONS ONLY)

                       CONSOLIDATED STATEMENTS OF INCOME

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

               (DOLLARS IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                                                                     1997       1996       1995
                                                                                   ---------  ---------  ---------
Revenue:
  Advertising....................................................................  $  11,677  $  10,959  $  11,047
  Other..........................................................................         14        161         36
                                                                                   ---------  ---------  ---------
      Total revenue..............................................................     11,691     11,120     11,083
  Less commissions...............................................................      2,360      2,114      2,090
                                                                                   ---------  ---------  ---------
      Net revenues...............................................................      9,331      9,006      8,993
                                                                                   ---------  ---------  ---------

Expenses:
  Selling, general, and administrative...........................................      6,323      5,990      5,981
  Amortization...................................................................        954        954        844
  Depreciation...................................................................        252        251        267
                                                                                   ---------  ---------  ---------
      Total expenses.............................................................      7,529      7,195      7,092
                                                                                   ---------  ---------  ---------

      Operating income...........................................................      1,802      1,811      1,901
                                                                                   ---------  ---------  ---------

Other income (expense):
  Interest income................................................................         11         14         13
  Equity in loss of equity investee..............................................        (32)       (41)       (62)
  Reorganization expenses........................................................                             (438)
                                                                                   ---------  ---------  ---------
      Total other income (expense)...............................................        (21)       (27)      (487)
                                                                                   ---------  ---------  ---------

      Income before provision for (benefit from) income taxes....................      1,781      1,784      1,414

Provision for (benefit from) income taxes........................................     (3,724)       561        464
                                                                                   ---------  ---------  ---------

      Net income.................................................................  $   5,505  $   1,223  $     950
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

Earnings per share (basic and diluted):
      Net income.................................................................  $  110.10  $   24.46  $   19.00
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

   The accompanying notes are an integral part of these financial statements.

           REPUBLIC CORPORATION (RADIO BROADCASTING OPERATIONS ONLY)

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                             (DOLLARS IN THOUSANDS)

                                                                                                           TOTAL
                                                                     COMMON     CONTRIBUTED  RETAINED   STOCKHOLDER'S
                                                                      STOCK       CAPITAL    EARNINGS      EQUITY
                                                                   -----------  -----------  ---------  ------------
Balance, December 31, 1994.......................................   $       1    $     236   $   8,655   $    8,892
Change in ownership step-up, net of taxes........................                    7,767                    7,767
Dividends to former parent.......................................                               (3,231)      (3,231)
Net distributions to stockholder.................................                               (1,284)      (1,284)
Net income.......................................................                                  950          950
                                                                   -----------  -----------  ---------  ------------
Balance, December 31, 1995.......................................           1        8,003       5,090       13,094
Net distributions to stockholder.................................                               (1,359)      (1,359)
Net income.......................................................                                1,223        1,223
                                                                   -----------  -----------  ---------  ------------
Balance, December 31, 1996.......................................           1        8,003       4,954       12,958
Net distributions to stockholder.................................                               (2,330)      (2,330)
Net income.......................................................                                5,505        5,505
                                                                   -----------  -----------  ---------  ------------
Balance, December 31, 1997.......................................   $       1    $   8,003   $   8,129   $   16,133
                                                                   -----------  -----------  ---------  ------------
                                                                   -----------  -----------  ---------  ------------

   The accompanying notes are an integral part of these financial statements.

           REPUBLIC CORPORATION (RADIO BROADCASTING OPERATIONS ONLY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                             (DOLLARS IN THOUSANDS)

                                                                                         1997       1996       1995
                                                                                       ---------  ---------  ---------
Cash flows from operating activities:
  Net income.........................................................................  $   5,505  $   1,223  $     950
  Adjustments to reconcile net income to
    net cash provided by operating activities:
      Depreciation and amortization..................................................      1,206      1,205      1,111
      Equity in loss of investee.....................................................         32         41         62
      Deferred income taxes..........................................................     (3,851)      (311)      (261)
      (Gain) loss on sale of land, buildings, and equipment..........................         (2)         6         (4)
      Changes in:
        Accounts receivable, net.....................................................        (66)        34       (311)
        Other current assets.........................................................         79        (72)       (47)
        Accounts payable and accrued expenses........................................         77        126        265
        State income taxes receivable................................................          3        (35)       (24)
                                                                                       ---------  ---------  ---------
Net cash provided by operating activities............................................      2,983      2,217      1,741
                                                                                       ---------  ---------  ---------
Cash flows from investing activities:
  Purchases of land, buildings, and equipment........................................       (662)      (913)      (271)
  Proceeds from sale of land, buildings, and equipment...............................         26                     4
  Contribution to equity investee....................................................        (27)       (25)       (35)
                                                                                       ---------  ---------  ---------
Net cash used in investing activities................................................       (663)      (938)      (302)
                                                                                       ---------  ---------  ---------
Cash flows from financing activities:
  Net distributions to stockholder...................................................     (2,330)    (1,359)    (1,284)
                                                                                       ---------  ---------  ---------
Net cash used in financing activities................................................     (2,330)    (1,359)    (1,284)
                                                                                       ---------  ---------  ---------
  (Decrease) increase in cash and cash equivalents...................................        (10)       (80)       155
Cash and cash equivalents, beginning of year.........................................        257        337        182
                                                                                       ---------  ---------  ---------
Cash and cash equivalents, end of year...............................................  $     247  $     257  $     337
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
Supplemental disclosure of cash flow Information:
  Income taxes paid..................................................................  $      42  $     144  $     137
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

   The accompanying notes are an integral part of these financial statements.

           REPUBLIC CORPORATION (RADIO BROADCASTING OPERATIONS ONLY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION

    Republic Corporation (the Company) was formed on February 17, 1995, at which time The Colonial Company (TCC) effected a divisive reorganization and transferred ownership of Colonial Broadcasting Company, Inc. (CBC) to the Company's stockholder which is one of the three previous owners of TCC. The Company's stockholder then contributed CBC to the Company.

    The Company is engaged in radio broadcasting, operating four radio stations:
WLWI-FM, WMSP-AM, WMXS-FM, and WNZZ-AM in Montgomery, Alabama; and operating one radio station, WUSY-FM, in Chattanooga, Tennessee.

    On January 10, 1998, the stockholder of the Company entered into a Stock Purchase Agreement (the Stock Purchase Agreement) with Cumulus Holdings, Inc. (Cumulus) pursuant to which Cumulus will acquire all of the outstanding shares of the Company. Prior to or concurrent with the acquisition by Cumulus, the Company will repay all long term debt and spin-off all non-broadcasting assets and liabilities to the stockholder of the Company.

    These consolidated financial statements have been prepared to reflect the broadcasting assets and liabilities of the Company to be acquired by Cumulus pursuant to the Stock Purchase Agreement. The Company's only asset, for all periods presented, is the investment in its wholly owned broadcasting subsidiary, CBC. These financial statements exclude the non-broadcasting assets to be spun-off to the stockholder of the Company (which include CBC's two subsidiaries, CBC Realty, Inc. and Radio Management Services, Inc., as well as certain related party receivables and cash surrender value of life insurance) and all long term debt.

    Historically, the CBC broadcasting operations have been managed, financed, and accounted for on an independent stand alone basis, requiring no allocation of overhead costs by the Company. The broadcasting operations will continue to be managed and operated autonomously after the spin-off, with no material financial commitments, guarantees, or contingent liabilities with the spun-off, non-broadcasting operations. These financial statements exclude all unrelated, non-broadcasting expenses incurred by the Company at the holding company level.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION--The consolidated financial statements and notes to the consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, CBC. All significant intercompany balances and transactions have been eliminated.

    BASIS IN NET ASSETS CONTRIBUTED--The February 17, 1995 divisive reorganization of TCC and the resulting contribution of CBC to the Company was a change in control which resulted in the removal of CBC's due from TCC of $3,231 through a noncash dividend and a new basis of accounting for CBC, the primary effect of which was a step-up in basis for Federal Communications Commission
(FCC) rights of $12,481, or $7,767 net of deferred taxes.

    INCOME RECOGNITION--Advertising income is recognized as services are provided. Barter transactions are reported at the estimated fair market value of the product or services received. Barter revenue is reported when commercials are broadcast, and merchandise or services received as consideration are reported when used or received.

           REPUBLIC CORPORATION (RADIO BROADCASTING OPERATIONS ONLY)

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    CASH AND CASH EQUIVALENTS--For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

    LAND, BUILDINGS, AND EQUIPMENT--Land, buildings, and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method for financial statement purposes and straight-line and accelerated methods for income tax purposes. Costs for maintenance and repairs are expensed when incurred; betterments and improvements which materially prolong the lives of assets are capitalized. The cost of assets sold or otherwise disposed of and the related accumulated depreciation are removed from the accounts and the gain or loss on such disposition is included in income.

    INVESTMENT IN EQUITY INVESTEE--The investment in equity investee, in which CBC does not exercise control and has a 50% or less ownership interest, is carried at cost and adjusted for equity in undistributed earnings or losses since the date of acquisition or investment.

    INTANGIBLE ASSETS--Intangible assets are recorded at a stepped-up basis in connection with the change in ownership described in Note 2. These assets are being amortized using the straight-line method predominately over a period of 15 years.

    ACCOUNTING FOR INCOME TAXES--Effective January 1, 1997, the Company elected to be taxed as an S Corporation for federal and state income tax purposes. Under the provisions of the Internal Revenue Code, an S Corporation generally is not subject to federal income tax because its taxable income or loss accrues to the individual stockholder. Accordingly, no current federal income tax expense is recognized by the Company for 1997. The Company files tax returns in the State of Tennessee, which does not recognize S Corporations for income tax purposes.

    Prior to its S Corporation election, the Company utilized an asset and liability approach for financial accounting and reporting for income taxes. Deferred tax assets are recognized only to the extent of their anticipated realization. Deferred income taxes reflect the future tax consequences of differences between the tax basis of assets and liabilities and the amounts reported for the financial statements. The radio broadcasting operations have historically been included in the consolidated income tax returns filed with the Company. Income tax expense for 1996 and 1995 has been calculated on a separate tax return basis.

    EARNINGS PER SHARE--Earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. The weighted average number of shares used in the computation for 1997, 1996, and 1995 was 50,000 each year.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

3. RECENTLY ISSUED ACCOUNTING STANDARDS

    In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 128, EARNINGS PER SHARE. SFAS No. 128 establishes standards for computing and presenting earnings per share (EPS). This Statement simplifies the standards for computing earnings per share previously found in Accounting Principles Bulletin Opinion No. 15, EARNINGS PER SHARE, and replaces

           REPUBLIC CORPORATION (RADIO BROADCASTING OPERATIONS ONLY)

                             (DOLLARS IN THOUSANDS)

3. RECENTLY ISSUED ACCOUNTING STANDARDS (CONTINUED) the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997.

    The Company does not anticipate that any other recently issued accounting standards will have a material impact on its financial position, results of operations, or cash flows.

4. LAND, BUILDINGS, AND EQUIPMENT

    Land, buildings, and equipment consists of the following at December 31, 1997 and 1996:

                                                                               1997       1996
                                                                             ---------  ---------
Land.......................................................................  $     128  $     128
Development in process.....................................................      1,081        789
Buildings and improvements.................................................         69         69
Furniture and fixtures.....................................................        227        219
Equipment..................................................................      3,302      3,148
Land improvements..........................................................         67         67
Leasehold improvements.....................................................        320        313
                                                                             ---------  ---------
                                                                                 5,194      4,733
Accumulated depreciation...................................................     (2,797)    (2,566)
                                                                             ---------  ---------
                                                                             $   2,397  $   2,167
                                                                             ---------  ---------
                                                                             ---------  ---------

5. INVESTMENT IN EQUITY INVESTEE

    The following sets forth the condensed unaudited financial information of investment in equity investee at December 31, 1997 and 1996. A comparison of the Company's investment (through CBC) in Montgomery Tower Partners along with the Company's portion of Montgomery Tower Partners' capital is as follows:

                                                                                    1997                        1996
                                                                         --------------------------  --------------------------
                                                                            BALANCE      SEPARATE       BALANCE      SEPARATE
                                                              PERCENT        SHEET        ENTITY         SHEET        ENTITY
                                                             INTEREST     INVESTMENT      EQUITY      INVESTMENT      EQUITY
                                                            -----------  -------------  -----------  -------------  -----------
Montgomery Tower Partners.................................      50%        $     628     $     628     $     633     $     633
                                                                ---            -----         -----         -----         -----
                                                                ---            -----         -----         -----         -----

           REPUBLIC CORPORATION (RADIO BROADCASTING OPERATIONS ONLY)

                             (DOLLARS IN THOUSANDS)

5. INVESTMENT IN EQUITY INVESTEE (CONTINUED)
    Shown below is condensed financial information relating to the Company's investment in equity investee based on the entity's separate financial reporting.

                                                                                         1997
                                                                                       ---------
Assets...............................................................................  $   1,299
Liabilities..........................................................................         24
                                                                                       ---------
Partners' capital....................................................................  $   1,275
                                                                                       ---------
                                                                                       ---------
Revenue..............................................................................  $      91
                                                                                       ---------
                                                                                       ---------
Net loss.............................................................................  $     (64)
                                                                                       ---------
                                                                                       ---------
Republic Corporation's share of:
  Partners' capital..................................................................  $     628
                                                                                       ---------
                                                                                       ---------
  Equity in loss of investee.........................................................  $     (32)
                                                                                       ---------
                                                                                       ---------

6. INTANGIBLE ASSETS AND OTHER

    Unamortized intangible assets and other consist of the following at December 31, 1997 and 1996:

                                                                            1997       1996
                                                                          ---------  ---------
Federal Communications Commission rights................................  $  12,083  $  13,031
Brokers' fees and other.................................................         69         72
                                                                          ---------  ---------
                                                                          $  12,152  $  13,103
                                                                          ---------  ---------
                                                                          ---------  ---------

7. OPERATING LEASES

    The Company leases office facilities and equipment under operating leases. Future minimum lease payments as of December 31, 1997 are as follows:

FOR THE YEAR ENDING DECEMBER 31:
------------------------------------------------------------------------------------
  1998..............................................................................   $     159
  1999..............................................................................         148
  2000..............................................................................         148
  2001..............................................................................         148
  2002..............................................................................         147
  Thereafter........................................................................         609
                                                                                      -----------
                                                                                       $   1,359
                                                                                      -----------
                                                                                      -----------

    Rent expense amounted to $254, $240 and $233 for the years ended December 31, 1997, 1996, and 1995, respectively.

           REPUBLIC CORPORATION (RADIO BROADCASTING OPERATIONS ONLY)

                             (DOLLARS IN THOUSANDS)

8. INCOME TAXES

    As discussed in Note 2, effective January 1, 1997, the Company elected to be taxed as an S Corporation for federal and state income tax purposes. Prior to that election, the Company used an asset and liability approach for financial accounting and reporting for income taxes.

    The provision for (benefit from) income taxes is composed of the following at December 31, 1997, 1996 and 1995:

                                                                      1997       1996       1995
                                                                    ---------  ---------  ---------
Current:
  Federal.........................................................             $     760  $     610
  State...........................................................  $     127        112        115
                                                                    ---------  ---------  ---------
    Total.........................................................        127        872        725
                                                                    ---------  ---------  ---------

Deferred:
  Federal.........................................................     (3,756)      (278)      (219)
  State...........................................................        (95)       (33)       (42)
                                                                    ---------  ---------  ---------
    Total.........................................................     (3,851)      (311)      (261)
                                                                    ---------  ---------  ---------
                                                                    $  (3,724) $     561  $     464
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------

    The components of the Company's net deferred tax liability as of December 31, 1997 and 1996, were as follows:

                                                                                 1997       1996
                                                                               ---------  ---------
Deferred tax assets;
  Allowance for bad debts....................................................  $      14  $     175
  Pension accrual in excess of contributions.................................          2         36
  Other......................................................................                    26
                                                                               ---------  ---------
    Total deferred tax asset.................................................         16        237
                                                                               ---------  ---------

Deferred tax liabilities:
  Accelerated tax depreciation...............................................          8        109
  Intangible assets--FCC rights..............................................        274      4,143
  Equity investment..........................................................          6        108
                                                                               ---------  ---------
    Total deferred tax liability.............................................        288      4,360
                                                                               ---------  ---------

    Net deferred tax liability...............................................  $     272  $   4,123
                                                                               ---------  ---------
                                                                               ---------  ---------

    At the time of the S Corporation election, it was determined by management that any built-in gains as a result of the tax basis of the Company's net assets would not be realized during the prescribed holding period. Therefore, the net deferred tax liability, excluding the portion related to the State of Tennessee, was written off, through the recognition of a deferred benefit in the 1997 statement of income.

           REPUBLIC CORPORATION (RADIO BROADCASTING OPERATIONS ONLY)

                             (DOLLARS IN THOUSANDS)

9. EMPLOYEE BENEFIT PLAN

    The Company and its subsidiary are participants in a pension plan with related companies. This plan covers most employees who have met certain age and length of service requirements. The Company's policy is to contribute annually an amount that can be deducted for federal income tax purposes using the frozen entry age actuarial method. Actuarial computations for financial reporting purposes are based on the projected unit credit method.

    Employee pension benefit plan status at December 31, 1997 and 1996:

                                                                                 1997       1996
                                                                               ---------  ---------
Actuarial present value of benefit obligations:
  Accumulated benefit obligation.............................................  $     801  $     577
                                                                               ---------  ---------
                                                                               ---------  ---------
  Vested benefit obligation..................................................  $     737  $     549
                                                                               ---------  ---------
                                                                               ---------  ---------
  Projected benefit obligation for service rendered to date..................  $   1,278  $     965
  Plan assets at fair value..................................................      1,240        888
                                                                               ---------  ---------
    Projected benefit obligation in excess of plan assets....................        (38)       (77)
  Unrecognized transition asset..............................................        (18)       (20)
  Unrecognized prior service cost............................................        (40)       (43)
  Unrecognized gain..........................................................        (13)        53
                                                                               ---------  ---------
    Accrued pension cost.....................................................  $    (109) $     (87)
                                                                               ---------  ---------
                                                                               ---------  ---------

    Net pension cost includes the following components for the years ended December 31, 1997, 1996, and 1995:

                                                                             1997        1996         1995
                                                                           ---------     -----        -----
Service cost.............................................................  $      75   $      73    $      56
Interest cost............................................................         88          70           61
Return on plan assets....................................................       (286)        (90)         (48)
Net amortization and deferral............................................        196          18           (7)
                                                                                 ---         ---          ---
  Net pension cost.......................................................  $      73   $      71    $      62
                                                                                 ---         ---          ---
                                                                                 ---         ---          ---

    The weighted-average discount rate used in determining the actuarial present value of the projected benefit obligation was 7.25%, 7.75%, and 7.75% for 1997, 1996, and 1995, respectively. The rate of increase in future compensation levels used was 4.25%, 4.75%, and 5.00% for 1997, 1996, and 1995, respectively, and the expected long-term rate of return was 9% for all years.

10. RELATED PARTY TRANSACTIONS

    The Company entered into lease agreements with an affiliate for its office facilities in Montgomery. Rent expense under these agreements was $167, $141, and $137 for the years ended December 31, 1997, 1996, and 1995, respectively, and future rent obligations were $1,340 and $1,477, respectively, at December 31, 1997 and 1996.

    The Company received $101, $117, and $69 in advertising revenue from related parties during the years ended December 31, 1997, 1996, and 1995, respectively.

    The Company maintains cash and cash equivalent amounts in an affiliated financial institution. The book value of the accounts totaled $219 and $224 at December 31, 1997 and 1996, respectively.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Savannah Communications, L.P.

    We have audited the accompanying balance sheets of Savannah Communications, L.P. (the "Partnership") as of December 31, 1997 and 1996, and the related statements of operations, partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Savannah Communications, L.P. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. The Partnership has experienced losses since its inception in 1995 and is in default on certain of its long-term debt, raising substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Coopers & Lybrand L.L.P.
Atlanta, Georgia
February 27, 1998

                         SAVANNAH COMMUNICATIONS, L.P.

                                 BALANCE SHEETS

                        AS OF DECEMBER 31, 1997 AND 1996

                                                                                            1997          1996
                                                                                        ------------  ------------
                                               ASSETS
Current assets:
  Cash................................................................................  $      3,812  $      9,265
  Accounts receivable, net of allowance for doubtful accounts of $14,815 and $10,556,
    respectively......................................................................       177,899       267,995
  Accounts receivable, partners.......................................................                     110,000
  Prepaid expenses....................................................................         2,805         8,804
                                                                                        ------------  ------------
      Total current assets............................................................       184,516       396,064
Property and equipment, net of accumulated depreciation...............................     1,427,694     1,592,468
Intangible assets, net of accumulated amortization....................................     3,464,139     3,073,085
                                                                                        ------------  ------------
      Total assets....................................................................  $  5,076,349  $  5,061,617
                                                                                        ------------  ------------
                                                                                        ------------  ------------
                                 LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Current maturities and long-term debt in default....................................  $  2,800,000  $  2,800,000
  Accounts payable....................................................................        81,797       118,236
  Cash advances from affiliate........................................................        52,876        32,876
  Accrued expenses....................................................................        51,220        39,783
                                                                                        ------------  ------------
      Total current liabilities.......................................................     2,985,893     2,990,895
Long-term debt, less current maturities and debt in default...........................       600,000       150,000
Partners' capital.....................................................................     1,490,456     1,920,722
                                                                                        ------------  ------------
      Total liabilities and partners' capital.........................................  $  5,076,349  $  5,061,617
                                                                                        ------------  ------------
                                                                                        ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                         SAVANNAH COMMUNICATIONS, L.P.

                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                           1997           1996
                                                                                       -------------  ------------
Broadcasting revenue:
  Advertising........................................................................  $   1,405,307  $  1,785,059
  Less commissions...................................................................       (147,772)     (216,604)
                                                                                       -------------  ------------
      Net broadcasting revenue.......................................................      1,257,535     1,568,455
Operating expenses:
  Promotion..........................................................................         32,511        66,349
  Programming........................................................................        553,475       439,130
  Selling, general and administrative................................................        898,676       744,145
  Depreciation and amortization......................................................        507,168       149,480
  Local management agreement fees....................................................         12,000       365,813
                                                                                       -------------  ------------
                                                                                           2,003,830     1,764,917
                                                                                       -------------  ------------
      Operating loss.................................................................       (746,295)     (196,462)
                                                                                       -------------  ------------
Other income (expense):
  Interest expense...................................................................       (366,450)      (67,642)
  Other, net.........................................................................         14,621       (47,411)
                                                                                       -------------  ------------
                                                                                            (351,829)     (115,053)
                                                                                       -------------  ------------
      Net loss.......................................................................  $  (1,098,124) $   (311,515)
                                                                                       -------------  ------------
                                                                                       -------------  ------------

   The accompanying notes are an integral part of these financial statements.

                         SAVANNAH COMMUNICATIONS, L.P.

                        STATEMENTS OF PARTNERS' CAPITAL

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

Partners' capital, December 31, 1995............................................  $1,313,349
  Capital contributions.........................................................     918,888
  Net loss......................................................................    (311,515)
                                                                                  ----------
Partners' capital, December 31, 1996............................................   1,920,722
  Capital contributions.........................................................     667,858
  Net loss......................................................................  (1,098,124)
                                                                                  ----------
Partners' capital, December 31, 1997............................................  $1,490,456
                                                                                  ----------
                                                                                  ----------

   The accompanying notes are an integral part of these financial statements.

                         SAVANNAH COMMUNICATIONS, L.P.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                          1997           1996
                                                                                      -------------  -------------
Cash flows from operating activities:
  Net loss..........................................................................  $  (1,098,124) $    (311,515)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation....................................................................        255,048         77,585
    Amortization of intangibles.....................................................        252,128         71,895
    Changes in operating assets and liabilities:
      Accounts receivable...........................................................         90,096        (10,611)
      Prepaid expenses..............................................................          5,999         (8,804)
      Accounts payable and accrued expenses.........................................        (25,002)       134,754
                                                                                      -------------  -------------
        Net cash used by operating activities.......................................       (519,855)       (46,696)
                                                                                      -------------  -------------
Cash flows from investing activities:
  Acquisition of business, including related costs..................................       (729,410)    (4,450,000)
  Organization costs................................................................         (4,046)       (61,579)
  Purchases of property and equipment...............................................                      (104,883)
                                                                                      -------------  -------------
        Net cash used in investing activities.......................................       (733,456)    (4,616,462)
                                                                                      -------------  -------------
Cash flows from financing activities:
  Proceeds from long-term debt, net of loan fees....................................        450,000      2,775,134
  Cash advances from affiliate......................................................         20,000         32,876
  Proceeds from capital contributions...............................................        777,858        808,888
                                                                                      -------------  -------------
        Net cash provided by financing activities...................................      1,247,858      3,616,898
                                                                                      -------------  -------------
        Net decrease in cash........................................................         (5,453)    (1,046,260)
Cash, beginning of year.............................................................          9,265      1,055,525
Cash, end of year...................................................................  $       3,812  $       9,265
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Supplemental disclosure of cash flow information:
  Cash paid for interest............................................................  $     329,372  $      51,966
                                                                                      -------------  -------------
                                                                                      -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                         SAVANNAH COMMUNICATIONS, L.P.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION AND BASIS OF PRESENTATION:

    Savannah Communications, L.P. (the "Partnership") was formed to acquire, own and operate radio stations servicing the Savannah, Georgia area. The Partnership commenced operations effective October 1995, at which time it entered into a local marketing agreement (LMA) permitting the Partnership to program and market two stations, WBMQ-AM and WIXV-FM, prior to acquiring them on July 31, 1996. The Partnership entered into an LMA commencing August 1996 with respect to another station, WSFG-FM, prior to acquiring it on February 28, 1997.

    The Partnership's financial statements have been prepared in accordance with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses for the period presented. They also affect the disclosures of contingencies. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. Expenditures for repairs are expensed while major additions are capitalized.

INTANGIBLE ASSETS

    Intangible assets are stated at cost and amortized on a straight-line basis over their estimated useful lives, as follows:

        FCC broadcast licenses over 15 years.

        Goodwill over 15 years.

        Organization costs over five years.

    On an ongoing basis, management evaluates the recoverability of the net carrying value of intangible assets by reference to the Partnership's undiscounted anticipated future cash flows.

REVENUE RECOGNITION

    Revenue from the sale of air-time is recognized at the time the related program or advertisement is broadcast. Barter transactions are reported at the estimated fair market value of the product or services received. Barter revenue is reported when commercials are broadcast, and merchandise or services received as consideration are reported as expense when used or received.

ALLOCATIONS AND DISTRIBUTIONS

    The profits and losses of the Partnership are allocated and cash flow from operations or cash from capital transactions, if any, will be distributed to the partners in accordance with the terms of the partnership agreement.

                         SAVANNAH COMMUNICATIONS, L.P.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
INCOME TAXES

    No provision for federal or state income taxes has been provided as the partners report their pro rata share of the partnership profits or losses on their tax returns.

2. ACQUISITIONS:

    On July 31, 1996, the Partnership acquired substantially all of the assets of two radio stations for $4,450,000, including related costs. The Partnership operated the two stations under an LMA from October 1995 until the acquisition. On February 28, 1997, the Partnership acquired substantially all of the assets of a third radio station for $729,410, including related costs. The Partnership operated this station under an LMA from August 1996 until the acquisition.

    The 1997 and 1996 acquisitions were accounted for as purchase transactions and, accordingly, the purchase price was allocated to assets based on their estimated fair value with the excess of the purchase price over the fair value of the identifiable tangible and intangible assets acquired reflected as goodwill, as follows:

                                                                         1997         1996
                                                                      ----------  ------------
Property and equipment..............................................  $   90,274  $  1,571,407
FCC broadcast licenses..............................................     100,000     1,999,000
Goodwill............................................................     539,136       879,593
                                                                      ----------  ------------
Purchase price, including related costs.............................  $  729,410  $  4,450,000
                                                                      ----------  ------------
                                                                      ----------  ------------

3. PROPERTY AND EQUIPMENT:

    Property and equipment consisted of the following at December 31, 1997 and 1996:

                                                                        1997          1996
                                                                    ------------  ------------
Land and improvements.............................................  $    279,685  $    279,685
Buildings.........................................................       260,690       260,690
Tower and antenna.................................................       790,297       712,397
Furniture and equipment...........................................       420,539       408,165
Other.............................................................         9,116         9,116
                                                                    ------------  ------------
                                                                       1,760,327     1,670,053
Less accumulated depreciation.....................................      (332,633)      (77,585)
                                                                    ------------  ------------
                                                                    $  1,427,694  $  1,592,468
                                                                    ------------  ------------
                                                                    ------------  ------------

                         SAVANNAH COMMUNICATIONS, L.P.

4. INTANGIBLE ASSETS:

    Intangible assets consisted of the following at December 31, 1997 and 1996:

                                                                        1997          1996
                                                                    ------------  ------------
FCC broadcast licenses............................................  $  2,099,000  $  1,999,000
Goodwill..........................................................     1,418,729       879,593
Deferred financing costs..........................................       176,970       176,970
Organization costs................................................        93,463        89,417
                                                                    ------------  ------------
                                                                       3,788,162     3,144,980
Less accumulated amortization.....................................      (324,023)      (71,895)
                                                                    ------------  ------------
                                                                    $  3,464,139  $  3,073,085
                                                                    ------------  ------------
                                                                    ------------  ------------

5. LONG-TERM DEBT:

    Long-term debt consisted of the following at December 31, 1997 and 1996:

                                                                                            1997          1996
                                                                                        ------------  ------------
Bank note payable, quarterly payments ranging from $50,000 to $125,000 commencing
  January 1, 1998 with a balloon payment of remaining balance due October 1, 2000, bearing interest at the bank's reference rate plus 2.5% (reference rate was 8.5% at
  December 31, 1997), collateralized by substantially all assets of the Partnership...  $  2,800,000  $  2,800,000
Note payable, due September 2001, interest payable quarterly at 10%...................       150,000       150,000
Note payable, due February 2002, interest payable monthly at 9%.......................       450,000
                                                                                        ------------  ------------
                                                                                           3,400,000     2,950,000
Less current maturities and long-term debt in default.................................    (2,800,000)   (2,800,000)
                                                                                        ------------  ------------
                                                                                        $    600,000  $    150,000
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    The bank note is subject to certain restrictive financial covenants, including the maintenance of minimum broadcast operating cash flow amounts, and limitations on additional indebtedness, capital expenditures, lease agreements, investments and distributions to partners. The Partnership was in violation of certain of these financial covenants at December 31, 1997 and 1996. Additionally, the Partnership did not make the first required principal payment of $50,000 due January 1, 1998. As a result of these matters, the noteholder has the right to demand payment. Therefore, the entire principal balance has been classified as current at December 31, 1997 and 1996. Interest payments on this note are current.

    The carrying amount reported for long-term debt approximates fair value.

                         SAVANNAH COMMUNICATIONS, L.P.

6. OPERATING LEASES:

    The Partnership leases a vehicle and a tower site under operating leases with future minimum rental payments as follows:

1998...............................................................  $  57,700
1999...............................................................     56,600
2000...............................................................     58,700
2001...............................................................     60,900
Thereafter.........................................................     13,200

    Rental expense charged to operations was $56,800 and $50,500 for the years ended December 31, 1997 and 1996.

7. RELATED PARTY TRANSACTIONS:

    Included in other expenses are fees paid to the general partner in the amounts of $19,400 and $43,800 in 1997 and 1996, respectively.

    Cash advances from an affiliate are non-interest bearing and have no fixed due dates. It is anticipated that these advances will be repaid upon completion of the events described in Note 8.

    Accounts receivable, partners at December 31, 1996 were collected in January 1997.

8. SUBSEQUENT EVENTS:

    On January 14, 1998, the Partnership entered into an agreement to sell substantially all of the assets associated with its three radio stations for $5,250,000 in cash. The party agreeing to purchase the stations began programming and marketing all three stations on that date under an LMA. Subject to FCC approval, the Partnership expects to consummate this sale in the second quarter of 1998.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Cumulus Media Inc.

    In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of changes in owner's equity (deficit) in stations and of cash flows present fairly, in all material respects, the financial position of Savannah Valley Broadcasting Radio Properties at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP
Chicago, Illinois
February 27, 1998

                 SAVANNAH VALLEY BROADCASTING RADIO PROPERTIES

                            COMBINED BALANCE SHEETS

                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1997          1996
                                                                                        ------------  ------------

                                                      ASSETS

Current assets:
  Cash................................................................................  $    --       $    --
  Short term investments..............................................................       --            199,000
  Accounts receivable, less allowance for
    doubtful accounts of $58,000 and $25,000, respectively............................        11,000       560,000
  Receivable from Cumulus.............................................................        85,000       --
  Prepaid expenses and other current assets...........................................         3,000        34,000
                                                                                        ------------  ------------
      Total current assets............................................................        99,000       793,000
Property and equipment, net...........................................................       649,000       787,000
Intangible assets, net................................................................     2,435,000     2,640,000
                                                                                        ------------  ------------
      Total assets....................................................................  $  3,183,000  $  4,220,000
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                               LIABILITIES AND OWNER'S EQUITY (DEFICIT) IN STATIONS

Current liabilities:
  Line of credit......................................................................  $    866,000  $  1,142,000
  Current portion of notes payable....................................................     2,280,000        20,000
  Related party note payable..........................................................        50,000        50,000
  Due to related party................................................................       --            174,000
  Accounts payable....................................................................        30,000        77,000
  Accrued legal fees..................................................................        81,000       --
  Accrued and other current liabilities...............................................        54,000        23,000
                                                                                        ------------  ------------
      Total current liabilities.......................................................     3,361,000     1,486,000
                                                                                        ------------  ------------
Long-term liabilities:
  Notes payable, less current portion.................................................       --          2,280,000
                                                                                        ------------  ------------
      Total liabilities...............................................................     3,361,000     3,766,000
                                                                                        ------------  ------------
Commitments and contingencies

Owner's equity (deficit) in stations..................................................      (178,000)      454,000
                                                                                        ------------  ------------
      Total liabilities and owner's equity (deficit) in stations......................  $  3,183,000  $  4,220,000
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                  See Notes to Combined Financial Statements.

                 SAVANNAH VALLEY BROADCASTING RADIO PROPERTIES

                       COMBINED STATEMENTS OF OPERATIONS

                                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                                          ----------------------------------------
                                                                              1997          1996          1995
                                                                          ------------  ------------  ------------
Revenues................................................................  $  2,283,000  $  3,351,000  $  3,380,000
  Less: agency commissions..............................................      (258,000)     (309,000)     (427,000)
  Income from time brokerage agreement..................................       118,000       --            --
                                                                          ------------  ------------  ------------
      Net revenues......................................................     2,143,000     3,042,000     2,953,000

Operating expenses:
  Programming...........................................................       829,000     1,368,000     1,339,000
  Sales and promotions..................................................       590,000       607,000       665,000
  Technical.............................................................       188,000       216,000       224,000
  General and administrative............................................       604,000       705,000       729,000
  Depreciation and amortization.........................................       352,000       362,000       354,000
                                                                          ------------  ------------  ------------
      Total operating expenses..........................................     2,563,000     3,258,000     3,311,000
                                                                          ------------  ------------  ------------
Loss from operations....................................................      (420,000)     (216,000)     (358,000)

  Interest expense, net.................................................      (246,000)     (287,000)     (253,000)
                                                                          ------------  ------------  ------------
Net loss................................................................  $   (666,000) $   (503,000) $   (611,000)
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                  See Notes to Combined Financial Statements.

                 SAVANNAH VALLEY BROADCASTING RADIO PROPERTIES

     COMBINED STATEMENTS OF CHANGES IN OWNER'S EQUITY (DEFICIT) IN STATIONS

Balance at January 1, 1995......................................................  $1,540,000

Distribution to owner...........................................................    (12,000)
Net loss........................................................................   (611,000)
                                                                                  ---------
Balance at December 31, 1995....................................................    917,000

Distribution from partnership...................................................     40,000
Net loss........................................................................   (503,000)
                                                                                  ---------
Balance at December 31, 1996....................................................    454,000

Contribution of related party obligation........................................    174,000
Distribution to owner...........................................................   (140,000)
Net loss........................................................................   (666,000)
                                                                                  ---------
Balance at December 31, 1997....................................................  $(178,000)
                                                                                  ---------
                                                                                  ---------

                  See Notes to Combined Financial Statements.

                 SAVANNAH VALLEY BROADCASTING RADIO PROPERTIES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                                             -------------------------------------
                                                                                1997         1996         1995
                                                                             -----------  -----------  -----------
Cash flows from operating activities:
  Net loss.................................................................  $  (666,000) $  (503,000) $  (611,000)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
  Depreciation and amortization............................................      352,000      362,000      354,000
  Decrease (increase) in accounts receivable, net..........................      549,000       44,000      (34,000)
  Increase in receivable from Cumulus......................................      (85,000)     --           --
  Decrease (increase) in prepaid expenses and other current assets.........       31,000                    (4,000)
  Increase in due to related party.........................................      --            70,000       10,000
  (Decrease) increase in accounts payable..................................      (47,000)      20,000       57,000
  Increase (decrease) in accrued and other liabilities.....................      112,000      (19,000)      88,000
                                                                             -----------  -----------  -----------
      Net cash (used in) provided by operating activities..................      246,000      (26,000)    (140,000)
                                                                             -----------  -----------  -----------
Cash flows from investing activities:
  Purchases of property and equipment......................................       (9,000)      (8,000)    (362,000)
  Purchase (sale) of short-term investment, net............................      199,000      148,000      (35,000)
                                                                             -----------  -----------  -----------
      Cash (used for) provided by investing activities.....................      190,000      140,000     (397,000)
                                                                             -----------  -----------  -----------
Cash flows from financing activities:
  (Decrease) increase in notes payable.....................................      (20,000)     (89,000)     390,000
  Distribution from partnership............................................      --            40,000      --
  Dividends and distributions..............................................     (140,000)     --           (12,000)
  Payments on line of credit...............................................     (276,000)     (98,000)     --
  Payments on borrowings from related party................................      --           --            50,000
                                                                             -----------  -----------  -----------
      Cash (used for) provided by financing activities.....................     (436,000)    (147,000)     428,000
                                                                             -----------  -----------  -----------
  Net change in cash.......................................................      --           (33,000)    (109,000)
                                                                             -----------  -----------  -----------
  Cash at beginning of year................................................      --            33,000      142,000
                                                                             -----------  -----------  -----------
  Cash at end of year......................................................  $   --       $   --       $    33,000
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
Non-cash operating activities:
  Trade revenue............................................................  $   121,000  $   276,000  $   315,000
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
  Trade expense............................................................  $   108,000  $   239,000  $   315,000
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
Supplemental disclosure of cash flow information:
  Cash paid for interest...................................................  $   200,000  $   293,000  $   310,000
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
  Contribution of related party obligation.................................  $   174,000  $   --           --
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

                  See Notes to Combined Financial Statements.

                 SAVANNAH VALLEY BROADCASTING RADIO PROPERTIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    DESCRIPTION OF BUSINESS

    Savannah Valley Broadcasting Radio Properties (the "Company") consists of radio stations WBBQ-AM/FM and WZNY-FM ("the Stations") located in Augusta, Georgia which are owned and operated by common related ownership. The combination of the financial statements includes the accounts of WBBQ-AM/FM and WZNY-FM due to common ownership of the Stations.

    In September, 1997, Savannah Valley Broadcasting Radio Properties entered into an agreement with Cumulus Broadcasting, Inc. (a wholly owned subsidiary of Cumulus Media Inc.) ("Cumulus"), to sell the assets of Savannah Valley Broadcasting Radio Properties, subject to approval of the Federal Communication Commission, to Cumulus. Effective September 4, 1997, the Stations have been operating under time brokerage agreements ("TBAs") with Cumulus. Under these TBAs, the Stations have agreed to sell certain broadcast time on the Stations and Cumulus has agreed to provide programming to and sell advertising on the Stations during the purchased time. Accordingly, during the TBA period, revenue derived from the advertising sold during the purchased time and certain expenses of the Stations are recorded by Cumulus in exchange for a TBA fee. This TBA fee has been reflected in the combined statement of operations. The Stations retain responsibility for ultimate control of the Stations in accordance with FCC policies.

    As of December 31, 1997, Savannah Valley Broadcasting Radio Properties has a term note payable and a line of credit of $2,000,000 and $866,000, respectively. The original maturity dates of these instruments were extended by the bank to April 15, 1998 in anticipation of the closing of the sale to Cumulus. These financial statements have been prepared assuming the sale will close by April 15, 1998, or that Savannah Valley Broadcasting Radio Properties will have the ability to extend or refinance these debt instruments.

    The significant accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    SHORT-TERM INVESTMENTS

    The Company accounts for short term investments in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115") which requires investment securities to be classified as either held to maturity, trading or available for sale. Short term investments are comprised of mutual funds with no stated maturity date and are therefore classified as current.

                 SAVANNAH VALLEY BROADCASTING RADIO PROPERTIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    At December 31, 1996, the Company held available for sale mutual funds of $199,000. The difference between the fair value and the cost basis of these investments is not significant at December 31, 1996. These investments were sold during 1997. As the carrying value approximated the respective fair value, no gain or loss was recognized on the sale.

    PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed primarily using accelerated methods of depreciation over the estimated useful lives of the respective assets, generally five to thirty-nine years.

    Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

    INTANGIBLE ASSETS

    Intangible assets include Federal Communications Commission ("FCC") license. Intangible assets are stated at cost and are being amortized using the straight-line method over 15 years. The Company evaluates the carrying value of intangibles periodically in relation to the projected future undiscounted net cash flows of the related businesses.

    INCOME TAXES

    The Company is operated as pass-through entities for Federal tax purposes. Under this election the income or loss of the entities is included in the tax returns of the individual shareholders. Accordingly, federal income taxes are not included in the accompanying financial statements.

    REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

    TRADE AGREEMENTS

    The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Company uses exchanged products or services before advertising air time is provided, a trade liability is recognized.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of cash, accounts receivable, and accounts payable approximate fair value due to their short-term nature. The fair value of notes payable is based on current market rates and approximates the carrying value.

                 SAVANNAH VALLEY BROADCASTING RADIO PROPERTIES

2. PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following:

                                                                          DECEMBER 31,
                                                                  ----------------------------
                                                                      1997           1996
                                                                  -------------  -------------
Building and improvements.......................................  $     601,000  $     596,000
Broadcasting towers and equipment...............................      1,324,000      1,324,000
Office furniture and equipment..................................        456,000        458,000
                                                                  -------------  -------------
                                                                      2,381,000      2,378,000
Accumulated depreciation........................................     (1,864,000)    (1,723,000)
Land............................................................        132,000        132,000
                                                                  -------------  -------------
Property and equipment, net.....................................  $     649,000  $     787,000
                                                                  -------------  -------------
                                                                  -------------  -------------

    Depreciation expense for the years ended December 31, 1997, 1996 and 1995 was $145,000, $155,000 and $147,000, respectively.

3. INTANGIBLE ASSETS:

    Intangible assets consist of the following:

                                                                           DECEMBER 31,
                                                                    --------------------------
                                                                        1997          1996
                                                                    ------------  ------------
FCC licenses......................................................  $  3,106,000  $  3,106,000
Accumulated amortization..........................................      (671,000)     (466,000)
                                                                    ------------  ------------
Intangible assets, net............................................  $  2,435,000  $  2,640,000
                                                                    ------------  ------------
                                                                    ------------  ------------

    Amortization expense for the years ended December 31, 1997, 1996 and 1995 was $207,000 for each of these years, respectively.

4. RELATED PARTY TRANSACTIONS:

    As of December 31, 1997 and 1996, the Company has a note payable to a former owner in the amount of $50,000 related to the re-purchase of stock from him. This note is due upon demand and bears interest at 6% per annum, payable on June 30 and December 31 of each year.

    As of December 31, 1996, the Company had a payable to a related entity. During 1997, this entity was donated to charity. The payable balance remaining at the time of donation of $174,000 was forgiven and has therefore been accounted for as a contribution to the owner of the stations.

5. NOTES PAYABLE

    In October 1994, and as amended October 1996, the Company entered into a Master Note Agreement (the "Agreement") with a bank which provided for a $2,000,000 term note and a $1,240,000 line of credit. Both the term note and the line of credit bear interest at the adjusted prime rate (8.5% at December 31, 1997) and are secured by substantially all of the Station's assets. Accrued interest is payable monthly. The original maturities of these notes of October 27, 1997 have been extended through April 15, 1998, at which

                 SAVANNAH VALLEY BROADCASTING RADIO PROPERTIES

5. NOTES PAYABLE (CONTINUED)
time all principal and accrued interest is due and payable. The balance of the term note and line of credit as of December 31, 1997 are $2,000,000 and $866,000, respectively.

    In March 1995, the Company entered into a note agreement with a bank which provided for a note payable in the amount of $425,000. The note is payable in 120 monthly installments of principal and interest through April 2001. The interest rate on this note was 7.8% at December 31, 1997. The note is secured by substantially all of the Station's assets. Subsequent to December 31, 1997, the principal balance of the note and all remaining accrued interest was paid in full; therefore, the balance of this note of $280,000 as of December 31, 1997 has been classified as current.

    In September 1997, the assets of WZNY were transferred from the Company to the Company's sole shareholder causing an event of default under the note agreements with the bank. In October 1997, the Company and the Company's sole shareholder entered into an agreement with the bank, whereby, the bank waived this default and permitted the transfer of the assets of WZNY as well as the assumption of the obligation of payments on the notes by the Company's sole shareholder. This agreement does not release the Company from its obligations under the original note agreements, nor does it affect the original collateral securing the notes.

                                                                                     DECEMBER 31,
                                                                              --------------------------
                                                                                  1997          1996
                                                                              ------------  ------------
Notes payable consist of:
  Term loan payable to a bank...............................................  $  2,000,000  $  2,000,000
  Note payable to a bank....................................................       280,000       300,000
                                                                              ------------  ------------
  Less: current portion.....................................................    (2,280,000)      (20,000)
                                                                              ------------  ------------
  Long term portion.........................................................  $    --       $  2,280,000
                                                                              ------------  ------------
                                                                              ------------  ------------

6. COMMITMENTS AND CONTINGENCIES:

    The Company incurred expenses of approximately $33,000, $48,000 and $103,000 for the years ended December 31, 1997, 1996 and 1995, respectively, under operating leases for radio broadcasting facilities. Future minimum annual payments under these non-cancelable operating leases and agreements as of December 31, 1997, are $55,000 for 1998 and $54,000 for 1999.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
of Cumulus Media Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations, of changes in members' equity and of cash flows present fairly, in all material respects, the financial position of Seacoast Radio Company, LLC (the "Company") at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Chicago, Illinois

February 24, 1998

                          SEACOAST RADIO COMPANY, LLC

                       BALANCE SHEETS (DOLLARS IN 000'S)

                                                                                                        DECEMBER 31,
                                                                                                    --------------------
                                                                                                      1997       1996
                                                                                                    ---------  ---------
                                                         ASSETS
Current assets:
  Cash and cash equivalents.......................................................................  $      15  $      44
  Accounts receivable, less allowance for doubtful accounts of $8.................................        104         82
  Prepaid and other current assets................................................................          4          4
                                                                                                    ---------  ---------
    Total current assets..........................................................................        123        130
                                                                                                    ---------  ---------
Property and equipment, net.......................................................................        137        176
Intangible assets, net............................................................................        205        223
                                                                                                    ---------  ---------
    Total assets..................................................................................  $     465  $     529
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------
                                            LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses...........................................................  $      13  $      15
  Related party payable...........................................................................        112         90
  Current portion of long-term debt...............................................................        284         50
                                                                                                    ---------  ---------
    Total current liabilities.....................................................................        409        155
Long-term debt....................................................................................         44        330
                                                                                                    ---------  ---------
    Total liabilities.............................................................................        453        485
                                                                                                    ---------  ---------
Commitments and contingencies

Members' equity...................................................................................         12         44
                                                                                                    ---------  ---------
    Total liabilities and members' equity.........................................................  $     465  $     529
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------

                       See Notes to Financial Statements.

                          SEACOAST RADIO COMPANY, LLC

                  STATEMENTS OF OPERATIONS (DOLLARS IN 000'S)

                                                                                                     FOR THE YEAR ENDED
                                                                                                        DECEMBER 31,
                                                                                                    --------------------
                                                                                                      1997       1996
                                                                                                    ---------  ---------
Revenues..........................................................................................  $     820  $     752
Less: agency commissions..........................................................................        (80)       (66)
                                                                                                    ---------  ---------
    Net revenues..................................................................................        740        686
                                                                                                    ---------  ---------
Operating expenses:
  Programming.....................................................................................        131         89
  Sales and promotions............................................................................        101         92
  Technical.......................................................................................         15         18
  General and administrative......................................................................        168        165
  Trade...........................................................................................         65         71
  Depreciation and amortization...................................................................         58         56
                                                                                                    ---------  ---------
    Total operating expenses......................................................................        538        491
                                                                                                    ---------  ---------
Income from operations............................................................................        202        195
Interest expense, net.............................................................................        (34)       (37)
                                                                                                    ---------  ---------
Net income........................................................................................  $     168  $     158
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------

                       See Notes to Financial Statements.

                          SEACOAST RADIO COMPANY, LLC

          STATEMENTS OF CHANGES IN MEMBERS' EQUITY (DOLLARS IN 000'S)

Balance at January 1, 1996...........................................  $     (72)

Dividend to members..................................................        (42)
Net income...........................................................        158
                                                                       ---------
Balance at December 31, 1996.........................................         44

Dividend to members..................................................       (200)
Net income...........................................................        168
                                                                       ---------
Balance at December 31, 1997.........................................  $      12
                                                                       ---------
                                                                       ---------

                       See Notes to Financial Statements.

                          SEACOAST RADIO COMPANY, LLC

                  STATEMENTS OF CASH FLOWS (DOLLARS IN 000'S)

                                                                                                     FOR THE YEAR ENDED
                                                                                                        DECEMBER 31,
                                                                                                    --------------------
                                                                                                      1997       1996
                                                                                                    ---------  ---------

Cash flows from operating activities:
  Net income......................................................................................  $     168  $     158
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization...................................................................         58         56
  Increase in accounts receivable.................................................................        (23)       (41)
  Decrease in prepaid expenses and other current assets...........................................     --              2
  Increase (decrease) in accounts payable.........................................................         20        (31)
                                                                                                    ---------  ---------
    Net cash provided by operating activities.....................................................        223        144
                                                                                                    ---------  ---------
Cash flows from investing activities:
  Purchases of property and equipment.............................................................         (1)       (17)
    Net cash used for investing activities........................................................         (1)       (17)

Cash flows from financing activities:
  Proceeds from borrowing.........................................................................     --             18
  Repayments of borrowing.........................................................................        (51)       (59)
  Dividends to members............................................................................       (200)       (42)
                                                                                                    ---------  ---------
    Net cash used in financing activities.........................................................       (251)       (83)
                                                                                                    ---------  ---------
(Decrease) increase in cash and cash equivalents..................................................        (29)        44
Cash and cash equivalents at beginning of year....................................................         44     --
                                                                                                    ---------  ---------
Cash and cash equivalents at end of year..........................................................  $      15  $      44
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------
Supplemental disclosures of cash flow information:
  Cash paid for interest..........................................................................  $      34  $      38
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------
Non-cash operating activities:
  Trade revenue...................................................................................  $      65  $      71
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------
  Trade expense...................................................................................  $      65  $      71
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------

                       See Notes to Financial Statements.

                          SEACOAST RADIO COMPANY, LLC

                         NOTES TO FINANCIAL STATEMENTS

                               (DOLLARS IN 000'S)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    Seacoast Radio Company, LLC ("the Company") is engaged in the operation of WDAI-FM, a radio broadcasting station in Surfside Beach, South Carolina.

    The significant accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

    PROPERTY AND EQUIPMENT

    Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

Broadcasting tower and equipment..................................  5-7 years
Office furniture and equipment....................................  5-7 years

    Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

    INTANGIBLE ASSETS

    Intangible assets include FCC licenses. Intangible assets are stated at cost and are being amortized using the straight-line method over the estimated useful life of up to 15 years. The Company evaluates the carrying value of intangibles periodically in relation to the projected future undiscounted net cash flows of the related station.

    INCOME TAXES

    The Company has organized in the state of South Carolina as a Limited Liability Company and is treated as a partnership for federal and state income tax purposes. Consequently, income taxes are not payable by, or provided for, the Company. Members are taxed individually on their share of the Company's earnings. The Company's net income or loss is allocated equally among the members.

                          SEACOAST RADIO COMPANY, LLC

                               (DOLLARS IN 000'S)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as advertising air time is broadcast.

    TRADE AGREEMENTS

    The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Company uses exchanged products or services before advertising air time is provided, a trade liability is recognized.

2. PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following:

                                                                    DECEMBER 31,     DECEMBER 31,
                                                                        1997             1996
                                                                   ---------------  ---------------
Broadcasting tower and equipment.................................     $     200        $     199
Office furniture and equipment...................................             6                6
                                                                          -----            -----
                                                                            206              205
Accumulated depreciation.........................................          (107)             (67)
Land.............................................................            38               38
                                                                          -----            -----
Property and equipment, net......................................     $     137        $     176
                                                                          -----            -----
                                                                          -----            -----

    Depreciation expense for the years ended December 31, 1997 and 1996 was $40 and $38, respectively.

3. INTANGIBLE ASSETS:

    Intangible assets consist of the following:

                                                                    DECEMBER 31,     DECEMBER 31,
                                                                        1997             1996
                                                                   ---------------  ---------------
FCC license......................................................     $     260        $     260
Accumulated amortization.........................................           (55)             (37)
                                                                          -----            -----
Intangible assets, net...........................................     $     205        $     223
                                                                          -----            -----
                                                                          -----            -----

    Amortization expense for the years ended December 31, 1997 and 1996 was $18 and $18, respectively.

4. RELATED PARTY TRANSACTIONS:

    The Company has a related party payable to the Sunny Broadcasters, Inc., ("Sunny"), a company under common control, totaling $112 and $90 at December 31, 1997 and 1996, respectively.

                          SEACOAST RADIO COMPANY, LLC

                               (DOLLARS IN 000'S)

4. RELATED PARTY TRANSACTIONS: (CONTINUED)
    Sunny performs certain corporate and accounting functions for the Company and allocates corporate overhead expenses to the Company based on estimated hours expended on the operations of the station. Corporate overhead allocations were approximately $84 and $86 for the years ended December 31, 1997 and 1996, respectively, including rent expense of $7 for each of the periods ended December 31, 1997 and 1996.

5. LONG-TERM DEBT:

                                                                             DECEMBER 31,   DECEMBER 31,
                                                                                 1997           1996
                                                                             -------------  -------------
Long-term debt consists of the following:
Note payable, interest at prime plus 1% (9.5% at December 31, 1997) $4
  principal plus interest due monthly, balance due July 2, 1998.               $     274      $     318
Installment loan, payable in 60 monthly installments of $1 including interest at 9.25%, final payment due September 2001, collateralized by
  equipment.                                                                          42             47
Installment loan, payable in 60 monthly installments of $.4 including interest at 8.95%, final payment due August 2000, collateralized by
  automobile.                                                                         12             15
                                                                                   -----          -----
                                                                                     328            380
Less current portion                                                                (284)           (50)
                                                                                   -----          -----
                                                                               $      44      $     330
                                                                                   -----          -----
                                                                                   -----          -----

    The note payable is payable in 42 monthly installments with interest only due the first six months; principal payments of $3 plus interest at prime plus one percent the next twelve months; $3.5 principal plus interest the next twelve months; $4 principal plus interest the next twelve months with the final installment on July 2, 1998 to include all unpaid principal and interest due on the loan. The debt is collateralized by substantially all assets of the Company.

    The Company's long-term debt agreement contains certain restrictions and covenants. Under these restrictions, the Company must obtain the consent of the lender to borrow from others, make any loan or advance to any individual, partnership, corporation or other entity, sell, assign, dispose of, or transfer any assets of the Company or make capital expenditures in excess of $50 per year. In addition, the Company must maintain a specified cash flow debt coverage ratio.

    Maturities of long-term debt are as follows:

1998.........................................................  $     284
1999.........................................................         11
2000.........................................................         10
2001.........................................................         23
                                                               ---------
                                                               $     328
                                                               ---------
                                                               ---------

                          SEACOAST RADIO COMPANY, LLC

                               (DOLLARS IN 000'S)

6. COMMITMENTS AND CONTINGENCIES:

    The Company incurred expenses of approximately $7 for the year ended December 31, 1997 and 1996, under operating leases for radio broadcasting facilities. There are no future minimum annual payments under this cancelable operating lease.

    The Company is involved in various other claims and lawsuits which are generally incidental to its business. The Company is vigorously contesting all such matters and believes that their ultimate resolution will not have a material adverse effect on its consolidated financial position, results of operations or cash flows.

7. FAIR VALUE OF FINANCIAL INSTRUMENTS:

    The carrying amount of cash and cash equivalents, accounts receivable and accounts payable and accrued expenses approximates fair value due to their short-term nature. The fair value of long-term debt is estimated based on current market rates and approximates the carrying value.

8. OTHER TRANSACTIONS:

    On October 11, 1997, the Company entered into an asset purchase agreement to sell all of the Company's assets to Cumulus Broadcasting, Inc. (a wholly-owned subsidiary of Cumulus Media Inc.) for $4 million.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
of Cumulus Media Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Sunny Broadcasters, Inc. the ("Company") at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP
Chicago, Illinois
February 24, 1998

                            SUNNY BROADCASTERS, INC.

                       BALANCE SHEETS (DOLLARS IN 000'S)

                                                                                                      DECEMBER 31,
                                                                                                  --------------------
                                                                                                    1997       1996
                                                                                                  ---------  ---------
                                             ASSETS
Current assets:
  Cash and cash equivalents.....................................................................  $      38  $      58
  Accounts receivable, less allowance for doubtful accounts of $8...............................        168        151
  Related party receivable......................................................................        112         90
  Prepaid and other current assets..............................................................         19         19
                                                                                                  ---------  ---------
    Total current assets........................................................................        337        318
Property and equipment, net.....................................................................        501        599
Intangible assets, net..........................................................................        114        124
                                                                                                  ---------  ---------
    Total assets................................................................................  $     952  $   1,041
                                                                                                  ---------  ---------
                                                                                                  ---------  ---------
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities......................................................  $      48  $      47
  Trade payable.................................................................................          8     --
  Current portion of notes payable..............................................................         13         12
  Current portion notes payable--stockholders...................................................        678         97
                                                                                                  ---------  ---------
    Total current liabilities...................................................................        747        156
Commitments and contingencies

Long-term liabilities:
  Notes payable.................................................................................        129        142
  Note payable--stockholders....................................................................        192        869
                                                                                                  ---------  ---------
    Total liabilities...........................................................................      1,068      1,167
                                                                                                  ---------  ---------
Stockholders' equity:
  Common stock, $10 par value, 100,000 shares authorized, 100 shares issued and outstanding.....         10         10
  Additional paid-in-capital....................................................................        400        400
  Accumulated deficit...........................................................................       (362)      (372)
  Less treasury stock, at cost..................................................................       (164)      (164)
                                                                                                  ---------  ---------
    Total stockholders' equity..................................................................       (116)      (126)
                                                                                                  ---------  ---------
    Total liabilities and stockholders' equity..................................................  $     952  $   1,041
                                                                                                  ---------  ---------
                                                                                                  ---------  ---------

                       See Notes to Financial Statements.

                            SUNNY BROADCASTERS, INC.
                  STATEMENTS OF OPERATIONS (DOLLARS IN 000'S)

                                                                                                 FOR THE YEARS ENDED
                                                                                                     DECEMBER 31,
                                                                                                 --------------------
                                                                                                   1997       1996
                                                                                                 ---------  ---------
Revenues.......................................................................................  $   1,359  $   1,268
Less: agency commissions.......................................................................       (111)      (101)
                                                                                                 ---------  ---------
    Net revenues...............................................................................      1,248      1,167
Operating expenses:
  Programming..................................................................................        253        227
  Sales and promotions.........................................................................        182        174
  Technical....................................................................................         27         29
  General and administrative...................................................................        271        256
  Trade........................................................................................        117        131
  Depreciation and amortization................................................................        117        113
                                                                                                 ---------  ---------
    Total operating expenses...................................................................        967        930
                                                                                                 ---------  ---------
Income from operations.........................................................................        281        237

Other income and expense:
  Interest expense.............................................................................        (99)      (107)
                                                                                                 ---------  ---------
Net income.....................................................................................  $     182  $     130
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                       See Notes to Financial Statements.

                            SUNNY BROADCASTERS, INC.

        STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DOLLARS IN 000'S)

                                                                            ADDITIONAL
                                                               COMMON        PAID-IN-      ACCUMULATED    TREASURY
                                                                STOCK         CAPITAL        DEFICIT        STOCK       TOTAL
                                                            -------------  -------------  -------------  -----------  ---------
Balance at January 1, 1996................................    $      10      $     400      $    (500)    $    (164)  $    (254)

Dividends.................................................       --             --                 (2)       --              (2)
Net income................................................       --             --                130        --             130
                                                                    ---          -----          -----         -----   ---------
Balance at December 31, 1996..............................           10            400           (372)         (164)       (126)

Dividends.................................................       --             --               (172)       --            (172)
Net income................................................       --             --                182        --             182
                                                                    ---          -----          -----         -----   ---------
Balance at December 31, 1997..............................    $      10      $     400      $    (362)    $    (164)  $    (116)
                                                                    ---          -----          -----         -----   ---------
                                                                    ---          -----          -----         -----   ---------

                       See Notes to Financial Statements.

                            SUNNY BROADCASTERS, INC.

                            STATEMENT OF CASH FLOWS

                               (DOLLARS IN 000'S)

                                                                                                FOR THE YEARS ENDED
                                                                                                    DECEMBER 31,
                                                                                                --------------------
                                                                                                  1997       1996
                                                                                                ---------  ---------
Cash flows from operating activities:
  Net income..................................................................................  $     182  $     130
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.............................................................        117        113
    Increase in accounts receivable...........................................................        (17)       (60)
    (Increase) decrease in receivable from related party......................................        (22)        21
    Increase (decrease) in accounts payable...................................................          1        (39)
    Increase in accounts payable--trades......................................................          8     --
                                                                                                ---------  ---------
      Net cash provided by operating activities...............................................        269        165
                                                                                                ---------  ---------
Cash flows from investing activities:
  Purchases of property and equipment.........................................................         (9)       (27)
                                                                                                ---------  ---------
      Net cash used for investing activities..................................................         (9)       (27)
                                                                                                ---------  ---------
Cash flows from financing activities:
  Proceeds from borrowing.....................................................................     --             39
  Repayments of borrowing.....................................................................       (108)      (118)
  Dividends paid to stockholders..............................................................       (172)        (2)
                                                                                                ---------  ---------
      Net cash used for financing activities..................................................       (280)       (81)
                                                                                                ---------  ---------
(Decrease) increase in cash and cash equivalents..............................................        (20)        57
Cash and cash equivalents at beginning of year................................................         58          1
                                                                                                ---------  ---------
Cash and cash equivalents at end of year......................................................  $      38  $      58
                                                                                                ---------  ---------
                                                                                                ---------  ---------
Supplemental disclosure of cash flow information
  Cash paid for interest......................................................................  $      93  $     100
                                                                                                ---------  ---------
                                                                                                ---------  ---------
Non-cash operating activities:
  Trade revenue...............................................................................  $     109  $     131
                                                                                                ---------  ---------
                                                                                                ---------  ---------
  Trade expense...............................................................................  $     117  $     131
                                                                                                ---------  ---------
                                                                                                ---------  ---------

                       See Notes to Financial Statements.

                            SUNNY BROADCASTERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                 DECEMBER 31, 1997 AND 1996 (DOLLARS IN 000'S)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    Sunny Broadcasters, Inc. (the "Company") owns and operates the radio station WSYN-FM in Surfside Beach, South Carolina.

    The significant accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

PROPERTY AND EQUIPMENT

    Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

Buildings and improvements........................................   31 years
Broadcasting tower and equipment..................................  5-7 years

    Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

INTANGIBLE ASSETS

    Intangible assets include Federal Communications Commission ("FCC") license and organization costs. Intangible assets are stated at cost and are being amortized using the straight-line method over the estimated useful life or contract term for periods not exceeding 20 years. The Company evaluates the carrying value of intangibles periodically in relation to the projected future undiscounted net cash flows of the related stations.

INCOME TAXES

    The Company has elected to be treated as an S Corporation for federal income tax purposes. Under this election the income or loss of the S Corporation is included in the tax returns of the individual shareholders. Accordingly, federal income taxes are not included in the accompanying financial statement.

                            SUNNY BROADCASTERS, INC.

                 DECEMBER 31, 1997 AND 1996 (DOLLARS IN 000'S)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

TRADE AGREEMENTS

    The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Company uses exchanged products or services before advertising air time is provided, a trade liability is recognized.

2. PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following:

                                                                    DECEMBER 31,     DECEMBER 31,
                                                                        1997             1996
                                                                   ---------------  ---------------
Building and improvements........................................     $     171        $     171
Broadcasting tower and equipment.................................           704              695
                                                                          -----            -----
                                                                            875              866
Accumulated depreciation.........................................          (672)            (565)
Land.............................................................           298              298
                                                                          -----            -----
Property and equipment, net......................................     $     501        $     599
                                                                          -----            -----
                                                                          -----            -----

    Depreciation expense for the year ended December 31, 1997 and the year ended December 31, 1996 and $107 and $103, respectively.

3. INTANGIBLE ASSETS:

    Intangible assets consist of the following:

                                                                    DECEMBER 31,     DECEMBER 31,
                                                                        1997             1996
                                                                   ---------------  ---------------
FCC license......................................................     $     190        $     190
Organization expense.............................................             2                2
                                                                          -----            -----
                                                                            192              192
Accumulated amortization.........................................           (78)             (68)
                                                                          -----            -----
Intangible assets, net...........................................     $     114        $     124
                                                                          -----            -----
                                                                          -----            -----

    Amortization expense for the year ended December 31, 1997 and the year ended December 31, 1996 was $10 and $10, respectively.

                            SUNNY BROADCASTERS, INC.

                 DECEMBER 31, 1997 AND 1996 (DOLLARS IN 000'S)

4. RELATED PARTY TRANSACTIONS:

    The Company has receivables due from Seacoast Radio Company, LLC ("Seacoast"), which is under common ownership, totalling $112 and $90 at December 31, 1997 and 1996, respectively.

    Sunny performs certain corporate and accounting functions for Seacoast and allocates corporate overhead expenses to Seacoast based upon estimated hours expended on the operations of Seacoast. Corporate overhead allocations were approximately $84 and $86 for the years ended December 31, 1997 and 1996, respectively, including rent income for each of the periods ended December 31, 1997 and 1996.

5. NOTES PAYABLE:

    Notes payable consists of the following:

                                                                                        DECEMBER 31,     DECEMBER 31,
                                                                                            1997             1996
                                                                                       ---------------  ---------------
Note payable $150 principal, principal and interest due in 35 monthly installments of
  $1.5, interest at 7.5%, balance of $109 plus accrued interest due July 1999. Note
  collateralized by land and building................................................     $     122        $     129
Note payable, $26 principal, principal and interest due in 60 monthly installments of
  $.5, interest at 9.25%, through September 2001. Note collateralized by
  equipment..........................................................................            20               25
                                                                                              -----            -----
                                                                                                142              154
Less current portion.................................................................           (13)             (12)
                                                                                              -----            -----
                                                                                          $     129        $     142
                                                                                              -----            -----
                                                                                              -----            -----

    The Company's note payable agreement contains certain restrictions and covenants. Under these restrictions, the Company must obtain the consent of the lender to borrow from others, make any loan or advance to any individual, partnership, corporation or other entity, sell, assign, dispose of, or transfer any assets of the company or make capital expenditures in excess of $50 per fiscal year. In addition, the Company must maintain a specified cash flow debt coverage ratio.

    Maturities of notes payable are as follows:

1998.................................................................  $      13
1999.................................................................        116
2000.................................................................          7
2001.................................................................          6
                                                                       ---------
                                                                       $     142
                                                                       ---------
                                                                       ---------

                            SUNNY BROADCASTERS, INC.

                 DECEMBER 31, 1997 AND 1996 (DOLLARS IN 000'S)

6. NOTE PAYABLE-STOCKHOLDERS

    Notes payable-stockholders consist of the following:

                                                                                        DECEMBER 31,     DECEMBER 31,
                                                                                            1997             1996
                                                                                       ---------------  ---------------
Note payable to stockholders, $755 principal, payable in 102 monthly installments of
  $6 plus interest at prime plus 1%, which equaled 9.5% at December 31, 1997, final payment due September 1998, collateralized by substantially all assets of the
  Company............................................................................     $     654        $     729
Note payable to former stockholder, $277 principal, principal and interest due in 120 monthly installment of $3.4, interest at 8.5% through December 2004. Note secured
  by the personal guarantees of the stockholders.....................................           216              237
                                                                                              -----            -----
                                                                                                870              966
Less current portion.................................................................          (678)             (97)
                                                                                              -----            -----
                                                                                          $     192        $     869
                                                                                              -----            -----
                                                                                              -----            -----

    The note payable to former stockholder is comprised of $164 due from the Company for the repurchase of 333 1/3 shares of outstanding common stock into treasury and $113 of dividends payable to the same stockholder.

    Maturities of notes payable to stockholders are as follows:

1998.................................................................  $     678
1999.................................................................         26
2000.................................................................         28
2001.................................................................         31
2002.................................................................         33
Thereafter...........................................................         74
                                                                       ---------
                                                                       $     870
                                                                       ---------
                                                                       ---------

7. COMMITMENTS AND CONTINGENCIES:

    The Company is involved in various other claims and lawsuits which are generally incidental to its business. The Company is vigorously contesting all such matters and believes that their ultimate resolution will not have a material adverse effect on its consolidated financial position, results of operations or cash flows.

8. FAIR VALUE OF FINANCIAL INSTRUMENTS:

    The carrying amount of cash and cash equivalents, accounts receivable and accounts payable and accrued liabilities approximates fair value due to their short term nature. The fair value of notes payable are estimated based on current market rates and approximate the carrying value.

                            SUNNY BROADCASTERS, INC.

                 DECEMBER 31, 1997 AND 1996 (DOLLARS IN 000'S)

9. OTHER TRANSACTIONS:

    On October 11, 1997, the Company entered into an asset purchase agreements to sell all of the assets of the Company to Cumulus Broadcasting, Inc. (a wholly-owned subsidiary of Cumulus Media Inc.) for $4 million.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Cumulus Media Inc.

    In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Tallahassee Broadcasting, Inc., (the "Company") at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP
Chicago, Illinois

February 20, 1998

                         TALLAHASSEE BROADCASTING, INC.
                                 BALANCE SHEET

                                                                                                      DECEMBER 31,
                                                                                                          1997
                                                                                                      ------------
                                                      ASSETS
Current assets:
  Cash and cash equivalents.........................................................................   $    6,653
  Accounts receivable, less allowance for doubtful accounts of $7,693...............................       37,761
  Other current assets..............................................................................       19,517
                                                                                                      ------------
      Total current assets..........................................................................       63,931
Property and equipment, net.........................................................................      581,014
Other assets........................................................................................        3,404
                                                                                                      ------------
      Total assets..................................................................................   $  648,349
                                                                                                      ------------
                                                                                                      ------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................................................................   $   68,533
  Accrued property taxes............................................................................       27,870
  Accrued compensation..............................................................................       29,322
  Due to related parties, net.......................................................................    1,843,178
                                                                                                      ------------
      Total current liabilities.....................................................................    1,968,903
                                                                                                      ------------
Commitments and contingencies

Stockholders' equity (deficit):
  Common stock, $1.00 par value, 500 shares authorized, issued and outstanding......................          500
  Accumulated deficit...............................................................................   (1,321,054)
                                                                                                      ------------
      Total stockholders' equity (deficit)..........................................................   (1,320,554)
                                                                                                      ------------
      Total liabilities and stockholders' equity (deficit)..........................................   $  648,349
                                                                                                      ------------
                                                                                                      ------------

                       See Notes to Financial Statements.

                         TALLAHASSEE BROADCASTING, INC.
                            STATEMENT OF OPERATIONS

                                                                                                FOR THE YEAR ENDED
                                                                                                   DECEMBER 31,
                                                                                                       1997
                                                                                                ------------------
Revenues......................................................................................     $    794,377
  Less: agency commissions....................................................................          (75,516)
                                                                                                     ----------
      Net revenues............................................................................          718,861

Operating expenses:
  Sales and promotions........................................................................          307,705
  Programming.................................................................................          197,185
  Engineering.................................................................................           55,327
  General and administrative..................................................................          385,229
  Depreciation................................................................................          170,107
                                                                                                     ----------
      Total operating expenses................................................................        1,115,553
                                                                                                     ----------
Loss from operations..........................................................................         (396,692)
Other income..................................................................................           39,494
                                                                                                     ----------
Loss before income taxes......................................................................         (357,198)
Income taxes benefit..........................................................................          --
                                                                                                     ----------
Net loss......................................................................................     $   (357,198)
                                                                                                     ----------
                                                                                                     ----------

                       See Notes to Financial Statements.

                         TALLAHASSEE BROADCASTING, INC.
             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                                                             COMMON      ACCUMULATED
                                                                              STOCK        DEFICIT         TOTAL
                                                                           -----------  -------------  -------------
Balance at January 1, 1997...............................................   $     500   $    (963,856) $    (963,356)

Net loss.................................................................      --            (357,198)      (357,198)
                                                                                -----   -------------  -------------
Balance at December 31, 1997.............................................   $     500   $  (1,321,054) $  (1,320,554)
                                                                                -----   -------------  -------------
                                                                                -----   -------------  -------------

                       See Notes to Financial Statements.

                         TALLAHASSEE BROADCASTING, INC.
                            STATEMENT OF CASH FLOWS

                                                                                                FOR THE YEAR ENDED
                                                                                                   DECEMBER 31,
                                                                                                       1997
                                                                                                ------------------
Cash flows provided by operating activities:
  Net loss....................................................................................     $   (357,198)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation..............................................................................          170,107
    Loss on equipment disposals...............................................................           15,947
    Provision for doubtful accounts...........................................................            7,693
    Decrease in accounts receivable...........................................................           77,210
    Increase in other current assets..........................................................          (17,509)
    Decrease in other assets..................................................................            2,500
    Increase in accounts payable..............................................................           66,187
    Increase in accrued property taxes........................................................           27,870
    Decrease in accrued compensation..........................................................          (17,776)
    Increase in due to related parties........................................................           28,883
                                                                                                     ----------
      Net cash provided by operating activities...............................................            3,914
                                                                                                     ----------
Cash flows used in investing activities:
  Purchases of property and equipment.........................................................           (5,828)
                                                                                                     ----------
      Cash used in investing activities.......................................................           (5,828)
                                                                                                     ----------
Decrease in cash..............................................................................           (1,914)
Cash and cash equivalents at beginning of year................................................            8,567
                                                                                                     ----------
Cash and cash equivalents at end of year......................................................     $      6,653
                                                                                                     ----------
                                                                                                     ----------
Non-cash operating activities:
  Trade revenue...............................................................................     $    127,141
                                                                                                     ----------
                                                                                                     ----------
  Trade expense...............................................................................     $    127,141
                                                                                                     ----------
                                                                                                     ----------

                       See Notes to Financial Statements.

                         TALLAHASSEE BROADCASTING, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

DESCRIPTION OF BUSINESS

    Tallahassee Broadcasting Inc., a Florida corporation (the "Company"), owns and operates the radio station WGLF-FM (the "Station") located in Tallahassee, FL.

    The Company shares common owners and officers with Timm Enterprises, Inc. ("Timm"), which provides certain services to the Station. As more fully described in Note 2, the accompanying financial statements include expense allocations from Timm for such services. In addition, the Company participates in a centralized cash management program sponsored by Timm. The Company has significant transactions with related parties and is dependent upon the related parties and its owners for continued financial support.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

PROPERTY AND EQUIPMENT

    Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated using the straight-line method over estimated useful lives ranging from 5 to 40 years.

REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

TRADE AGREEMENTS

    The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Company uses exchanged products or services before advertising air time is provided, a trade liability is recognized.

                         TALLAHASSEE BROADCASTING, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
INCOME TAXES

    The Company files consolidated federal and state income tax returns with an affiliated company that shares common owners and officers, Sterling Communications Corporation. The Company has provided for federal income taxes on a stand-alone basis based on an informal tax allocation agreement between the two companies.

    Deferred tax assets and liabilities are determined based on differences between financial reporting and the tax basis of assets and liabilities using the enacted tax rates and laws. Deferred income tax expense or benefit is based on the changes in the asset or liability from period to period. Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of such benefits is more likely than not.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximates fair value due to their short-term nature.

2. RELATED PARTY TRANSACTIONS:

    Due to related parties consists of the following at December 31, 1997:

Net balance due to Timm.........................................  $ 449,413
Advances due to other affiliates................................    859,311
Advances due to shareholder.....................................    306,154
Accrued rent payable to shareholder.............................    228,300
                                                                  ---------
                                                                  $1,843,178
                                                                  ---------
                                                                  ---------

    The Company participates in a centralized cash management program with Timm. Accordingly, the Company's cash receipts and disbursements are controlled centrally by Timm, and the net activity under this program is reflected in the net balance due to Timm above. Additionally, the Company has been charged a fee from Timm for certain services performed on behalf of the Station, including management, employee benefit and accounting services. Management believes that the fees charged have been allocated to the Station on a reasonable basis (principally on the ratio of the Station's revenue to the combined revenues of all affiliates receiving such services). Such fees totalled $66,674 in 1997.

    Advances due to other affiliates represent amounts received from certain affiliated companies who share common owners and officers. Amounts received were used primarily to fund operating activities of the Station, including the construction of the Station's broadcasting equipment. The advances are due on demand and do not accrue interest.

    During the period September 1994 through December 1996, the Station received advances from a shareholder of the Company totalling $306,154. Such advances are due on demand and do not accrue interest.

    The Station leases its studio facility from a shareholder under the terms of an informal leasing arrangement which management considers to be at arms-length. Such leasing arrangement requires

                         TALLAHASSEE BROADCASTING, INC.

2. RELATED PARTY TRANSACTIONS: (CONTINUED) monthly rent payments of $2,000 and is expected to terminate upon the closing of the sale with Cumulus. The Company recorded rent expense of $24,000 during 1997 and has recorded an accrued rent payable to the shareholder of $228,300 at December 31, 1997. In addition, the Company pays the property taxes associated with this facility. Property taxes in 1997 totalled $7,097 and have been accrued at December 31, 1997.

3. PROPERTY AND EQUIPMENT:

    Property and equipment at December 31, 1997 consists of the following:

Broadcasting tower and equipment................................  $1,339,500
Building and improvements.......................................     51,931
Studio equipment................................................    119,920
Furniture and other equipment...................................    235,434
                                                                  ---------
                                                                  1,746,785
Accumulated depreciation........................................  (1,222,771)
                                                                  ---------
                                                                    524,014
Land............................................................     57,000
                                                                  ---------
Property and equipment, net.....................................  $ 581,014
                                                                  ---------
                                                                  ---------

    Depreciation expense for the year ended December 31, 1997 was $170,107.

4. INCOME TAXES:

    The Company's effective income tax rate differs from the statutory federal income tax rate as follows:

Income tax benefit at federal statutory rate..............  $(121,447)     (34.0%)
State income taxes (net of federal benefit)...............    (12,862)      (3.6%)
Non-deductible items......................................        980         .3%
Change in valuation allowance.............................    133,329       37.3%
                                                            ---------  ---------
                                                            $  --             --%
                                                            ---------  ---------
                                                            ---------  ---------

    The significant components of the deferred income tax expense (benefit) for the year ended December 31, 1997 were as follows:

Provision for doubtful accounts...................................  $   2,221
Depreciation......................................................    (12,498)
Net operating loss carryforwards..................................   (123,052)
Increase in the valuation allowance for deferred tax assets.......    133,329
                                                                    ---------
                                                                    $  --
                                                                    ---------
                                                                    ---------

                         TALLAHASSEE BROADCASTING, INC.

4. INCOME TAXES: (CONTINUED)
    Significant components of the deferred tax asset (liabilities) are as follows:

Deferred tax assets (liabilities):
Net operating loss carryforwards..................................  $ 704,059
Allowance for doubtful accounts...................................      2,895
Depreciation......................................................    (51,522)
                                                                    ---------
Net deferred tax asset............................................    655,432
Less valuation allowance..........................................   (655,432)
                                                                    ---------
Total net deferred tax asset......................................  $  --
                                                                    ---------
                                                                    ---------

    The net deferred tax asset at December 31, 1997 is fully offset by a valuation allowance. The amount of the valuation allowance is reviewed periodically by management and is determined based on management's assessment of the Company's ability to generate future taxable income and realize the tax benefits associated with the deferred tax assets.

    Net operating losses expire as follows:

2007............................................................  $  39,155
2008............................................................    285,929
2009............................................................    494,791
2010............................................................    415,522
2011............................................................    308,562
2012............................................................    327,047
                                                                  ---------
                                                                  $1,871,006
                                                                  ---------
                                                                  ---------

5. SUBSEQUENT EVENTS:

    On October 31, 1997, the Company entered into an asset purchase agreement with Cumulus Broadcasting, Inc. ("Cumulus") to sell substantially all of the assets and liabilities of the Station to Cumulus. The sale is subject to certain events that must occur prior to closing which include, among other things, obtaining the approval of the Federal Communications Commission. In conjunction with the sale, the Company entered into a time-brokerage agreement ("TBA") with Cumulus effective November 1, 1997. Under the terms of the TBA, Cumulus has the right to broadcast certain programming and sell advertising on the Station until the earlier of the closing or termination of the asset purchase agreement. In exchange, Cumulus has agreed to pay the Company a monthly fee of $5,000. TBA fees totaled $10,000 during 1997 and are recorded as a component of other income.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Cumulus Media Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Tryon-Seacoast Communications, Inc. at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP
Chicago, Illinois
February 20, 1998

                      TRYON-SEACOAST COMMUNICATIONS, INC.

                                 BALANCE SHEETS

                                                                                                DECEMBER 31,
                                                                                          ------------------------
                                                                                             1997         1996
                                                                                          -----------  -----------
                                                      ASSETS
Current assets:
  Cash and cash equivalents.............................................................  $    13,869  $    10,251
  Accounts receivable, less allowance for
    doubtful accounts of $26,600 and $21,606, respectively..............................      185,503      260,327
                                                                                          -----------  -----------
        Total current assets............................................................      199,372      270,578

Property and equipment, net.............................................................      194,266      162,632
Intangible assets, net..................................................................      118,331       53,331
Other assets............................................................................       28,000        3,362
                                                                                          -----------  -----------
        Total assets....................................................................  $   539,969  $   489,903
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                                      LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued liabilities..............................................  $   188,803  $   182,458
  Line of credit........................................................................      125,000      125,000
  Current maturities, long-term debt....................................................       55,193       36,608
                                                                                          -----------  -----------
        Total current liabilities.......................................................      368,996      344,066
                                                                                          -----------  -----------
Noncurrent liabilities:
  Note payable--stockholders............................................................       54,900       54,900
  Long term debt........................................................................      612,315      590,085
                                                                                          -----------  -----------
        Total noncurrent liabilities....................................................      667,215      644,985
                                                                                          -----------  -----------

Commitments and contingencies

Stockholders' deficit:
  Common stock, no par value, 4,000 shares authorized, 200 shares issued and
    outstanding.........................................................................      --           --
  Additional paid-in-capital............................................................       61,000      --
  Accumulated deficit...................................................................     (557,242)    (499,148)
                                                                                          -----------  -----------
        Total stockholders' deficit.....................................................     (496,242)    (499,148)
                                                                                          -----------  -----------
        Total liabilities and stockholders' deficit.....................................  $   539,969  $   489,903
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                       See Notes to Financial Statements.

                      TRYON-SEACOAST COMMUNICATIONS, INC.

                            STATEMENT OF OPERATIONS

                                                                                            FOR THE YEAR ENDED
                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1997          1996
                                                                                        ------------  ------------
Revenues..............................................................................  $  1,196,630  $  1,289,985
Less: Agency commissions..............................................................       (61,045)      (65,422)
                                                                                        ------------  ------------

        Net revenues..................................................................     1,135,585     1,224,563

Operating expenses:
  Programming.........................................................................       255,462       247,771
  Sales and promotions................................................................       388,961       341,231
  Technical...........................................................................       102,170        95,840
  General and administrative..........................................................       326,201       332,498
  Depreciation and amortization.......................................................        33,882        45,838
                                                                                        ------------  ------------
        Total operating expenses......................................................     1,106,676     1,063,178
                                                                                        ------------  ------------
Income from operations................................................................        28,909       161,385
Interest income.......................................................................         1,689           883
Interest expense......................................................................       (88,692)      (95,440)
                                                                                        ------------  ------------
Income (loss) before income taxes.....................................................       (58,094)       66,828
Income tax expense (benefit)..........................................................       --            --
                                                                                        ------------  ------------

        Net income (loss).............................................................  $    (58,094) $     66,828
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                       See Notes to Financial Statements.

                      TRYON-SEACOAST COMMUNICATIONS, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                                               ADDITIONAL
                                                                    COMMON      PAID-IN-    ACCUMULATED
                                                                     STOCK       CAPITAL      DEFICIT        TOTAL
                                                                  -----------  -----------  ------------  -----------
Balance at January 1, 1996......................................   $  --        $  --        $ (565,976)  $  (565,976)

Net income......................................................                                 66,828        66,828
                                                                  -----------  -----------  ------------  -----------

Balance at December 31, 1996....................................      --           --          (499,148)     (499,148)
Stockholder contribution........................................      --           61,000        --            61,000
Net loss........................................................                                (58,094)      (58,094)
                                                                  -----------  -----------  ------------  -----------
Balance at December 31, 1997....................................   $  --        $  61,000    $ (557,242)  $  (496,242)
                                                                  -----------  -----------  ------------  -----------
                                                                  -----------  -----------  ------------  -----------

                       See Notes to Financial Statements.

                      TRYON-SEACOAST COMMUNICATIONS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                              FOR THE YEAR ENDED
                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1997        1996
                                                                                            ----------  ----------
Cash flows from operating activities:
  Net income (loss).......................................................................  $  (58,094) $   66,828
  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization.......................................................      33,882      45,838
      Provision for doubtful accounts.....................................................       4,994       2,563
      Decrease (increase) in accounts receivable..........................................      69,830     (25,305)
      Increase (decrease) in accounts payable and other liabilities.......................       6,345     (29,542)
                                                                                            ----------  ----------
        Net cash provided by operating activities.........................................      56,957      60,382
                                                                                            ----------  ----------
Cash flows from investing activities:
  Acquisition of radio station............................................................     (40,000)     --
  Purchases of property and equipment.....................................................     (14,956)     (7,115)
  Payment of escrow deposit...............................................................     (25,000)     --
  Other...................................................................................         362         846
                                                                                            ----------  ----------
        Net cash used in investing activities.............................................     (79,594)     (6,269)
                                                                                            ----------  ----------
Cash flows from financing activities:
  Principal payments for debt reduction...................................................     (34,745)    (51,199)
  Stockholder contribution................................................................      61,000      --
                                                                                            ----------  ----------
        Net cash provided by (used in) financing activities...............................      26,255     (51,199)
                                                                                            ----------  ----------
Increase in cash and cash equivalents.....................................................       3,618       2,914
Cash and cash equivalents at beginning of year............................................      10,251       7,337
                                                                                            ----------  ----------
Cash and cash equivalents at end of year..................................................  $   13,869  $   10,251
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Supplemental disclosures of cash flow information:
  Cash paid for interest..................................................................  $   82,810  $   95,440
                                                                                            ----------  ----------
                                                                                            ----------  ----------
  Cash paid for income taxes..............................................................  $   --      $   --
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                       See Notes to Financial Statements.

                      TRYON-SEACOAST COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION

    Tryon-Seacoast Communications, Inc. (the "Company") is engaged in the operation of radio broadcasting stations in central Maine. The Company has stations licensed in Gardiner, Maine (WABK-FM and WFAU-FM), Augusta, Maine (WKCG-FM) and Madison, Maine (WIGY-FM).

    The significant accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

PROPERTY AND EQUIPMENT

    Purchases of property and equipment are capitalized at cost and depreciated on an accelerated basis over their estimated useful lives as follows:

Building and improvements.........................................  15 years
Broadcasting towers and equipment.................................  5-7 years
Office furniture and equipment....................................  5 years
Automobiles.......................................................  5 years

    Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

INTANGIBLE ASSETS

    Intangible assets include goodwill and FCC licenses. Intangible assets are stated at cost and are being amortized using the straight-line method over the estimated useful life of 15 years. The Company evaluates the carrying value of intangibles periodically in relation to the projected future undiscounted net cash flows of the related businesses.

REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as advertising air time is broadcast.

                      TRYON-SEACOAST COMMUNICATIONS, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
TRADE AGREEMENTS

    The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in broadcast operations. If the Company uses exchanged products or services before advertising air time is provided, a trade liability is recognized. Trade revenues were $119,937 and $118,347 for the years ended December 31, 1997 and 1996, respectively. Trade expenses approximate trade revenues for each period.

2. ACQUISITIONS:

    In November 1997, the Company acquired WIGY-FM in Madison, Maine for $125,000 consisting of $40,000 paid in cash and the assumption of debt. The station was operated by the Company under a local marketing agreement from May 1997 through the date of acquisition. The acquisition was accounted for as a purchase. Pro forma results of operations have not been presented as the effect of the acquisition was not material in relation to the Company's reported results of operations.

    During 1997, the Company entered into an asset purchase agreement to purchase WCME-FM from Bay Communications Co. for $537,000. The closure of the sale is contingent upon Federal Communications Commission (FCC) approval. The Company paid an escrow deposit of $25,000 related to this transaction, which has been classified as other assets at December 31, 1997 in the accompanying balance sheet.

3. PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following:

                                                                          DECEMBER 31,
                                                                  ----------------------------
                                                                      1997           1996
                                                                  -------------  -------------
Building and improvements.......................................  $     158,945  $     145,170
Broadcast towers and equipment..................................      1,137,032      1,090,613
Office furniture and equipment..................................        221,920        221,598
Automobiles.....................................................         49,414         49,414
                                                                  -------------  -------------
                                                                      1,567,311      1,506,795
    Less--Accumulated depreciation..............................     (1,414,530)    (1,385,648)
                                                                  -------------  -------------
                                                                        152,781        121,147
Land............................................................         41,485         41,485
                                                                  -------------  -------------
Property and equipment, net.....................................  $     194,266  $     162,632
                                                                  -------------  -------------
                                                                  -------------  -------------

    Depreciation expense for the years ended December 31, 1997 and 1996 was $28,882 and $40,835, respectively.

                      TRYON-SEACOAST COMMUNICATIONS, INC.

4. INTANGIBLE ASSETS:

    Intangible assets consist of the following:

                                                                                                DECEMBER 31,
                                                                                          ------------------------
                                                                                             1997         1996
                                                                                          -----------  -----------
Goodwill, FCC licenses and others.......................................................  $   240,668  $   170,668
Accumulated amortization................................................................     (122,337)    (117,337)
                                                                                          -----------  -----------
Intangible assets, net..................................................................  $   118,331  $    53,331
                                                                                          -----------  -----------
                                                                                          -----------  -----------

    Amortization expense for the years ended December 31, 1997 and 1996 was $5,000 and $5,003, respectively.

5. RELATED PARTY TRANSACTIONS:

    During 1997, stockholders of the Company contributed $61,000 to fund operations. This contribution is a transfer of capital to the Company and, accordingly, is recorded as additional paid-in capital as of December 31, 1997.

    Stockholders of the Company provide cash for operations as needed. At December 31, 1997 and 1996, the Company had notes payable due to stockholders of $54,900. These notes payable are due March 1999 ($40,800) and November 1999 ($14,100). The interest rate applicable to the payable balance was 8% for the two years ended December 31, 1997.

    Included in long-term debt at December 31, 1997 and 1996, is a note payable of $300,421 due to a trust of which a stockholder of the Company is a beneficiary. (See Note 7).

6. COMMITMENTS AND CONTINGENCIES:

    The Company incurred expenses of approximately $1,441 and $4,538 for the years ended December 31, 1997 and 1996, under operating leases for radio broadcasting facilities and other operating leases. Future minimum annual payments under these non-cancelable operating leases and agreements as of December 31, 1997 are as follows:

1998...............................................................  $   5,651
1999...............................................................      5,701
2000...............................................................      1,789
2001...............................................................      1,479
2002...............................................................      1,529
Thereafter.........................................................      2,245
                                                                     ---------
                                                                     $  18,394
                                                                     ---------
                                                                     ---------

                      TRYON-SEACOAST COMMUNICATIONS, INC.

7. DEBT:

    Following is a summary of long-term debt at December 31:

                                                                           1997        1996
                                                                        ----------  ----------
Note payable to bank, due March 1, 2003, payable in monthly
  installments of $5,903, including interest at a variable interest rate of prime + 2.5% (11% at December 31, 1997), secured by the assets of the Company...............................................  $  291,527  $  326,272
Note payable to bank, due December 31, 2006, payable in monthly installments of $573, including interest at a variable interest
  rate, (11% at December 31, 1997)....................................      38,166      --
Note payable to seller, non interest bearing, due in annual
  installments of $12,465 payable November 1998, 1999, and 2000,
  secured by an interest in the assets of WIGY-FM.....................      37,394      --
Note payable variable interest rate of prime + 2.5% requiring payments
  of interest only, secured by the assets of the Company..............     300,421     300,421
Less--Current maturities included in current liability................     (55,193)    (36,608)
                                                                        ----------  ----------
                                                                        $  612,315  $  590,085
                                                                        ----------  ----------
                                                                        ----------  ----------

    The Company also maintains a $150,000 line of credit at a financial institution of which $25,000 was unused at December 31, 1997 and 1996. The interest rate applied to outstanding balances is prime plus 2.5% (11% at December 31, 1997). This line of credit is secured by certain fixed assets and accounts receivable of the Company and is personally guaranteed by two officers of the Company.

    Maturities for long-term debt in subsequent years from December 31, 1997 are as follows:

1998..............................................................................  $  55,193
1999..............................................................................     61,459
2000..............................................................................     65,051
2001..............................................................................     60,988
2002 and thereafter...............................................................    424,817
                                                                                    ---------
                                                                                    $ 667,508
                                                                                    ---------
                                                                                    ---------

8. INCOME TAXES:

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes." SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, these deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities applying enacted statutory tax rates in effect for the year in which the differences are expected to reverse.

    In 1996, the Company utilized prior year net operating losses to offset taxable income of $82,826. The Company has established a valuation allowance against all of its operating loss carryforwards following an assessment of the likelihood of realizing such amounts. In arriving at the determination as to the amount

                      TRYON-SEACOAST COMMUNICATIONS, INC.

8. INCOME TAXES: (CONTINUED)
of the valuation allowance required, the Company considered its past operating history, tax planning strategies and its expectation of the level and timing of future taxable income. At December 31, 1997, the Company had net operating loss carryforwards for federal income tax purposes of approximately $96,000. Other temporary differences at December 31, 1997 and 1996 are insignificant.

9. PENDING SALE:

    In December 1997, the Company entered into an agreement with Cumulus Broadcasting, Inc., a wholly owned subsidiary of Cumulus Media Inc., to sell the assets of the Company, including the assets of WCME-FM, subject to the approval of the FCC, to Cumulus for $4,000,000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Cumulus Media Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Value Radio Corporation at August 30, 1997 and August 31, 1996, and the results of its operations and its cash flows for each of the three years in the period ended August 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP
Chicago, Illinois
February 24, 1998

                            VALUE RADIO CORPORATION

                                 BALANCE SHEETS

                               (DOLLARS IN 000'S)

                                                                                            AUGUST 30,   AUGUST 31,
                                                                                               1997         1996
                                                                                            -----------  -----------
                                                       ASSETS
Current assets:
  Cash and cash equivalents...............................................................   $     167    $     102
  Accounts receivable, less allowance for doubtful accounts of $25 and $3, respectively...         606          222
  Prepaid expenses........................................................................          23            7
                                                                                            -----------  -----------
      Total current assets................................................................         796          331
                                                                                            -----------  -----------
Property and equipment, net...............................................................       1,570          739
Intangible assets, net....................................................................       3,952          170
Other assets..............................................................................         715          251
                                                                                            -----------  -----------
      Total assets........................................................................   $   7,033    $   1,491
                                                                                            -----------  -----------
                                                                                            -----------  -----------

                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities................................................   $     191    $      52
  Trade payable, net......................................................................          77           18
  Note payable to stockholder.............................................................         250       --
  Current portion of notes payable........................................................       1,807          696
                                                                                            -----------  -----------
      Total current liabilities...........................................................       2,325          766
                                                                                            -----------  -----------
Notes payable.............................................................................       4,300           22
                                                                                            -----------  -----------
      Total liabilities                                                                          6,625          788
                                                                                            -----------  -----------
Commitments and contingencies

Stockholders' equity:
  Common stock, no par value, 1,000 shares authorized, 591 shares issued and
    outstanding...........................................................................          55           55
  Retained earnings.......................................................................         353          648
                                                                                            -----------  -----------
      Total stockholders' equity..........................................................         408          703
                                                                                            -----------  -----------
      Total liabilities and stockholders' equity..........................................   $   7,033    $   1,491
                                                                                            -----------  -----------
                                                                                            -----------  -----------

                       See Notes to Financial Statements.

                            VALUE RADIO CORPORATION

                            STATEMENTS OF OPERATIONS

                               (DOLLARS IN 000'S)

                                                                                         FOR THE YEAR ENDED
                                                                                -------------------------------------
                                                                                AUGUST 30,   AUGUST 31,   AUGUST 31,
                                                                                   1997         1996         1995
                                                                                -----------  -----------  -----------
Revenues......................................................................   $   3,607    $   2,259    $   2,148
Less: agency commissions......................................................        (226)        (105)        (124)
                                                                                -----------  -----------  -----------
      Net revenues............................................................       3,381        2,154        2,024
                                                                                -----------  -----------  -----------
Operating expenses:
  Programming.................................................................         728          488          438
  Sales and promotions........................................................         836          631          626
  Technical...................................................................         150          100          106
  General and administration..................................................         470          316          341
  Trade.......................................................................         278          153          162
  Depreciation and amortization...............................................         624          174           77
                                                                                -----------  -----------  -----------
      Total operating expenses................................................       3,086        1,862        1,750
                                                                                -----------  -----------  -----------
Income from operations........................................................         295          292          274
Other income (expense), net...................................................          (1)         (22)           2
Interest expense, net.........................................................        (418)         (36)         (36)
                                                                                -----------  -----------  -----------
Net income (loss).............................................................   $    (124)   $     234    $     240
                                                                                -----------  -----------  -----------
                                                                                -----------  -----------  -----------

                       See Notes to Financial Statements.

                            VALUE RADIO CORPORATION

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                               (DOLLARS IN 000'S)

                                                                                    COMMON STOCK
                                                                              ------------------------   RETAINED
                                                                                SHARES       AMOUNT      EARNINGS      TOTAL
                                                                              -----------  -----------  -----------  ---------
Balance at August 31, 1994..................................................         580    $      18    $     324   $     342
Sale of stock...............................................................          11           37       --              37
Net income..................................................................      --           --              240         240
                                                                                     ---          ---        -----   ---------
Balance at August 31, 1995..................................................         591           55          564         619
Distribution to stockholders................................................      --           --             (150)       (150)
Net income..................................................................      --           --              234         234
                                                                                     ---          ---        -----   ---------
Balance at August 31, 1996..................................................         591           55          648         703
Distribution to stockholders................................................      --           --             (171)       (171)
Net loss....................................................................      --           --             (124)       (124)
                                                                                     ---          ---        -----   ---------
Balance at August 30, 1997..................................................         591    $      55    $     353   $     408
                                                                                     ---          ---        -----   ---------
                                                                                     ---          ---        -----   ---------

                       See Notes to Financial Statements.

                            VALUE RADIO CORPORATION

                            STATEMENTS OF CASH FLOWS

                               (DOLLARS IN 000'S)

                                                                                               FOR THE YEAR ENDED
                                                                                    -----------------------------------------
                                                                                    AUGUST 30,    AUGUST 31,     AUGUST 31,
                                                                                       1997          1996           1995
                                                                                    -----------  -------------  -------------
Cash flows from operating activities:
  Net income (loss)...............................................................   $    (124)    $     234      $     240
  Adjustments to reconcile net income (loss) to net cash provided by (used in)
    operating activities:
    Depreciation and amortization.................................................         624           174             77
    Provision for doubtful accounts                                                         22        --             --
    Decrease (increase) in accounts receivable....................................        (384)           34            (73)
    Decrease (increase) in prepaid expenses.......................................         (16)           (1)             1
    (Increase) in other assets....................................................        (464)          (22)           (15)
    (Decrease) increase in accounts payable and accrued liabilities...............         139            (1)             2
    (Decrease) increase in trade payable, net.....................................          59           (18)             8
                                                                                    -----------        -----          -----
      Net cash provided by (used in) operating activities.........................        (144)          400            240
                                                                                    -----------        -----          -----

Cash flows from investing activities:
  Acquisition of broadcast properties.............................................      (5,200)         (500)        --
  Purchase of property and equipment..............................................         (59)         (160)          (111)
                                                                                    -----------        -----          -----
      Net cash used in investing activities.......................................      (5,259)         (660)          (111)
                                                                                    -----------        -----          -----

Cash flows from financing activities:
  Proceeds from sale of stock.....................................................      --            --                 37
  Distribution to stockholders....................................................        (171)         (150)        --
  Proceeds from note payable to stockholder.......................................         250        --             --
  Proceeds from notes payable.....................................................       6,085           678             34
  Repayment of notes payable......................................................        (696)         (211)          (199)
                                                                                    -----------        -----          -----
      Net cash provided by (used in) financing activities.........................       5,468           317           (128)
                                                                                    -----------        -----          -----
Increase in cash and cash equivalents.............................................          65            57              1
Cash and cash equivalents at beginning of year....................................         102            45             44
                                                                                    -----------        -----          -----
Cash and cash equivalents at end of year..........................................   $     167     $     102      $      45
                                                                                    -----------        -----          -----
                                                                                    -----------        -----          -----
Non-cash operating and financing activities:
  Trade revenue...................................................................   $     194     $     196      $     168
                                                                                    -----------        -----          -----
                                                                                    -----------        -----          -----
  Trade expense...................................................................   $     278     $     153      $     162
                                                                                    -----------        -----          -----
                                                                                    -----------        -----          -----
Supplemental cash information:
  Cash paid for interest..........................................................   $     355     $      34      $      36
                                                                                    -----------        -----          -----
                                                                                    -----------        -----          -----

                       See Notes to Financial Statements.

                            VALUE RADIO CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                               (DOLLARS IN 000'S)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

DESCRIPTION OF BUSINESS

    Value Radio Corporation (the "Company") is an S-Corporation organized for the purpose of owning and operating radio broadcasting stations in and around the Appleton/Oshkosh, Wisconsin area. On August 30, 1997, the Company owned and operated five stations, WOSH-AM, WVBO-FM, WOGB-FM, WUSW-AM and WNAM-FM (the "Stations").

    The significant accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

PROPERTY AND EQUIPMENT

    Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on an accelerated basis over their estimated useful lives as follows:

                                                                   15-39
Buildings...................................................       years
Broadcasting towers and equipment...........................  5-10 years
Office furniture and equipment..............................  5-10 years

    Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

INTANGIBLE ASSETS

    Intangible assets include Federal Communications Commission ("FCC") licenses and are stated at cost and are being amortized using the straight-line method over the estimated useful life of 15 years. The Company evaluates the carrying value of intangibles periodically in relation to the projected future undiscounted net cash flows of the related businesses.

INCOME TAXES

    Income or loss of the S-Corporation is included in the tax returns of the individual stockholders. Accordingly, federal and state income taxes are not recognized by the Company.

                            VALUE RADIO CORPORATION

                               (DOLLARS IN 000'S)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

TRADE AGREEMENTS

    The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Company uses exchanged products or services before advertising air time is provided, a trade liability is recognized.

2. ACQUISITION AND SWAP

    In January 1997, the Company acquired the partnership interest in WUSW-AM and WNAM-FM (the "Partnership") for the total consideration of approximately $5.2 million. In conjunction with the acquisition of the Partnership, the Company acquired the remaining ownership interest in Valley Radio Results Partnership, an entity which provided the sales department for both the Partnership and the Company, and has subsequently dissolved Valley Radio Results into the Company.

    In April 1996, the Company swapped the assets of WFDL-FM for the assets of WOGB-FM and paid total consideration of approximately $0.5 million. The acquisition and the swap were accounted for using the purchase method of accounting.

    The Company's results of operations for the periods ended August 30, 1997 and August 31, 1996 include the results of operations of WUSW-AM, WNAM-FM and WOGB-FM from their respective dates of acquisition and the results of WFDL-FM until its date of disposition. The following unaudited pro forma statement of operations data give effect to the acquisitions as if they had occurred on September 1, 1995. In addition, depreciation and amortization has been increased each period to reflect initial purchase price allocations as if the transactions had occurred on September 1, 1995.

                                                                          PRO FORMA FOR THE
                                                                              YEAR ENDED
                                                                       ------------------------
                                                                       AUGUST 30,   AUGUST 31,
                                                                          1997         1996
                                                                       -----------  -----------

                                                                             (UNAUDITED)
Net revenues.........................................................   $   3,925    $   3,557
                                                                       -----------  -----------
                                                                       -----------  -----------
Operating income.....................................................   $     305    $     338
                                                                       -----------  -----------
                                                                       -----------  -----------
Net income (loss)....................................................   $     160    $     142
                                                                       -----------  -----------
                                                                       -----------  -----------

                            VALUE RADIO CORPORATION

                               (DOLLARS IN 000'S)

3. PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following:

                                                                    AUGUST 30,   AUGUST 31,
                                                                       1997         1996
                                                                    -----------  -----------
Land and buildings................................................   $     435    $     346
Broadcasting towers and equipment.................................       1,716          911
Office furniture and equipment....................................         662          289
                                                                    -----------       -----
                                                                         2,813        1,546
Accumulated depreciation..........................................      (1,243)        (807)
                                                                    -----------       -----
Property and equipment, net.......................................   $   1,570    $     739
                                                                    -----------       -----
                                                                    -----------       -----

    Depreciation expense for the three years ended August 30, 1997 was $436, $169 and $77, respectively.

4. INTANGIBLE ASSETS:

    Intangible assets consist of the following:

                                                                    AUGUST 30,    AUGUST 31,
                                                                       1997          1996
                                                                    -----------  -------------
FCC licenses......................................................   $   4,145     $     175
Accumulated amortization..........................................        (193)           (5)
                                                                    -----------        -----
Intangible assets, net............................................   $   3,952     $     170
                                                                    -----------        -----
                                                                    -----------        -----

    Amortization expense for the three years ended August 30, 1997 was $188, $5 and $0, respectively.

5. OTHER ASSETS:

    Other assets consist of the following:

                                                                     AUGUST 30,     AUGUST 31,
                                                                        1997           1996
                                                                    -------------  -------------
Cash Surrender value of life insurance............................    $     110      $     105
Investment in Radio Results.......................................       --                109
Note receivable...................................................          560         --
Deposits..........................................................           45             37
                                                                          -----          -----
Other assets......................................................    $     715      $     251
                                                                          -----          -----
                                                                          -----          -----

    Prior to the January 1997 acquisition of the Partnership, the Company did not have majority ownership in Valley Radio Results and; accordingly, accounted for its investment in Radio Results using the equity method of accounting.

                            VALUE RADIO CORPORATION

                               (DOLLARS IN 000'S)

6. RELATED PARTY TRANSACTIONS:

    Certain of the Company's stockholders are also stockholders in Mid-West Management, Inc. ("Mid-West"), which provides accounting services, benefits administration, legal assistance and programming consulting to the Company. Mid-West allocates expenses to the Company, on a monthly basis, based on estimated hours expended. Allocations were $46, $44 and $40 for the periods ended August 30, 1997 and August 31, 1996 and 1995, respectively.

    At August 30, 1997, the Company had a note payable due of $250 to a stockholder, bearing interest at 9% and due on demand.

7. LONG-TERM DEBT

    Long-term debt consists of the following at August 30, 1997:

                                                                    AUGUST 30,   AUGUST 31,
                                                                       1997         1996
                                                                    -----------  -----------
Note payable, $4,300 principal, interest only due the first six months at 8.1%, interest and principal due monthly through
  January 2002....................................................   $   4,300    $  --
Note payable, $1,320 principal, interest at 8%, due quarterly,
  principal due July 1998.........................................       1,292       --
Line of credit, interest at 9.25% due monthly, principal due on
  demand..........................................................         100       --
Note payable, $401 principal, interest at 8%, due quarterly,
  principal due July 1998.........................................         392       --
Note payable, $678 principal, interest and principal due monthly through 1998, interest at prime plus 3/4% (9% at August 31,
  1996)...........................................................      --              678
Note payable, interest at 8%, $1.4 due monthly through November
  1998............................................................          23           40
                                                                    -----------  -----------
                                                                         6,107          718
Less: current maturities..........................................      (1,807)        (696)
                                                                    -----------  -----------
                                                                     $   4,300    $      22
                                                                    -----------  -----------
                                                                    -----------  -----------

    A summary of the future maturities of long-term debt follows:

1998...........................................................   $   1,807
1999...........................................................      --
2000...........................................................      --
2001...........................................................      --
2002...........................................................      --
Thereafter.....................................................       4,300
                                                                 -----------
                                                                  $   6,107
                                                                 -----------
                                                                 -----------

                            VALUE RADIO CORPORATION

                               (DOLLARS IN 000'S)

8. COMMITMENTS AND CONTINGENCIES:

    The Company incurred expenses of approximately $42 for the year ended December 31, 1997 and $22 for the year ended December 31, 1996, under operating leases for radio broadcasting facilities.

    Future minimum annual payments under these non-cancelable operating leases and agreements as of December 31, 1997, are as follows:

                                                                                   PAYMENT
                                                                                 AUGUST 31,
                                                                                -------------
1998..........................................................................    $      44
1999..........................................................................           35
2000..........................................................................           19
2001..........................................................................            4
                                                                                      -----
                                                                                  $     102
                                                                                      -----
                                                                                      -----

    The Company is also involved in various other claims and lawsuits which are generally incidental to its business. The Company is vigorously contesting all such matters and believes that their ultimate resolution will not have a material adverse effect on its consolidated financial position, results of operations or cash flows.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash and cash equivalents, accounts receivable and accounts payable and accrued liabilities approximates fair value due to their short term nature. The fair value of notes payable is estimated based on current market rates and approximates the carrying value.

10. SUBSEQUENT EVENT:

    On August 31, 1997, the Company, through a series of simultaneous transactions, sold the Stations to Cumulus Broadcasting, Inc. (a wholly-owned subsidiary of Cumulus Media Inc.) ("Cumulus") for $12.15 million. WOSH-AM, WVBO-FM and WOGB-FM (the "Swapped Stations") were swapped, in a tax related transaction, with a third party, who simultaneously sold the Swapped Stations to Cumulus. WUSW-AM and WNAM-FM were sold directly to Cumulus by the Company. These financial statements report the financial position and results of operations of the five Stations which were subsequently sold to Cumulus, as of and for the period ended August 30, 1997, the last day of ownership of the Stations by the Company.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Cumulus Media Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations, of changes in shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Wilks Broadcast Acquisitions, Inc. at August 31, 1997 and December 31, 1996, and the results of its operations and its cash flows for the eight months ended August 31, 1997 and each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Chicago, Illinois
February 16, 1998

                       WILKS BROADCAST ACQUISITIONS, INC.
                                 BALANCE SHEETS

                                                                                        AUGUST 31,   DECEMBER 31,
                                                                                           1997          1996
                                                                                       ------------  ------------
                                       ASSETS

Current assets:
  Cash and cash equivalents..........................................................  $    292,714   $   55,372
  Accounts receivable, less allowance for doubtful accounts of $113,525 and $73,114,
    respectively.....................................................................       764,689      836,475
  Prepaid expenses and other current assets..........................................        25,371       17,087
                                                                                       ------------  ------------
      Total current assets...........................................................     1,082,774      908,934

Property and equipment, net..........................................................     1,447,487    1,768,059
Intangible assets, net...............................................................     4,048,587    4,249,003
Other assets.........................................................................        94,660       80,887
                                                                                       ------------  ------------
      Total assets...................................................................  $  6,673,508   $7,006,883
                                                                                       ------------  ------------
                                                                                       ------------  ------------
                   LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Current portion of note payable....................................................  $    347,910   $  225,544
  Related party note payable.........................................................     3,232,348    3,201,097
  Accounts payable...................................................................       114,982      113,079
  Accrued and other current liabilities..............................................       --             9,307
                                                                                       ------------  ------------
      Total current liabilities......................................................     3,695,240    3,549,027
                                                                                       ------------  ------------
Long-term liabilities:
  Note payable, less current portion.................................................     3,039,941    3,274,456
                                                                                       ------------  ------------
      Total long-term liabilities....................................................     3,039,941    3,274,456
                                                                                       ------------  ------------
Commitments and contingencies

Shareholders' equity (deficit):
  Common stock, no par value, 200 shares authorized, 100 issued and outstanding......        25,000       25,000
  Retained earnings (deficit)........................................................       (86,673)     158,400
                                                                                       ------------  ------------
      Total shareholders' equity (deficit)...........................................       (61,673)     183,400
                                                                                       ------------  ------------
      Total liabilities and shareholders' equity (deficit)...........................  $  6,673,508   $7,006,883
                                                                                       ------------  ------------
                                                                                       ------------  ------------

                       See Notes to Financial Statements.

                       WILKS BROADCAST ACQUISITIONS, INC.
                            STATEMENTS OF OPERATIONS

                                                                        FOR THE EIGHT      FOR THE YEAR ENDED
                                                                        MONTHS ENDED          DECEMBER 31,
                                                                         AUGUST 31,    --------------------------
                                                                            1997           1996          1995
                                                                        -------------  ------------  ------------
Revenues..............................................................   $ 2,624,507   $  3,410,871  $  1,479,090
  Less: agency commissions............................................       (22,716)       (19,544)       (5,803)
                                                                        -------------  ------------  ------------
       Net revenues...................................................     2,601,791      3,391,327     1,473,287
Operating expenses:
  Programming.........................................................       101,794        151,701       103,434
  Sales and promotions................................................       329,393        555,725       210,809
  Technical...........................................................        34,779         47,349        23,944
  General and administrative..........................................     1,402,526      1,475,659       664,129
  Depreciation and amortization.......................................       554,181        572,014       242,238
                                                                        -------------  ------------  ------------
       Total operating expenses.......................................     2,422,673      2,802,448     1,244,554
                                                                        -------------  ------------  ------------
Income from operations................................................       179,118        588,879       228,733
Interest expense......................................................       424,191        352,221       131,123
                                                                        -------------  ------------  ------------
Net income (loss).....................................................   $  (245,073)  $    236,658  $     97,610
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------

                       See Notes to Financial Statements.

                       WILKS BROADCAST ACQUISITIONS, INC.
             STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

                                                                                           RETAINED
                                                                                           EARNINGS
                                                                           COMMON STOCK    (DEFICIT)      TOTAL
                                                                          --------------  -----------  -----------
Balance at January 1, 1995..............................................    $   25,000    ($  146,668) ($  121,668)

Net income..............................................................        --             97,610       97,610
                                                                               -------    -----------  -----------
Balance at December 31, 1995............................................        25,000        (49,058)     (24,058)

Net income..............................................................        --            236,658      236,658
Distribution to shareholder.............................................        --            (29,200)     (29,200)
                                                                               -------    -----------  -----------
Balance at December 31, 1996............................................        25,000        158,400      183,400

Net loss................................................................        --           (245,073)    (245,073)
                                                                               -------    -----------  -----------
Balance at August 31, 1997..............................................    $   25,000    ($   86,673) ($   61,673)
                                                                               -------    -----------  -----------
                                                                               -------    -----------  -----------

                       See Notes to Financial Statements.

                       WILKS BROADCAST ACQUISITIONS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                          FOR THE EIGHT     FOR THE YEAR ENDED
                                                                          MONTHS ENDED         DECEMBER 31,
                                                                           AUGUST 31,    ------------------------
                                                                              1997          1996         1995
                                                                          -------------  -----------  -----------
Cash flows from operating activities:
  Net income (loss).....................................................   ($  245,073)  $   236,658  $    97,610
  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization.....................................       554,181       572,014      242,238
      Decrease in accounts receivable, net..............................        71,786      (470,562)    (216,617)
      (Increase) decrease in prepaid expenses
        and other current assets........................................        (8,284)      (53,287)       2,213
      Decrease in other assets..........................................       (13,773)      (22,256)     --
      Increase (decrease) increase in accounts payable..................         1,903        49,822       (7,852)
      Increase (decrease) in accrued and other liabilities..............        (9,307)        9,307       (1,067)
                                                                          -------------  -----------  -----------
      Net cash provided by operating activities.........................       351,433       321,696      116,525
                                                                          -------------  -----------  -----------
Cash flows from investing activities:
  Purchases of property and equipment...................................       (33,193)     (317,366)     (21,643)
  Acquisitions of broadcasting properties...............................       --         (5,009,438)     --
                                                                          -------------  -----------  -----------
  Cash used for investing activities....................................       (33,193)   (5,326,804)     (21,643)
                                                                          -------------  -----------  -----------
Cash flows from financing activities:
  Proceeds from borrowings..............................................        31,251     5,048,807      --
  Repayment of borrowings...............................................      (112,149)      --           (68,073)
  Distribution to shareholder...........................................       --            (29,200)     --
                                                                          -------------  -----------  -----------
  Cash (used for) provided by financing activities......................       (80,898)    5,019,607      (68,073)
                                                                          -------------  -----------  -----------
Increase in cash and cash equivalents...................................       237,342        14,499       26,809
Cash and cash equivalents at beginning of period........................        55,372        40,873       14,064
                                                                          -------------  -----------  -----------
Cash and cash equivalents at end of period..............................   $   292,714   $    55,372  $    40,873
                                                                          -------------  -----------  -----------
                                                                          -------------  -----------  -----------
Supplemental disclosure of cash information:
  Cash paid for interest................................................   $   424,191   $   352,221  $   131,123
                                                                          -------------  -----------  -----------
                                                                          -------------  -----------  -----------

                       See Notes to Financial Statements.

                       WILKS BROADCAST ACQUISITIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

DESCRIPTION OF BUSINESS

    Wilks Broadcast Acquisitions, Inc. (the "Company") owns and operates radio stations on the Augusta, Georgia and South Carolina border. The Company owns and operates radio stations WEKL-FM, WUUS-FM, WRXR-FM, and WGUS-AM ("the Stations").

    The significant accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

TRADE AGREEMENTS

    The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Trade revenues and trade expenses are recognized in equal amounts at the fair market value of products or services received as advertising air time is broadcast or as services are received. Trade revenues and expenses for the eight months ended August 31, 1997 and the years ended December 31, 1996 and 1995 were $320,652, $433,105 and $138,341, respectively.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using accelerated methods over the estimated useful lives of the respective assets of five to fifteen years. Leasehold improvements are amortized on the straight-line basis over their estimated useful lives of thirty-nine years.

    Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

INTANGIBLE ASSETS

    Intangible assets consist of FCC licenses. Intangible assets are recorded at cost and amortized over 15 years.

                       WILKS BROADCAST ACQUISITIONS, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
INCOME TAXES

    The Company has elected to be treated as an S-Corporation for federal income tax purposes. Under this election the income or loss of the S-Corporation is included in the tax returns of the individual shareholders. Accordingly, federal and state income taxes are not included in the accompanying financial statements

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximates fair value due to their short-term nature. The fair value of notes payable are estimated based on current market rates and approximate the carrying value.

2. ACQUISITIONS

    In March 1996, the Company entered into an asset purchase agreement to acquire stations WUUS-FM (formerly WKBG-FM) and WRXR-FM in Augusta, Georgia for $5,000,000 in cash plus specific acquisition costs.

    The acquisitions discussed above were accounted for under the purchase method of accounting. Under the purchase method of accounting, the purchase price was allocated, on the closing date, to the assets acquired and liabilities assumed based on their respective fair values.

3. PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following:

                                                                    AUGUST 31,   DECEMBER 31,
                                                                       1997          1996
                                                                   ------------  ------------
Broadcasting towers and equipment................................  $  1,987,243   $1,954,050
Buildings........................................................        65,000       65,000
Office furniture and equipment...................................       176,366      176,366
Leasehold improvements...........................................       193,844      193,844
                                                                   ------------  ------------
                                                                      2,422,453    2,389,260
Accumulated depreciation.........................................      (974,966)    (621,201)
                                                                   ------------  ------------
Property and equipment, net......................................  $  1,447,487   $1,768,059
                                                                   ------------  ------------
                                                                   ------------  ------------

    Depreciation expense was $353,765, $388,708, and $145,693 for the eight months ended August 31, 1997 and the years ended December 31, 1996 and 1995, respectively.

                       WILKS BROADCAST ACQUISITIONS, INC.

4. INTANGIBLE ASSETS:

    Intangible assets consist of the following:

                                                                    AUGUST 31,   DECEMBER 31,
                                                                       1997          1996
                                                                   ------------  ------------
FCC licenses.....................................................  $  4,509,298   $4,509,298
Accumulated amortization.........................................      (460,711)    (260,295)
                                                                   ------------  ------------
Intangible assets, net...........................................  $  4,048,587   $4,249,003
                                                                   ------------  ------------
                                                                   ------------  ------------

    Amortization expense was $200,416, $183,306, and $96,545 for the eight months ended August 31, 1997 and the years ended December 31, 1996 and 1995, respectively.

5. RELATED PARTY NOTES PAYABLE:

    The Company has notes payable to a related party. As of August 31, 1997 and December 31, 1996, the balances of these notes payable were $3,232,348 and $3,201,097 respectively. The notes are due upon demand and bear interest at rates ranging from 7% to 10%. Interest payments were $209,747, $176,406 and $125,698 for the eight months ended August 31, 1997 and the years ended December 31, 1996 and 1995, respectively.

6. LONG-TERM DEBT

    In July, 1996, the Company entered into a $3,500,000 term loan agreement (the "Agreement") with a bank for the purpose of acquiring two radio stations, WRXR-FM and WUUS-FM (formerly WKBG-FM). The term loan requires monthly interest and principal payments beginning July 1, 1996 with the final payment due March 31, 2004 and bears interest at the one month LIBOR Rate plus 2.25% (7.94% at August 31, 1997). The term loan is secured by substantially all of the company's assets as well as a pledge of the common stock of the corporation. The Agreement contains certain restrictive covenants, which among other things, require the maintenance of a funded debt to cash flow and pro forma debt service ratio, minimum net worth and limitations on dispositions of assets. The current portion of $347,910 represents amounts due one year past the balance sheet date of August 31, 1997. Subsequent to year end, all principal and remaining accrued interest was paid by the Company.

    A summary of the future maturities of long-term debt as of August 31, are as follows:

Four months ended December 31, 1997.............................  $ 100,667
1998............................................................    385,974
1999............................................................    444,038
2000............................................................    487,671
2001............................................................    533,881
2002............................................................    587,164
Thereafter......................................................    848,456
                                                                  ---------
                                                                  $3,387,851
Less--current portion...........................................    347,910
                                                                  ---------
                                                                  $3,039,941
                                                                  ---------
                                                                  ---------

                       WILKS BROADCAST ACQUISITIONS, INC.

7. COMMITMENTS AND CONTINGENCIES:

    The Company incurred expenses of $27,209, $31,245, and $18,267 for the eight months ended August 31, 1997 and the years ended December 31, 1996 and 1995, respectively, under operating leases for radio broadcasting facilities, broadcasting equipment automobiles, and land. Future minimum annual payments under these non-cancelable operating leases and agreements as of August 31, are as follows:

1997...........................................................  $   9,358
1998...........................................................     31,913
1999...........................................................     23,853
2000...........................................................     19,017
2001...........................................................     19,017
Thereafter.....................................................    275,900
                                                                 ---------
                                                                 $ 379,058
                                                                 ---------
                                                                 ---------

8. SUBSEQUENT EVENT:

    On September 1, 1997, the Stations were acquired by Cumulus Broadcasting, Inc. (a wholly-owned subsidiary of Cumulus Media Inc.) pursuant to an asset purchase agreement with the Company for a purchase price of $15,500,000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Lewis Broadcasting Corporation

    In our opinion, the accompanying balance sheets and the related statements of income, of changes in owners' net investment and of cash flows present fairly, in all material respects, the financial position of WJCL-FM (a division of Lewis Broadcasting Corporation) at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP
Atlanta, Georgia
February 27, 1998

                                    WJCL-FM
                 (A DIVISION OF LEWIS BROADCASTING CORPORATION)

                                 BALANCE SHEETS

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1997        1996
                                                                                            ----------  ----------
                                                      ASSETS
Accounts receivable--trade (less allowance for doubtful accounts of $19,494 and $15,668 at
  December 31, 1997 and 1996).............................................................  $  370,387  $  297,688
                                                                                            ----------  ----------
Total current assets......................................................................     370,387     297,688
Equipment and other fixed assets, net.....................................................      20,353      29,981
                                                                                            ----------  ----------
Total assets..............................................................................  $  390,740  $  327,669
                                                                                            ----------  ----------
                                                                                            ----------  ----------
                                      LIABILITIES AND OWNERS' NET INVESTMENT
Accounts payable..........................................................................  $    8,693  $    6,208
Accrued expenses..........................................................................      23,107      13,484
                                                                                            ----------  ----------
Total current liabilities.................................................................      31,800      19,692
Owners' net investment....................................................................     358,940     307,977
                                                                                            ----------  ----------
Total liabilities and owners' net investment..............................................  $  390,740  $  327,669
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                       See notes to financial statements.

                                    WJCL-FM
                 (A DIVISION OF LEWIS BROADCASTING CORPORATION)

                              STATEMENTS OF INCOME

                                                                                            FOR THE YEAR ENDED
                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1997          1996
                                                                                        ------------  ------------
Revenues..............................................................................  $  1,800,955  $  1,924,745
  Less: agency commissions............................................................      (236,084)     (261,440)
                                                                                        ------------  ------------
      Net revenues....................................................................     1,564,871     1,663,305
                                                                                        ------------  ------------
Operating expense
  Programming.........................................................................       379,521       393,565
  Sales and promotions................................................................       413,957       459,593
  Technical...........................................................................        52,024        57,623
  General and administrative..........................................................       622,857       621,430
  Depreciation........................................................................        13,043         8,333
                                                                                        ------------  ------------
                                                                                           1,481,402     1,540,544
                                                                                        ------------  ------------
Net income............................................................................  $     83,469  $    122,761
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Pro forma adjustments (unaudited)
Net income before pro forma adjustment................................................  $     83,469  $    122,761
Pro forma adjustment for provision for federal and state income taxes.................        31,685        46,600
                                                                                        ------------  ------------
Pro forma net income..................................................................  $     51,784  $     76,161
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                       See notes to financial statements.

                                    WJCL-FM

                 (A DIVISION OF LEWIS BROADCASTING CORPORATION)

                            STATEMENTS OF CASH FLOWS

                                                                                             FOR THE YEAR ENDED
                                                                                                DECEMBER 31,
                                                                                           -----------------------
                                                                                              1997        1996
                                                                                           ----------  -----------
Cash flows from operating activities:
  Net income.............................................................................  $   83,469  $   122,761
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation.........................................................................      13,043        8,333
    (Increase) decrease in accounts receivable...........................................     (72,699)      15,297
    Increase (decrease) in accounts payable..............................................       2,485       (5,091)
    Increase in accrued expenses.........................................................       9,623          919
                                                                                           ----------  -----------
Net cash provided by operating activities................................................      35,921      142,219
                                                                                           ----------  -----------
Net cash used in investing activities:
  Purchases of equipment and other fixed assets..........................................      (3,415)     (36,172)
                                                                                           ----------  -----------
Net cash used in financing activities:
  Distributions to owners................................................................     (32,506)    (106,047)
                                                                                           ----------  -----------
Change in cash...........................................................................          --           --
Cash balance, beginning of year..........................................................          --           --
                                                                                           ----------  -----------
Cash balance, end of year................................................................  $       --  $        --
                                                                                           ----------  -----------
                                                                                           ----------  -----------

                       See notes to financial statements.

\

                                    WJCL-FM

                 (A DIVISION OF LEWIS BROADCASTING CORPORATION)

                STATEMENTS OF CHANGES IN OWNERS' NET INVESTMENT

                                                                                             FOR THE YEAR ENDED
                                                                                                DECEMBER 31,
                                                                                              1997        1996
                                                                                           ----------  -----------
Owners' net investment, beginning........................................................  $  307,977  $   291,263
Net income...............................................................................      83,469      122,761
Net distributions to owners..............................................................     (32,506)    (106,047)
                                                                                           ----------  -----------
Owners' net investment, ending...........................................................  $  358,940  $   307,977
                                                                                           ----------  -----------
                                                                                           ----------  -----------

                       See notes to financial statements.

                                    WJCL-FM
                 (A DIVISION OF LEWIS BROADCASTING CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

    WJCL-FM (the Business) is a division of Lewis Broadcasting Corporation (Corporation). Lewis Broadcasting Corporation also owns and operates television stations in Savannah and Columbus, Georgia, and Columbia, South Carolina. The Business operates an FM radio station in Savannah, Georgia.

    These financial statements have been derived from the historical accounting records of Lewis Broadcasting Corporation and present the financial position and results of operations as if the Business were a separate company. Accordingly, the net investment in the Business (owners' net investment) is shown in lieu of stockholders' equity.

    The significant accounting principles followed by the Business and the methods of applying these principles which materially affect the determination of financial position, changes in owners' net investment and results of operations are summarized as follows:

REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

TRADE TRANSACTIONS

    The Business trades unsold commercial advertising time for various goods and services. These transactions are recorded at the estimated fair value of the goods or services received. The related revenue is recognized when commercials are broadcast; goods or services received are recorded as assets or expenses when received or used, respectively. Trade revenues were $55,556 and $64,806 for the years ended December 31, 1997 and 1996, respectively.

INCOME TAXES

    Lewis Broadcasting Corporation, of which WJCL-FM is a division, is an S corporation, and therefore, Lewis Broadcasting Corporation's stockholders are subject to taxes on the income of the Corporation.

    Proforma net income reflects the treatment of the business as a tax paying entity assuming an estimated statutory rate of 38%. It is not necessarily indicative of the actual results had the Business in fact been a tax paying entity.

DEPRECIATION

    Equipment and other fixed assets are being depreciated over five years using accelerated methods.

USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                    WJCL-FM
                 (A DIVISION OF LEWIS BROADCASTING CORPORATION)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1996

2. PENDING SALE OF BUSINESS

    On December 23, 1997 Lewis Broadcasting Corporation entered into an asset purchase agreement with affiliates of Cumulus Media Inc. (Buyer) to sell the WJCL-FM station license and other station assets. The assignment of the station license and the transfer of the station assets is conditioned and subject to the prior consent and approval of the Federal Communication Commission.

3. RELATED PARTY TRANSACTIONS

    As part of a combined group, the Business is allocated various corporate overhead costs. The allocation method requires management to estimate the incremental overhead costs incurred as a result of servicing the Business. Corporate overhead allocations were approximately $289,509 and $255,434 for the years ended December 31, 1997 and 1996, respectively. The Business also leases a broadcasting tower from an affiliate on a month to month basis, which amounted to $30,000 per year for the years ended December 31, 1997 and 1996, respectively.

    The Business participates in Lewis Broadcasting Corporation's centralized cash management system. Accordingly, all cash received and disbursed that relates to operations of the Business is accounted for by Lewis Broadcasting Corporation and the net of such activity is reflected in the owners' net investment account in the accompanying balance sheet.

4. EQUIPMENT AND OTHER FIXED ASSETS

    Equipment and other fixed assets consists of the following:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1997        1996
                                                                        ----------  ----------
Equipment and other fixed assets......................................  $  114,289  $  110,903
Accumulated depreciation..............................................     (93,936)    (80,922)
                                                                        ----------  ----------
                                                                        $   20,353  $   29,981
                                                                        ----------  ----------
                                                                        ----------  ----------

5. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of accounts receivable and accounts payable approximate fair value because of the short maturity of these instruments.

6. RETIREMENT PLAN

    The Business participates in the Lewis Broadcasting Corporation National Automobile Dealership Association Retirement Trust (NADART) Salary Deferral 401(k) Profit-Sharing Plan (the Plan), a defined contribution plan operated by NADART which covers all employees who qualify and elect to participate. The normal cost is funded by contributions from participants at a required rate of 2% of their compensation on a pre-tax basis. In addition to this required contribution, participants may make additional contributions not to exceed $9,500 in both 1997 and 1996. The Business makes a matching contribution equal to the required 2% contribution made by all participants.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Cumulus Media Inc.

    In our opinion, the accompanying combined balance sheet and the related combined statements of income, of changes in owner's equity and of cash flows present fairly, in all material respects, the financial position of WKKO-FM, WRQN-FM, WTOD-AM and WIMX-FM (the "Stations") at November 9, 1997, and the results of their operations and their cash flows for the period from June 30, 1997 through November 9, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Stations' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

    Effective June 29, 1997, 62nd Street Broadcasting LLC (62nd Street) acquired the Stations from Fritz Broadcasting, Inc. As discussed in Note 2 to the financial statements, the acquisition was accounted for as a purchase.

/s/ PRICE WATERHOUSE LLP

Chicago, Illinois
February 6, 1998

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Cumulus Media Inc.

    In our opinion, the accompanying combined statements of income, of changes in owner's equity and of cash flows present fairly, in all material respects, the results of the operations and the cash flows of WKKO-FM, WRQN-FM, WTOD-AM and WIMX-FM (the "Stations") for the period from January 1, 1997 through June 29, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Stations' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

    Effective June 29, 1997, 62nd Street Broadcasting LLC (62nd Street) acquired the Stations from Fritz Broadcasting, Inc. As discussed in Note 2 to the financial statements, the acquisition was accounted for as a purchase.

/s/ PRICE WATERHOUSE LLP

Chicago, Illinois
February 6, 1998

                     WKKO-FM, WRQN-FM, WTOD-AM AND WIMX-FM

            (A WHOLLY OWNED ENTITY OF 62ND STREET BROADCASTING LLC)

                             COMBINED BALANCE SHEET

                                                                                                       SUCCESSOR
                                                                                                     -------------
                                                                                                      NOVEMBER 9,
                                                                                                         1997
                                                                                                     -------------
                                              ASSETS
Current assets:
  Cash.............................................................................................  $      30,137
  Accounts receivable, less allowance for doubtful accounts of $45,311.............................      1,368,757
  Related party receivable.........................................................................        145,443
  Prepaid expenses and other current assets........................................................          6,638
                                                                                                     -------------
      Total current assets.........................................................................      1,550,975
  Property and equipment, net......................................................................      2,825,890
  Intangible assets, net...........................................................................     26,364,694
                                                                                                     -------------
      Total assets.................................................................................  $  30,741,559
                                                                                                     -------------
                                                                                                     -------------
                                  LIABILITIES AND OWNER'S EQUITY
Current liabilities:
  Accounts payable.................................................................................  $      77,786
  Accrued expenses and other current liabilities...................................................        199,460
  Capital lease obligations........................................................................          2,632
                                                                                                     -------------
      Total current liabilities....................................................................        279,878
                                                                                                     -------------
Commitments and contingencies

Owner's equity:
  Owner's capital..................................................................................     29,922,401
  Retained earnings................................................................................        539,280
                                                                                                     -------------
      Total owner's equity.........................................................................     30,461,681
                                                                                                     -------------
      Total liabilities and owner's equity.........................................................  $  30,741,559
                                                                                                     -------------
                                                                                                     -------------

                  See Notes to Combined Financial Statements.

                     WKKO-FM, WRQN-FM, WTOD-AM AND WIMX-FM

            (A WHOLLY OWNED ENTITY OF 62ND STREET BROADCASTING LLC)

                         COMBINED STATEMENTS OF INCOME

                                                                                   SUCCESSOR        PREDECESSOR
                                                                                ---------------  -----------------
                                                                                 JUNE 30, 1997    JANUARY 1, 1997
                                                                                      TO                TO
                                                                                  NOVEMBER 9,        JUNE 29,
                                                                                     1997              1997
                                                                                ---------------  -----------------
Revenues......................................................................   $   3,012,950     $   3,362,862
  Less: agency commissions....................................................        (393,697)         (440,241)
                                                                                ---------------  -----------------
      Net revenues............................................................       2,619,253         2,922,621
Operating expenses:
  Sales and promotions........................................................         416,081           519,646
  Programming.................................................................         392,442           530,953
  Technical...................................................................          35,107            63,138
  Sports and news.............................................................          18,557            24,124
  General and administrative..................................................         351,720           461,555
  Depreciation and amortization...............................................         830,510           173,248
                                                                                ---------------  -----------------
      Total operating expenses................................................       2,044,417         1,772,664
                                                                                ---------------  -----------------
Income from operations........................................................         574,836         1,149,957
Interest expense..............................................................           1,009           143,309
                                                                                ---------------  -----------------
Income before income taxes....................................................         573,827         1,006,648
Single business tax and other sale and local income taxes.....................          34,547            39,434
                                                                                ---------------  -----------------
Net income....................................................................   $     539,280     $     967,214
                                                                                ---------------  -----------------
                                                                                ---------------  -----------------

                  See Notes to Combined Financial Statements.

                     WKKO-FM, WRQN-FM, WTOD-AM AND WIMX-FM

            (A WHOLLY OWNED ENTITY OF 62ND STREET BROADCASTING LLC)

                COMBINED STATEMENTS OF CHANGES IN OWNER'S EQUITY

PREDECESSOR
Balance at January 1, 1997.....................................................  $2,902,405
Net income.....................................................................     967,214
                                                                                 ----------
Balance at June 29, 1997.......................................................   3,869,619
                                                                                 ----------
                                                                                 ----------
SUCCESSOR
Acquisition of the station at June 30, 1997....................................  29,922,401
Net income.....................................................................     539,280
                                                                                 ----------
Balance at November 9, 1997....................................................  $30,461,681
                                                                                 ----------
                                                                                 ----------

                  See Notes to Combined Financial Statements.

                     WKKO-FM, WRQN-FM, WTOD-AM AND WIMX-FM

            (A WHOLLY OWNED ENTITY OF 62ND STREET BROADCASTING LLC)

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                       SUCCESSOR     PREDECESSOR
                                                                                     -------------  --------------
                                                                                                      JANUARY 1,
                                                                                     JUNE 30, 1997       1997
                                                                                          TO              TO
                                                                                      NOVEMBER 9,      JUNE 29,
                                                                                         1997            1997
                                                                                     -------------  --------------
Cash flows from operating activities:
  Net income.......................................................................   $   539,280     $  967,214
  Adjustments to reconcile net income to net cash provided by operating activities, net of effects from acquisition:
      Depreciation and amortization................................................       830,510        173,248
      Increase in accounts receivable..............................................    (1,446,356)        (6,830)
      Increase in related party receivable.........................................      (145,443)      (472,859)
      Decrease (increase) in prepaid expenses and other current assets.............        (6,638)        18,213
      Increase in accounts payable.................................................        77,786          6,482
      Increase (decrease) in accrued expenses and other current liabilities........       196,009       (419,025)
                                                                                     -------------  --------------
        Net cash provided by operating activities..................................        45,148        266,443
                                                                                     -------------  --------------
Cash flows from financing activities:
  Principal payments under capital lease obligations...............................       (15,011)      (175,908)
                                                                                     -------------  --------------
  Cash used for financing activities...............................................       (15,011)      (175,908)
                                                                                     -------------  --------------
Increase in cash...................................................................        30,137         90,535
Cash at beginning of period........................................................            --         61,813
                                                                                     -------------  --------------
Cash at end of period..............................................................   $    30,137     $  152,348
                                                                                     -------------  --------------
                                                                                     -------------  --------------

                  See Notes to Combined Financial Statements.

                     WKKO-FM, WRQN-FM, WTOD-AM AND WIMX-FM

            (A WHOLLY OWNED ENTITY OF 62ND STREET BROADCASTING LLC)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

DESCRIPTION OF BUSINESS

    62nd Street Broadcasting LLC (62nd Street) owns and operates radio stations WKKO-FM, WRQN-FM, WTOD-AM, and WIMX-FM (the "Stations" or the "Company") located in Toledo, Ohio. At the close of business on June 29, 1997, 62nd Street acquired the stations from Fritz Broadcasting, Inc. ("Fritz"). As a result of the change in ownership, the financial position, results of operations and cash flows of the Stations subsequent to the date of the acquisition are labeled "Successor" in the accompanying combined financial statements, and the results of operations and cash flows of the Stations for the period prior to the acquisition are labeled "Predecessor".

    The significant accounting principles followed by the Successor and Predecessor and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. Actual results could differ from these estimates.

CASH

    The Successor and the Predecessor paid approximately $1,009 and $143,309, respectively, in 1997 for interest.

RELATED PARTY RECEIVABLE

    Related party receivable includes cash held by 62nd Street on behalf of the Company in a centralized cash management system.

PROPERTY AND EQUIPMENT

    Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

                                                                     SUCCESSOR   PREDECESSOR
                                                                     ---------  -------------
Building...........................................................  39 years   40 years
Broadcasting towers and equipment..................................  5 years    5--20 years
Office furniture and equipment.....................................  5 years    5-20 years
Vehicles...........................................................  5 years    5 years

    Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

                     WKKO-FM, WRQN-FM, WTOD-AM AND WIMX-FM

            (A WHOLLY OWNED ENTITY OF 62ND STREET BROADCASTING LLC)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
INTANGIBLE ASSETS

    Intangible assets include goodwill and FCC licenses. Intangible assets are stated at cost and are being amortized using the straight-line method over the estimated useful life or contract term for periods not exceeding 15 years for the Successor and 40 years for the Predecessor. The Company evaluates the carrying value of intangibles periodically in relation to the projected future undiscounted net cash flows of the related businesses.

INCOME TAXES

    The Company operated as an S Corporation under the provisions of the Internal Revenue Code during the ownership by Fritz and as a Limited Liability Company during the ownership by 62nd Street. Accordingly, no provision for income taxes has been made since income or losses of the Company were allocated to the owner.

REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

    Fees paid pursuant to various time brokerage agreements are amortized to expense, respectively, over the term of the agreement using the straight-line method.

TRADE AGREEMENTS

    The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Company uses exchanged products or services before advertising air time is provided, a trade liability is recognized.

2. ACQUISITION:

    Effective June 29, 1997, 62nd Street acquired selected assets from Fritz which included a building, furniture and fixtures, vehicles, and broadcast licenses of WKKO-FM, WRQN-FM, WTOD-AM and WIMX-FM in Toledo, Ohio for $30 million in cash plus various other direct acquisition costs. A substantial portion of the purchase price was allocated to broadcast licenses, intangibles and goodwill. As part of the purchase agreement, 62nd Street will collect accounts receivable related to Fritz's operations of the stations and remit payments to Fritz for such receivables. This agreement expires in March 1998 at which time Fritz will be responsible for collecting any remaining receivables.

    The acquisition discussed above was accounted for as a purchase business combination by 62nd Street. 62nd Street elected, under generally accepted accounting principles, to pushdown the acquisition basis to the Company level through a non-cash capital contribution to the Company. Accordingly, the accompanying combined financial statements include the results of operations of the Stations from the date of acquisition. The effect of the acquisition on the results of operations is to primarily increase depreciation and amortization expense.

                     WKKO-FM, WRQN-FM, WTOD-AM AND WIMX-FM

            (A WHOLLY OWNED ENTITY OF 62ND STREET BROADCASTING LLC)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

3. PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following:

                                                                                   SUCCESSOR
                                                                                  ------------
                                                                                  NOVEMBER 9,
                                                                                      1997
                                                                                  ------------
Building........................................................................  $    418,500
Broadcasting towers and equipment...............................................     1,960,000
Office furniture and equipment..................................................       335,000
Vehicles........................................................................        40,000
                                                                                  ------------
                                                                                     2,753,500
Accumulated depreciation........................................................      (174,110)
Land............................................................................       246,500
                                                                                  ------------
Property and equipment, net.....................................................  $  2,825,890
                                                                                  ------------
                                                                                  ------------

    Successor depreciation expense for the period ended November 9, 1997 was $174,110, and Predecessor depreciation expense for the period ended June 29, 1997 was $54,902.

4. INTANGIBLE ASSETS:

    Intangible assets consist of the following:

                                                                                   SUCCESSOR
                                                                                 -------------
                                                                                  NOVEMBER 9,
                                                                                     1997
                                                                                 -------------
Goodwill, FCC licenses and call letters........................................  $  27,000,000
Other..........................................................................         21,094
                                                                                 -------------
                                                                                    27,021,094
Accumulated amortization.......................................................       (656,400)
                                                                                 -------------
Intangible assets, net.........................................................  $  26,364,694
                                                                                 -------------
                                                                                 -------------

    Successor amortization expense for the period ended November 9, 1997 was $656,400, and the Predecessor amortization expense for the period ended June 29, 1997 was $118,346.

                     WKKO-FM, WRQN-FM, WTOD-AM AND WIMX-FM

            (A WHOLLY OWNED ENTITY OF 62ND STREET BROADCASTING LLC)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

5. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES:

    Accrued expenses and other current liabilities consist of the following at November 9, 1997:

                                                                                    SUCCESSOR
                                                                                    ----------
Accrued sales commission..........................................................  $   97,554
Accrued payroll...................................................................      26,089
Accrued license fees..............................................................      16,441
Accrued taxes.....................................................................      34,547
Other accrued expenses............................................................      24,829
                                                                                    ----------
                                                                                    $  199,460
                                                                                    ----------
                                                                                    ----------

6. RELATED PARTY TRANSACTIONS:

    The Company participates in 62nd Street's centralized cash management system. Accordingly, cash received from the Company's operations is pooled centrally and allocated by 62nd Street based on operational, working capital and capital expenditure requirements. The Company has no available lines of credit or other sources of financing.

7. COMMITMENTS AND CONTINGENCIES:

    The Company incurred expenses of approximately $6,160 for the period ended November 9, 1997 under operating leases for radio broadcasting facilities. Future minimum annual payments, adjusted based upon formulas related to the Consumer Price Index, under the operating lease for the broadcast tower approximate $7,200.

    The Company also has a vehicle under a capital lease with a cost of $15,795 and accumulated depreciation of $13,163.

8. FAIR VALUE OF FINANCIAL INSTRUMENTS:

    The carrying amount of cash, accounts receivable and accounts payable approximates fair value due to their short-term nature.

9. EMPLOYEE BENEFIT PLAN:

    Fritz sponsored a defined contribution 401(k) plan that covered all employees meeting a one-year eligibility period. Contributions to the plan included employee contributions and an employer amount determined on a yearly basis by management.

    Employer contributions to the plan for the period ended June 29, 1997 amounted to approximately $13,000.

10. SUBSEQUENT EVENTS:

    Effective November 9, 1997, all of the assets of the Company were sold to Cumulus Broadcasting, Inc. (a wholly-owned subsidiary of Cumulus Media Inc.).

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF CLASS A COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SHARES OF CLASS A COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                             ---------------------

                               TABLE OF CONTENTS

                                                       PAGE
                                                       -----
Prospectus Summary................................           5
Risk Factors......................................          16
Use of Proceeds...................................          23
Dividend Policy...................................          23
Capitalization....................................          24
Dilution..........................................          25
Unaudited Pro Forma Combined Financial
  Statements......................................          26
Selected Historical Financial Data................          34
Management's Discussion and Analysis of Financial
  Condition and Results of Operations.............          35
Business..........................................          42
Pending Acquisitions..............................          63
Management........................................          64
Certain Relationships and Related Transactions....          72
Principal and Selling Stockholders................          73
Description of Capital Stock......................          74
Description of Credit Facility and Notes..........          78
Shares Eligible for Future Sale...................          80
Underwriting......................................          81
Certain United States Tax Consequences to
  Non-United States Holders of Class A Common
  Stock...........................................          85
Legal Matters.....................................          89
Experts...........................................          89
Additional Information............................          89
Index to Financial Statements.....................         F-1

                             ---------------------

    UNTIL       , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     SHARES
                                     [LOGO]

                               CUMULUS MEDIA INC.
                              CLASS A COMMON STOCK

                              -------------------

                                   PROSPECTUS

                                        , 1998

                              -------------------

                                LEHMAN BROTHERS
                            BEAR, STEARNS & CO. INC.
                                 BT Alex. Brown

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

           [ALTERNATE PAGE FOR INTERNATIONAL COMMON STOCK PROSPECTUS]

                  SUBJECT TO COMPLETION, DATED MARCH 30, 1998

PRELIMINARY PROSPECTUS

[LOGO]                        Shares
                        CUMULUS MEDIA INC.
                       Class A Common Stock

                            ------------------------

    Of the shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock") offered hereby are being sold by (the "Company") and shares are being sold by the Selling Stockholder (as defined herein). Of
the       shares of Class A Common Stock being offered,       shares are being
offered outside the U.S. and Canada (the "International Offering") by the
International Managers and       shares are being offered in a concurrent
offering in the U.S. and Canada (the "U.S. Offering") by the U.S. Underwriters (together with the International Managers, the "Underwriters"). The International Offering and the U.S. Offering are collectively referred to as the "Stock Offerings." The offering price and underwriting discounts and commissions for each of the Stock Offerings will be identical.

    Upon consummation of the Reorganization (as defined herein), the Company's authorized capital stock will include Class A Common Stock and Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"). Except with respect to voting and conversion, the rights of holders of Class A Common Stock and Class B Common Stock are identical. Except upon the occurrence of certain events, holders of Class B Common Stock are not entitled to vote, whereas each share of Class A Common Stock entitles its holder to one vote. Under certain circumstances and subject to prior governmental approval, shares of Class B Common Stock are convertible into shares of Class A Common Stock on a one-for-one basis at the option of the holder. Following the Stock Offerings, existing stockholders of the Company, including the officers and directors of the Company, will continue
to own approximately   % of the Common Stock (representing    % of the voting
stock) and will have the ability to control the Company. See "Description of Capital Stock."

    Concurrently with the Stock Offerings, the Company is offering $
million of    % Series A Cumulative Exchangeable Redeemable Preferred Stock Due
2009 (the "Series A Preferred Stock") (the "Preferred Stock Offering"), $ million of which are being offered directly by the Company, and not through the Underwriters, to The Northwestern Mutual Life Insurance Company the sole owner of the NML Preferred Stock (as defined herein) which had an accreted value as of February 14, 1998 of $33,023,562, at a purchase price equal to the price to
public and $[       ] million of % Senior Subordinated Notes Due 2008 (the
"Notes")(the "Debt Offering" and, together with the Stock Offerings and the Preferred Stock Offering, the "Offerings"). Consummation of each Offering is contingent upon consummation of each of the other Offerings. A portion of the proceeds of the Offerings will be used to repay the Credit Facility (as defined herein) for which affiliates of Lehman Brothers, Inc. act as arranger and lender.

    Prior to the Stock Offerings, there has been no public market for the Class A Common Stock of the Company. It is anticipated that the initial public
offering price will be between $         and $         per share. See
"Underwriting" for a discussion of the factors considered in determining the initial public offering price.

    The Class A Common Stock of the Company is expected to be approved for inclusion in the Nasdaq National Market under the symbol "CMLS". There can be no assurance that an active public market for the Class A Common Stock will develop or be maintained after consummation of the Stock Offerings.
                            ------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE CLASS A COMMON STOCK.
                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMIS-
       SION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                           UNDERWRITING
                                                    PRICE TO                 DISCOUNTS               PROCEEDS TO
                                                     PUBLIC             AND COMMISSIONS(1)           COMPANY(2)
Per Share..................................             $                        $                        $
Total(3)...................................             $                        $                        $

(1) The Company has agreed to indemnify the International Managers and the U.S. Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses of the Stock Offerings payable by the Company
    estimated to be $         .
(3) The Company has granted the International Managers a 30-day option to
    purchase up to an additional       shares of Class A Common Stock on the
    same terms and conditions as set forth above solely to cover over-allotments, if any. The U.S. Underwriters have been granted a similar
    option to purchase up to       additional shares solely to cover
    over-allotments, if any. If both options are exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to the
    Company, will be $         , $         and $         , respectively. See
    "Underwriting."
                            ------------------------

    The shares of Class A Common Stock offered by this Prospectus are offered by the International Managers subject to prior sale, to withdrawal, cancellation, or modification of the offer without notice, to delivery to and acceptance by the International Managers and to certain further conditions. It is expected that delivery of the shares will be made at the offices of Lehman Brothers Inc.,
New York, New York, on or about       , 1998.
                            ------------------------

LEHMAN BROTHERS
               BEAR, STEARNS INTERNATIONAL LIMITED
                              BT Alex. Brown International
                                             CREDIT LYONNAIS SECURITIES

           [ALTERNATE PAGE FOR INTERNATIONAL COMMON STOCK PROSPECTUS]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF CLASS A COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SHARES OF CLASS A COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                             ---------------------

                               TABLE OF CONTENTS

                                                      PAGE
                                                    ---------
Prospectus Summary................................          5
Risk Factors......................................         16
Use of Proceeds...................................         23
Dividend Policy...................................         23
Capitalization....................................         24
Dilution..........................................         25
Unaudited Pro Forma Combined Financial
  Statements......................................         26
Selected Historical Financial Data................         34
Management's Discussion and Analysis of Financial
  Condition and Results of Operations.............         35
Business..........................................         42
Pending Acquisitions..............................         63
Management........................................         64
Certain Relationships and Related Transactions....         72
Principal and Selling Stockholders................         73
Description of Capital Stock......................         74
Description of Credit Facility and Notes..........         78
Shares Eligible for Future Sale...................         80
Underwriting......................................         81
Certain United States Tax Consequences to
  Non-United States Holders of Class A Common
  Stock...........................................         85
Legal Matters.....................................         89
Experts...........................................         89
Additional Information............................         89
Index to Financial Statements.....................        F-1

                             ---------------------
    UNTIL       , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                         SHARES

                                     [LOGO]

                               CUMULUS MEDIA INC.
                              CLASS A COMMON STOCK

                              -------------------

                                   PROSPECTUS

                                        , 1998

                              -------------------

                                LEHMAN BROTHERS
                                 BEAR, STEARNS
                             INTERNATIONAL LIMITED
                                 BT Alex. Brown
                                 International

                           CREDIT LYONNAIS SECURITIES

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH JURISDICTION.

                  SUBJECT TO COMPLETION, DATED MARCH 30, 1998

PRELIMINARY PROSPECTUS

[LOGO]
                                  $
                               CUMULUS MEDIA INC.

                       % SENIOR SUBORDINATED NOTES DUE 2008

    The    % Senior Subordinated Notes due 2008 (the "Notes") are being offered hereby (the "Debt Offering") by Cumulus Media Inc. (the "Company"). Interest on
the Notes is payable semi-annually in arrears on       and       of each year,
commencing       , 1998. The Notes will mature on       , 2008. The Notes will
be redeemable at the option of the Company, in whole or in part, at any time on
or after       , 2003 at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, on or
before       , 2001, the Company may redeem up to 35% of the original aggregate
principal amount of the Notes at a redemption price of    % of the principal
amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, with the net proceeds of one or more Equity Offerings, (as defined herein), PROVIDED, HOWEVER, that at least 65% of the original aggregate principal amount of Notes remains outstanding following such redemption. The Notes will not be subject to any sinking fund requirement. Upon the occurrence of a Change of Control (as defined herein), the Company is required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that the Company will have the financial resources necessary to repurchase the Notes upon a change of control. See "Description of Notes."

    The Notes will be general unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Debt (as defined herein) of the Company, including all borrowings of the Company under the Credit Facility (as defined herein). On a pro forma basis after giving effect to the Transactions (as defined herein) as if they had occurred on December 31, 1997,
the Company would have had outstanding approximately $          million of
Senior Debt that would effectively rank senior to the Notes. See "Description of Notes -- Subordination." The Indenture (as defined herein) pursuant to which the Notes will be issued permits the Company and its subsidiaries to incur additional Indebtedness (as defined herein), including Senior Debt, subject to certain limitations. See "Capitalization" and "Description of Notes."

    Concurrently with the Debt Offering, the Company is offering $
million of     % Series A Cumulative Exchangeable Redeemable Preferred Stock Due
2009, (the "Series A Preferred Stock" )$    million of which are being offered
directly by the Company, and not through the Underwriters, to The Northwestern Mutual Life Insurance Company, the sole owner of the NML Preferred Stock (as defined herein) which had an accreted value as of February 14, 1998 of $33,023,562, at a purchase price equal to the price to public (the "Preferred
Stock Offering") and       shares of the Company's Class A Common Stock (the
"Stock Offering" and, together with the Debt Offering and the Preferred Stock Offering, the "Offerings"). Consummation of each Offering is contingent upon consummation of each of the other Offerings. A portion of the proceeds of the Offerings will be used to repay the Credit Facility for which affiliates of Lehman Brothers Inc. act as arranger and lender.

    SEE "RISK FACTORS" ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS IN EVALUATING AN INVESTMENT IN THE NOTES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
        PROSPECTUS. ANY REPRESENTATIONS TO THE CONTRARY IS A
                                             CRIMINAL OFFENSE.

                                                                         UNDERWRITING      PROCEEDS TO
                                                         PRICE TO       DISCOUNTS AND          THE
                                                        PUBLIC(1)       COMMISSIONS(2)    COMPANY(1)(3)
Per Note...........................................         %                 %                 %
Total..............................................         $                 $                 $

(1) PLUS ACCRUED INTEREST, IF ANY, FROM THE DATE OF ISSUANCE.

(2) SEE "UNDERWRITING" FOR INDEMNIFICATION ARRANGEMENTS WITH THE UNDERWRITERS.

(3) BEFORE DEDUCTING EXPENSES OF THE DEBT OFFERING, PAYABLE BY THE COMPANY,
    ESTIMATED AT $          .
                           --------------------------

    THE NOTES ARE OFFERED BY BEAR, STEARNS & CO. INC. AND LEHMAN BROTHERS INC., AS UNDERWRITERS (THE "UNDERWRITERS"), SUBJECT TO PRIOR SALE, WHEN, AS AND IF DELIVERED TO AND ACCEPTED BY THE UNDERWRITERS, AND SUBJECT TO CERTAIN OTHER CONDITIONS. THE UNDERWRITERS RESERVE THE RIGHT TO WITHDRAW, CANCEL OR MODIFY THE OFFER AND TO REJECT ORDERS IN WHOLE OR IN PART. IT IS EXPECTED THAT THE NOTES
WILL BE AVAILABLE FOR DELIVERY IN NEW YORK, NEW YORK, ON OR ABOUT       , 1998
IN BOOK-ENTRY FORM THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY.

BEAR, STEARNS & CO. INC.                                         LEHMAN BROTHERS

             THE DATE OF THIS PROSPECTUS IS                , 1998.

    CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVER-ALLOTMENTS, STABILIZING BIDS AND SHORT COVERING TRANSACTIONS AND THE IMPLEMENTATION OF PENALTY BIDS. SEE "UNDERWRITING."

                               THE DEBT OFFERING

ISSUER............................  Cumulus Media Inc.

SECURITIES OFFERED................  $  million in aggregate principal amount of    % Senior
                                    Subordinated Notes due 2008.

MATURITY..........................  , 2008.

INTEREST..........................  The Notes will bear interest at the rate of    % per
                                    annum, payable semi-annually in arrears on       and
                                          , commencing       , 1998.

OPTIONAL REDEMPTION...............  The Notes will be redeemable at the option of the
                                    Company, in whole or in part, at any time on or after
                                          , 2003, at the redemption prices set forth herein,
                                    plus accrued and unpaid interest, if any, to the date of
                                    redemption. In addition, on or before       , 2001, the
                                    Company may redeem up to 35% of the original aggregate
                                    principal amount of the Notes at a redemption price of
                                       % of the principal amount thereof, plus accrued and
                                    unpaid interest, if any, to the date of redemption, with
                                    the net proceeds of one or more Equity Offerings;
                                    PROVIDED, HOWEVER, that at least 65% of the original
                                    aggregate principal amount of the Notes remains
                                    outstanding following such redemption. See "Description
                                    of Notes -- Optional Redemption."

CHANGE OF CONTROL OFFER...........  Upon the occurrence of a Change of Control, the Company will be required to make an offer to repurchase the
                                    Notes at a price equal to 101% of the principal amount
                                    thereof, plus accrued and unpaid interest, if any, to
                                    the date of repurchase. See "Description of Notes --
                                    Repurchase at the Option of Holders -- CHANGE OF
                                    CONTROL."

RANKING...........................  The Notes will be general unsecured obligations of the
                                    Company, subordinated in right of payment to all
                                    existing and future Senior Debt of the Company,
                                    including all obligations of the Company under the
                                    Credit Facility. On a pro forma basis, after giving
                                    effect to the Transactions as if they had occurred on
                                    December 31, 1997, the Company would have had
                                    outstanding $  million of Senior Debt. The Notes will be
                                    effectively subordinated to all Indebtedness of the
                                    Company's subsidiaries ($  million, on a pro forma basis
                                    at December 31, 1997). See "Description of Notes --
                                    Subordination."

CERTAIN COVENANTS.................  The Indenture pursuant to which the Notes will be issued
                                    (the "Indenture") will contain certain covenants that,
                                    among other things, limit the ability of the Company and
                                    its Restricted Subsidiaries to incur additional
                                    Indebtedness, pay dividends or make other distributions,
                                    repurchase any capital stock or subordinated
                                    Indebtedness, make certain investments, create certain
                                    liens, enter into certain transactions with affiliates,
                                    sell assets or enter into certain mergers and
                                    consolidations. In addition, the Indenture will contain
                                    a covenant limiting the lines

                                    of business of certain Unrestricted Subsidiaries. See
                                    "Description of Notes -- Certain Covenants."

SECURITY..........................  None.

USE OF PROCEEDS...................  Approximately $         million of the net proceeds of
                                    the Offerings will be used to finance the Pending
                                    Acquisitions. The balance of the net proceeds of the
                                    Offerings will be used to repay the principal amount of
                                    Indebtedness currently outstanding under the Credit
                                    Facility for which affiliates of Lehman Brothers Inc.
                                    act as arranger and lender. See "Use of Proceeds" and
                                    "Description of Credit Facility."

CONCURRENT OFFERINGS..............  Concurrently with the Debt Offering, the Company is
                                    offering       shares of its Class A Common Stock and
                                       shares of its    % Series A Cumulative Exchangeable
                                    Redeemable Preferred Stock due 2009 (with a liquidation
                                    preference of $1,000 per share). Each Offering is
                                    conditioned upon consummation of each of the other
                                    Offerings. See "Risk Factors -- Significant Capital
                                    Requirements; Concurrent Offerings" and "Use of
                                    Proceeds."

------------------------

                                  RISK FACTORS

    An investment in the Notes offered hereby involves a high degree of risk. Prospective purchasers of the Notes offered hereby should carefully consider the factors set forth in "Risk Factors", as well as the other information set forth in this Prospectus, before making an investment in the Notes.

                                  RISK FACTORS

    AN INVESTMENT IN THE NOTES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT IN THE NOTES OFFERED HEREBY.

RISKS OF ACQUISITION STRATEGY

    The Company intends to pursue growth through internal expansion and the acquisition of radio broadcasting companies, radio station groups and individual radio stations in mid-size and smaller markets. The Company cannot predict whether it will be successful in pursuing such acquisition opportunities or what the consequences of any such acquisitions would be. The Company is currently evaluating certain acquisitions; however, other than as described in "Pending Acquisitions," the Company currently has no binding commitments to acquire any specific business or other material assets. Consummation of the Pending Acquisitions and any subsequent acquisitions is subject to various conditions, including FCC and other regulatory approvals including, in some cases, expiration or termination of applicable waiting periods and possible review by the U.S. Department of Justice ("DOJ") and the Federal Trade Commission ("FTC") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). There can be no assurance that any of these conditions will be satisfied. Consummation of the Pending Acquisitions and any subsequent acquisitions will also be subject to FCC limits on the number of stations a broadcaster may own in a given local market and other FCC rules or policies such as the cross-interest policy, which may limit the Company's ability to acquire stations in certain markets where one or more of the Company's shareholders has other media interests. In addition, in two markets in which there are Pending Acquisitions (Augusta, GA and Dubuque, IA), petitions or informal objections have been filed against the Company's FCC assignment applications and a third objection is expected to be filed. All such petitions and objections must be resolved before FCC approval can be obtained and the Pending Acquisitions can be consummated.

    The consummation of the Offerings is not conditioned on the consummation of any of the Pending Acquisitions. No assurances can be given that such transactions will be consummated or that, if completed, they will be successful. The Company's acquisition strategy involves numerous risks, including difficulties in identifying targets and negotiating definitive purchase agreements on satisfactory terms, the integration of operations and systems and the management of a large and geographically diverse group of stations, the diversion of management's attention from other business concerns and the potential loss of key employees at acquired stations. See "Business -- Integration of Acquired Businesses." There can be no assurance that the Company's management will be able to manage effectively the resulting business or that such acquisitions will benefit the Company. In addition, there can be no assurance that the Company will be able to acquire properties at valuations as favorable as previous acquisitions. Depending upon the nature, size and timing of future acquisitions, the Company may be required to raise financing in addition to the financing necessary to consummate the Pending Acquisitions. There can be no assurance that the Credit Facility, the Indenture, the Certificate of Designation (as defined herein) or the Exchange Debenture Indenture (as defined herein) or any other agreements to which the Company may become a party will permit such additional financing or that such additional financing will be available to the Company or, if available, that such financing would be on terms acceptable to its management. See "Management's Discussion and Analysis of Financial Condition and Results of Operations --Liquidity and Capital Resources."

LIMITED OPERATING HISTORY; NET LOSS; MANAGEMENT OF RAPID GROWTH

    The Company began operations in May 1997 and, consequently, has a limited operating history and limited historical financial information upon which investors may base their evaluation of the Company's performance. The Company has grown very rapidly, through acquisitions, which will place significant demands on its administrative, operational and financial resources. Although the Company has been successful to date in completing the integration of many new properties, future performance and profitability, if any, will depend in part on the Company's continued ability to integrate successfully the operations and systems of acquired radio stations and radio groups, to hire additional personnel, and to implement necessary enhancements to its management systems to respond to changes in its business. The inability of the Company to do any of the foregoing could have a material adverse effect on the Company. See "Business." The Company had a net loss attributable to common stockholders of approximately $3.9 million for the period from inception on May 22, 1997 to December 31, 1997, and additional losses can be expected to continue while the Company pursues its strategy of acquiring and developing radio stations. Pro forma for the Transactions, net loss attributable to common stockholders was approximately $27.7 million for the year ended December 31, 1997. There can be no assurance that the Company will be profitable in the future.

SIGNIFICANT CAPITAL REQUIREMENTS; CONCURRENT OFFERINGS

    If consummated, the Pending Acquisitions and other acquisitions for which the Company has entered into letters of intent will require substantial capital. The Company estimates that it will have significant capital requirements for the remainder of 1998, including approximately $260.5 million for the consummation of the Pending Acquisitions. The Company expects that the net proceeds from the Offerings, together with internally generated cash flows and borrowings under the Credit Facility, will provide sufficient funds for the Company to complete the Pending Acquisitions. The amount of the Company's future capital requirements will depend upon many factors, however, including the volume of future acquisitions, as well as regulatory, technological and competitive developments in the radio broadcasting industry, and may differ materially from the Company's current estimates.

    The Company is currently offering the Notes, the Series A Preferred Stock and Class A Common Stock pursuant to the Offerings. Consummation of each Offering is contingent upon consummation of each of the other Offerings and there can be no assurance that the Offerings will be consummated and, if so, on what terms.

SUBSTANTIAL LEVERAGE

    After giving effect to the Transactions, the Company will have consolidated Indebtedness that is substantial in relation to its cash flow and stockholders' equity. As of December 31, 1997, on a pro forma basis after giving effect to the Transactions, the Company would have had outstanding, on a consolidated basis, long-term Indebtedness (including current portion) of approximately $157.7 million, preferred stock subject to mandatory redemption of approximately $132.7 million and stockholders' equity of approximately $149.7 million. See "Capitalization." The Credit Facility, the Indenture, the Certificate of Designation and the Exchange Debenture Indenture, limit the incurrence of additional indebtedness by the Company and its subsidiaries, in each case subject to certain significant exceptions.

    The level of the Company's Indebtedness could have several important consequences to the holders of the Notes, including, but not limited to, the following: (i) a substantial portion of the Company's cash flow from operations will be dedicated to debt service and will not be available for other purposes;
(ii) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate or other purposes may be impaired in the future; (iii) certain of the Company's borrowings will be at variable rates of interest (including any borrowings under the Credit Facility), which will expose the Company to the risk of increased interest rates; (iv) the Company's leveraged position and the covenants contained in the Credit Facility, the Indenture, the Certificate of Designation and the Exchange Debenture Indenture could limit the Company's ability to compete, expand and make capital improvements; (v) the Company's level of Indebtedness could make it more vulnerable to economic downturns, limit its ability to withstand competitive pressures and reduce its flexibility in responding to changing business and economic conditions; and (vi) certain restrictive covenants contained in the Credit

Facility, the Indenture, the Certificate of Designation and the Exchange Debenture Indenture limit the ability of Cumulus to pay dividends and make other distributions to its stockholders.

ABILITY TO SERVICE DEBT OBLIGATIONS

    The Company's ability to satisfy its debt service obligations, including the Notes, will depend upon its future financial and operating performance, which, in turn, is subject to prevailing economic conditions and financial, business and other factors, certain of which are beyond its control. If the Company's cash flow and capital resources are insufficient to fund its debt service obligations, the Company may be forced to reduce or delay planned acquisitions, expansion and capital expenditures, sell assets, obtain additional equity capital or restructure its debt. There can be no assurance that the Company's operating results, cash flow and capital resources will be sufficient for payment of its debt service and other obligations in the future. In the absence of such operating results and resources, the Company could face substantial liquidity problems and might be required to sell material assets or operations to meet its debt service and other obligations, and there can be no assurance as to the timing of such sales or the proceeds that the Company could realize therefrom or that such sales could be effected on terms satisfactory to the Company or at all. As a result of the net loss attributable to common stockholders, earnings were insufficient to cover fixed charges and preferred stock dividend requirements by $3,785 for the period from inception on May 22, 1997 to December 31, 1997. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources."

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS AND PREFERRED STOCK

    The Credit Facility, the Indenture, the Certificate of Designation and the Exchange Debenture Indenture contain certain covenants that restrict, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends or make certain other restricted payments, enter into certain transactions with affiliates, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. In addition, the Credit Facility, the Indenture and the Exchange Debenture Indenture also restrict the ability of the Company to incur liens or to consummate certain asset sales. The Credit Facility also requires the Company to maintain specified financial ratios and to satisfy certain financial condition tests. The Company's ability to meet those financial ratios and financial condition tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. A breach of any of these covenants could result in a default under the Credit Facility, the Indenture, the Certificate of Designation and/or the Exchange Debenture Indenture. Upon the occurrence of an event of default under the Credit Facility, the lenders thereunder could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. If Cumulus were unable to repay those amounts, the lenders under the Credit Facility could proceed against the collateral granted to them to secure that indebtedness. If the Indebtedness under the Credit Facility were to be accelerated, there can be no assurance that the assets of Cumulus would be sufficient to repay in full such Indebtedness and the other Indebtedness of the Company, including the Notes. The ability of the Company to comply with the restrictions and covenants in the Credit Facility, the Indenture, the Certificate of Designation and the Exchange Debenture Indenture will be dependent upon the Company's future performance and various other factors, including factors beyond its control. If the Company fails to comply with the restrictions and covenants in the Credit Facility, the Indenture, the Certificate of Designation or the Exchange Debenture Indenture, the Company's obligation to repay the Notes, the Exchange Debentures and its Indebtedness under the Credit Facility may be accelerated.

RANKING OF THE NOTES; ASSET ENCUMBRANCES; STRUCTURAL SUBORDINATION

    The Notes will be unsecured senior subordinated obligations of the Company and, as such, will be subordinated in right of payment to all future Senior Debt of the Company, including Indebtedness under the Credit Facility. The Notes will rank PARI PASSU in right of payment with all other senior subordinated indebtedness, if any, of the Company. As of December 31, 1997, on a pro forma basis after giving effect to the Transactions, the
Company would have had approximately $         million in aggregate principal
amount of Indebtedness (as defined herein) outstanding which would have ranked
senior in right of payment to the Notes ($      of which would have been
secured) and $         Indebtedness outstanding which would have ranked PARI
PASSU in right of payment with the Notes. In addition, on such a pro forma basis, at December 31, 1997, the Company would have had available an additional
$         million under the Credit Facility and, provided certain tests were met, would have been able to borrow additional Senior Debt.

    By reason of such subordination, in the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of the Company or upon a default in payment with respect to, or the acceleration of, any Senior Debt, the holders of such Senior Debt and any other creditors who are holders of Senior Debt and creditors of subsidiaries must be paid in full before the holders of the Notes may be paid. If the Company incurs additional PARI PASSU debt, the holders of such debt would be entitled to share ratably with the holders of the Notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of the Company. This will have the effect of reducing the amount of proceeds paid to holders of the Notes. In addition, no payments may be made with respect to the principal of or interest on the Notes if a payment default exists with respect to Designated Senior Debt (as defined herein) and, under certain circumstances, no payments may be made with respect to the principal of or interest on the Notes for certain periods of time if a non-payment default exists with respect to Designated Senior Debt. See "Description of the Notes -- Subordination."

    The Company conducts its business through its subsidiaries and has no operations of its own. Consequently, the Company will be dependent on the cash flow of such subsidiaries and distributions thereof from such subsidiaries to the Company in order to meet its debt service obligations. As a result of the structure of the Company, the holders of the Notes will be structurally subordinated to all creditors of those subsidiaries of the Company. The Company's rights, and the rights of its creditors, to participate in the distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization will be subject to the prior claims of such subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subject to the claims of any secured creditor of such subsidiary of any holder of indebtedness of such subsidiary senior to that held by the Company. As of December 31, 1997, on a pro forma basis after giving effect to the
Transactions, there would have been $         Indebtedness of the Company's
subsidiaries outstanding.

    The Company's obligations under the Credit Facility are secured by security interests in substantially all of the current and future assets of the Company and its domestic subsidiaries (including, to the extent permitted by applicable law, FCC licenses held by such subsidiaries). In the event of a default on secured Indebtedness (whether as a result of the failure to comply with a payment or other covenant, a cross-default, or otherwise), the parties granted such security interests will have a prior secured claim on the assets securing such indebtedness. Moreover, if such parties should attempt to foreclose on their collateral, it is possible that there may not be sufficient assets remaining after satisfaction in full of all such Indebtedness to satisfy in full or in part the claims of the holders of the Notes and the Company's financial condition and the value of the Notes could be materially adversely affected. See "Description of Credit Facility and Notes."

PURCHASE OF NOTES UPON CHANGE OF CONTROL

    Upon a Change of Control (as defined herein), the Company may be required to offer to purchase all of the outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase. The source of funds for any such purchase would be the Company's available cash or cash generated from other sources. However, there can be no assurance that sufficient funds would be available at the time of any Change of Control to make any required purchases of Notes tendered or, if applicable, that restrictions in the Credit Facility would permit the Company to make such required purchases. The Credit Facility will require that the Company repay all amounts outstanding under the Credit Facility prior to making any payments on the Notes upon a Change of Control. The Indenture may not afford holders of Notes the right to require the Company to repurchase the Notes in the event of certain transactions, such as a highly leveraged transaction, that may adversely affect holders of Notes if such transaction is not a transaction defined as a Change of Control. Certain events involving a Change of Control may result in an event of default under the Credit Facility or other Indebtedness of the Company that may be incurred in the future. The Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture and the Credit Facility, which could have adverse consequences for the Company and the holders of the Notes. The definition of "Change of Control" in the Indenture includes a sale, lease, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole to a person or group of persons. There is little case law interpreting the phrase "all or substantially all" in the context of an indenture. Because there is no precise established definition of this phrase, the ability of a holder of the Notes to require the Company to repurchase such Notes as a result of a sale, lease, conveyance or transfer of all or substantially all of the Company's assets to a person or group of persons may be uncertain. See "Description of the Notes -- Repurchase at the Option of Holders."

FRAUDULENT CONVEYANCE RISKS

    Various fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court to subordinate or avoid the obligation of, or liens securing, the Notes in favor of other existing or future creditors of the Company.

    Under applicable provisions of Federal bankruptcy law or comparable provisions of state fraudulent transfer laws and state corporation law statutes, if, among other things, the Company, at the time it incurred the Indebtedness evidenced by the Notes, (i)(a) was or is insolvent or rendered insolvent by reason of such occurrence or (b) was or is engaged or about to become engaged in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital or (c) intended or intends to incur, or believed or believes that it would incur, debts beyond its ability to pay such debts as they mature or (d) was a defendant in an action for money damages or had a judgment for money damages docketed against it (if, in either case, after final judgment, the judgment is unsatisfied), and (ii) the Company received or receives less than reasonably equivalent value or fair consideration for the incurrence of the Indebtedness evidenced by the Notes, any pledge or other security interest securing such Indebtedness could be voided, or claims in respect of the Notes or the other security interest securing such Indebtedness could be voided, or claims in respect of the Notes could be subordinated to all other debts of the Company. The voiding or subordination of any of such pledges or other security interests or of any of such Indebtedness could result in acceleration thereof. In addition, the payment of interest and principal by the Company pursuant to the Notes could be voided and required to be returned to the person making such payment, or to a fund for the benefit of the creditors of the Company.

    The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, the Company would be considered insolvent if (i) the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or (ii) it could not pay its debts as they become due.

    On the basis of the pro forma financial information included in this Prospectus and other factors, the Company believes that after giving effect to the Indebtedness being incurred in connection with the Notes, the Company will be solvent and will continue to be solvent after issuing the Notes, will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations.

ABSENCE OF PUBLIC MARKET FOR THE NOTES

    The Notes will be new securities for which there currently is no established trading market. The Company does not intend to apply for listing of the Notes on any national securities exchange or for quotation of the Notes on any automated dealer quotation system. Although the Underwriters have informed the Company that they currently intend to make a market in the Notes, the Underwriters are not obligated to do so, and any such market making may be discontinued at any time without notice. The liquidity of any market for the Notes will depend upon the number of holders of the Notes, the interest of securities dealers in making a market in the Notes and other factors. Accordingly, there can be no assurance as to the development or liquidity of any market for the Notes. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, the performance of the Company and certain other factors. The liquidity of, and trading markets for, the Notes may also be adversely affected by general declines in the market for non-investment grade debt. Such declines may adversely affect the liquidity of, and trading markets for, the Notes, independent of the financial performance of or prospects for the Company.

    Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes. There can be no assurance that the market, if any, for the Notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on the holders of the Notes.

BUSINESS RISKS

    Future operations of the Company are subject to many variables which could have a material adverse effect upon the Company's financial performance. These variables include economic conditions, both generally and relative to the radio broadcasting industry; shifts in population and other demographics; shifts in audience tastes; the level of competition for advertising dollars with other radio stations, television stations and other entertainment and communications media; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; and changes in laws and governmental regulations and policies and actions of federal regulatory bodies, including the DOJ, the FTC and the FCC. Although the Company believes that substantially all of its radio stations, now owned or to be acquired upon completion of the Pending Acquisitions, are positioned to compete effectively in their respective markets, there can be no assurance that any such station will be able to maintain or increase its current audience ratings and advertising revenues. See "Business --Competition." Radio broadcasting is also subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems and the introduction of digital audio broadcasting ("DAB"). DAB may deliver by satellite to nationwide and regional audiences multi-channel, multi-format digital radio services with sound quality equivalent to compact discs and may sell advertising. The Company cannot predict the effect, if any, that any such new technologies may have on the radio broadcasting industry or the Company. See "Business -- Competition."

COMPETITION

    Radio broadcasting is a highly competitive business. The Company's radio stations, now owned or to be acquired upon completion of the Pending Acquisitions, compete for audiences and advertising revenues within their respective markets directly with other radio stations, as well as with other media, such as newspapers, magazines, cable and broadcast television, outdoor advertising and direct mail. In addition, certain of the Company's stations compete, and in the future other of the Company's stations may compete, with groups of two or more stations operated by a single operator. Audience ratings and market shares are subject to change and any adverse change in a particular market could have a material adverse effect on the revenue of stations located in that market. While the Company already competes with other stations with comparable programming formats in many of its markets, if another radio station in the market were to convert its programming format to a format similar to one of the Company's stations, or launch aggressive promotional campaigns, or if a new station were to adopt a competitive format, or if an existing competitor were to strengthen its operations, the Company's stations could suffer a reduction in ratings and/or advertising revenue and could require increased promotional and other expenses, and consequently would have a lower Broadcast Cash Flow. The Telecommunications Act of 1996 (the "Telecom Act") facilitates the consolidation of ownership of other radio broadcasting stations in the markets in which the Company operates or may operate in the future. Some of such competing in-market consolidated owners may be larger and have substantially more financial and other resources than the Company. In addition, increased consolidation in mid-size and smaller markets may result in greater competition for acquisition properties and a corresponding increase in purchase prices for such properties paid by the Company. See "Business--Competition."

GOVERNMENTAL REGULATION OF BROADCASTING INDUSTRY

    The broadcasting industry is subject to extensive and changing federal regulation that, among other things, requires approval by the FCC for the issuance, renewal, modification, transfer of control, or assignment of broadcasting station operating licenses, limits the number of broadcasting properties that the Company may acquire in any market, and regulates certain operating practices of radio stations. Additionally, the Communications Act of 1934, as amended (the "Communications Act") and FCC rules impose limitations on alien ownership and voting of the capital stock of the Company. The Telecom Act creates significant new opportunities for broadcasting companies but also creates uncertainties as to how the FCC and the courts will enforce and interpret the Telecom Act.

    The number of radio stations the Company may acquire or operate pursuant to an LMA in any market, overall and in each service (i.e., AM or FM), is limited by the Telecom Act and FCC rules and may vary depending upon whether the interests in other radio stations or certain other media properties of certain individuals or entities affiliated with the Company are attributable to those individuals or entities under FCC rules. The FCC generally applies its ownership limits to "attributable" interests held by an individual, corporation, partnership or other association. The interests of the Company's officers, directors and 5% or greater voting stockholders are generally attributable to the Company. Certain of the Company's officers and directors, and at least one stockholder of the Company, have attributable broadcast interests outside of their involvement with the Company, which will limit the number of radio stations that the Company may acquire or own in any market in which such officers or directors (or stockholders) hold or acquire such outside attributable broadcast interests. Moreover, under the FCC's cross-interest policy, the FCC, in certain instances, may prohibit one party from acquiring an attributable interest in one media outlet and a substantial non-attributable interest in another media outlet in the same market, thereby prohibiting a particular acquisition by the Company. The markets in which the Company may be subject to restrictions on ownership include Atlanta, GA, Nashville, TN and Rochester, MN.

    The consummation of radio broadcasting acquisitions requires prior approval of the FCC with respect to the transfer of control or assignment of the broadcast licenses of the acquired stations. Certain of the Pending Acquisitions have not yet received FCC approval. Two Pending Acquisitions are being challenged before the FCC by a competitor, and another is expected to be challenged. There can be no assurance that the FCC will approve future acquisitions by the Company (including the Pending Acquisitions). The consummation of certain of the Pending Acquisitions is also subject to applicable waiting periods and possible review by the DOJ or the FTC under the HSR Act and acquisitions that are not required to be reported under the HSR Act may still be investigated by the FTC or the DOJ under the antitrust laws before or after consummation. The DOJ has been active in reviewing radio broadcasting acquisitions and has challenged a number of such transactions, some of which have resulted in consent decrees requiring divestitures of certain stations, terminations of LMAs and other relief. In general, the DOJ has more closely scrutinized radio mergers and acquisitions that result in local market shares in excess of 35% of radio advertising revenues, depending on format, signal strength and other factors, although there is no hard-and-fast numerical rule and certain transactions resulting in more than 35% market share have not been challenged. The DOJ can be expected to continue to enforce the antitrust laws in this manner, and there can be no assurance that one or more of the Pending Acquisitions will not be the subject of an investigation or enforcement action by the DOJ or the FTC. If the DOJ or the FTC investigates or challenges one or more of the Pending Acquisitions or any subsequent acquisitions, the Company may need to restructure such transactions or divest other existing stations in a particular market. However, the Company believes that its operating practices and sales and demand-driven pricing policies serve to expand advertising volume and increase competition in a market while providing more choice to advertisers and to listeners.

    The Company's business will be dependent upon maintaining its broadcasting licenses issued by the FCC, which are ordinarily issued for a maximum term of eight years. Although it is rare for the FCC to deny a license renewal application, there can be no assurance that the future renewal applications of the Company will be approved or that such renewals will not include conditions or qualifications that could adversely affect the Company. Moreover, governmental regulations and policies may change over time and there can be no assurance that such changes would not have a material adverse impact upon the Company. See "Business --Federal Regulation of Radio Broadcasting."

REGULATORY APPROVAL

    The Company believes that the consummation of the Reorganization and the Offerings will require the prior consent of the FCC. The process of obtaining such consent will involve the application therefore being placed on public notice, and the public may file objections to such application. In addition, the FCC itself may decline to grant the application based upon its own review. There can be no assurance that such consent ultimately will be granted. While the Company believes that it might be able to obtain the required FCC consent on a so-called "short-form" application, there is no assurance that the FCC will not require a "long-form" application. A "long-form" application, if required, will involve a longer processing period, will be subject to formal petitions to deny by other parties, and will involve a more detailed review by the FCC, all of which would increase the risk that FCC consent would be delayed or denied.

POTENTIAL CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES

    Mr. Weening and Mr. Dickey each have direct interests in entities that have entered into service agreements with the Company. These interests may give rise to certain conflicts of interest with respect to transactions between these entities and the Company.

    QUAESTUS, an entity controlled by Mr. Weening, and Stratford Research, an entity controlled by Mr. Dickey, have acted as the Company's financial and strategic advisor and market research and programming advisor, respectively, since the Company's inception. New advisory agreements between each of QUAESTUS and Stratford Research and the Company will be entered into immediately prior to the consummation of the Offerings. See "Certain Relationships and Related Transactions."

EFFECTS OF ECONOMIC RECESSION

    The Company derives substantially all of its revenue from the sale of advertising time on its radio stations. The Company's broadcasting revenue could be adversely affected by a future national recession, although in the most recent national recession, in 1991, radio revenues in small radio markets ranked below 100 were impacted less severely on average than those in the larger markets. In addition, because a substantial portion of the Company's revenue is derived from local advertisers, the Company's ability to generate advertising revenue in specific markets could be adversely affected by local or regional economic downturns. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Advertising Sales."

YEAR 2000 RISK

    The Company has implemented a Year 2000 program to ensure that the Company's computer systems and applications will function properly beyond 1999. The Company believes that it has allocated adequate resources for this purpose and expects its Year 2000 date conversion program to be successfully completed on a timely basis. There can, however, be no assurance that this will be the case. The Company does not expect to incur significant expenditures to address this issue. The ability of third parties with whom the Company transacts business to adequately address their Year 2000 issues is outside of the Company's control. There can be no assurance that the failure of the Company or such third parties to adequately address their respective Year 2000 issues will not have a material adverse effect on the Company's business, financial condition, cash flows and results of operations.

RELIANCE ON KEY PERSONNEL

    The Company's business is managed by a small number of key management and operating personnel, the loss of certain of whom could have a material adverse effect on the Company. The Company believes that its future success will depend in large part on its ability to attract and retain highly skilled and qualified personnel and to expand, train and manage its employee base. The Company has entered into employment agreements with Messrs. Weening, Dickey, Bungeroth and Bonick which include provisions restricting the ability of Messrs. Weening, Dickey, Bungeroth and Bonick to compete against the Company in certain circumstances. The Company intends to arrange for "key-man" insurance on the lives of Messrs. Weening, Dickey and Bungeroth. See "Management -- Employment Agreements."

    The Company also employs several on-air personalities with large loyal audiences in their respective markets. The loss of one of these personalities could result in a short-term loss of audience share, but the Company does not believe that any such loss would have a material adverse effect on the Company's financial condition or results of operations, taken as a whole.

                            DESCRIPTION OF THE NOTES

GENERAL

    The Notes will be issued pursuant to an Indenture (the "Indenture") between
the Company and       , as trustee (the "Trustee"). Copies of the Indenture will be made available to prospective purchasers of the Notes upon request. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions."

    The Notes will be general unsecured obligations of the Company and will be
subordinated in right of payment to Senior Debt. As of       , 1998, on a pro
forma basis after giving effect to the Transactions, the Company would have had
Senior Debt of approximately $         million. The Indenture will permit the
incurrence of additional Senior Debt in the future.

    For purposes of this section, the term "Company" means Cumulus Media Inc. and not its Subsidiaries. As of the date of the Indenture, all of the Company's Subsidiaries will be Restricted Subsidiaries. Under certain circumstances, the Company will be able to designate current and future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture. See "--Certain Covenants."

SUBORDINATION

    The payment of principal of, premium, if any, and interest on the Notes and any other payment obligations of the Company in respect of the Notes (including any obligation to repurchase the Notes) will be subordinated in certain circumstances in right of payment, as set forth in the Indenture, to the prior payment in full in cash of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

    Upon any payment or distribution of property or securities to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, or in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not a claim for such interest would be allowed in a proceeding) before the Holders of the Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders of the Notes would be entitled shall be made to the holders of Senior Debt (except in each case that Holders of the Notes may receive securities that are subordinated at least to the same extent as the Notes are subordinated to Senior Debt (or securities issued in exchange for Senior Debt) and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance").

    The Company also may not make any payment (whether by redemption, purchase, retirement, defeasance or otherwise) upon or in respect of the Notes (except in such subordinated securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs,
(ii) any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms (together with clause (i), a "payment default") or (iii) any other default occurs and is continuing with respect to Designated Senior Debt that permits, or with the giving of notice or passage of time or both

(unless cured or waived) will permit, holders of the Designated Senior Debt as to which such default relates to accelerate its maturity ("non-payment default") and (solely with respect to this clause (iii)) the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Cash payments on the Notes shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived, the date on which the applicable Payment Blockage Notice is retracted by written notice to the Trustee or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated or a default of the type described in clause (vii) under the caption "Events of Default" has occurred and is continuing. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior Payment Blockage Notice. No nonpayment default in respect of Designated Senior Debt that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of no less than 181 days.

    The Indenture will further require that the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a liquidation or insolvency of the Company, Holders of the Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. On a pro forma basis, after giving effect to the Transactions, the principal amount
of Senior Debt outstanding at             , 1998 would have been approximately
$      million, which includes $      million of borrowings under the Credit
Facility. See "Description of Credit Facility." In addition, as of , 1998 on a
pro forma basis, the Company will have approximately $    million of undrawn
availability under the Credit Facility. Although the Indenture contains limitations on the amount of additional Indebtedness, including Senior Debt, that the Company and its Subsidiaries may incur, under certain circumstances the amount of such Indebtedness may be substantial and, in any case, such Indebtedness may be Senior Debt. See "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

PRINCIPAL, MATURITY AND INTEREST

    The Notes will be limited in aggregate principal amount to $100.0 million, all of which will be issued on the Issue Date. The Notes will mature on
      , 2008. Interest on the Notes will accrue at the rate of    % per annum
and will be payable semi-annually in arrears on       and       of each year,
commencing on       , 1998, to Holders of the Notes of record on the immediately
preceding       and       . Interest on the Notes will accrue from the most
recent date on which interest has been paid or, if no interest has been paid, from the date of original issuance.

    Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, in the event the Notes do not remain in book entry form, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the applicable register of Holders of the Notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be fully registered as to principal and interest in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

OPTIONAL REDEMPTION

    Except as otherwise described below, the Notes will not be redeemable at the
Company's option prior to       , 2003. Thereafter, the Notes will be subject to
redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the
twelve-month period beginning on       of the years indicated below:

YEAR                                                                                 PERCENTAGE
----------------------------------------------------------------------------------  -------------
2003..............................................................................             %
2004..............................................................................             %
2005..............................................................................             %
2006 and thereafter...............................................................          100%

    Prior to             , 2001, the Company may, at its option, on any one or
more occasions, redeem up to 35% of the original aggregate principal amount of
the Notes at a redemption price equal to       % of the principal amount
thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with all or a portion of the net proceeds of one or more Equity Offerings (as defined below); PROVIDED that at least 65% of the original aggregate principal amount of the Notes remains outstanding immediately after the occurrence of such redemption; and PROVIDED, FURTHER, that such redemption shall occur within 90 days of the date of the closing of any such Equity Offering.

    As used in the preceding paragraph, "Equity Offering" means any public or private sale of Common Stock of the Company pursuant to which the Company receives net proceeds of at least $25.0 million, other than issuances of Common Stock of the Company pursuant to employee benefit plans or as compensation to employees.

SELECTION AND NOTICE

    In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if such Notes are not so listed, on a pro rata basis, by lot or by such method as such Trustee shall deem fair and appropriate; PROVIDED that no Note of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new
Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on the Notes or portions of them called for redemption.

MANDATORY REDEMPTION

    Except as set forth below under "-- Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each Holder of the Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will (i) mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offer to repurchase the Notes pursuant to the procedures required by the Indenture and described in such notice on a date no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date") and (ii) (a) offer to repay in full all Obligations under the Credit Facility and to repay in full all Obligations of each lender who has accepted such offer or (b) obtain the requisite consent under agreements evidencing Senior Debt to permit the purchase of the Notes as described herein. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

    On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the relevant Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of such Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of the Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each tendering Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    Except as described above with respect to a Change of Control, the Indenture will not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

    The Company will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes (or portions thereof) validly tendered and not withdrawn under such Change of Control Offer.

    The Credit Facility will prohibit the Company from repurchasing any Notes pursuant to a Change of Control Offer prior to the repayment in full of the Senior Debt under the Credit Facility. Moreover, the occurrence of certain change of control events identified in the Credit Facility will constitute a default under the Credit Facility. Any future Credit Agreements or other agreements relating to the Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. If a Change of Control were to occur, the Company may not have sufficient available funds to pay the Change of Control Payment for all Notes that might be delivered by Holders of the Notes seeking to accept the Change of Control Offer after first satisfying its obligations under the Credit Facility or other agreements relating to Senior Debt. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Payment when due will constitute a Default under the Indenture and will otherwise give the Trustee and the Holders of the Notes the rights described under "--Events of Default and Remedies."

    The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of the Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

    ASSET SALES

    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee, which determination shall be conclusive evidence of compliance with this provision) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any non-cash consideration received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 30 days of closing such Asset Sale, shall be deemed to be cash for purposes of this provision (to the extent of the cash received).

    Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply such Net Proceeds, at its option, (a) to permanently reduce Senior Debt (and to correspondingly permanently reduce commitments with respect thereto in the case of revolving borrowings), or (b) to an investment in any one or more businesses, capital expenditures or acquisitions of other assets, in each case, used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt that is revolving debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied as provided in the first sentence of this paragraph will (after the expiration of the periods specified in this paragraph) be deemed to constitute "Excess Proceeds."

    When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of the Notes and, to the extent required by the terms thereof, to all holders or lenders of Pari Passu Indebtedness (an "Asset Sale Offer") to purchase the maximum principal amount of the Notes and any such Pari Passu Indebtedness to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Indebtedness, as applicable. To the extent that the aggregate principal amount of the Notes and Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of the Notes surrendered by Holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders thereof, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the trustee or other lender representative for the Pari Passu Indebtedness shall select the Pari Passu Indebtedness to be purchased on a pro rata basis, based on the aggregate principal amount thereof surrendered in such Asset Sale Offer. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

    The Credit Facility may prohibit the Company from purchasing any Notes from the Net Proceeds of Asset Sales. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale Offer occurs at a time when the Company is prohibited from purchasing the Notes, the Company could seek the consent of its lenders to the purchase or could attempt to refinance the Senior Debt that contains such prohibition. If the Company does not obtain such a consent or repay such Senior Debt, the Company may remain prohibited from purchasing the Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Facility and possibly a default under other agreements relating to Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of the Notes.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment to holders of the Company's Equity Interests in connection with any merger or consolidation involving the Company) to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent or other Affiliate of the Company that is not a Wholly Owned Restricted Subsidiary of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except at final maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

        (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

        (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

        (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3),(5),(6) and (7) of the next succeeding paragraph), is less than the sum of (i) (A) 100% of the aggregate Consolidated Cash Flow of the Company (or, in the event such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit) accrued for the period beginning on the first day of the Company's fiscal quarter commencing after the Issue Date and ending on the last day of the Company's most recent fiscal quarter for which financial information is available to the Company ending prior to the date of such proposed Restricted Payment, taken as one accounting period, less
    (B) 1.4 times Consolidated Interest Expense for the same period, PLUS (ii) 100% of the aggregate net cash proceeds and the fair market value of marketable securities (as determined in good faith by the Company) received by the Company from the issue or sale since the date of the Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company, other than Disqualified Stock or debt securities that have been converted into Disqualified Stock and other than the Common Stock issued in the Common Stock Offering), PLUS (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the net proceeds of such sale, liquidation or repayment and (B) the amount of such Restricted Investment, PLUS (iv) $5.0 million.

    The foregoing provisions will not prohibit (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (3) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of subordinated Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any of the Company's (or any of its Subsidiaries') employees pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture in connection with the termination of such person's employment for any reason (including by reason of death or disability); provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any twelve-month period; and PROVIDED FURTHER that no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (5) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; (6) (a) the issuance by the Company of shares of Series A Preferred Stock as dividends paid in kind on the Series A Preferred Stock and
(b) commencing       , 2003, the payment of cash dividends by the Company on the
Series A Preferred Stock or on any Preferred Stock issued in exchange for the Series A Preferred Stock, or any dividends on such Preferred Stock to the extent such dividends are made pursuant to the terms of the Certificate of Designation of such Preferred Stock, so long as the Company would be able to Incur, on a pro forma basis, an additional $1.00 of Indebtedness under "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock"; and (7) the exchange of Series A Preferred Stock for Exchange Debentures in accordance with the terms of the Certificate of Designation for such Series A Preferred Stock as in effect on the Issue Date; PROVIDED, HOWEVER, that the Company may only effect such exchange so long as the Company would be able to Incur, on a pro forma basis, an additional $1.00 of Indebtedness under " -- Incurrence of Indebtedness and Issuance of Preferred Stock."

    The amount of all Restricted Payments (other than cash) shall be the fair market value (as determined in good faith by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee, which determination shall be conclusive evidence of compliance with this provision) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than five days after the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

    DESIGNATION OF UNRESTRICTED SUBSIDIARIES

    The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under clause (c) of the first paragraph of the covenant "Restricted Payments." All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of the fair market value or the book value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Company's Leverage Ratio at the time of the incurrence of such Indebtedness, after giving pro-forma effect thereto and to the use of proceeds therefrom, is less than 7.0 to 1:

    Notwithstanding the foregoing, the Indenture will not prohibit any of the following (collectively, "Permitted Indebtedness"): (a) the Indebtedness evidenced by the Notes; (b) the incurrence by the Company of Indebtedness pursuant to Credit Agreements, so long as the aggregate principal amount of all Indebtedness outstanding under all Credit Agreements does not, at any one time, exceed $190 million, less the aggregate amount of all proceeds from all Asset Sales that have been applied since the date of the Indenture to permanently reduce the outstanding amount of such Indebtedness pursuant to the provisions described under the caption "Repurchase at the Option of Holders -- Asset Sales"; (c) all Indebtedness of the Company and its Restricted Subsidiaries in existence as of the date of the Indenture; (d) intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; PROVIDED, HOWEVER, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be; (e) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price, lease or cost of construction or improvement of property, plant or equipment used in a Permitted Business in an aggregate principal amount not to exceed $15.0 million at any time outstanding; (f) the incurrence by the Company or its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred; (g) the incurrence by the Company or its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating or variable rate Indebtedness or for the purpose of protecting against fluctuations in interest rates or the value of foreign currencies purchased or received, in each case in respect of Indebtedness that is permitted by the terms of the Indenture to be outstanding; PROVIDED, HOWEVER, that in the case of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risks with respect to Indebtedness, the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates and in the case of Hedging Obligations incurred for the purpose of protecting against fluctuations in interest rates or the value of foreign currencies purchased or received, such Hedging Obligations do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; (h) Indebtedness incurred solely in respect of performance, surety and similar bonds or completion guarantees, to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;
(i) Indebtedness arising out of standby letters of credit covering workers compensation, performance or similar obligations in an aggregate amount not to exceed $500,000 at any time outstanding; (j) any guarantee of the Company of Indebtedness or other obligations of any of its Restricted Subsidiaries so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture; (k) the incurrence by the Company of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million; (l) the issuance of Series A Preferred Stock issued as payment in kind dividends on the Series A Preferred Stock outstanding on the Issue Date or issued subsequent to the Issue Date as dividends permitted pursuant to this clause (l), to the extent such dividends are made pursuant to the terms of the Certificate of Designation for such Series A Preferred Stock as in effect on the Issue Date, on any Preferred Stock issued in exchange for the Series A Preferred Stock, or any dividends on such Preferred Stock to the extent such dividends are made pursuant to the terms of the Certificate of Designation of such Preferred Stock; and (m) the incurrence by the Company of Indebtedness in respect of Exchange Debentures issued as payment in kind interest on Exchange Debentures issued on the exchange of Series A Preferred Stock, to the extent such interest payments are made pursuant to the terms of the Exchange Debenture Indenture.

    The Indenture will provide that the Company will not permit any Unrestricted Subsidiary to incur any Indebtedness other than Non-Recourse Debt; provided, however, if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an incurrence of Indebtedness by the Company.

    ASSET SWAPS

    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, in one or a series of related transactions, directly or indirectly, engage in any Asset Swaps, unless: (i) at the time of entering into the agreement to swap assets and immediately after giving effect to the proposed Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (ii) the Company would, after giving PRO FORMA effect to the proposed Asset Swap, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio in the covenant "Incurrence of Indebtedness and Issuance of Preferred Stock"; (iii) the respective fair market values of the assets being purchased and sold by the Company or any of its Restricted Subsidiaries (as determined in good faith by the management of the Company or, if such Asset Swap
includes consideration in excess of $         million by the Board of Directors
of the Company, as evidenced by a Board Resolution) are substantially the same at the time of entering into the agreement to swap assets; and (iv) at the time of the consummation of the proposed Asset Swap, the percentage of any decline in the fair market value (determined as aforesaid) of the asset or assets being acquired by the Company and its Restricted Subsidiaries shall not be significantly greater than the percentage of any decline in the fair market value (determined as aforesaid) of the assets being disposed of by the Company or its Restricted Subsidiaries, calculated from the time the agreement to swap assets was entered into.

    NO LAYERING

    The Indenture will provide that the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes PROVIDED, HOWEVER, THAT the foregoing limitations will not apply to distinctions between categories of Indebtedness that exist by reason of any Liens arising or created in accordance with the provisions of the Indenture in respect of some but not all such Indebtedness.

    LIENS

    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien securing Indebtedness of any kind (other than Permitted Liens) upon any of its property or assets, now owned or hereafter acquired.

    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(x) pay dividends or make any other distributions to the Company or any of the Restricted Subsidiaries of the Company (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (y) pay any indebtedness owed to the Company or any Restricted Subsidiaries of the Company,
(ii) make loans or advances to the Company or any Restricted Subsidiaries of the Company or (iii) transfer any of its properties or assets to the Company or any Restricted Subsidiaries of the Company, except for such encumbrances or restrictions existing under or by reason of (a) the Credit Facility as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof or any other Credit Facility, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or other Credit Agreements are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Facility as in effect on the date of the Indenture, (b) the Indenture and the Notes, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except, in the case of Indebtedness, to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired, PROVIDED that, such Indebtedness or Disqualified Stock was permitted by the terms of the Indenture to be incurred, (e) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, or (g) Permitted Refinancing Debt, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

    MERGER, CONSOLIDATION, OR SALE OF ASSETS

    The Indenture will provide that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, and the Company may not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions would, in the aggregate, result in a sale, assignment, transfer, lease, conveyance, or other disposition of all or substantially all of the properties or assets of the Company to another Person unless: (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Surviving Entity") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Entity (if the Company is not the continuing obligor under the Indenture) assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately before and after giving effect to such transaction or series of transactions no Default or Event of Default exists;
(iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company and its Subsidiaries which becomes the obligation of the Company or any of its Subsidiaries as a result of such transaction or series of transactions as having been incurred at the time of such transaction or series of transactions), the Consolidated Net Worth of the Company and its Subsidiaries or the Surviving Entity (if the Company is not the continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of the Company and its Subsidiaries immediately prior to such transaction or series of transactions; and (v) the Company or the Surviving Entity (if the Company is not the continuing obligor under the Indenture) will, at the time of such transaction or series of transactions and after giving pro forma effect thereto as if such transaction or series of transactions had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock." Notwithstanding the restrictions described in the foregoing clauses (iv) and (v), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and any Wholly Owned Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to another Wholly Owned Restricted Subsidiary.

    TRANSACTIONS WITH AFFILIATES

    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its Affiliates (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction or series of Affiliated Transactions complies with clause (i) above and that such Affiliate Transaction or series of Affiliated Transactions has been approved in good faith by a majority of the members of the Board of Directors who are disinterested with respect to such Affiliate Transaction or series of Affiliated Transactions, which resolution shall be conclusive evidence of compliance with this provision, and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, the Company delivers an Officer's Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (i) above and that such Affiliate Transaction or series of related Affiliate Transactions has been approved in good faith by a resolution adopted by a majority of the members of the Board of Directors of the Company who are disinterested with respect to such Affiliate Transaction nor series of related Affiliate Transactions and an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal, engineering or investment banking firm of national standing (which resolution and fairness opinion shall be conclusive evidence of compliance with this provision); PROVIDED that the foregoing provisions will not apply to the following: (1) transactions contemplated by any employment agreement or other compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary; (2) transactions between or among the Company and/or its Restricted Subsidiaries; (3) Restricted Payments and Permitted Investments that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments"; (4) indemnification payments made to officers, directors and employees of the Company or any Restricted Subsidiary pursuant to charter, bylaw, statutory or contractual provisions; and (5) any agreement as in effect as of the Issue Date or any transaction contemplated thereby.

    ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED SUBSIDIARIES

    The Indenture will provide that the Company (i) will not, and will not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Asset Sales," and (ii) will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary; PROVIDED that the Company may, and may permit any Wholly Owned Restricted Subsidiary of the Company to, take any of the actions referred to in (i) and (ii) above so long as immediately after giving effect to such action no more than 10% of the Consolidated Net Tangible Assets of the Company and its Subsidiaries is owned by other than Wholly Owned Restricted Subsidiaries of the Company.

    BUSINESS ACTIVITIES

    The Company will not, and will not permit any Restricted Subsidiary to, engage in any material respect in any business other than a Permitted Business.

    PAYMENTS FOR CONSENT

    The Indenture will provide that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

    REPORTS

    The Indenture will provide that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods set forth in the Commission's rules and regulations. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of such information and report with the Commission for public availability within the time periods set forth in the Commission's rules and regulations (unless the Commission will not accept such a filing).

EVENTS OF DEFAULT AND REMEDIES

    The Indenture will provide that each of the following constitutes an Event of Default: (i) a default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) a default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) the failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the caption "Repurchase at the Option of Holders" and "Certain Covenants"; (iv) failure by the Company for 30 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of its other agreements in the Indenture or the Notes; (v) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) the failure by the Company or any of its Restricted Subsidiaries to pay final, non-appealable judgments aggregating in excess of $5.0 million, which judgments remain unpaid or discharged for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together would constitute a Significant Subsidiary.

    If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare the principal of and accrued but unpaid interest on such Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

    The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Notes.

    The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within five business days of becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of such outstanding Notes to receive payments in respect of the principal of, premium, if any, interest on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to such Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit: (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company, or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of the Notes to be redeemed.

    The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (except as provided above with respect to "Asset Sale Offers" and "Change of Control Offers"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of such Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of the Notes to receive payments of principal of or premium, if any, or interest on the Notes or (vii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions described under "Repurchase at the Option of
Holders" or the provisions of Article     of the Indenture (which relate to
subordination) will require the consent of the Holders of at least 66 2/3% in principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of such Notes. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consents to such change.

    Notwithstanding the foregoing, without the consent of any Holder of the Notes the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to secure the Notes or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

    The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to such Trustee security and indemnity satisfactory to it against any loss, liability or expense.

GOVERNING LAW

    The Indenture and the Notes provide that they will be governed by the laws of the State of New York.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

    "ASSET SALE" means (i) the sale, lease, conveyance or other disposition (but excluding the creation of a Lien) of any assets including, without limitation, by way of a sale and leaseback (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation, or Sale of Assets" and not by the provisions described above under "-- Repurchase at the Option of Holders -- Asset Sales"), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries (including the sale by the Company or a Restricted Subsidiary of Equity Interests in an Unrestricted Subsidiary), in the case of either clause
(i) or (ii), whether in a single transaction or a series of related transactions
(a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary of the Company or by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company; (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company; (iii) the making of a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments";
(iv) a disposition of cash or Cash Equivalents; (v) a disposition of either obsolete equipment or equipment that is damaged, worn out or otherwise no longer useful in the business; (vi) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; (vii) any sale and leaseback of an asset within 90 days after the completion of construction or acquisition of such asset; (viii) any surrender or waiver of contract rights or a settlement, release or surrender of contract, tort or other claims of any kind or a grant of any Lien not prohibited by the Indenture; (ix) any transfer of properties or assets that is governed by the provisions of the Indenture described under the caption "-- Certain Covenants -- Asset Swaps"; or (x) a disposition of inventory in the ordinary course of business.

    "ASSET SWAP" means the execution of a definitive agreement, subject only to regulatory approval and other customary closing conditions, that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of assets used or useful in a Permitted Business between the Company or any of its Restricted Subsidiaries and another person or group of affiliated persons; provided that any amendment to or waiver of any closing conditions which individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

    "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK"  means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company or similar entity, any membership or similar interests therein and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any lender party to the Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having a rating of at least P2 from Moody's Investors Service, Inc. (or its successor) and a rating of at least A2 from Standard & Poor's Ratings Services (or its successor) and (vi) investments in money market or other mutual funds substantially all of whose assets comprise securities of types described in clauses (ii) through (v) above.

    "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" or group of related "persons" (a "Group") (as such terms are used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any purchase, sale, acquisition, disposition, merger or consolidation) the result of which is that any "person" (as defined above) or Group other than a Principal or a Related Party of a Principal becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than 50% of the aggregate voting power of all classes of Capital Stock of the Company having the right to elect directors under ordinary circumstances or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

    "COMMISSION"  means the Securities and Exchange Commission.

    "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the sum of, without duplication, the Consolidated Net Income of such Person for such period plus (i) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (ii) Consolidated Interest Expense of such Person for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iii) the product of (a) all cash dividend payments, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local effective tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP, plus (iv) consolidated depreciation, amortization and other non-cash charges of the Person and its Subsidiaries deducted in computing Consolidated Net Income of such Person for such period, plus (v) cash payments with respect to any non-cash charges previously added back pursuant to clause (iv). Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person.

    "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum, without duplication of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Interest Rate Hedging Agreements), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person or any of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior government approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, and (v) all other extraordinary gains and extraordinary losses shall be excluded.

    "CONSOLIDATED NET TANGIBLE ASSETS" of a Person means the consolidated total assets of such Person and its consolidated Subsidiaries determined in accordance with GAAP, less the sum of (i) all current liabilities and current liability items, and (ii) all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with GAAP.

    "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of original issuance of the Notes or (ii) was nominated for election or elected to such Board of Directors with the approval of (x) two-thirds of the Continuing Directors who were members of such Board at the time of such nomination or election or (y) two-thirds of those Directors who were previously approved by Continuing Directors.

    "CREDIT AGREEMENTS" means, with respect to the Company, one or more debt facilities (including, without limitation, the Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, production payments, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which the Notes are first issued and authenticated under the Indenture (after giving effect to the use of proceeds thereof) shall be deemed to have been incurred on such date in reliance on the exception provided by clause (b) of the definition of Permitted Indebtedness.

    "CREDIT FACILITY" means that certain Credit Agreement, dated as of March 2, 1998, by and among the Company, Lehman Brothers Inc., as Arranger, and Lehman Brothers Commercial Paper Inc., as Syndication Agent and Administrative Agent, and certain banks, financial institutions and other entities, as lenders, providing for up to $190.0 million of Indebtedness, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time, whether or not with the same lenders or agents.

    "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "DESIGNATED SENIOR DEBT" means (i) the Credit Facility and (ii) any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, is convertible or exchangeable for Indebtedness or Disqualified Stock or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, PROVIDED HOWEVER, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting an Asset Sale or a Change of Control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Company with the provisions of the Indenture described under the caption "Repurchase at the Option of Holders--Change of Control" or "Repurchase at the Option of Holders--Asset Sales," as the case may be.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issuance Date.

    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "HEDGING OBLIGATIONS" means with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements with respect to Indebtedness that is permitted by the terms of the Indenture and (ii) other agreements or arrangements designed to protect such Person against fluctuation in interest rates or the value of foreign currencies purchased or received by such Person in the ordinary course of business.

    "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, or (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or reimbursement agreements in respect thereof (other than letters of credit securing obligations not constituting Indebtedness that are issued in the ordinary course of business by a Person to the extent not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit) or bankers' acceptances, or (iii) representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable for such property or services, or (iv) representing any Hedging Obligations, in each case if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

    "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and extensions of trade credit in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

    "ISSUE DATE"  means the date on which the Notes are originally issued.

    "LEVERAGE RATIO" means the ratio of (i) the aggregate outstanding amount of Indebtedness of the Company and its Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP (subject to the terms described in the next paragraph) plus the aggregate liquidation preference of all outstanding Disqualified Stock of the Company and preferred stock of the Company's Subsidiaries (except preferred stock issued to the Company or a Wholly Owned Subsidiary of the Company) on such date to (ii) the Consolidated Cash Flow of the Company for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination.

    For purposes of this definition, (i) the amount of Indebtedness which is issued at a discount shall be deemed to be the accreted value of such Indebtedness at the end of the Four Quarter Period, whether or not such amount is the amount then reflected on a balance sheet prepared in accordance with GAAP, and (ii) the aggregate outstanding principal amount of Indebtedness of the Company and its Subsidiaries and the aggregate liquidation preference of all outstanding preferred stock of the Company's Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness and preferred stock giving rise to the need to perform such calculation had been incurred and issued and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred or preferred stock is being issued had occurred, on the first day of the Four Quarter Period. In addition to the foregoing, for purposes of this definition, Consolidated Cash Flow shall be calculated on a pro forma basis after giving effect to (i) the incurrence of the Indebtedness of such Person and its Subsidiaries and the issuance of the preferred stock of such Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness, other than the incurrence or repayment of Indebtedness pursuant to working capital facilities, at any time subsequent to the beginning of the Four Quarter Period and on or prior to the date of determination, as if such incurrence or issuance (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Four Quarter Period, (ii) any acquisition (including, without limitation, any acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person that becomes a Subsidiary as a result of such acquisition) incurring, assuming or otherwise becoming liable for Indebtedness or such Person's Subsidiaries issuing preferred stock) at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such acquisition (including the incurrence, assumption or liability for any such Indebtedness and the issuance of such preferred stock and also including any Consolidated Cash Flow associated with such acquisition) occurred on the first day of the Four Quarter Period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company consistent with Article 11 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture. Furthermore, in calculating "Consolidated Interest Expense" for purposes of the calculation of "Consolidated Cash Flow," (i) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (ii) notwithstanding (i) above, interest determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement with respect to a lease not intended as a security agreement).

    "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and after any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

    "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but excluding cash amounts placed in escrow, until such amounts are released to the Company), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and expenses, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and any reserve established for future liabilities.

    "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) the explicit terms of which provide that there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "PARI PASSU INDEBTEDNESS" means Indebtedness that ranks PARI PASSU in right of payment to the Notes.

    "PERMITTED BUSINESS" means the broadcasting business or any business that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

    "PERMITTED INDEBTEDNESS" has the meaning given in the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

    "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents or securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if, as a result of such Investment, (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales"; (e) other Investments in any Person or Persons having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (e) that are at the time outstanding without giving effect to subsequent changes in value or increases or decreases attributable to the accounting for the net income of such Investment, not to exceed $15.0 million; (f) any Investment acquired by the Company in exchange for Equity Interests in the Company (other than Disqualified Stock); (g) any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of the transfer of title with respect to any secured investment in default as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to such secured Investment; (h) Hedging Obligations permitted under the "--Certain Covenants; Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;
(i) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business; and (j) any guarantees permitted to be made pursuant to the covenant entitled "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

    "PERMITTED LIENS" means (i) Liens securing Indebtedness of a Subsidiary or Liens securing Senior Debt that is outstanding on the date of issuance of the Notes and Liens securing Senior Debt that is permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of the Company; (iii) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company and Liens on property or assets of a Subsidiary existing at the time it became a Subsidiary, PROVIDED that such Liens were in existence prior to the contemplation of the acquisition and do not extend to any assets other than the acquired property; (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other kinds of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens existing on the date of the Indenture; (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (vii) statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business; (viii) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired; (ix) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (f) of the second paragraph of the covenant entitled "--Certain Covenants-- Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness; (x) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (xi) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (xii) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or its Subsidiary) or interfere with the ordinary conduct of the business of the Company or such Subsidiary; provided, however, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit; and (xiii) customary Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security legislation.

    "PERMITTED REFINANCING DEBT" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (other than Indebtedness incurred under a Credit Agreement) of the Company or any of its Restricted Subsidiaries; PROVIDED that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable taken as a whole to the Holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "PRINCIPAL"  means Richard W. Weening and Lewis W. Dickey, Jr..

    "RELATED PARTY" with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned subsidiary, or spouse or immediate family member (in the case of an individual) of such principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

    "RESTRICTED INVESTMENT"  means an Investment other than a Permitted
Investment.

    "RESTRICTED SUBSIDIARY" means any direct or indirect Subsidiary of the Company that is not an Unrestricted Subsidiary.

    "SENIOR DEBT" means (i) Indebtedness of the Company or any Subsidiary of the Company under or in respect of any Credit Agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts, and (ii) any other Indebtedness permitted under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing sentence, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates or
(y) any Indebtedness that is incurred in violation of the Indenture (other than Indebtedness under (i) the Credit Facility or (ii) any other Credit Agreement that is incurred on the basis of a representation by the Company to the applicable lenders that it is permitted to incur such Indebtedness under the Indenture).

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

    "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock, entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

    "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if
(a) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; (b) all the Indebtedness of such Subsidiary shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt; (c) the Company certifies that such designation complies with the "Limitation on Restricted Payments" covenant; (d) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries; (e) such Subsidiary does not, directly or indirectly, own any Indebtedness of or Equity Interest in, and has no investments in, the Company or any Restricted Subsidiary; (f) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (g) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that (i) immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness (excluding Permitted Indebtedness) pursuant to the first paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant on a pro forma basis taking into account such designation and (ii) such Subsidiary executes a Guarantee pursuant to the terms of the Indenture.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one--twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned, directly or indirectly, by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth as of         , 1998 and as adjusted to give
effect to the sale of Class A Common Stock offered hereby, certain information regarding beneficial ownership of the Company's Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director, (iii) each of the Named Executive Officers and (iv) all directors and executive officers as a group. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                                                               CLASS A COMMON STOCK
                                                     -------------------------------------------------------------------------
                                                            PRIOR TO STOCK                           AFTER STOCK OFFERINGS
                                                              OFFERINGS
                                                     ----------------------------  SHARES BEING   ----------------------------
NAME                                                   NUMBER       PERCENTAGE        OFFERED       NUMBER       PERCENTAGE
---------------------------------------------------  -----------  ---------------  -------------  -----------  ---------------
State of Wisconsin Investment Board
NationsBanc Capital Corp.
Heller Equity Capital Corporation
The Northwestern Mutual Life Insurance Company
CML Holdings, LLC
QUAESTUS Management Corporation
DBBC of Georgia, LLC
Richard W. Weening
Lewis W. Dickey, Jr.
William M. Bungeroth
Richard J. Bonick, Jr.
Robert H. Sheridan, III
Ralph B. Everett

                                                                      CLASS B COMMON STOCK(1)
                                                     ----------------------------------------------------------
                                                            PRIOR TO STOCK            AFTER STOCK OFFERINGS
                                                              OFFERINGS
                                                     ----------------------------  ----------------------------
NAME                                                   NUMBER       PERCENTAGE       NUMBER       PERCENTAGE
---------------------------------------------------  -----------  ---------------  -----------  ---------------
State of Wisconsin Investment Board
NationsBanc Capital Corp.
Heller Equity Capital Corporation
The Northwestern Mutual Life Insurance Company
CML Holdings, LLC
QUAESTUS Management Corporation
DBBC of Georgia, LLC
Richard W. Weening
Lewis W. Dickey, Jr.
William M. Bungeroth
Richard J. Bonick, Jr.
Robert H. Sheridan, III
Ralph B. Everett

------------------------

(1) Except upon the occurrence of certain events, holders of Class B Common Stock are not entitled to vote, whereas each share of Class A Common Stock entitles its holders to one vote. Under certain conditions and subject to prior governmental approval, shares of Class B Common Stock are convertible into shares of Class A Common Stock

(2) Less than 1%.

                         DESCRIPTION OF CREDIT FACILITY

THE CREDIT FACILITY

    GENERAL. In March 1998, the Company entered into a $190.0 million senior credit facility with Lehman Brothers Inc., as Arranger and Lehman Commercial Paper Inc., as Lender, Syndication Agent and Administrative Agent pursuant to which the Company has available a revolving credit line of $110.0 million until March 2, 2006, and an eight-year term loan facility of $80.0 million. The proceeds of the borrowings under the Credit Facility have been used to finance acquisitions and repay the Company's outstanding indebtedness under the Old Credit Facility, and to secure outstanding Letters of Credit issued under the Old Credit Facility in an aggregate amount equal to approximately $10.0 million. As of March 27, 1998 approximately $120.0 million was outstanding under the Credit Facility. See "Use of Proceeds."

    SECURITY; GUARANTEES. The Company's obligations under the Credit Facility are secured by substantially all of its assets in which a security interest may lawfully be granted, (including to the extent permitted by applicable law, FCC licenses held by the Company's subsidiaries) including, without limitation, intellectual property, real property, and all of the capital stock of the Company's direct and indirect domestic subsidiaries and 65% of the capital stock of any foreign subsidiaries. The obligations under the Credit Facility are also guaranteed by each of the domestic subsidiaries of the Company and are required to be guaranteed by any additional subsidiaries acquired by the Company.

    INTEREST RATES; FEES; REPAYMENTS. Both revolving credit and term loan borrowings under the Credit Facility bear interest, at the Company's option, at a rate equal to the Base Rate (as defined under the terms of the Credit Facility) plus a margin ranging between 0.50% to 1.75%, or the Eurodollar Rate (as defined under the terms of the Credit Facility) plus a margin ranging between 1.50% to 2.75% (in each case dependent upon the leverage ratio of the Company). A commitment fee calculated at a rate ranging from 0.375% to 0.50% per annum (depending upon the Company's leverage ratio) of the average daily amount available under the revolving line of credit and the amount available under the term loan facility is payable quarterly in arrears fees in respect of letters of credit issued under the Credit Facility equal to the lesser of (i) the interest rate margin then applicable to Eurodollar Rate loans and (ii) 2.50%. In addition, a fronting fee to be agreed to by the Company and the issuing bank of such Letter of Credit calculated at a rate not to exceed 0.0125% per annum on the maximum payable amount of each letter of credit is payable quarterly to the issuing bank.

    The revolving credit and term loan borrowings are repayable in equal quarterly installments beginning in 2000. The scheduled annual amortization of the term loans is $10.0 million in each of the years 2000 through 2002, $15.0 million in each of the years 2003 through 2005, and $5.0 million at maturity. The scheduled annual reduction in availability under the revolving credit loans is $10.0 million in each of the years 2000 and 2001, $15.0 million in 2002, $20.0 million in year 2003, $25.0 million in each of the years 2004 and 2005, and $5.0 million at maturity in 2006. Certain mandatory prepayments of the term loan facility and the revolving credit line and reductions in the availability of the revolving credit line are required to be made including: (i) subject to certain exceptions (including the issuance of capital stock or the incurrence of senior subordinated indebtedness prior to September 2, 1998) 100% of the net proceeds from any issuance of capital stock in connection with an initial public offering or incurrence of indebtedness; (ii) 100% of the net proceeds from certain asset sales; and (iii) between 50% and 75% (dependent on the leverage ratio of the Company) of the excess cash flow of the Company.

    COVENANTS. The terms of the Credit Facility contain operating and financial covenants, including, without limitation, requirements to maintain minimum ratios of cash flow to debt service and maximum ratios of total debt to cash flow and senior debt to cash flow. In addition, the terms of the Credit Facility restrict, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company.

    EVENTS OF DEFAULT. The terms of the Credit Facility contain events of default after expiration of applicable grace periods, including failure to make payments on the Credit Facility, breach of covenants, breach of representations and warranties, invalidity of the agreement governing the Credit Facility and related documents, cross default under other agreements or conditions relating to indebtedness of the Company or its subsidiaries, certain events of liquidation, moratorium, insolvency, bankruptcy or similar events, enforcement of security, certain litigation or other proceedings, and certain events relating to changes in control.

    Upon the occurrence of an event of default under the terms of the Credit Facility, the majority of the banks may declare all amounts under the Credit Facility to be due and payable and take certain other actions, including enforcement of rights in respect of the collateral. The majority of the banks extending credit under the term loan facility and the majority of the banks under the revolving credit line may terminate the term loan facility and the revolving credit line, respectively.

                                  UNDERWRITING

    Subject to the terms and conditions of an Underwriting Agreement dated
            , 1998 (the "Underwriting Agreement") among the Company and the Underwriters, the Underwriters named below (collectively, the "Underwriters"), acting through their representatives, Bear, Stearns & Co. Inc. and Lehman Brothers Inc. (the "Representatives") have agreed, severally and not jointly, to purchase from the Company and the Company has agreed to sell to the Underwriters the respective principal amounts of Notes set forth opposite their names below.

UNDERWRITERS                                                                                      PRINCIPAL AMOUNT
------------------------------------------------------------------------------------------------  ----------------
Bear, Stearns & Co. Inc.........................................................................   $
Lehman Brothers Inc.............................................................................

                                                                                                  ----------------
Total...........................................................................................   $
                                                                                                  ----------------
                                                                                                  ----------------

    The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, and that the Underwriters are
severally committed to take and pay for $      million aggregate principal
amount of Notes if any are taken. The Company has agreed to indemnify the Underwriters against certain liabilities in connection with the offer and sale of the Notes, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), and to contribute to payments that the Underwriters may be required to make in respect thereof. The closing of each Offering is conditioned upon the closing of each of the other Offerings.

    The Underwriters propose to offer all or part of the Notes directly to the public at the public offering price set forth on the cover page hereof and all or part to certain dealers at a price which represents concessions not to exceed
   % of the principal amount of the Notes. The Underwriters may allow, and any
such dealer may reallow, concessions to certain other dealers not to exceed    %
of the principal amount of the Notes. After the initial public offering, the public offering price and such concessions may be changed.

    The Notes will constitute a new class of securities with no established trading market. The Company does not intend to list the Notes on any national securities exchange or to seek the admission thereof to trading in the Nasdaq National Market. The Company has been advised by the Representatives that following the completion of the Offering, the Representatives intend to make a market in the Notes. However, they are not obligated to do so and any market-making activities with respect to the Notes may be discontinued at any time without notice.

    In order to facilitate the Offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes during and after the Offering. Specifically, the Underwriters may over-allot or otherwise create a short position in the Notes for their own account by selling more Notes than have been sold to them by the Company. The Underwriters may elect to cover any such short position by purchasing Notes in the open market. In addition, the Underwriters may stabilize or maintain the price of the Notes by bidding for or purchasing Notes in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the Offering are reclaimed if Notes previously distributed in the Offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Notes at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Notes to the extent that it discourages resales thereof. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced may be discontinued at any time.

    Lehman Brothers Inc. and Lehman Brothers Commercial Paper Inc., an affiliate of Lehman Brothers Inc., act as Arranger, and Syndication Agent and Administrative Agent, respectively, in connection with the Credit Facility and will receive any repayment by the Company of amounts outstanding under the Credit Facility from the proceeds of the Offerings. The Representatives will act as representatives of the underwriters in the concurrent Stock Offering and the concurrent Preferred Stock Offering. Each of the Representatives has engaged from time to time and may in the future engage in general financing and banking transactions with the Company or affiliates thereof.

    The Offering is being made pursuant to the provisions of Section 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc.
 Bear, Stearns & Co. Inc. ("Bear Stearns") has agreed to act as Qualified Independent Underwriter for the Offering, and as such has assumed responsibilities of conducting due diligence and has reviewed and participated in the preparation of the Registration Statement. The yield on the Notes will not be lower than that recommended by Bear Stearns.

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

    The following summary describes certain United States federal income tax consequences of the acquisition, ownership and disposition of the Notes as of the date hereof by a person who acquires the Notes from the Initial Purchasers. Except where noted, it deals only with Notes held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, tax exempt organizations, individual retirement accounts and other tax deferred accounts, financial institutions, life insurance companies, persons holding Notes as a part of a hedging or conversion transaction or a straddle, persons subject to the alternative minimum tax or holders of Notes whose "functional currency" is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. In addition, except as otherwise indicated, the following does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS, AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

    As used herein, a "United States Holder" of a Note means an initial holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if
(i) a U.S. court is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. trustees or fiduciaries have the authority to control all substantial decisions of the trust. A "Non-United States Holder" is a holder that is not a United States Holder.

    The Company does not intend to treat the Notes, the Class A Common Stock and the Series A Preferred Stock, all of which are being offered concurrently, as an investment unit for United States federal income tax purposes.

STATED INTEREST ON NOTES

    Except as set forth below, interest on a Note will generally be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes.

MARKET DISCOUNT

    If a United States Holder purchases a Note for an amount that is less than its principal amount, the amount of the difference will be treated as "market discount" for U.S. federal income tax purposes, unless such difference is less than a specified DE MINIMIS amount. Under the market discount rules, a United States Holder will be required to treat any partial principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. In addition, the United States Holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

    Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the United States Holder elects to accrue on a constant interest method. A United States Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service (the "IRS").

AMORTIZABLE BOND PREMIUM

    A United States Holder that purchases a Note for an amount in excess of the principal amount will be considered to have purchased the Note at a "premium." A United States Holder generally may elect to amortize the premium over the remaining term of the Note on a constant yield method. However, if the Note is purchased at a time when the Note may be optionally redeemed for an amount that is in excess of its principal amount, special rules would apply that could result in a deferral of the amortization of bond premium until later in the term of the Note. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Note. Bond premium on a Note held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Note. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

SALE, EXCHANGE AND RETIREMENT OF NOTES

    Upon the sale, exchange, redemption, retirement or other disposition of a Note, a United States Holder generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, redemption, retirement or other disposition and such holder's adjusted tax basis of the Note. A United States Holder's adjusted tax basis in a Note will, in general, be the United States Holder's cost therefor, increased by market discount previously included in income by the United States Holder and reduced by any amortized premium previously deducted from income by the United States Holder. Except as described above with respect to market discount or except to the extent the gain or loss is attributable to accrued but unpaid stated interest, such gain or loss will be capital gain or loss. Under recently enacted legislation, an individual United States Holder generally will be subject to tax on the net amount of his or her capital gain realized on the sale or exchange of a Note at a maximum rate of (i) 28% for a note held for more than one year but not more than eighteen months and (ii) 20% for a Note held for more than eighteen months. Special rules (and generally lower maximum rates) apply for individuals whose taxable income is below certain levels. The deductibility of capital losses is subject to limitations.

NON-UNITED STATES HOLDERS

    Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

        (i) no United States federal withholding tax will be imposed with respect to the payment by the Company or its paying agent of principal, premium, if any, or interest on a Note owned by a Non-United States Holder (the "Portfolio Interest Exception"), provided (i) that such Non-United States Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) such Non-United States Holder is not a controlled foreign corporation that is related, directly or indirectly, to the Company through stock ownership, (iii) such Non-United States Holder is not a bank whose receipt of interest on a Note is described in section 881(c)(3)(A) of the Code and (iv) such Non-United States Holder satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder.

        (ii) no United States federal withholding tax will be imposed generally with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange, redemption, retirement or other disposition of a Note; and

        (iii) a Note beneficially owned by an individual who at the time of death is a Non-United States Holder will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such Note would not have been, if received at the time of such individuals death, effectively connected with the conduct of a United States trade or business by such individual.

    To satisfy the requirement referred to in (a)(iv) above, the beneficial owner of such Note, or a financial institution holding the Note on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of the Company with a statement to the effect that the beneficial owner is not a United States Holder. Pursuant to current temporary U.S. Treasury regulations, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a United States Holder (which certification may be made on an IRS Form W-8 (or substitute form)) or (2) a financial institution holding the Note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

    United States Treasury Regulations recently issued by the Internal Revenue Service, which will be effective for payments made after December 31, 1999 (subject to certain transition rules), made modifications to the certification procedure applicable to Non-United States Holders. In general, these regulations unify certain certification procedures and forms and clarify and modify reliance standards. A Non-United States Holder should consult its own tax advisor regarding the effect of the new Regulations.

    If a Non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exception described in (a) above, payments on a Note made to such Non-United States Holder will be subject to a 30% withholding tax unless the beneficial owner of the Note provides the Company or its paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or substitute form) claiming an exemption from or reduction of withholding under the benefit of a tax treaty or (2) IRS Form 4224 (or substitute form) stating that interest paid on the Note is not subject to withholding tax because is is effectively connected with the beneficial owner's conduct of a trade or business in the United States. Under recently finalized Treasury regulations, for payments made after December 31, 1999, non-United States Holders will generally be required to provide an IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

    If a Non-United States Holder is engaged in a trade or business in the United States and payment on a note is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from United States federal withholding tax as discussed above, will be subject to United States federal income tax on such payment on a net income basis in the same manner as if it were a United States Holder. In addition, if such Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such payment on a Note will be included in such foreign corporation's earnings and profits.

    Any gain or income realized upon the sale, exchange, retirement or other disposition of a Note generally will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder or (ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    In general, information reporting requirements will apply to payments on a Note and to the proceeds of the sale of a Note made to United States Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the United States Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

    No information reporting or backup withholding will be required with respect to payments made by the Company or any paying agent to Non-United States Holders if a statement described in (a)(iv) under "-- Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.

    In addition, backup withholding and information reporting will not apply if payments on a Note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Note, or if a foreign office of a broker (as defined in applicable U.S. Treasury regulations) pays the proceeds of the sale of a Note to the owner thereof. If, however, such nominee, custodian agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will be subject to information reporting (but not backup withholding), unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a United States person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption. Temporary U.S. Treasury regulations provide that the U.S. Treasury is considering whether backup withholding will apply with respect to payments of principal, premium, if any, interest or the proceeds of a sale that are subject to backup withholding under the current regulations.

    Payments on a Note paid to the beneficial owner of a Note by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a Note, will be subject to both backup withholding and information reporting unless the beneficial owner provides the statement referred to in (a)(iv) above and the payor does not have actual knowledge that the beneficial owner is a United States person or otherwise establishes an exemption.

    In October 1997, United States Treasury Regulations were issued which alter the foregoing rules in certain respects and which generally will apply to any payments in respect of a Note or proceeds from the sale of a Note that are made after December 31, 1999. Among other things, such regulations expand the number of foreign intermediaries that are potentially subject to information reporting and address certain documentary evidence requirements relating to exemption from the general backup withholding requirements. Holders of the Notes should consult their tax advisors concerning the possible application of such regulations to any payments made on or with respect to the Notes.

    Any amounts withheld under the backup withholding rules will be credited toward such Holder's United States federal income tax liability, if any. To the extent that the amounts withheld exceed the Holder's tax liability, the excess may be refunded to the Holder provided the required information is furnished to the IRS. In addition to providing the necessary information, the Holder must file a United States tax return in order to obtain a refund of the excess withholding.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION TO OR MAKE ANY REPRESENTATIONS NOT IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CUMULUS MEDIA INC. OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITY OTHER THAN THE NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE NOTES TO ANYONE IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE INFORMATION SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                ----------------

                               TABLE OF CONTENTS

                                               PAGE
                                               -----
Prospectus Summary........................
Risk Factors..............................
Use of Proceeds...........................
Capitalization............................
Unaudited Pro Forma Combined Financial
  Statements..............................
Selected Historical Financial Data........
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..............................
Business..................................
Pending Acquisitions......................
Management................................
Pending Acquisitions......................
Certain Relationships and Related
  Transactions............................
Principal Stockholders....................
Description of Capital Stock..............
Description of Credit Facility............
Description of Notes......................
Underwriting..............................
Certain Federal Income Tax
  Considerations..........................
Legal Matters.............................
Experts...................................
Additional Information....................
Index to Financial Statements.............         F-1

    UNTIL               , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE
REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                   $

                               CUMULUS MEDIA INC.

                             % SENIOR SUBORDINATED
                                 NOTES DUE 2008

                                 --------------

                                   PROSPECTUS

                                 --------------

                            BEAR, STEARNS & CO. INC.
                                LEHMAN BROTHERS

                                          , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH JURISDICTION.

                  SUBJECT TO COMPLETION, DATED MARCH 30, 1998

PRELIMINARY PROSPECTUS

[LOGO]

                                  $

                               CUMULUS MEDIA INC.

      % SERIES A CUMULATIVE EXCHANGEABLE REDEEMABLE PREFERRED STOCK DUE 2009
                               ------------------

    Cumulus Media Inc. is offering $         million of its    % Series A
Cumulative Exchangeable Redeemable Preferred Stock due 2009 (the "Series A
Preferred Stock"), $   million of which are being offered directly by the
Company, and not through the Underwriters (as defined herein), to The Northwestern Mutual Life Insurance Company, the sole owner of the NML Preferred Stock (as defined herein), which had an accreted value as of February 14, 1998 of $33,023,562, at a purchase price equal to the price to public (the "Preferred
Stock Offering"). The Company will issue       shares of the Series A Preferred
Stock. Each share of Series A Preferred Stock will have a liquidation preference of $1,000 per share. All dividends will be cumulative from the date of issuance of the Series A Preferred Stock and will be payable quarterly in arrears on
       ,        ,        and        of each year commencing on        , 1998. On
or before        , 2003, the Company may, at its option, pay dividends in cash or in additional fully-paid and non-assessable shares of Series A Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. Thereafter, dividends may be paid in cash only. It is not expected that the Company will pay any dividends in cash for the period ending on or
prior to        , 2003. On any scheduled dividend payment date, the Company may, at its option, but subject to certain conditions, exchange all but not less than
all of the shares of the Series A Preferred Stock for the Company's    %
Subordinated Exchange Debentures Due 2009 (the "Exchange Debentures").

    The Company will be required, subject to certain conditions, to redeem all of the Series A Preferred Stock or the Exchange Debentures, as the case may be,
on        , 2009. Except as described below, the Company may not redeem the
Series A Preferred Stock or the Exchange Debentures prior to        , 2003. On
or after such date, the Company may, at its option, redeem the Series A Preferred Stock or the Exchange Debentures, in whole or in part, for cash, at the redemption prices set forth herein together with, in the case of the Series A Preferred Stock, all accumulated and unpaid dividends to the date of redemption, or in the case of the Exchange Debentures, all accrued and unpaid
interest to the date of redemption. Prior to        , 2001, the Company may
redeem up to 35% of the original aggregate liquidation preference of the Series A Preferred Stock or the original aggregate principal amount of the Exchange Debentures, as the case may, be with the proceeds of one or more Equity Offerings (as defined herein) at the redemption price set forth herein. Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase the Series A Preferred Stock or the Exchange Debentures, for cash, at a price equal to 101% of the liquidation preference or aggregate principal amount, as the case may be, thereof, together with, in the case of the Series A Preferred Stock, all accumulated and unpaid dividends to the date of purchase, or in the case of the Exchange Debentures, all accrued and unpaid interest thereon. See "Description of the Series A Preferred Stock and Exchange Debentures."

    The Exchange Debentures will be general unsecured obligations of the Company, subordinated in right of payment to all existing and future Exchange Debenture Senior Debt (as defined herein) of the Company, including all borrowings of the Company under the Company's credit facility (the "Credit Facility") and the Notes (as defined herein). On a pro forma basis after giving effect to the Transactions (as defined herein) as if they had occurred on December 31, 1997, the Company would have had outstanding approximately
$         million of Exchange Debenture Senior Debt that would effectively rank senior to the Exchange Debentures. See "Description of Series A Preferred Stock--Subordination." The Exchange Debenture Indenture (as defined herein) permit the Company and its subsidiaries to incur additional indebtedness, including Exchange Debenture Senior Debt, subject to certain limitations. See "Capitalization" and "Description of the Series A Preferred Stock and Exchange Debentures."

    Concurrently with the Preferred Stock Offering, $         million of    %
Senior Subordinated Notes Due 2008 (the "Notes") and       shares of the
Company's Class A Common Stock (the "Class A Common Stock") are being offered to the public by the Company (the "Debt Offering" and the "Stock Offering", respectively, and together with the Preferred Stock Offering, the "Offerings"). Consummation of each Offering is contingent upon the consummation of each of the other Offerings. A portion of the proceeds of the Offerings will be used to repay the Credit Facility for which affiliates of Lehman Brothers Inc. act as arranger and lender.
                         ------------------------------

    SEE "RISK FACTORS" ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS IN EVALUATING AN INVESTMENT IN THE SERIES A PREFERRED STOCK.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATIONS TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                                                                                 UNDERWRITING
                                                             PRICE TO           DISCOUNTS AND          PROCEEDS TO
                                                            PUBLIC(1)           COMMISSIONS(2)      THE COMPANY(1)(3)
Per Share of Exchangeable Preferred Stock............           %                     %                     %
Total................................................           $                     $                     $

(1) Plus accumulated dividends, if any, from the date of issuance.

(2) See "Underwriting" for indemnification arrangements with the Underwriters.

(3) Before deducting expenses of the Preferred Stock Offering, payable by the
    Company, estimated at $         .

    The Series A Preferred Stock is offered by Bear, Stearns & Co. Inc. and Lehman Brothers Inc., as Underwriters (the "Underwriters"), subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify the offer and to reject orders in whole or in part. It is expected that the Series A Preferred Stock will be available for delivery in New
York, New York, on or about       , 1998 in book-entry form through the
facilities of The Depository Trust Company.

BEAR, STEARNS & CO. INC.                                         LEHMAN BROTHERS

                  The date of this Prospectus is       , 1998.

    CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SERIES A PREFERRED STOCK, INCLUDING OVER-ALLOTMENTS, STABILIZING BIDS AND SHORT COVERING TRANSACTIONS AND THE IMPLEMENTATION OF PENALTY BIDS. SEE "UNDERWRITING."

                          THE PREFERRED STOCK OFFERING

ISSUER.......................................  Cumulus Media Inc.

SECURITIES OFFERED...........................  shares of    % Series A Cumulative
                                               Exchangeable Redeemable Preferred Stock due
                                               2009. Each share of Series A Preferred Stock
                                               will have a liquidation preference of $1,000
                                               per share.

MATURITY.....................................  , 2009.

DIVIDEND.....................................  All dividends will be cumulative from the date of issuance of the Series A Preferred
                                               Stock and will be payable quarterly in
                                               arrears on        ,        , and        of
                                               each year, commencing on            , 1998.
                                               On or before            , 2003, the Company
                                               may, at its option, pay dividends in cash or
                                               in additional fully paid and non-assessable
                                               shares of Series A Preferred Stock having an
                                               aggregate liquidation preference equal to the
                                               amount of such dividends. After            ,
                                               2003, dividends may be paid only in cash.

VOTING RIGHTS................................  Holders of Series A Preferred Stock will have no voting rights with respect to general
                                               corporate matters except as provided by law
                                               or, in certain limited circumstances, as set
                                               forth in the Certificate of Designation (as
                                               defined herein). See "Description of the
                                               Series A Preferred Stock-- Voting Rights."

MANDATORY REDEMPTION.........................  The Company is required, subject to certain conditions, to redeem all of the Series A
                                               Preferred Stock outstanding on            ,
                                               2009 at a redemption price equal to 100% of
                                               the liquidation preference thereof, plus,
                                               without duplication, accumulated and unpaid
                                               dividends to the date of redemption.

OPTIONAL REDEMPTION..........................  Except as described below, the Company may not redeem the Series A Preferred Stock prior
                                               to            , 2003. On or after such date,
                                               the Company may, at its option redeem the
                                               Series A Preferred Stock, in whole or in
                                               part, at the redemption prices set forth
                                               herein together with accumulated and unpaid
                                               dividends, if any, to the date of redemption.
                                                Prior to            , 2001, the Company, at
                                               its option, may redeem up to 35% of the
                                               liquidation preference of the Series A
                                               Preferred Stock, with the proceeds of one or
                                               more Equity Offerings at a redemption price
                                               equal to    % of the original aggregate
                                               liquidation preference thereof, together with
                                               accumulated and

                                               unpaid dividends, if any, to the date of
                                               redemption.

CHANGE OF CONTROL............................  Upon the occurrence of a Change of Control, the Company will be required to make an offer
                                               to purchase the Series A Preferred Stock for
                                               cash at a purchase price of 101% of the
                                               liquidation preference thereof, together with
                                               all accumulated and unpaid dividends to the
                                               date of purchase.

RANKING......................................  The Series A Preferred Stock will rank (i)
                                               senior to all other classes of Capital Stock
                                               of the Company established after the issue
                                               date of the Series A Preferred Stock which do
                                               not expressly provide that such classes rank
                                               on a parity with the Series A Preferred Stock
                                               as to dividends and distributions upon the
                                               liquidation, winding up and dissolution of
                                               the Company and (ii) subject to certain
                                               conditions, on a parity with any class of
                                               Capital Stock established after the date of
                                               issuance of the Series A Preferred Stock the
                                               terms of which expressly provide that such
                                               class or series will rank on a parity with
                                               the Series A Preferred Stock as to dividends
                                               and distributions upon the liquidation,
                                               winding up and dissolution of the Company.
                                               Creditors of the Company will have priority
                                               over the Series A Preferred Stock with
                                               respect to claims on the assets of the
                                               Company. See "Description of the Series A
                                               Preferred Stock and Exchange
                                               Debentures--Series A Preferred Stock--Rank."

CERTAIN COVENANTS............................  The Certificate of Designation for the
                                               issuance of the Preferred Stock will limit:
                                               (i) the incurrence of additional indebtedness
                                               by the Company and its Restricted
                                               Subsidiaries; (ii) the redemption or
                                               repurchase of Junior Securities or Parity
                                               Securities (each as defined) and the payment
                                               of dividends thereon; (iii) certain
                                               investments; (iv) consolidations or mergers;
                                               and (v) certain transactions with affiliates.
                                               However, all these limitations and
                                               prohibitions are subject to a number of
                                               important qualifications and exceptions. See
                                               "Description of the Series A Preferred Stock
                                               and Exchange Debentures-- Series A Preferred
                                               Stock--Certain Covenants."

SECURITY.....................................  None.

EXCHANGE FEATURE.............................  On any scheduled dividend payment date, subject to provisions of the Company's debt
                                               instruments, the Company may, at its option,
                                               exchange all but not less than all of the
                                               shares of the Series A Preferred Stock then
                                               outstanding for the

                                               Company's Exchange Debentures. See
                                               "Description of the Series A Preferred Stock
                                               and Exchange Debentures--Series A Preferred
                                               Stock--Exchange."

THE EXCHANGE DEBENTURES

THE EXCHANGE DEBENTURES......................  % Subordinated Exchange Debentures Due 2009.

MATURITY.....................................  , 2009.

INTEREST.....................................  Interest on the Exchange Debentures will be payable semi-annually in cash (or on or prior
                                               to            , 2003, in additional Exchange
                                               Debentures, at the option of the Company) in
                                               arrears on            and            of each
                                               year, commencing with the first such date
                                               after the Exchange Date.

OPTIONAL REDEMPTION..........................  Except as described below, the Company may not redeem the Exchange Debentures prior to
                                                          , 2003. On or after such date, the
                                               Company may, at its option, redeem the
                                               Exchange Debentures, in whole or in part, at
                                               the redemption prices set forth herein
                                               together with accrued and unpaid interest, if
                                               any, to the date of redemption. Prior to
                                                          , 2001, the Company may, at its
                                               option, redeem up to 35% of the original
                                               aggregate principal amount of the Exchange
                                               Debentures with the proceeds of one or more
                                               Equity Offerings at a redemption price equal
                                               to    % of the principal amount of the
                                               Exchange Debentures to be redeemed, together
                                               with accrued and unpaid interest, if any, to
                                               the date of redemption.

CHANGE OF CONTROL............................  Upon the occurrence of a Change of Control, subject to certain restrictions in the
                                               Company's debt instruments, the Company will
                                               be required to make an offer to repurchase
                                               the Exchange Debentures held by such holder
                                               at a price equal to 101% of the principal
                                               amount thereof, together with accrued and
                                               unpaid interest, if any, to the date of
                                               repurchase.

RANKING......................................  The Exchange Debentures will be unsecured and will be subordinated in right of payment to
                                               all existing and future Exchange Debenture
                                               Senior Debt of the Company, including the
                                               Credit Facility and the Notes, and will be
                                               effectively subordinated to all obligations
                                               of the subsidiaries of the Company. The
                                               Exchange Debentures will rank senior to all
                                               other Exchange Debenture Subordinated Debt of
                                               the Company. The

                                               indenture under which the Exchange Debentures
                                               will be issued (the "Exchange Debenture
                                               Indenture") permits the Company to incur
                                               additional indebtedness, including Exchange
                                               Debenture Senior Debt, subject to certain
                                               limitations. See "Risk Factors" and
                                               "Description of the Exchangeable Preferred
                                               Stock and Exchange Debentures--Exchange
                                               Debentures-- Subordination and Ranking."

RESTRICTIVE COVENANTS........................  The Exchange Debenture Indenture will limit:
                                               (i) the incurrence of additional indebtedness
                                               by the Company and its Restricted
                                               Subsidiaries (as defined); (ii) the payment
                                               of dividends on, and redemption of, capital
                                               stock of the Company and its Restricted
                                               Subsidiaries and the redemption of certain
                                               subordinated obligations of the Company and
                                               its Restricted Subsidiaries; (iii)
                                               investments; (iv) sales of assets and
                                               Restricted Subsidiary stock; (v) certain
                                               transactions with affiliates; (vi) the sale
                                               or issuance of capital stock of Restricted
                                               Subsidiaries; (vii) the creation and
                                               existence of liens; and (viii)
                                               consolidations, mergers and transfers of all
                                               or substantially all of the Company's assets.
                                               The Exchange Debenture Indenture will also
                                               prohibit certain restrictions on
                                               distributions from Restricted Subsidiaries.
                                               However, all of these limitations and
                                               prohibitions are subject to a number of
                                               important qualifications and exceptions. See
                                               "Description of the Series A Preferred Stock
                                               and Exchange Debentures--Exchange
                                               Debentures--Certain Covenants."

USE OF PROCEEDS..............................  Approximately $      million of the net
                                               proceeds of the Offerings will be used to
                                               finance the Pending Acquisitions. The balance
                                               of the net proceeds of the Offerings will be
                                               used to repay the principal amount of
                                               Indebtedness currently outstanding under the
                                               Credit Facility for which affiliates of
                                               Lehman Brothers Inc. act as arranger and
                                               lender. See "Use of Proceeds" and
                                               "Description of Credit Facility and Notes."

CONCURRENT OFFERINGS.........................  Concurrently with the Preferred Stock
                                               Offering, the Company is offering
                                               shares of its Class A Common Stock and
                                               $      million aggregate principal amount of
                                               its    % Senior Subordinated Notes due 2008.
                                               Each Offering is conditioned upon
                                               consummation of each of the other Offerings.
                                               See "Risk Factors--Significant Capital
                                               Requirements; Concurrent Offerings" and "Use
                                               of Proceeds."

                                  RISK FACTORS

    An investment in the Series A Preferred Stock offered hereby involves a high degree of risk. Prospective purchasers of the Series A Preferred Stock offered hereby should carefully consider the factors set forth in "Risk Factors", as well as the other information set forth in this Prospectus, before making an investment in the Series A Preferred Stock.

                                  RISK FACTORS

    AN INVESTMENT IN THE SHARES OF SERIES A PREFERRED STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT IN THE SERIES A PREFERRED STOCK OFFERED HEREBY.

RISKS OF ACQUISITION STRATEGY

    The Company intends to pursue growth through internal expansion and the acquisition of radio broadcasting companies, radio station groups and individual radio stations in mid-size and smaller markets. The Company cannot predict whether it will be successful in pursuing such acquisition opportunities or what the consequences of any such acquisitions would be. The Company is currently evaluating certain acquisitions; however, other than as described in "Pending Acquisitions," the Company currently has no binding commitments to acquire any specific business or other material assets. Consummation of the Pending Acquisitions and any subsequent acquisitions is subject to various conditions, including FCC and other regulatory approvals including, in some cases, expiration or termination of applicable waiting periods and possible review by the U.S. Department of Justice ("DOJ") and the Federal Trade Commission ("FTC") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). There can be no assurances that any of these conditions will be satisfied. Consummation of the Pending Acquisitions and any subsequent acquisitions will also be subject to FCC limits on the number of stations a broadcaster may own in a given local market and other FCC rules or policies such as the cross-interest policy, which may limit the Company's ability to acquire stations in certain markets where one or more of the Company's shareholders has other media interests. In addition, in two markets in which there are Pending Acquisitions (Augusta, GA and Dubuque, IA), petitions or informal objections have been filed against the Company's FCC assignment applications and a third objection is expected to be filed. All such petitions and objections must be resolved before FCC approval can be obtained and the Pending Acquisitions can be consummated.

    The consummation of the Offerings is not conditioned on the consummation of any of the Pending Acquisitions. No assurances can be given that such transactions will be consummated or that, if completed, they will be successful. The Company's acquisition strategy involves numerous risks, including difficulties in identifying targets and negotiating definitive purchase agreements on satisfactory terms, the integration of operations and systems and the management of a large and geographically diverse group of stations, the diversion of management's attention from other business concerns and the potential loss of key employees at acquired stations. See "Business -- Integration of Acquired Businesses." There can be no assurance that the Company's management will be able to manage effectively the resulting business or that such acquisitions will benefit the Company. In addition, there can be no assurance that the Company will be able to acquire properties at valuations as favorable as previous acquisitions. Depending upon the nature, size and timing of future acquisitions, the Company may be required to raise financing in addition to the financing necessary to consummate the Pending Acquisitions. There can be no assurance that the Credit Facility, the Indenture (as defined herein), the Certificate of Designation or the Exchange Debenture Indenture or any other agreements to which the Company may become a party will permit such additional financing or that such additional financing will be available to the Company or, if available, that such financing would be on terms acceptable to its management. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

LIMITED OPERATING HISTORY; NET LOSS; MANAGEMENT OF RAPID GROWTH

    The Company began operations in May 1997 and, consequently, has a limited operating history and limited historical financial information upon which investors may base their evaluation of the Company's performance. The Company has grown very rapidly, through acquisitions, which will place significant demands on its administrative, operational and financial resources. Although the Company has been successful to date in completing the integration of many new properties, future performance and profitability, if any, will depend in part on the Company's continued ability to integrate successfully the operations and systems of acquired radio stations and radio groups, to hire additional personnel, and to implement necessary enhancements to its management systems to respond to changes in its business. The inability of the Company to do any of the foregoing could have a material adverse effect on the Company. See "Business." The Company had a net loss attributable to common stockholders of approximately $3.9 million for the period from inception on May 22, 1997 to December 31, 1997, and additional losses can be expected to continue while the Company pursues its strategy of acquiring and developing radio stations. Pro forma for the Transactions, net loss attributable to common stockholders was approximately $27.7 million for the year ended December 31, 1997. There can be no assurance that the Company will be profitable in the future.

SIGNIFICANT CAPITAL REQUIREMENTS; CONCURRENT OFFERINGS

    If consummated, the Pending Acquisitions and other acquisitions for which the Company has entered into letters of intent will require substantial capital. The Company estimates that it will have significant capital requirements for the remainder of 1998, including approximately $260.5 million for the consummation of the Pending Acquisitions. The Company expects that the net proceeds from the Offerings, together with internally generated cash flows and borrowings under the Credit Facility, will provide sufficient funds for the Company to complete the Pending Acquisitions. The amount of the Company's future capital requirements will depend upon many factors, however, including the volume of future acquisitions, as well as regulatory, technological and competitive developments in the radio broadcasting industry, and may differ materially from the Company's current estimates.

    The Company is currently offering the Series A Preferred Stock, the Notes and the Class A Common Stock pursuant to the Offerings. Consummation of each Offering is contingent upon consummation of each other Offering and there can be no assurance that the Offerings will be consummated and, if so, on what terms.

SUBSTANTIAL LEVERAGE

    After giving effect to the Transactions, the Company will have consolidated Indebtedness that is substantial in relation to its cash flow and stockholders' equity. As of December 31, 1997, on a pro forma basis after giving effect to the Transactions, the Company would have had outstanding, on a consolidated basis, long-term Indebtedness (including current portion) of approximately $157.7 million, preferred stock subject to mandatory redemption of approximately $132.7 million and stockholders' equity of approximately $149.7 million. See "Capitalization." The Credit Facility, the Indenture, the Certificate of Designation and the Exchange Debenture Indenture limit the incurrence of additional Indebtedness by the Company and its subsidiaries, in each case subject to certain significant exceptions.

    The level of the Company's Indebtedness could have several important consequences to the holders of the Series A Preferred Stock, including, but not limited to, the following: (i) a substantial portion of the Company's cash flow from operations will be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate or other purposes may be impaired in the future; (iii) certain of the Company's borrowings will be at variable rates of interest (including any borrowings under the Credit Facility), which will expose the Company to the risk of increased interest rates; (iv) the Company's leveraged position and the covenants contained in the Credit Facility, the Indenture, the Certificate of Designation and the Exchange Debenture Indenture could limit the Company's ability to compete, expand and make capital improvements; (v) the Company's level of Indebtedness could make it more vulnerable to economic downturns, limit its ability to withstand competitive pressures and reduce its flexibility in responding to changing business and economic conditions; and (vi) certain restrictive covenants contained in the Credit Facility, the Indenture, the Certificate of Designation and the Exchange Debenture Indenture limit the ability of Cumulus to pay dividends and make other distributions to its stockholders.

ABILITY TO SERVICE DEBT OBLIGATIONS

    The Company's ability to satisfy its debt service obligations, including the Exchange Debentures, and pay dividends on the Series A Preferred Stock will depend upon its future financial and operating performance, which, in turn, is subject to prevailing economic conditions and financial, business and other factors, certain of which are beyond its control. If the Company's cash flow and capital resources are insufficient to fund its debt service obligations, the Company may be forced to reduce or delay planned acquisitions, expansion and capital expenditures, sell assets, obtain additional equity capital or restructure its debt. There can be no assurance that the Company's operating results, cash flow and capital resources will be sufficient for payment of its debt service and other obligations in the future. In the absence of such operating results and resources, the Company could face substantial liquidity problems and might be required to sell material assets or operations to meet its debt service and other obligations, and there can be no assurance as to the timing of such sales or the proceeds that the Company could realize therefrom or that such sales could be effected on terms satisfactory to the Company or at all. As a result of the net loss attributable to common stockholders, earnings were insufficient to cover fixed charges and preferred stock dividend requirements by $3,785 for the period from inception on May 22, 1997 to December 31, 1997. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources."

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS AND PREFERRED STOCK

    The Credit Facility, the Indenture, the Certificate of Designation and the Exchange Debenture Indenture contain certain covenants that restrict, among other things, the ability of the Company and its subsidiaries to incur additional Indebtedness, pay dividends or make certain other restricted payments, enter into certain transactions with affiliates, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. In addition, the Credit Facility, the Indenture and the Exchange Debenture Indenture also restrict the ability of the Company to incur liens or to consummate certain asset sales. The Credit Facility also requires the Company to maintain specified financial ratios and to satisfy certain financial condition tests. The Company's ability to meet those financial ratios and financial condition tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. A breach of any of these covenants could result in a default under the Credit Facility, the Indenture, the Certificate of Designation and/or the Exchange Debenture Indenture. Upon the occurrence of an event of default under the Credit Facility, the lenders thereunder could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. If Cumulus were unable to repay those amounts, the lenders under the Credit Facility could proceed against the collateral granted to them to secure that Indebtedness. If the Indebtedness under the Credit Facility were to be accelerated, there can be no assurance that the assets of Cumulus would be sufficient to repay in full such Indebtedness and the other Indebtedness of the Company, including the Exchange Debentures. The ability of the Company to comply with the restrictions and covenants in the Credit Facility, the Indenture, the Certificate of Designation and the Exchange Debenture Indenture will be dependent upon the Company's future performance and various other factors, including factors beyond its control. If the Company fails to comply with the restrictions and covenants in the Credit Facility, the Indenture, the Certificate of Designation or the Exchange Debenture Indenture, the Company's obligation to repay the Notes, the Exchange Debentures and its Indebtedness under the Credit Facility may be accelerated.

REDEMPTION OF SERIES A PREFERRED STOCK UPON CHANGE OF CONTROL

    Upon a Change of Control (as defined herein), the Company may be required to offer to purchase all of the outstanding shares of the Series A Preferred Stock or the Exchange Debentures at 101% of the principal amount or liquidation preference thereof, as the case may be, plus accrued and unpaid dividends or interest to the date of purchase. The source of funds for any such purchase would be the Company's available cash or cash generated from other sources. However, there can be no assurance that sufficient funds would be available at the time of any Change of Control to make any required purchases of Series A Preferred Stock tendered or, if applicable, that restrictions in the Credit Facility or the Indenture would permit the Company to make such required purchases. The Credit Facility and the Indenture will require that the Company repay all amounts outstanding under the Credit Facility and the Notes prior to making any payments on the Series A Preferred Stock upon a Change of Control. The Certificate of Designation may not afford holders of Series A Preferred Stock the right to require the Company to repurchase the Series A Preferred Stock in the event of certain transactions, such as a highly leveraged transaction, that may adversely affect holders of Series A Preferred Stock if such transaction is not a transaction defined as a Change of Control. Certain events involving a Change of Control may result in an event of default under the Credit Facility or the Indenture or other Indebtedness of the Company that may be incurred in the future. The Company's failure to purchase tendered Series A Preferred Stock would constitute an Event of Default under the Indenture and the Credit Facility, which could have adverse consequences for the Company and the holders of the Series A Preferred Stock. The definition of "Change of Control" includes a sale, lease, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole to a person or group of persons. There is little case law interpreting the phrase "all or substantially all" in the context of an indenture. Because there is no precise established definition of this phrase, the ability of a holder of the Series A Preferred Stock to require the Company to repurchase such Series A Preferred Stock as a result of a sale, lease, conveyance or transfer of all or substantially all of the Company's assets to a person or group of persons may be uncertain. See "Description of Capital Stock -- Description of the Series A Preferred Stock -- Repurchase at the Option of Holders."

SUBORDINATION OF THE EXCHANGE DEBENTURES

    The Exchange Debentures will be subordinated in right of payment to all Exchange Debenture Senior Debt (as defined herein) of the Company. In the event of bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the Exchange Debentures only after all Exchange Debenture Senior Debt has been paid in full and there may not be sufficient assets remaining to pay amounts due on any or all of the Exchange Debentures then outstanding. In addition, Indebtedness outstanding under the Credit Facility is secured by substantially all of the assets of the Company and its subsidiaries in which a security interest may lawfully be granted. Additional Exchange Debenture Senior Debt may be incurred by the Company from time to time subject to certain restrictions contained in the Credit Facility and the Indenture.

TAX CONSEQUENCES OF DISTRIBUTIONS WITH RESPECT TO THE SERIES A PREFERRED STOCK
  AND EXCHANGE DEBENTURES; POTENTIAL FOR UNPLANNED DEEMED DIVIDEND INCOME AND ORIGINAL ISSUE DISCOUNT

    If the redemption price of the Series A Preferred Stock exceeds its issue price by more than a DE MINIMIS amount, such excess may be treated as a constructive distribution with respect to the Series A Preferred Stock of additional stock over the term of the Series A Preferred Stock using a constant interest rate method similar to that used for accruing original issue discount. In addition, because the issue price of the Series A Preferred Stock distribution in lieu of payment of cash dividends (the "Dividend Shares") will be equal to the fair market value of the Series A Preferred Stock at the time of distribution, it is possible depending on its fair market value at the time, that such Dividend Shares will be issued with a redemption premium large enough to be considered a dividend as described above. In such event, holders would be required to include such premium in income as a distribution over some period in advance of receiving the cash attributable to such income, and such Series A Preferred Stock might trade separately, which might adversely affect the liquidity of the Series A Preferred Stock.

    The Company may, at its option and under certain circumstances, issue Exchange Debentures in exchange for the Series A Preferred Stock. Any such exchange will be a taxable event to holders of the Series A Preferred Stock. Furthermore, the Exchange Debentures may in certain circumstances be treated as having been issued with original issue discount for U.S. federal income tax purposes. In such event, holders of Exchange Debentures will be required to include such original issue discount (as ordinary income) in income over the life of the Exchange Debentures, in advance of the receipt of cash attributable to such income.

HOLDING COMPANY STRUCTURE; DEPENDENCE UPON OPERATIONS OF SUBSIDIARIES

    The Company conducts its business through its subsidiaries and has no operations of its own. Consequently, the Company will be dependent upon the cash flow of such subsidiaries and distributions thereof from such subsidiaries to the Company in order to pay the liquidation preference of and dividends when due on the Series A Preferred Stock and interest and principal when due to holders of the Exchange Debentures. The Company's subsidiaries will have no obligation, contingent or otherwise, to make any funds available to the Company for payment of the aggregate liquidation preference and dividends on the Series A Preferred Stock or interest or principal on the Exchange Debentures. Under the Indenture and the Credit Facility, the Certificate of Designation and the Exchange Debenture Indenture, the Company's subsidiaries will be restricted in their ability to incur debt in the future.

FRAUDULENT CONVEYANCE RISKS

    Various fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court to subordinate or avoid the obligation of, or liens securing, the Exchange Debentures in favor of other existing or future creditors of the Company.

    Under applicable provisions of Federal bankruptcy law or comparable provisions of state fraudulent transfer laws and state corporation law statutes, if, among other things, the Company, at the time it incurred the Indebtedness evidenced by the Exchange Debentures, (i)(a) was or is insolvent or rendered insolvent by reason of such occurrence or (b) was or is engaged or about to become engaged in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital or (c) intended or intends to incur, or believed or believes that it would incur, debts beyond its ability to pay such debts as they mature or (d) was a defendant in an action for money damages or had a judgment for money damages docketed against it (if, in either case, after final judgment, the judgment is unsatisfied), and (ii) the Company received or receives less than reasonably equivalent value or fair consideration for the incurrence of the Indebtedness evidenced by the Exchange Debentures, any pledge or other security interest securing such Indebtedness could be voided, or claims in respect of the Exchange Debentures or the other security interest securing such Indebtedness could be voided, or claims in respect of the Exchange Debentures could be subordinated to all other debts of the Company. The voiding or subordination of any of such pledges or other security interests or of any of such Indebtedness could result in acceleration thereof. In addition, the payment of interest and principal by the Company pursuant to the Exchange Debentures could be voided and required to be returned to the person making such payment, or to a fund for the benefit of the creditors of the Company.

    The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, the Company would be considered insolvent if (i) the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or (ii) it could not pay its debts as they become due.

    On the basis of the pro forma financial information included in this Prospectus and other factors, the Company believes that after giving effect to the Indebtedness being incurred in connection with the Notes, the Company will be solvent and will continue to be solvent after issuing the Exchange Debentures, will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations.

ABSENCE OF PUBLIC MARKET FOR THE SERIES A PREFERRED STOCK

    The Series A Preferred Stock will be new securities for which there currently is no established trading market. The Company does not intend to apply for listing of the Series A Preferred Stock on any national securities exchange or for quotation of the Series A Preferred Stock on any automated dealer quotation system. Although the Underwriters have informed the Company that they currently intend to make a market in the Series A Preferred Stock and, if issued, the Exchange Debentures, the Underwriters are not obligated to do so, and any such market making may be discontinued at any time without notice. The liquidity of any market for the Series A Preferred Stock and, if issued, the Exchange Debentures will depend upon the number of holders of the Series A Preferred Stock, the interest of securities dealers in making a market in the Series A Preferred Stock and, if issued, the Exchange Debentures and other factors. Accordingly, there can be no assurance as to the development or liquidity of any market for the Series A Preferred Stock and, if issued, the Exchange Debentures. If an active trading market for the Series A Preferred Stock and, if issued, the Exchange Debentures does not develop, the market price and liquidity of the Series A Preferred Stock and, if issued, the Exchange Debentures may be adversely affected. If the Series A Preferred Stock are traded, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, the performance of the Company and certain other factors. The liquidity of, and trading markets for, the Series A Preferred Stock and, if issued, the Exchange Debentures may also be adversely affected by general declines in the market for non-investment grade debt. Such declines may adversely affect the liquidity of, and trading markets for, the Series A Preferred Stock, independent of the financial performance of or prospects for the Company.

BUSINESS RISKS

    Future operations of the Company are subject to many variables which could have a material adverse effect upon the Company's financial performance. These variables include economic conditions, both generally and relative to the radio broadcasting industry; shifts in population and other demographics; shifts in audience tastes; the level of competition for advertising dollars with other radio stations, television stations and other entertainment and communications media; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; and changes in laws and governmental regulations and policies and actions of federal regulatory bodies, including the DOJ, the FTC and the FCC. Although the Company believes that substantially all of its radio stations, now owned or to be acquired upon completion of the Pending Acquisitions, are positioned to compete effectively in their respective markets, there can be no assurance that any such station will be able to maintain or increase its current audience ratings and advertising revenues. See "Business -- Competition." Radio broadcasting is also subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems and the introduction of digital audio broadcasting ("DAB"). DAB may deliver by satellite to nationwide and regional audiences multi-channel, multi-format digital radio services with sound quality equivalent to compact discs and may sell advertising. The Company cannot predict the effect, if any, that any such new technologies may have on the radio broadcasting industry or the Company. See "Business -- Competition."

COMPETITION

    Radio broadcasting is a highly competitive business. The Company's radio stations, now owned or to be acquired upon completion of the Pending Acquisitions, compete for audiences and advertising revenues within their respective markets directly with other radio stations, as well as with other media, such as newspapers, magazines, cable and broadcast television, outdoor advertising and direct mail. In addition, certain of the Company's stations compete, and in the future other of the Company's stations may compete, with groups of two or more stations operated by a single operator. Audience ratings and market shares are subject to change, and any adverse change in a particular market could have a material adverse effect on the revenue of stations located in that market. While the Company already competes with other stations with comparable programming formats in many of its markets, if another radio station in the market were to convert its programming format to a format similar to one of the Company's stations, or launch aggressive promotional campaigns, or if a new station were to adopt a competitive format, or if an existing competitor were to strengthen its operations, the Company's stations could suffer a reduction in ratings and/or advertising revenue and could require increased promotional and other expenses, and consequently would have a lower Broadcast Cash Flow. The Telecommunications Act of 1996 (the "Telecom Act") facilitates the consolidation of ownership of other radio broadcasting stations in the markets in which the Company operates or may operate in the future. Some of such competing in-market consolidated owners may be larger and have substantially more financial and other resources than the Company. In addition, increased consolidation in mid-size and smaller markets may result in greater competition for acquisition properties and a corresponding increase in purchase prices for such properties paid by the Company. See "Business--Competition."

GOVERNMENTAL REGULATION OF BROADCASTING INDUSTRY

    The broadcasting industry is subject to extensive and changing federal regulation that, among other things, requires approval by the FCC for the issuance, renewal, modification, transfer of control, or assignment of broadcasting station operating licenses, limits the number of broadcasting properties that the Company may acquire in any market, and regulates certain operating practices of radio stations. Additionally, the Communications Act of 1934, as amended (the "Communications Act") and FCC rules impose limitations on alien ownership and voting of the capital stock of the Company. The Telecom Act creates significant new opportunities for broadcasting companies but also creates uncertainties as to how the FCC and the courts will enforce and interpret the Telecom Act.

    The number of radio stations the Company may acquire or operate pursuant to an LMA in any market, overall and in each service (i.e., AM or FM), is limited by the Telecom Act and FCC rules and may vary depending upon whether the interests in other radio stations or certain other media properties of certain individuals or entities affiliated with the Company are attributable to those individuals or entities under FCC rules. The FCC generally applies its ownership limits to "attributable" interests held by an individual, corporation, partnership or other association. The interests of the Company's officers, directors and 5% or greater voting stockholders are generally attributable to the Company. Certain of the Company's officers and directors, and at least one stockholder of the Company, have attributable broadcast interests outside of their involvement with the Company, which will limit the number of radio stations that the Company may acquire or own in any market in which such officers or directors (or stockholders) hold or acquire such outside attributable broadcast interests. Moreover, under the FCC's cross-interest policy, the FCC, in certain instances, may prohibit one party from acquiring an attributable interest in one media outlet and a substantial non-attributable interest in another media outlet in the same market, thereby prohibiting a particular acquisition by the Company. The markets in which the Company may be subject to restricitons on ownership include Atlanta, GA, Nashville, TN and Rochester, MN.

    The consummation of radio broadcasting acquisitions requires prior approval of the FCC with respect to the transfer of control or assignment of the broadcast licenses of the acquired stations. Certain of the Pending Acquisitions have not yet received FCC approval. Two Pending Acquisitions are being challenged before the FCC by a competitor, and another is expected to be challenged. There can be no assurance that the FCC will approve future acquisitions by the Company (including the Pending Acquisitions). The consummation of certain of the Pending Acquisitions is also subject to applicable waiting periods and possible review by the DOJ or the FTC under the HSR Act, and acquisitions that are not required to be reported under the HSR Act may still be investigated by the FTC or the DOJ under the antitrust laws before or after consummation. The DOJ has been active in reviewing radio broadcasting acquisitions and has challenged a number of such transactions, some of which have resulted in consent decrees requiring divestitures of certain stations, terminations of LMAs and other relief. In general, the DOJ has more closely scrutinized radio mergers and acquisitions that result in local market shares in excess of 35% of radio advertising revenues, depending on format, signal strength and other factors, although there is no hard-and-fast numerical rule and certain transactions resulting in more than 35% market share have not been challenged. The DOJ can be expected to continue to enforce the antitrust laws in this manner, and there can be no assurance that one or more of the Pending Acquisitions will not be the subject of an investigation or enforcement action by the DOJ or the FTC. If the DOJ or the FTC investigates or challenges one or more of the Pending Acquisitions or any subsequent acquisitions, the Company may need to restructure such transactions or divest other existing stations in a particular market. However, the Company believes that its operating and sales practices and demand-driven pricing policies serve to expand advertising volume and increase competition in a market while providing more choice to advertisers and to listeners.

    The Company's business will be dependent upon maintaining its broadcasting licenses issued by the FCC, which are ordinarily issued for a maximum term of eight years. Although it is rare for the FCC to deny a license renewal application, there can be no assurance that the future renewal applications of the Company will be approved or that such renewals will not include conditions or qualifications that could adversely affect the Company. Moreover, governmental regulations and policies may change over time and there can be no assurance that such changes would not have a material adverse impact upon the Company. See "Business -- Federal Regulation of Radio Broadcasting."

REGULATORY APPROVAL

    The Company believes that the consummation of the Reorganization and the Offerings will require the prior consent of the FCC. The process of obtaining such consent will involve the application therefor being placed on public notice, and the public may file objections to such application. In addition, the FCC itself may decline to grant the application based upon its own review. There can be no assurance that such consent ultimately will be granted. While the Company believes that it might be able to obtain the required FCC consent on a so-called "short-form" application, there is no assurance that the FCC will not require a "long-form" application. A "long-form" application, if required, will involve a longer processing period, will be subject to formal petitions to deny by other parties, and will involve a more detailed review by the FCC, all of which would increase the risk that FCC consent would be delayed or denied.

POTENTIAL CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES

    Mr. Weening and Mr. Dickey each have direct interests in entities that have entered into service agreements with the Company. These interests may give rise to certain conflicts of interest with respect to transactions between these entities and the Company.

    QUSTUS, an entity controlled by Mr. Weening, and Stratford Research, an entity controlled by Mr. Dickey, have acted as the Company's financial and strategic advisor and market research and programming advisor, respectively, since the Company's inception. New advisory agreements between each of QUSTUS and Stratford Research and the Company will be entered into immediately prior to the consummation of the Offerings. See "Certain Relationships and Related Transactions."

EFFECTS OF ECONOMIC RECESSION

    The Company derives substantially all of its revenue from the sale of advertising time on its radio stations. The Company's broadcasting revenue could be adversely affected by a future national recession, although in the most recent national recession, in 1991, radio revenues in small radio markets ranked below 100 were impacted less severely on average than those in the larger markets. In addition, because a substantial portion of the Company's revenue is derived from local advertisers, the Company's ability to generate advertising revenue in specific markets could be adversely affected by local or regional economic downturns. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Advertising Sales."

YEAR 2000 RISK

    The Company has implemented a Year 2000 program to ensure that the Company's computer systems and applications will function properly beyond 1999. The Company believes that it has allocated adequate resources for this purpose and expects its Year 2000 date conversion program to be successfully completed on a timely basis. There can, however, be no assurance that this will be the case. The Company does not expect to incur significant expenditures to address this issue. The ability of third parties with whom the Company transacts business to adequately address their Year 2000 issues is outside of the Company's control. There can be no assurance that the failure of the Company or such third parties to adequately address their respective Year 2000 issues will not have a material adverse effect on the Company's business, financial condition, cash flows and results of operations.

RELIANCE ON KEY PERSONNEL

    The Company's business is managed by a small number of key management and operating personnel, the loss of certain of whom could have a material adverse effect on the Company. The Company believes that its future success will depend in large part on its ability to attract and retain highly skilled and qualified personnel and to expand, train and manage its employee base. The Company has entered into employment agreements with Messrs. Weening, Dickey, Bungeroth and Bonick which include provisions restricting the ability of Messrs. Weening, Dickey, Bungeroth and Bonick to compete against the Company in certain circumstances. The Company intends to arrange for "key-man" insurance on the lives of Messrs. Weening, Dickey and Bungeroth. See "Management -- Employment Agreements."

    The Company also employs several on-air personalities with large loyal audiences in their respective markets. The loss of one of these personalities could result in a short-term loss of audience share, but the Company does not believe that any such loss would have a material adverse effect on the Company's financial condition or results of operations, taken as a whole.

SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of the Preferred Stock Offering, the Company will have
outstanding       shares of Series A Preferred Stock. Of these shares, the
      shares of Series A Preferred Stock offered hereby will be freely transferable without restriction (subject to any FCC consent that might be required) under the Securities Act of 1933, as amended (the "Securities Act") or further registration under the Securities Act, except that shares purchased by "affiliates" of the Company, as that term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), may generally only be sold subject to certain restrictions as to timing, manner and volume.

    Future sales of substantial amounts of Preferred Stock, or the perception that such sales could occur, may affect the market price of the Preferred Stock prevailing from time to time. See "Shares Eligible for Future Sale" and "Underwriting."

DIVIDEND POLICY

    The Company does not anticipate paying any dividends except for the payment of scheduled dividends on the Series A Preferred Stock. The Company has never declared or paid any cash dividends on its capital stock and does not anticipate
paying cash dividends on the Series A Preferred Stock prior to              ,
2003. In addition, the Indenture, the Credit Facility, the Certificate of Designation and the Exchange Debenture Indenture will restrict the ability of the Company to pay dividends. See "Dividend Policy."

                  DESCRIPTION OF THE SERIES A PREFERRED STOCK
                            AND EXCHANGE DEBENTURES

SERIES A PREFERRED STOCK

    The Series A Preferred Stock will be issued by the Company pursuant to a certificate of designation relating to the Series A Preferred Stock (the "Certificate of Designation"). The summary contained herein of certain provisions of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the Certificate of Designation. Definitions of certain capitalized terms used in the Certificate of Designation and in the following summary are set forth below under "-- Exchange Debentures--Certain Definitions."

GENERAL

    The Board of Directors of the Company intends to adopt resolutions creating
a maximum of       shares of Series A Preferred Stock, which consist of the
shares of Series A Preferred Stock to be issued in the Preferred Stock Offering
plus       additional shares of Series A Preferred Stock which, among other things, may be used to pay certain dividends on the Series A Preferred Stock issued in the Preferred Stock Offering at the election of the Company. The Company will file a Certificate of Designation with respect thereto with the Secretary of State of the State of Illinois as required by Illinois law. Subject to certain conditions, the Series A Preferred Stock will be exchangeable for Exchange Debentures at the option of the Company on any dividend payment date. The Series A Preferred Stock, when issued and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement (as defined under "Underwriting"), will be fully paid and non-assessable, and the holders thereof will not have any subscription or preemptive rights related thereto.
                    will be the transfer agent and registrar for the Series A Preferred Stock.

RANK

    The Series A Preferred Stock will, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank (i) senior to all other classes of Capital Stock of the Company established after the date of the Prospectus by the Board of Directors of the Company the terms of which do not expressly provide that it ranks on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the Common Stock of the Company as "Junior Securities"); and
(ii) subject to certain conditions, on a parity with each series of Preferred Stock existing on the date of the Prospectus the terms of which do not expressly provide that it ranks junior to any Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, and any class of Capital Stock established after the date of this prospectus by the Board of Directors of the Company, the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"). Creditors of the Company will have priority over the Series A Preferred Stock with respect to claims on the assets of the Company. In addition, creditors and stockholders of the Company's Subsidiaries will have priority over the Series A Preferred Stock with respect to claims on the assets of such Subsidiaries. The Series A Preferred Stock will be subject to the issuance of new classes of Restricted Securities and Parity Securities, PROVIDED that the Company may not issue any new class of Parity Securities without the approval of the holders of at least 50% of the shares of Series A Preferred Stock then outstanding, voting or consenting, as the case may be, separately as one class, except that without the approval of the holders of Series A Preferred Stock, the Company may issue and have outstanding shares of Parity Securities issued from time to time in exchange for, or the proceeds of which are used to redeem or repurchase, any or all of the shares of Series A Preferred Stock or other Parity Securities.

DIVIDENDS

    Series A Preferred Stock Holders will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, dividends on the Series A Preferred Stock at a rate per
annum equal to   % of the liquidation preference per share of the Series A
Preferred Stock. All dividends will be cumulative whether or not earned or declared on a daily basis from the date of issuance of the Series A Preferred
Stock and will be payable quarterly in arrears on           ,           ,
          and           of each year, commencing on           , 1998. On or
before           , 2003 the Company may, at its option, pay dividends in cash or in additional fully paid and non-assessable shares of Series A Preferred Stock having an aggregate liquidation preference equal to the amount of such
dividends. After           , 2003, dividends may be paid only in cash. It is not
expected that the Company will pay any dividends in cash for any period ending
on or prior to           , 2003. The terms of certain debt instruments of the
Company, including the Credit Facility and the Notes, restrict the payment of cash dividends by the Company, and future agreements may provide the same. See "Risk Factors--Substantial Leverage," "Risk Factors--Restrictions Imposed by Terms of Indebtedness and Preferred Stock," and "Description of Credit Facility and Notes."

    No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid in full or declared and, if payable in cash, a sum in cash set apart for such payment on the Series A Preferred Stock. If full dividends are not so paid, the Series A Preferred Stock will share dividends pro rata with the Parity Securities. No dividends may be paid or set apart for such payment on Restricted Securities (except dividends on Restricted Securities in additional shares of Restricted Securities) and no Restricted Securities or Parity Securities may be repurchased, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto, if full cumulative dividends have not been paid on the Series A Preferred Stock.

OPTIONAL REDEMPTION

    The Series A Preferred Stock may be redeemed for cash (subject to contractual and other restrictions with respect thereto and to the legal
availability of funds therefor) at any time on or after           , 2003, in
whole or in part, at the option of the Company, at the following redemption prices (expressed as percentages of the liquidation preference thereof) if
redeemed during the 12-month period beginning on           of each of the years
set forth below, in each case together with an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date):

YEAR                                                                                     PERCENTAGE
--------------------------------------------------------------------------------------  -------------
2003..................................................................................             %
2004..................................................................................             %
2005..................................................................................             %
2006..................................................................................             %
2007 and thereafter...................................................................          100%

    Prior to           , 2001, the Company may, at its option, on any one or
more occasions, redeem up to 35% of the original aggregate liquidation preference of the Series A Preferred Stock, in whole or in part, at the option
of the Company, at a redemption price equal to    % of the liquidation
preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends thereon (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date), with the proceeds of one or more Equity Offerings (as defined below); PROVIDED that at least 65% of the original aggregate liquidation preference of the Series A Preferred Stock remains outstanding immediately after the occurrence of such redemption; and PROVIDED FURTHER that such redemption shall occur within 90 days of the date of the closing of such Equity Offering.

    As used in the preceding paragraph, "Equity Offering" means any public or private sale of the Common Stock of the Company pursuant to which the Company receives net proceeds of at least $25.0 million, other than issuances of Common Stock of the Company pursuant to employee benefit plans or as compensation to employees.

    No optional redemption may be authorized or made (i) unless prior thereto or contemporaneously therewith full unpaid cumulative dividends shall have been paid or a sum set apart for such payment on the Series A Preferred Stock or (ii) at less than 101% of the liquidation preference of the Series A Preferred Stock at any time when the Company is making an offer to purchase shares of Series A Preferred Stock under a Change of Control Offer (as defined) in accordance with the provisions of "--Repurchase at the Option of Series A Preferred Stock Holders--Change of Control."

    In the event of partial redemptions of Series A Preferred Stock, the shares to be redeemed will be determined PRO RATA or by lot, as determined by the Company, except that the Company may redeem such shares held by any holders of fewer than 100 shares (or shares held by holders who would hold less than 100 shares as a result of such redemption), without regard to any PRO RATA redemption requirement. The terms of certain debt instruments of the Company, including the Credit Facility and the Notes, restrict, directly or indirectly, the ability of the Company to redeem the Series A Preferred Stock, and future agreements to which the Company or its subsidiaries are parties may provide the same. See "Description of Credit Facility and Notes."

MANDATORY REDEMPTION

    On           , 2009, the Company will be required to redeem (subject to the legal availability of funds therefor) all outstanding shares of Series A Preferred Stock at a price equal to the then effective liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends to the date of redemption.

PROCEDURES FOR REDEMPTIONS

    On and after a redemption date, unless the Company defaults in the payment of the applicable redemption price, dividends will cease to accrue on shares of Series A Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price, without interest. The Company will send a written notice of redemption by first class mail to each holder of record of shares of Series A Preferred Stock, not fewer than 30 days nor more than 60 days prior to the date fixed for such redemption. Shares of Series A Preferred Stock issued and reacquired will, upon compliance with the applicable requirements of Illinois law, have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, except that any issuance or reissuance of shares of Series A Preferred Stock must be in compliance with the Certificate of Designation.

REPURCHASE AT THE OPTION OF SERIES A PREFERRED STOCK HOLDERS

    CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each Holder of the Series A Preferred Stock will have the right to require the Company to repurchase all or any part of such Holder's Series A Preferred Stock pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the repurchase date to the repurchase date), if any, to the date of repurchase (subject to the right of Series A Preferred Stock Holders of record on the relevant record date to receive dividends due on the relevant dividend payment date); PROVIDED, HOWEVER, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Series A Preferred Stock pursuant to this covenant in the event that it has exercised its right to redeem all of the Series A Preferred Stock as described under "--Optional Redemption."

    In the event that at the time of such Change of Control, the terms of any Credit Agreement restricts or prohibits the repurchase of Series A Preferred Stock pursuant to this covenant, then prior to the mailing of the notice to Series A Preferred Stock Holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control (unless the Company has exercised its right to redeem all the Series A Preferred Stock as described under "--Optional Redemption"), the Company shall (i) repay in full all Obligations under such Credit Agreements or offer to repay in full all Obligations under such Credit Agreements and repay the Obligations of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Exchange Debenture Senior Debt to permit the repurchase of the Series A Preferred Stock as provided for in the immediately following paragraph.

    The Company shall, within 30 days following any Change of Control (or at the Company's option, prior to such Change of Control but after the public announcement thereof), mail a notice to each Series A Preferred Stock Holder stating: (1) that a Change of Control has occurred or will occur and that such Series A Preferred Stock Holder has (or upon such occurrence will have) the right to require the Company to purchase such Series A Preferred Stock Holder's Series A Preferred Stock at a purchase price in cash equal to 101% of the aggregate liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the repurchase date to the repurchase date), if any, to the date of redemption (subject to the right of Series A Preferred Stock Holders of record on a record date to receive dividends on the relevant dividend payment date);
(2) the circumstances and relevant facts and financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions determined by the Company, consistent with this covenant, that an Series A Preferred Stock Holder must follow in order to have its Series A Preferred Stock repurchased; and (5) that, if such offer is made prior to such Change of Control, payment is conditioned on the occurrence of such Change of Control.

    The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Series A Preferred Stock pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.

    The occurrence of a Change of Control would constitute a default under the Credit Facility. Future Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Series A Preferred Stock Holders of their right to require the Company to repurchase the Series A Preferred Stock could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Series A Preferred Stock Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

LIQUIDATION PREFERENCE

    Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series A Preferred Stock will be entitled to be paid, out of the assets of the Company available for distribution, the liquidation preference per share, plus an amount in cash equal to all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last dividend payment date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Securities, including, without limitation, Common Stock of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Series A Preferred Stock and all other Parity Securities are not paid in full, the holders of the Series A Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends to which each is entitled. After payment of the full amount of the liquidation preference and accumulated and unpaid dividends to which they are entitled, the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations will be deemed to be a liquidation, dissolution or winding-up of the Company.

    The Certificate of Designation does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Series A Preferred Stock, although such liquidation preference will be substantially in excess of the par value of such shares of Series A Preferred Stock. In addition, the Company is not aware of any provision of Illinois law or any controlling decision of the courts of the State of Illinois (the state of incorporation of the Company) that requires a restriction upon any surplus of the Company solely because the liquidation preference of the Series A Preferred Stock will exceed its par value. Consequently, there will be no restriction upon any surplus of the Company solely because the liquidation preference of the Series A Preferred Stock will exceed the par value and there will be no remedies available to holders of the Series A Preferred Stock before or after the payment of any dividend, other than in connection with the liquidation of the Company, solely by reason of the fact that such dividend would reduce the surplus of the Company to an amount less than the difference between the liquidation preference of the Series A Preferred Stock and its par value.

VOTING RIGHTS

    Series A Preferred Stock Holders will have no voting rights with respect to general corporate matters except as required by law or as set forth in the Certificate of Designation. The Certificate of Designation will provide that (a) if (i) dividends on the Series A Preferred Stock are in arrears and unpaid (and,
in the case of dividends payable after           , 2003, are not paid in cash)
for four consecutive quarterly periods, (ii) the Company fails to discharge any redemption obligation with respect to the Series A Preferred Stock (whether or not the Company is permitted to do so by the terms of the Credit Facility, the Notes or any other obligation of the Company), (iii) the Company fails to make an offer to purchase all of the outstanding shares of Series A Preferred Stock following a Change of Control (whether or not the Company is permitted to do so by the terms of the Credit Facility, the Notes or any other obligation of the Company) or fails to purchase shares of Series A Preferred Stock from holders who elect to have such shares repurchased pursuant to the Change of Control Offer, (iv) a breach or violation of the provisions described under the caption "--Certain Covenants" occurs and the breach or violation continues for a period of 60 days or more after the Company receives notice thereof specifying the default from holders of 25% of the Series A Preferred Stock then outstanding, or
(v) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Certificate of Designation, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment

Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more, then the number of directors constituting the Board of Directors of the Company will be adjusted to permit the holders of the majority of the then outstanding Series A Preferred Stock, voting separately as a class, to elect two directors, and (b) the approval of holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, will be required for (i) any merger, consolidation or sale of all or substantially all of the assets of the Company except as permitted pursuant to the covenant below under "--Certain Covenants--Merger or Consolidation" and (ii) for any modification of the Certificate of Designation or the Exchange Debenture Indenture. Each such event described in clause (a) above is referred to herein as a "Voting Rights Triggering Event." Voting rights arising as a result of a Voting Rights Triggering Event will continue until such time as all dividends in arrears on
the Series A Preferred Stock are paid in full (and after           , 2003, paid
in cash) and any failure, breach or default referred to in clause (a) is remedied.

    In addition, the Certificate of Designation will provide that the Company will not authorize any class of Parity Securities without the affirmative vote or consent of holders of at least 50% of the shares of Series A Preferred Stock then outstanding, voting or consenting, as the case may be, as one class. The Certificate of Designation will also provide that the Company may not amend the Certificate of Designation so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of the Series A Preferred Stock, or authorize the issuance of any additional shares of Series A Preferred Stock, without the affirmative vote or consent of the holders of at least 50% of the then outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, as one class. The Certificate of Designation will also provide that, except as set forth above, (a) the creation, authorization or issuance of any shares of Junior Securities or Parity Securities, (b) the decrease in the amount of authorized capital stock of any class, including any Series A Preferred Stock or (c) the increase in the amount of authorized capital stock of any class of Junior Securities shall not require the consent of the holders of Series A Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of holders of shares of Series A Preferred Stock.

    Under Illinois law, holders of Series A Preferred Stock will be entitled to vote as a class upon a proposed amendment to the Articles of Incorporation, whether or not entitled to vote thereon by the Articles of Incorporation, if the amendment would increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares or such class so as to affect them adversely.

CERTAIN COVENANTS

    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

    The Certificate of Designation will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Company's Leverage Ratio at the time of the incurrence of such Indebtedness, after giving pro-forma effect thereto and to the use of proceeds therefrom, is less than 7.0 to 1:

    Notwithstanding the foregoing, the Certificate of Designation will not prohibit any of the following (collectively, "Permitted Indebtedness"): (a) the Indebtedness evidenced by the Notes; (b) the incurrence by the Company of Indebtedness pursuant to Credit Agreements, so long as the aggregate principal amount of all Indebtedness outstanding under all Credit Agreements do not, at any one time, exceed $190.0 million, less the aggregate amount of all mandatory prepayments of principal applied since the date of the Certificate of Designation to permanently reduce the outstanding amount of such Indebtedness; (c) all Indebtedness of the Company and its Restricted Subsidiaries in existence as of the date of the Certificate of Designation; (d) intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; PROVIDED, HOWEVER, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Exchange Debentures and
(ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be; (e) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price, lease or cost of construction or improvement of property, plant or equipment used in a Permitted Business in an aggregate principal amount not to exceed $15.0 million at any time outstanding;
(f) the incurrence by the Company or its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Certificate of Designation to be incurred; (g) the incurrence by the Company or its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating or variable rate Indebtedness or for the purpose of protecting against fluctuations in interest rates or the value of foreign currencies purchased or received, in each case in respect of Indebtedness that is permitted by the terms of the Certificate of Designation to be outstanding; PROVIDED, HOWEVER, that in the case of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risks with respect to Indebtedness, the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates and in the case of Hedging Obligations incurred for the purpose of protecting against fluctuations in interest rates or the value of foreign currencies purchased or received, such Hedging Obligations do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; (h) Indebtedness incurred solely in respect of performance, surety and similar bonds or completion guarantees, to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;
(i) Indebtedness arising out of standby letters of credit covering workers compensation, performance or similar obligations in an aggregate amount not to exceed $500,000 at any time outstanding; (j) any guarantee of the Company of Indebtedness or other obligations of any of its Restricted Subsidiaries so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Certificate of Designation; (k) the incurrence by the Company of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million; and (l) the issuance of Series A Preferred Stock issued as payment in kind dividends on the Series A Preferred Stock outstanding on the Issue Date or issued subsequent to the Issue Date as dividends permitted pursuant to this clause (l), to the extent such dividends are made pursuant to the terms of the Certificate of Designation for such Series A Preferred Stock as in effect on the Issue Date, on any Preferred Stock issued in exchange for the Series A Preferred Stock, or any dividends on such Preferred Stock to the extent such dividends are made pursuant to the terms of the Certificate of Designation of such Preferred Stock.

    The Certificate of Designation will provide that the Company will not permit any Unrestricted Subsidiary to incur any Indebtedness other than Non-Recourse Debt; provided, however, if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an incurrence of Indebtedness by the Company.

    MERGER, CONSOLIDATION, OR SALE OF ASSETS

    The Certificate of Designation will provide that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, and the Company may not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions would, in the aggregate, result in a sale, assignment, transfer, lease, conveyance, or other disposition of all or substantially all of the properties or assets of the Company to another Person unless: (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Surviving Entity") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Series A Preferred Stock shall be converted into or exchanged for and shall become shares of the Surviving Entity, having in respect of such successor, transferee or resulting corporation substantially the same powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon that the Series A Preferred Stock had immediately prior to such transaction; (iii) immediately after such transaction, no Voting Rights Triggering Event, and no event that after the giving of notice or lapse of time or both would become a Voting Rights Triggering Event, shall have occurred and be continuing; and (iv) the Company or the Surviving Entity will, at the time of such transaction or series of transactions and after giving pro forma effect thereto as if such transaction or series of transactions had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock." Notwithstanding the restrictions described in the foregoing clause (iv), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and any Wholly Owned Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to another Wholly Owned Restricted Subsidiary.

    RESTRICTED PAYMENTS

    The Certificate of Designation will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly,
(i) declare or pay any dividend or make any distribution on account of any Junior Securities (other than dividends or distributions payable in Junior Securities (other than Disqualified Stock)), (ii) purchase, redeem or otherwise acquire or retire for value any Junior Securities or (iii) make any Investment (other than a Permitted Investment) in any Person (all such dividends, distributions, purchases, redemptions, acquisitions, retirements and Investments being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Junior Payment:

        (a) no Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof;

        (b) all dividends on the Series A Preferred Stock payable on dividend
    payment dates after           , 2003, have been declared and paid in cash;
    and

        (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Certificate of Designation (excluding Restricted Payments permitted by clause (2) of the next succeeding paragraph), is less than the sum of (i) (A) 100% of the aggregate Consolidated Cash Flow of the Company (or, in the event such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit) accrued for the period beginning on the first day of the Company's fiscal quarter commencing after the Issue Date and ending on the last day of the Company's most recent fiscal quarter for which financial information is available to the Company ending prior to the date of such proposed Restricted Payment, taken as one accounting period, less (B) 1.4 times Consolidated Interest Expense for the same period, PLUS (ii) 100% of the aggregate net cash proceeds and the fair market value of marketable securities (as determined in good faith by the Company) received by the Company from the issue or sale since the date of the Certificate of Designation of Equity Interests of the Company or of debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company, other than Disqualified Stock or debt securities that have been converted into Disqualified Stock and other than the Common Stock issued in the Stock Offerings), PLUS (iii) to the extent that any Restricted Investment that was made after the date of the Exchange Debenture Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the net proceeds of such sale, liquidation or repayment and (B) the amount of such Restricted Investment, PLUS (iv) $5.0 million.

    The foregoing provisions will not prohibit: (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Certificate of Designation; (2) the redemption, repurchase, retirement or other acquisition of any Junior Securities or Parity Securities of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Junior Securities or Parity Securities of the Company (other than any Disqualified Stock); (3) the repurchase, redemption or other acquisition or retirement for value of any Junior Securities or Parity Securities of the Company or any Subsidiary of the Company held by any of the Company's (or any of its Subsidiaries') employees pursuant to any management equity subscription agreement or stock option agreement in connection with the termination of such person's employment for any reason (including by reason of death or disability); PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Junior Securities or Parity Securities shall not exceed $500,000 in any twelve-month period; and PROVIDED FURTHER that no Voting Rights Triggering Event shall have occurred and be continuing immediately after such transaction; and (4) repurchases of Junior Securities or Parity Securities deemed to occur upon exercise of stock options if such Junior Securities or Parity Securities represent a portion of the exercise price of such options.

    DESIGNATION OF UNRESTRICTED SUBSIDIARIES

    The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under clause (c) of the first paragraph of the covenant "Restricted Payments." All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of the fair market value or the book value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    TRANSACTIONS WITH AFFILIATES

    The Certificate of Designation will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its Affiliates (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, such Affiliate Transaction or series of Affiliated Transactions has been approved in good faith by a majority of the members of the Board of Directors who are disinterested with respect to such Affiliate Transaction or series of Affiliated Transactions, and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, such Affiliate Transaction or series of related Affiliate Transactions has been approved in good faith by a resolution adopted by a majority of the members of the Board of Directors of the Company who are disinterested with respect to such Affiliate Transaction or series of related Affiliate Transactions and an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view has been issued to the Company by an accounting, appraisal, engineering or investment banking firm of national standing PROVIDED that the foregoing provisions will not apply to the following: (1) transactions contemplated by any employment agreement or other compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary,
(2) transactions between or among the Company and/or its Restricted Subsidiaries, (3) Restricted Payments and Permitted Investments that are permitted by the provisions of the Certificate of Designation described above under the caption "-- Restricted Payments", (4) indemnification payments made to officers, directors and employees of the Company or any Restricted Subsidiary pursuant to charter, bylaw, statutory or contractual provisions and (5) any agreement in effect as of the Issue Date or any transaction contemplated thereby.

    REPORTS. The Certificate of Designation will provide that, whether or not required by the rules and regulations of the Commission, so long as any shares of Series A Preferred Stock are outstanding, the Company will furnish Series A Preferred Stock Holders, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports, in each case within the time periods set forth in the Commission's rules and regulations. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of such information and reports with the Commission for public availability within the time periods set forth in the Commission's rules and regulations (unless the Commission will not accept such filing).

EXCHANGE

    The Company may at its option exchange all, but not less than all, of the then outstanding shares of Series A Preferred Stock into Exchange Debentures on any dividend payment date, PROVIDED that on the date of such exchange: (a) there are no contractual impediments to such exchange; (b) such exchange would comply with the Business Corporation Act of Illinois; (c) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Debenture Indenture) would exist under the Exchange Debenture Indenture; and (d) the Company shall have delivered a written opinion of counsel, dated the date of exchange, regarding the satisfaction of the conditions set forth in clauses (a) and (b) and certain other matters. The Company shall send a written notice of exchange by mail to each holder of record of shares of Series A Preferred Stock, which notice shall state, among other things, (i) that the Company is exercising its option to exchange the Series A Preferred Stock for Exchange Debentures pursuant to the Certificate of Designation and (ii) the date of exchange (the "Exchange Date"), which date shall not be less than 30 days nor more than 60 days following the date on which such notice is mailed. On the Exchange Date, holders of outstanding shares of Series A Preferred Stock will be entitled to receive a principal amount of Exchange Debentures equal to the liquidation preference per share, plus an amount in cash equal to all accrued and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the Exchange Date to the Exchange Date), as provided below.

    The Exchange Debentures will be issued in registered form, without coupons. Exchange Debentures issued in exchange for Series A Preferred Stock will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issued in principal amounts less than $1,000 so that each holder of Series A Preferred Stock will receive certificates representing the entire amount of Exchange Debentures to which his shares of Series A Preferred Stock entitle him, provided that the Company may, at its option, pay cash in lieu of issuing an Exchange Debenture in a principal amount less than $1,000. On and after the Exchange Date, dividends will cease to accrue on the outstanding shares of Series A Preferred Stock, and all rights of the holders of Series A Preferred Stock (except the right to receive the Exchange Debentures, an amount in cash equal to the accrued and unpaid dividends to the Exchange Date and if the Company so elects, cash in lieu of any Exchange Debenture which is in an amount that is not an integral multiple of $1,000) will terminate. The person entitled to receive the Exchange Debentures issuable upon such exchange will be treated for any purposes as the registered holder of such Exchange Debentures.

    The Credit Facility contains limitations with respect to the Company's ability to issue the Exchange Debentures, and any future Credit Agreements or other agreements relating to indebtedness to which the Company or any of its Subsidiaries become a party may contain similar limitations. See "Description of Credit Facility and Notes."

    The Company intends to comply with the provisions of Rule 13e-4 promulgated pursuant to the Exchange Act in connection with any exchange, to the extent applicable.

    TRANSFER AGENT AND REGISTRAR.                      is the transfer agent and
registrar for the Series A Preferred Stock.

EXCHANGE DEBENTURES
  GENERAL

    The Exchange Debentures, if issued, will be issued under an indenture (the
"Exchange Debenture Indenture") between the Company and                     , as
trustee (the "Trustee"). The terms of the Exchange Debentures include those stated in the Exchange Debenture Indenture and those made part of the Exchange Debenture Indenture by reference to The Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Exchange Debentures will be subject to all such terms, and prospective holders of the Exchange Debentures are referred to the Exchange Debenture Indenture and the Trust Indenture Act for a statement of such terms. The following summary of certain provisions of the Exchange Debenture Indenture does not purport to be complete and is qualified in its entirety by reference to the Exchange Debenture Indenture, including the definitions therein of certain terms. Definitions of certain capitalized terms used in the Exchange Debenture Indenture and in the following summary are set forth below under "--Certain Definitions."

    The Exchange Debentures, if issued, will be general unsecured obligations of the Company, subordinated to all existing and future Exchange Debenture Senior Debt, including the Notes and the Credit Facility. The Exchange Debentures will be issued in fully registered form only in denominations of $1,000 and integral multiples thereof (other than as described in "--Series A Preferred Stock--Exchange" or with respect to additional Exchange Debentures issued in lieu of cash interest as described herein).

PRINCIPAL, MATURITY AND INTEREST

    The Exchange Debentures will mature on                     , 2009. Interest
on the Exchange Debentures will accrue at a rate of    % per annum from the
Exchange Date or from the most recent interest payment date to which interest has been paid or provided for. Interest will be payable semi-annually in cash
(or, on or prior to           , 2003, in additional Exchange Debentures, at the
option of the Company) in arrears on       and       of each year, commencing
with the first such date after the Exchange Date, to Exchange Debenture Holders
of record on the immediately preceding       and

      . Interest on the Exchange Debentures will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed. Principal, premium, if any, and interest on the Exchange Debentures will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Exchange Debenture Holders at their respective addresses set forth in the register of Exchange Debenture Holders. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose. The Company may change such office without prior notice to holders of the Exchange Debentures, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

SUBORDINATION

    The Indebtedness evidenced by the Exchange Debentures will be unsecured and subordinated in right of payment, as set forth in the Exchange Debenture Indenture, to the payment when due of all existing and future Exchange Debenture Senior Debt of the Company, including the Company's obligations under the Credit Facility and the Notes, will rank PARI PASSU in right of payment with all existing and future Exchange Debenture Pari Passu Debt of the Company and will be senior in right of payment to all existing and future Exchange Debenture Subordinated Debt of the Company.

    Although the Exchange Debenture Indenture contains limitations on the amount of additional Indebtedness which the Company may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Exchange Debenture Indebtedness may be Exchange Debenture Senior Debt. See "--Certain Covenants--Limitation on Indebtedness" below.

    Only Indebtedness of the Company that is Exchange Debenture Senior Debt will rank senior to the Exchange Debentures in accordance with the provisions of the Indenture. The Exchange Debentures will in all respects rank PARI PASSU with all other Exchange Debenture Pari Passu Debt of the Company.

    Upon any payment or distribution of property or securities to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, or in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Exchange Debenture Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Exchange Debenture Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Exchange Debenture Senior Debt, whether or not a claim for such interest would be allowed in a proceeding) before the Holders of the Exchange Debentures will be entitled to receive any payment with respect to the Exchange Debentures, and until all Obligations with respect to Exchange Debenture Senior Debt are paid in full, any distribution to which the Holders of the Exchange Debentures would be entitled shall be made to the holders of Exchange Debenture Senior Debt (except in each case that Holders of the Exchange Debentures may receive securities that are subordinated at least to the same extent as the Exchange Debentures are subordinated to Exchange Debenture Senior Debt (or securities issued in exchange for Exchange Debenture Senior Debt) and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance").

    The Company also may not make any payment (whether by redemption, purchase, retirement, defeasance or otherwise) upon or in respect of the Exchange Debentures (except in such subordinated securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Exchange Debenture Senior Debt occurs, (ii) any other default on Designated Exchange Debenture Senior Debt occurs and the maturity of such Designated Exchange Debenture Senior Debt is accelerated in accordance with its terms (together with clause (i), a "payment default") or (iii) any other default occurs and is continuing with respect to Designated Exchange Debenture Senior Debt that permits, or with the giving of notice or passage of time or both (unless cured or waived) will permit, holders of the Designated Exchange Debenture Senior Debt as to which such default relates to accelerate its maturity ("non-payment default") and (solely with respect to this clause (iii)) the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Exchange Debenture Senior Debt. Cash payments on the Exchange Debentures shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earliest of the date on which such nonpayment default is cured or waived, the date on which the applicable Payment Blockage Notice is retracted by written notice to the Trustee or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Exchange Debenture Senior Debt has been accelerated or a default of the type described in clause (vii) under the caption "Events of Default" has occurred and is continuing. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior Payment Blockage Notice. No nonpayment default in respect of Designated Exchange Debenture Senior Debt that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of no less than 181 days.

    The Exchange Debenture Indenture will further require that the Company promptly notify holders of Exchange Debenture Senior Debt if payment of the Exchange Debentures is accelerated because of an Event of Default.

    By reason of such subordination provisions contained in the Exchange Debenture Indenture, in the event of insolvency, (i) creditors of the Company who are holders of Exchange Debenture Senior Debt may recover more, ratably, than the Exchange Debenture Holders, and (ii) trade creditors of the Company who are not holders of Exchange Debenture Senior Debt or of Exchange Debenture Pari Passu Debt (including the Exchange Debentures) may recover less, ratably, than holders of Exchange Debenture Senior Debt and may recover more, ratably, than the holders of Exchange Debenture Pari Passu Debt.

OPTIONAL REDEMPTION

    Except as set forth below, the Exchange Debentures may not be redeemed at
the option of the Company prior to           , 2003. Thereafter, the Exchange
Debentures will be subject to redemption for cash at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice to each holder of Exchange Debentures to be redeemed, at the following redemption prices (expressed as percentages of principal amount) if redeemed during the
twelve-month period beginning on           of each of the years indicated below,
in each case together with any accrued and unpaid interest thereon to the applicable redemption date:

YEAR                                                                                    PERCENTAGE
--------------------------------------------------------------------------------------  -----------
2003..................................................................................            %
2004..................................................................................            %
2005..................................................................................            %
2006..................................................................................            %
2007 and thereafter...................................................................      100.00%

    Prior to           , 2001, the Company may, at its option, on any one or
more occasions redeem up to 35% of the original aggregate principal amount of
the Exchange Debentures at a redemption price equal to   % of the principal
amount thereof, plus an amount in cash equal to all accrued and unpaid interest, if any, thereon to the redemption date, with all or a portion of the net proceeds of one or more Equity Offerings (as defined below); PROVIDED that at least 65% of the original aggregate principal amount of the Exchange Debentures remains outstanding immediately after the occurrence of such redemption; and PROVIDED, FURTHER, that such redemption shall occur within 90 days of the date of the closing of such Equity Offering.

    As used in the preceding paragraph, "Equity Offering" means any public or private sale of Common Stock of the Company pursuant to which the Company receives net proceeds of at least $25 million other than issuances of Common Stock of the Company pursuant to employee benefit plans or as compensation to employees.

    No optional redemption of Exchange Debentures may be authorized or made at less than 101% of the principal amount thereof at any time when the Company is making or purchasing Exchange Debentures under a Change of Control Offer in accordance with the provisions of "--Repurchase at the Option of Exchange Debenture Holders--Change of Control."

    If less than all of the Exchange Debentures are to be redeemed at any time, selection of Exchange Debentures for redemption will be made by the Trustee on a PRO RATA basis, by lot or by such method as the Trustee will deem fair and appropriate; provided that no Exchange Debentures of $1,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Exchange Debenture Holder to be redeemed at its registered address. If any Exchange Debenture is to be redeemed in part only, the notice of redemption that relates to such Exchange Debenture will state the portion of the principal amount thereof to be redeemed. A new Exchange Debenture in principal amount equal to the unredeemed portion thereof will be issued in the name of the Exchange Debenture Holder thereof upon cancellation of the original Exchange Debenture. On and after the redemption date, interest will cease to accrue on Exchange Debentures or portions of them called for redemption unless the Company defaults in the payment thereof.

MANDATORY REDEMPTION

    Except as set forth below under "--Repurchase at the Option of Exchange Debenture Holders," the Company is not required to make any mandatory redemption, purchase or sinking fund payments with respect to the Exchange Debentures prior to the maturity date.

REPURCHASE AT THE OPTION OF EXCHANGE DEBENTURE HOLDERS

    CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each Holder of the Exchange Debentures will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Exchange Debentures pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount of the Exchange Debentures plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control (unless the Company has exercised its rights to redeem all the Exchange Debentures), the Company will (i) mail a notice to each Exchange Debenture Holder describing the transaction or transactions that constitute the Change of Control and offer to repurchase the Exchange Debentures pursuant to the procedures required by the Exchange Debenture Indenture and described in such notice on a date no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date") and (ii) (a) offer to repay in full all Obligations under the Credit Facility and Obligations in respect of the Notes and to repay in full all Obligations of each lender and each Holder of Notes who has accepted such offer or (b) obtain the requisite consent under agreements evidencing Exchange Debenture Senior Debt to permit the purchase of the Exchange Debentures as described herein. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchange Debentures as a result of a Change of Control.

    On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Exchange Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the Exchange Debentures or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the relevant Exchange Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of such Exchange Debentures or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of the Exchange Debentures so tendered the Change of Control Payment for such Exchange Debentures, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each tendering Holder a new Note equal in principal amount to any unpurchased portion of the Exchange Debentures surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    Except as described above with respect to a Change of Control, the Exchange Debenture Indenture will not contain provisions that permit the Holders of the Exchange Debentures to require that the Company repurchase or redeem the Exchange Debentures in the event of a takeover, recapitalization or similar transaction.

    The Company will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Exchange Debenture Indenture applicable to a Change of Control Offer made by the Company and purchases all Exchange Debentures (or portions thereof) validly tendered and not withdrawn under such Change of Control Offer.

    The Credit Facility will prohibit the Company from repurchasing any Exchange Debentures pursuant to a Change of Control Offer prior to the repayment in full of all Obligations under the Credit Facility. Moreover, the occurrence of certain change of control events identified in the Credit Facility will constitute a default under the Credit Facility. Any future Credit Agreements or other agreements relating to Exchange Debenture Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. If a Change of Control were to occur, the Company may not have sufficient available funds to pay the Change of Control Payment for all Exchange Debentures that might be delivered by Holders of the Exchange Debentures seeking to accept the Change of Control Offer after first satisfying its obligations under the Credit Facility or other agreements relating to Exchange Debenture Senior Debt. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Payment when due will constitute a Default under the Exchange Debenture Indenture and will otherwise give the Trustee and the Holders of the Exchange Debentures the rights described under "--Events of Default and Remedies."

    The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of the Exchange Debentures to require the Company to repurchase such Exchange Debentures as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

    ASSET SALES

    The Exchange Debenture Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee, which determination shall be conclusive evidence of compliance with this provision) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Exchange Debentures or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any non-cash consideration received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 30 days of closing such Asset Sale, shall be deemed to be cash for purposes of this provision (to the extent of the cash received).

    Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply such Net Proceeds, at its option, (a) to permanently reduce Exchange Debenture Senior Debt (and to correspondingly permanently reduce commitments with respect thereto in the case of revolving borrowings), or (b) to an investment in any one or more businesses, capital expenditures or acquisitions of other assets, in each case, used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Exchange Debenture Senior Debt that is revolving debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Exchange Debenture Indenture. Any Net Proceeds from Asset Sales that are not applied as provided in the first sentence of this paragraph will (after the expiration of the periods specified in this paragraph) be deemed to constitute "Excess Proceeds."

    When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of the Exchange Debentures and, to the extent required by the terms thereof, to all holders or lenders of Exchange Debenture Pari Passu Debt (an "Asset Sale Offer") to purchase the maximum principal amount of the Exchange Debentures and any such Exchange Debenture Pari Passu Debt to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Exchange Debenture Indenture or the agreements governing the Exchange Debenture Pari Passu Debt, as applicable. To the extent that the aggregate principal amount of the Exchange Debentures and Exchange Debenture Pari Passu Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of the Exchange Debentures surrendered by Holders thereof and other Exchange Debenture Pari Passu Debt surrendered by holders or lenders thereof, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Exchange Debentures and the trustee or other lender representative for the Exchange Debenture Pari Passu Debt shall select the Exchange Debenture Pari Passu Debt to be purchased on a pro rata basis, based on the aggregate principal amount thereof surrendered in such Asset Sale Offer. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

    The Credit Facility may prohibit the Company from purchasing any Exchange Debentures from the Net Proceeds of Asset Sales. Any future Credit Agreements or other agreements relating to Exchange Debenture Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale Offer occurs at a time when the Company is prohibited from purchasing the Exchange Debentures, the Company could seek the consent of its lenders to the purchase or could attempt to refinance the Exchange Debenture Senior Debt that contains such prohibition. If the Company does not obtain such a consent or repay such Exchange Debenture Senior Debt, the Company may remain prohibited from purchasing the Exchange Debentures. In such case, the Company's failure to purchase tendered Exchange Debentures would constitute an Event of Default under the Exchange Debenture Indenture which would, in turn, constitute a default under the Credit Facility and possibly a default under other agreements relating to Exchange Debenture Senior Debt. In such circumstances, the subordination provisions in the Exchange Debenture Indenture would likely restrict payments to the Holders of the Exchange Debentures.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

    The Exchange Debenture Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment to holders of the Company's Equity Interests in connection with any merger or consolidation involving the Company) to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent or other Affiliate of the Company that is not a Wholly Owned Restricted Subsidiary of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Exchange Debenture Subordinated Debt, except at final maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

        (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

        (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

        (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Exchange Debenture Indenture (excluding Restricted Payments permitted by clauses (2), (3) and (5) of the next succeeding paragraph), is less than the sum of (i) (A) 100% of the aggregate Consolidated Cash Flow of the Company (or, in the event such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit) accrued for the period beginning on the first day of the Company's fiscal quarter commencing after the Issue Date and ending on the last day of the Company's most recent fiscal quarter for which financial information is available to the Company ending prior to the date of such proposed Restricted Payment, taken as one accounting period, less (B) 1.4 times Consolidated Interest Expense for the same period, PLUS (ii) 100% of the aggregate net cash proceeds and the fair market value of marketable securities (as determined in good faith by the Company) received by the Company from the issue or sale since the date of the Exchange Debenture Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company, other than Disqualified Stock or debt securities that have been converted into Disqualified Stock and other than the Common Stock issued in the Common Stock Offering), PLUS
    (iii) to the extent that any Restricted Investment that was made after the date of the Exchange Debenture Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the net proceeds of such sale, liquidation or repayment and (B) the amount of such Restricted Investment, PLUS (iv) $5.0 million.

    The foregoing provisions will not prohibit (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Exchange Debenture Indenture; (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;
(3) the defeasance, redemption or repurchase of Exchange Debenture Subordinated Debt with the net cash proceeds from an incurrence of subordinated Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;
(4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any of the Company's (or any of its Subsidiaries') employees pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Exchange Debenture Indenture in connection with the termination of such person's employment for any reason (including by reason of death or disability); PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any twelve-month period; and PROVIDED FURTHER that no Default or Event of Default shall have occurred and be continuing immediately after such transaction; and (5) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options.

    The amount of all Restricted Payments (other than cash) shall be the fair market value (as determined in good faith by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee, which determination shall be conclusive evidence of compliance with this provision) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than five days after the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

    DESIGNATION OF UNRESTRICTED SUBSIDIARIES

    The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under clause (c) of the first paragraph of the covenant "Restricted Payments." All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of the fair market value or the book value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

    The Exchange Debenture Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "Incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Company's Leverage Ratio at the time of the incurrence of such Indebtedness, after giving pro-forma effect thereto and to the use of proceeds therefrom, is less than 7.0 to 1.

    Notwithstanding the foregoing, the Exchange Debenture Indenture will not prohibit any of the following (collectively, "Permitted Indebtedness"): (a) the Indebtedness evidenced by the Exchange Debentures; (b) the incurrence by the Company of Indebtedness pursuant to Credit Agreements or the

Notes, so long as the aggregate principal amount of all Indebtedness outstanding under all Credit Agreements does not, at any one time, exceed $190 million, less the aggregate amount of all proceeds from all Asset Sales that have been applied since the date of the Exchange Debenture Indenture to permanently reduce the outstanding amount of such Indebtedness pursuant to the provisions described under the caption "Repurchase at the Option of Holders--Asset Sales"; (c) all Indebtedness of the Company and its Restricted Subsidiaries in existence as of the date of the Exchange Debenture Indenture; (d) intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; PROVIDED, HOWEVER, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Exchange Debentures and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be; (e) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price, lease or cost of construction or improvement of property, plant or equipment used in a Permitted Business in an aggregate principal amount not to exceed $15.0 million at any time outstanding;
(f) the incurrence by the Company or its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Exchange Debenture Indenture to be incurred; (g) the incurrence by the Company or its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating or variable rate Indebtedness or for the purpose of protecting against fluctuations in interest rates or the value of foreign currencies purchased or received, in each case in respect of Indebtedness that is permitted by the terms of the Exchange Debenture Indenture to be outstanding; PROVIDED, HOWEVER, that in the case of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risks with respect to Indebtedness, the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates and in the case of Hedging Obligations incurred for the purpose of protecting against fluctuations in interest rates or the value of foreign currencies purchased or received, such Hedging Obligations do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; (h) Indebtedness incurred solely in respect of performance, surety and similar bonds or completion guarantees, to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;
(i) Indebtedness arising out of standby letters of credit covering workers compensation, performance or similar obligations in an aggregate amount not to exceed $500,000 at any time outstanding; (j) any guarantee of the Company of Indebtedness or other obligations of any of its Restricted Subsidiaries so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Exchange Debenture Indenture; (k) the incurrence by the Company of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million; and (l) the incurrence by the Company of Indebtedness in respect of Exchange Debentures issued as payment in kind interest on Exchange Debentures issued on the exchange of Series A Preferred Stock, to the extent such interest payments are made pursuant to the terms of the Exchange Debenture Indenture.

    The Exchange Debenture Indenture will provide that the Company will not permit any Unrestricted Subsidiary to incur any Indebtedness other than Non-Recourse Debt; provided, however, if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an incurrence of Indebtedness by the Company.

    ASSET SWAPS

    The Exchange Debenture Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, in one or a series of related transactions, directly or indirectly, engage in any Asset Swaps, unless:
(i) at the time of entering into the agreement to swap assets and immediately after giving effect to the proposed Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
(ii) the Company would, after giving PRO FORMA effect to the proposed Asset Swap, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio in the covenant "Incurrence of Indebtedness and Issuance of Preferred Stock"; (iii) the respective fair market values of the assets being purchased and sold by the Company or any of its Restricted Subsidiaries (as determined in good faith by the management of the Company or,
if such Asset Swap includes consideration in excess of $         million by the
Board of Directors of the Company, as evidenced by a Board Resolution) are substantially the same at the time of entering into the agreement to swap assets; and (iv) at the time of the consummation of the proposed Asset Swap, the percentage of any decline in the fair market value (determined as aforesaid) of the asset or assets being acquired by the Company and its Restricted Subsidiaries shall not be significantly greater than the percentage of any decline in the fair market value (determined as aforesaid) of the assets being disposed of by the Company or its Restricted Subsidiaries, calculated from the time the agreement to swap assets was entered into.

    LIENS

    The Exchange Debenture Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien securing Indebtedness of any kind (other than Permitted Liens) upon any of its property or assets, now owned or hereafter acquired.

    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

    The Exchange Debenture Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(x) pay dividends or make any other distributions to the Company or any of the Restricted Subsidiaries of the Company (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (y) pay any indebtedness owed to the Company or any Restricted Subsidiaries of the Company, (ii) make loans or advances to the Company or any Restricted Subsidiaries of the Company or (iii) transfer any of its properties or assets to the Company or any Restricted Subsidiaries of the Company, except for such encumbrances or restrictions existing under or by reason of (a) the Credit Facility as in effect as of the date of the Exchange Debenture Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof or any other Credit Agreements, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or other Credit Agreements are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Facility as in effect on the date of the Exchange Debenture Indenture, (b) the Indenture and the Notes; (c) the Exchange Debenture Indenture and the Exchange Debentures, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except, in the case of Indebtedness, to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired, PROVIDED that, such Indebtedness or Disqualified Stock was permitted by the terms of the Exchange Debenture Indenture to be incurred, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or (h) Permitted Refinancing Debt, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

    MERGER, CONSOLIDATION, OR SALE OF ASSETS

    The Exchange Debenture Indenture will provide that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, and the Company may not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions would, in the aggregate, result in a sale, assignment, transfer, lease, conveyance, or other disposition of all or substantially all of the properties or assets of the Company to another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Surviving Entity") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Entity (if the Company is not the continuing obligor under the Exchange Debenture Indenture) assumes all the obligations of the Company under the Exchange Debentures and the Exchange Debenture Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately before and after giving effect to such transaction or series of transactions no Default or Event of Default exists; (iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company and its Subsidiaries which becomes the obligation of the Company or any of its Subsidiaries as a result of such transaction or series of transactions as having been incurred at the time of such transaction or series of transactions), the Consolidated Net Worth of the Company and its Subsidiaries or the Surviving Entity (if the Company is not the continuing obligor under the Exchange Debenture Indenture) is equal to or greater than the Consolidated Net Worth of the Company and its Subsidiaries immediately prior to such transaction or series of transactions; and (v) the Company or the Surviving Entity (if the Company is not the continuing obligor under the Exchange Debenture Indenture) will, at the time of such transaction or series of transactions and after giving pro forma effect thereto as if such transaction or series of transactions had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock." Notwithstanding the restrictions described in the foregoing clauses (iv) and (v), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and any Wholly Owned Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to another Wholly Owned Restricted Subsidiary.

    TRANSACTIONS WITH AFFILIATES

    The Exchange Debenture Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its Affiliates (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction or series of Affiliated Transactions complies with clause (i) above and that such Affiliate Transaction or series of Affiliated Transactions has been approved in good faith by a majority of the members of the Board of Directors who are disinterested with respect to such Affiliate Transaction or series of Affiliated Transactions, which resolution shall be conclusive evidence of compliance with this provision, and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, the Company delivers an Officer's Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (i) above and that such Affiliate Transaction or series of related Affiliate Transactions has been approved in good faith by a resolution adopted by a majority of the members of the Board of Directors of the Company who are disinterested with respect to such Affiliate Transaction or series of related Affiliate Transactions and an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal, engineering or investment banking firm of national standing (which resolution and fairness opinion shall be conclusive evidence of compliance with this provision); PROVIDED that the foregoing provisions will not apply to the following: (1) transactions contemplated by any employment agreement or other compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (2) transactions between or among the Company and/or its Restricted Subsidiaries, (3) Restricted Payments and Permitted Investments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments," (4) indemnification payments made to officers, directors and employees of the Company or any Restricted Subsidiary pursuant to charter, bylaw, statutory or contractual provisions and (5) any agreement as in effect as of the Issue Date or any transaction contemplated thereby.

    ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED SUBSIDIARIES

    The Exchange Debenture Indenture will provide that the Company (i) will not, and will not permit any Wholly Owned Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Subsidiary and (b) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Asset Sales," and (ii) will not permit any Wholly Owned Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary; provided that the Company may, and may permit any Wholly Owned Subsidiary of the Company to, take any of the actions referred to in (i) and
(ii) above so long as immediately after giving effect to such action, no more than 10% of the Consolidated Net Tangible Assets of the Company and its Subsidiaries is owned by other than Wholly Owned Subsidiaries of the Company.

    BUSINESS ACTIVITIES

    The Company will not, and will not permit any Restricted Subsidiary to, engage in any material respect in any business other than a Permitted Business.

    PAYMENTS FOR CONSENT

    The Exchange Debenture Indenture will provide that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Exchange Debentures for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Exchange Debenture Indenture or the Exchange Debentures unless such consideration is offered to be paid or is paid to all Holders of the Exchange Debentures that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

    REPORTS

    The Exchange Debenture Indenture will provide that, whether or not required by the rules and regulations of the Commission, so long as any Exchange Debentures are outstanding, the Company will furnish to the Holders of Exchange Debentures (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods set forth in the Commission's rules and regulations. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of such information and report with the Commission for public availability within the time periods set forth in the Commission's rules and regulations (unless the Commission will not accept such a filing).

EVENTS OF DEFAULT AND REMEDIES

    The Exchange Debenture Indenture will provide that each of the following constitutes an Event of Default: (i) a default for 30 days in the payment when due of interest on the Exchange Debentures (whether or not prohibited by the subordination provisions of the Exchange Debenture Indenture); (ii) a default in payment when due of the principal of or premium, if any, on the Exchange Debentures (whether or not prohibited by the subordination provisions of the Exchange Debenture Indenture); (iii) the failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the caption "Repurchase at the Option of Holders" and "Certain Covenants"; (iv) failure by the Company for 30 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Exchange Debentures then outstanding to comply with any of its other agreements in the Exchange Debenture Indenture or the Exchange Debentures; (v) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Exchange Debenture Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) the failure by the Company or any of its Restricted Subsidiaries to pay final, non-appealable judgments aggregating in excess of $5.0 million, which judgments remain unpaid or discharged for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together would constitute a Significant Subsidiary.

    If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Exchange Debentures then outstanding may declare the principal of and accrued but unpaid interest on such Exchange Debentures to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Exchange Debentures will become due and payable without further action or notice. Holders of the Exchange Debentures may not enforce the Exchange Debenture Indenture or the Exchange Debentures except as provided in the Exchange Debenture Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Exchange

Debentures then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Exchange Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

    The Holders of a majority in aggregate principal amount of the Exchange Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Exchange Debentures waive any existing Default or Event of Default and its consequences under the Exchange Debenture Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Exchange Debentures.

    The Company is required to deliver to the Trustee annually a statement regarding compliance with the Exchange Debenture Indenture, and the Company is required, within five business days of becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Exchange Debentures ("Legal Defeasance") except for (i) the rights of Holders of such outstanding Exchange Debentures to receive payments in respect of the principal of, premium, if any, and interest on such Exchange Debentures when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to such Exchange Debentures concerning issuing temporary Exchange Debentures, registration of such Exchange Debentures, mutilated, destroyed, lost or stolen Exchange Debentures and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Exchange Debenture Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Exchange Debenture Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Exchange Debentures, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Exchange Debentures on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Exchange Debentures are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Exchange Debenture Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Exchange Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of the outstanding Exchange Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Exchange Debenture Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Exchange Debentures over the other creditors of the Company, or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange Exchange Debentures in accordance with the Exchange Debenture Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Exchange Debenture Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of the Exchange Debenture to be redeemed.

    The registered Holder of an Exchange Debenture will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next two succeeding paragraphs, the Exchange Debenture Indenture or the Exchange Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Exchange Debentures then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Exchange Debentures), and any existing default or compliance with any provision of the Exchange Debenture Indenture or the Exchange Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Debentures (including consents obtained in connection with a tender offer or exchange offer for the Exchange Debentures).

    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Exchange Debentures held by a non-consenting Holder): (i) reduce the principal amount of the Exchange Debentures whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Exchange Debenture or alter the provisions with respect to the redemption of the Exchange Debentures (except as provided above with respect to "Asset Sale Offers" and "Change of Control Offers"), (iii) reduce the rate of or change the time for payment of interest on any Exchange Debenture, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Exchange Debentures (except a rescission of acceleration of the Exchange Debentures by the Holders of at least a majority in principal amount of such Exchange Debentures and a waiver of the payment default that resulted from such acceleration), (v) make any Exchange Debenture payable in money other than that stated in the Exchange Debentures,
(vi) make any change in the provisions of the Exchange Debenture Indenture relating to waivers of past Defaults or the rights of

Holders of the Exchange Debentures to receive payments of principal of or premium, if any, or interest on the Exchange Debentures or (vii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions described under "Repurchase at the Option of Holders" or the
provisions of Article [    ] of the Exchange Debenture Indenture (which relate
to subordination) will require the consent of the Holders of at least 66 2/3% in principal amount of the Exchange Debentures then outstanding if such amendment would adversely affect the rights of Holders of such Exchange Debentures. However, no amendment may be made to the subordination provisions of the Exchange Debenture Indenture that adversely affects the rights of any holder of Exchange Debenture Senior Debt then outstanding unless the holders of such Exchange Debenture Senior Debt (or any group or representative thereof authorized to give a consent) consents to such change.

    Notwithstanding the foregoing, without the consent of any Holder of the Exchange Debentures the Company and the Trustee may amend or supplement the Exchange Debenture Indenture or the Exchange Debentures to cure any ambiguity, defect or inconsistency, to provide for uncertificated Exchange Debentures in addition to or in place of certificated Exchange Debentures, to provide for the assumption of the Company's obligations to Holders of the Exchange Debentures in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Exchange Debentures or that does not adversely affect the legal rights under the Exchange Debenture Indenture of any such Holder, to secure the Exchange Debentures or to comply with requirements of the Commission in order to effect or maintain the qualification of the Exchange Debenture Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

    The Exchange Debenture Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding Exchange Debentures will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Exchange Debenture Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Exchange Debenture Indenture at the request of any Holder of the Exchange Debentures, unless such Holder shall have offered to such Trustee security and indemnity satisfactory to it against any loss, liability or expense.

GOVERNING LAW

    The Exchange Debenture Indenture and the Exchange Debentures provide that they will be governed by the laws of the State of New York.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Certificate of Designation and in the Exchange Debenture Indenture. Reference is made to the Certificate of Designation and the Exchange Debenture Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified

Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

    "ASSET SALE" means (i) the sale, lease, conveyance or other disposition (but excluding the creation of a Lien) of any assets including, without limitation, by way of a sale and leaseback (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Exchange Debenture Indenture described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation, or Sale of Assets" and not by the provisions described above under "-- Repurchase at the Option of Holders -- Asset Sales"), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries (including the sale by the Company or a Restricted Subsidiary of Equity Interests in an Unrestricted Subsidiary), in the case of either clause
(i) or (ii), whether in a single transaction or a series of related transactions
(a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary of the Company or by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company; (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company; (iii) the making of a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments";
(iv) a disposition of cash or Cash Equivalents; (v) a disposition of either obsolete equipment or equipment that is damaged, worn out or otherwise no longer useful in the business; (vi) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; (vii) any sale and leaseback of an asset within 90 days after the completion of construction or acquisition of such asset; (viii) any surrender or waiver of contract rights or a settlement, release or surrender of contract, tort or other claims of any kind or a grant of any Lien not prohibited by the Exchange Debenture Indenture; (ix) any transfer of properties or assets that is governed by the provisions of the Exchange Debenture Indenture described under the caption "--Certain Covenants--Asset Swaps"; or (x) a disposition of inventory in the ordinary course of business.

    "ASSET SWAP" means the execution of a definitive agreement, subject only to regulatory approval and other customary closing conditions, that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of assets used or useful in a Permitted Business between the Company or any of its Restricted Subsidiaries and another person or group of affiliated persons; provided that any amendment to or waiver of any closing conditions which individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

    "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company or similar entity, any membership or similar interests therein and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any lender party to the Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having a rating of at least P2 from Moody's Investors Service, Inc. (or its successor) and a rating of at least A2 from Standard & Poor's Ratings Services (or its successor) and (vi) investments in money market or other mutual funds substantially all of whose assets comprise securities of types described in clauses (ii) through (v) above.

    "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" or group of related "persons" (a "Group") (as such terms are used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any purchase, sale, acquisition, disposition, merger or consolidation) the result of which is that any "person" (as defined above) or Group other than a Principal or a Related Party of a Principal becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than 35% of the aggregate voting power of all classes of Capital Stock of the Company having the right to elect directors under ordinary circumstances or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

    "COMMISSION" means the Securities and Exchange Commission.

    "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the sum of, without duplication, the Consolidated Net Income of such Person for such period plus (i) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (ii) Consolidated Interest Expense of such Person for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income, plus
(iii) the product of (a) all cash dividend payments, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local effective tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP, plus
(iv) consolidated depreciation, amortization and other non-cash charges of the Person and its Subsidiaries deducted in computing Consolidated Net Income of such Person for such period plus (v) cash payments with respect to any non-cash charges previously added back pursuant to clause (iv). Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person.

    "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum, without duplication of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Interest Rate Hedging Agreements), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person or any of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior government approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, and (v) all other extraordinary gains and extraordinary losses shall be excluded.

    "CONSOLIDATED NET TANGIBLE ASSETS" of a Person means the consolidated total assets of such Person and its consolidated Subsidiaries determined in accordance with GAAP, less the sum of (i) all current liabilities and current liability items, and (ii) all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with GAAP.

    "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Exchange Debenture Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such

Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of original issuance of the Exchange Debentures or (ii) was nominated for election or elected to such Board of Directors with the approval of (x) two-thirds of the Continuing Directors who were members of such Board at the time of such nomination or election or (y) two-thirds of those Directors who were previously approved by Continuing Directors.

    "CREDIT AGREEMENTS" means, with respect to the Company, one or more debt facilities (including, without limitation, the Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, production payments, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Agreements outstanding on the date on which the Exchange Debentures are first issued and authenticated under the Exchange Debenture Indenture (after giving effect to the use of proceeds thereof) shall be deemed to have been incurred on such date in reliance on the exception provided by clause (b) of the definition of Permitted Indebtedness.

    "CREDIT FACILITY" means that certain Credit Agreement, dated as of March 2, 1998 by and among the Company, Lehman Brothers Inc., as Arranger, and Lehman Brothers Commercial Paper Inc., as Syndication Agent and Administrative Agent, and certain banks, financial institutions and other entities, as lenders, providing for up to $190 million of Indebtedness, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time, whether or not with the same lenders or agents.

    "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, is convertible or exchangeable for Indebtedness or Disqualified Stock or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Exchange Debentures mature, PROVIDED HOWEVER, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting an Asset Sale or a Change of Control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Company with the provisions of the Exchange Debenture Indenture described under the caption "Repurchase at the Option of Holders-- Change of Control" or "Repurchase at the Option of Holders--Asset Sales," as the case may be.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EXCHANGE DEBENTURE DESIGNATED SENIOR DEBT" means (i) the Credit Facility,
(ii) the Notes and (iii) any other Senior Debt permitted under the Exchange Debenture Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Exchange Debenture Designated Senior Debt."

    "EXCHANGE DEBENTURE HOLDER" means the Person in whose name an Exchange Debenture is registered.

    "EXCHANGE DEBENTURE PARI PASSU DEBT" means the Exchange Debentures and any other Indebtedness of the Company that (i) specifically provides that such Indebtedness is to rank PARI PASSU with the Exchange Debentures or is otherwise entitled "Senior Subordinated" Indebtedness and (ii) is not expressly subordinated by its terms in right of payment to any Indebtedness of the Company that is not Exchange Debenture Senior Debt.

    "EXCHANGE DEBENTURE SENIOR DEBT" means (i) Indebtedness of the Company or any Subsidiary of the Company under or in respect of any Credit Agreement and the Notes, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts, and (ii) any other Indebtedness permitted under the terms of the Exchange Debenture Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Exchange Debentures. Notwithstanding anything to the contrary in the foregoing sentence, Exchange Debenture Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates or (y) any Indebtedness that is incurred in violation of the Exchange Debenture Indenture (other than Indebtedness under (i) the Credit Facility or (ii) any other Credit Agreement that is incurred on the basis of a representation by the Company to the applicable lenders that it is permitted to incur such Indebtedness under the Exchange Debenture Indenture).

    "EXCHANGE DEBENTURE SUBORDINATED DEBT" means any Indebtedness of the Company (whether outstanding on the date of the Exchange Debenture Indenture or thereafter Incurred) which is expressly subordinate in right of payment to the Exchange Debentures pursuant to a written agreement.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issuance Date.

    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "HEDGING OBLIGATIONS" means with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements with respect to Indebtedness that is permitted by the terms of the Exchange Debenture Indenture and (ii) other agreements or arrangements designed to protect such Person against fluctuation in interest rates or the value of foreign currencies purchased or received by such Person in the ordinary course of business.

    "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, or (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or reimbursement agreements in respect thereof (other than letters of credit securing obligations not constituting Indebtedness that are issued in the ordinary course of business by a Person to the extent not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit) or bankers' acceptances, or (iii) representing Capital Lease

Obligations or the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable for such property or services, or (iv) representing any Hedging Obligations, in each case if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

    "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and extensions of trade credit in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

    "ISSUE DATE" means the date on which the Series A Preferred Stock was originally issued.

    "LEVERAGE RATIO" means the ratio of (i) the aggregate outstanding amount of Indebtedness of the Company and its Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP (subject to the terms described in the next paragraph) plus the aggregate liquidation preference of all outstanding Disqualified Stock of the Company and preferred stock of the Company's Subsidiaries (except preferred stock issued to the Company or a Wholly Owned Subsidiary of the Company) on such date to (ii) the Consolidated Cash Flow of the Company for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination.

    For purposes of this definition, (i) the amount of Indebtedness which is issued at a discount shall be deemed to be the accreted value of such Indebtedness at the end of the Four Quarter Period, whether or not such amount is the amount then reflected on a balance sheet prepared in accordance with GAAP, and (ii) the aggregate outstanding principal amount of Indebtedness of the Company and its Subsidiaries and the aggregate liquidation preference of all outstanding preferred stock of the Company's Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness and preferred stock giving rise to the need to perform such calculation had been incurred and issued and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred or preferred stock is being issued had occurred, on the first day of the Four Quarter Period. In addition to the foregoing, for purposes of this definition, Consolidated Cash Flow shall be calculated on a pro forma basis after giving effect to (i) the incurrence of the Indebtedness of such Person and its Subsidiaries and the issuance of the preferred stock of such Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness, other than the incurrence or repayment of Indebtedness pursuant to working capital facilities, at any time subsequent to the beginning of the Four Quarter Period and on or prior to the date of determination, as if such incurrence or issuance (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Four Quarter Period, (ii) any acquisition (including, without limitation, any acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person that becomes a Subsidiary as a result of such acquisition) incurring, assuming or otherwise becoming liable for Indebtedness or such Person's Subsidiaries issuing preferred stock) at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such acquisition (including the incurrence, assumption or liability for any such Indebtedness and the issuance of such preferred stock and also including any Consolidated Cash Flow associated with such acquisition) occurred on the first day of the Four Quarter Period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company consistent with
Article 11 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Exchange Debenture Indenture. Furthermore, in calculating "Consolidated Interest Expense" for purposes of the calculation of "Consolidated Cash Flow," (i) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (ii) notwithstanding (i) above, interest determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement with respect to a lease not intended as a security agreement).

    "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and after any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

    "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but excluding cash amounts placed in escrow, until such amounts are released to the Company), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and expenses, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under any Credit Agreement) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and any reserve established for future liabilities.

    "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) the explicit terms of which provide that there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "PERMITTED BUSINESS" means the broadcasting business or any business that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

    "PERMITTED INDEBTEDNESS" has the meaning given in the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

    "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents or securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if, as a result of such Investment, (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales"; (e) other Investments in any Person or Persons having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (e) that are at the time outstanding without giving effect to subsequent changes in value or increases or decreases attributable to the accounting for the net income of such Investment, not to exceed $15.0 million; (f) any Investment acquired by the Company in exchange for Equity Interests in the Company (other than Disqualified Stock); (g) any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of the transfer of title with respect to any secured investment in default as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to such secured Investment; (h) Hedging Obligations permitted under the "--Certain Covenants; Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;
(i) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business; and (j) any guarantees permitted to be made pursuant to the covenant entitled "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

    "PERMITTED LIENS" means (i) Liens securing Indebtedness of a Subsidiary or Liens securing Exchange Debenture Senior Debt that is outstanding on the date of issuance of the Exchange Debentures and Liens securing Exchange Debenture Senior Debt that is permitted by the terms of the Exchange Debenture Indenture to be incurred; (ii) Liens in favor of the Company; (iii) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company and Liens on property or assets of a Subsidiary existing at the time it became a Subsidiary, PROVIDED that such Liens were in existence prior to the contemplation of the acquisition and do not extend to any assets other than the acquired property; (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other kinds of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens existing on the date of the Exchange Debenture Indenture; (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (vii) statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business; (viii) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired; (ix) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (f) of the second paragraph of the covenant entitled "--Certain Covenants-- Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;
(x) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (xi) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (xii) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or its Subsidiary) or interfere with the ordinary conduct of the business of the Company or such Subsidiary; provided, however, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit; and (xiii) customary Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security legislation.

    "PERMITTED REFINANCING DEBT" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (other than Indebtedness incurred under a Credit Agreement) of the Company or any of its Restricted Subsidiaries; PROVIDED that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Exchange Debenture Subordinated Debt, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Exchange Debentures on terms at least as favorable taken as a whole to the Holders of the Exchange Debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "PRINCIPAL" means Richard W. Weening and Lewis W. Dickey, Jr.

    "RELATED PARTY" with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned subsidiary, or spouse or immediate family member (in the case of an individual) of such principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RESTRICTED SUBSIDIARY" means any direct or indirect Subsidiary of the Company that is not an Unrestricted Subsidiary.

    "SERIES A PREFERRED STOCK HOLDER" means the Person in whose name a share of Series A Preferred Stock is registered.

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Exchange Debenture Indenture.

    "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock, entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

    "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if
(a) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; (b) all the Indebtedness of such Subsidiary shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt; (c) the Company certifies that such designation complies with the "Limitation on Restricted Payments" covenant; (d) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries; (e) such Subsidiary does not, directly or indirectly, own any Indebtedness of or Equity Interest in, and has no investments in, the Company or any Restricted Subsidiary; (f) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (g) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Exchange Debenture Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that (i) immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness (excluding Permitted Indebtedness) pursuant to the first paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant on a pro forma basis taking into account such designation and (ii) such Subsidiary executes a Guarantee pursuant to the terms of the Exchange Debenture Indenture.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned, directly or indirectly, by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of the Preferred Stock Offering, the Company will have
outstanding       shares of Series A Preferred Stock. Of these shares, the
      shares of Series A Preferred Stock offered hereby will be freely transferable without restriction (subject to any FCC consent that might be required) or further registration under the Securities Act, except that any shares purchased by "affiliates" of the Company, as that term is defined in Rule 144 may generally only be sold subject to certain restrictions as to timing, manner and volume.

    In general, under Rule 144 as currently in effect, a shareholder, including an Affiliate, who has beneficially owned his or her restricted securities (as that term is defined in Rule 144) for at least one year from the later of the date such securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of 1% of the then outstanding shares of Series A Preferred Stock or the average weekly trading volume in the Series A Preferred Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144, provided certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate of the Company, a stockholder who is not an Affiliate of the Company at the time of sale and has not been an Affiliate of the Company for at least three months prior to the sale is entitled to sell the shares immediately without compliance with the foregoing requirements under Rule 144.

    Prior to the Preferred Stock Offering, there has been no public market for the Series A Preferred Stock. No prediction can be made as to the effect, if any, that market sales of shares of Series A Preferred Stock or the availability of shares for sale will have on the market price of the Series A Preferred Stock prevailing from time to time. Nevertheless, sales of significant numbers of shares of Series A Preferred Stock in the public market could adversely affect the market price of the Series A Preferred Stock and could impair the Company's ability to raise capital through an offering of its equity securities. See "Underwriting."

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth as of             , 1998 and as adjusted to
give effect to the sale of Class A Common Stock offered hereby, certain information regarding beneficial ownership of the Company's Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director, (iii) each of the Named Executive Officers and (iv) all directors and executive officers as a group. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                                                 CLASS A COMMON STOCK
                              -------------------------------------------------------------------------------------------
                                        PRIOR TO STOCK                                       AFTER STOCK OFFERINGS
                                          OFFERINGS
                              ----------------------------------     SHARES BEING      ----------------------------------
NAME                              NUMBER          PERCENTAGE            OFFERED            NUMBER          PERCENTAGE
----------------------------  ---------------  -----------------  -------------------  ---------------  -----------------
State of Wisconsin
  Investment Board
NationsBanc Capital Corp.
Heller Equity Capital
  Corporation
The Northwestern Mutual Life
  Insurance Company
CML Holdings, LLC
QUAESTUS Management
  Corporation
DBBC of Georgia, LLC
Richard W. Weening
Lewis W. Dickey, Jr.
William M. Bungeroth
Richard J. Bonick, Jr.
Robert H. Sheridan, III
Ralph B. Everett

                                                     CLASS B COMMON STOCK(1)
                              ----------------------------------------------------------------------
                                        PRIOR TO STOCK                  AFTER STOCK OFFERINGS
                                          OFFERINGS
                              ----------------------------------  ----------------------------------
NAME                              NUMBER          PERCENTAGE          NUMBER          PERCENTAGE
----------------------------  ---------------  -----------------  ---------------  -----------------
State of Wisconsin
  Investment Board
NationsBanc Capital Corp.
Heller Equity Capital
  Corporation
The Northwestern Mutual Life
  Insurance Company
CML Holdings, LLC
QUAESTUS Management
  Corporation
DBBC of Georgia, LLC
Richard W. Weening
Lewis W. Dickey, Jr.
William M. Bungeroth
Richard J. Bonick, Jr.
Robert H. Sheridan, III
Ralph B. Everett

------------------------

(1) Except upon the occurrence of certain events, holders of Class B Common Stock are not entitled to vote, whereas each share of Class A Common Stock entitles its holder to one vote. Under certain conditions and subject to prior governmental approval, shares of Class B Common Stock are convertible into shares of Class A Common Stock.

(2) Less than 1%.

                                  UNDERWRITING

    Subject to the terms and conditions of an Underwriting Agreement dated
            , 1998 (the "Underwriting Agreement") among the Company and the Underwriters, the Underwriters named below (collectively, the "Underwriters"), acting through their representatives, Bear, Stearns & Co., Inc. and Lehman Brothers Inc. (the "Representatives") have agreed, severally and not jointly, to purchase from the Company and the Company has agreed to sell to the Underwriters the number of shares of the Series A Preferred Stock set forth opposite their names below.

UNDERWRITERS                                                                                     NUMBER OF SHARES
-----------------------------------------------------------------------------------------------  -----------------
Bear, Stearns & Co. Inc........................................................................
Lehman Brothers Inc............................................................................

                                                                                                 -----------------
  Total........................................................................................
                                                                                                 -----------------
                                                                                                 -----------------

    The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, and that the Underwriters are severally committed to take and pay for all of the Shares of Series A Preferred Stock if any are taken. The closing of the Stock Offerings and the Debt Offering are conditions to the closing of the Preferred Stock Offering. The Company has agreed to indemnify the Underwriters against certain liabilities in connection with the offer and sale of the Series A Preferred Stock, including liabilities under the Securities Act, and to contribute to payments that the Underwriters may be required to make in respect thereof.

    The Underwriters propose to offer all or part of the Series A Preferred Stock directly to the public at the public offering price set forth on the cover page hereof and all or part to certain dealers at a price which represents
concessions not to exceed    % of the principal amount of the Series A Preferred
Stock. The Underwriters may allow, and any such dealer may reallow, concessions
to certain other dealers not to exceed    % of the principal amount of the
Series A Preferred Stock. After the initial public offering, the public offering price and such concessions may be changed.

    The Series A Preferred Stock will constitute a new class of securities with no established trading market. The Company does not intend to list the Series A Preferred Stock on any national securities exchange or to seek the admission thereof to trading in the Nasdaq National Market. The Company has been advised by the Representatives that following the completion of the Preferred Stock Offering, the Representatives intend to make a market in the Series A Preferred Stock. However, they are not obligated to do so and any market-making activities with respect to the Series A Preferred Stock may be discontinued at any time without notice.

    In order to facilitate the Preferred Stock Offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Series A Preferred Stock during and after the Preferred Stock Offering. Specifically, the Underwriters may over-allot or otherwise create a short position in the Series A Preferred Stock for their own account by selling more Series A Preferred Stock than have been sold to them by the Company. The Underwriters may elect to cover any such short position by purchasing Series A Preferred Stock in the open market. In addition, the Underwriters may stabilize or maintain the price of the Series A Preferred Stock by bidding for or purchasing shares of the Series A Preferred Stock in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the Preferred Stock Offering are reclaimed if Series A Preferred Stock previously distributed in the Preferred Stock Offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Series A Preferred Stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Series A Preferred Stock to the extent that it discourages resales thereof. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced may be discontinued at any time.

    Lehman Brothers Inc. and Lehman Brothers Commercial Paper Inc., an affiliate of Lehman Brothers Inc., act as Arranger, and Syndication Agent and Administrative Agent, respectively, in connection with the Credit Facility and will receive any repayment by the Company of amounts outstanding under the Credit Facility from the proceeds of the Offerings. Lehman Brothers Inc. and Bear, Stearns & Co. Inc. ("Bear Stearns") will act as representatives of the Underwriters in the concurrent Debt Offering and the concurrent Stock Offerings. Each of the Representatives has engaged from time to time and may in the future engage in general financing and banking transactions with the Company or affiliates thereof.

    The Preferred Stock Offering is being made pursuant to the provisions of
Section 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc. Bear Stearns has agreed to act as Qualified Independent Underwriter for the Preferred Stock Offering, and as such has assumed responsibilities of conducting due diligence and has reviewed and participated in the preparation of the Registration Statement. The public offering price of the Series A Preferred Stock will not be higher than the price recommended by Bear Stearns.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary of certain material United States federal income tax consequences generally applicable to purchasers of the Preferred Stock offered hereby. The federal income tax considerations set forth below are based upon currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations ("Treasury Regulations"), judicial authority, and current administrative rulings and pronouncements of the Internal Revenue Service (the "IRS"). There can be no assurance that the IRS will not take a contrary view, and no ruling from the IRS has been, or will be, sought on the issues discussed herein. Legislative, judicial, or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences discussed below. This discussion applies only to a person who is an initial beneficial owner of the Series A Preferred Stock and (i) an individual citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income tax regardless of source,
(iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or (v) any other person whose income or gain in respect of the Series A Preferred Stock or Exchange Debentures is effectively connected with the conduct of a United States trade or business (or, if applicable, attributable to a permanent establishment situated in the United States (a "Holder").

    The summary is not a complete analysis or description of all potential federal tax considerations that may be relevant to, or of the actual tax effect that any of the matters described herein will have on, particular Holders, and does not address foreign, state, local or other tax consequences. This summary does not address the federal income tax consequences to (a) special classes of taxpayers (such as S corporations, mutual funds, insurance companies, financial institutions, small business investment companies, foreign companies, nonresident alien individuals, regulated investment companies, real estate investment trusts, dealers in securities or currencies, broker-dealers and tax-exempt organizations) who are subject to special treatment under the federal income tax laws, (b) Holders that hold the Series A Preferred Stock as part of a position in a "straddle", or as part of a "hedging", "conversion", or other integrated investment transaction for federal income tax purposes, (c) Holders that do not hold the Series A Preferred Stock, and the Exchange Debentures that may be issued in redemption of the Series A Preferred Stock as capital assets within the meaning of section 1221 of the Code or (d) Holders whose functional currency is not the U.S. dollar. Furthermore, estate and gift tax consequences are not discussed herein. The Company does not intend to treat the Series A Preferred Stock, the Notes and the Class A Common Stock, all of which are being offered concurrently, as an investment unit for United States federal income tax purposes.

    BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH PROSPECTIVE PURCHASER OF THE SERIES A PREFERRED STOCK IS STRONGLY URGED TO CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO HIS OR HER PARTICULAR TAX SITUATION AND AS TO ANY FEDERAL, FOREIGN, STATE, LOCAL OR OTHER TAX CONSIDERATIONS (INCLUDING ANY POSSIBLE CHANGES IN TAX LAW) AFFECTING THE PURCHASE, HOLDING AND DISPOSITION OF THE SERIES A PREFERRED STOCK OR THE EXCHANGE DEBENTURES.

DIVIDENDS ON THE SERIES A PREFERRED STOCK

    Dividends paid on the Series A Preferred Stock (including dividends paid through the issuance of additional shares of Series A Preferred Stock) will be taxable as ordinary income to the extent of the Company's current or accumulated earnings and profits (as determined for federal income tax purposes). To the extent that the amount of distributions paid on the Series A Preferred Stock exceeds the Company's current or accumulated earnings and profits, the distributions will be treated as a return of capital, thus reducing the Holder's adjusted tax basis in such Series A Preferred Stock and increasing the amount of gain (or reducing the amount of loss) that may be realized by such Holder upon a sale or exchange of the Series A Preferred Stock. The amount of any distribution which exceeds the Holder's adjusted basis in the Series A Preferred Stock will be taxed as capital gain, and generally will be long-term capital gain if the Holder's holding period for such Series A Preferred Stock exceeds one year. For purposes of the remainder of this discussion, the term "dividend" refers to a distribution paid out of the Company's allocable earnings and profits unless the context indicates otherwise.

    DIVIDENDS RECEIVED DEDUCTION. Dividends paid to a corporate Holder who owns less than 20 percent of the Company (by vote or value) will be eligible for the 70 percent dividends-received deduction under section 243 of the Code, subject to the limitations contained in sections 246 and 246A of the Code. In general, the dividends-received deduction is available only if the stock in respect of which the dividend is paid is held for at least 46 days during the 90-day period that begins 45 days before the stock becomes ex-dividend with respect to the dividend (91 days during the 180-day period that begins 90 days before the stock becomes ex-dividend with respect to a dividend in the case of a dividend attributable to a period or periods aggregating more than 366 days). Under section 246(c) of the Code, a taxpayer's holding period for these purposes is reduced by periods during which the taxpayer's risk of loss with respect to the stock is considered diminished by reason of the existence of options, contracts to sell and similar transactions. The dividends-received deduction will also not be available if the taxpayer is under an obligation to make related payments with respect to positions in substantially similar or related property. The dividends-received deduction is limited to specified percentages of a corporate Holder's taxable income and may be reduced or eliminated if the corporate Holder has indebtedness "directly attributable" to its investment in the stock. Prospective corporate purchasers of the Series A Preferred Stock should consult their own tax advisors to determine whether these limitations might apply to them.

    For purposes of computing its alternative minimum tax, dividends eligible for the 70 percent dividends-received deduction are included in a corporate Holder's "adjusted current earnings." If such adjusted current earnings exceed the corporate Holder's alternative minimum taxable income (determined without regard to the adjustments for adjusted current earnings or the alternative tax net operating loss deduction), 75 percent of the excess is added to the Holder's alternative minimum taxable income.

    EXTRAORDINARY DIVIDENDS. Under section 1059 of the Code, if a corporate Holder receives an "extraordinary dividend" from the Company with respect to the Series A Preferred Stock which it has not held for more than two years on the dividend announcement date, the basis of the Series A Preferred Stock will be reduced (but not below zero) by the non-taxed portion of the dividend. The reduction in basis is treated as occurring at the beginning of the ex-dividend date of the extraordinary dividend to which the reduction relates. If, because of the limitation on reducing basis below zero, any amount of the non-taxed portion of an extraordinary dividend has not been applied to reduce basis, such amount will be treated as gain from the sale or exchange of the Series A Preferred Stock in the year in which the extraordinary dividend is received. Generally, the non-taxed portion of an extraordinary dividend is the amount excluded from income under section 243 of the Code (relating to the dividends-received deduction). An extraordinary dividend on the Series A Preferred Stock generally would include any dividend that (i) equals or exceeds five percent of the Holder's adjusted tax basis in the Series A Preferred Stock, treating all dividends having ex-dividend dates within an 85-day period as one dividend or (ii) exceeds 20 percent of the Holder's adjusted tax basis in the Series A Preferred Stock, treating all dividends having ex-dividend dates within a 365-day period as one dividend. In determining whether a dividend paid on the Series A Preferred Stock is an extraordinary dividend, a Holder may elect to use the fair market value of such stock rather than its adjusted tax basis for purposes of determining the applicable percentage limitation if the Holder is able to establish to the satisfaction of the IRS the fair market value of the Series A Preferred Stock as of the day before the ex-dividend date. An extraordinary dividend would also include any amount treated as a dividend in the case of a redemption of the Series A Preferred Stock that is either non-pro rata as to all holders of Company stock or part of a partial liquidation, without regard to the period the Holder held the stock. Corporate Holders should see "Redemption of the Series A Preferred Stock" for a discussion of when a redemption of the Series A Preferred Stock will constitute an extraordinary dividend.

    Certain "qualified preferred dividends," however, are not considered extraordinary dividends. A qualified preferred dividend is any fixed dividend payable with respect to preferred stock which (i) provides for fixed preferred dividends payable not less frequently than annually and (ii) is not in arrears as to dividends when acquired, provided, however, that the actual rate of return (as determined under section 1059(e)(3) of the Code) on such stock does not exceed 15 percent. If a qualified preferred dividend announced within two years of the date of acquisition of the preferred stock exceeds the five percent (or 20 percent) threshold for extraordinary dividend status described above, (i)
section 1059(a) will not apply (and no reduction in basis will be required) if the Holder holds the stock for more than five years and (ii) if the Holder disposes of the stock before it has been held for more than five years, the aggregate reduction in basis under section 1059(a) will not exceed the excess of the qualified preferred dividends paid on such stock during the period held by the Holder over the qualified preferred dividends that would have been paid during such period on the basis of the stated rate of return, as determined under section 1059(e)(3) of the Code. The length of time that a Holder is deemed to have held stock for purposes of section 1059 of the Code is determined under principles similar to those contained in section 246(c) of the Code discussed above.

PREFERRED STOCK DISCOUNT

    The Series A Preferred Stock is subject to mandatory redemption on , 2009 (the "Mandatory Redemption"). In addition, on or after
           , 2003 and subject to certain restrictions, the Series A Preferred Stock is redeemable at any time at the option of the Company at specified redemption prices (the "Optional Redemption"). See "Preferred Stock--Optional Redemption" and "Mandatory Redemption." Pursuant to section 305(c) of the Code, Holders of Series A Preferred Stock generally may be required to treat a portion of the difference between the Series A Preferred Stock's issue price and its redemption price as constructive distributions of property includible in income on a periodic basis. For purposes of determining whether such constructive distribution treatment applies, the Mandatory Redemption and the Optional Redemption are tested separately. Constructive distribution treatment is required if either (or both) of these tests is satisfied.

    Section 305(c) of the Code provides that the entire amount of a redemption premium with respect to preferred stock that is subject to mandatory redemption is treated as being distributed to the Holders of such preferred stock on an economic accrual basis. Preferred stock generally is considered to have a redemption premium for this purpose if the price at which it must be redeemed (the "Redemption Price") exceeds its issue price by more than a DE MINIMIS amount. For this purpose, such excess (the "Series A Preferred Stock Discount") will be treated as zero if it is less than 1/4 of 1% of the Redemption Price multiplied by the number of complete years from the date of issuance of the stock until the stock must be redeemed. Series A Preferred Stock Discount is taxable as a constructive distribution to the Holder (treated as a dividend to the extent of the Company's current and accumulated earnings and profits and otherwise subject to the treatment described above for distributions) over the term of the Series A Preferred Stock using a constant interest rate method similar to that employed for accruing original issue discount pursuant to the Code.

    Series A Preferred Stock Discount will arise due to the Optional Redemption feature only if, based on all of the facts and circumstances as of the date the Series A Preferred Stock is issued, redemption pursuant to the Optional Redemption is more likely than not to occur. Even if redemption were more likely than not to occur, however, constructive distribution treatment would not result if the redemption premium were solely in the nature of a penalty for premature redemption. For this purpose, a penalty for premature redemption is a premium paid as a result of changes in economic or market conditions over which neither the issuer not the Holder has legal or practical control, such as changes in prevailing dividend rates. The Treasury Regulations provide a safe harbor pursuant to which constructive distribution treatment will not result from an issuer call right if
(i) the issuer and the Holder are unrelated, (ii) there are no arrangements that effectively require the issuer to redeem the stock and (iii) exercise of the option to redeem would not reduce the yield of the stock. Although the issue is not free from doubt, the Company believes that the Series A Preferred Stock should not be considered to have been issued with Series A Preferred Stock Discount by reason of the Optional Redemption feature.

    Any additional shares of Series A Preferred Stock distributed by the Company in lieu of cash dividend payments on the Series A Preferred Stock ("Dividend Shares") received by Holders of the Series A Preferred Stock may bear Series A Preferred Stock Discount depending upon the issue price of such shares (I.E., the fair market value of the Dividend Shares on the date of their issuance). A Holder's initial tax basis in Dividend Shares will equal the fair market value of such Dividend Shares on their date of distribution. Depending on the fair market value of the Series A Preferred Stock on the date of issuance, Holders may be required to include additional Series A Preferred Stock Discount in income based on the difference between (x) the fair market value of such shares on the date of their issuance and (y) the amount payable on redemption of such shares, unless the difference is DE MINIMUS, as described above. If shares of Series A Preferred Stock (including Dividend Shares) bear Series A Preferred Stock Discount, such shares generally will have different tax characteristics from other shares of Series A Preferred Stock (including other Dividend Shares) and might trade separately, which might adversely affect the liquidity of such shares.

REDEMPTION OF THE PREFERRED STOCK

    A redemption of shares of the Series A Preferred Stock for cash or for Exchange Debentures will be a taxable event. A redemption of shares of the Series A Preferred Stock for cash will be treated as a dividend to the extent of the Company's current or accumulated earnings and profits, unless the redemption
(i) results in a "complete termination" of the Holder's stock interest in the Company under section 302(b) (3) of the Code, or (ii) is "not essentially equivalent to a dividend" with respect to the Holder under section 302(b)(l) of the Code. In determining whether the redemption is treated as a dividend, the Holder must take into account not only stock he or she actually owns, but also stock constructively owned within the meaning of section 318 of the Code. A distribution to a Holder will be "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the Holder's stock interest in the company. For these purposes, a redemption of Series A Preferred Stock from a Holder whose actual and constructive ownership of Company Common Stock does not result in such Holder having actual or practical control of the Company should satisfy the "not essentially equivalent to a dividend" test of section 302(b)(l).

    If the redemption of the Series A Preferred Stock for cash or for Exchange Debentures is not treated as a distribution taxable as a dividend, the redemption would result in capital gain or loss equal to the difference between the amount of cash (or the issue price of the Exchange Debentures (as described under "--Issue Price of Exchange Debentures")) received and the Holder's adjusted tax basis in the Series A Preferred Stock redeemed. This gain or loss would be long-term capital gain or loss. See the discussion under "Disposition of the Series A Preferred Stock," regarding certain rules applicable to such gain or loss.

    If a redemption of the Series A Preferred Stock is treated as a distribution rather than a sale or exchange, the amount of the distribution will be measured by the amount of cash (or the issue price of the Exchange Debentures) received by a Holder. As described above, the distribution will be taxable as a dividend to the extent of the Company's earnings and profits. The amount of the distribution in excess of the Company's earnings and profits will reduce the Holder's basis in the redeemed Series A Preferred Stock, and, to the extent the amount of the distribution exceeds such basis, will result in capital gain. If a Holder is left with basis in the redeemed Series A Preferred Stock, such basis will be transferred to any remaining stock holdings in the Company.

    Under section 1059 of the Code, as discussed above, the term extraordinary dividend includes any non-liquidating redemption of stock that is treated as a divided that is (i) non-pro rata as to all holders of the stock of the Company or (ii) which would not be treated as a dividend if options had not be taken into account, in both cases, irrespective of the holding period. Consequently, to the extent an exchange of the Series A Preferred Stock constitutes a dividend, it will constitute an extraordinary dividend to a corporate Holder.

DISPOSITION OF THE PREFERRED STOCK

    Unless a nonrecognition provision applies, the sale or other disposition of Series A Preferred Stock will be a taxable event for U.S. federal income tax purposes. In such event, in general, a Holder of Series A Preferred Stock will recognize gain or loss equal to the difference between (i) the amount of cash plus the fair market value of property received and (ii) the Holder's tax basis in the Series A Preferred Stock. A Holder's tax basis in the Series A Preferred Stock will equal the initial tax basis of such stock. A corporate Holder's tax basis may be adjusted by virtue of an extraordinary dividend, as discussed above. Any such gain or loss will generally be capital gain or loss. Recently enacted legislation includes substantial changes to the federal taxation of capital gains recognized by individuals, including a 20% maximum tax rate for certain gains from the sale of capital assets held for more than 18 months. The deduction for capital losses is subject to certain limitations. Prospective investors should consult their tax advisors regarding the treatment of capital gains and losses.

INTEREST ON THE EXCHANGE NOTES

    Except as set forth below, interest on the Exchange Debentures will be taxable to a Holder as ordinary interest income at the time such amounts are accrued or received, in accordance with the Holder's method of accounting for U.S. federal income tax purposes.

    ORIGINAL ISSUE DISCOUNT. The Exchange Debentures may be issued with original issue discount ("OID") equal to the excess of their "stated redemption price at maturity" over their "issue price" if such excess is greater than a DE MINIMIS amount. Holders of Exchange Debentures will be subject to special tax accounting rules, as described in greater detail below. Holders of Exchange Debentures should be aware that they generally must include OID in gross income for U.S. federal income tax purposes on an annual basis under a constant yield accrual method. As a result, such Holders will include OID in income in advance of the receipt of cash attributable to that income. However, Holders of Exchange Debentures generally will not be required to include separately in income cash payments received on such Exchange Debentures, even if denominated as interest, to the extent such payments do not constitute qualified stated interest (as defined below). The Company will report to Holders of any OID Exchange Debentures on a timely basis the reportable amount of OID and interest income based on its understanding of applicable law.

    The "stated redemption price at maturity" of a debt instrument is the sum of its principal amount plus all other payments required thereunder, other than payments of "qualified stated interest." For this purpose, "qualified stated interest" means stated interest that is unconditionally payable in cash or in property (other than the debt instruments of the issuer), at least annually at a single fixed rate during the entire term of the debt instrument that appropriately takes into account the length of the intervals between payments). If the Exchange Debentures are issued at a time when the Company has the right to make interest payments with additional Exchange Debentures in lieu of cash, none of the stated interest on such Exchange Debentures will be treated as qualified stated interest. The "issue price" of an Exchange Debenture will be determined as described under "--Issue Price of Exchange Debentures."

    The amount of OID includible in income by the initial Holder of an Exchange Debenture is the sum of the "daily portions" of OID with respect to the Exchange Debenture for each day during the taxable year or portion of the taxable year in which such Holder held such Exchange Debenture ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an Exchange Debenture may be of any length and may vary in length over the term of the Exchange Debenture, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of (a) the product of the Exchange Debenture's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The "adjusted issue price" of an Exchange Debenture at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any bond premium, as described below) and reduced by any payments made on such Exchange Debenture (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, a United States Holder will have to include in income increasingly greater amounts of OID in successive accrual periods.

    PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE CONSEQUENCES OF OWNING EXCHANGE DEBENTURES.

ISSUE PRICE OF EXCHANGE DEBENTURES

    The issue price of an Exchange Debenture would be equal to (i) its fair market value as of the exchange date if the Exchange Debentures are traded on an established securities market on or at any time during a specified period or
(ii) the fair market value at the exchange date of the Exchangeable Series A Preferred Stock if such Exchangeable Series A Preferred Stock is traded on an established securities market during a specified period but the Exchange Debentures are not. If neither the Exchangeable Series A Preferred Stock nor the Exchange Debentures are so traded, the issue price of the Exchange Debentures would be determined under Section 1274 of the Code, in which case the issue price would be the stated principal amount of the Exchange Debentures provided that the yield on the Exchange Debentures is equal to or greater than the "applicable federal rate" in effect at the time the Exchange Debentures are issued. If the yield on the Exchange Debentures is less than such applicable federal rate, its issue price under section 1274 of the Code would be equal to the present value as of the issue date of all payments to be made on the Exchange Debentures, discounted at the applicable federal rate. It can not be determined at the present time whether the Series A Preferred Stock or the Exchange Debentures will be, at the relevant time, traded on an established securities market within the meaning of the Regulations or whether the yield on the Exchange Debentures will equal or exceed the applicable federal rate.

ELECTION

    A Holder of Exchange Debentures, subject to certain limitations, may elect to include all interest and discount on the Exchange Debentures in gross income under the constant yield method. For this purpose, interest includes stated and unstated interest, acquisition discount, and OID and DE MINIMIS OID, as adjusted by any amortizable bond premium.

AMORTIZABLE BOND PREMIUM

    If the Series A Preferred Stock is exchanged for Exchange Debentures at a time when the "issue price" of the Exchange Debentures exceeds the amount payable at maturity of the Exchange Debenture, such excess will constitute amortizable bond premium that the Holder may elect to amortize under the constant yield method over the term of the Exchange Debenture. A Holder who elects to amortize bond premium must reduce the tax basis in the Exchange Debenture by the amount of the aggregate amortization allowable for amortizable bond premium. Amortizable bond premium will be treated under the Code as an offset to interest income on the related debt instrument for federal income tax purposes.

DISPOSITION OF THE EXCHANGE DEBENTURES

    Unless a nonrecognition provision applies, the sale, exchange, redemption (including pursuant to an offer by the Company) or other disposition of an Exchange Debenture, will be a taxable event for U.S. federal income tax purposes. In such event, in general, a Holder of Exchange Debentures will recognize gain or loss equal to the difference between (i) the amount of cash plus the fair market value of property received (except to the extent attributable to accrued interest on the Exchange Debentures which will be treated as such if not previously included in income) and (ii) the Holders's tax basis in the Exchange Debentures (as increased by any OID previously included in income by the Holder and decreased by any amortizable bond premium, if any, deducted over the term of the Exchange Debentures). Any such gain or loss generally will be long-term capital gain or loss. At the time of sale, exchange, disposition, retirement or redemption, a Holder of the Exchange Debentures must also include in income any previously accrued but unrecognized OID.

APPLICABLE HIGH YIELD DISCOUNT OBLIGATIONS

    The Exchange Debentures will be treated as "applicable high yield discount obligations" ("AHYDO"), under section 163(e) of the Code if they have a term of more than five years, have a yield to maturity that equals or exceeds five percentage points over the "applicable federal rate" for the month in which the Exchange Debentures are issued and have "significant" OID. A debt instrument is treated as having "significant" OID if the aggregate amount that would be includible in gross income with respect to such debt instrument for periods before the close of any accrual period ending five years or more after the date of issue exceeds the sum of (i) the aggregate amount of interest to be paid in cash under the debt instrument before the close of such accrual period and (ii) the product of the initial issue price of such debt instrument and its yield to maturity. For purposes of determining whether an Exchange Debenture is an AHYDO, Holders are bound by the issuer's determination of the appropriate accrual period. Under sections 163(e) and 163(i) of the Code, a C corporation that is an issuer of a debt obligation subject to the AHYDO rules may not deduct any portion of OID until such portion is actually paid.

    In addition, if the Exchange Debentures are AHYDOs and the yield to maturity of the Exchange Debentures exceeds the sum of the AFR plus six percentage points, a portion of the OID under the Exchange Debentures, equal to the product of the total OID under the Exchange Debentures times the ratio of (a) the excess of the yield to maturity over the sum of the AFR plus six percentage points to
(b) the yield to maturity, will not be deductible by the issuer and will be treated for some purposes as dividends to the holders of the Exchange Debentures (to the extent that such amounts would have been treated as dividends to the holders of Exchange Debentures if they had been distribution's with respect to the issuer's stock). Amounts treated as dividends will be nondeductible by the issuer, and may qualify for the dividends-received deduction for corporate Holders.

    Because the amount of OID, if any, attributable to the Exchange Debentures will be determined at such time that the Exchange Debentures are issued and the AFR at such time is not predictable, it is impossible to determine at the present time whether the Exchange Debentures will be treated as AHYDOs.

                               BACKUP WITHHOLDING

    Under section 3406 of the Code and applicable Treasury Regulations, a noncorporate Holder of the Series A Preferred Stock or the Exchange Debentures may be subject to backup withholding at the rate of 31 percent with respect to "reportable payments," which include interest and dividends paid on or the proceeds of a sale, exchange or redemption of Series A Preferred Stock or the Exchange Debentures, as the case may be. The payor will be required to deduct and withhold the prescribed amounts if (i) the payee fails to furnish a Taxpayer identification Number ("TIN") to the payor in the manner required, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) there has been a "notified payee underreporting" described in section 3406(c) of the Code or (iv) there has been a failure of the payee to certify under penalty of perjury that the payee is not subject to withholding under section 3406(a) (l)(C) of the Code. As a result, if any one of the events listed above occurs, the payor will be required to withhold an amount equal to 31 percent from any dividend or interest payment made with respect to the Series A Preferred Stock or the Exchange Debentures or any payment or proceeds of a redemption of the Series A Preferred Stock or the Exchange Debentures to a noncorporate Holder. Amounts paid as backup withholding do not constitute an additional tax and will be credited against the Holder's federal income tax liability, so long as the required information is provided to the IRS. The payor generally will report to the Holders of the Series A Preferred Stock and the Exchange Debentures and to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payment on those securities.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION TO OR MAKE ANY REPRESENTATIONS NOT IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CUMULUS MEDIA INC. OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITY OTHER THAN THE NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE NOTES TO ANYONE IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE INFORMATION SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                                 --------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
Prospectus Summary.............................
Risk Factors...................................
Use of Proceeds................................
Capitalization.................................
Unaudited Pro Forma Combined Financial
  Statements...................................
Selected Historical Financial Data.............
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................
Business.......................................
Pending Acquisitions...........................
Management.....................................
Pending Acquisitions...........................
Certain Relationships and Related
  Transactions.................................
Principal Stockholders.........................
Description of Capital Stock...................
Description of Credit Facility.................
Description of Notes...........................
Underwriting...................................
Certain Federal Income Tax Considerations......
Legal Matters..................................
Experts........................................
Additional Information.........................
Index to Financial Statements..................        F-1

    Until ____________, 1998, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                  $

                                     [LOGO]

                               CUMULUS MEDIA INC.

                               % SERIES A CUMULATIVE
                            EXCHANGEABLE REDEEMABLE
                                PREFERRED STOCK

                                ----------------
                                   PROSPECTUS
                                ----------------

                            BEAR, STEARNS & CO. INC.

                                LEHMAN BROTHERS

                                           , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid in connection with the sale of the Class A Common Stock, the Notes, and the Series A Preferred Stock being registered, all of which will be paid by the Registrant. All amounts are estimates except the registration fee and the NASD filing fee.

Registration fee..................................................  $ 102,660
NASD filing fee...................................................     30,500
Nasdaq National Market listing fee................................      *
Blue Sky fees and expenses........................................      *
Accounting fees and expenses......................................      *
Legal fees and expenses...........................................      *
Transfer agent and registrar fees.................................      *
Printing and engraving expenses...................................      *
Miscellaneous expenses                                                  *
                                                                    ---------
  Total...........................................................  $   *
                                                                    ---------
                                                                    ---------

------------------------

*   To be completed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The general effect of the provisions in the Company's Articles of Incorporation and Illinois Law is to provide that the Company shall indemnify its directors and officers against all liabilities and expenses actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which they have become involved by reason of their status as corporate directors or officers, if they acted in good faith and in the reasonable belief that their conduct was neither unlawful (in the case of criminal proceedings) nor opposed to the best interests of the Company. With respect to legal proceedings by or in the right of the Company in which a director or officer is adjudged liable for improper performance of his duty to the Company or another enterprise which such person served in a similar capacity at the request of the Company, indemnification is limited by such provisions of that amount which is permitted by the court.

    The Company will maintain officers' and directors' liability insurance which will insure against liabilities that officers and directors of the Company may incur in such capacities. The company has also entered into indemnification agreements with its directors and officers.

    The Underwriting Agreements will provide for indemnification of the directors and officers of the Company signing the Registration Statement and certain controlling persons of the Company against certain liabilities, including those arising under the Securities Act in certain instances, of the Underwriters.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    Upon the initial formation of the Company in April 1997, 1,000 shares of common stock of the Company were issued to Media LLC for nominal consideration.

    On November 17, 1997, the Company issued 16,250 shares of NML Preferred Stock to NML for $16,250,000. On February 5, 1998, the Company issued an additional 16,250 shares of NML Preferred Stock to NML for $16,250,000.

    All of the above transactions were exempt from registration pursuant to
Section 4(2) of the Securities Act. The transactions did not involve a public offering because of the limited number of offerees, the financial sophistication of such offerees, and the fact that no underwriters or investment bankers participated in such transactions.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

1.1**      Form of U.S. Underwriting Agreement between the Registrant and the U.S.
             Underwriters.
1.2**      Form of International Underwriting Agreements between the Registrant and the
             International Managers
1.3**      Form of Underwriting Agreement between the Registrant and the Underwriters (  %
             Series A Cumulative Exchangeable Redeemable Preferred Stock due 2009)
1.4**      Form of Underwriting Agreement between the Registrant and the Underwriters (  %
             Senior Subordinated Notes)
1.5**      Agreement Between U.S. Underwriters and International Managers
3.1**      Articles of Incorporation of the Registrant
3.2**      Form of Amended and Restated Articles of Incorporation of the Registrant
3.3**      Bylaws of the Registrant
3.4**      Form of Amended and Restated Bylaws of Registrant
4.1**      Form of Class A Common Stock Certificate
4.2**      Form of 12% Class A Cumulative Preferred Stock Certificate
5.1**      Opinion of Paul, Hastings, Janofsky & Walker LLP as to the validity of the Common
             Stock
10.1**     Credit Facility dated March 2, 1998 among the Registrant, Lehman Brothers Inc. and
             Lehman Commercial Paper Inc.
10.2**     Employment Agreement between the Registrant and Richard W. Weening
10.3**     Employment Agreement between the Registrant and Lewis W. Dickey, Jr.
10.4**     Employment Agreement between the Registrant and William M. Bungeroth
10.5**     Employment Agreement between the Registrant and Richard J. Bonick, Jr.
10.6**     Cumulus Media Inc. 1998 Employee Stock Purchase Plan
10.7*      Local Programming and Marketing Agreement dated December 17, 1997 between the
             Cumulus Broadcasting, Inc. and New Frontier Communications, Inc.
10.8*      Local Programming and Marketing Agreement dated January 1, 1998 between Cumulus
             Broadcasting, Inc. and Westwind Broadcasting, Inc.
10.9*      Local Marketing Agreement dated February 10, 1998 between Cumulus Broadcasting,
             Inc. and Wiskes/Abaris Communications KQIZ Partnership
10.10*     Time Brokerage Agreement dated December 15, 1997 between Cumulus Broadcasting, Inc.
             and Clearly Superior Radio, L.L.C.
10.11*     Local Marketing Agreement dated February 16, 1998 between Cumulus Broadcasting,
             Inc. and Lyle Evans d/b/a Brillion Radio Company
10.12*     Program Service and Time Brokerage Agreement dated October 31, 1997 between Cumulus
             Broadcasting, Inc. and Tallahassee Broadcasting Company
10.13*     Local Marketing Agreement dated January 14, 1998 between Cumulus Broadcasting, Inc.
             and Savannah Communications, L.P.
10.14*     Local Programming and Marketing Agreement dated December 23, 1997, between Cumulus
             Broadcasting, Inc. and Lewis Broadcasting Corporation
10.15*     Local Marketing Agreement dated February 16, 1998 between Cumulus Broadcasting,
             Inc. and Jon A. LeDuc
10.16*     Program Services and Time Brokerage Agreement dated February 12, 1998 between
             Cumulus Broadcasting, Inc. and Pamplico Broadcasting, L.P.
10.17*     Asset Purchase Agreement dated December 1, 1997 among Cumulus Broadcasting, Inc.,
             Cumulus Licensing Corporation and West Jewell Management, Inc.
10.18*     Asset Purchase Agreement dated October 30, 1997 among Cumulus Broadcasting, Inc.,
             Cumulus Licensing Corporation, and KIKR Inc.
10.19*     Asset Purchase Agreement dated December 5, 1997 among Cumulus Broadcasting, Inc.,
             Cumulus Licensing Corporation, and Wiskes/Abaris Communications KQIZ Partnership
10.20*     Asset Purchase Agreement dated January 30, 1998 among Cumulus Broadcasting, Inc.,
             Cumulus Licensing Corporation, Pacific Broadcasting of Beaumont, Inc., Beaumont
             Skyware Inc., and Richard Dames
10.21*     Asset Purchase Agreement dated December 30, 1997 among Cumulus Broadcasting, Inc.,
             Cumulus Licensing Corporation, and Sovereign Communications Corporation

10.22*     Asset Purchase Agreement dated December 19, 1997 among Cumulus Broadcasting, Inc.,
             Cumulus Licensing Corporation, Tryon-Seacoast Communications, Inc., Seacoast
             Broadcasting, Inc., and Kennebec-Tryon Communications Corp.
10.23*     Asset Purchase Agreement dated February 18, 1998 among Cumulus Broadcasting, Inc.,
             Cumulus Licensing Corporation, and George H. Buck, Jr., d/b/a WHSC Radio
10.24*     Asset Purchase Agreement dated February 12, 1998 among Cumulus Broadcasting, Inc.,
             Cumulus Licensing Corporation, and Pamplico Broadcasting L.P.
10.25*     Asset Purchase Agreement dated October 8, 1997 among Cumulus Broadcasting, Inc.,
             Cumulus Licensing Corporation, Connor FM Broadcasting Co., Connor Broadcasting
             Corp., J. Parker Connor and Susan C. Connor
10.26*     Stock Purchase Agreement dated December 17, 1997 among Cumulus Holdings, Inc.,
             Tommy R. Vascocu, Elizabeth L. Young, Michael L. Owens, Alan Owens, Robert
             Podolsky, Larry Daniels, Sonja Erskine, and Jeffrey D. Erskine
10.27*     Stock Purchase Agreement dated February 17, 1998 among Cumulus Holdings, Inc. and
             John M. Borders, Don L. Turner, Jerry Goos and Kan-D Land, Inc.
10.28*     Asset Purchase Agreement dated December 15, 1997 among Cumulus Broadcasting, Inc.,
             Cumulus Licensing Corporation, Clearly Superior Radio, L.L.C., 3-D Communications
             Corporation and Dennis F. Doelitzsch
10.29*     Asset Purchase Agreement dated February 12, 1998 among Cumulus Broadcasting, Inc.,
             Cumulus Licensing Corporation and Lyle R. Evans d/b/a Brillion Radio Company
10.30*     Asset Purchase Agreement dated January 14, 1998 among Cumulus Broadcasting, Inc.,
             Cumulus Licensing Corporation and Savannah Communications, L.P.
10.31*     Asset Purchase Agreement dated December 23, 1997 among Cumulus Broadcasting, Inc.,
             Cumulus Licensing Corporation and Lewis Broadcasting Corporation
10.32*     Asset Purchase Agreement dated February 12, 1998 among Cumulus Broadcasting, Inc.,
             Cumulus Licensing Corporation, Jon A. LeDuc and American Communications Company,
             Inc.
10.33*     Asset Purchase Agreement dated January, 1998 among Cumulus Broadcasting, Inc.,
             Cumulus Licensing Corporation, Lesnick Communications, Inc. and Mrs. Betty Carey
10.34*     Asset Purchase Agreement dated October 29, 1997 among Cumulus Broadcasting, Inc.,
             Cumulus Licensing Corporation, Big Country Broadcasting, Inc., and Tye
             Broadcasting, Inc.
10.35*     Asset Purchase Agreement dated October 29, 1997 among Cumulus Broadcasting, Inc.,
             Cumulus Licensing Corporation and Arbor Radio, L.P.
10.36*     Asset Purchase Agreement dated March 5, 1997 between Wilks Broadcast Acquisitions,
             Inc. and Cumulus Media, LLC
10.37*     Asset Purchase Agreement dated August 15, 1997 among Cumulus Broadcasting, Inc.,
             Cumulus Licensing Corporation and M & M Partners
10.38*     Stock Purchase Agreement dated October 16, 1997 between Cumulus Holdings, Inc. and
             Philip T. Kelly
10.39*     Stock Purchase Agreement dated November 7, 1997 between Cumulus Holdings, Inc. and
             James Maurer
10.40*     Asset Purchase Agreement dated October 29, 1997 among Cumulus Broadcasting, Inc.,
             Cumulus Licensing Corporation, Carolina Broadcasting, Inc., and Georgetown Radio,
             Inc.
10.41*     Asset Purchase Agreement dated October 9, 1997 among Seacoast Radio Company, LLC,
             Cumulus Broadcasting, Inc. and Cumulus Licensing Corporation
10.42*     Asset Purchase Agreement dated October 9, 1997 among Cumulus Broadcasting, Inc.,
             Cumulus Licensing Corporation
10.43*     Asset Purchase Agreement dated June 26, 1997 among Cumulus Broadcasting, Inc.,
             Cumulus Licensing Corporation, Venice Michel and Venice Broadcasting Corporation
10.44*     Agreement of Sale dated September 4, 1997 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation and Medical College of Georgia Foundation
10.45*     Program Service and Time Brokerage Agreement dated August 18, 1997 between Cumulus
             Broadcasting, Inc. and Tally Radio, LLC
10.46*     Asset Purchase Agreement dated August 18, 1997 among Tally Radio, LLC and Cumulus
             Broadcasting, Inc. and Cumulus Licensing Corporation
10.47*     Asset Purchase Agreement dated August 18, 1997 among HVS Partners and Cumulus
             Broadcasting, Inc. and Cumulus Licensing Corporation

10.48*     Asset Purchase Agreement dated August 25, 1997 among HVS Partners and Cumulus
             Broadcasting, Inc. and Cumulus Licensing Corporation
10.49*     Letter Agreement dated January 16, 1998 between Benchmark Radio Acquisition Fund IV
             Limited Partnership, Cumulus Broadcasting, Inc. and Cumulus Licensing Corp.
10.50*     WZNY Agreement of Sale dated September 4, 1997 among George G. Weiss and Cumulus
             Broadcasting, Inc. and Cumulus Licensing Corporation
10.51*     Asset Purchase Agreement dated May 1, 1997 between HVS Partners and Cumulus Media,
             LLC
10.52*     Asset Purchase Agreement dated April 30, 1997 among Hara Broadcasting, Inc. and DLM
             Communications, Inc. and Cumulus Media, LLC
10.53*     Asset Purchase Agreement dated June 24, 1997 among 62nd Street Broadcasting of
             Toledo, L.L.C., 62nd Street Broadcasting of Toledo License, L.L.C., 62nd Street
             Broadcasting, L.L.C., Cumulus Broadcasting, Inc. and Cumulus Licensing
             Corporation
10.54*     Local Marketing Agreement dated February 15, 1998 among Cumulus Broadcasting, Inc.,
             Pacific Broadcasting of Beaumont, Inc., and Beaumont Skyware Inc.
10.55*     Local Marketing Agreement dated December 31, 1997 between Cumulus Broadcasting,
             Inc. and Sovereign Communications Corporation and Madison Radio Group Inc.
10.56**    Indenture dated           , 1998, between the Registrant and           , as
             Trustee.
10.57**    Exchange Debenture Indenture dated           , 1998, between the Registrant
             and          , as Trustee.
10.58**    Certificate of Designation with respect to Series A Cumulative Exchangeable
             Redeemable Preferred Stock Due 2009
10.59*     Asset Purchase Agreement dated March 23, 1998 among Cumulus Broadcasting, Inc.,
             Cumulus Licensing Corporation and Esprit Communications Corporation.
10.60*     Purchase Agreement dated November 20, 1996 between IQ Radio, Inc. and Taylor
             Country Broadcasting, Inc.
10.61*     Assignment and Assumption Agreement dated January 20, 1998 among Taylor Country
             Broadcasting, Inc., Cumulus Licensing Corp. and Cumulus Broadcasting, Inc.
10.62*     Asset Purchase Agreement dated January 2, 1997 among Cumulus Broadcasting, Inc.,
             Cumulus Licensing Corporation and Westwind Broadcasting Inc.
10.63*     Asset Purchase Agreement dated March 16, 1998 among Cumulus Broadcasting, Inc.,
             Cumulus Licensing Corporation and P and T Broadcasting, Inc.
10.64*     Asset Purchase Agreement dated March 1998 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation and Crystal Radio Group, Inc.
10.65*     Asset Purchase Agreement dated March 1998 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation and Ocmulgee Broadcasting Co., Inc.
10.66*     Local Marketing Agreement dated March 16, 1998 between Cumulus Broadcasting, Inc.
             and Phoenix Broadcast Partners, Inc.
10.67*     Asset Purchase Agreement dated February 1997 between Cumulus Media, LLC and Value
             Radio Corporation (WVBO-FM/WOSH-FM/WOGB-FM)
10.68*     Asset Purchase Agreement dated February 1997 between Cumulus Media, LLC and Value
             Radio Corporation (WUSW-FM/WNAM-AM)
12.1*      Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock
             Dividend Requirements
21.1**     Subsidiaries of the Company
23.1*      Consent of Price Waterhouse LLP
23.2*      Consent of Coopers & Lybrand L.L.P.
23.3*      Consent of Coopers & Lybrand L.L.P.
23.4*      Consent of Johnson, Miller & Co.
23.5*      Consent of McGladrey & Pullen, LLP
23.6*      Consent of Plante & Moran, LLP
23.7**     Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1)
24.1*      Powers of Attorney, included on page II-6
27.1***    Financial Data Schedule
99.1*      Affidavit to dispense with consent of certain directors

------------------------
*   Filed herewith.
**  To be filed by amendment.
*** All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

    (b) Financial Statement Schedules

ITEM 17. UNDERTAKINGS.

    (a) The Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (c) The Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act (Section 230.424(b)(1) or (4) or Section 230.497(h)) shall be deemed to be part of this Registration Statement as of the time the Commission declared it effective.

        (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement for the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 30, 1998.

                                CUMULUS MEDIA INC.

                                BY:  /S/ RICHARD W. WEENING
                                     -----------------------------------------
                                     Richard W. Weening
                                     EXECUTIVE CHAIRMAN

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard W. Weening and Lewis W. Dickey, Jr. and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

             NAME                          TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Executive Chairman,
    /s/ RICHARD W. WEENING        Treasurer and Director
------------------------------    (Principal Executive         March 30, 1998
      Richard W. Weening          Officer)

   /s/ LEWIS W. DICKEY, JR.     Executive Vice Chairman and
------------------------------    Director                     March 30, 1998
     Lewis W. Dickey, Jr.

   /s/ WILLIAM M. BUNGEROTH     President and Director
------------------------------                                 March 30, 1998
     William M. Bungeroth

                                Vice President and Chief
  /s/ RICHARD J. BONICK, JR.      Financial Officer
------------------------------    (Principal Accounting        March 30, 1998
    Richard J. Bonick, Jr.        Officer)

                                 EXHIBIT INDEX

                                                                                                              PAGE
   NO.     DESCRIPTION                                                                                       NUMBER
---------  ---------------------------------------------------------------------------------------------  -------------
1.1**      Form of U.S. Underwriting Agreement between the Registrant and the U.S. Underwriters.
1.2**      Form of International Underwriting Agreements between the Registrant and the International
             Managers
1.3**      Form of Underwriting Agreement between the Registrant and the Underwriters (  % Series A
             Cumulative Exchangeable Redeemable Preferred Stock due 2009)
1.4**      Form of Underwriting Agreement between the Registrant and the Underwriters (  % Senior
             Subordinated Notes)
1.5**      Agreement Between U.S. Underwriters and International Managers
3.1**      Articles of Incorporation of the Registrant
3.2**      Form of Amended and Restated Articles of Incorporation of the Registrant
3.3**      Bylaws of the Registrant
3.4**      Form of Amended and Restated Bylaws of Registrant
4.1**      Form of Class A Common Stock Certificate
4.2**      Form of 12% Class A Cumulative Preferred Stock Certificate
5.1**      Opinion of Paul, Hastings, Janofsky & Walker LLP as to the validity of the Common Stock
10.1**     Credit Facility dated March 2, 1998 among the Registrant, Lehman Brothers Inc. and Lehman
             Commercial Paper Inc.
10.2**     Employment Agreement between the Registrant and Richard W. Weening
10.3**     Employment Agreement between the Registrant and Lewis W. Dickey, Jr.
10.4**     Employment Agreement between the Registrant and William M. Bungeroth
10.5**     Employment Agreement between the Registrant and Richard J. Bonick, Jr.
10.6**     Cumulus Media Inc. 1998 Employee Stock Purchase Plan
10.7*      Local Programming and Marketing Agreement dated December 17, 1997 between the Cumulus
             Broadcasting, Inc. and New Frontier Communications, Inc.
10.8*      Local Programming and Marketing Agreement dated January 1, 1998 between Cumulus Broadcasting,
             Inc. and Westwind Broadcasting, Inc.
10.9*      Local Marketing Agreement dated February 10, 1998 between Cumulus Broadcasting, Inc. and
             Wiskes/Abaris Communications KQIZ Partnership
10.10*     Time Brokerage Agreement dated December 15, 1997 between Cumulus Broadcasting, Inc. and
             Clearly Superior Radio, L.L.C.
10.11*     Local Marketing Agreement dated February 16, 1998 between Cumulus Broadcasting, Inc. and Lyle
             Evans d/b/a Brillion Radio Company
10.12*     Program Service and Time Brokerage Agreement dated October 31, 1997 between Cumulus
             Broadcasting, Inc. and Tallahassee Broadcasting Company
10.13*     Local Marketing Agreement dated January 14, 1998 between Cumulus Broadcasting, Inc. and
             Savannah Communications, L.P.
10.14*     Local Programming and Marketing Agreement dated December 23, 1997, between Cumulus
             Broadcasting, Inc. and Lewis Broadcasting Corporation
10.15*     Local Marketing Agreement dated February 16, 1998 between Cumulus Broadcasting, Inc. and Jon
             A. LeDuc
10.16*     Program Services and Time Brokerage Agreement dated February 12, 1998 between Cumulus
             Broadcasting, Inc. and Pamplico Broadcasting, L.P.
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   NO.     DESCRIPTION                                                                                       NUMBER
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
10.17*     Asset Purchase Agreement dated December 1, 1997 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation and West Jewell Management, Inc.
10.18*     Asset Purchase Agreement dated October 30, 1997 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation, and KIKR Inc.
10.19*     Asset Purchase Agreement dated December 5, 1997 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation, and Wiskes/Abaris Communications KQIZ Partnership
10.20*     Asset Purchase Agreement dated January 30, 1998 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation, Pacific Broadcasting of Beaumont, Inc., Beaumont Skyware Inc., and
             Richard Dames
10.21*     Asset Purchase Agreement dated December 30, 1997 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation, and Sovereign Communications Corporation
10.22*     Asset Purchase Agreement dated December 19, 1997 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation, Tryon-Seacoast Communications, Inc., Seacoast Broadcasting, Inc.,
             and Kennebec-Tryon Communications Corp.
10.23*     Asset Purchase Agreement dated February 18, 1998 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation, and George H. Buck, Jr., d/b/a WHSC Radio
10.24*     Asset Purchase Agreement dated February 12, 1998 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation, and Pamplico Broadcasting L.P.
10.25*     Asset Purchase Agreement dated October 8, 1997 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation, Connor FM Broadcasting Co., Connor Broadcasting Corp., J. Parker
             Connor and Susan C. Connor
10.26*     Stock Purchase Agreement dated December 17, 1997 among Cumulus Holdings, Inc., Tommy R.
             Vascocu, Elizabeth L. Young, Michael L. Owens, Alan Owens, Robert Podolsky, Larry Daniels,
             Sonja Erskine, and Jeffrey D. Erskine
10.27*     Stock Purchase Agreement dated February 17, 1998 among Cumulus Holdings, Inc. and John M.
             Borders, Don L. Turner, Jerry Goos and Kan-D Land, Inc.
10.28*     Asset Purchase Agreement dated December 15, 1997 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation, Clearly Superior Radio, L.L.C., 3-D Communications Corporation and
             Dennis F. Doelitzsch
10.29*     Asset Purchase Agreement dated February 12, 1998 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation and Lyle R. Evans d/b/a Brillion Radio Company
10.30*     Asset Purchase Agreement dated January 14, 1998 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation and Savannah Communications, L.P.
10.31*     Asset Purchase Agreement dated December 23, 1997 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation and Lewis Broadcasting Corporation
10.32*     Asset Purchase Agreement dated February 12, 1998 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation, Jon A. LeDuc and American Communications Company, Inc.
10.33*     Asset Purchase Agreement dated January, 1998 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation, Lesnick Communications, Inc. and Mrs. Betty Carey
10.34*     Asset Purchase Agreement dated October 29, 1997 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation, Big Country Broadcasting, Inc., and Tye Broadcasting, Inc.
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   NO.     DESCRIPTION                                                                                       NUMBER
---------  ---------------------------------------------------------------------------------------------  -------------
10.35*     Asset Purchase Agreement dated October 29, 1997 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation and Arbor Radio, L.P.
10.36*     Asset Purchase Agreement dated March 5, 1997 between Wilks Broadcast Acquisitions, Inc. and
             Cumulus Media, LLC
10.37*     Asset Purchase Agreement dated August 15, 1997 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation and M & M Partners
10.38*     Stock Purchase Agreement dated October 16, 1997 between Cumulus Holdings, Inc. and Philip T.
             Kelly
10.39*     Stock Purchase Agreement dated November 7, 1997 between Cumulus Holdings, Inc. and James
             Maurer
10.40*     Asset Purchase Agreement dated October 29, 1997 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation, Carolina Broadcasting, Inc., and Georgetown Radio, Inc.
10.41*     Asset Purchase Agreement dated October 9, 1997 among Seacoast Radio Company, LLC, Cumulus
             Broadcasting, Inc. and Cumulus Licensing Corporation
10.42*     Asset Purchase Agreement dated October 9, 1997 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation
10.43*     Asset Purchase Agreement dated June 26, 1997 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation, Venice Michel and Venice Broadcasting Corporation
10.44*     Agreement of Sale dated September 4, 1997 among Cumulus Broadcasting, Inc., Cumulus Licensing
             Corporation and Medical College of Georgia Foundation
10.45*     Program Service and Time Brokerage Agreement dated August 18, 1997 between Cumulus
             Broadcasting, Inc. and Tally Radio, LLC
10.46*     Asset Purchase Agreement dated August 18, 1997 among Tally Radio, LLC and Cumulus
             Broadcasting, Inc. and Cumulus Licensing Corporation
10.47*     Asset Purchase Agreement dated August 18, 1997 among HVS Partners and Cumulus Broadcasting,
             Inc. and Cumulus Licensing Corporation
10.48*     Asset Purchase Agreement dated August 25, 1997 among HVS Partners and Cumulus Broadcasting,
             Inc. and Cumulus Licensing Corporation
10.49*     Letter Agreement dated January 16, 1998 between Benchmark Radio Acquisition Fund IV Limited
             Partnership, Cumulus Broadcasting, Inc. and Cumulus Licensing Corp.
10.50*     WZNY Agreement of Sale dated September 4, 1997 among George G. Weiss and Cumulus
             Broadcasting, Inc. and Cumulus Licensing Corporation
10.51*     Asset Purchase Agreement dated May 1, 1997 between HVS Partners and Cumulus Media, LLC
10.52*     Asset Purchase Agreement dated April 30, 1997 among Hara Broadcasting, Inc. and DLM
             Communications, Inc. and Cumulus Media, LLC
10.53*     Asset Purchase Agreement dated June 24, 1997 among 62nd Street Broadcasting of Toledo,
             L.L.C., 62nd Street Broadcasting of Toledo License, L.L.C., 62nd Street Broadcasting,
             L.L.C., Cumulus Broadcasting, Inc. and Cumulus Licensing Corporation
10.54*     Local Marketing Agreement dated February 15, 1998 among Cumulus Broadcasting, Inc., Pacific
             Broadcasting of Beaumont, Inc., and Beaumont Skyware Inc.
10.55*     Local Marketing Agreement dated December 31, 1997 between Cumulus Broadcasting, Inc. and
             Sovereign Communications Corporation and Madison Radio Group Inc.
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   NO.     DESCRIPTION                                                                                       NUMBER
---------  ---------------------------------------------------------------------------------------------  -------------
10.56**    Indenture dated           , 1998, between the Registrant and                         , as
             Trustee.
10.57**    Exchange Debenture Indenture dated           , 1998, between the Registrant and           ,
             as Trustee.
10.58**    Certificate of Designation with respect to Series A Cumulative Exchangeable Redeemable
             Preferred Stock Due 2009
10.59*     Asset Purchase Agreement dated March 23, 1998 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation and Esprit Communications Corporation.
10.60*     Purchase Agreement dated November 20, 1996 between IQ Radio, Inc. and Taylor Country
             Broadcasting, Inc.
10.61*     Assignment and Assumption Agreement dated January 20, 1998 among Taylor Country Broadcasting,
             Inc., Cumulus licensing Corp. and Cumulus Broadcasting, Inc.
10.62*     Asset Purchase Agreement dated January 2, 1997 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation and Westwind Broadcasting Inc.
10.63*     Asset Purchase Agreement dated March 16, 1998 among Cumulus Broadcasting, Inc., Cumulus
             Licensing Corporation and P and T Broadcasting, Inc.
10.64*     Asset Purchase Agreement dated March 1998 among Cumulus Broadcasting, Inc., Cumulus Licensing
             Corporation and Crystal Radio Group, Inc.
10.65*     Asset Purchase Agreement dated March 1998 among Cumulus Broadcasting, Inc., Cumulus Licensing
             Corporation and Ocmulgee Broadcasting Co., Inc.
10.66*     Local Marketing Agreement dated March 16, 1998 between Cumulus Broadcasting, Inc. and Phoenix
             Broadcast Partners, Inc.
10.67*     Asset Purchase Agreement dated February 1997 between Cumulus Media, LLC and Value Radio
             Corporation (WVBO-FM/WOSH-AM/WOGB-FM)
10.68*     Asset Purchase Agreement dated February 1997 between Cumulus Media, LLC and Value Radio
             Corporation (WUSW-FM/WNAM-AM)
12.1*      Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend
             Requirements
21.1**     Subsidiaries of the Company
23.1*      Consent of Price Waterhouse LLP
23.2*      Consent of Coopers & Lybrand L.L.P.
23.3*      Consent of Coopers & Lybrand L.L.P.
23.4*      Consent of Johnson, Miller & Co.
23.5*      Consent of McGladrey & Pullen, LLP
23.6*      Consent of Plante & Moran, LLP
23.7**     Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1)
24.1*      Powers of Attorney, included on page II-6
27.1***    Financial Data Schedule
99.1*      Affidavit to dispense with consent of certain directors
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------------------------

*   Filed herewith.

**  To be filed by amendment.

*** All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.